As filed with the Securities and Exchange Commission on February 1, 2008
Registration No. 333-138444

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

COLE CREDIT PROPERTY TRUST II, INC.
(Exact Name of Registrant as Specified in Its Governing Instruments)

2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

D. Kirk McAllaster, Jr.
Executive Vice President and Chief Financial Officer
Cole Credit Property Trust II, Inc.
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(602) 778-8700
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Lauren Burnham Prevost, Esq.
Heath D. Linsky, Esq.
Morris, Manning & Martin, LLP
1600 Atlanta Financial Center
3343 Peachtree Road, N.E.
Atlanta, Georgia 30326-1044
(404) 233-7000

     Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment No. 3 consists of the following:
1.	The Registrant’s final form of Prospectus dated May 11, 2007;

2.	Supplement No. 1 dated May 16, 2007, Supplement No. 2 dated July 23, 2007, Supplement No. 3 dated August 8, 2007, Supplement No. 4 dated August 15, 2007, Supplement No. 5 dated September 21, 2007, Supplement No. 6 dated November 2, 2007, Supplement No. 7 dated November 15, 2007, Supplement No. 8 dated December 20, 2007 and Supplement No. 9 dated February 1, 2008, to the Registrant’s Prospectus dated May 11, 2007, included herewith, each of which will be delivered as an unattached document along with the Prospectus dated May 11, 2007.

3.	Part II, included herewith.

4.	Signatures, included herewith.

Cole Credit Property Trust II, Inc.
Maximum Offering of 150,000,000 Shares of Common Stock

Cole Credit Property Trust II, Inc. is a Maryland corporation which qualifies as a real estate investment trust. We invest primarily in freestanding, single-tenant retail properties net leased to investment grade and other creditworthy tenants.

We are offering up to 125,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering up to 25,000,000 shares pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share of our common stock. We will offer these shares until May 11, 2009, which is two years after the effective date of this offering, unless the offering is extended. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

See “Risk Factors” beginning on page 20 for a description of some of the risks you should consider before buying shares of our common stock. These risks include the following:

•	You will be unable to evaluate the economic merit of our future investments before we make them and there may be a substantial delay in receiving a return, if any, on your investment.

•	There are substantial conflicts among us and our advisor, dealer manager and property manager, such as the fact that our chairman and chief executive officer owns 100% of our advisor, our dealer-manager and our property manager, and our advisor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives.

•	No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount.

•	We may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions will constitute a return of capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment.

•	If we fail to maintain the requirements to be taxed as a REIT, it would reduce the amount of income available for distribution and limit our ability to make distributions to our stockholders.

•	You may not own more than 9.8% in value of the outstanding shares of our stock or more than 9.8% of the number or value of any class or series of our outstanding shares of stock.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.

•	We are dependent on our advisor to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	This is a “best efforts” offering and we might not sell all of the shares being offered.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from the this offering are funds held in trust until subscriptions are accepted and funds are released.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

	Price	Selling	Dealer	Net Proceeds
	to Public	Commissions	Manager Fee	(Before Expenses)

Primary Offering
Per Share	$10.00	$0.70	$0.20	$9.10
Total Maximum	$1,250,000,000	$87,500,000	$25,000,000	$1,137,500,000
Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$237,500,000	$—	$—	$237,500,000

The dealer manager of this offering, Cole Capital Corporation, a member firm of the National Association of Securities Dealers, Inc., is our affiliate and will offer the shares on a best efforts basis. The minimum investment amount generally is $2,500. See the “Plan of Distribution” section of this prospectus beginning on page 156 for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.

May 11, 2007

SUITABILITY STANDARDS

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need immediate liquidity from their investment. There is no public market for our common stock and we cannot assure you that one will develop, which means that it may be difficult for you to sell your shares. This investment is not suitable for persons who require immediate liquidity or guaranteed income, or who seek a short-term investment.

In consideration of these factors, we have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $150,000; or

•	a gross annual income of at least $45,000 and a net worth of at least $45,000.

The minimum investment amount generally is $2,500 (250 shares). You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

After you have purchased the minimum investment amount, any additional purchase must be at least $1,000 (100 shares), or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Shares will be sold only to investors in these states who meet the special suitability standards set forth below:

•	Kentucky — Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth.

•	Arizona, California, Michigan, North Carolina and Tennessee — Investors must have either (a) a net worth of at least $225,000 or (b) gross annual income of at least $60,000 and a net worth of at least $60,000.

•	Maine — Investors must have either (a) a net worth of at least $200,000 or (b) gross annual income of at least $50,000 and a net worth of at least $50,000.

•	Massachusetts, Ohio and Pennsylvania — Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. The investor’s maximum investment in the issuer and its affiliates cannot exceed 10% of the Massachusetts, Ohio or Pennsylvania resident’s net worth.

•	Iowa and Kansas— Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000.

In all states listed above, net worth is to be determined excluding the value of a purchaser’s home, furnishings and automobiles.

In Kansas, in addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “Liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

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Each participating broker-dealer, authorized representative or any other person selling shares on our behalf is required to:

•	make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

•	maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will, based on a review of the information provided by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax consequences of an investment in our common stock.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares or by the beneficiary of the account. Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, our suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a real estate investment trust (REIT) is a company that:

•	pays distributions to investors of at least 90% of its taxable income;

•	avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

•	combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

Q:	How are you different from your competitors who offer unlisted finite-life public REIT shares or real estate limited partnership units?

A:	We focus our investments primarily on the acquisition of freestanding, single-tenant commercial properties net leased to investment grade and other creditworthy tenants. Unlike funds that invest solely in multi-tenant properties, we plan to acquire a diversified portfolio comprised primarily of a large number of single-tenant properties and a smaller number of multi-tenant properties that compliment our overall investment objectives. By acquiring a large number of single-tenant properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objectives of current income to our investors and preservation of capital from our overall portfolio. In addition, we believe that freestanding retail properties, as compared to shopping centers, malls and other traditional retail complexes, offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and often offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic downturns in local markets. We seek to acquire properties with long term leases with investment grade or other creditworthy tenants.

Q:	What is the experience of your officers and directors?

A:	Christopher H. Cole, our chairman, chief executive officer and president, has been active in the acquisition, financing, management and structuring of commercial real estate transactions for over 28 years and has been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. He also is the chief executive officer of Cole REIT Advisors II, LLC (Cole Advisors II), which is our advisor. Through Mr. Cole’s affiliated entities, as of December 31, 2006, Mr. Cole has sponsored 71 private real estate programs with an aggregate of over 6,500 investors since January 1, 1997.

Blair D. Koblenz, our executive vice president and chief financial officer, has been active in the structuring and financial management of commercial real estate investments for over 20 years. He also is president of Cole Advisors II. Prior to joining the Cole entities in 1994, he practiced in public accounting from 1979 to 1982 with an emphasis in taxation and business planning. He then served in a financial officer capacity for other real estate investment companies and operators in Arizona from 1982 to 1994.

John M. Pons, our secretary, also is executive vice president, chief operating officer, secretary and general counsel of Cole Advisors II. Prior to joining the Cole entities in September 2003, Mr. Pons was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation since December 2001. Prior to December 2001, Mr. Pons was engaged in a private legal practice. Mr. Pons has over eleven years experience in all aspects of real estate law, including the acquisition, sale, leasing, development and financing of real property.

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Marcus E. Bromley is an independent member of our board of directors, chairman of its compensation committee and a member of its audit committee. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a multi-family residential REIT that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential.

Elizabeth L. Watson is an independent member of our board of directors, chairperson of its audit committee and a member of its compensation committee. Since September 2003, Ms. Watson has been a partner in and has served as the chief operating officer for NGP Capital Partners III, LLC (NGP Capital). In addition to other positions in the real estate capital markets industry, from 1992 until 1994, Ms. Watson served as senior vice president, chief financial officer and treasurer of Prime Retail, Inc., a publicly traded REIT that developed and owned factory outlet centers, and its predecessor company, The Prime Group.

Q:	Will you acquire properties in joint ventures?

A:	Possibly. Although we have not yet done so, we may want to acquire properties through one or more joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. Our joint ventures may be with our affiliates or with third parties. Generally, we will only enter into a joint venture in which we will control the decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

Q:	What steps do you take to make sure you invest in environmentally compliant property?

A:	Generally, we obtain a Phase I environmental assessment of each property we purchase. These assessments, however, may not reveal all environmental hazards. In most cases we request, but do not always obtain, a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.

Q:	Generally, what are the terms of your leases?

A:	We seek to secure leases from investment grade and other creditworthy tenants before or at the time we acquire a property. Our leases generally are net leases, which means that the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. In certain of these leases, we are responsible for the replacement of specific structural components of a property, such as the roof of the building or the parking lot. Our leases generally have terms of ten or more years, some of which have renewal options. We may, however, enter into leases that have a shorter term.

Q:	How do you determine whether tenants have the appropriate creditworthiness for each building lease?

A:	We determine creditworthiness pursuant to various methods, including reviewing financial data and other information about the tenant. In addition, we may use an industry credit rating service to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. We compare the reports produced by these services to the relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.

Q:	What is an “UPREIT”?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We use an UPREIT structure because a sale of property directly to a REIT generally is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property that desires to defer taxable gain on the sale of its property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later exchanges its UPREIT units on a one-for-one basis for REIT shares. If the REIT shares are publicly traded, at the time of the exchange of units for shares, the former property owner will achieve liquidity for its investment. Using an UPREIT structure

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may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. We expect that some portion of your distributions may not be subject to tax in the year received because depreciation expense reduces taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:	Until we invest the proceeds of this offering in real estate, we may invest in short-term, highly liquid or other authorized investments. We may be not be able to invest the proceeds in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	How does a best efforts offering work?

A:	When shares are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	Generally, you may buy shares pursuant to this prospectus provided that you have either (1) a net worth of at least $45,000 and a gross annual income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and automobiles. Residents of certain states may have a different standard. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom is an investment in our shares recommended?

A:	An investment in our shares may be appropriate for you if you meet the minimum suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	May I make an investment through my IRA, SEP or other tax-deferred account?

A:	Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

Q:	Have you arranged for a custodian for investments made through IRA, SEP or other tax-deferred accounts?

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A:	Yes. Sterling Trust Company serves as custodian for investments made through IRA, SEP and certain other tax-deferred accounts. Sterling Trust Company provides this service to our stockholders with annual maintenance fees charged at a discounted rate.

Q:	Is there any minimum investment required?

A:	Yes. Generally, you must invest at least $2,500. Investors who already own our shares can make additional purchases for less than the minimum investment. You should carefully read the more detailed description of the minimum investment requirements appearing under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering and you are not already a stockholder, you will need to complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. If you are already a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, like the one contained in this prospectus as Appendix C.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

Phoenix Transfer, Inc.
2401 Kerner Boulevard
San Rafael, California 94901
(866) 341-2653

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

• three quarterly financial reports;

• an annual report;

• an annual Form 1099; and

• supplements to the prospectus during the offering period.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

• U.S. mail or other courier;

• facsimile;

• electronic delivery; or

• posting, or providing a link, on our affiliated website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cole Capital Corporation
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(866) 341-2653
Attn: Investor Services
www.colecapital.com

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PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

Cole Credit Property Trust II, Inc.

Cole Credit Property Trust II, Inc. is a Maryland corporation, incorporated on September 29, 2004, that elected to be taxed as a REIT beginning with the year ended December 31, 2005. We expect to use the net proceeds from this offering to acquire and operate a portfolio of commercial real estate primarily consisting of freestanding, single-tenant retail properties net leased to investment grade and other creditworthy tenants located throughout the United States. As of May 9, 2007, we owned 156 properties located in 37 states and the U.S. Virgin Islands.

On June 27, 2005, we commenced our initial public offering of shares of our common stock pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on that date. At the commencement of our initial public offering, we offered a maximum of 45,000,000 shares of common stock to the public on a “best efforts” basis at $10.00 per share, with discounts available for certain categories of purchasers. We also offered a maximum of 5,000,000 shares of common stock pursuant to our distribution reinvestment plan at a purchase price of $9.50 per share during that offering. On November 13, 2006, we increased the aggregate amount of the public offering to 49,390,000 shares for the primary offering and 5,952,000 shares pursuant to the distribution reinvestment plan, in a related registration statement on Form S-11. Subsequently, we reallocated the shares of common stock such that a maximum of 54,140,000 shares of common stock was available under the primary offering, for an aggregate offering price of $541,400,000, and a maximum of 1,202,000 shares was available under the distribution reinvestment plan, for an aggregate offering price of $11,419,000.

Following the termination of our initial public offering, we commenced this “best efforts” public offering of up to $1,487,500,000 in shares of our common stock. We are offering 125,000,000 shares of our common stock in our primary offering at $10.00 per share, with discounts available for certain categories of purchasers, and 25,000,000 additional shares at $9.50 per share under our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. We are offering our shares pursuant to a registration statement on Form S-11, which was declared effective by the Securities and Exchange Commission on May 11, 2007. This public offering commenced on May 11, 2007 and will be terminated on or before May 11, 2009 unless extended with respect to shares offered under our distribution reinvestment plan or as otherwise permitted under applicable law. The proceeds raised during this offering will be used to make real estate investments, pay fees and expenses and for general corporate purposes.

Our offices are located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016. Our telephone number is 866-341-2653. Our fax number is 602-778-8780, and the e-mail address of our investor relations department is investorservices@colecapital.com.

Additional information about us and our affiliates may be obtained at www.colecapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Advisor

Cole Advisors II, a Delaware limited liability company, is our advisor and is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions on our behalf.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have three directors, Christopher H. Cole, Marcus E. Bromley

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and Elizabeth L. Watson. Mr. Bromley and Ms. Watson each is independent of Cole Advisors II. Each of our executive officers and one of our directors are affiliated with Cole Advisors II. Our charter, which requires that a majority of our directors be independent of us, our sponsor, Cole Advisors II, or any of our or their affiliates, provides that our independent directors are responsible for reviewing the performance of Cole Advisors II and must approve other matters set forth in our charter. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors are elected annually by the stockholders.

Our REIT Status

We have elected to be taxed as a REIT, and therefore we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it distribute at least 90% of its annual taxable income to its stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even though we are taxed as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Summary Risk Factors

Following are some of the risks relating to your investment:

•	Our advisor and its affiliates face conflicts of interest, including significant conflicts among us and our advisor, since (i) our chairman, chief executive officer and president owns 100% of our advisor, our dealer manager and our property manager, (ii) our advisor and other affiliated entities may compete with us and acquire properties suitable to our investment objectives, and (iii) our advisor’s compensation arrangements with us and other Cole-sponsored programs may provide incentives that are not aligned with the interests of our stockholders.

•	You will be unable to evaluate the economic merit of all of our future investments prior to our making them and there may be a substantial delay in receiving a return, if any, on your investment.

•	You may not own more than 9.8% in value of the outstanding shares of our common stock or more than 9.8% of the number or value of any class or series of our outstanding shares of stock. Therefore, your ability to control the direction of our company will be limited.

•	No public market currently exists for our shares of common stock and one may never exist. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	This is a best efforts offering and we might not sell all of the shares being offered. If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of properties, and the value of your investment may vary more widely with the performance of specific properties. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of investments by geographic location and property type.

•	We may incur substantial debt, which could hinder our ability to pay distributions to our stockholders or could decrease the value of your investment in the event that income on, or the value of, the property securing the debt falls.

•	Our investments may not generate operating cash flow sufficient to make distributions to our stockholders. If that occurs, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions will constitute a return of your capital, and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment.

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•	Our failure to continue to qualify as a REIT for federal income tax purposes would adversely effect our ability to make distributions to our stockholders.

•	We are dependent on our advisor to select investments and conduct our operations. Adverse changes in the financial condition of our advisor or our relationship with our advisor could adversely affect us.

•	We will pay substantial fees and expenses to our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	Our board of directors has the authority to designate and issue one or more classes or series of preferred stock without stockholder approval, with rights and preferences senior to the rights of holders of common stock, including rights to payment of distributions. If we issue any preferred shares, the amount of funds available for the payment of distributions on the common stock could be reduced or eliminated.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

Description of Real Estate Investments

As of May 9, 2007, we owned 156 properties, comprising approximately 6.5 million rentable square feet of commercial space located in 37 states and the U.S. Virgin Islands. Our properties as of May 9, 2007, are listed below.

		Rentable	Purchase
Property Description	Tenant	Square Feet	Price

Tractor Supply — Parkersburg, WV	Tractor Supply Company	21,688	$3,259,243
Walgreens — Brainerd, MN	Walgreen Co.	15,120	4,328,500
Rite Aid — Alliance, OH	Rite Aid of Ohio, Inc.	11,348	2,100,000
La-Z-Boy — Glendale, AZ	EBCO, Inc.	23,000	5,691,525
Walgreens — Florissant, MO	Walgreen Co.	15,120	5,187,632
Walgreens — Saint Louis, MO (Gravois)	Walgreen Co.	15,120	6,152,942
Walgreens — Saint Louis, MO (Telegraph)	Walgreen Co.	15,120	5,059,426
Walgreens — Columbia, MO	Walgreen Co.	13,973	6,271,371
Walgreens — Olivette, MO	Walgreen Co.	15,030	7,822,222
CVS — Alpharetta, GA	Mayfield CVS, Inc.,	10,125	3,100,000
Lowe’s — Enterprise, AL	Lowe’s Home Centers, Inc.	95,173	7,475,000
CVS — Richland Hills, TX	CVS EGL Grapevine N Richland Hills Texas, LP	10,908	3,660,000
FedEx — Rockford, IL	Fed Ex Ground Package System, Inc.	67,925	6,150,000
Plastech — Auburn Hills, MI	LDM Technologies, Inc.	111,881	23,600,000
Academy Sports — Macon, GA	Academy, LTD	74,532	5,600,000
David’s Bridal — Lenexa, KS	David’s Bridal, Inc.	12,083	3,270,000
Rite Aid — Enterprise, AL	Harco, Inc.	14,564	3,714,000
Rite Aid — Wauseon, OH	Rite Aid of Ohio, Inc.	14,564	3,893,679
Staples — Crossville, TN	Staples the Office Superstore East, Inc.	23,942	2,900,000
Rite Aid — Saco, ME	Rite Aid of Maine, Inc.	11,180	2,500,000
Wadsworth Boulevard — Denver, CO	Various	198,477	18,500,000
Mountainside Fitness — Chandler, AZ	Hatten Holdings, Inc.	31,063	5,863,000
Drexel Heritage — Hickory, NC	Drexel Heritage Furniture Industries, Inc.	261,057	4,250,000
Rayford Square — Spring, TX	Various	79,968	9,900,000
CVS — Portsmouth, OH	Revco Discount Drug Centers, inc.	10,170	2,166,000
Wawa — Hockessin, DE	Wawa, Inc.	5,160	4,830,000

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		Rentable	Purchase
Property Description	Tenant	Square Feet	Price

Wawa — Manahawkin, NJ	Wawa, Inc.	4,695	4,414,000
Wawa — Narbeth, PA	Wawa, Inc.	4,461	4,206,000
CVS (Sublease) — Lakewood, OH	Various	12,800	2,450,000
Rite Aid — Cleveland, OH	Rite Aid of Ohio, Inc.	11,325	2,568,700
Rite Aid — Fremont, OH	Rite Aid of Ohio, Inc.	11,325	2,524,500
Walgreens — Knoxville, TN	Walgreen Co.	15,120	4,750,000
CVS — Madison, MS	CVS EGL Highland Madison MS, Inc.	13,824	4,463,088
Rite Aid — Defiance, OH	Rite Aid of Ohio, Inc.	14,564	4,326,165
Conns — San Antonio, TX	CAI, LP	25,230	4,624,619
Dollar General — Crossville, TN	Dolgencorp, Inc.	24,341	3,000,000
Dollar General — Ardmore, TN	Dolgencorp, Inc.	24,341	2,775,000
Dollar General — Livingston, TN	Dolgencorp, Inc.	24,341	2,856,000
Wehrenberg — Arnold, MO	Wehrenberg, Inc.	50,000	8,200,000
Sportmans Warehouse — Wichita, KS	Sportsman’s Warehouse, Inc.,	50,003	8,231,000
CVS — Portsmouth, OH	Revco Discount Drug Centers, Inc.	10,650	2,101,708
Advance Auto — Greenfield, IN	Advance Stores Company, Inc.	7,000	1,375,500
Advance Auto — Trenton, OH	Advance Stores Company, Inc.	7,000	1,060,000
Rite Aid — Lansing, MI	Rite Aid of Michigan, Inc.	11,680	1,735,000
Advance Auto — Columbia Heights, MN	Advance Stores Company, Inc.	7,000	1,730,578
Advance Auto — Fergus Falls, MN	Advance Stores Company, Inc.	7,000	1,203,171
CVS — Okeechobee, FL	Eckerd Corporation	13,050	6,459,262
Office Depot — Dayton, OH	Office Depot, Inc.	19,880	3,416,526
Advance Auto — Holland, MI	Advance Stores Company, Inc.	7,000	2,071,843
Advance Auto — Holland Township, MI	Advance Stores Company, Inc.	7,000	2,137,244
Advance Auto — Zeeland, MI	Advance Stores Company, Inc.	7,000	1,840,715
CVS — Orlando, FL	CVS EGL Lake Pickett FL, LLC	13,013	4,956,763
Office Depot — Greenville, MS	Office Depot, Inc.	25,083	3,491,470
Office Depot — Warrensburg, MO	Office Depot, Inc.	20,000	2,880,552
CVS — Gulfport, MS	CVS EGL East Pass Gulfport MS, Inc.	11,359	4,414,117
Advance Auto — Grand Forks, ND	Advance Stores Company, Inc.	7,000	1,399,657
CVS — Clinton, NY	CVS BDI, Inc.,	10,055	3,050,000
Oxford Theatre — Oxford, MS	Oxford Theater Company, Inc.	35,000	9,692,503
Advance Auto — Duluth, MN	Advance Stores Company, Inc.	7,000	1,432,565
Walgreens — Picayune, MS	Walgreen Co.	14,820	4,255,000
Kohl’s — Wichita, KS	Kohl’s Illinois, Inc.	86,584	7,866,000
Lowe’s — Lubbock, TX	Lowe’s Home Centers, Inc	137,480	11,508,000
Lowe’s — Midland, TX	Lowe’s Home Centers, Inc	134,050	11,099,000
Advance Auto — Grand Bay, AL	Advance Stores Company, Inc.	7,000	1,115,605
Advance Auto — Hurley, MS	Advance Stores Company, Inc.	7,000	1,083,195
Advance Auto — Rainsville, AL	Advance Stores Company, Inc.	7,000	1,328,000
Gold’s Gym — O’Fallon, IL	Gold’s St Louis, LLC	38,000	7,300,000
Rite Aid — Glassport, PA	Rite Aid of Pennsylvania, Inc.	14,564	3,788,000
David’s BridalRadio Shack — Topeka, KS	Federated Dept. Stores & Radio Shack Corp.	10,150	3,021,000
Rite Aid — Hanover, PA	Rite Aid	14,584	6,330,000
American TV & Appliance — Peoria, IL	American TV & Appliance of Madison, Inc.	126,852	11,336,983
Tractor Supply — La Grange, TX	Tractor Supply Texas	24,727	2,580,000

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		Rentable	Purchase
Property Description	Tenant	Square Feet	Price

Staples — Peru, IL	Staples the Office Superstore East, Inc.	23,925	3,215,000
Fedex — Council Bluffs, IA	Fedex Freight East, Inc.	23,510	3,361,000
Fedex — Edwardsville, KS	Fedex Freight East, Inc.	155,965	19,815,000
CVS — Glenville Scotia, NY	CVS Mack Drug of New York, LLC	12,900	5,250,000
Advance Auto — Ashland, KY	Advance Stores Company, Inc.	7,000	1,681,000
Advance Auto — Jackson, OH	Advance Stores Company, Inc.	7,000	1,352,000
Advance Auto — New Boston, OH	Advance Stores Company, Inc.	7,000	1,516,000
Advance Auto — Scottsburg, IN	Advance Stores Company, Inc.	7,000	1,272,000
Tractor Supply — Livingston, TN	Tractor Supply Texas	24,727	3,100,000
Tractor Supply — New Braunfels, TX	Tractor Supply Texas	24,727	3,150,000
Office Depot — Benton, AR	Office Depot, Inc.	20,515	3,275,000
Old Time Pottery — Fairview Heights, IL	Old Time Pottery, Inc.	97,849	4,280,000
Infiniti — Davie, FL	Warren Henry Automobiles, Inc.	20,927	9,432,000
Office Depot — Oxford, MS	Office Depot, Inc.	20,000	3,487,450
Tractor Supply — Crockett, TX	Tractor Supply Texas	24,727	2,450,000
Mercedes Benz — Atlanta, GA	Atlanta Eurocars	40,588	11,760,000
Dick’s Sporting Goods — Amherst, NY	Dick’s Sporting Goods	55,745	9,725,000
Chili’s — Paris, TX	Brinker Texas, L.P.	6,698	2,750,000
Staples — Clarksville, IN	Staples the Office Superstore East, Inc.	20,388	4,430,000
HOM — Fargo, ND	HOM Furniture, Inc.	122,108	12,000,000
La-Z-Boy — Newington, CT	LZB Furniture Galleries of Paramus, Inc	20,701	6,900,000
Advance Auto — Maryland Heights, MO	Advance Stores Company, Inc.	7,000	1,893,000
Victoria Crossing — Victoria, TX	Various	87,473	12,608,000
Academy Sports — Katy, TX	Academy Ltd	1,500,596	102,000,000
Gordmans — Peoria, IL	Gordmans, Inc.	60,947	9,000,000
One Pacific Place — Omaha, NE	Various	91,564	36,000,000
Sack n’ SaveO’Reilly Auto — Garland, TX	Various	65,295	5,060,000
Tractor Supply — Ankeny, IA	Tractor Supply Company	19,097	3,000,000
ABX Air — Coventry, RI	ABX Air, Inc.	33,000	4,090,000
Office Depot — Enterprise, AL	Office Depot, Inc.	20,000	2,776,357
Northern Tool — Blaine, MN	Northern Tool and Equipment, Inc.	25,488	4,900,000
Office Max — Orangeburg, SC	OfficeMax, Inc.	23,500	3,125,000
Walgreens — Cincinnati, OH	Walgreen Co.	15,120	5,140,000
Walgreens — Madeira, OH	Walgreen Co.	13,905	4,425,000
Walgreens — Sharonville, OH	Walgreen Co.	13,905	4,085,000
AT&T — Beaumont, TX	AT&T Services, Inc.	141,525	12,275,000
Walgreens — Shreveport, LA	Walgreen Co.	13,905	4,140,000
Cost-U-Less, St. Croix, USVI	CULUSVI, Inc.	38,365	6,210,000
Gallina Centro — Collierville, TN	Various	142,727	17,750,000
Apria Healthcare — St. John, MO	Apria Healthcare, Inc.	52,200	6,500,000
Logan’s Roadhouse — Fairfax, VA	Logan’s Roadhouse, Inc.	7,839	3,209,000
Logan’s Roadhouse — Johnson City, TN	Logan’s Roadhouse, Inc.	7,839	3,866,000
Center at 7500 Cottonwood — Jenison, MI	Hob-Lob Limited Partnership	84,933	5,290,000
Eckerd — Lincolnton, NC	ECK-001, LLC	10,908	2,262,000
Tractor Supply — Greenfield, MN	Tractor Supply Company	22,675	4,050,000

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		Rentable	Purchase
Property Description	Tenant	Square Feet	Price

Lincoln Place — Fairview Heights, IL	Various	272,829	44,000,000
Ashley Furniture — Amarillo, TX	Choice Furniture, Inc.	74,797	5,920,000
Pocatello Square — Pocatello, ID	Various	138,925	23,000,000
Tractor Supply — Paw Paw, MI	Tractor Supply Company	22,670	3,095,000
Tractor Supply — Marinette, MI	Tractor Supply Company	19,097	2,950,000
Staples — Greenville, SC	Staples the Office Superstore East, Inc.	20,388	4,545,000
Big 5 Center — Aurora, CO	Various	15,800	4,290,000
Rite Aid — Plains, PA	Rite Aid of Pennsylvania, Inc.	14,564	5,200,000
Tractor Supply — Navasota, TX	Tractor Supply Company of Texas, LP	22,670	3,015,000
Sportsman’s Warehouse — De Pere, WI	Sportsman’s Warehouse, Inc.	48,453	6,010,000
Eckerd — Easton, PA	Thrift Drug, Inc.	13,813	5,970,000
Applebee’s Portfolio — Various(1)	Restaurant Concepts II, LLC	120,246	65,000,000
Walgreens — Bridgetown, OH	Walgreen Co.	13,905	4,475,000
Rite Aid — Fredericksburg, VA	Rite Aid of Virginia, Inc.	14,564	5,415,000
Sam’s Club — Anderson, SC	Wal-Mart Stores, Inc.	134,664	12,000,000
Tractor Supply — Fredericksburg, TX	Tractor Supply Company of Texas, LP	22,670	3,125,000
Walgreens — Dallas, TX	Walgreen Co.	13,905	3,150,000
Wal-Mart — New London, WI	Wal-Mart Stores, Inc.	51,985	2,614,000

		6,504,109	$927,323,376

(1)	The Applebee’s Portfolio consists of 22 single-tenant restaurants located in various states, which were purchased under three separate sale leaseback agreements, and the properties are subject to three master lease agreements.

For additional information regarding our prior acquisitions, see the discussion below under the caption “Real Property Investments.”

We expect to use substantially all of the net proceeds from this offering to acquire and operate a portfolio of commercial real estate consisting primarily of freestanding, single-tenant commercial properties net leased to investment grade tenants, which generally are companies that have a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB or better, or are guaranteed by a company with such rating, and other creditworthy tenants located throughout the United States. We also may invest in a smaller number of multi-tenant properties that compliment our overall investment objectives. In addition, we may invest in entities that make similar investments. If our advisor determines that, due to the state of the real estate market or in order to diversify our investment portfolio, it would be advantageous to us, we also may invest in mortgage loans secured by commercial properties similar to those in which we invest directly. We intend to hold each property for eight to ten years.

Our advisor, Cole Advisors II, makes recommendations to our board of directors for our investments. All acquisitions of commercial properties are evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation potential. We consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to our stockholders in determining to approve or reject each of these investment recommendations. See the section of this prospectus captioned “Investment Objectives and Policies — Real Property Investments” for a description of our properties as of the date of this prospectus. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.

Estimated Use of Proceeds of This Offering

Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our distribution reinvestment plan are sold at $9.50 per share, we estimate for each share sold in this offering

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that between approximately $8.72 (assuming no shares available under our distribution reinvestment plan are sold) and approximately $8.86 (assuming all shares available under our distribution reinvestment plan are sold) will be available for the purchase of real estate. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Maximum Offering		Maximum Offering
	(including distribution		(not including distribution
	reinvestment plan)		reinvestment plan)
	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$1,487,500,000	100%	$1,250,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	112,500,000	7.6%	112,500,000	9.0%
Organization and Offering Expenses	22,312,500	1.5%	18,750,000	1.5%

Amount Available for Investment	1,352,687,500	90.9%	1,118,750,000	89.5%
Acquisition and Development:
Acquisition and Advisory Fees	26,368,177	1.8%	21,807,992	1.7%
Acquisition Expenses	6,592,044	0.4%	5,451,998	0.4%
Initial Working Capital Reserve	1,318,409	0.1%	1,090,400	0.1%

Amount Invested in Properties	$1,318,408,870	88.6%	$1,090,399,610	87.2%

Investment Objectives

Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and

•	to preserve, protect and return your invested capital.

We also seek capital gain from our investments. See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and investment restrictions.

Conflicts of Interest

Cole Advisors II, as our advisor, experiences conflicts of interest in connection with the management of our business affairs, including the following:

•	The management personnel of Cole Advisors II, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture and must determine how to allocate resources among us and the other Cole-sponsored programs;

•	Cole Advisors II may structure the terms of joint ventures between us and other Cole-sponsored programs;

•	We have retained Cole Realty Advisors, Inc., formerly known as Fund Realty Advisors, Inc. (Cole Realty Advisors), an affiliate of Cole Advisors II, to manage and lease some or all of our properties;

•	Cole Advisors II and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved; and

•	Cole Advisors II and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us.

Our officers and one of our directors also will face these conflicts because of their affiliation with Cole Advisors II. In addition, three persons who are officers and/or a director of our company also serve as officers and/or directors of Cole Credit Property Trust, Inc. (Cole REIT I), a privately offered real estate program with

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similar investment objectives, and Cole REIT Advisors, LLC (Cole Advisors), the advisor to Cole REIT I. These conflicts of interest could result in decisions that are not in our best interests. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Cole entities that are affiliated with Cole Advisors II.

(1)	The investors in this offering will own registered shares of common stock in Cole Credit Property Trust II, Inc. As of May 9, 2007, we had approximately 51,600,000 shares of common stock outstanding, held by approximately 12,000 stockholders.

(2)	Cole Holdings Corporation currently owns 20,000 shares of our common stock, which represents less than 0.05% of our issued and outstanding shares of common stock.

Prior Offering Summary

As of December 31, 2006, we had sold approximately 37,000,000 shares of common stock in our initial public offering, with gross offering proceeds of approximately $306.5 million. From this amount, we paid approximately $5.8 million in acquisition fees to Cole Realty Advisors, approximately $1.8 million in finance coordination fees to Cole Advisors II, approximately $23.3 million in selling commissions and dealer manager fees to Cole Capital Corporation and approximately $3.8 million in organization and offering cost reimbursement to Cole Advisors II.

In addition to our initial public offering, from January 1, 1997 through December 31, 2006, our chairman, chief executive officer and president, Christopher H. Cole, through entities he directly or indirectly controls, has sponsored 71 privately offered real estate programs, including 16 limited partnerships, four debt offerings, 49 tenant-in-common programs, and Cole Credit Property Trust, Inc. (Cole REIT I), a privately offered REIT.

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As of December 31, 2006, such programs have raised an aggregate of approximately $576.2 million from over approximately 6,500 investors, and have owned and operated a total of 182 commercial real estate properties. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Mr. Cole from January 1, 1997 through December 31, 2006. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Mr. Cole is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

The Offering

We are offering an aggregate of 125,000,000 shares of common stock in our primary offering on a best-efforts basis at $10.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering 25,000,000 shares of common stock under our distribution reinvestment plan at $9.50 per share, subject to certain limitations, as described in the “Summary of Amended and Restated Distribution Reinvestment Plan” section of this prospectus. We will offer shares of common stock in our primary offering until the earlier of May 11, 2009, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell 125,000,000 shares. We may sell shares under the distribution reinvestment plan beyond the termination of our primary offering until we have sold 25,000,000 shares through the reinvestment of distributions, but only if there is an effective registration statement with respect to the shares. Under the Securities Act of 1933, as amended (Securities Act), and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state. We may terminate this offering at any time prior to the stated termination date. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

Compensation to Cole Advisors II and its Affiliates

Cole Advisors II and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees and accounts for the fact that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

		Estimated Amount for
		Maximum Offering
Type of Compensation	Determination of Amount	(150,000,000 shares)

	Offering Stage
Selling Commission	We will pay to Cole Capital Corporation 7% of gross proceeds of our primary offering; we will not pay any selling commissions on sales of shares under our distribution reinvestment plan; Cole Capital Corporation will reallow all selling commissions to participating broker-dealers.	$87,500,000

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		Estimated Amount for
		Maximum Offering
Type of Compensation	Determination of Amount	(150,000,000 shares)

Dealer Manager Fee	We will pay to Cole Capital Corporation 2% of gross proceeds of our primary offering; we will not pay a dealer manager fee with respect to sales under our distribution reinvestment plan; Cole Capital Corporation may reallow all or a portion of its dealer manager fees to participating broker-dealers.	$25,000,000
Other Organization and Offering Expenses	We will reimburse Cole Advisors II up to 1.5% of gross offering proceeds for organization and offering expenses.	$22,312,500
	Operational Stage
Acquisition and Advisory Fees	We will pay to Cole Advisors II 2% of the contract purchase price of each property acquired.	$26,368,177
Acquisition Expenses	We will reimburse Cole Advisors II for acquisition expenses incurred in acquiring property. We expect these fees to be approximately 0.5% of the purchase price of each property. In no event will the total of all acquisition and advisory fees and acquisition expenses payable with respect to a particular investment exceed 4% of the contract purchase price.	$6,592,044
Asset Management Fees	We will pay Cole Advisors II a monthly fee equal to 0.02083%, which is one-twelfth of 0.25%, of the aggregate assets value plus costs and expenses incurred by the advisor in providing asset management services.	Not determinable at this time. Because the fee is based on a fixed percentage of aggregate asset value there is no maximum dollar amount of this fee.

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Estimated Amount for
Maximum Offering
Type of Compensation	Determination of Amount	(150,000,000 shares)

Property Management and Leasing Fees	For the management and leasing of our properties, we will pay to Cole Realty Advisors, an affiliate of our advisor, a property management fee up to (i) 2% of gross revenues from our single tenant properties and (ii) 4% of gross revenues from our multi-tenant properties, plus, in each case, market-based leasing commissions applicable to the geographic location of the property. We also will reimburse Cole Realty Advisors’ costs of managing the properties. Cole Realty Advisors or its affiliates may also receive a fee for the initial leasing of newly constructed properties, which would generally equal one month’s rent. The aggregate of all property management and leasing fees paid to our affiliates plus all payments to third parties for such fees will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location as determined by a survey of brokers and agents in such area.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue and/or market rates, there is no maximum dollar amount of this fee.
Operating Expenses	We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.	Not determinable at this time.
Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain, and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay the advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing, subject to certain limitations.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

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Estimated Amount for
Maximum Offering
Type of Compensation	Determination of Amount	(150,000,000 shares)

Liquidation/ Listing Stage
Real Estate Commissions	Up to one-half of the brokerage commission paid on the sale of property, not to exceed 2% of the contract price for property sold, in each case, payable to our advisor if our advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	10% of remaining net sale proceeds after return of capital plus payment to investors of an 8% cumulative, non-compounded return on the capital contributed by investors. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Not determinable at this time. There is no maximum amount of these payments.
Subordinated Incentive Listing Fee (payable only if we are listed on an exchange, which we have no intention to do at this time)	10% of the amount by which our adjusted market value plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an 8% cumulative, non-compounded annual return to investors. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Not determinable at this time. There is no maximum amount of this fee.

Distribution Policy and Distributions

To maintain our qualification as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions are paid to our stockholders as of the record date or dates selected by our board of directors. We expect to declare and pay distributions at least quarterly. We currently declare distributions with a daily record date, and pay distributions monthly. In the event we do not have enough cash to make distributions, we may borrow, use proceeds from this offering, issue additional securities or sell assets in order to fund distributions. Until we are generating operating cash flow sufficient to make distributions to our stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings, including possible borrowings from our advisor or its affiliates, in anticipation of future cash flow, which may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. See the section of this prospectus captioned “Description of Shares — Distribution Policy and Distributions” for a description of our distributions.

Listing

We will seek to list our shares of common stock for trading on a national securities exchange or any successor exchange or market when and if our independent directors believe listing would be in the best interest of our stockholders. However, at this time, we have no intention to list our shares. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. If we do

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not list our shares of common stock on a national securities exchange by June 27, 2015, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of our corporation.

If we seek and do not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we seek and fail to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there would be no public market for shares of our common stock and you could be required to hold the shares indefinitely. If we seek and obtain stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute, subject to our advisor’s subordinated participation, our net proceeds to you.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be the higher of 95% of the fair market value per share as determined by our board of directors and $9.50 per share. No sales commissions or dealer manager fees will be paid on shares sold under our distribution reinvestment plan. If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may terminate the distribution reinvestment plan at our discretion at any time upon ten days prior written notice to you. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of May 11, 2009, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below and in the section captioned “Description of Shares — Share Redemption Program.”

There are several restrictions on your ability to sell your shares to us under the program. You generally have to hold your shares for one year before selling your shares to us under the plan; however, we may waive the one-year holding period in the event of the stockholder’s death or bankruptcy, or other exigent circumstances. In addition, we limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year (shares requested for redemption upon the death of a stockholder will not be subject to this limitation); and (2) funding for the redemption of shares will be limited to the amount of net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits may prevent us from accommodating all requests made in any year. During the term of this offering, and subject to certain provisions described in the section of this prospectus captioned “Description of Shares — Share Redemption Program,” the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 92.5% of the amount you paid for each share; after two years from the purchase date — 95% of the amount you paid for each share; after three years from the purchase date — 97.5% of the amount you paid for each share; and after four years from the purchase date — 100% of the amount you paid for each share.

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Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. For this Uniform Commercial Code search, we will charge an administrative fee equal to the lesser of $250 or 4% of the original purchase price of the shares to be redeemed to the stockholder, which will be deducted from the proceeds of the redemption. If a lien exists, the fee will be charged to the stockholder, although no shares will be redeemed. The administrative fee will be paid to us and any additional costs in conducting the Uniform Commercial Code search will be borne by us. The payment of this administrative fee will be waived if the redemption occurs upon the death of a stockholder or if our advisor, in its sole discretion, determines that the redeeming stockholder has suffered an economic hardship. Repurchases will be made quarterly. If funds are not available to redeem all requested redemptions at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn; provided, however, we may give priority to the redemption of a deceased stockholder’s shares. Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to our stockholders.

Cole Operating Partnership II, LP

We expect to own substantially all of our real estate properties through Cole Operating Partnership II, LP (Cole OP II), our operating partnership. We may, however, own properties directly, through subsidiaries of Cole OP II or through other entities. We are the sole general partner of Cole OP II and Cole Advisors II is the initial limited partner of Cole OP II. Our ownership of properties in Cole OP II is referred to as an “UPREIT.” This UPREIT structure may enable sellers of properties to transfer their properties to Cole OP II in exchange for limited partnership interests of Cole OP II and defer gain recognition for tax purposes with respect to such transfers of properties. The holders of units in Cole OP II may have their units redeemed for cash or, at our option, shares of our common stock. At present, we have no plans to acquire any specific properties in exchange for units of Cole OP II.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, unless and until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations

We hold annual meetings of our stockholders for the purpose of electing our directors and/or conducting other business matters that may be presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings.

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Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of our outstanding shares and more than 9.8% in value or number, whichever is more restrictive, of any class or series of our outstanding shares of stock unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. For a more complete description of the shares, including restrictions on the ownership of shares, please see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares to prospective stockholders unless (i) they meet the minimum suitability standards regarding income or net worth, which are described in the “Suitability Standards” section immediately following the cover page of this prospectus, and (ii) the transfer complies with minimum purchase requirements, which are described above in the section entitled “Suitability Standards.”

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RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Cole Credit Property Trust II, Inc.

You will not have the opportunity to evaluate our future investments before we make them, which makes an investment in us more speculative.

We will not provide you with information to evaluate our future investments prior to our acquisition of properties. We will seek to use the net proceeds from this offering, after the payment of fees and expenses, to acquire a portfolio of commercial real estate comprised primarily of a large number of freestanding, single-tenant commercial properties net leased to investment grade or other creditworthy tenants and a smaller number of multi-tenant properties that compliment our overall investment objectives. We may also, in the discretion of our advisor, invest in other types of real estate or in entities that invest in real estate. In addition, our advisor may make or invest in mortgage loans or participations therein on our behalf if our board of directors determines, due to the state of the real estate market or in order to diversify our investment portfolio or otherwise, that such investments are advantageous to us. We have established policies relating to the creditworthiness of tenants of our properties, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants. For a more detailed discussion of our investment policies, see the “Investment Objectives and Policies — Acquisition and Investment Policies” section of this prospectus.

There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares.

There currently is no public market for our shares and there may never be one. If you are able to find a buyer for your shares, you may not sell your shares unless the buyer meets applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock by a single investor, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that would limit your ability to sell your shares to us. Our board of directors may reject any request for redemption of shares, or amend, suspend or terminate our share redemption program upon 30 days’ notice. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount to the price you paid for the shares. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase the shares only as a long-term investment because of the illiquid nature of the shares. See “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Share Redemption Program” elsewhere for a more complete discussion on the restrictions on your ability to transfer your shares.

We may suffer from delays in locating suitable additional investments, which could adversely affect our ability to make distributions and the value of your investment.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of Cole Advisors II, our advisor, in the acquisition of our investments, the selection of our tenants and the determination of any financing arrangements. Except for the investments described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the management ability of Cole Advisors II and the

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oversight of our board of directors. We could suffer from delays in locating suitable additional investments, particularly as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs. Delays we encounter in the selection, acquisition and, in the event we develop properties, development of income-producing properties, likely would adversely affect our ability to make distributions and the value of your overall returns. In such event, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. Distributions from the proceeds of this offering or from borrowings also could reduce the amount of capital we ultimately invest in properties. This, in turn, would reduce the value of your investment. In particular, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of cash distributions attributable to those particular properties. If Cole Advisors II is unable to obtain suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments. If we cannot invest proceeds from this offering within a reasonable amount of time, or if our board of directors determines it is in the best interests of our stockholders, we will return the uninvested proceeds to investors.

If our advisor loses or is unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered, which could adversely affect our ability to make distributions and the value of your investment.

Our success depends to a significant degree upon the contributions of certain of our executive officers and other key personnel of our advisor, including Christopher H. Cole, Blair D. Koblenz, Christopher P. Robertson, John M. Pons, D. Kirk McAllaster, Jr., Sean D. Leahy and Marc T. Nemer, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. Further, we do not intend to separately maintain key person life insurance on Mr. Cole or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of our advisor, require us to indemnify our directors, officers, employees and agents and our advisor and its affiliates for actions taken by them in good faith and without negligence or misconduct. Additionally, our charter limits the liability of our directors and officers for monetary damages to the fullest extent permitted under Maryland law, subject to the limitations required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Associations, also known as the NASAA REIT Guidelines. Although our charter does not allow us to exonerate and indemnify our directors and officers to a greater extent than permitted under Maryland law and the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases which would decrease the cash otherwise

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available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” elsewhere herein.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Cole Advisors II will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could adversely affect our investment opportunities.

During the period from January 1, 1997 to December 31, 2006, affiliates of our advisor have sponsored 71 privately offered real estate investment programs, including 16 limited partnerships, a REIT, four debt offerings and 49 tenant-in-common programs. As of December 31, 2006, such prior programs had raised approximately $576.2 million from approximately 6,500 investors. Affiliates of our advisor may sponsor other real estate investment programs in the future. We may buy properties at the same time as one or more of the other Cole-sponsored programs managed by officers and key personnel of Cole Advisors II. There is a risk that Cole Advisors II will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. We cannot be sure that officers and key personnel acting on behalf of Cole Advisors II and on behalf of managers of other Cole-sponsored programs will act in our best interests when deciding whether to allocate any particular property to us. In addition, we may acquire properties in geographic areas where other Cole-sponsored programs own properties. Also, we may acquire properties from, or sell properties to, other Cole-sponsored programs. If one of the other Cole-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment. Similar conflicts of interest may apply if our advisor determines to make or purchase mortgage loans or participations in mortgage loans on our behalf, since other Cole-sponsored programs may be competing with us for these investments.

Cole Advisors II faces conflicts of interest relating to joint ventures, which could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint ventures with other Cole-sponsored programs for the acquisition, development or improvement of properties. Cole Advisors II may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, Cole Advisors II may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Cole Advisors II and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may participate in 1031 exchange programs with affiliates of our advisor that will not be the result of arm’s-length negotiations and will result in conflicts of interest.

Cole Capital Partners, LLC (Cole Capital Partners), an affiliate of our advisor, has developed programs to facilitate the acquisition of real estate properties in co-ownership arrangements with persons who are looking to invest proceeds from a sale of real estate in order to qualify for like-kind exchange treatment under Section 1031 of the Internal Revenue Code (a Section 1031 Program). Section 1031 Programs are structured as co-ownership arrangements with other investors in the property (Section 1031 Participants) who are seeking to defer taxes under Section 1031 of the Internal Revenue Code. These programs are structured either as a

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tenant-in-common program or by use of a Delaware Statutory Trust. When Cole Capital Partners develops such a program, it generally organizes a new entity (a Cole Exchange Entity) to acquire all or part of a property. We may participate in the program by either co-investing in the property with the Cole Exchange Entity or purchasing a co-ownership interest from the Cole Exchange Entity, generally at the Cole Exchange Entity’s cost. In that event, as a co-owner of properties, we will be subject to the risks inherent in the co-ownership arrangements with unrelated third parties. Our purchase of co-ownership interests will present conflicts of interest between us and affiliates of our advisor. The business interests of Cole Capital Partners and the Cole Exchange Entity may be adverse to, or to the detriment of, our interests. Further, any agreement that we enter into with a Cole Exchange Entity will not be negotiated in an arm’s-length transaction and, as a result of the affiliation between our advisor, Cole Capital Partners and the Cole Exchange Entity, our advisor may be reluctant to enforce the agreements against such entities.

Cole Advisors II and its officers and employees and certain of our key personnel face competing demands relating to their time, and this may cause our operating results to suffer.

Cole Advisors II and its officers and employees and certain of our key personnel and their respective affiliates are key personnel, general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to generate returns to you.

Each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also are officers of our advisor, our property manager, our dealer manager and other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities and their stockholders and limited partners, which fiduciary duties may conflict with the duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties, to affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor, and (vii) our relationship with our dealer manager and property manager. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.

Cole Advisors II faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Under our advisory agreement, Cole Advisors II is entitled to fees that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s entitlement to fees upon the sale of our assets and to participate in sale proceeds could result in our advisor recommending sales of our investments at the earliest possible time at which sales of investments would produce the level of return that would entitle the advisor to compensation relating to such sales, even if continued ownership of those investments might be in

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our best long-term interest. Our advisory agreement requires us to pay a performance-based termination fee to our advisor in the event that we terminate the advisor prior to the listing of our shares for trading on an exchange or, absent such listing, in respect of its participation in net sales proceeds. To avoid paying this fee, our independent directors may decide against terminating the advisory agreement prior to our listing of our shares or disposition of our investments even if, but for the termination fee, termination of the advisory agreement would be in our best interest. In addition, the requirement to pay the fee to the advisor at termination could cause us to make different investment or disposition decisions than we would otherwise make, in order to satisfy our obligation to pay the fee to the terminated advisor. Moreover, our advisor has the right to terminate the advisory agreement upon a change of control of our company and thereby trigger the payment of the performance fee, which could have the effect of delaying, deferring or preventing the change of control.

There is no separate counsel for us and our affiliates, which could result in conflicts of interest.

Morris, Manning & Martin, LLP acts as legal counsel to us and also represents our advisor and some of its affiliates. There is a possibility in the future that the interests of the various parties may become adverse and, under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If any situation arises in which our interests appear to be in conflict with those of our advisor or its affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should a conflict of interest not be readily apparent, Morris, Manning & Martin, LLP may inadvertently act in derogation of the interest of the parties which could affect our ability to meet our investment objectives.

Risks Related to This Offering and Our Corporate Structure

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding stock and more than 9.8% in value or number, whichever is more restrictive, of any class of our outstanding stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Restriction on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 250,000,000 shares of stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

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Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to exit the investment.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares;

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving Cole Advisors II or any affiliate of Cole Advisors II. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and Cole Advisors II or any affiliate of Cole Advisors II. As a result, Cole Advisors II and any affiliate of Cole Advisors II may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third-party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder

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approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition act any and all acquisitions of our common stock by Cole Advisors II or any affiliate of Cole Advisors II. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

If we are required to register as an investment company under the Investment Company Act, we could not continue our business, which may significantly reduce the value of your investment.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (Investment Company Act), pursuant to an exemption in Section 3(c)(5)(C) of the Investment Company Act and certain No-Action Letters from the Securities and Exchange Commission. Pursuant to this exemption, (1) at least 55% of our assets must consist of real estate fee interests or loans secured exclusively by real estate or both, (2) at least 25% of our assets must consist of loans secured primarily by real estate (this percentage will be reduced by the amount by which the percentage in (1) above is increased); and (3) up to 20% of our assets may consist of miscellaneous investments. We intend to monitor compliance with these requirements on an ongoing basis. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to maintain our exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend

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or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders have a right to vote only on the following:

•	the election or removal of directors;

•	any amendment of our charter (including a change in our investment objectives), except that our board of directors may amend our charter without stockholder approval, to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, or to classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our liquidation or dissolution;

•	a reorganization of our company, as provided in our charter; and

•	any merger, consolidation or sale or other disposition of substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies without stockholder approval, which could alter the nature of your investments.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies may also vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

Our board of directors may amend the terms of our share redemption program without stockholder approval. Our board of directors also is free to suspend or terminate the program upon 30 days notice or to reject any request for redemption. In addition, the share redemption program includes numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) during any calendar year, we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year (shares requested for redemption upon the death of a stockholder will not be subject to this limitation); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. These limits might prevent us from accommodating all redemption requests made in any year. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

We established the offering price on an arbitrary basis; as a result, the actual value of your investment may be substantially less than what you pay.

Our board of directors has arbitrarily determined the selling price of the shares, which is the same offering price as in our initial public offering, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding shares. Because the offering price is not

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based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of the prospectus or us customarily performed in underwritten offerings.

The dealer manager, Cole Capital Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 250,000,000 shares of stock, of which 240,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors. Existing stockholders and investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock upon the exercise of the options granted to our independent directors, (5) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (6) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of Cole OP II, existing stockholders and investors purchasing shares in this offering will likely experience dilution of their equity investment in us. In addition, the partnership agreement for Cole OP II contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Cole OP II. Because the limited partnership interests of Cole OP II may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between Cole OP II and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to Cole Advisors II and its affiliates reduces cash available for investment and distribution.

Cole Advisors II and its affiliates perform services for us in connection with the offer and sale of the shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage loans, if any, and the administration of our other investments. They are paid substantial fees for these services, which reduces the amount of cash available for investment in properties or distribution to stockholders. As of December 31, 2006, we had sold approximately 37,000,000 shares of common stock in our initial public offering, with gross offering proceeds of approximately $306.5 million. From this amount, we paid approximately $5.8 million in acquisition fees to Cole Realty Advisors, approximately $1.8 million in finance coordination fees to Cole Advisors II, approximately $23.3 million in selling commissions and dealer manager fees to Cole Capital Corporation and approximately $3.8 million in organization and offering cost reimbursement to Cole Advisors II. For a more detailed discussion of the fees

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payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions will be based principally on cash available from our operations. The amount of cash available for distributions is affected by many factors, such as our ability to buy properties as offering proceeds become available, rental income from such properties, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We cannot assure you that we will be able to pay or maintain our current level of distributions or that distributions will increase over time. We cannot give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, or that future acquisitions of real properties, mortgage loans or any investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to maintain our REIT status. We may increase borrowing or use proceeds from this offering to make distributions, each of which could be deemed to be a return of your capital. We may make distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. Any such distributions will constitute a return of capital and may reduce the amount of capital we ultimately invest in properties and negatively impact the value of your investment. For a description of the factors that can affect the availability and timing of cash distributions to stockholders, see the section of this prospectus captioned “Description of Shares — Distributions Policy.”

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results are subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

These and other reasons may prevent us from being profitable or from realizing growth or maintaining the value of our real estate properties.

Many of our retail properties will depend upon a single tenant for all or a majority of their rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

We expect that many of our properties will be occupied by only one tenant or will derive a majority of their rental income from one tenant and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, there is no assurance that we will be able to lease the property for

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the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

A high concentration of our properties in a particular geographic area, or that have tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if our tenants are concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our business. If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. Either of these outcomes could adversely affect our cash flow and the amount available for distributions to you.

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Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to stockholders. In addition, because properties’ market values depend principally upon the value of the properties’ leases, the resale value of properties with prolonged vacancies could suffer, which could further reduce your return.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property as well as the loss of rental income from that property.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of this offering’s gross proceeds to buy real estate and pay various fees and expenses. We intend to reserve only 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Many of our leases do not, and will not, contain rental increases over time. Therefore, the value of the property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or in the event we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.

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Certain of our properties are subject to lock-out provisions, and in the future we may acquire or finance additional properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A significant portion of our properties are subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our current properties are, and any properties that we buy in the future will be, subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. While we expect that many of our properties will be leased on a triple-net-lease basis or will require the tenants to pay a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we may have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by the following market and economic challenges, which may result from a continued or exacerbated general economic slow down experienced by the nation as a whole or by the local economics where our properties may be located:

•	poor economic conditions may result in tenant defaults under leases;

•	re-leasing may require concessions or reduced rental rates under the new leases; and

•	increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, each of our tenants is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to

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any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced.

Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties are contiguous to other parcels of real property, comprising part of the same retail center. In connection with such properties, there are significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

While we do not currently intend to do so, we may use proceeds from this offering to acquire and develop properties upon which we will construct improvements. We will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

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While we do not currently intend to do so, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

If we contract with an affiliated development company for newly developed property, we cannot guarantee that our earnest money deposit made to the development company will be fully refunded.

While we currently do not have an affiliated development company, our sponsor and/or its affiliates may form a development company. In such an event, we may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from an affiliate of Cole Advisors II that is engaged in construction and development of commercial real properties. Properties acquired from an affiliated development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by an affiliated development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by our affiliate. At the time of contracting and the payment of the earnest money deposit by us, our development company affiliate typically will not have acquired title to any real property. Typically, our development company affiliate will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with our development company affiliate even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we will not be required to close a purchase from our development company affiliate, and will be entitled to a refund of our earnest money, in the following circumstances:

•	our development company affiliate fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of our development company affiliate to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since our development company affiliate may be an entity without substantial assets or operations. However, our development company affiliate’s obligation to refund our earnest money deposit may be guaranteed by Cole Realty Advisors, our property manager, which will enter into contracts to provide property management and leasing services to various Cole-sponsored programs, including us, for substantial monthly fees. As of the time Cole Realty Advisors may be required to perform under any guaranty, we cannot assure that Cole Realty Advisors will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. If we were forced to collect our earnest money deposit by enforcing the guaranty of Cole Realty Advisors, we will likely be required to accept installment payments over time payable out of the revenues of Cole Realty Advisors’ operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See “Investment Objectives and Policies — Acquisition and Investment Policies.”

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds

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competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions and the amount of distributions.

Our properties typically are, and we expect will be, located in developed areas. Therefore, there are and will be numerous other retail properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

Costs of complying with governmental laws and regulations, including those relating to environmental matters, may adversely affect our income and the cash available for any distributions.

Environmental laws and regulations may impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

We will not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. See “Investment Objectives and Policies — Environmental Matters.”

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flows.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash. However, in some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default, which could negatively impact our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of

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years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to our stockholders.

Our recovery of an investment in a mortgage that has defaulted may be limited.

There is no guarantee that the mortgage, loan or deed of trust securing an investment will, following a default, permit us to recover the original investment and interest that would have been received absent a default. The security provided by a mortgage, deed of trust or loan is directly related to the difference between the amount owed and the appraised market value of the property. Although we intend to rely on a current real estate appraisal when we make the investment, the value of the property is affected by factors outside our control, including general fluctuations in the real estate market, rezoning, neighborhood changes, highway relocations and failure by the borrower to maintain the property. In addition, we may incur the costs of litigation in our efforts to enforce our rights under defaulted loans.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties will be subject to the Americans with Disabilities Act of 1990 (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally requires that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Risks Associated with Debt Financing

We have incurred, and expect to continue to incur, mortgage indebtedness and other borrowings, which may increase our business risks.

As of December 31, 2006, we had total outstanding indebtedness of approximately $218.3 million. We expect to incur additional indebtedness even if we raise significant proceeds in this offering. We expect that in most instances, we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any single improved property. However, under our charter, we are required to limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors. Our borrowings will not exceed 300% of our net assets, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for distributions to stockholders may be reduced. In addition,

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incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties and our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Cole Advisors II as our advisor. These or other limitations may adversely affect our flexibility and our ability to achieve our investment and operating objectives.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to our stockholders.

As of December 31, 2006, we had approximately $218.3 million of indebtedness, approximately $2.7 million of which was variable-rate debt. We incurred variable-rate indebtedness in the past and expect that we will incur variable-rate indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our charter generally limits us to incurring debt no greater than 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of all of our assets, unless any excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have invested most of our capital. High debt levels would cause us to

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incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Associated with Co-Ownership Transactions

Our participation in a co-ownership arrangement would subject us to risk that otherwise may not be present in other real estate investments.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•	the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and may otherwise adversely affect the operation and maintenance of the property, and could cause a default under the mortgage loan financing documents applicable to the property and may result in late charges, penalties and interest, and may lead to the exercise of foreclosure and other remedies by the lender;

•	the risk that a co-owner could breach agreements related to the property, which may cause a default, or result in personal liability for, the applicable mortgage loan financing documents, violate applicable securities law, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•	we could have limited control and rights, with management decisions made entirely by a third-party; or

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the amount available for distribution to our stockholders.

In the event that our interests become adverse to those of the other co-owners, we will not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.

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Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

We elected to be taxed as a REIT beginning with the tax year ended December 31, 2005. In order for us to continue to qualify as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. Morris, Manning & Martin, LLP, our legal counsel, has rendered its opinion that we will qualify as a REIT, based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific rules, the various tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, this opinion represents Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of this prospectus. Morris, Manning & Martin, LLP’s opinion is not binding on the Internal Revenue Service or the courts and we will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Re-characterization of the Section 1031 programs may result in a 100% tax on income from a prohibited transaction, which would diminish our cash distributions to you.

The Internal Revenue Service could re-characterize transactions under the Section 1031 program such that Cole OP II, rather than the co-owner in the program (Section 1031 Participant), is treated as the bona fide owner, for tax purposes, of properties acquired and resold by a Section 1031 Participant in connection with the Section 1031 program. Such characterization could result in the fees paid to Cole OP II by a Section 1031 Participant as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 programs would be subject to a 100% penalty tax. If this occurs, our ability to pay cash distributions to you will be adversely affected. We to obtain a legal opinion in connection with each co-ownership program to the effect that the program will qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code. However, the Internal Revenue Service may take a position contrary to such an opinion.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, the IRS could challenge such characterization. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of

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our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of Cole OP II or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect investors.

Because our operations are governed to a significant extent by the federal tax laws, new legislative or regulatory action could adversely affect investors.

You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our common stock. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our shares.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax of 1980, as amended, known as FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. See “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of our Shares by a Non-U.S. Stockholder.”

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In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, please see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this registration statement, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this registration statement, and we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Any forward-looking statements are subject to unknown risks and uncertainties, including those discussed in the “Risk Factors” section of this registration statement.

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ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 150,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 88.6% of the money that stockholders invest will be used to buy real estate or make other investments, while the remaining approximately 11.4% will be used for working capital, and to pay expenses and fees including the payment of fees to Cole Advisors II, our advisor, and Cole Capital Corporation, our dealer manager.

	Offering Amount(1)	Percent

Gross Offering Proceeds	$1,487,500,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(2)	112,500,000	7.6%
Organization and Offering Expenses(3)	22,312,500	1.5%

Amount Available for Investment(4)	$1,352,687,500	90.9%
Acquisition and Development
Acquisition and Advisory Fees(5)	26,368,177	1.8%
Acquisition Expenses(6)	6,592,044	0.4%
Initial Working Capital Reserve(7)	1,318,409	0.1%

Amount Invested in Properties(8)	$1,318,408,870	88.6%

(1)	Assumes the maximum offering is sold, which includes 125,000,000 shares offered to the public at $10.00 per share and 25,000,000 shares offered pursuant to our distribution reinvestment plan at $9.50 per share.

(2)	Includes selling commissions equal to 7% of aggregate gross offering proceeds, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of aggregate gross offering proceeds, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager, in its sole discretion, may reallow selling commissions of up to 7% of gross offering proceeds to other broker-dealers participating in this offering attributable to the shares sold by them and may reallow its dealer manager fee up to 2% of gross offering proceeds in marketing fees and due diligence expenses to broker-dealers participating in this offering based on such factors including the participating broker-dealer’s level of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers. Additionally, we will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(3)	Organization and offering expenses consist of reimbursement of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse Cole Advisors II, our advisor, for marketing, salaries and direct expenses of its employees while engaged in registering and marketing the shares and other marketing and organization costs, other than selling commissions and the dealer manager fee. Cole Advisors II and its affiliates are responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 1.5% of gross offering proceeds, without recourse against or reimbursement by us; provided, however, that in no event will we pay or reimburse organization and offering expenses in excess of 10% of the gross offering proceeds. We currently estimate that approximately $22,312,500 of organization and offering costs will be incurred if the maximum offering of 150,000,000 (approximately $1,487,500,000) shares is sold.

(4)	Until required in connection with the acquisition and/or development of properties, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(5)	Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties. We pay to our advisor, acquisition and advisory fees up to a maximum amount of 2% of the contract purchase price of each property acquired, which for purposes of this table we have assumed is an aggregate amount equal to our estimated amount invested in properties. Acquisition and advisory fees do not include acquisition expenses. For purposes of this table, we have assumed that no financing is used to acquire properties or other real estate assets.

(6)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and

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miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed expenses of 0.5% of average invested assets, which for purposes of this table we have assumed is our estimated amount invested in properties; however, expenses on a particular acquisition may be higher. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 4% of the contract purchase price of the property, or in the case of a mortgage loan 4% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(7)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be “net” leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.

(8)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

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MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained Cole Advisors II to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. Our charter has been reviewed and ratified by at least a majority of our board of directors, including the independent directors. This ratification by our board of directors is required by the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three nor more than 15, provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. We have a total of three directors, including two independent directors. Our charter provides that a majority of the directors must be independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of Cole Advisors II or its affiliates or any other real estate investment trust organized by our sponsor or advised by Cole Advisors II, has not otherwise been affiliated with such entities for the previous two years and does not serve as a director of more than three REITs organized by Christopher H. Cole or advised by Cole Advisors II. Of our three directors, two are considered independent directors. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of the independent directors must have at least three years of relevant real estate experience. Currently, each of our directors has substantially in excess of three years of relevant real estate experience.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. Neither our advisor, any member of our board of directors nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director after we accept any subscriptions for the purchase of shares in this offering. In determining the requisite percentage in interest required to approve such a matter after we accept any subscriptions for the purchase of shares in this offering, any shares owned by such persons will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by the charter and the bylaws.

The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require. The directors meet quarterly or more frequently if necessary. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. The board

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is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

The board also is responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors who are not otherwise interested in the transaction, must approve all transactions with Cole Advisors II or its affiliates. The independent directors also are responsible for reviewing the performance of Cole Advisors II and determining that the compensation to be paid to Cole Advisors II is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors consider factors such as:

•	the amount of the fees paid to Cole Advisors II in relation to the size, composition and performance of our investments;

•	the success of Cole Advisors II in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

•	additional revenues realized by Cole Advisors II and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by Cole Advisors II and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by Cole Advisors II or its affiliates for its other clients.

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of Cole Advisors II, any non-independent director or any of their respective affiliates, or (2) any transaction between us and Cole Advisors II, any non-independent director or any of their respective affiliates.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including property acquisitions. However, our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board’s discretion. Our bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee, which consists of our two independent directors. The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

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Compensation Committee

Our board of directors has established a compensation committee, which consists of our two independent directors. The primary purpose of the compensation committee will be to oversee our compensation programs. Our board of directors has adopted a charter for the compensation committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)

Christopher H. Cole	54	Chairman of the Board of Directors, Chief Executive Officer and President
Blair D. Koblenz	48	Executive Vice President and Chief Financial Officer
John M. Pons	43	Secretary
Marcus E. Bromley	57	Independent Director
Elizabeth L. Watson	47	Independent Director

Christopher H. Cole has served as the chairman, chief executive officer and president of our company since our formation. He also has been the chief executive officer of Cole Advisors II since its formation and also was its president from its formation until March 2007. Mr. Cole also has served as the chief executive officer and treasurer of Cole Capital Partners since 2003. He also was its president from its formation until March 2007. Mr. Cole has been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. He also is the chief executive officer and treasurer of Cole Capital Advisors, Inc. (Cole Capital Advisors), Equity Fund Advisors, Inc. (Equity Fund Advisors), Cole Realty Advisors and Cole Advisors. He is the President of CHC Partners, which has served as the general partner in prior real estate programs, since 1985. Mr. Cole has been the president and chief executive officer of Cole Equities Incorporated (Cole Equities), a consulting company since 1980. He currently serves as executive vice president and treasurer of Cole Capital Corporation. He has served as the chairman, chief executive officer and president of Cole REIT I since its formation in March 2004. Mr. Cole served as the president of Cole Partnerships, Inc. from its formation to August 1995 and currently serves as the chief executive officer.

Blair D. Koblenz has served as executive vice president and chief financial officer of our company since its formation. He has been active in the structuring and financial management of commercial real estate investments for over 20 years. He is also president and the secretary of Cole Capital Partners, Cole Capital Advisors, Cole Realty Advisors and Equity Fund Advisors and is the president of Cole Advisors and Cole Advisors II. He has served as president of Cole Capital Corporation since December 2002 and previously served as vice president. He also serves as vice president and chief financial officer of Cole Partnerships, Cole Real Estate Services, Inc., and CHC Partners. He serves as secretary of Cole Equities. Mr. Koblenz has served as a director and executive vice president and chief financial officer of Cole REIT I since its formation in March 2004. Prior to joining Cole in 1994, he practiced in public accounting at Toback & Company, CPA from 1979 to 1982 with an emphasis in taxation and business planning. He then served in a financial officer capacity for real estate investment companies and operators in Arizona from 1982 to 1994. Mr. Koblenz received his B.S. degree in Accounting from Arizona State University and is a Certified Public Accountant, licensed in the State of Arizona. He holds the designation of Certified Financial Planner as authorized by the CFP Board of Standards and holds securities licenses. He is a member of the American Institute of CPAs, the Arizona Society of CPAs, the Financial Planning Association and the National Association of Real Estate Investment Trusts (NAREIT).

John M. Pons has served as secretary of our company since its formation. He also is executive vice president, chief operating officer and general counsel of Cole Capital Partners, Cole Capital Advisors and Equity Fund Advisors, and is executive vice president, chief operating officer, secretary and general counsel of Cole Advisors and Cole Advisors II. Mr. Pons also has served as a director and secretary of Cole REIT I since

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its formation in March 2004. From December 2001 until joining Cole in September 2003, Mr. Pons was associate general counsel and assistant secretary of GE Capital Franchise Finance Corporation. Prior to December 2001, Mr. Pons was engaged in a private legal practice. Mr. Pons has over twelve years experience in all aspects of real estate law, including the acquisition, sale, leasing, development and financing of real property. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before attending the University of Denver where he earned his J.D. (Order of St. Ives) in 1995.

Marcus E. Bromley has been a member of our board of directors, chairman of our board’s compensation committee and a member of our board’s audit committee since May 2005. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust (GBP), a $2 billion multi-family residential REIT with operations in Texas, Georgia, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange, prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the board of directors of Private Bank of Buckhead (Atlanta), a community bank, and on the board of directors of Nancy Creek Capital (Atlanta), a private equity firm. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and a M.B.A. from the University of North Carolina.

Elizabeth L. Watson has been a member of our board of directors, the chairperson of our board’s audit committee and a member of our board’s compensation committee since May 2005. Since September 2003, Ms. Watson has been a partner in, and has served as the chief operating officer for, NGP Capital Partners III, LLC (NGP Capital). Prior to joining NGP Capital, she was a retail research analyst for Legg Mason Wood Walker from June 2002 until September 2003. From November 1997 until June 2002, Ms. Watson was a partner in and served as executive vice president and chief financial officer of National Government Properties (NGP). Before joining NGP, Ms. Watson served as the senior vice president, chief financial officer and treasurer of Government Properties Investors, Inc. (GPI) from June 1994 until March 1997. From 1992 until 1994, Ms. Watson served as senior vice president, chief financial officer and treasurer of Prime Retail, Inc., a publicly traded REIT that developed and owned factory outlet centers, and its predecessor company, The Prime Group. Ms. Watson received her B.S. Accounting and M.B.A. from the University of Maryland. She holds a Masters of Real Estate from Johns Hopkins University and an International Executive M.B.A. from Georgetown University. For the past ten years, she has been a lecturer for Johns Hopkins University’s Real Estate Masters Program and has taught real estate accounting and taxation, real estate finance and real estate investments. She is a licensed certified public accountant and is a member of the Maryland Association of CPAs, NAREIT and the National Association of Real Estate Companies.

Compensation of Directors

We pay to each of our independent directors a retainer of $25,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). In addition, we have reserved 1,000,000 shares of common stock for future issuance upon the exercise of stock options that may be granted to our independent directors pursuant to our stock option plan (described below). We have granted each of our independent directors two options to purchase 5,000 shares of common stock. The first options were granted to them on the date such independent director was elected as a director and the second options were granted on the date of our annual meeting of stockholders. Such options have an exercise price equal to $9.15 per share and vest after one year from the date of grant. We expect that the independent directors will continue to receive additional 5,000-share option grants on the date of each annual meeting of stockholders, each with an exercise price equal to $9.15 per share during such time as we are offering shares to the public at $10.00 per share and thereafter at 100% of the

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then-current fair market value per share. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. If a director is also an employee of Cole REIT II or Cole Advisors II or their affiliates, we do not pay compensation for services rendered as a director. We do not compensate Mr. Cole for his service to us on the board of directors.

Director Compensation Table

The following table sets froth certain information with respect to our director compensation during the fiscal year ended December 31, 2006:

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards(1) ($)	Compensation ($)	Earnings	Compensation(2) ($)	Total ($)

Christopher H. Cole	$—	$—	$—	$—	$—	$—	$—
Marcus E. Bromley	39,000	—	27,750	—	—	1,811	68,561
Elizabeth L. Watson	40,000	—	27,750	—	—	—	67,750

(1)	The value of option awards represents the amount of compensation cost recognized by the Company for financial statement purposes under SFAS 123R.

(2)	Amount represents travel expense incurred by Mr. Bromley to attend various director meetings.

2004 Independent Directors’ Stock Option Plan

We have adopted an independent directors’ stock option plan that is designed to attract and retain independent directors by providing them with the opportunity to purchase our shares. Options granted to our independent directors under the plan provide these directors an incentive to increase the value of our shares, and a stake in our future that corresponds to the stake of each of our stockholders. A total of 1,000,000 shares have been authorized and reserved for issuance under the plan. As of the date of this prospectus, we have issued options to purchase a total of 20,000 shares of common stock to our independent directors pursuant to this plan.

The plan is administered by our board of directors. All of our independent directors will be eligible to participate in the plan. The plan authorizes the grant of non-qualified stock options to our independent directors, subject to the absolute discretion of the board and the applicable limitations of the plan. We intend to grant options under our stock option plan to each qualifying director annually. The initial option grant generally will be made on the date the qualifying director first becomes a director. Annual grants are expected to be made on the date of each annual stockholder meeting in which the respective independent director is re-elected. The exercise price for the options granted under our independent director stock option plan initially will be $9.15 per share. It is intended that the exercise price for future options granted under our independent director stock option plan will be at least 100% of the fair market value of our common stock as of the date that the option is granted.

Options granted to independent directors under the plan will become exercisable on the first anniversary of the date of grant. Options granted under our stock option plan will lapse and no longer be exercisable on the first to occur of (1) the tenth anniversary of the date they are granted or (2) immediately following the date the director ceases to be a director for cause. Options granted under the plan may be exercised by payment of cash or through the delivery of shares of our common stock with a fair market value equal to the exercise price to be paid. No options issued under our stock option plan may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

The term of the plan is ten years. Upon the earlier of our dissolution or liquidation, upon our reorganization, merger or consolidation with one or more corporations as a result of which we are not the surviving corporation, or upon the sale of all or substantially all of our properties, the plan will terminate, and

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any outstanding options will be forfeited. Alternatively, the board of directors may provide in writing in connection with any such transaction for any or all of the following alternatives:

•	the assumption by the successor corporation of the options granted or the replacement of the options with options exercisable into the stock of the successor corporation, or a parent or subsidiary of such corporation, with appropriate adjustments as to the number and kind of shares and exercise prices;

•	the continuance of the plan and the options by such successor corporation under the original terms; and/or

•	the payment in cash or shares of our common stock in lieu of and in complete satisfaction of such options.

Provisions Applicable to Our Stock Option Plan

In no event shall an option be granted under our stock option plan to an independent director if the shares available for purchase subject to such grant, when added to all other shares available for purchase and all other shares purchased pursuant to other issued and outstanding options, would exceed 9.8% of the issued and outstanding shares of common stock determined as of the date of grant of such option. Except as otherwise provided in an option agreement, if a change of control occurs and the agreements effectuating the change of control do not provide for the assumption or substitution of all options granted under the plan, the board in its sole and absolute discretion, may, with respect to any or all of such options, take any or all of the following actions to be effective as of the date of the change of control (or as of any other date fixed by the board occurring within the 30-day period immediately preceding the date of the change of control, but only if such action remains contingent upon the change of control):

•	accelerate the vesting and/or exercisability of the non-assumed option;

•	unilaterally cancel any such non-assumed option that has not vested and/or that has not become exercisable;

•	unilaterally cancel such non-assumed option in exchange for:

o	whole and/or fractional shares (or for whole shares and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the gain that could be realized by the award recipient upon the exercise of such option (taking into account vesting and/or exercisability of such option); or

o	cash or other property equal in value to the gain that could be realized upon the exercise of such option (taking into account vesting and/or exercisability of such option);

•	unilaterally cancel such non-assumed option after providing the holder of such option with (1) an opportunity to exercise such non-assumed option to the extent vested within a specified period prior to the date of the change of control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

•	unilaterally cancel such non-assumed option if there would be no gain realized upon the immediate exercise price of such option (taking into account vesting).

If the number of our outstanding shares is changed into a different number or kind of shares or securities through a reorganization or merger in which we are the surviving entity, or through a combination, recapitalization or otherwise, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant to the exercise of options granted under the plan. A corresponding adjustment to the exercise price of such options granted prior to any change will also be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options not exercised, but will change only the exercise price for each share.

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Compliance with the American Jobs Creation Act

As part of our strategy for compensating our independent directors, we have issued, and we intend to issue, options to purchase our common stock under our independent directors’ stock option plan, which is described above. This method of compensating individuals may possibly be considered to be a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code (including amendment by the American Jobs Creation Act of 2004).

Under Section 409A, “nonqualified deferred compensation plans” must meet certain requirements regarding the timing of distributions or payments and the timing of agreements or elections to defer payments, and must also prohibit any possibility of acceleration of distributions or payments, as well as certain other requirements. Stock options with an exercise price that is ever less than the fair market value of the underlying stock as of the date of grant would be considered as “nonqualified deferred compensation plans.”

If Section 409A applies to any of the awards issued under the plan, or if Section 409A applies to any other arrangement or agreement that we may make, and if such award, arrangement or agreement does not meet the timing and prohibition requirements of Section 409A, then (i) all amounts deferred for all taxable years under the award, arrangement or agreement would be currently includible in the gross income of the recipient of such award or of such deferred amount to the extent not subject to a substantial risk of forfeiture and not previously included in the gross income of the recipient, (ii) interest at the underpayment rate plus 1% would be imposed on the underpayments that would have occurred had the compensation been includible in income when first deferred (or, if later, when not subject to a substantial risk of forfeiture) would be imposed upon the recipient and (iii) a 20% additional tax would be imposed on the recipient with respect to the amounts required to be included in the recipient’s income. Furthermore, if the affected individual is our employee, we would be required to withhold federal income taxes on the amount deferred but includible in income due to Section 409A, although there may be no funds currently being paid to the individual from which we could withhold such taxes. We would also be required to report on an appropriate form (W-2 or 1099) amounts which are deferred, whether or not they meet the requirements of Section 409A, and if we fail to do so, penalties could apply.

We do not intend to issue any award, or enter into any agreement or arrangement that would be considered a “nonqualified deferred compensation plan” under Section 409A, unless such award, agreement or arrangement complies with the timing and prohibition requirements of Section 409A. It is our current belief, based upon the statute, the proposed regulations issued under Section 409A and legislative history, the options we have granted, and that the awards, agreements and arrangements that we currently intend to implement will not be subject to taxation under Section 409A because the options, award, agreement or arrangement will not be considered a “nonqualified deferred compensation plan.” Furthermore, if this belief is not correct, we intend to either terminate or modify such option, award, agreement or arrangement (during a transitional period provided by the Internal Revenue Service in Notice 2006-79 extending through December 31, 2007 so that Section 409A would not apply to such option, award, agreement or arrangement, or so that such option, award, agreement or arrangement complies with Section 409A’s timing and prohibition requirements. Nonetheless, there can be no assurances that any options award, agreement or arrangement which we have entered into will not be affected by Section 409A, or that any such award, agreement or arrangement will not be subject to income taxation under Section 409A.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers and other agents, and to indemnify them, only to the extent permitted by Maryland law and the NASAA REIT Guidelines.

Our charter contains a provision that eliminates directors’ and officers’ liability subject to the limitations of Maryland law and the NASAA REIT Guidelines. However, both Maryland law and the NASAA REIT Guidelines limit our ability to exonerate and indemnify our directors and officers, as set forth in our charter. Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an

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improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•	in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us (although a court may order indemnification for expenses relating to an adverse judgment in a suit by or in the right of the corporation or a judgment of liability on the basis that personal benefit was improperly received).

Our charter provides that we will indemnify and hold harmless a director, an officer, an employee, an agent, Cole Advisors II or an affiliate against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

In addition to the above provisions of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify and hold harmless our directors, our officers, our employees, our agents, Cole Advisors II and our affiliates for losses arising from our operation by requiring that the following additional conditions are met:

•	the directors, the officers, the employees, the agents, Cole Advisors II or our affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, the officers, the employees, the agents, Cole Advisors II or our affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, Cole Advisors II or our affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have agreed to indemnify and hold harmless Cole Advisors II and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

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The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our officers, our employees, our agents, Cole Advisors II or our affiliates and any persons acting as a broker-dealer will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, officers, employees, agents, advisor or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, officers, employees, agents, advisor or affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction specifically approves such advancement; and (iv) our directors, officers, employees, agents, advisor or affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

•	approves the settlement and finds that indemnification of the settlement and related costs should be made; or

•	dismisses the lawsuit with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

The Advisor

Our advisor is Cole Advisors II. Our officers and one of our directors also are officers, key personnel and/or members of Cole Advisors II. Cole Advisors II has contractual responsibility to us and our stockholders pursuant to the advisory agreement. Cole Advisors II is wholly-owned by Christopher H. Cole.

The officers and key personnel of our advisor are as follows:

Name	Age	Position(s)

Christopher H. Cole	54	Chief Executive Officer and Treasurer
Blair D. Koblenz	48	President and Secretary
D. Kirk McAllaster, Jr.	40	Executive Vice President and Chief Financial Officer
Christopher P. Robertson	40	Senior Vice President, Acquisitions
John M. Pons	43	Executive Vice President, Chief Operating Officer, Secretary and General Counsel
Sean D. Leahy	36	Director of Real Estate and Portfolio Management
Marc T. Nemer	34	Vice President, Legal Services and Compliance

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The backgrounds of Messrs. Cole, Koblenz and Pons are described in the “Management — Executive Officers and Directors” section of this prospectus. Below is a brief description of the other officers and key employees of Cole Advisors II.

D. Kirk McAllaster, Jr. is executive vice president and chief financial officer of Cole Capital Partners, Cole Advisors and Cole Advisors II. Prior to March 2007, Mr. McAllaster was the vice president, finance and accounting of such entities. Prior to joining Cole in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 16 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Christopher P. Robertson is senior vice president, acquisitions for Cole Capital Partners, Cole Advisors and Cole Advisors II. Prior to joining Cole in October 2003, Mr. Robertson worked for Shell Capital, Inc., an investment banking division of Shell Oil Company, as vice president of business development. From 1998 until joining Shell Capital in 2000, he was employed at Franchise Finance Corporation of America as its vice president of corporate finance. While at Franchise Finance Corporation he structured numerous sale-leaseback and senior debt transactions in the restaurant, convenience store/gas, and automotive aftermarket industries. Mr. Robertson received a B.B.A. degree from Baylor University with majors in both Finance and Real Estate in 1988. In 1993, Mr. Robertson received a M.B.A. degree in Finance from Pepperdine University.

Sean D. Leahy is director of real estate and portfolio management of Cole Capital Partners, Cole Capital Advisors, Cole Advisors and Cole Advisors II. Prior to joining Cole in September 2003, Mr. Leahy spent four years as assistant vice president with the Phoenix office of Lowe Enterprises, Inc., a national pension fund advisor, where he was involved with acquisitions and dispositions, and leasing and asset management for the company’s Arizona portfolio of commercial properties. Prior to joining Lowe Enterprises, Mr. Leahy spent five years with the Phoenix office of Ernst & Young, LLP, most recently as a real estate consulting manager. Mr. Leahy is a licensed real estate broker and Certified Public Accountant. Mr. Leahy received a B.S. degree with majors in Finance and Accounting from the University of Arizona.

Marc T. Nemer is vice president, legal services and compliance of Cole Capital Partners, Cole Advisors and Cole Advisors II. Prior to joining Cole in February 2006, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions, from July 2000 to February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 to July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.

In addition to the directors and key personnel listed above, Cole Advisors II employs personnel who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus our advisor is the sole limited partner of Cole OP II.

The Advisory Agreement

Many of the services to be performed by Cole Advisors II in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect Cole Advisors II will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties. Under the terms of the advisory agreement, Cole Advisors II will undertake to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, Cole Advisors II, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

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•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies.

The advisory agreement has a one-year term ending May 23, 2007, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without penalty immediately upon a change of control of us, or upon 60 days’ written notice without penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We pay Cole Advisors II a monthly asset management fee equal to 0.02083% of the aggregate asset value of our assets. We also pay Cole Advisors II acquisition and advisory fees equal to 2% of the contract purchase price of each property or asset that we acquire, along with reimbursement of acquisition expenses. We also pay to Cole Advisors II a finance coordination fee equal to 1% of the amount available and/or outstanding under any debt financing that we obtain and use for the acquisition of properties and other investments or that is assumed, directly or indirectly, in connection with the acquisition of properties. Additionally, we are required to pay to Cole Advisors II fees based on a percentage of proceeds or stock value upon our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors. Upon termination of the Advisory Agreement, we may be required to pay to Cole Advisors II a similar performance fee if Cole Advisors II would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Cole Advisors II and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, Cole Advisors II is required to devote sufficient resources to our administration to discharge its obligations. Cole Advisors II currently has no paid employees; however, as of May 9, 2007, its affiliates had approximately 118 full-time employees, each of whom may dedicate a portion of his or her time providing

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services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. Cole Advisors II may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to Cole Advisors II under the advisory agreement are described in further detail in the section captioned “Management Compensation” below. We also describe in that section our obligation to reimburse Cole Advisors II for organization and offering expenses, administrative and management services, and payments made by Cole Advisors II to third parties in connection with potential acquisitions.

Affiliated Companies

Property Manager

Our properties are managed and leased initially by Cole Realty Advisors, our property manager. Cole Capital Advisors is the sole shareholder of Cole Realty Advisors, and Cole Holdings Corporation is the sole owner of Cole Capital Advisors. Christopher H. Cole is the sole owner of Cole Holdings Corporation. Mr. Cole serves as chief executive officer and treasurer of Cole Realty Advisors, and Blair D. Koblenz serves as its president and secretary. See the “Conflicts of Interest” section of this prospectus.

Cole Realty Advisors was organized in 2002 to lease and manage properties that we or our affiliated entities acquire. In accordance with the property management and leasing agreement, we pay to Cole Realty Advisors a property management fee up to (i) 2% of gross revenues from our single tenant properties and (ii) 4% of gross revenues from our multi-tenant properties. In addition, we pay leasing commissions to Cole Realty Advisors based upon the customary leasing commission applicable to the geographic location of the property; provided however, that the aggregate of all property management and leasing fees paid to the property manager plus all payments to third parties may not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty Advisors derives substantially all of its income from the property management and leasing services it performs for us and other Cole-sponsored programs.

In the event that Cole Realty Advisors assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under “Federal Income Tax Considerations” below.

Our property management agreement with Cole Realty Advisors has a one-year term ending May 23, 2007, and is subject to successive one-year renewals unless Cole Realty Advisors provides written notice of its intent to terminate 30 days’ prior to the expiration of the initial or renewal term. We may also terminate the agreement upon 30 days’ prior written notice in the event of gross negligence or willful misconduct by the property manager.

Cole Realty Advisors hires, directs and establishes policies for employees who have direct responsibility for the operations of each property we acquire, which may include, but is not be limited to, on-site managers and building and maintenance personnel. Certain employees of the property manager may be employed on a part-time basis and also may be employed by our advisor or certain companies affiliated with it.

The property manager also directs the purchase of equipment and supplies, and supervises all maintenance activity, for our properties. The management fees paid to the property manager cover, without additional

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expense to us, all of the property manager’s general overhead costs. The principal office of the property manager is located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of the National Association of Securities Dealers, Inc. (NASD). Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Capital Partners, its affiliates and its predecessors.

Cole Capital Corporation provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we will pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Cole Capital Corporation is wholly-owned by Cole Capital Advisors which, in turn, is wholly-owned by Cole Holdings Corporation, which is wholly-owned by Christopher H. Cole. Cole Capital Corporation is an affiliate of both our advisor and the property manager. See “Conflicts of Interest.”

The current officers of Cole Capital Corporation are:

Name	Age	Position(s)

Blair D. Koblenz	48	President and Secretary
Christopher H. Cole	54	Executive Vice President and Treasurer

The backgrounds of Messrs. Koblenz and Cole are described in the “Management — Executive Officers and Directors” section of this prospectus.

Investment Decisions

The primary responsibility for the investment decisions of Cole Advisors II and its affiliates, the negotiation for these investments, and the property management and leasing of these investment properties resides with Christopher H. Cole, Blair D. Koblenz, John M. Pons, Sean D. Leahy and Christopher P. Robertson. Cole Advisors II seeks to invest in commercial properties on our behalf that satisfy our investment objectives. Our board of directors, including a majority of our independent directors, must approve all acquisitions of real estate properties.

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MANAGEMENT COMPENSATION

We have no paid employees. Cole Advisors II, our advisor, and its affiliates manages our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to Cole Advisors II and its affiliates, including amounts to reimburse their costs in providing services. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

		Estimated Amount for
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Offering Stage
Selling Commissions — Cole Capital Corporation(3)	We will pay to Cole Capital Corporation 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except that no selling commission is payable on shares sold under our distribution reinvestment plan. Cole Capital Corporation, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$87,500,000
Dealer Manager Fee — Cole Capital Corporation(3)	We will pay to Cole Capital Corporation 2% of the gross offering proceeds before reallowance to participating broker-dealers, except that no dealer manager fee is payable on shares sold under our distribution reinvestment plan. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. See “Plan of Distribution.”	$25,000,000
Reimbursement of Other Organization and Offering Expenses — Cole Advisors II(4)	We will reimburse Cole Advisors II up to 1.5% of our gross offering proceeds. Cole Advisors II will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse Cole Advisors II for these amounts up to 1.5% of aggregate gross offering proceeds.	$22,312,500

Acquisition and Operations Stage
Acquisition and Advisory Fees — Cole Advisors II(5)(6)	We will pay to Cole Advisors II a 2% of the contract purchase price of each property or asset.	$26,368,177

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Estimated Amount for
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Acquisition Expenses — Cole Advisors II	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring property. We expect these expenses to be approximately 0.5% of the purchase price of each property. In no event will the total of all fees and acquisition expenses payable with respect to a particular property or investment exceed 4% of the contract purchase price.	$6,592,044
Asset Management Fee — Cole Advisors II(7)	We will pay to Cole Advisors II a monthly fee equal to 0.02083%, which is one-twelfth of 0.25%, of the aggregate asset value.	Actual amounts are dependent upon the aggregate asset value of our properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of aggregate asset value there is no limit on the aggregate amount of these fees.
Property Management Fees — Cole Realty Advisors(8)	We will pay to Cole Realty Advisors up to (i) 2% of the gross revenues from our single tenant properties and (ii) 4% of the gross revenues from our multi-tenant properties, plus reimbursement of Cole Realty Advisors’ costs of managing the properties.	Actual amounts are dependent upon the gross revenues from properties and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of the gross revenue and/or market rates, there is no limit on the aggregate amount of these fees.
Leasing Commissions — Cole Realty Advisors(8)	We will pay to Cole Realty Advisors prevailing market rates. Cole Realty Advisors may also receive a fee for the initial listing of newly constructed properties, which generally would equal one month’s rent.	Actual amounts are dependent upon prevailing market rates in the geographic regions in which we acquire property and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these commissions.

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Estimated Amount for
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Financing Coordination Fee — Cole Advisors II(6)	For services in connection with the origination or refinancing of any debt financing we obtain and use to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, we will pay our advisor a financing coordination fee equal to 1% of the amount available and/or outstanding under such financing; provided, however, that our advisor will not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which our advisor received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire and/or assume such permanent financing. However, no acquisition fees will be paid on the investments of loan proceeds from any line of credit until such time as we have invested all net offering proceeds.	Actual amounts are dependent on the amount of any debt financing or refinancing and, therefore, cannot be determined at the present time. Because the fee is based on a fixed percentage of any debt financing, there is no limit on the aggregate amount of these fees.
Operating Expenses — Cole Advisors II(9)	We will reimburse the expenses incurred by Cole Advisors II in connection with its provision of administrative services, including related personnel costs, subject to the limitation that we will not reimburse our advisor for any amount by which the operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period.	Actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

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Estimated Amount for
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Liquidation/Listing Stage
Real Estate Commissions — Cole Advisors II or its Affiliates(10)	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 2% of the contract price of each property sold; provided, however, in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no limit on the aggregate amount of these commissions.
Subordinated Participation in Net Sale Proceeds — Cole Advisors II(11)	After investors have received a return of their net capital invested and an 8% annual cumulative, non- compounded return, then Cole Advisors II is entitled to receive 10% of remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.
Subordinated Incentive Listing Fee — Cole Advisors II (11)(12)	Upon listing our common stock on a national securities exchange, our advisor is entitled to a fee equal to 10% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non- compounded return to investors. We have no intent to list our shares at this time. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon total equity and debt capital we raise and results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of this fee.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated participation in net sales proceeds and incentive listing fees with respect to which we may pay to Cole Advisors II in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated maximum dollar amounts are based on the sale of a maximum of 125,000,000 shares to the public at $10.00 per share and the sale of 25,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.

(3)	Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See “Plan of Distribution.” Selling

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commissions and the dealer manager fee will not be charged with regard to shares purchased pursuant to our distribution reinvestment plan.

(4)	These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, due diligence expense reimbursements to participating broker-dealers and amounts to reimburse Cole Advisors II for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by broker-dealers. Our advisor will be responsible for the payment of all such organization and offering expenses to the extent such expenses exceed 1.5% of the aggregate gross proceeds of this offering.

(5)	This estimate assumes the amount of proceeds available for investment is equal to the gross offering proceeds less the public offering expenses, and we have assumed that no financing is used to acquire properties or other real estate assets. Our board’s investment policies limit our ability to purchase property if the total of all acquisition fees and expenses relating to the purchase exceeds 4% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(6)	Included in the computation of such fees will be any real estate commission, acquisition and advisory fee, development fee, construction fee, non-recurring management fee, loan fees, financing coordination fees or points or any fee of a similar nature.

(7)	Aggregate asset value will be equal to the aggregate value of our assets (other than investments in bank accounts, money markets funds or other current assets) at cost before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt relating to such assets at the date of measurement, except that during such periods in which our board of directors is determining on a regular basis the current value of our net assets for purposes of enabling fiduciaries of employee benefit plans stockholders to comply with applicable Department of Labor reporting requirements, aggregate asset value is the greater of (i) the amount determined pursuant to the foregoing or (ii) our assets’ aggregate valuation most recently established by our board without reduction for depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets.

(8)	The property management and leasing fees payable to Cole Realty Advisors are subject to the limitation that the aggregate of all property management and leasing fees paid to Cole Realty Advisors and its affiliates plus all payments to third parties for property management and leasing services may not exceed the amount that other non-affiliated property management and leasing companies generally charge for similar services in the same geographic location. Additionally, all property management and leasing fees, including both those paid to Cole Realty Advisors and third parties, are subject to the limit on total operating expenses as described in footnote (4). Cole Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in our property management agreement with Cole Realty Advisors.

(9)	We may reimburse our advisor in excess of that limit in the event that a majority of our independent directors determine, based on unusual and non-recurring factors, that a higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. We will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate commissions.

We lease our office space from an affiliate of our advisor and share the space with other Cole-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

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(10)	Although we are most likely to pay real estate commissions to Cole Advisors II or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage.

(11)	Upon termination of the advisory agreement, Cole Advisors II may be entitled to a similar performance fee if Cole Advisors II would have been entitled to a subordinated participation in net sale proceeds had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that such incentive fee is “presumptively reasonable” if it does not exceed 10% of the balance of such net proceeds remaining after investors have received a return of their net capital contributions and an 8% per year cumulative, non-compounded return.

Cole Advisors II cannot earn both the subordinated participation in net sale proceeds and the subordinated incentive listing fee. The subordinated participation in net sale proceeds or the subordinated listing fee, as the case may be, will be paid in the form of an interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing. At the time of such sale, we may, however, at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated participation in net sale proceeds that Cole Advisors II receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee. In no event will the amount paid to Cole Advisors II under the promissory note, if any, including interest thereon, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines.

(12)	If at any time the shares become listed on a national securities exchange, we will negotiate in good faith with Cole Advisors II a fee structure appropriate for an entity with a perpetual life. Our independent directors must approve the new fee structure negotiated with Cole Advisors II. The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive listing fee is earned by Cole Advisors II as a result of the listing of the shares, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay Cole Advisors II any further subordinated participation in net sale proceeds.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. The total operating expenses (as defined in the NASAA REIT Guidelines) of the company will not exceed, in any fiscal year, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors find that, based on unusual and non-recurring factors, a higher level of expense is justified for that year. Our independent directors shall also supervise the performance of our advisor and the compensation that we pay to it to determine that the provisions of our advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of Cole Advisors II in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

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•	additional revenues realized by Cole Advisors II through its relationship with us;

•	the quality and extent of service and advice furnished by Cole Advisors II;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by Cole Advisors II for the account of other clients.

Since Cole Advisors II and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the property management fees for operating our properties and the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, Cole Advisors II is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See “Management — The Advisory Agreement.”

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STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of directors and proposed directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

	Common Stock
	Beneficially Owned(2)
	Number of Shares	Percentage
Name of Beneficial Owner(1)	of Common Stock	of Class

Christopher H. Cole, Chairman of the Board of Directors, Chief Executive Officer and President(3)	30,753	*
Blair D. Koblenz, Executive Vice President and Chief Financial Officer	—	—
John M. Pons, Senior Vice President, Secretary and General Counsel	—	—
Marcus E. Bromley, Independent Director	10,000	*
Elizabeth L. Watson, Independent Director	10,000	*
All directors and executive officers as a group (five persons)(3)	50,753	*

*	Less than 1%.

(1)	Address of each beneficial owner listed is 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

(2)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (a) 51,600,767 shares outstanding as of May 9, 2007, and (b) shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days following May 9, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(3)	Includes 20,000 shares owned by Cole Holdings Corporation and 10,753 shares owned by the Christopher H. Cole Generation Skipping Trust, for which Mr. Cole is the Trustee, for which Mr. Cole disclaims beneficial ownership. Mr. Cole is the sole stockholder of Cole Holdings Corporation and controls the voting and disposition decisions of Cole Holdings Corporation.

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CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Cole Advisors II, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which Cole Advisors II and its affiliates will be compensated by us. Our agreements and compensation arrangements with our advisor and its affiliates were not determined by arm’s-length negotiations. See the “Management Compensation” section of this prospectus. Some of the conflicts of interest in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below.

Our advisor and its affiliates will try to balance our interests with their duties to other Cole-sponsored programs. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the section of this prospectus captioned “Risk Factors — Risks Related to Conflicts of Interest.”

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

An affiliate of our advisor acts as an advisor to, and our officers and certain of our directors act as officers and directors of, Cole REIT I, a real estate investment trust that has investment objectives similar to ours. In addition, as of December 31, 2006, an affiliate of our advisor has issued approximately $112.3 million of debt pursuant to four private offerings, the proceeds of which were used to acquire single-tenant properties in various states. Cole Capital Partners, an affiliate of our advisor, has sponsored 49 currently operating tenant-in-common and delaware statutory trust real estate programs. Affiliates of our advisor and of our officers also act as officers and directors of general partners of seven other currently operating limited partnerships that have invested in unimproved and improved real properties located in various states, including Cole Credit Property Fund Limited Partnership (Cole Credit LP I) and Cole Credit Property Fund II Limited Partnership (Cole Credit LP II). See “Prior Performance Summary.” Affiliates of our officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same investment objectives and policies as we do and which may be involved in the same geographic area, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other affiliated real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of the properties. We will seek to achieve any operating efficiency or similar savings that may result from affiliated management of competitive properties. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Every transaction that we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.

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Other Activities of Cole Advisors II and its Affiliates

We rely on Cole Advisors II for the day-to-day operation of our business. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, Cole Advisors II and its affiliates have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, Cole Advisors II believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also serves as an officer of our advisor, our property manager, our dealer manager and/or other affiliated entities. As a result, these individuals owe fiduciary duties to these other entities, which may conflict with the fiduciary duties that they owe to us and our stockholders.

We may purchase properties or interests in properties from affiliates of Cole Advisors II. The prices we pay to affiliates of our advisor for these properties will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated with unaffiliated parties. However, our charter provides that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction, including a majority of our independent directors. If the price to us exceeds the cost paid by our affiliate, our board of directors must determine that there is substantial justification for the excess cost.

Competition in Acquiring, Leasing and Operating of Properties

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another Cole-sponsored program were to compete for the same properties or tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Cole Advisors II will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, Cole Advisors II will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of Cole Advisors II, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. See the “Plan of Distribution” section of this prospectus.

Affiliated Property Manager

We expect that all of our properties will be managed and leased by our affiliated property manager, Cole Realty Advisors, pursuant to a property management and leasing agreement. Our agreement with Cole Realty Advisors has a one-year term, which may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties. Each such renewal shall be for a term of no more than one year. It is the duty of our board of directors to evaluate the performance of the property manager annually before renewing the agreement. We may terminate the agreement in the event of gross negligence or willful

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misconduct on the part of Cole Realty Advisors. Cole Realty Advisors also serves as property manager for properties owned by affiliated real estate programs, some of which may be in competition with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see the “Management Compensation” section of this prospectus.

Lack of Separate Representation

Morris, Manning & Martin, LLP acts, and may in the future act, as counsel to us, Cole Advisors II, Cole Capital Corporation and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. In the event that a dispute were to arise between us, Cole Advisors II, Cole Capital Corporation or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures with Affiliates of Cole Advisors II

We may enter into joint ventures with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties. See “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments.” Cole Advisors II and its affiliates may have conflicts of interest in determining that Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, Cole Advisors II may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since Cole Advisors II and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Receipt of Fees and Other Compensation by Cole Advisors II and Its Affiliates

A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees and other compensation by Cole Advisors II and its affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions and participation in nonliquidating net sale proceeds. However, the fees and compensation payable to Cole Advisors II and its affiliates relating to the sale of properties will only payable after the return to the stockholders of their capital contributions plus cumulative returns on such capital. Subject to oversight by our board of directors, Cole Advisors II will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, Cole Advisors II may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to Cole Advisors II and its affiliates regardless of the quality of the properties acquired or the services provided to us. See the “Management Compensation” section of this prospectus.

Certain Conflict Resolution Procedures

Every transaction that we enter into with Cole Advisors II or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and Cole Advisors II or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with Cole Advisors II and its affiliates, (2) certain future

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offerings, and (3) allocation of investment opportunities among affiliated entities. These restrictions include, among others, the following:

•	We will not purchase or lease properties in which Cole Advisors II, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Cole Advisors II, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

•	We will not make any loans to Cole Advisors II, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving Cole Advisors II, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, Cole Advisors II, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Cole Advisors II and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, Cole Advisors II must reimburse us for the amount, if any, by which our total operating expenses, including the advisor asset management fee, paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.

•	In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by Cole Advisors II, for both us and one or more other entities affiliated with Cole Advisors II, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, Cole Advisors II, subject to approval by our board of directors, shall examine, among others, the following factors:

•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;

•	the policy of each program relating to leverage of properties;

•	the income tax effects of the purchase to each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

•	If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of Cole Advisors II, to be more appropriate for a program other than the program that committed to make the investment, Cole Advisors II may

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determine that another program affiliated with Cole Advisors II or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by Cole Advisors II for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•	We will not accept goods or services from Cole Advisors II or its affiliates or enter into any other transaction with Cole Advisors II or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

The following chart shows the ownership structure of the various Cole entities that are affiliated with Cole Advisors II.

(1)	The investors will own registered shares of common stock in Cole Credit Property Trust II, Inc.

(2)	Cole Holdings Corporation currently owns 20,000 shares of our common stock, which represents less than 0.05% of our outstanding common stock as of May 9, 2007.

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INVESTMENT OBJECTIVES AND POLICIES

General

We invest in commercial real estate properties. Our primary investment objectives are:

•	to provide current income for you through the payment of cash distributions; and

•	to preserve and return your capital contributions.

We also seek capital gain from our investments. You may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares if we list our shares on an exchange. We cannot assure you that we will attain any of these objectives. See “Risk Factors.”

We will seek to list our shares of common stock for trading on a national securities exchange only if a majority of our independent directors believe listing would be in the best interest of our stockholders. We do not intend to list our shares at this time. We do not anticipate that there will be any market for our common stock until our shares are listed or quoted. In making the decision to apply for listing of our shares or provide other forms of liquidity, such as selling our properties and other assets either on a portfolio basis or individually or engaging in a business combination transaction, our board of directors will evaluate whether listing the shares, liquidating or another transaction would result in greater value for our stockholders. It cannot be determined at this time the circumstances, if any, under which the board of directors would determine to list the shares. If we do not list our shares of common stock on a national securities exchange by the tenth anniversary of the termination or completion of our initial offering, our charter requires that we either:

•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval to adopt a plan of liquidation of the corporation.

If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our plan of liquidation. If we sought and failed to obtain stockholder approval of our plan of liquidation, our charter would not require us to list or liquidate, and we would continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our plan of liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to our investors.

Our board of directors may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our independent directors will review our investment policies, which we discuss in detail below, at least annually to determine that our policies are in the best interest of our stockholders.

Acquisition and Investment Policies

Types of Investments

We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants. Our investments may be direct investments in such properties or in other entities that own or invest in, directly or indirectly, interests in such properties. We seek to acquire a portfolio of real estate that is diversified by geographical location and by type and size of property. Currently, our portfolio consists primarily of freestanding, single-tenant properties net leased for use as retail establishments. A portion of our portfolio also includes multi-tenant retail properties and single-tenant properties leased to office and industrial tenants. Although we expect our portfolio will continue to consist primarily of freestanding, single-tenant properties, we expect to continue to invest in other property types, including office and industrial properties, leased to one or more tenants. In addition, we expect to further diversify our portfolio by investing in multi-tenant properties that compliment our overall investment objectives and mortgage loans See “— Making Loans and Investments in Mortgages.”

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Many of our properties will be leased to tenants in the chain or franchise retail industry, including but not limited to convenience stores, drug stores and restaurant properties. Other properties may be leased to large, national “big box” retailers, so-called “power centers,” which are comprised of big box retailers and smaller retail establishments, and other multi-tenant properties that compliment our overall investment objectives. Our advisor monitors industry trends and invests in properties on our behalf that serve to provide a favorable return balanced with risk. Our management primarily targets retail businesses with established track records. This industry is highly property dependent, therefore our advisor believes it offers highly competitive sale-leaseback investment opportunities.

We believe that our general focus on the acquisition of freestanding, retail properties net leased to investment grade and other creditworthy tenants presents lower investment risks and greater stability than other sectors of today’s commercial real estate market. Unlike funds that invest solely in multi-tenant properties, we plan to acquire a diversified portfolio comprised primarily of single-tenant properties and a smaller number of multi-tenant properties that compliment our overall investment objectives. By primarily acquiring single-tenant properties, we believe that lower than expected results of operations from one or a few investments will not necessarily preclude our ability to realize our investment objectives of cash flow and preservation of capital from our overall portfolio. In addition, we believe that freestanding retail properties, as compared to shopping centers, malls and other traditional retail complexes, offer a distinct investment advantage since these properties generally require less management and operating capital, have less recurring tenant turnover and generally offer superior locations that are less dependent on the financial stability of adjoining tenants. In addition, since we intend to acquire properties that are geographically diverse, we expect to minimize the potential adverse impact of economic downturns in local markets. Our management believes that a portfolio consisting primarily of freestanding, single-tenant retail properties, net leased to creditworthy tenants diversified geographically and by brand and number of tenants will enhance our liquidity opportunities for investors by making the sale of individual properties, multiple properties or our investment portfolio as a whole attractive to institutional investors and by making a possible listing of our shares attractive to the public investment community.

To the extent feasible, we will seek to achieve a well-balanced portfolio diversified by geographic location, age of the property and lease maturity. We will pursue properties whose tenants represent a variety of industries so as to avoid concentration in any one industry. We expect these industries to include all types of retail establishments, such as “big box” retailers, convenience stores, drug stores and restaurant properties. We expect that tenants of our properties will also be diversified between national, regional and local brands. We will generally target properties with lease terms in excess of ten years. We may acquire properties with shorter terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable attributes. We expect that these investments will provide long-term value by virtue of their size, location, quality and condition and lease characteristics. We currently expect all of our acquisitions will be in the United States, including U.S. protectorates.

Many retail companies today are entering into sale-leaseback arrangements as a strategy for applying more capital that would otherwise be applied to their real estate holdings to their core operating businesses. We believe that our investment strategy will enable us to take advantage of the increased emphasis on retailers’ core business operations in today’s competitive corporate environment as retailers attempt to divest from real estate assets.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition of properties and the amount of proceeds raised in this offering. For a further description, see the section titled “— Other Possible Investments” below.

We intend to incur debt to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We

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will use the proceeds from such loans to acquire additional properties. See “— Borrowing Policies” under this section for a more detailed explanation of our borrowing intentions and limitations.

Investment Grade and Other Creditworthy Tenants

In evaluating potential property acquisitions consistent with our investment objectives, we apply credit underwriting criteria to the tenants of existing properties. Similarly, we will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Tenants of our properties frequently are national or super-regional retail chains that are investment grade or otherwise creditworthy entities having high net worth and operating income. Generally, these tenants must be experienced multi-unit operators with a proven track record in order to meet the credit tests applied by our advisor.

A tenant will be considered “investment grade” when the tenant has a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of investment grade tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, measures the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies with adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of Aaa, which is the highest investment grade rating given by Moody’s, is assigned to companies with exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to both companies as a whole and to each issuance or class of a company’s debt. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies or issuances with extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

Other creditworthy tenants are tenants with financial profiles that our advisor believes meet our investment objectives. In evaluating the credit worthiness of a tenant or prospective tenant, our advisor does not use specific quantifiable standards, but does consider many factors, including the proposed terms of the acquisition. The factors our advisor considers include the financial condition of the tenant and/or guarantor, the operating history of the property with such tenant or tenants, the tenant’s or tenants’ market share and track record within its industry segment, the general health and outlook of the tenant’s or tenants’ industry segment, and the lease length and terms at the time of the acquisition.

Description of Leases

We typically purchase single-tenant properties with existing leases, and when spaces become vacant or existing leases expire we anticipate entering into “net” leases. “Net” leases means leases that typically require that tenants pay all or a majority of the operating expenses, including real estate taxes, special assessments

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and sales and use taxes, utilities, insurance and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple net or double net. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any. Double net leases typically have the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property. In the event that we acquire multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of such properties. Since each lease is an individually negotiated contract between two or more parties, each contract will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property, and we will have limited ability to revise the terms of leases to those tenants.

We anticipate that a majority of our acquisitions will have lease terms of ten years or more at the time of the acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or percentage rent that can be calculated by a number of factors. Under triple and double net leases, the tenants are generally required to pay the real estate taxes, insurance, utilities and common area maintenance charges associated with the properties. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, our advisor may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss. The secondary insurance coverage names the ownership entity as the named insured on the policy. The insurance coverage insures Cole Holdings and any entity formed under Cole Holdings.

Some leases do require that we procure the insurance for both commercial general liability and property damage insurance; however, the premiums are fully reimbursable from the tenant. In the event the we procure such insurance, the policy lists us as the named insured on the policy and the tenant as the additional insured.

Tenants are required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates are carefully tracked and reviewed for compliance by our advisor’s property management department.

In general, leases may not be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, the original tenant generally will remain fully liable under the lease unless we release that tenant from its obligations under the lease.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of most properties that we acquire.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. For example, we are not limited to investments in single-tenant retail properties or properties leased to investment grade and other creditworthy tenants and complimentary multi-tenant properties. We may invest in other commercial properties such as business and industrial parks, manufacturing

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facilities, office buildings and warehouse and distribution facilities, or in other entities that make such investments or own such properties, in order to reduce overall portfolio risks or enhance overall portfolio returns if our advisor and board of directors determine that it would be advantageous to do so. Further, to the extent that our advisor and board of directors determine it is in our best interest, due to the state of the real estate market, in order to diversify our investment portfolio or otherwise, we will make or invest in mortgage loans secured by the same types of commercial properties that we intend to acquire.

Our criteria for investing in mortgage loans will be substantially the same as those involved in our investment in properties. We do not intend to make loans to other persons (other than mortgage loans), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate.

Investment Decisions

Cole Advisors II has substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties, subject to the approval of our board of directors. In pursuing our investment objectives and making investment decisions for us, Cole Advisors II evaluates the proposed terms of the purchase against all aspects of the transaction, including the condition and financial performance of the property, the terms of existing leases and the creditworthiness of the tenant, terms of the lease and property and location characteristics. Because the factors considered, including the specific weight we place on each factor, will vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

In addition to procuring and reviewing an independent valuation estimate and property condition report, our advisor also will, to the extent such information is available, consider the following:

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions including vacancy rates;

•	area demographics, including trade area population and average household income;

•	neighborhood growth patterns and economic conditions;

•	presence of nearby properties that may positively impact store sales at the subject property; and

•	lease terms, including length of lease term, scope of landlord responsibilities, presence and frequency of contractual rental increases, renewal option provisions, exclusive and permitted use provisions, co-tenancy requirements and termination options.

Our advisors consider whether properties are leased by, or have leases guaranteed by, companies that maintain an investment grade rating by either Standard & Poor’s or Moody’s Investor Services. Our advisor also will consider non-rated and non-investment grade rated tenants that we consider creditworthy, as described in “— Investment Grade and Other Creditworthy Tenants” above.

Our advisor reviews the terms of each existing lease by considering various factors, including:

•	rent escalations

•	remaining lease term

•	renewal option terms

•	tenant purchase options

•	termination options

•	scope of the landlord’s maintenance, repair and replacement requirements

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•	projected net cash flow yield

•	projected internal rates of return.

Conditions to Closing Our Acquisitions

Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications

•	surveys

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to Cole Advisors II

•	financial statements covering recent operations of properties having operating histories

•	title and liability insurance policies

•	tenant estoppel certificates.

We generally do not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines it is not warranted. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to asses surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate identity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, normally is surrendered if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Ownership Structure

Our investment in real estate generally takes the form of holding fee title or a long-term leasehold estate. We acquire such interests either directly through our operating partnership, or indirectly through limited liability companies, limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of Cole Advisors II or other persons. See the section captioned “Our Operating Partnership Agreement” elsewhere in this prospectus and the “— Joint Venture Investments” section below. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge this

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characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. See “Federal Income Tax Considerations — Sale-Leaseback Transactions.”

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with third parties as well as affiliated entities, including other real estate programs sponsored by affiliates of our advisor for the acquisition, development or improvement of properties with affiliates of our advisor, including other real estate programs sponsored by affiliates of our advisor. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, Cole Advisors II will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described above in “— Investment Decisions” for the selection of our real estate property investments.

Our general policy is to invest in joint ventures only when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.

Cole Advisors II may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, Cole Advisors II may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since Cole Advisors II and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may have liabilities that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other Cole real estate programs only if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. There is no limitation on the amount we may borrow against any single improved property. However, under our charter, we are required to limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. In the event that we issue preferred stock that is entitled to a preference over the common stock in respect of distributions or liquidation or is treated as debt under GAAP, we will include it in the leverage restriction calculations, unless the issuance of the preferred stock is approved or ratified by our stockholders. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of this limitation since we will then be in the process of raising our equity capital to acquire our portfolio. However, we anticipate that our overall leverage following our offering stage will be within our charter limit. As of December 31,

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2006, we had an aggregate debt leverage ratio of 49% of the aggregate original purchase price of our properties.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. All of our financing arrangements must be approved by a majority of our board members including a majority of our independent directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in dividend distributions from proceeds of the refinancing, if any, and an increase in property ownership is some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Making Loans and Investments in Mortgages

Our criteria for investing in mortgage loans will be similar to those involved in our investment in properties. However, unlike our property investments, we expect that the average duration of loans will typically be one to five years. We currently have not made any loans, although we may do so and are not limited as to the amount of gross offering proceeds that we may apply to mortgage loan investments.

We will not make loans to other entities or other persons unless secured by mortgages. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property as determined by an independent third party appraiser, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the fair market value of the underlying property. We will not invest in or make mortgage loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. Second and wraparound mortgage loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage

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indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective mortgage loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value

•	the property’s potential for capital appreciation

•	expected levels of rental and occupancy rates

•	current and projected cash flow of the property

•	potential for rent increases

•	the degree of liquidity of the investment

•	the property’s income-producing capacity

•	the quality, experience and creditworthiness of the borrower

•	general economic conditions in the area where the property is located.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective mortgage loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. We may purchase existing mortgage loans from affiliates, and we may make or invest in mortgage loans in which the borrower is an affiliate. Our advisor will evaluate all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent or employee of our advisor will inspect the property during the loan approval process. We do not expect to make or invest in mortgage loans with a maturity of more than ten years from the date of our investment, and we anticipate that most loans will have a term of five years. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that that we make or invest in mortgage loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single mortgage loan or the amount we may invest in mortgage loans to any one borrower.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest

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rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Acquisition of Properties from Affiliates

We may acquire properties or interests in properties from or in co-ownership arrangements with affiliated entities, including properties acquired from affiliates engaged in construction and development of commercial real properties. We will not acquire any property from an affiliate unless a majority of our directors not otherwise interested in the transaction and a majority of our independent directors determine that the transaction is fair and reasonable to us. The purchase price that we will pay for any property we acquire from our affiliates, including property developed by an affiliate as well as property held by an affiliate that has already been developed, will not exceed the current appraised value of the property. In addition, the price of the property we acquire from an affiliate may not exceed the cost of the property to our affiliate, unless a majority of our directors and a majority of our independent directors determine that substantial justification for the excess exists and the excess is reasonable.

In the case of properties we acquire from an affiliate that have not been constructed at the time of contracting, our affiliate will generally be required to obtain an independent “as built” appraisal for the property prior to our contracting for the property, in which case the purchase price we will pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal. Our contract with any affiliate engaged in development of properties for sale to us will require it to deliver to us at closing title to the property, as well as an assignment of leases.

In the case of properties to be developed by any of our affiliates and sold to us, if any of our affiliates develop properties, we anticipate that our development company affiliate will:

•	acquire a parcel of land;

•	enter into contracts for the construction and development of a commercial building thereon;

•	enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion;

•	secure an earnest money deposit from us, which may be used for acquisition and development expenses;

•	secure a financing commitment from a commercial bank or other institutional lender to finance the remaining acquisition and development expenses;

•	complete the development and allow the tenant or tenants to take possession of the property; and

•	provide for the acquisition of the property by us.

We will be required to pay a substantial sum to our development company affiliate at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which will be applied to the cost of acquiring the land and initial development costs. We expect that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract.

We may enter into a contract to acquire property from an affiliate engaged in property development even if we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We may also elect to close a purchase before the development of the property has been completed, in which case we would obtain an assignment of the construction and development contracts from our affiliate and would complete the construction either directly or through a joint venture with an affiliate. Any contract

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between us, directly or indirectly through a joint venture with an affiliate, and an affiliated development company for the purchase of property to be developed will provide that we will be obligated to purchase the property only if:

•	the affiliated development company completes the improvements, which generally will include the completion of the development, in accordance with the specifications of the contract;

•	one or more approved tenants takes possession of the building under a lease satisfactory to our advisor; and

•	we have sufficient proceeds available for investment at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our advisor will not cause us to enter into a contract to acquire property from an affiliated development company if it does not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from an affiliated development company and, at the time for closing, are unable to purchase the property because we do not have sufficient proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from the affiliated development company. Because the affiliated development company may be an entity without substantial assets or operations, our board of directors may require that the affiliated development company’s obligation to refund our earnest money deposit be guaranteed by another entity, such as Cole Realty Advisors, our affiliated property manager, which provides property management and leasing services to various Cole programs, including us, for substantial monthly fees. As of the time Cole Realty Advisors or any other guarantor may be required to perform under any guaranty, we cannot assure you that such guarantor will have sufficient assets to refund all of our earnest money deposit in a lump sum payment. In such a case, we would be required to accept installment payments over time payable out of the revenues of the guarantor’s operations We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. See “Risk Factors — General Risks Related to Investments in Real Estate.”

Section 1031 Program

Persons selling real estate held for investment often seek to reinvest the proceeds of that sale in another real estate investment in an effort to obtain favorable tax treatment under Section 1031 of the Internal Revenue Code. Cole Capital Partners, an affiliate of our advisor, has developed a co-ownership programs to facilitate these transactions, which are referred to as “like-kind exchanges.” For each co-ownership program (Section 1031 Program), Cole Capital Partners or another Cole affiliate will create a single member limited liability company or a Delaware statutory trust (each of which we refer to as a Cole Exchange Entity). A Cole Exchange Entity typically will acquire all or part of a real estate property to be owned in co-ownership arrangements with persons wishing to engage in like-kind exchanges, which we refer to as Section 1031 Participants. Generally, a Cole Exchange Entity will acquire the subject property and prepare and, through a registered broker-dealer, market a private placement memorandum for the sale of co-ownership interests in that property. In many instances, affiliates of our advisor will sell or contribute a property to a Cole Exchange Entity for the purpose of selling off the property. Properties acquired in connection with the co-ownership program, if any, initially may be partially or entirely financed with debt. Typically, multiple investors will acquire co-ownership interests in a single property. In a substantial majority of these transactions, the underlying property serves as collateral for the mortgage loan used to finance the purchase of the property. To the extent the loan is not repaid in full as part of the co-ownership program, the loan remains outstanding after the sale of the co-ownership interests to the Section 1031 Participants. These loans generally are non-recourse and are secured by the real property. However, Cole Capital Partners or another Cole affiliate typically is required to indemnify and become liable to the lender for customary carve-outs under the loan financing documents, including but not limited to fraud or intentional misrepresentation , physical waste of the property, misapplication or misappropriation of insurance proceeds and failure to pay taxes.

Although we do not presently intend to participate in the Section 1031 Program, we may do so if our board of directors, including a majority of our independent directors, determines that our participation is in the

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best interest of our stockholders. In the event that our board of directors determines that it is in our best interest to participate in the Section 1031 Program, we may co-invest in the property with the Cole Exchange Entity or purchase a co-ownership interest from, or in, as applicable, the Cole Exchange Entity. In that event, as an owner of co-ownership interests in properties, we will be subject to the risks that co-ownership of properties with unrelated third parties entails.

We may co-invest with or purchase co-ownership interests from, or in, as applicable, a Cole Exchange Entity only if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approves of the transaction as being fair, competitive and commercially reasonable to us. We anticipate that in the event we participate in the Section 1031 Program, generally we will purchase the interest at the Cole Exchange Entity’s cost (before offering expenses and fees). However, if the price to us is in excess of the cost of the asset paid by our affiliate, a majority of our directors not otherwise interested in the transaction and a majority of our independent directors must determine that substantial justification for such excess exists and that such excess is reasonable. In no event shall the cost of such asset to us exceed the greater of the Cole Exchange Entity’s cost or the current appraised value for the property interest performed by an independent appraiser.

Although the Cole Exchange Entity will charge fees and expenses to Section 1031 Participants and/or will sell the co-ownership interests at a price above the price it paid for the property, if we participate in the co-ownership program we will not pay any fees or expenses to the Cole Exchange Entity. We will, however, pay our advisor the acquisition and advisory fees and reimburse the advisor for its expenses as described under “Management Compensation” to the same extent as with other types of property acquisitions.

If we purchase co-ownership interests, we will be subject to various risks associated with co-tenancy arrangements which are not otherwise present in real estate investments, such as the risk that the interests of the non-affiliated Section 1031 Participants will become adverse to our interests. In any co-ownership program, Cole Capital Partners, the Cole Exchange Entity, or the other co-owners may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. For instance, Cole Capital Partners will receive substantial fees in connection with its sponsoring of a Section 1031 Program (although we will not be required to pay such fees) and our participation in such a transaction likely would facilitate its consummation of the transactions. For these reasons, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of Cole Capital Partners or the Cole Exchange Entity. As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally eight to ten years. However, circumstances might arise that could result in the early sale of some properties. We may sell a property before the end of the expected holding period if we believe the sale of the property would be in the best interests of our stockholders.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions and current tenant creditworthiness, with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Investment Limitations

Our charter and investment policies place numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is

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amended, which requires approval of our stockholders, or we otherwise change our investment policies. Unless our charter is amended, or we revise our investment policies, we will not:

•	borrow in excess of 60% of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing;

•	make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment in a property or mortgage loan if the related acquisition fees and acquisition expenses are unreasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced; provided that the investment may be made if a majority of our independent directors determines that the transaction is commercially competitive, fair and reasonable to us;

•	invest in equity securities unless a majority of our independent directors approves such investment as being fair, competitive and commercially reasonable;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

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Real Property Investments

We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants.

As of May 9, 2007, we, through separate wholly-owned limited partnerships or limited liability companies, had acquired a 100% fee simple interest in 156 properties consisting of an aggregate of approximately 6.5 million gross rentable square feet located in 37 states and the U.S. Virgin Islands. The properties were generally acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock. The following table summarizes these properties in order of acquisition date.

					Fees	Rentable
		Date	Year	Purchase	Paid to	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor(1)	Feet	Occupancy

Tractor Supply — Parkersburg, WV	Specialty retail	September 26, 2005	2005	$3,259,243	$83,115	21,688	100%
Walgreens — Brainerd, MN	Drugstore	October 5, 2005	2000	4,328,500	114,710	15,120	100%
Rite Aid — Alliance, OH	Drugstore	October 20, 2005	1996	2,100,000	42,000	11,348	100%
La-Z-Boy — Glendale, AZ	Home furnishings	October 25, 2005	2001	5,691,525	148,000	23,000	100%
Walgreens — Florissant, MO	Drugstore	November 2, 2005	2001	5,187,632	111,671	15,120	100%
Walgreens — Saint Louis, MO (Gravois)	Drugstore	November 2, 2005	2001	6,152,942	108,917	15,120	100%
Walgreens — Saint Louis, MO (Telegraph)	Drugstore	November 2, 2005	2001	5,059,426	132,412	15,120	100%
Walgreens — Columbia, MO	Drugstore	November 22, 2005	2002	6,271,371	125,000	13,973	100%
Walgreens — Olivette, MO	Drugstore	November 22, 2005	2001	7,822,222	156,000	15,030	100%
CVS — Alpharetta, GA	Drugstore	December 1, 2005	1998	3,100,000	82,000	10,125	100%
Lowe’s — Enterprise, AL	Home improvement	December 1, 2005	1995	7,475,000	184,000	95,173	100%
CVS — Richland Hills, TX	Drugstore	December 8, 2005	1997	3,660,000	97,000	10,908	100%
FedEx — Rockford, IL	Distribution	December 9, 2005	1994	6,150,000	149,000	67,925	100%
Plastech — Auburn Hills, MI	Automotive parts	December 15, 2005	1995	23,600,000	472,000	111,881	100%
Academy Sports — Macon, GA	Sporting goods	January 6, 2006	2005	5,600,000	148,000	74,532	100%
David’s Bridal — Lenexa, KS	Specialty retail	January 11, 2006	2005	3,270,000	83,000	12,083	100%
Rite Aid — Enterprise, AL	Drugstore	January 26, 2006	2005	3,714,000	94,000	14,564	100%
Rite Aid — Wauseon, OH	Drugstore	January 26, 2006	2005	3,893,679	79,000	14,564	100%
Staples — Crossville, TN	Office supply	January 26, 2006	2001	2,900,000	77,000	23,942	100%
Rite Aid — Saco, ME	Drugstore	January 27, 2006	1997	2,500,000	64,000	11,180	100%
Wadsworth Boulevard — Denver, CO	Specialty Retail/Warehouse Club	February 6, 2006	1991	18,500,000	490,000	198,477	100%
Mountainside Fitness — Chandler, AZ	Health and fitness	February 9, 2006	2001	5,863,000	117,000	31,063	100%
Drexel Heritage — Hickory, NC	Furnishings	February 24, 2006	1963	4,250,000	113,000	261,057	100%
Rayford Square — Spring, TX	Automotive parts/Restaurant/Specialty Retail	March 2, 2006	1973	9,900,000	257,000	79,968	100%
CVS — Portsmouth, OH	Drugstore	March 8, 2006	1997	2,166,000	57,000	10,170	100%
Wawa — Hockessin, DE	Convenience stores	March 29, 2006	2000	4,830,000	—	5,160	100%
Wawa — Manahawkin, NJ	Convenience stores	March 29, 2006	2000	4,414,000	—	4,695	100%
Wawa — Narbeth, PA	Convenience stores	March 29, 2006	2000	4,206,000	—	4,461	100%
CVS — Lakewood, OH	Drugstore/Financial Services	April 20, 2006	1996	2,450,000	62,000	12,800	100%
Rite Aid — Cleveland, OH	Drugstore	April 27, 2006	1997	2,568,700	71,000	11,325	100%
Rite Aid — Fremont, OH	Drugstore	April 27, 2006	1997	2,524,500	70,000	11,325	100%
Walgreens — Knoxville, TN	Drugstore	May 8, 2006	2000	4,750,000	125,000	15,120	100%
CVS — Madison, MS	Drugstore	May 26, 2006	2004	4,463,088	28,000	13,824	100%
Rite Aid — Defiance, OH	Drugstore	May 26, 2006	2005	4,326,165	23,000	14,564	100%
Conns — San Antonio, TX	Consumer electronics	May 26, 2006	2002	4,624,619	36,000	25,230	100%
Dollar General — Crossville, TN	Specialty retail	June 2, 2006	2006	3,000,000	80,000	24,341	100%
Dollar General — Ardmore, TN	Specialty retail	June 9, 2006	2005	2,775,000	73,000	24,341	100%
Dollar General — Livingston, TN	Specialty retail	June 12, 2006	2006	2,856,000	76,000	24,341	100%
Wehrenberg — Arnold, MO	Theaters	June 14, 2006	1998	8,200,000	82,000	50,000	100%
Sportmans Warehouse — Wichita, KS	Specialty retail	June 27, 2006	2006	8,231,000	226,000	50,003	100%

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					Fees	Rentable
		Date	Year	Purchase	Paid to	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor(1)	Feet	Occupancy

CVS — Portsmouth, OH	Drugstore	June 28, 2006	1997	2,101,708	61,000	10,650	100%
Advance Auto — Greenfield, IN	Automotive parts	June 29, 2006	2003	1,375,500	28,000	7,000	100%
Advance Auto — Trenton, OH	Automotive parts	June 29, 2006	2003	1,060,000	21,000	7,000	100%
Rite Aid — Lansing, MI	Drugstore	June 29, 2006	1950	1,735,000	45,000	11,680	100%
Advance Auto — Columbia Heights, MN	Automotive parts	July 6, 2006	2005	1,730,578	45,000	7,000	100%
Advance Auto — Fergus Falls, MN	Automotive parts	July 6, 2006	2005	1,203,171	31,000	7,000	100%
CVS — Okeechobee, FL	Drugstore	July 7, 2006	2001	6,459,262	41,000	13,050	100%
Office Depot — Dayton, OH	Office supply	July 7, 2006	2005	3,416,526	21,000	19,880	100%
Advance Auto — Holland, MI	Automotive parts	July 12, 2006	2006	2,071,843	12,000	7,000	100%
Advance Auto — Holland Township, MI	Automotive parts	July 12, 2006	2006	2,137,244	12,000	7,000	100%
Advance Auto — Zeeland, MI	Automotive parts	July 12, 2006	2006	1,840,715	11,000	7,000	100%
CVS — Orlando, FL	Drugstore	July 12, 2006	2005	4,956,763	30,000	13,013	100%
Office Depot — Greenville, MS	Office supply	July 12, 2006	2000	3,491,470	22,000	25,083	100%
Office Depot — Warrensburg, MO	Office supply	July 19, 2006	2001	2,880,552	18,000	20,000	100%
CVS — Gulfport, MS	Drugstore	August 10, 2006	2000	4,414,117	26,000	11,359	100%
Advance Auto — Grand Forks, ND	Automotive parts	August 15, 2006	2005	1,399,657	36,000	7,000	100%
CVS — Clinton, NY	Drugstore	August 24, 2006	2006	3,050,000	80,000	10,055	100%
Oxford Theatre — Oxford, MS	Theaters	August 31, 2006	2006	9,692,503	246,000	35,000	100%
Advance Auto — Duluth, MN	Automotive parts	September 8, 2006	2006	1,432,565	9,000	7,000	100%
Walgreens — Picayune, MS	Drugstore	September 15, 2006	2006	4,255,000	113,000	14,820	100%
Kohl’s — Wichita, KS	Apparel	September 27, 2006	1996	7,866,000	209,000	86,584	100%
Lowe’s — Lubbock, TX	Home improvement	September 27, 2006	1996	11,508,000	305,000	137,480	100%
Lowe’s — Midland, TX	Home improvement	September 27, 2006	1996	11,099,000	293,000	134,050	100%
Advance Auto — Grand Bay, AL	Automotive parts	September 29, 2006	2005	1,115,605	22,000	7,000	100%
Advance Auto — Hurley, MS	Automotive parts	September 29, 2006	2005	1,083,195	22,000	7,000	100%
Advance Auto — Rainsville, AL	Automotive parts	September 29, 2006	2005	1,328,000	27,000	7,000	100%
Gold’s Gym — O’Fallon, IL	Health and fitness	September 29, 2006	2005	7,300,000	183,000	38,000	100%
Rite Aid — Glassport, PA	Drugstore	October 4, 2006	2006	3,788,000	99,000	14,564	100%
David’s Bridal/Radio Shack — Topeka, KS	Specialty Retail/Consumer Electronics	October 13, 2006	2006	3,021,000	60,000	10,150	100%
Rite Aid — Hanover, PA	Drugstore	October 17, 2006	2006	6,330,000	168,000	14,584	100%
American TV & Appliance — Peoria, IL	Consumer electronics	October 23, 2006	2003	11,336,983	304,000	126,852	100%
Tractor Supply — La Grange, TX	Specialty retail	November 6, 2006	2006	2,580,000	66,000	24,727	100%
Staples — Peru, IL	Office supply	November 9, 2006	1998	3,215,000	83,000	23,925	100%
Fedex — Council Bluffs, IA	Distribution	November 15, 2006	1999	3,361,000	89,000	23,510	100%
Fedex — Edwardsville, KS	Distribution	November 15, 2006	1999	19,815,000	525,000	155,965	100%
CVS — Glenville Scotia, NY	Drugstore	November 16, 2006	2006	5,250,000	139,000	12,900	100%
Advance Auto — Ashland, KY	Automotive parts	November 17, 2006	2006	1,681,000	34,000	7,000	100%
Advance Auto — Jackson, OH	Automotive parts	November 17, 2006	2005	1,352,000	27,000	7,000	100%
Advance Auto — New Boston, OH	Automotive parts	November 17, 2006	2005	1,516,000	30,000	7,000	100%
Advance Auto — Scottsburg, IN	Automotive parts	November 17, 2006	2006	1,272,000	25,000	7,000	100%
Tractor Supply — Livingston, TN	Specialty retail	November 22, 2006	2006	3,100,000	79,000	24,727	100%
Tractor Supply — New Braunfels, TX	Specialty retail	November 22, 2006	2006	3,150,000	81,000	24,727	100%
Office Depot — Benton, AR	Office supply	November 21, 2006	2001	3,275,000	87,000	20,515	100%
Old Time Pottery — Fairview Heights,IL	Home furnishings	November 21, 2006	1979	4,280,000	107,000	97,849	100%
Infiniti — Davie, FL	Motor vehicle dealerships	November 30, 2006	2006	9,432,000	189,000	20,927	100%
Office Depot — Oxford, MS	Office supply	December 1, 2006	2006	3,487,450	93,000	20,000	100%
Tractor Supply — Crockett, TX	Specialty retail	December 1, 2006	2006	2,450,000	62,000	24,727	100%
Mercedes Benz — Atlanta, GA	Motor vehicle dealerships	December 15, 2006	2000	11,760,000	235,000	40,588	100%
Dick’s Sporting Goods — Amherst, NY	Sporting goods	December 20, 2006	1986	9,725,000	195,000	55,745	100%
Chili’s — Paris, TX	Restaurant	December 28, 2006	1999	2,750,000	73,000	6,698	100%
Staples — Clarksville, IN	Office supply	December 29, 2006	2006	4,430,000	118,000	20,388	100%
HOM — Fargo, ND	Furniture retail	January 4, 2007	2004	12,000,000	288,000	122,108	100%

85

					Fees	Rentable
		Date	Year	Purchase	Paid to	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor(1)	Feet	Occupancy

La-Z-Boy — Newington, CT	Furnishings store	January 5, 2007	2006	6,900,000	179,000	20,701	100%
Advance Auto — Maryland Heights, MO	Specialty retailer	January 12, 2007	2005	1,893,000	38,000	7,000	100%
Victoria Crossing — Victoria, TX	Shopping center	January 12, 2007	2006	12,608,000	338,000	87,473	92.3%
Academy Sports — Katy, TX	Headquarters	January 18, 2007	1976	102,000,000	2,683,000	1,500,596	100%
Gordmans — Peoria, IL	Department store	January 18, 2007	2006	9,000,000	230,000	60,947	100%
One Pacific Place — Omaha, NE	Shopping center	February 6, 2007	1988	36,000,000	954,000	91,564	95.2%
Sack n’ Save/O’Reilly Auto — Garland, TX	Shopping center	February 6, 2007	1970	5,060,000	134,000	65,295	100%
Tractor Supply — Ankeny, IA	Specialty retail	February 9, 2007	2006	3,000,000	60,000	19,097	100%
ABX Air — Coventry, RI	distribution center	February 16, 2007	1998	4,090,000	107,000	33,000	100%
Office Depot — Enterprise, AL	office supply	February 27, 2007	2006	2,776,357	75,000	20,000	100%
Northern Tool — Blaine, MN	Specialty retail	February 28, 2007	2006	4,900,000	130,000	25,488	100%
Office Max — Orangeburg, SC	office supply	February 28, 2007	1999	3,125,000	82,000	23,500	100%
Walgreens — Cincinnati, OH	drug store	March 6, 2007	2000	5,140,000	136,000	15,120	100%
Walgreens — Madeira, OH	drug store	March 6, 2007	1998	4,425,000	118,000	13,905	100%
Walgreens — Sharonville, OH	drug store	March 6, 2007	1998	4,085,000	109,000	13,905	100%
AT&T — Beaumont, TX	office building	March 19, 2007	1971	12,275,000	332,000	141,525	100%
Walgreens — Shreveport, LA	Drugstore	March 23, 2007	1998	4,140,000	111,000	13,905	100%
Cost-U-Less — St. Croix, USVI	Warehouse Club	March 26, 2007	2005	6,210,000	164,000	38,365	100%
Gallina Centro — Collierville, TN	Shopping center	March 26, 2007	2000	17,750,000	497,000	142,727	100%
Apria Healthcare — St. John, MO	Healthcare	March 28, 2007	1996	6,500,000	130,000	52,200	100%
Logan’s Roadhouse — Fairfax, VA	Restaurant	March 28, 2007	1998	3,209,000	80,000	7,839	100%
Logan’s Roadhouse — Johnson City, TN	Restaurant	March 28, 2007	1996	3,866,000	97,000	7,839	100%
Center at 7500 Cottonwood — Jenison, MI	Shopping center	March 30, 2007	1993	5,290,000	106,000	84,933	100%
Eckerd — Lincolnton, NC	Drugstore	April 3, 2007	1998	2,262,000	61,000	10,908	100%
Tractor Supply — Greenfield, MN	Specialty retail	April 2, 2007	2006	4,050,000	103,000	22,675	100%
Lincoln Place — Fairview Heights, IL	Shopping center	April 5, 2007	1998	44,000,000	1,234,320	272,829	100%
Ashley Furniture — Amarillo, TX	Furniture retail	April 6, 2007	1980	5,920,000	159,000	74,797	100%
Pocatello Square — Pocatello, ID	Shopping center	April 6, 2007	2006	23,000,000	632,500	138,925	90%
Tractor Supply — Paw Paw, MI	Specialty retail	April 9, 2007	2006	3,095,000	82,000	22,670	100%
Tractor Supply — Marinette, WI	Specialty retail	April 9, 2007	2006	2,950,000	78,000	19,097	100%
Staples — Greenville, SC	Office supply	April 11, 2007	2007	4,545,000	120,000	20,388	100%
Big 5 Center — Aurora, CO	Retail center	April 11, 2007	2006	4,290,000	114,000	15,800	100%
Rite Aid — Plains, PA	Drugstore	April 16, 2007	2006	5,200,000	137,800	14,564	100%
Tractor Supply — Navasota, TX	Specialty retail	April 18, 2007	2006	3,015,000	80,800	22,670	100%
Sportsman’s Warehouse — De Pere, WI	Specialty retail	April 20, 2007	2004	6,010,000	159,625	48,453	100%
Eckerd — Easton, PA	Drugstore	April 25, 2007	2005	5,970,000	160,000	13,813	100%
Applebee’s Portfolio — Various	Restaurant	April 26, 2007(2)	Various	65,000,000	1,722,500	120,246	100%
Walgreens — Bridgetown, OH	Drugstore	April 30, 2006	1998	4,475,000	119,930	13,905	100%
Rite Aid — Fredericksburg, VA	Drugstore	May 2, 2007	2007	5,415,000	167,880	14,564	100%
Sam’s Club — Anderson, SC	Warehouse club	May 8, 2007	1993	12,000,000	321,600	134,664	100%
Tractor Supply — Fredericksburg, TX	Specialty retail	May 7, 2007	2007	3,125,000	82,813	22,670	100%
Walgreens — Dallas, TX	Drugstore	May 9, 2007	1996	3,150,000	84,750	13,905	100%
Wal-Mart — New London, WI	Discount retail	May 9, 2007	1991	2,614,000	70,060	51,985	100%

				$927,323,376	$22,343,242	6,504,109

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.

(2)	The single-tenant restaurants that comprise the Applebee’s Portfolio were built in various years, beginning in 1990 through 2006.

86

The following table sets forth the principal provisions of the lease terms for the major tenants at each property listed above.

				% of		Current	Base
	Number		Total	Total		Annual	Rent per
	of		Square	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Feet Leased	Feet	Options**	Rent	Foot	Beginning	To

Tractor Supply — Parkersburg, WV	1	Tractor Supply Company	21,688	100%	4/5 yr.	$228,147	$10.52	9/26/2005	7/31/2010
						250,962	11.57	8/1/2010	7/31/2015
						276,058	12.73	8/1/2015	7/31/2020
Walgreens — Brainerd, MN	1	Walgreen Co.	15,120	100%	8/5 yr.	303,000	20.04	10/5/2005	6/30/2020
Rite Aid — Alliance, OH	1	Rite Aid of Ohio, Inc.	11,348	100%	6/5 yr.	189,023	16.66	10/20/2005	4/30/2017
La-Z-Boy — Glendale, AZ	1	EBCO, Inc.	23,000	100%	3/5 yr.	419,750	18.25	10/25/2005	10/31/2015
Walgreens — Florissant, MO	1	Walgreen Co.	15,120	100%	8/5 yr.	344,000	22.75	11/2/2005	2/28/2021
Walgreens — Saint Louis, MO (Gravois)	1	Walgreen Co.	15,120	100%	8/5 yr.	408,000	26.98	11/2/2005	10/31/2021
Walgreens — Saint Louis, MO (Telegraph)	1	Walgreen Co.	15,120	100%	8/5 yr.	335,500	22.19	11/2/2005	12/31/2021
Walgreens — Columbia, MO	1	Walgreen Co.	13,973	100%	8/5 yr.	427,300	30.58	11/22/2005	6/30/2022
Walgreens — Olivette, MO	1	Walgreen Co.	15,030	100%	10/5 yr.	528,000	35.13	11/22/2005	10/31/2026
CVS — Alpharetta, GA	1	Mayfield CVS, Inc.,	10,125	100%	3/5 yr.	206,600	20.40	12/1/2005	5/31/2008
						218,997	21.63	6/1/2008	5/31/2013
						232,136	22.93	6/1/2013	1/31/2019
Lowe’s — Enterprise, AL	1	Lowe’s Home Centers, Inc	95,173	100%	6/5 yr.	500,000	5.25	12/1/2005	4/30/2015
CVS — Richland Hills, TX	1	CVS EGL Grapevine N Richland Hills Texas, LP	10,908	100%	4/5 yr.	265,249	24.32	12/8/2005	8/28/2007
						270,849	24.83	8/29/2007	8/28/2012
						276,449	25.34	8/29/2012	8/28/2017
FedEx — Rockford, IL	1	Fed Ex Ground Package System, Inc.	67,925	100%	2/5 yr.	445,632	6.56	12/9/2005	9/30/2015
Plastech — Auburn Hills, MI	1	LDM Technologies, Inc.	111,881	100%	2/5 yr.	1,790,100	16.00	12/15/2005	1/31/2021	(2)
Academy Sports — Macon, GA	1	Academy, LTD	74,532	100%	4/5 yr.	408,804	5.48	1/6/2006	1/31/2011
						421,064	5.65	2/1/2011	1/31/2016
						433,695	5.82	2/1/2016	1/31/2021
						446,706	5.99	2/1/2021	1/31/2026
David’s Bridal — Lenexa, KS	1	David’s Bridal, Inc.	12,083	100%	2/5 yr.	235,200	19.47	1/11/2006	12/31/2010
						258,720	21.41	1/1/2011	12/31/2015
Rite Aid — Enterprise, AL	1	Harco, Inc.	14,564	100%	6/5 yr.	289,629	19.89	1/26/2006	1/31/2026
Rite Aid — Wauseon, OH	1	Rite Aid of Ohio, Inc.	14,564	100%	6/5 yr.	311,720	21.40	1/26/2006	1/31/2026
Staples — Crossville, TN	1	Staples the Office Superstore East, Inc	23,942	100%	3/5 yr.	221,463	9.25	1/26/2006	6/30/2016
Rite Aid — Saco, ME	1	Rite Aid of Maine, Inc.	11,180	100%	4/5 yr.	210,743	18.85	1/27/2006	2/28/2017
Wadsworth Boulevard — Denver, CO	2	Sam’s PW, Inc.	108,224	55%	10/5 yr.	820,245	7.58	2/8/2006	11/30/2016
		Hob-Lob Limited Partnership	90,253	45%	10/5 yr.	585,000	6.48	2/8/2006	10/31/2016
Mountainside Fitness — Chandler, AZ	1	Hatten Holdings, Inc.	31,063	100%	2/5 yr.	469,051	15.10	2/10/2006	12/31/2006
						523,101	16.84	1/1/2007	12/31/2011
						583,363	18.78	1/1/2012	12/31/2016
						651,391	20.97	1/1/2017	7/18/2022
Drexel Heritage — Hickory, NC	1	Drexel Heritage Furniture Industries, Inc.	261,057	100%	3/5 yr.	338,078	1.30	2/24/2006	9/8/2010
						390,090	1.49	9/9/2010	9/8/2015
Rayford Square — Spring, TX	5	Academy Corp	50,500	63%	2/5 yr.	371,175	7.35	3/1/2006	10/31/2009
						383,800	7.60	11/1/2009	10/31/2014
						396,425	7.85	11/1/2014	10/31/2019
						409,050	8.10	11/1/2019	10/31/2024
		CB Jackson	12,302	15%	None	125,484	10.20	3/1/2006	12/31/2008
		Hi-Lo Auto Supply, LP	8,136	10%	1/5 yr.	60,720	7.46	3/1/2006	3/31/2008
CVS — Portsmouth — OH (Scioto Trail)	1	Revco Discount Drug Centers, inc.	10,170	100%	4/5 yr.	153,333	15.08	3/8/2006	7/31/2008
						156,666	15.40	8/1/2008	7/31/2013
						160,000	15.73	8/1/2013	7/31/2018

87

				% of		Current	Base
	Number		Total	Total		Annual	Rent per
	of		Square	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Feet Leased	Feet	Options**	Rent	Foot	Beginning	To

Wawa — Hockessin, DE	1	Wawa, Inc.	5,160	100%	6/5 - 9 yrs.	365,185	70.77	3/29/2006	12/31/2021	(3)
Wawa — Manahawkin, NJ	1	Wawa, Inc.	4,695	100%	6/5 - 9 yrs.	332,276	70.77	3/29/2006	12/31/2021	(3)
Wawa — Narbeth, PA	1	Wawa, Inc.	4,461	100%	6/5 - 9 yrs.	315,715	70.77	3/29/2006	12/31/2021	(3)
CVS — Lakewood, OH	2	Revco Discount Drug Centers	10,800	84%	2/5 yr.	180,900	16.75	4/20/2006	9/30/2006
						191,700	17.75	10/1/2006	9/30/2016
		Charter One Bank, N.A	2,000	16%	1/5yr	30,992	15.50	4/20/2006	7/31/2006
						33,898	16.95	8/1/2006	7/31/2011
Rite Aid — Cleveland, OH	1	Rite Aid of Ohio, Inc.	11,325	100%	6/5 yr.	220,470	19.47	4/27/2006	6/30/2018
Rite Aid — Fremont, OH	1	Rite Aid of Ohio, Inc.	11,325	100%	6/5 yr.	201,955	17.83	4/27/2006	2/28/2018
Walgreens — Knoxville, TN	1	Walgreen Co.	15,120	100%	8/5 yr.	350,000	23.15	5/8/2006	5/31/2020
CVS — Madison, MS	1	CVS EGL Highland Madison MS, Inc.	13,824	100%	4/5 yr.	302,484	21.88	5/26/2006	6/10/2024
Rite Aid — Defiance, OH	1	Rite Aid of Ohio, Inc.	14,564	100%	6/5 yr.	337,917	23.20	5/26/2006	1/31/2026
Conns — San Antonio, TX	1	CAI, LP	25,230	100%	5/3 yr.	338,000	13.40	5/26/2006	4/30/2008
						351,520	13.93	5/1/2008	4/30/2011
						365,581	14.49	5/1/2011	4/30/2014
						380,204	15.07	5/1/2014	4/30/2017
Dollar General — Crossville, TN	1	Dolgencorp, Inc.	24,341	100%	6/5 yr.	217,852	8.95	6/2/2006	3/31/2016
						239,637	9.84	4/1/2016	3/31/2021
Dollar General — Ardmore, TN	1	Dolgencorp, Inc.	24,341	100%	6/5 yr.	208,116	8.55	6/9/2006	11/30/2015
						228,928	9.41	12/1/2015	11/30/2020
Dollar General — Livingston, TN	1	Dolgencorp, Inc.	24,341	100%	6/5 yr.	214,200	8.80	6/12/2006	4/30/2016
						235,620	9.68	5/1/2016	4/30/2021

Wehrenberg Theatre — Arnold, MO	1	Wehrenberg, Inc.	50,000	100%	2/5 yr.	784,453	15.69	6/14/2006	3/31/2009
						836,094	16.72	4/1/2009	3/31/2014
						897,572	17.95	4/1/2014	3/31/2019
Sportmans Warehouse — Wichita, KS	1	Sportsman’s Warehouse, Inc.,	50,003	100%	5/5 yr.	639,046	12.78	6/27/2006	4/30/2011
						670,998	13.42	5/1/2011	4/30/2016
						704,548	14.09	5/1/2016	4/30/2021
CVS — Portsmouth — OH (Chillicothe)	1	Revco Discount Drug Centers, Inc.	10,650	100%	4/5 yr.	143,700	13.49	6/28/2006	11/30/2007
						149,100	14.00	12/1/2007	11/30/2017
Advance Auto — Greenfield, IN	1	Advance Stores Company, Inc.	7,000	100%	2/5 yr.	110,040	15.72	6/29/2006	6/30/2013
Advance Auto — Trenton, OH	1	Advance Stores Company, Inc.	7,000	100%	2/5 yr.	84,782	12.11	6/29/2006	6/30/2013
Rite Aid — Lansing, MI	1	Rite Aid of Michigan, Inc.	11,680	100%	4/5 yr.	160,480	13.74	6/29/2006	12/31/2006
						166,320	14.24	1/1/2007	12/31/2011
						172,160	14.74	1/1/2012	12/31/2016
Advance Auto — Columbia Heights, MN	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	131,524	18.79	7/6/2006	1/31/2016
						138,100	19.73	2/1/2016	1/31/2021
Advance Auto — Fergus Falls, MN	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	91,441	13.06	7/6/2006	11/30/2015
						96,013	13.72	12/1/2015	11/30/2020
CVS — Okeechobee, FL	1	Eckerd Corporation	13,050	100%	5/5 yr.	435,130	33.34	7/7/2006	7/5/2026
Office Depot — Dayton, OH	1	Office Depot, Inc.	19,880	100%	4/5 yr.	237,566	11.95	7/7/2006	12/31/2021
Advance Auto — Holland, MI	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	149,063	21.29	7/12/2006	1/31/2016
						163,969	23.42	2/1/2016	1/31/2021
Advance Auto — Holland Township, MI	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	153,908	21.99	7/12/2006	1/31/2016
						169,299	24.19	2/1/2016	1/31/2021
Advance Auto — Zeeland, MI	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	132,089	18.87	7/12/2006	1/31/2016
						145,298	20.76	2/1/2016	1/31/2026

88

				% of		Current	Base
	Number		Total	Total		Annual	Rent per
	of		Square	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Feet Leased	Feet	Options**	Rent	Foot	Beginning	To

CVS — Orlando, FL	1	CVS EGL Lake Pickett FL, LLC	13,013	100%	4/5 yr.	324,765	24.96	7/12/2006	11/1/2025
Office Depot — Greenville, MS	1	Office Depot, Inc.	25,083	100%	3/5 yr.	256,804	10.24	7/12/2006	9/30/2015
Office Depot — Warrensburg, MO	1	Office Depot, Inc.	20,000	100%	4/5 yr.	210,000	10.50	7/19/2006	8/31/2016
CVS — Gulfport, MS	1	CVS EGL East Pass Gulfport MS, Inc.	11,359	100%	4/5 yr.	281,136	24.75	8/10/2006	10/24/2025
Advance Auto — Grand Forks, ND	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	106,375	15.20	8/15/2006	12/31/2015
						111,694	15.96	1/1/2016	12/31/2020
CVS — Clinton, NY	1	CVS BDI, Inc.,	10,055	100%	4/5 yr.	222,661	22.14	8/24/2006	1/31/2032
Oxford Theatre — Oxford, MS	1	Oxford Theater Company, Inc.	35,000	100%	N/A	848,088	24.23	8/31/2006	7/31/2011
						883,092	25.23	8/1/2011	7/31/2016
						918,084	26.23	8/1/2016	7/31/2021
						953,088	27.23	8/1/2021	7/31/2026
Advance Auto — Duluth, MN	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	108,875	15.55	9/8/2006	2/28/2016
						114,319	16.33	3/1/2016	2/28/2021
Walgreens — Picayune, MS	1	Walgreen Co.	14,820	100%	10/5 yr.	291,385	19.66	9/15/2006	3/31/2031
Kohl’s — Wichita, KS	1	Kohl’s Illinois, Inc.	86,584	100%	6/5 yr.	601,759	6.95	9/27/2006	1/28/2017
Lowe’s — Lubbock, TX	1	Lowe’s Home Centers, Inc.	137,480	100%	6/5 yr.	861,280	6.26	9/27/2006	4/30/2016
Lowe’s — Midland, TX	1	Lowe’s Home Centers, Inc.	134,050	100%	6/5 yr.	829,960	6.19	9/27/2006	4/30/2016
Advance Auto — Grand Bay, AL	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	84,786	12.11	9/29/2006	8/31/2015
						93,265	13.32	9/1/2015	8/31/2020
Advance Auto — Hurley, MS	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	82,324	11.76	9/29/2006	3/31/2016
						90,556	12.94	4/1/2016	3/31/2021
Advance Auto — Rainsville, AL	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	100,928	14.42	9/29/2006	12/31/2015
						111,021	15.86	1/1/2015	12/31/2020
Gold’s Gym — O’Fallon, IL	1	Gold’s St Louis, LLC	38,000	100%	2/5 yr.	588,000	15.47	9/29/2006	9/30/2015
						616,800	16.23	10/1/2015	9/30/2019
Rite Aid — Glassport, PA	1	Rite Aid of Pennsylvania, Inc.	14,564	100%	6/5 yr.	295,504	20.29	10/4/2006	7/31/2026
David’s Bridal/Radio Shack — Topeka, KS	2	David’s Bridal, Inc.	7,750	76%	2/5 yr.	166,625	21.50	10/13/2006	10/31/2011
						183,288	23.65	11/1/2011	10/31/2016
		Radio Shack Corporation	2,400	24%	3/5 yr.	60,000	25.00	10/13/2006	1/31/2012
Rite Aid — Hanover, PA	1	Rite Aid	14,584	100%	4/5 yr.	493,787	33.86	10/17/2006	10/31/2026
American TV & Appliance — Peoria, IL	1	American TV & Appliance of Madison, Inc.	126,852	100%	8/5 yr.	840,750	6.63	10/23/2006	9/23/2008
						924,825	7.29	9/24/2008	9/23/2013
						1,017,308	8.02	9/24/2013	9/23/2018
Tractor Supply — La Grange, TX	1	Tractor Supply Texas	24,727	100%	4/5 yr.	189,000	7.64	11/6/2006	5/31/2011
						207,900	8.41	6/1/2011	5/31/2016
						228,690	9.25	6/1/2016	5/31/2021
Staples — Peru, IL	1	Staples the Office Superstore East, Inc	23,925	100%	3/5 yr.
						257,194	10.75	11/10/2006	6/30/2008
						258,390	10.80	7/1/2008	6/30/2013
Fedex — Council Bluffs, IA	1	Fedex Freight East, Inc.	23,510	100%	4/5 yr.	252,054	10.72	11/15/2006	9/30/2021
Fedex — Edwardsville, KS	1	Fedex Freight East, Inc.	155,965	100%	4/5 yr.	1,486,123	9.53	11/15/2006	9/30/2021
CVS — Glenville Scotia, NY	1	CVS Mack Drug of New York, LLC	12,900	100%	4/5 yr.	371,912	28.83	11/16/2006	1/31/2032
Advance Auto — Ashland, KY	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	126,948	18.14	11/17/2006	6/30/2016
						139,643	19.95	7/1/2016	6/30/2021
Advance Auto — Jackson, OH	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	102,100	14.59	11/17/2006	9/30/2015
						112,304	16.04	10/1/2015	9/30/2020

89

				% of		Current	Base
	Number		Total	Total		Annual	Rent per
	of		Square	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Feet Leased	Feet	Options**	Rent	Foot	Beginning	To

Advance Auto — New Boston, OH	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	114,501	16.36	11/17/2006	6/30/2015
						125,951	17.99	7/1/2015	6/30/2020
Advance Auto — Scottsburg, IN	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	96,008	13.72	11/17/2006	8/31/2016
						100,808	14.40	9/1/2016	8/31/2021
Tractor Supply — Livingston, TN	1	Tractor Supply Texas	24,727	100%	4/5 yr.	225,000	9.10	11/22/2006	11/13/2011
						247,500	10.01	11/14/2011	11/13/2016
						272,250	11.01	11/14/2016	11/13/2021
Tractor Supply — New Braunfels, TX	1	Tractor Supply Texas	24,727	100%	4/5 yr.	224,500	9.08	11/22/2006	2/28/2011
						246,950	9.99	3/1/2011	2/28/2016
						271,645	10.99	3/1/2016	2/28/2021
Office Depot — Benton, AR	1	Office Depot, Inc.	20,515	100%	4/5 yr.	246,180	12.00	11/21/2006	11/30/2011
						251,309	12.25	12/1/2011	11/30/2016
Old Time Pottery — Fairview Heights, IL	1	Old Time Pottery, Inc.	97,849	100%	3/5 yr.	342,472	3.50	11/21/2006	12/31/2010
						366,934	3.75	1/1/2011	12/30/2015
Infiniti — Davie, FL	1	Warren Henry Automobiles, Inc.	20,927	100%	4/5 yr.	707,395	33.80	11/30/2006	7/1/2021	(4)
Office Depot — Oxford, MS	1	Office Depot, Inc.	20,000	100%	3/5 yr.	264,000	13.20	12/1/2006	10/31/2016
						290,000	14.50	11/1/2016	10/31/2021
Tractor Supply — Crockett, TX	1	Tractor Supply Texas	24,727	100%	4/5 yr.	179,000	7.24	12/1/2006	10/23/2011
						196,900	7.96	10/24/2011	10/23/2016
						216,590	8.76	10/24/2016	10/23/2021
Mercedes Benz — Atlanta, GA	1	Atlanta Eurocars	40,588	100%	4/5 yr.	900,000	22.17	12/15/2006	12/31/2011
						990,000	24.39	1/1/2012	12/31/2016
						1,089,000	26.83	1/1/2017	12/31/2021
						1,197,900	29.51	1/1/2022	12/31/2026
Dick’s Sporting Goods — Amherst, NY	1	Dick’s Sporting Goods	55,745	100%	3/5 yr.	762,592	13.68	12/20/2006	11/30/2010
						790,464	14.18	12/1/2010	11/30/2015
Chili’s — Paris, TX	1	Brinker Texas, L.P.	6,698	100%	2/5 yr.	200,913	30.00	12/28/2006	11/30/2025
Staples — Clarksville, IN	1	Staples the Office Superstore East, Inc.	20,388	100%	3/5 yr.	326,208	16.00	12/29/2006	10/31/2011
						356,790	17.50	11/1/2011	10/31/2016
HOM — Fargo, ND	1	HOM Furniture, Inc.	122,108	100%	4/5 yr.	968,000	7.93	1/4/2007	12/31/2011
						1,017,159	8.33	1/1/2012	12/31/2016
						1,070,877	8.77	1/1/2017	1/31/2022
La-Z-Boy — Newington, CT	1	LZB Furniture Galleries of Paramus, Inc.	20,701	100%	2/5 yr.	496,824	24.00	1/5/2007	12/31/2016
						558,297	27.00	1/1/2017	12/26/2021
Advance Auto — Maryland Heights, MO	1	Advance Stores Company, Inc.	7,000	100%	3/5 yr.	142,940	20.42	1/12/2007	2/28/2016
						150,088	21.44	3/1/2016	2/28/2021
Victoria Crossing — Victoria, TX	3	Ross Dress for Less, Inc.	30,187	35%	5/5 yr.	279,230	9.25	1/12/2007	1/31/2012
						286,777	9.50	2/1/2012	1/31/2017
		Bed Bath & Beyond, Inc.	23,000	26%	5/5 yr.	172,500	7.50	1/12/2007	1/31/2017
		Petsmart, Inc.	20,087	23%	6/5 yr.	270,959	13.50	1/12/2007	5/31/2016
Academy Sports — Katy, TX	1	Academy Ltd	1,500,596	100%	8/5 yr.	7,038,000	4.69	1/18/2007	1/31/2027	(5)
Gordmans — Peoria, IL	1	Gordmans, Inc.	60,947	100%	4/5 yr.	684,000	11.22	1/18/2007	3/31/2011
						714,000	11.72	4/1/2011	3/31/2016
One Pacific Place — Omaha, NE	24	No single tenant occupies greater than 10.0% of the rentable square feet of this property.	85,763	95%	Various
Sack n’ Save/O’Reilly Auto — Garland, TX	2	Minyard Food Stores, Inc.	58,695	90%	3/10 yr.	375,648	6.40	2/6/2007	4/30/2010
						396,191	6.75	5/1/2010	4/30/2020
		Hi-Lo Auto Supply, LP	6,600	10%	3/5 yr.	25,920	3.93	2/6/2007	6/30/2011
						27,994	4.24	7/1/2011	6/30/2016

90

				% of		Current	Base
	Number		Total	Total		Annual	Rent per
	of		Square	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Feet Leased	Feet	Options**	Rent	Foot	Beginning	To

						30,233	4.58	7/1/2016	6/30/2021
Tractor Supply — Ankeny, IA	1	Tractor Supply Company	19,097	100%	4/5 yr.	213,252	11.17	2/9/2007	8/23/2011
						234,576	12.28	8/24/2011	8/23/2016
						258,036	13.51	8/24/2016	8/23/2021
ABX Air — Coventry, RI	1	ABX Air, Inc.	33,000	100%	4/5 yr.	316,990	9.61	2/14/2007	1/31/2014	(6)
Office Depot — Enterprise, AL	1	Office Depot, Inc.	20,000	100%	3/5 yr.	215,129	10.76	2/27/2007	10/31/2016
						225,135	11.26	11/1/2016	10/31/2021
Northern Tool — Blaine, MN	1	Northern Tool and Equipment, Inc.	25,488	100%	3/5 yr.	344,598	13.52	2/28/2007	11/30/2016
						380,536	14.93	12/1/2016	11/30/2021
Office Max — Orangeburg, SC	1	OfficeMax, Inc.	23,500	100%	4/5 yr.	252,625	10.75	2/28/2007	6/30/2014
Walgreens — Cincinnati, OH	1	Walgreen Co.	15,120	100%	8/5 yr.	365,000	24.14	3/6/2007	3/31/2020
Walgreens — Madeira, OH	1	Walgreen Co.	13,905	100%	8/5 yr.	314,000	22.58	3/6/2007	8/31/2018
Walgreens — Sharonville, OH	1	Walgreen Co.	13,905	100%	8/5 yr.	290,000	20.86	3/6/2007	10/31/2023
AT&T — Beaumont, TX	1	AT&T Services, Inc.	141,525	100%	2/5 yr.	900,473	6.36	3/19/2007	3/18/2012	(7)
Walgreens — Shreveport, LA	1	Walgreen Co.	13,905	100%	8/5 yr.	327,000	23.52	3/23/2007	9/30/2019
Cost-U-Less — St. Croix, USVI	1	CULUSVI, Inc.	38,365	100%	2/5 yr.	512,000	13.35	3/26/2007	3/31/2022
Gallina Centro — Collierville, TN	11	Stein Mart, Inc.	36,000	34%	3/5 yr.	234,000	6.50	3/28/2007	3/31/2011
						252,000	7.00	4/1/2011	3/31/2016
		Kroger Limited Partnership, I	59,670	41%	11/5 yr.	172,000	2.88	3/28/2007	3/31/2011
						189,200	3.17	4/1/2011	3/31/2021
		Walgreen Co.	20,071	14%	8/5 yr.	350,000	17.44	5/9/2006	5/31/2016
Apria Healthcare — St. John, MO	1	Apria Healthcare, Inc.	52,200	100%	1/5 yr.	514,464	9.86	3/28/2007	10/31/2013
Logan’s Roadhouse — Fairfax, VA	1	Logan’s Roadhouse, Inc.	7,839	100%	5/5 yr.	224,619	28.65	3/28/2007	11/29/2026	(8)
Logan’s Roadhouse — Johnson City, TN	1	Logan’s Roadhouse, Inc.	7,839	100%	5/5 yr.	270,623	34.52	3/28/2007	11/29/2026	(9)
Center at 7500 Cottonwood — Jenison, MI	4	Hob-Lob Limited Partnership	54,533	64%	2/5 yr.	259,032	4.75	3/30/2007	10/31/2009
		Leppinks, Inc.	16,000	19%	3/5 yr.	97,104	6.07	3/30/2007	7/31/2007
						99,046	6.19	8/1/2007	7/31/2008
						101,027	6.31	8/1/2008	7/31/2009
						103,048	6.44	8/1/2009	7/31/2010
						105,108	6.57	8/1/2010	7/31/2011
Eckerd — Lincolnton, NC	1	ECK-001, LLC	10,908	100%	4/5 yr.	169,648	15.55	4/30/2007	8/7/2007
						175,100	16.05	8/8/2007	8/7/2012
						180,552	16.55	8/8/2012	8/7/2017
Tractor Supply — Greenfield, MN	1	Tractor Supply Company	22,675	100%	4/5 yr.	289,228	12.76	4/2/2007	3/31/2011
						318,150	14.03	4/1/2011	3/31/2016
						349,965	15.43	4/1/2016	3/31/2021
Lincoln Place — Fairview Heights, IL	19	Kohl’s Department Stores, Inc.	86,584	32%	5/5 yr.	530,760	6.13	4/5/2007	2/1/2020
		Ultimate Electronics, Inc.	31,000	13%	2/5 yr.	367,816	11.50	4/5/2007	2/28/2008
						409,780	12.81	3/1/2008	2/28/2010
						439,780	13.75	3/1/2010	2/28/2013
						483,758	15.13	3/1/2013	2/28/2018
		Marshalls of IL, LLC	30,000	11%	3/5 yr.	292,500	9.75	4/5/2007	8/31/2007
						307,500	10.25	9/1/2007	8/31/2012
		LNT, Inc.	28,023	10%		308,000	10.99	4/5/2007	8/31/2007
						322,000	11.49	9/1/2007	8/31/2012
Amarillo Furniture — Ashley, TX	1	Choice Furniture, Inc.	74,797	100%	N/A	463,741	6.20	4/6/2007	4/30/2011
						493,660	6.60	5/1/2011	4/30/2016
						523,579	7.00	5/1/2016	4/30/2021
Pocatello Square — Pocatello, ID	5	Sportsman’s Warehouse, Inc	47,979	35%	5/5 yr.	428,705	8.94	4/6/2007	11/30/2007
						476,605	9.93	12/1/2007	11/30/2008
						493,370	10.28	12/1/2008	11/30/2009
						514,925	10.73	12/1/2009	11/30/2010

91

				% of		Current	Base
	Number		Total	Total		Annual	Rent per
	of		Square	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Feet Leased	Feet	Options**	Rent	Foot	Beginning	To

						535,522	11.16	12/1/2010	11/30/2011
						562,346	11.72	12/1/2011	11/30/2016
						590,607	12.31	12/1/2016	11/30/2021
		Ross Dress for Less, Inc.	30,187	22%	4/5 yr.	530,760	17.58	4/6/2007	1/31/2017
		Staples the Office Superstore, Inc.	20,388	15%	2/5 yr.	243,637	11.95	4/6/2007	9/30/2016
Tractor Supply — Paw Paw, MI	1	Tractor Supply Company	22,670	100%	4/5 yr.	277,840	10.05	4/9/2007	12/10/2011
						250,624	11.06	12/11/2011	12/10/2016
						275,686	12.16	12/11/2016	12/10/2021
Tractor Supply — Marinette, WI		Tractor Supply Company	19,097	100%	4/5 yr.	213,933	11.20	4/9/2007	12/15/2011
						235,326	12.32	12/16/2011	12/15/2016
						258,858	13.55	12/16/2016	12/15/2021
Staples — Greenville, SC	1	Staples the Office Superstore East, Inc.	20,388	100%	4/5 yr.	318,053	15.60	4/11/2007	3/31/2012
						339,460	16.65	4/1/2012	3/31/2017
Big 5 Center — Aurora, CO	4	Big 5 Corporation	10,000	63%	3/5 yr.	150,000	15.00	4/11/2007	12/31/2011
						162,000	16.20	1/1/2012	12/31/2016
						178,200	17.82	1/1/2017	1/31/2022
		M-Fast, Inc.	3,500	22%	2/5 yr.	87,500	25.00	4/11/2007	12/31/2007
						88,900	25.40	1/1/2008	12/31/2008
						90,300	25.80	1/1/2009	12/31/2009
						91,700	26.20	1/1/2010	12/31/2010
						93,100	26.60	1/1/2011	12/31/2011
						94,500	27.00	1/1/2012	12/31/2012
						95,900	27.40	1/1/2013	12/31/2013
						97,300	27.80	1/1/2014	12/31/2014
						98,700	28.20	1/1/2015	12/31/2015
						100,100	28.60	1/1/2016	12/31/2016
Rite Aid — Plains, PA	1	Rite Aid of Pennsylvania, Inc.	14,564	100%	6/5 yr.	390,173	26.79	4/16/2007	5/3/2026
Tractor Supply Navasota, TX	1	Tractor Supply Company of Texas, LP	22,670	100%	4/5 yr.	215,640	9.51	4/18/2007	9/26/2011
						229,640	10.13	9/27/2011	9/26/2015
						244,584	10.79	9/27/2015	9/26/2021
Sportsman’s Warehouse — De Pere, WI	1	Sportsman’s Warehouse, Inc.	48,453	100%	5/5 yr.	474,839	9.80	4/20/2007	10/28/2009
						CPI	CPI	10/29/2009	10/28/2014
						CPI	CPI	10/29/2014	10/28/2019
Eckerd — Easton, PA	1	Thrift Drug, Inc.	13,813	100%	2/5 yr.	464,379	33.62	4/25/2007	2/1/2026
Applebee’s Portfolio — Master	(10)	Restaurant Concepts Lease III, LLC	44,781	100%	N/A	1,702,000	38.01	4/26/2007	4/30/2012	(10)
						1,838,160	41.05	5/1/2012	4/30/2017
						2,003,594	44.74	5/1/2017	4/30/2022
						2,203,954	49.22	5/1/2022	4/30/2027
Applebee’s Portfolio — Master Lease II	(11)	Restaurant Concepts II, LLC	36,985	100%	N/A	1,486,000	40.18	4/26/2007	4/30/2012	(11)
						1,604,880	43.39	5/1/2012	4/30/2017
						1,749,319	47.30	5/1/2017	4/30/2022
						1,924,251	52.03	5/1/2022	4/30/2027
Applebee’s Portfolio — Master Lease III	(12)	Restaurant Concepts II, LLC	38,480	100%	N/A	1,555,000	40.41	4/25/2007	4/30/2012	(12)
						1,679,400	43.64	5/1/2012	4/30/2017
						1,830,546	47.57	5/1/2017	4/30/2022
						2,013,601	52.33	5/1/2022	4/30/2027
Walgreens — Bridgetown, OH	1	Walgreen Co.	13,905	100%	8/5 yr.	315,300	22.68	4/30/2007	5/31/2019
Rite Aid — Fredericksburg, VA	1	Rite Aid of Virginia, Inc.	14,564	100%	4/5 yr.	392,063	26.92	5/2/2007	2/28/2027
Sam’s Club — Anderson, SC	1	Wal-Mart Stores, Inc.	134,664	100%	6/5 yr.	810,677	6.02	5/8/2007	11/14/2013
Tractor Supply — Fredericksburg, TX	1	Tractor Supply Company of Texas, LP	22,670	100%	4/5 yr.	225,000	9.93	5/7/07	3/3/2012
						247,500	10.92	3/4/2012	3/3/2017
						272,250	12.01	3/4/2017	3/3/2022

92

				% of		Current	Base
	Number		Total	Total		Annual	Rent per
	of		Square	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Feet Leased	Feet	Options**	Rent	Foot	Beginning	To

Walgreens — Dallas, TX	1	Walgreen Co.	13,905	100%	8/5 yr.	240,000	17.26	5/9/2007	9/30/2016
Wal-Mart — New London, WI	1	Wal-Mart Stores, Inc.	51,985	100%	5/5 yr.	202,640	3.90	5/9/2007	1/31/2017

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.

(1)	The initial annual rent of $419,750 — as displayed in the table above — is subject to rental escalations of 2% each year through the remainder of the lease, which expires October 31, 2015. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(2)	The annual base rent of $1,790,100 — as displayed in the table above — is fixed through the first 13 months of the initial lease term, with a 2.5% rental escalation beginning 14 months after the start of the initial lease term, and every 12 months thereafter for the remaining term of the lease, which expires January 31, 2021. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(3)	The Wawa Properties are 100% leased to Wawa under a master lease agreement. The current aggregate annual base rent of $1,013,117 is fixed through the initial lease term and was allocated based on the square feet of each property as a percentage of the total square feet for all three properties.

(4)	The current aggregate annual base rent of $707,395 — as displayed in the table above — is fixed through July 1, 2007 with rental escalations of 1.25% each year for the remainder of the initial lease term, which expires July 1, 2021. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(5)	The initial annual base rent under the lease is $7,038,000 — as displayed in the table above — increases each year, by 1.5% of the then current annual base rent. The initial term of the lease expires January 31, 2027. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(6)	The current aggregate annual base rent of $316,990 — as displayed in the table above — is fixed through the first year of the initial lease term and increases 3% each year through the remainder of the lease term, which expires January 31, 2014. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(7)	The current aggregate annual base rent of $900,473 is fixed through the first year of the initial lease, and increases 1.5% each year through the initial lease term, which expires March 31, 2017. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(8)	The current aggregate annual base rent of $224,619 — as displayed in the table above — is fixed through November 29, 2007 with rental escalations of 1.75% each year for the remainder of the initial lease term, which expires November 29, 2026. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(9)	The current aggregate annual base rent of $270,623 — as displayed in the table above — is fixed through November 29, 2007 with rental escalations of 1.75% each year for the remainder of the initial lease term, which expires November 29, 2026. For the purposes of presentation the individual rental escalations were not displayed in the table above.

(10)	The lease consists of eight single-tenant restaurants, which are subject to a master lease agreement. The properties are located in New Mexico, Georgia, Oregon, Washington, and Colorado.

(11)	The lease consists of seven single-tenant restaurants, which are subject to a master lease agreement. The properties are located in New Mexico, Georgia, Washington, and Colorado.

(12)	The lease consists of seven single-tenant restaurants, which are subject to a master lease agreement. The properties are located in New Mexico, Georgia, Washington, and Colorado.

Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently receives a property management fee of 2% of the monthly gross revenues from our single-tenant properties and 4% of the gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe that all are adequately insured.

In connection with the property acquisitions noted above, we incurred or assumed the following fixed and variable rate mortgage notes:

		Fixed
	Fixed Rate Loan	Interest	Maturity	Variable Rate	Maturity	Total Loan
Property	Amount	Rate	Date	Loan Amount	Date	Outstanding

Tractor Supply — Parkersburg, WV	$1,793,000	5.57%	10/11/15	$814,000	12/26/05	$2,607,000	(7)
Walgreens — Brainerd, MN	2,814,000	5.44%	10/11/15	649,000	1/4/06	3,463,000	(7)
Rite Aid — Alliance, OH	—	N/A	N/A	—	N/A	—
La-Z-Boy — Glendale, AZ	3,415,000	5.76%	11/11/10	1,138,000	1/25/06	4,553,000	(7)

93

		Fixed
	Fixed Rate Loan	Interest	Maturity	Variable Rate	Maturity	Total Loan
Property	Amount	Rate	Date	Loan Amount	Date	Outstanding

Walgreens — Florissant, MO	3,372,000	5.48%	11/11/15	778,000	2/2/06	4,150,000	(7)
Walgreens — Saint Louis, MO (Gravois)	3,289,000	5.48%	11/11/15	759,000	2/2/06	4,048,000	(7)
Walgreens — Saint Louis, MO (Telegraph)	3,999,000	5.48%	11/11/15	923,000	2/2/06	4,922,000	(7)
Walgreens — Columbia, MO	4,645,369	5.15%	7/11/08	—	N/A	4,487,895	(7)
Walgreens — Olivette, MO	5,567,894	5.15%	7/11/08	—	N/A	5,379,146	(7)
CVS — Alpharetta, GA	2,015,000	5.52%	12/11/10	465,000	3/1/06	2,480,000	(7)
Lowe’s — Enterprise, AL	4,859,000	5.52%	12/11/10	1,121,000	3/1/06	5,980,000	(7)
CVS — Richland Hills, TX	2,379,000	5.52%	12/11/10	549,000	3/8/06	2,928,000	(7)
FedEx — Rockford, IL	3,998,000	5.61%	12/11/10	922,000	3/10/06	4,920,000	(7)
Plastech — Auburn Hills, MI	—	N/A	N/A	17,700,000	12/14/06	17,700,000	(7)
Academy Sports — Macon, GA	3,478,000	5.69%	1/11/16	802,000	4/6/06	4,280,000	(7)
David’s Bridal — Lenexa, KS	1,799,000	5.86%	1/11/11	817,000	4/11/06	2,616,000	(7)
Rite Aid — Enterprise, AL	2,043,000	5.80%	2/11/16	928,000	4/26/06	2,971,000	(7)
Rite Aid — Wauseon, OH	2,142,000	5.80%	2/11/16	973,000	4/26/06	3,115,000	(7)
Staples — Crossville, TN	1,885,000	5.71%	2/11/11	435,000	4/26/06	2,320,000	(7)
Rite Aid — Saco, ME	1,375,000	5.82%	2/11/11	625,000	4/27/06	2,000,000	(7)
Wadsworth Boulevard — Denver, CO	12,025,000	5.57%	3/1/11	2,275,000	12/31/06	14,300,000	(7)
Mountainside Fitness — Chandler, AZ	—	N/A	N/A	4,690,400	12/31/06	4,690,400
Drexel Heritage — Hickory, NC	2,763,000	5.80%	3/11/11	637,000	5/24/06	3,400,000	(7)
Rayford Square — Spring, TX	5,940,000	5.64%	4/1/16	—	N/A	5,940,000	(5)
CVS — Portsmouth, OH	1,424,000	5.67%	3/11/11	329,000	6/8/06	1,753,000	(7)
Wawa — Hockessin, DE, Manahawkin, NJ, Narberth, PA	—	N/A	N/A	7,234,787	2/26/10	7,234,787	(7)
CVS — Lakewood, OH	1,348,000	5.77%	5/11/11	612,000	7/20/06	1,960,000	(7)
Rite Aid — Cleveland, OH	1,413,000	6.05%	5/11/11	642,000	7/27/06	2,055,000	(7)
Rite Aid — Fremont, OH	1,388,000	6.05%	5/11/11	632,000	7/27/06	2,020,000	(7)
Walgreens — Knoxville, TN	3,088,000	5.80%	5/11/11	712,000	8/8/06	3,800,000	(7)
CVS — Madison, MS	2,809,000	5.60%	2/11/16	—	N/A	2,809,000	(7)
Rite Aid — Defiance, OH	2,321,000	5.76%	1/11/16	—	N/A	2,321,000	(7)
Conns — San Antonio, TX	2,461,000	5.86%	5/11/11	1,119,000	7/25/06	3,580,000	(7)
Dollar General — Crossville, TN	1,950,000	5.75%	6/11/16	450,000	9/2/06	2,400,000	(7)
Dollar General — Ardmore, TN	1,804,000	5.79%	6/11/16	416,000	9/9/06	2,220,000	(7)
Dollar General — Livingston, TN	1,856,000	5.79%	7/11/16	429,000	10/12/06	2,285,000	(7)
Wehrenberg — Arnold, MO	—	N/A	N/A	—	N/A	—
Sportmans Warehouse — Wichita, KS	—	N/A	N/A	6,173,250	12/27/06	6,173,250	(7)
CVS — Portsmouth, OH	—	N/A	N/A	—	N/A	—
Advance Auto — Greenfield, IN	—	N/A	N/A	—	N/A	—
Advance Auto — Trenton, OH	—	N/A	N/A	—	N/A	—
Rite Aid — Lansing, MI	1,041,000	5.90%	7/1/16	—	N/A	1,041,000	(5)
Advance Auto — Columbia Heights, MN	1,038,000	5.83%	7/11/16	346,000	10/6/06	1,384,000	(7)
Advance Auto — Fergus Falls, MN	722,000	5.83%	7/11/16	241,000	10/6/06	963,000	(7)
CVS — Okeechobee, FL	4,076,000	5.60%	2/11/16	—	N/A	4,076,000	(7)
Office Depot — Dayton, OH	2,130,000	5.73%	2/11/16	—	N/A	2,130,000	(7)
Advance Auto — Holland, MI	1,193,000	5.83%	4/11/16	—	N/A	1,193,000	(7)
Advance Auto — Holland Township, MI	1,231,000	5.83%	4/11/16	—	N/A	1,231,000	(7)
Advance Auto — Zeeland, MI	1,057,000	5.83%	4/11/16	—	N/A	1,057,000	(7)
CVS — Orlando, FL	3,016,000	5.68%	4/11/16	—	N/A	3,016,000	(7)
Office Depot — Greenville, MS	2,192,000	5.76%	3/11/11	—	N/A	2,192,000	(7)
Office Depot — Warrensburg, MO	1,810,000	5.85%	4/11/11	—	N/A	1,810,000	(7)
CVS — Gulfport, MS	2,611,000	5.28%	4/11/16	—	N/A	2,611,000	(7)
Advance Auto — Grand Forks, ND	840,000	5.87%	9/11/16	280,000	11/15/06	1,120,000	(7)
CVS — Clinton, NY	1,983,000	5.74%	9/11/16	457,000	12/24/06	2,440,000	(2)(7)
Oxford Theatre — Oxford, MS	5,175,000	6.11%	9/1/16	—	N/A	5,175,000	(1)(5)
Advance Auto — Duluth, MN	860,000	5.87%	10/11/16	286,000	12/22/06	1,146,000	(7)
Walgreens — Picayune, MS	2,766,000	5.53%	10/11/16	638,000	1/15/07	3,404,000	(2)(7)
Kohl’s — Wichita, KS	5,200,000	6.11%	9/1/16	—	N/A	5,200,000	(1)(5)

94

		Fixed
	Fixed Rate Loan	Interest	Maturity	Variable Rate	Maturity	Total Loan
Property	Amount	Rate	Date	Loan Amount	Date	Outstanding

Lowe’s — Lubbock, TX	7,150,000	6.11%	9/1/16	—	N/A	7,150,000	(1)(5)
Lowe’s — Midland, TX	7,475,000	6.11%	9/1/16	—	N/A	7,475,000	(1)(5)
Advance Auto — Grand Bay, AL	—	N/A	N/A	—	N/A	—
Advance Auto — Hurley, MS	—	N/A	N/A	—	N/A	—
Advance Auto — Rainsville, AL	—	N/A	N/A	—	N/A	—
Gold’s Gym — O’Fallon, IL	3,650,000	5.83%	10/11/16	2,190,000	17/27/06	5,840,000	(2)(7)
Rite Aid — Glassport, PA	2,325,000	6.10%	11/1/16	—	N/A	2,325,000	(5)
David’s BridalRadio Shack — Topeka, KS	2,000,000	5.77%	12/1/16	—	N/A	2,000,000	(8)
Rite Aid — Hanover, PA	4,115,000	6.11%	11/1/16	—	N/A	4,115,000	(5)
American TV & Appliance — Peoria, IL	7,358,971	6.00%	10/1/18	—	N/A	7,358,971	(6)
Tractor Supply — La Grange, TX	1,405,000	5.99%	12/1/16	—	N/A	1,405,000	(3)(5)
Staples — Peru, IL	1,930,000	5.66%	12/1/11	—	N/A	1,930,000	(5)
Fedex — Council Bluffs, IA	2,185,000	5.97%	12/1/16	—	N/A	2,185,000	(5)
Fedex — Edwardsville, KS	12,880,000	5.97%	12/1/16	—	N/A	12,880,000	(5)
CVS — Glenville Scotia, NY	3,413,000	5.74%	12/11/16	787,000	3/16/07	4,200,000	(7)
Advance Auto — Ashland, KY	—	N/A	N/A	—	N/A	—
Advance Auto — Jackson, OH	—	N/A	N/A	—	N/A	—
Advance Auto — New Boston, OH	—	N/A	N/A	—	N/A	—
Advance Auto — Scottsburg, IN	—	N/A	N/A	—	N/A	—
Tractor Supply — Livingston, TN	1,725,000	5.99%	12/1/16	—	N/A	1,725,000	(3)(5)
Tractor Supply — New Braunfels, TX	1,750,000	5.99%	12/1/16	—	N/A	1,750,000	(3)(5)
Office Depot — Benton, AR	2,130,000	5.77%	12/1/16	—	N/A	2,130,000	(8)
Old Time Pottery — Fairview Heights, IL	2,140,000	6.31%	12/11/11	1,284,000	3/21/07	3,424,000	(7)
Infiniti — Davie, FL	—	N/A	N/A	—	N/A	—
Office Depot — Oxford, MS	2,295,000	6.17%	12/1/16	—	N/A	2,295,000	(5)
Tractor Supply — Crockett, TX	1,325,000	5.99%	12/1/16	—	N/A	1,325,000	(3)(5)
Mercedes Benz — Atlanta, GA	—	N/A	N/A	—	N/A	—
Dick’s Sporting Goods — Amherst, NY	6,321,000	5.62%	2/1/17	—	N/A	6,321,000	(8)
Chili’s — Paris, TX	1,790,000	5.65%	1/1/17	—	N/A	1,790,000	(5)
Staples — Clarksville, IN	2,900,000	5.78%	1/1/17	—	N/A	2,900,000	(8)
HOM — Fargo, ND	4,800,000	5.56%	2/1/2017	—	N/A	4,800,000	(5)
La-Z-Boy — Newington, CT	4,140,000	5.66%	2/1/2017	—	N/A	4,140,000	(5)
Advance Auto — Maryland Heights, MO	—	N/A	N/A	—	N/A	—
Victoria Crossing — Victoria, TX	8,288,000	5.71%	2/11/17	1,912,000	4/12/07	10,200,000	(7)
Academy Sports — Katy, TX	68,250,000	5.61%	2/1/17	—	N/A	68,250,000	(5)
Gordmans — Peoria, IL	4,950,000	5.71%	2/1/17	—	N/A	4,950,000	(8)
One Pacific Place — Omaha, NE	23,400,000	5.53%	3/1/17	—	N/A	23,400,000	(5)
Sack n’ SaveO’Reilly Auto — Garland, TX	3,290,000	5.54%	3/1/17	—	N/A	3,290,000	(5)
Tractor Supply — Ankeny, IA	1,950,000	5.65%	5/1/17	—	N/A	1,950,000	(5)
ABX Air — Coventry, RI	2,454,000	5.70%	4/1/12	—	N/A	2,454,000	(5)
Office Depot — Enterprise, AL	1,850,000	6.29%	3/1/17	—	N/A	1,850,000	(5)
Northern Tool — Blaine, MN	3,185,000	6.00%	9/1/16	—	N/A	3,185,000	(4)(5)
Office Max — Orangeburg, SC	1,875,000	5.61%	4/1/12	—	N/A	1,875,000	(5)
Walgreens — Cincinnati, OH	3,341,000	6.00%	9/1/16	—	N/A	3,341,000	(4)(5)
Walgreens — Madeira, OH	2,876,000	5.70%	4/1/12	—	N/A	2,876,000	(5)
Walgreens — Sharonville, OH	2,655,000	5.62%	4/1/12	—	N/A	2,655,000	(5)
AT&T — Beaumont, TX	8,592,000	5.87%	4/1/17	—	N/A	8,592,000	(8)
Walgreens — Shreveport, LA	2,815,000	5.56%	4/11/17	497,000	6/23/07	3,312,000	(7)
Cost-U-Less,- St. Croix, USVI	4,035,000	5.76%	4/1/17	—	N/A	4,035,000	(5)
Gallina Centro — Collierville, TN	14,200,000	5.72%	4/11/17	—	N/A	14,200,000	(7)
Apria Healthcare — St. John, MO	—	N/A	N/A	—	N/A	—
Logan’s Roadhouse — Fairfax, VA	1,605,000	6.00%	4/11/17	962,000	6/27/07	2,567,000	(7)
Logan’s Roadhouse — Johnson City, TN	1,933,000	6.00%	4/11/17	1,160,000	6/27/07	3,093,000	(7)
Center at 7500 Cottonwood — Jenison, MI	—	N/A	N/A	—	N/A	—
Eckerd — Lincolnton, NC	1,538,000	5.80%	4/11/17	271,000	7/3/07	1,809,000	(7)

95

		Fixed
	Fixed Rate Loan	Interest	Maturity	Variable Rate	Maturity	Total Loan
Property	Amount	Rate	Date	Loan Amount	Date	Outstanding

Tractor Supply — Greenfield, MN	2,227,500	5.57%	7/1/17	—	N/A	2,227,500	(5)
Lincoln Place — Fairview Heights, IL	35,432,000	5.70%	5/1/17	—	N/A	35,432,000	(8)
Amarillo Furniture — Ashley, TX	4,026,000	5.59%	4/11/17	710,000	7/5/07	4,736,000	(7)
Pocatello Square — Pocatello, ID	17,250,000	5.53%	4/11/17	1,150,000	8/6/07	18,400,000	(7)
Tractor Supply — Paw Paw, MI	2,048,000	5.65%	5/1/17	—	N/A	2,048,000	(7)
Tractor Supply — Marinette, WI	1,918,000	5.65%	5/1/17	—	N/A	1,918,000	(7)
Staples — Greenville, SC	2,955,000	5.51%	6/11/17	—	N/A	2,955,000	(5)
Big 5 Center — Aurora, CO	2,804,000	5.57%	6/11/17	—	N/A	2,804,000	(5)
Rite Aid — Plains, PA	3,380,000	5.60%	5/17/17	—	N/A	3,380,000	(5)
Tractor Supply — Navasota, TX	2,050,000	5.80%	5/11/17	362,000	7/18/2007	2,412,000	(5)
Sportsman’s Warehouse — De Pere, WI	3,906,500	5.52%	5/1/17	—	N/A	3,906,500	(5)
Eckerd — Easton, PA	4,060,000	5.80%	4/11/17	716,000	7/4/2007	4,776,000	(7)
Applebee’s Portfolio — Master Loan I	15,161,185	5.68%	5/11/17	—	N/A	15,161,185	(5)(9)
Applebee’s Portfolio — Master Loan II	13,237,086	5.68%	5/11/17	—	N/A	13,327,086	(5)(10)
Applebee’s Portfolio — Master Loan III	13,851,729	5.68%	5/11/17	—	N/A	13,851,729	(5)(11)
Walgreens — Bridgetown, OH	3,043,000	5.80%	5/11/17	537,000	8/27/2007	3,580,000
Rite Aid — Fredericksburg, VA	2,979,000	5.92%	5/11/17	1,353,000	8/2/2007	4,332,000
Sam’s Club — Anderson, SC	8,160,000	5.80%	5/11/17	1,440,000	8/4/2007	9,600,000
Tractor Supply — Fredericksburg, TX	2,031,250	5.57%	6/1/17	—	N/A	2,031,250
Walgreens — Dallas, TX	2,175,000	5.76%	6/1/17	—	N/A	2,175,000
Wal-Mart — New London, WI	1,778,000	5.80%	5/11/17	313,000	8/9/2007	2,091,000

	$531,157,484			$74,641,437		$605,798,921

(1)	Mortgage note is cross-collateralized and cross-secured with the LO Midland Property, LO Lubbock Property, KO Wichita Property and OT Oxford Property.

(2)	Mortgage note is cross-collateralized and cross-secured with the CV Clinton Property, WG Picayune Property and GG O’Fallon Property.

(3)	Mortgage note is cross-collateralized and cross-secured with the TS La Grange Property, TS Crockett Property, TS Livingston Property and TS New Braunfels Property.

(4)	Mortgage note is cross-collateralized and cross-secured with the NT Blaine Property and the WG Cincinnati Property.

(5)	Lender: Bear Stearns Commercial Mortgage.

(6)	Lender: GE Commercial Finance Business Property Corporation.

(7)	Lender: Wachovia Bank, N.A.

(8)	Lender: JP Morgan Chase Bank, N.A.

(9)	The loan was used to fund eight single-tenant restaurants, which are subject to a master loan agreement. The properties are located in New Mexico, Georgia, Oregon, Washington, and Colorado.

(10)	The loan was used to fund seven single-tenant restaurants, which are subject to a master loan agreement. The properties are located in New Mexico, Georgia, Washington, and Colorado.

(11)	The loan was used to fund seven single-tenant restaurants, which are subject to a master loan agreement. The properties are located in New Mexico, Georgia, Washington, and Colorado.

The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due on various dates from July 2008 through October 2018. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments and generally mature within 90 days. Each of the mortgage notes are secured by the respective property. The mortgage notes are generally non-recourse to the Company and Cole Op II, but both are liable for customary non-recourse carveouts.

96

The fixed rate mortgage notes generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, the Company may sell the properties to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.

In the event that a mortgage note is not paid off on the respective maturity date, each mortgage note includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2.0%). The individual mortgage note maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.

For federal income tax purposes, the depreciable basis in the properties noted above is approximately $827.3 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The depreciable basis in the properties noted above are detailed as follows:

Depreciable
Property	Tax Basis

Tractor Supply — Parkersburg, WV	$2,419,149
Walgreens — Brainerd, MN	3,455,534
Rite Aid — Alliance, OH	1,721,992
La-Z-Boy — Glendale, AZ	3,308,706
Walgreens — Florissant, MO	3,798,660
Walgreens — Saint Louis, MO (Gravois)	4,041,203
Walgreens — Saint Louis, MO (Telegraph)	3,405,433
Walgreens — Columbia, MO	4,066,885
Walgreens — Olivette, MO	4,920,452
CVS — Alpharetta, GA	1,974,033
Lowe’s — Enterprise, AL	6,620,785
CVS — Richland Hills, TX	2,617,497
FedEx — Rockford, IL	4,810,302
Plastech — Auburn Hills, MI	20,812,140
Academy Sports — Macon, GA	4,546,122
David’s Bridal — Lenexa, KS	2,588,991
Rite Aid — Enterprise, AL	2,892,211
Rite Aid — Wauseon, OH	2,920,310
Staples — Crossville, TN	2,421,793
Rite Aid — Saco, ME	2,188,010
Wadsworth Boulevard — Denver, CO	14,190,910
Mountainside Fitness — Chandler, AZ	4,818,016
Drexel Heritage — Hickory, NC	3,958,998
Rayford Square — Spring, TX	7,936,443
CVS — Portsmouth, OH	1,667,154
Wawa — Hockessin, DE	3,087,470
Wawa — Manahawkin, NJ	2,821,552
Wawa — Narbeth, PA	2,688,592
CVS — Lakewood, OH	1,973,647
Rite Aid — Cleveland, OH	2,070,669
Rite Aid — Fremont, OH	1,728,442
Walgreens — Knoxville, TN	3,068,515
CVS — Madison, MS	3,368,662
Rite Aid — Defiance, OH	3,126,556
Conns — San Antonio, TX	3,562,750
Dollar General — Crossville, TN	2,435,881
Dollar General — Ardmore, TN	2,114,108
Dollar General — Livingston, TN	2,033,053
Wehrenberg — Arnold, MO	5,698,096
Sportmans Warehouse — Wichita, KS	6,843,371
CVS — Portsmouth, OH	1,770,141
Advance Auto — Greenfield, IN	755,462
Advance Auto — Trenton, OH	772,177
Rite Aid — Lansing, MI	1,547,295
Advance Auto — Columbia Heights, MN	1,236,120
Advance Auto — Fergus Falls, MN	1,058,994
CVS — Okeechobee, FL	4,812,804
Office Depot — Dayton, OH	2,583,810

97

Depreciable
Property	Tax Basis

Advance Auto — Holland, MI	1,432,089
Advance Auto — Holland Township, MI	1,463,900
Advance Auto — Zeeland, MI	1,384,950
CVS — Orlando, FL	2,807,200
Office Depot — Greenville, MS	2,583,810
Office Depot — Warrensburg, MO	1,829,024
CVS — Gulfport, MS	3,032,978
Advance Auto — Grand Forks, ND	1,070,994
CVS — Clinton, NY	2,462,819
Oxford Theatre — Oxford, MS	9,636,227
Advance Auto — Duluth, MN	1,190,975
Walgreens — Picayune, MS	3,153,167
Kohl’s — Wichita, KS	6,289,365
Staples — Greenville, SC	4,545,000
Lowe’s — Lubbock, TX	7,247,827
Lowe’s — Midland, TX	7,883,933
Advance Auto — Grand Bay, AL	905,396
Advance Auto — Hurley, MS	952,326
Advance Auto — Rainsville, AL	991,239
Gold’s Gym — O’Fallon, IL	6,060,922
Rite Aid — Glassport, PA	3,268,815
David’s Bridal/Radio Shack — Topeka, KS	2,535,491
Rite Aid — Hanover, PA	4,638,296
American TV & Appliance — Peoria, IL	9,573,469
Tractor Supply — La Grange, TX	2,402,825
Staples — Peru, IL	2,024,975
Fedex — Council Bluffs, IA	2,932,591
Fedex — Edwardsville, KS	18,589,934
CVS — Glenville Scotia, NY	3,796,109
Advance Auto — Ashland, KY	1,096,360
Advance Auto — Jackson, OH	952,219
Advance Auto — New Boston, OH	1,092,304
Advance Auto — Scottsburg, IN	1,054,818
Tractor Supply — Livingston, TN	2,761,104
Tractor Supply — New Braunfels, TX	2,733,111
Office Depot — Benton, AR	2,803,944
Old Time Pottery — Fairview Heights, IL	3,338,050
Infiniti — Davie, FL	6,661,739
Office Depot — Oxford, MS	2,666,293
Tractor Supply — Crockett, TX	2,236,043
Mercedes Benz — Atlanta, GA	9,401,653
Dick’s Sporting Goods — Amherst, NY	6,873,019
Chili’s — Paris, TX	2,234,337
Staples — Clarksville, IN	3,595,974
HOM — Fargo, ND	11,133,123
La-Z-Boy — Newington, CT	5,598,393
Advance Auto — Maryland Heights, MO	1,218,676
Victoria Crossing — Victoria, TX	10,421,408
Academy Sports — Katy, TX	96,108,815
Gordmans — Peoria, IL	7,635,360
One Pacific Place — Omaha, NE	20,033,912
Sack n’ Save/O’Reilly Auto — Garland, TX	3,203,422
Tractor Supply — Ankeny, IA	2,362,924
ABX Air — Coventry, RI	2,261,338
Office Depot — Enterprise, AL	2,085,763
Northern Tool — Blaine, MN	2,794,139
Office Max — Orangeburg, SC	2,624,618
Walgreens — Cincinnati, OH	3,947,186
Walgreens — Madeira, OH	3,491,063
Walgreens — Sharonville, OH	3,004,123
AT&T — Beaumont, TX	12,043,930
Walgreens — Shreveport, LA	3,789,514
Cost-U-Less, St. Croix, USVI	5,912,063
Gallina Centro — Collierville, TN	12,535,873
Apria Healthcare — St. John, MO	4,992,618
Logan’s Roadhouse — Fairfax, VA	1,776,432
Logan’s Roadhouse — Johnson City, TN	2,918,164
Center at 7500 Cottonwood — Jenison, MI	4,344,581
Eckerd — Lincolnton, NC	2,262,000
Tractor Supply — Greenfield, MN	4,050,000
Lincoln Place — Fairview Heights, IL	44,000,000
Ashley Furniture — Amarillo, TX	5,920,000
Pocatello Square — Pocatello, ID	23,000,000
Tractor Supply — Paw Paw, MI	3,095,000
Tractor Supply — Marinette, MI	2,950,000
Big 5 Center — Aurora, CO	4,290,000
Rite Aid — Plains, PA	5,200,000
Tractor Supply — Navasota, TX	3,015,000
Sportsman’s Warehouse — De Pere, WI	6,010,000
Eckerd — Easton, PA	5,970,000
Applebee’s Portfolio — Various	65,000,000
Walgreens — Bridgetown, OH	4,475,000
Rite Aid — Fredericksburg, VA	5,415,000
Sam’s Club — Anderson, SC	12,000,000
Tractor Supply — Fredericksburg, TX	3,125,000
Walgreens — Dallas, TX	3,150,000
Wal-Mart — New London, WI	2,614,000

$827,310,948

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Tenant Lease Expirations

The following table sets forth, as of May 9, 2007, lease expirations of our portfolio for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease which expires during the respective year.

	Number of	Approx. Square	Total Annual	% of Total
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Annual Base Rent

2007	1	2,000	$37,500	0%
2008	8	43,210	644,731	1%
2009	9	80,143	724,364	1%
2010	6	20,968	400,235	1%
2011	7	34,703	409,101	1%
2012	9	90,077	891,923	1%
2013	10	221,058	1,739,153	3%
2014	7	130,899	1,555,402	2%
2015	9	649,513	3,544,096	6%
2016	18	734,722	6,217,774	10%
2017	13	539,135	4,555,170	7%

	97	2,546,428	$20,546,428	33%

Potential Property Investments

Our advisor has identified the following properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We will decide whether to acquire these properties generally based upon:

•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.

Other properties may be identified in the future that we may acquire before or instead of these properties. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.

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				Approximate
	Expected		Approximate	Compensation to
Property	Acquisition Date	Seller(1)	Purchase Price(2)	Sponsor(3)

Eckerd — Spartanburg, SC	May 2007	Art Thomas Chevrolet, Inc.	$3,475,000	$104,250
Tractor Supply — Fairview, TN	May 2007	GES Farview, LLC	2,970,000	89,100
CVS Florence, SC	May 2007	Art Thomas Chevrolet, Inc.	2,625,000	78,750
Rite Aid — Allentown, PA	May 2007	Rap Tilgham Street LP	5,561,112	166,833
Walgreens — Bryan, TX	May 2007	29 Briarcrest LP	6,325,000	189,750
Walgreens — Harris County, TX	May 2007	Cornerstone Retail LP	5,650,000	169,500
Rite Aid — Lima, OH	May 2007	Nom Lima Bath, Ltd.	4,775,000	143,250
Wal-Mart — Spencer, IN	May 2007	Spencer/Ros, Inc.	2,025,682	60,770
La-Z-Boy — Kentwood, MI	May 2007	LZB 28th Street Store Landlord	5,145,386	154,362

			$38,552,180	$1,156,565

(1)	Seller is an unaffiliated third party.

(2)	Approximate purchase price does not include acquisition costs which we expect to be approximately 3.0% of the contract purchase price.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.

Each potential property acquisition is subject to a net lease, pursuant to which the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent. In the case of a multi-tenant commercial property the tenants are also required to pay a proportionate amount of common area maintenance charges in addition to the items listed above.

			Total Square	% of Total Square
Property	Major Tenants*	Guarantor	Feet Leased	Feet Leased

Eckerd — Spartanburg, SC	Eckerd Corporation	Eckerd Corporation	10,908	100%
Tractor Supply — Fairview, TN	Tractor Supply Company	Tractor Supply Company	19,067	100%
CVS Florence, SC	Florence CVS, Inc.	CVS, Inc.	10,125	100%
Rite Aid — Allentown, PA	Rite Aid of Pennsylvania, Inc	Rite Aid, Inc.	14,564	100%
Walgreens — Bryan, TX	Walgreen Co, Inc.	Walgreen Co, Inc.	15,050	100%
Walgreens — Harris County, TX	Walgreen Co, Inc.	Walgreen Co, Inc.	15,050	100%
Rite Aid — Lima, OH	Rite Aid of Ohio, Inc.	Rite Aid, Inc.	14,564	100%
Wal-Mart — Spencer, IN	Wal-Mart Stores, Inc.	Wal-Mart Stores, Inc.	41,304	100%
La-Z-Boy — Kentwood, MI	LA-Z-Boy Showcase Shoppes of Detroit, Inc.	LA-Z-Boy, Inc.	30,267	100%

			170,899

*	Major tenants are those tenants that occupy greater than 10.0% of the rentable square of their respective property.

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The table below provides leasing information for the major tenants at each respective property.

		Renewal	Annual	Base Rent per	Lease Term
Property	Major Tenants*	Options	Base Rent	Square Foot	Beginning	To

Eckerd — Spartanburg, SC	Eckerd Corporation	4/5 yr.	$263,200	$24.13	9/29/98	9/28/18
Tractor Supply — Fairview, TN	Tractor Supply Company	4/5 yr.	216,421	$11.35	8/11/06	8/10/21
CVS Florence, SC	Florence CVS, Inc.	4/5 yr.	177,188	$17.50	9/28/98	1/31/19
Rite Aid — Allentown, PA	Rite Aid of Pennsylvania, Inc	6/5 yr.	419,864	$28.83	2/22/07	2/21/27
Walgreens — Bryan, TX	Walgreen Co, Inc.	8/5 yr.	432,900	$28.76	4/12/01	4/30/21
Walgreens — Harris County, TX	Walgreen Co, Inc.	8/5 yr.	389,340	$25.87	3/29/01	3/31/21
Rite Aid — Lima, OH	Rite Aid of Ohio, Inc.	6/5 yr.	370,185	$25.42	10/21/04	1/31/2026
Wal-Mart — Spencer, IN	Wal-Mart Stores, Inc.	5/5 yr.	147,553	$3.57	3/24/87	1/31/2013
La-Z-Boy — Kentwood, MI	LA-Z-Boy Showcase Shoppes of Detroit, Inc.	4/5 yr.	385,904	$12.75	1/18/07	10/31/17

			$2,802,555

The following table outlines the anticipated loan terms on debt financing to be secured in connection with the purchase of the potential property acquisitions our advisor has identified for us. Generally, we expect the loans to have a fixed rate, with interest only payments and a five to ten-year maturity.

Property	Debt Financing	Type	Rate	Maturity Date

Eckerd — Spartanburg, SC	$2,258,750	Interest Only	5.52%	June 2017
Tractor Supply — Fairview, TN	1,930,500	Interest Only	5.52%	June 2017
CVS Florence, SC	1,706,250	Interest Only	5.80%	June 2017
Rite Aid — Allentown, PA	3,614,723	Interest Only	5.93%	June 2017
Walgreens — Bryan, TX	4,111,250	Interest Only	5.40%	June 2017
Walgreens — Harris County, TX	3,672,500	Interest Only	5.40%	June 2017
Rite Aid — Lima, OH	3,103,000	Interest Only	5.46%	June 2017
Wal-Mart — Spencer, IN	1,620,000	Interest Only	5.80%	June 2017
La-Z-Boy — Kentwood, MI	3,344,501	Interest Only	5.80%	June 2017

	$25,361,474

Cole Advisors II, our advisor, is continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties for us and other Cole-sponsored programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE PRIOR TO ANY ACTUAL PURCHASE.

Each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.

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SELECTED FINANCIAL DATA

The following data should be read in conjunction with our consolidated financial statements and the notes thereto and the section of this prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The selected financial data presented below has been derived from our audited consolidated financial statements.

			From Inception
			(September 29,
	Year Ended	Year Ended	2004) Through
	December 31,	December 31,	December 31,
	2006	2005	2004

Balance Sheet Data:
Total real estate assets	$446,544,041	$91,618,285	$—
Cash and cash equivalents	$37,566,490	$4,575,144	$200,000
Restricted cash	$5,839,733	$1,813,804	$—
Total assets	$500,420,792	$98,809,838	$—
Mortgage notes payable	$218,265,916	$66,804,041	$—
Notes payable to affiliates	$—	$4,453,000	$—
Escrowed investor proceeds	$5,710,730	$1,813,804	$—
Stockholders’ equity	$266,236,497	$25,204,966	$200,000
Operating Data:
Total revenue	$19,519,507	$741,669	$—
General and administrative	$952,789	$156,252	$—
Property operating expenses	$1,416,745	$—	$—
Property and asset management fees	$936,977	$38,768	$—
Depreciation and amortization	$6,469,366	$221,411	$—
Interest expense	$8,901,113	$467,386	$—
Net income (loss)	$1,345,996	$(114,591)	$—
Funds from operations(1)	$7,815,362	$106,820	$—
Cash Flow Data:
Cash flows provided by operations	$7,861,475	$397,741	$—
Cash flows used in investing activities	$(320,176,509)	$(93,640,753)	$—
Cash flows provided by financing activities	$345,306,381	$97,618,156	$200,000
Dividends declared and unpaid	$1,612,094	$195,209	$—
Per share data:
Net income (loss) — basic and diluted	$0.10	$(0.28)	$—
Funds from operations(1)	$0.59	$0.26	$—
Weighted average dividends declared	$0.64	$0.47	$—
Weighted average shares outstanding	13,275,635	411,909	—

(1)	See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Funds From Operations” for information regarding why we present funds from operations and for a reconciliation of this non-GAAP financial measure to net income (loss).

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto.

Overview

We were formed on September 29, 2004 to acquire and operate commercial real estate primarily consisting of high quality, freestanding, single-tenant properties net leased to investment grade and other creditworthy tenants located throughout the United States. We commenced our principal operations on September 23, 2005, when we issued the initial 486,000 shares of our common stock in our initial public offering. Prior to such date, we were considered a development stage company. We acquired our first real estate property on September 26, 2005. We have no paid employees and are externally advised and managed by Cole Advisors II, an affiliate of ours. We intend to qualify, and currently qualify, as a real estate investment trust for federal income tax purposes.

We derive a substantial portion of our revenue from our rental income. As a result, our operating results and cash flows are primarily influenced by rental income from our commercial properties and interest expense on our property acquisition indebtedness. Rental income accounted for approximately 94% and 100% of total revenue during the years ended December 31, 2006 and 2005, respectively. As 100% of our properties are under lease, with an average remaining lease term of approximately 13.2 years, we believe our exposure to changes in commercial rental rates on our portfolio is substantially mitigated. Our advisor regularly monitors the creditworthiness of our tenants by reviewing the tenant’s financial results, credit rating agency reports (if any) on the tenant or guarantor, the operating history of the property with such tenant, the tenant’s market share and track record within its industry segment, the general health and outlook of the tenant’s industry segment, and other information for changes and possible trends. If our advisor identifies significant changes or trends that may adversely affect the creditworthiness of a tenant, it will gather a more in-depth knowledge of the tenant’s financial condition and, if necessary, attempt to mitigate the tenant credit risk by evaluating the possible sale of the property, or identifying a possible replacement tenant should the current tenant fail to perform on the lease. As of December 31, 2006, the debt leverage ratio of our portfolio, which is the ratio of mortgage notes payable to total real estate assets, was approximately 49%, with approximately 1% of the debt, or approximately $2.7 million subject to variable interest rates. As of March 16, 2007, we had repaid all of the approximately $2.7 million variable interest rate mortgage notes payable. The repayments of the variable interest rate mortgage notes payable loans was made with proceeds from our initial public offering. As we continue to raise capital pursuant to this offering and invest the proceeds in commercial real estate, we will be subject to changes in real estate prices and changes in interest rates on new indebtedness used to acquire the properties. We may manage our risk of changes in real estate prices on future property acquisitions by entering into purchase agreements and loan commitments simultaneously such that our operating yield is determinable, by contracting with developers for future delivery of properties, or by entering into sale-leaseback transactions. We expect to manage our interest rate risk by monitoring the interest rate environment in connection with our planned property acquisitions to determine the appropriate acquisition financing, which may include fixed rate loans, variable rate loans or interest rate hedges. If we are unable to acquire suitable properties or obtain suitable financing for future acquisitions, our results of operations may be adversely affected.

As of December 31, 2006, we owned 83 single-tenant, freestanding retail properties, four single-tenant freestanding commercial properties, and four multi-tenant retail properties, all of which were 100% leased. During the years ended December 31, 2006 and 2005, we acquired 77 and 14 properties, respectively. Our results of operations are not indicative of those expected in future periods as we expect that rental income, operating expenses, asset management fees, depreciation expense, interest expense, and net income will each increase in the future as we acquire additional properties and as our current properties are owned for an entire period.

Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally (such as lower capitalization rates and increasing interest rates, which

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lead to higher interest expense) that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operations of real properties and mortgage loans, other than those referred to in this prospectus.

With our objectives of providing current income to our stockholders and preserving their capital, we view our most significant challenges as:

•	continuing to raise sufficient amounts of equity capital in order to acquire a large, diversified portfolio while maintaining a moderate leverage ratio; and

•	investing net offering proceeds in properties that are accretive to our stockholders distributions at a time when the demand for high-quality, income-producing properties is high and the market competitive.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with GAAP. The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

The critical accounting policies outlined below have been discussed with members of the audit committee of the board of directors.

Investment in Real Estate Assets

We are required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful lives. These assessments, which are based on estimates, have a direct impact on net income. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and value of tenant relationships, based in each case on their fair values. We utilize independent appraisals to determine the fair values of the tangible assets of an acquired property (which includes land and building).

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other

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direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Valuation of Real Estate Assets

We continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, we assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss. As of December 31, 2006, the undiscounted future operating cash flows of any property with potential impairment indicators exceeded its carrying value and no impairment losses had been recorded. As of December 31, 2005, no potential impairment indicators existed and no losses had been recorded.

Projections of expected future cash flows require us to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of our real estate and related intangible assets and net income.

Revenue Recognition

Upon the acquisition of real estate, certain properties have leases where minimum rent payments increase during the term of the lease. We record rental revenue for the full term of each lease on a straight-line basis. Accordingly, we record a receivable from tenants that we expect to collect over the remaining lease term rather than currently, which we record as rents receivable. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements, we defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred.

Income Taxes

We have made an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ended December 31, 2005. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and

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excise taxes on our undistributed income. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ended December 31, 2006.

Results of Operations

We commenced our principal operations on September 23, 2005, when we issued the initial 486,000 shares of our common stock in our initial public offering. Prior to such date, we were considered a development stage company. We acquired our first real estate property on September 26, 2005.

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

As of December 31, 2006, we owned 91 commercial properties compared to 14 commercial properties at December 31, 2005, all of which were 100% leased. Accordingly, our results of operations for the year ended December 31, 2006 as compared to the year ended December 31, 2005 reflect significant increases in all categories.

Revenue.  Rental income increased approximately $17.6 million to approximately $18.4 million for the year ended December 31, 2006 compared to approximately $742,000 for the year ended December 31, 2005. The increase was primarily due to the acquisition of 77 new properties during 2006 and the recording of rental income for the 14 properties acquired during 2005 for 12 months during 2006 compared to three months, or less, during 2005. Our revenue primarily consists of rental income from net leased commercial properties, which accounted for approximately 94% and 100% of total revenues during the year ended December 31, 2006 and December 31, 2005, respectively. During 2006, we acquired certain properties for which we pay certain operating expenses subject to reimbursement by the tenant, which resulted in approximately $1.2 million of tenant reimbursement income in 2006 compared to no amounts in 2005.

General and Administrative Expenses.  General and administrative expenses increased approximately $797,000 to approximately $953,000 for the year ended December 31, 2006 compared to approximately $156,000 for the year ended December 31, 2005. The increase was primarily due to increases in legal and accounting fees, primarily due to our increase in assets and operations and a full year of SEC reporting obligations in 2006, compared to six months in 2005, and increases in state franchise and income taxes due to the increase in the number of properties owned from 14 properties in 2005 to 91 properties in 2006. The primary general and administrative expense items are legal and accounting fees, organizational costs, state franchise and income taxes, other licenses and fees, and insurance.

Property Operating Expenses.  Property operating expenses increased to approximately $1.4 million during the year ended December 31, 2006 compared to $0 for the year ended December 31, 2005. The increase was primarily due to the acquisition of certain properties subsequent to December 31, 2005, for which we initially paid certain operating expenses and are reimbursed by the tenant in accordance with the respective lease agreements. At December 31, 2005, our portfolio consisted of properties in which each tenant paid substantially all expenses directly. The primary property operating expense items are repairs and maintenance, property taxes, and insurance.

Property and Asset Management Fees.  Pursuant to the advisory agreement with our advisor, we are required to pay to our advisor a monthly asset management fee equal to 1/12 of 0.25% of the aggregate asset value of our properties determined in accordance with the advisory agreement as of the last day of the preceding month. Pursuant to a property management agreement with Cole Realty Advisors, our property manager, we were required to pay to our property manager a property management fee in an amount equal to 2% of gross revenues determined pursuant to the agreement, less all payments to third-party management subcontractors. Upon effectiveness of this offering, we are required to pay to our property manager a property management fee equal to (i) 2% of gross revenues for our freestanding, single tenant retail, net leased property and (ii) 4% of gross revenues for our other properties.

Property and asset management fees increased approximately $898,000 to approximately $937,000 for the year ended December 31, 2006 compared to approximately $39,000 for the year ended December 31, 2005. Property management fees increased approximately $336,000 to approximately $350,000 in 2006 from

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approximately $14,000 in 2005. The increase in property management fees was primarily due to an increase in rental income to approximately $18.4 million in 2006 from approximately $742,000 in 2005. Asset management fees increased approximately $562,000 to approximately $587,000 in 2006 from approximately $25,000 in 2005. The increase in asset management fees was primarily due to an increase in the aggregate book value of properties owned to approximately $444.0 million at December 31, 2006 from approximately $91.6 million at December 31, 2005.

Depreciation & Amortization Expenses.  Depreciation and amortization expenses increased approximately $6.3 million to approximately $6.5 million for the year ended December 31, 2006 compared to approximately $221,000 for the year ended December 31, 2005. The increase was primarily due to an increase in the average aggregate book value of properties owned to approximately $443.9 million at December 31, 2006 from approximately $91.6 million at December 31, 2005 and the recording of depreciation and amortization for 12 months during 2006 compared to three months during 2005. The increase in aggregate book value is due to the acquisition of 77 new properties during 2006 and the ownership of the 14 properties acquired during 2005 for a full year in 2006.

Interest Income.  Interest income increased approximately $475,000 to approximately $503,000 during the year ended December 31, 2006 compared to approximately $28,000 for the year ended December 31, 2005. The increase was primarily due to having higher uninvested cash throughout the year due to proceeds from the initial public offering. Cash and cash equivalents was approximately $37.6 million at December 31, 2006 compared to approximately $4.6 million at December 31, 2005.

Interest Expense.  Interest expense increased approximately $8.4 million to approximately $8.9 million for the year ended December 31, 2006 compared to approximately $467,000 during the year ended December 31, 2005. The increase was primarily due to an increase in the average mortgage notes payable outstanding during 2006 to approximately $142.5 million from approximately $33.4 million during 2005 and the recording of interest expense for 12 months during 2006 compared to four months during 2005. The increase in average mortgage notes payable was primarily due to the acquisition of 77 new properties during 2006 and the ownership of the 14 properties acquired during 2005 for a full year in 2006.

Net Income.  Net income increased approximately $1.5 million to approximately $1.3 million for the year ended December 31, 2006 compared to a net loss of approximately $115,000 for the year ended December 31, 2005. The increase was primarily due to the acquisition and ownership of 77 new properties during 2006 and the ownership of the 14 properties acquired during 2005 for a full year in 2006.

Our property acquisitions during the year ended December 31, 2006 were financed in part with short-term and long-term notes payable as discussed in Note 5 to our consolidated financial statements. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised from the sale of our common stock, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.

Year Ended December 31, 2005 Compared to the Period from September 29, 2004 (Date of Inception) to December 31, 2004

We commenced our principal operations on September 23, 2005 and we made our initial real estate acquisition on September 26, 2005. As a result, our consolidated financial results for the year ended December 31, 2005 are not comparable to the results for the period from September 29, 2004 (date of inception) to December 31, 2004. Results of operations for the year ended December 31, 2005 primarily consisted of the following:

Real Estate Operations.  Rental income was approximately $742,000, depreciation and amortization expense was approximately $221,000, property and asset management fees were approximately $39,000, and interest expense was approximately $467,000 for the year ended December 31, 2005. All of such costs were directly related to the timing of our real estate acquisitions during 2005. We acquired our initial property on September 26, 2005, and 13 additional properties during the fourth quarter of 2005.

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General and Administrative Expenses.  General and administrative expenses for the year ended December 31, 2005 totaled approximately $156,000, constituting 21% of total revenues. The primary components of general and administrative expenses were board of directors fees, legal fees, accounting fees, and organizational costs. Such expenses represented approximately six months of expense as we incurred no general and administrative expenses prior to the June 27, 2005, the effective date of the initial public offering.

We sustained a net loss for the year ended December 31, 2005 of approximately $115,000, primarily as a result of incurring overhead-related general and administrative expenses, depreciation and amortization expenses and interest expense without sufficient rental income from properties to cover the costs.

Portfolio Information

As of December 31, 2006, we owned 91 properties located in 26 states, all of which were 100% leased with an average lease term remaining of approximately 13.2 years.

As of December 31, 2006, our five highest geographic concentrations were as follows:

				Percentage of 2006
	Total Number	Rentable	2006 Annualized	Annualized Gross
Location	of Properties	Square Feet	Gross Base Rents	Base Rent

Texas	9	468,515	$3,917,448	11%
Kansas	5	314,785	3,241,765	9%
Missouri	7	144,363	3,113,324	9%
Michigan	5	144,561	2,757,480	8%
Illinois	5	354,551	2,606,670	8%

	31	1,426,775	$15,636,687	45%

As of December 31, 2006, our five highest tenant industry concentrations were as follows:

				Percentage of 2006
	Total Number	Rentable	2006 Annualized	Annualized Gross
Industry	of Leases	Square Feet	Gross Base Rent	Base Rent

Drugstore	29	375,975	$8,648,280	25%
Specialty retail	15	422,990	4,103,342	12%
Automotive parts	18	232,017	4,020,941	12%
Home improvement	3	366,703	2,191,240	6%
Distribution	3	247,400	2,183,809	6%

	68	1,645,085	$21,147,612	61%

As of December 31, 2006, our five highest tenant concentrations were as follows:

			Percentage of 2006
	Total Number	2006 Annualized	Annualized Gross
Tenant	of Leases	Gross Base Rent	Base Rent

Walgreens-drugstore	8	$2,998,885	9%
CVS-drugstore	11	2,929,894	9%
Rite Aid-drugstore	10	2,719,501	8%
Lowe’s-home improvement store	3	2,191,240	6%
FedEx-distribution facility	3	2,183,809	6%

	35	$13,023,329	38%

For more information on our portfolio diversification and statistics, see “Real Property Investments” above.

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Funds From Operations

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do) or may interpret the current NAREIT definition differently than we do.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.

Our calculation of FFO is presented in the following table for the period ended as indicated:

	Year Ended
	December 31,	December 31,
	2006	2005

Net income (loss)	$1,345,996	$(114,591)
Add:
Depreciation of real estate assets	4,396,460	151,472
Amortization of lease related costs	2,072,906	69,939

FFO	$7,815,362	$106,820

Set forth below is additional information (often considered in conjunction with FFO) that may be helpful in assessing our operating results:

•	In order to recognize revenues on a straight-line basis over the terms of the respective leases, we recognized additional revenue by straight-lining rental revenue of approximately $790,000 and approximately $34,000 during the years ended December 31, 2006 and 2005, respectively.

•	Amortization of deferred financing costs totaled approximately $548,000 and approximately $18,000 during the years ended December 31, 2006 and 2005, respectively.

Liquidity and Capital Resources

We expect to continue to raise capital through the sale of shares of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured or unsecured financings to complete future property acquisitions. As of December 31, 2006, we had received and accepted subscriptions for 30,691,204 shares of common stock in our initial public offering for gross proceeds of approximately $306.5 million.

  Short-term Liquidity and Capital Resources

We expect to meet our short-term liquidity requirements through net cash provided by property operations and proceeds from the sale of our common stock. We expect our operating cash flows to increase as additional

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properties are added to our portfolio. We expect that approximately 88.6% of the gross proceeds from this offering will be invested in real estate, approximately 9.1% will be used to pay sales commissions, dealer manager fees and offering and organizational costs, with the remaining 2.3% used to pay acquisition and advisory fees and acquisition expenses and working capital reserves. The offering and organizational costs associated with this offering are initially paid by our advisor, and reimbursed by us in an aggregate amount not to exceed 1.5% of the capital raised by us in the offering. As of December 31, 2006, Cole Advisors II had paid approximately $3.8 million of offering and organization costs in respect of our initial public offering and we had reimbursed our advisor for substantially all of such costs, of which approximately $59,000 was expensed as organizational costs.

During the period from January 1, 2007 to March 19, 2007, we completed the acquisition of 14 single-tenant properties and three multi-tenant properties in separate transactions for an aggregate purchase price of approximately $229.4 million, exclusive of closing costs. The acquisitions were funded with proceeds from our initial public offering and approximately $145.9 million in aggregate proceeds from 15 loans. Additionally, we issued an approximately $6.3 million mortgage note payable on a property owned as of December 31, 2006.

On December 15, 2006, our board of directors declared a daily distribution of $0.0017808 per share for stockholders of record as of the close of business on each day of the period commencing on January 1, 2007 and ending on March 31, 2007. The distributions for the period commencing on January 1, 2007 and ending on January 31, 2007 were paid in February 2007 and totaled approximately $1.8 million, of which approximately $950,000 was reinvested in shares through our distribution reinvestment program. The distributions for the period commencing on February 1, 2007 and ending on February 28, 2007 were paid in March 2007 and totaled approximately $1.8 million, of which approximately $970,000 was reinvested in shares through our distribution reinvestment program.

  Long-term Liquidity and Capital Resources

We expect to meet our long-term liquidity requirements through proceeds from the sale of our common stock, proceeds from secured or unsecured financings from banks and other lenders, the selective and strategic sale of properties and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, for the payment of tenant improvements, for the payment of offering-related costs, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of distributions to our stockholders.

We expect that substantially all net cash generated from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid at the properties; however, we may use other sources to fund distributions as necessary. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower returns on the properties, distributions paid to our stockholders may be lower. We expect that substantially all net cash resulting from equity or debt financing will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt, or distributions to our stockholders. Over the long term, we intend to reduce our aggregate borrowings as a percentage of our real estate assets.

As of December 31, 2006, we had cash and cash equivalents of approximately $37.6 million, which we expect to be used primarily to invest in additional real estate, pay operating expenses and pay stockholder distributions.

As of December 31, 2006, we had approximately $218.3 million of debt outstanding consisting of approximately $215.6 million in fixed rate, term mortgage loans and approximately $2.7 million in variable rate term mortgage loans. The weighted average interest rate at December 31, 2006 under the fixed rate term mortgage loans was 5.72% and the variable rate term mortgage interest rate is stated at LIBOR plus 2%. Additionally the ratio of debt to total assets was approximately 44% and the weighted average years to maturity was 7.70 years.

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Our contractual obligations as of December 31, 2006 are as follows:

	Payments Due by Period(2)
		Less Than	1-3	4-5	More Than
Contractual Obligations(1)	Total	1 Year	Years	Years	5 Years

Principal payments — fixed rate debt	$215,555,559	$355,849	$26,819,031	$39,518,216	$148,862,463
Interest payments — fixed rate debt	100,009,247	12,413,771	36,546,514	18,537,916	32,511,046
Principal payments — variable rate debt	2,710,357	2,710,357	—	—	—
Interest payments — variable rate debt(1)	198,300	198,300	—	—	—

Total	$318,473,463	$15,678,277	$63,365,545	$58,056,132	$181,373,509

(1)	A rate of 7.32% was used to calculate the variable debt interest payment obligations in future periods. This is the rate effective as of December 31, 2006.

(2)	Principal paydown amounts are included in payments due by period amounts.

Our charter prohibits us from incurring debt that would cause our borrowings to exceed the greater of 60% of our assets, valued at the greater of the aggregate cost (before depreciation and other non-cash reserves) or fair market value of all assets owned by us, unless approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report. During the fourth quarter of 2005 and the quarter ended March 31, 2006, the independent directors approved borrowings that caused our leverage ratio at certain times to exceed the 60% limitation. The independent directors believed such borrowing levels were justified for the following reasons:

•	the borrowings enabled us to purchase the properties and earn rental income more quickly;

•	the property acquisitions were likely to increase the net offering proceeds from our initial public offering by allowing us to show potential investors actual acquisitions, thereby improving our ability to meet our goal of acquiring a diversified portfolio of properties to generate current income for investors and preserve investor capital; and

•	based on expected equity sales at the time and scheduled maturities of our short-term variable rate debt, leverage was likely to exceed the charter’s guidelines only for a limited period of time.

Cash Flow Analysis

Year Ended December 31, 2006 Compared to the Year ended December 31, 2005

Operating Activities

Net cash provided by operating activities increased approximately $7.5 million to approximately $7.9 million for the year ended December 31, 2006, compared to net cash provided by operating activities of approximately $398,000 for the year ended December 31, 2005. The increase was primarily due to net income for the period of approximately $1.3 million and depreciation and amortization expenses totaling approximately $7.0 million offset by increases in rents and tenant receivables of approximately $2.4 million. See “— Results of Operations” above for a more complete discussion of the factors impacting our operating performance.

Investing Activities

Net cash used in investing activities increased approximately $226.6 million to approximately $320.2 million for the year ended December 31, 2006, compared to net cash used in investing activities of approximately $93.6 million for the year ended December 31, 2005. The increase was primarily due to the acquisition of 77 real estate properties during 2006 compared to the acquisition of 14 properties during 2005

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and an approximately $2.2 million increase in restricted cash, due to an increase cash held in escrow pending the issuance of shares to investors.

Financing Activities

Net cash provided by financing activities increased approximately $247.7 million to approximately $345.3 million for the year ended December 31, 2006, compared to net cash provided by financing activities of approximately $97.6 million for the year ended December 31, 2005. The increase was primarily due to an increase in net proceeds from the issuance of common stock in the initial public offering of approximately $222.8 million and an increase in proceeds from the issuance of mortgage and affiliate notes of approximately $93.9 million, offset by an increase in repayments of mortgage and affiliate notes payable of approximately $63.5 million. The increase in proceeds from issuance of mortgage and affiliate notes payable was due to the issuance of 59 new mortgages in 2006 compared to nine new mortgages in 2005. The increase in repayments of mortgage and affiliate notes payable was due to the repayment of short-term variable rate debt at its maturity during 2006 and the repayment of approximately $4.5 million of affiliate notes payable during 2006.

Year Ended December 31, 2005 Compared to the Period from September 29, 2004 (Date of Inception) to December 31, 2004

We commenced our principal operations on September 23, 2005 and we made our initial real estate acquisition on September 26, 2005. As a result, our consolidated cash flows for the year ended December 31, 2005 are not comparable to the cash flows for the period from September 29, 2004 (date of inception) to December 31, 2004.

Operating Activities

Net cash provided by operating activities was approximately $398,000 for the year ended December 31, 2005, primarily due to a net loss for the period of approximately $115,000 offset by depreciation and amortization expenses totaling approximately $241,000 and an increase in accounts payable and accrued expenses of approximately $283,000. Our initial property acquisition was made on September 26, 2005. See “— Results of Operations” above for a more complete discussion of the factors impacting our operating performance.

Investing Activities

Net cash used in investing activities was approximately $93.6 million for the year ended December 31, 2005, primarily due to approximately $91.8 million used on the acquisition of 14 real estate properties and their associated intangible lease assets and acquisition costs and approximately $1.8 million in restricted cash, which is held in escrow pending the issuance of shares to investors.

Financing Activities

Net cash provided by financing activities was approximately $97.6 million for the year ended December 31, 2005, primarily due to net proceeds from the issuance of common stock in the initial public offering of approximately $25.3 million, net proceeds of $70.5 million from the issuance of notes in connection with the acquisition of 14 properties and an approximately $1.8 million liability related to investor proceeds, which are held in escrow pending our acceptance of subscriptions and the issuance of shares to the investors.

Election as a REIT

We are taxed as a REIT under the Internal Revenue Code of 1986, as amended. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income for four years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for

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distribution to stockholders. However, we believe that we are organized and operate in such a manner as to qualify for treatment as a REIT for federal income tax purposes. No provision for federal income taxes has been made in our accompanying consolidated financial statements. We are subject to certain state and local taxes related to the operations of properties in certain locations, which have been provided for in our accompanying financial statements.

Inflation

We are exposed to inflation risk as income from long-term leases is the primary source of our cash flows from operations. There are provisions in certain of our tenant leases that would protect us from the impact of inflation such as step rental increases and percentage rent provisions. However, due to the long-term nature of the leases, the leases may not re-set frequently enough to cover inflation.

Related-Party Transactions and Agreements

We have entered into agreements with Cole Advisors II and its affiliates, whereby we pay certain fees to, or reimburse certain expenses of, Cole Advisors II or its affiliates for acquisition and advisory fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs. See Note 9 to our consolidated financial statements included in this prospectus for a discussion of the various related-party transactions, agreements and fees.

Conflicts of Interest

Affiliates of Cole Advisors II act as sponsor, general partner or advisor to various private real estate limited partnerships and a REIT that offered its shares pursuant to an exemption from registration. As such, there are conflicts of interest where Cole Advisors II or its affiliates, while serving in the capacity as sponsor, general partner or advisor for another Cole sponsored program, may be in competition with us in connection with property acquisitions, property dispositions, and property management. The compensation arrangements between affiliates of Cole Advisors II and these other Cole sponsored programs could influence Cole Advisor II’s advice to us. See the section captioned “Conflicts of Interest” elsewhere in this prospectus.

Subsequent Events

Certain events subsequent to December 31, 2006 through March 16, 2007, including the sale of shares of common stock, the acquisition of 17 properties, the attainment of additional mortgage financing, and the addition of various extended rate lock agreements are discussed in Note 16 to the consolidated financial statements included in this prospectus.

Impact of Recent Accounting Pronouncements

Reference is made to Note 1 to the consolidated financial statements included in this prospectus regarding the impact of recent accounting pronouncements.

Reference is made to Note 10 to the consolidated financial statements included in this prospectus regarding our adoption of SFAS No. 123R, “Share-based Payment.”

Off Balance Sheet Arrangements

As of December 31, 2006 and 2005, we had no off balance sheet arrangements.

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PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs managed over the last ten years by Cole Capital Advisors, Cole Capital Partners and other affiliates of our advisor, including certain officers and directors of our advisor. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

During the period from January 1, 1997 to December 31, 2006, affiliates of our advisor have sponsored 71 privately offered prior programs, including 16 limited partnerships, a real estate investment trust (Cole REIT I), four debt offerings and 49 tenant-in-common programs. As of December 31, 2006, such prior programs have raised approximately $576.2 million from approximately 6,500 investors. Each of the 16 limited partnerships, the real estate investment trust, four of the debt offerings and the 49 tenant-in-common programs have investment objectives and policies similar to that of this program. See Tables I and II of the Prior Performance Tables for more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last four years and compensation paid to the sponsors of these programs.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Capital Advisors, Cole Capital Partners and their affiliates. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The information in this section and in the Prior Performance Tables attached to this prospectus as Appendix A provides relevant summary information concerning real estate programs sponsored by our affiliates. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, contains certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of such table to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K or Form 10-KSB filed with the SEC by any public program sponsored by our advisor or its affiliates that has reported to the SEC within the last 24 months. For a reasonable fee, those programs will provide copies of any exhibits to such Form 10-K or Form 10-KSB.

Summary Information

During the period from January 1, 1997 to December 31, 2006, affiliates of our advisor have been general partners in 16 limited partnerships with similar investment objectives to our program, involving the sale of limited partnership interests to 2,700 investors, raising approximately $119.9 million of capital. The foregoing partnerships have purchased in the aggregate 39 properties for an approximate acquisition cost of $238.5 million, of which approximately 49.2% is attributable to 23 single-tenant commercial properties, 48.6% is attributable to 13 shopping centers, 1.2% is attributable to one data center and 1.0% is attributable to two unimproved or partially-improved land parcels intended for high-rise/data center development. Thirteen of the properties are located in the Phoenix metropolitan area, one is located in northern Arizona and 25 are located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Florida; two in Ohio;

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and one each in Alabama, Indiana, Iowa, Kentucky, Michigan, Mississippi, Nevada, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. To date, 15 of the properties have been sold.

Of the above, two real estate investment programs that acquired retail shopping centers and two limited partnerships that acquired single-tenant commercial properties, have been sponsored since January 1, 2002. Cole Capital Partners, through wholly owned subsidiaries, serves as the general partner of Cole Credit Property Fund Limited Partnership (CCPF) and Cole Credit Property Fund II Limited Partnership (CCPF II). As of December 31, 2006, CCPF had raised $25.0 million and acquired 14 single-tenant commercial properties or an interest therein in 12 states across the U.S. for an aggregate acquisition cost of approximately $56.1 million. As of December 31, 2006, CCPF II had raised approximately $24.5 million and had acquired ten single-tenant commercial properties or an interest therein (including one property co-owned with CCPF) in seven states for an aggregate acquisition cost of approximately $61.3 million. All of the properties acquired by CCPF and CCPF II were net leased to investment grade tenants, which are companies that have a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB- or better, or are guaranteed by a company with such rating, at the time of acquisition. Subsequent to the acquisition by CCPF, the tenants at two properties representing less than 7.5% of the fund’s invested equity have been downgraded below investment grade, one of which has filed for Chapter 11 bankruptcy protection and CCPF wrote off its approximately $1.5 million investment in such property.

In addition to the partnerships described above, as of December 31, 2006, affiliates of our advisor had issued an aggregate of approximately $112.2 million in collateralized senior notes through four debt offerings and had acquired an aggregate of 132 single-tenant retail properties in 34 states for an aggregate acquisition cost of approximately $786.5 million. As of December 31, 2006, 119 of the properties had been sold, of which 52 were sold as part of Cole Capital Partners’ tenant-in-common program, eight were sold to Cole REIT I and 16 were sold to us. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28.0 million in collateralized senior notes issued under the first debt offering.

In addition, as of December 31, 2006, Cole REIT I, had raised approximately $101.0 million, and had acquired 41 single-tenant retail properties in 19 states for an aggregate acquisition cost of approximately $195.5 million.

In addition, the Cole Exchange Entities offer properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2006, aggregate ownership interests of $155.5 million had been sold in 25 private offerings of properties located in 14 states. In addition, the Cole Exchange Entities offer properties through the DST Program whereby beneficial interests are offered in trusts that acquire real property. As of December 31, 2006, aggregate ownership interests of approximately $87.6 had been sold in 24 private offerings of properties located in 12 states. See the Prior Performance Tables attached to this memorandum as Appendix A for additional information regarding the foregoing programs.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior real estate programs of our affiliates as of December 31, 2006:

Type of Property	New	Used	Construction

Retail	7.2%	92.8%	—
Office buildings	—	100%	—
Land	—	100%	—
Data Center	—	—	100%

These programs have sold 111 of the total of 204 properties, or 54.4% of such properties. The original purchase price of the properties that were sold was $486.2 million, and the aggregate sales price of such properties was $552.0 million. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.

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An entity affiliated with the officers of Cole Partnerships, Inc. has raised $5 million in a debt offering for general corporate purposes, including investments in joint ventures with affiliates, which has been repaid.

The prior programs sponsored by our affiliates have occasionally been adversely affected by the cyclical nature of the real estate market. They have experienced, and may in the future experience, decreases in net income when economic conditions decline. For example, one of these programs, Cole Santa Fe Investors, LP owns an approximately 263,000 square foot shopping center property of which approximately 50,000 square feet (approximately 19% of the leasable space) is vacant due to a tenant bankruptcy. Distributions to investors in that program have been suspended indefinitely beginning with the quarter ended December 31, 2003. In addition, Cole Southwest Opportunity Fund, LP completed development of a data facility in Phoenix, Arizona in August 2001 through a joint venture and was unable to lease the facility as a result of the severe downturn in the telecommunications industry. On April 6, 2005, the Phoenix facility was sold for $16.3 million, which along with the previous sale of vacant land parcels in Las Vegas, Nevada, formerly owned by a wholly owned subsidiary of Cole Southwest Opportunity Fund, LP resulted in a return to investors of approximately 83% of their original investment upon liquidation of the limited partnership. A continued vacancy in the property owned by Santa Fe Investors, LP could adversely affect the ultimate performance of this prior program. See “Prior Performance Tables — Table III.”

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FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ended December 31, 2007, provided that we have operated and will continue to operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, properties and operations. We must emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we made concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See “Risk Factors — Federal Income Tax Risks.” The statements made in this section of the prospectus and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ended December 31, 2005. We believe that, commencing with such taxable year, we were organized and operated in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code. We believe that we have operated, and we intend to continue to operate, in such a manner to qualify for taxation as a REIT, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in their sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of

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directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

As a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

As a REIT we are subject to federal income taxation as follows:

•	we are taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), our income from such prohibited transaction will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service.

Requirements for Qualification as a REIT

In order for us to continue to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

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Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of twelve months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we elected to be taxed as a REIT when we filed our 2005 federal income tax return with the Internal Revenue Service. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We currently meet the requirement of having more than 100 stockholders. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Shares — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we should currently satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or

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mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% gross income test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% income test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital

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investments.” No rulings or regulations have been issued under the provisions of the Internal Revenue Code governing “new capital investments,” however, so there can be no assurance that the Internal Revenue Service will agree with this method of calculation.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. We can give no assurance in this regard, however. Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding voting securities.

The 5% test must generally be met for any quarter in which we acquire securities. Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We maintain, and will continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax

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return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods,

we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to Cole Advisors or its affiliates. Were the Internal Revenue Service successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy

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a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See “Risk Factors — Federal Income Tax Risks.”

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

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For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” distributions from domestic and certain qualifying foreign subchapter C corporations, may be entitled to lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on distributions except with respect to the portion of any distribution which (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the new lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held his or her shares.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities, including any disposition pursuant to our proposed share redemption program, will be treated as long-term capital gain or loss if the shares have been held for more than twelve months and as

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short-term capital gain or loss if the shares have been held for twelve months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling his shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 30% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

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For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

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Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include

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specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, Cole OP II, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in Cole OP II, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of Cole OP II’s income and to deduct our distributive share of Cole OP II’s losses only if Cole OP II is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as Check-the-Box-Regulations, an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Cole OP II intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though Cole OP II will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

Under applicable Treasury Regulations known as the PTP Regulations, limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Cole OP II qualifies for the Private Placement Exclusion. Moreover, even if Cole OP II were considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, we believe Cole OP II should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that Cole OP II will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is

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of the opinion, however, that based on certain factual assumptions and representations, Cole OP II will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a publicly traded partnership. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of Cole OP II as a partnership for federal income tax purposes. If such challenge were sustained by a court, Cole OP II would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason Cole OP II were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Operational Requirements — Asset Tests” above. In addition, any change in Cole OP II’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of Cole OP II would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, Cole OP II would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing Cole OP II’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in Cole OP II, we will be required to take into account our allocable share of Cole OP II’s income, gains, losses, deductions and credits for any taxable year of Cole OP II ending within or with our taxable year, without regard to whether we have received or will receive any distribution from Cole OP II.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Cole OP II’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for Cole OP II, depreciation or amortization deductions of Cole OP II generally will be allocated among the partners in accordance with their respective interests in Cole OP II, except to the extent that Cole OP II is required under Section 704(c) of the Internal Revenue Code to use a

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method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution if we acquire properties in exchange for units of the Cole OP II than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in Cole OP II generally is equal to (1) the amount of cash and the basis of any other property contributed to Cole OP II by us, (2) increased by (a) our allocable share of Cole OP II’s income and (b) our allocable share of indebtedness of Cole OP II, and (3) reduced, but not below zero, by (a) our allocable share of Cole OP II’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of Cole OP II.

If the allocation of our distributive share of Cole OP II’s loss would reduce the adjusted tax basis of our partnership interest in Cole OP II below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from Cole OP II or a reduction in our share of Cole OP II’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in Cole OP II has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

Cole OP II will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that Cole OP II acquires properties for cash, Cole OP II’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by Cole OP II. Cole OP II plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, Cole OP II generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that Cole OP II acquires properties in exchange for units of Cole OP II, Cole OP II’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by Cole OP II. Although the law is not entirely clear, Cole OP II generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by Cole OP II on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by Cole OP II upon the disposition of a property acquired by Cole OP II for cash will be allocated among the partners in accordance with their respective interests in Cole OP II.

Our share of any gain realized by Cole OP II on the sale of any property held by Cole OP II as inventory or other property held primarily for sale to customers in the ordinary course of Cole OP II’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do

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not currently intend to acquire or hold or allow Cole OP II to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or Cole OP II’s trade or business.

Tenant-In-Common Program

Each of the properties (Section 1031 Program properties) that are the subject of the Section 1031 Program will initially be purchased by a single member limited liability company or Delaware statutory trust, referred to in this prospectus as a Cole Exchange Entity. Each Cole Exchange Entity will initially be owned by our affiliate, Cole Capital Partners or its affiliate. Cole Capital Partners will then market co-ownership interests in these properties to those Section 1031 Participants who wish to re-invest proceeds arising from dispositions of their real estate assets owned by the Section 1031 Participants. The Section 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-ownership interests that qualify for purposes of Section 1031 of the Internal Revenue Code as replacement real estate assets. We anticipate that the Cole Exchange Entity will obtain a legal opinion in connection with each Section 1031 Program to the effect that the program will qualify as a like-kind exchange under Section 1031 of the Internal Revenue Code. However, the Internal Revenue Service may not take a position contrary to such an opinion.

As Cole Capital Partners successfully markets co-ownership interests in the Section 1031 Program properties, these will be sold to the Section 1031 Participants. Cole Capital Partners will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the Section 1031 Participants. Cole Capital Partners will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.

If Cole OP II purchases interests in the Section 1031 Program Properties, the tax treatment will be the same as it would with respect to other acquisitions of real property. Cole OP II will become the owner of an interest in real estate, it will have a basis in the real estate equal to its cost, and its holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, it will recognize gain or loss in the same fashion it would with any other real estate investments. Any fees that a Cole Exchange Entity pays to Cole OP II for participating in a Section 1031 Program will be taxable as ordinary income to Cole OP II.

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INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the

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participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible making the distribution or rollover of the IRA or Plan receiving the rollover under the terms and provisions of IRA or Plan. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “Annual Valuation Requirement” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Until two full fiscal years after the termination of this offering or the termination of any subsequent offering of our shares, we intend to use the offering price of shares in our most recent offering as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties prior to the date of determination of the per share value, in which case we will use the offering price less the per share amount of the special distribution). Beginning two full fiscal years after the last offering of our shares, our board of directors will determine the value of our properties and other assets based on such information as our board determines appropriate, which may include independent valuations of our properties or of our enterprise as a whole.

We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.

There can be no assurance, however, with respect to any estimate of value that we prepare, that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;

•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop; or

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•	that the value, or method used to establish value, would comply with ERISA or Internal Revenue Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006 (the “PPA”), neither ERISA nor the Internal Revenue Code contained a definition of Plan Assets. After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration

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statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held”, the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if

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50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In the event we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or

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understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

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DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Copies of our charter and bylaws are available upon request.

Our charter authorizes us to issue up to 250,000,000 shares of stock, of which 240,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of May 9, 2007, approximately 51,600,000 shares of our common stock were issued and outstanding, held by approximately 12,000 stockholders, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, including at least a majority of the independent directors who do not have an interest in the transaction and without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications, or terms or conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See “Risk Factors — Risks Related to an Investment in Cole REIT II.”

To the extent that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporations Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other

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rights and preferences with respect to such preferred stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the president, the chief executive officer or upon the written request of stockholders holding at least 10% of our outstanding shares. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of our outstanding shares, either in person or by proxy, will constitute a quorum.

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Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, if available, and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

If we do not list our shares of common stock on a national securities exchange by the tenth anniversary of the completion or termination of our initial public offering, our charter requires that we either (i) seek stockholder approval of an extension or amendment of this listing deadline, or (ii) seek stockholder approval of the liquidation of the corporation. If we sought and did not obtain stockholder approval of an extension or amendment to the listing deadline, we would then be required to seek stockholder approval of our liquidation. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate and we could continue to operate as before. In such event, there will be no public market for shares of our common stock and you may be required to hold the shares indefinitely. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and distribute our net proceeds to you. In the event that the listing of our stock on a national securities exchange occurs on or before the tenth anniversary of the termination of our initial public offering, the corporation shall continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

See “Federal Income Tax Considerations” for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of our outstanding shares of stock or more than 9.8% of the number or value (in either case as determined in good faith by our board of directors) of any class or series of our outstanding shares of common stock. The 9.8% ownership limit must be measured in terms of the more restrictive of value or number of shares.

Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

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•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. An intended transferee must pay, upon demand, to the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

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Distribution Policy and Distributions

We currently pay distributions to our stockholders and we intend to continue to pay regular distributions to our stockholders. We currently calculate our monthly distributions on a daily record and declaration date. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through Cole OP II, our operating partnership, our ability to pay distributions depends in large part on Cole OP II’s ability to pay distributions to its partners, including to us. In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions or make the distributions out of net proceeds from this offering.

Historically, we have primarily declared distributions to stockholders as of daily record dates and aggregated and paid such distributions monthly. Our board of directors declared distributions equal to $0.05 per share for stockholders of record as of the close of business on the seventh day of each month during the period from October 2005 through February 2006 and $0.0521 per share for stockholders of record on March 7, 2006. During the period from April 1, 2006 through June 30, 2006, our board of directors declared daily distributions of $0.0017123 per share for stockholders of record as of the close of business on each day during the period. During the period from July 1, 2006 through March 31, 2007, our board of directors declared daily distributions of $0.0017808 per share for stockholders of record as of the close of business on each day during the period.

Our board of directors began declaring distributions in October 2005, after we commenced business operations. We have primarily declared distributions on a quarterly basis, with daily record dates. These distributions generally are aggregated and paid monthly. Our board of directors intends to continue this distribution policy for so long as it decides this policy is in the best interests of our stockholders. We have made the following distributions to our stockholders:

Period Ended	Date Paid	Distribution

12/31/2005(1)	1/3/2006	$195,209
3/31/2006(1)	4/3/2006	621,070
4/30/2006	5/26/2006	368,157
5/31/2006	6/15/2006	462,055
6/30/2006	7/15/2006	536,858
7/31/2006	8/15/2006	688,819
8/30/2006	9/15/2006	830,693
9/30/2006	10/15/2006	940,028
10/31/2006	11/15/2006	1,123,576
11/30/2006	12/15/2006	1,308,857
12/31/2006	1/15/2007	1,612,094
1/31/2007	2/15/2007	1,803,080
2/28/2007	3/15/2007	1,835,149

		$12,325,645

(1)	Distribution was paid on a quarterly basis.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current and accumulated earnings and profits (calculated for tax purposes) constitute a return of capital for tax purposes rather than a distribution and reduce the shareholders’ basis in our common shares. To the extent that a distribution exceeds both current and accumulated earnings and profits and the shareholders’ basis in the common shares, it will generally be treated as a capital gain. We annually notify stockholders of the taxability of distributions paid during the preceding year.

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For the year ended December 31, 2006, approximately 42% of the distributions paid were taxable to the investor as ordinary taxable income and approximately 58% were treated as return of capital for federal income tax purposes. No distributions were paid during the year ended December 31, 2005. The amount of distributions paid and taxable portion in this period are not indicative or predictive of amounts anticipated in future periods.

We expect to continue to regularly pay distributions on a monthly basis, unless our results of operations, our general financial condition, general economic conditions, or other factors inhibit us from doing so. Distributions will be authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements For Qualification as a REIT — Operational Requirements — Annual Distribution Requirements” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See “Federal Income Tax Considerations — Requirements for Qualification as a REIT.”

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

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Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with Cole Advisors II or any affiliate of Cole Advisors II. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and Cole Advisors II or any affiliate of Cole Advisors II. As a result, Cole Advisors II or any affiliate of Cole Advisors II may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power,

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would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our common stock by Cole Advisors II or any affiliate of Cole Advisors II.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of directorships.

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Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

Our board of directors has adopted a share redemption program that enables our stockholders to sell their shares to us in limited circumstances. Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock is currently not listed on a national securities exchange and we will not seek to list our stock until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all or a portion consisting of at least 25%, of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

During the term of this offering and any subsequent public offering of our shares, the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 92.5% of the amount you paid for each share; after two years from the purchase date — 95% of the amount you paid for each share; after three years from the purchase date — 97.5% of the amount you paid for each share; and after four years from the purchase date — 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption plan will always be equal to or lower than the applicable per share offering price. Thereafter, the per share redemption price will be based on the then-current net asset value of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. For this Uniform Commercial Code search, we will charge an administrative fee equal to the lesser of $250 or 4% of the original purchase price of the shares to be redeemed to the stockholder, which will be deducted from the proceeds of the redemption. For example, if a stockholder wishes to redeem shares for which he paid an aggregate amount of $5,000, the administrative fee that we will charge pursuant to such redemption will be

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$200, which is the lesser of (i) $250 or (ii) 4% of the $5,000 aggregate purchase price paid by this stockholder. If a lien exists, the fee will be charged to the stockholder, although no shares will be redeemed. The administrative fee will be paid to us and any additional costs in conducting the Uniform Commercial Code search will be borne by us. The payment of this administrative fee will be waived if the redemption occurs upon the death of a stockholder or if our advisor, in its sole discretion, determines that the redeeming stockholder has suffered an economic hardship. In addition, upon the death of a stockholder, upon request, we will waive the one-year holding requirement. Shares redeemed in connection with the death of a stockholder will be redeemed at a purchase price equal to the price actually paid for the shares. In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

During any calendar year, we will not redeem in excess of 3% of the weighted average number of shares outstanding during the prior calendar year; provided, however, that shares subject to a redemption requested upon the death of a stockholder will not be subject to this cap. The cash available for redemption will be limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan.

We will redeem our shares on the last business day of the month following the end of each quarter. Requests for redemption would have to be received on or prior to the end of the quarter in order for us to repurchase the shares as of the end of the next month. You may withdraw your request to have your shares redeemed at any time prior to the last day of the applicable quarter.

If we could not purchase all shares presented for redemption in any quarter, based upon insufficient cash available and the limit on the number of shares we may redeem during any calendar year, we would attempt to honor redemption requests on a pro rata basis; provided, however, that we may give priority to the redemption of a deceased stockholder’s shares. We would treat the unsatisfied portion of the redemption request as a request for redemption the following quarter. At such time, you may then (1) withdraw your request for redemption at any time prior to the last day of the new quarter or (2) ask that we honor your request at such time, if, any, when sufficient funds become available. Such pending requests will generally be honored on a pro rata basis. We will determine whether we have sufficient funds available as soon as practicable after the end of each quarter, but in any event prior to the applicable payment date.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days notice at any time. Additionally we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of May 11, 2009, which is two years from the effective date of this offering, unless the offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We would notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as listing of the shares on a national securities exchange or our merger with a listed company. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and return to the status of unauthorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

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Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion to trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to Cole Advisors II or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which our investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

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SUMMARY OF AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

We have adopted an amended and restated distribution reinvestment plan. The amended and restated reinvestment plan allows you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We are offering up to 25,000,000 shares for sale purchase to our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the estimated value of a share of our common stock. Following is a summary of our distribution reinvestment plan. A complete copy of our amended and restated distribution reinvestment plan is included in this prospectus as Appendix D.

Investment of Distributions

The amended and restated distribution reinvestment plan allows our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, real estate investment trust or other real estate program sponsored by our advisor or its affiliates, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan, therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant through the reduced purchase price.

Pursuant to the terms of our distribution reinvestment plan the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under the this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another Cole-sponsored program only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Cole-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Cole-sponsored program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Cole-sponsored program; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Cole-sponsored program.

Stockholders who invest in subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Cole-sponsored program and, as such, will receive the same reports as other investors in the subsequent Cole-sponsored program.

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Election to Participate or Terminate Participation

A stockholder may become a participant in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See “Investment by Tax-Exempt Entities and ERISA Considerations.”

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly or monthly distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares and the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan (Excluded Distributions). Accordingly, in the event that proceeds attributable to the potential sale transaction described above are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make

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a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an Excluded Distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our distribution reinvestment plan. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for partnership income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distributions reinvestment plan. See “Risk Factors — Federal Income Tax Risks.” In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until our offering stage is complete, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend. Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan with ten days’ notice to participants. The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of the plan, to all participants.

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OUR OPERATING PARTNERSHIP AGREEMENT

General

Cole OP II was formed in September, 2004 to acquire, own and operate properties on our behalf. It is an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Cole OP II, are deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. In addition, Cole OP II is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. Finally, a limited partner in Cole OP II may later exchange his or her limited partnership units in Cole OP II for shares of our common stock in a taxable transaction.

The partnership agreement for Cole OP II contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Cole OP II. In the event of such a merger, exchange or conversion, Cole OP II would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of Cole OP II. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We hold substantially all of our assets through Cole OP II. We are the sole general partner of Cole OP II, and our advisor, Cole Advisors II, is the only limited partner of Cole OP II. As the sole general partner of Cole OP II, we have the exclusive power to manage and conduct the business of Cole OP II.

The following is a summary of certain provisions of the partnership agreement of Cole OP II. This summary is not complete and is qualified by the specific language in the partnership agreement. You should refer to the partnership agreement, itself, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to Cole OP II as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Cole OP II will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If Cole OP II requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Cole OP II on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause Cole OP II to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of Cole OP II and us.

Operations

The partnership agreement requires that Cole OP II be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Cole OP II will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Cole OP II being taxed as a corporation, rather than as a partnership. See “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership.”

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The partnership agreement provides that Cole OP II will distribute cash flow from operations as follows:

•	first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code with respect to such fiscal year;

•	next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all Cole OP II income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of Cole OP II units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•	next, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all Cole OP II income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of Cole OP II units that we hold and we had distributed all such amounts to its stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in Cole OP II.

Similarly, the partnership agreement of Cole OP II provides that taxable income is allocated to the limited partners of Cole OP II in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in Cole OP II will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in Cole OP II.

Upon the liquidation of Cole OP II, after payment of debts and obligations, any remaining assets of Cole OP II will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to Cole OP II equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by Cole OP II in acquiring and operating real properties, Cole OP II will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Cole OP II. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Cole OP II.

All claims between the partners of Cole OP II arising out of the partnership agreement are subject to binding arbitration.

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Exchange Rights

The limited partners of Cole OP II, including Cole Advisors II, have the right to cause their limited partnership units to be redeemed by Cole OP II or purchased by us for cash. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged. As of December 31, 2006, there were 9,009 partnership units outstanding. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of Cole OP II may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case, it must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of Cole OP II in exchange for their limited partnership units. Rather, in the event a limited partner of Cole OP II exercises its exchange rights, and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of Cole OP II, is required for any amendment to the partnership agreement. We, as the general partner of Cole OP II, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of Cole OP II’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to Cole OP II; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, unless the partnership agreement of the surviving limited partnership does not materially differ from the partnership agreement of Cole OP II immediately before the transaction.

Termination of the Partnership

Cole OP II will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership, provided, however, that the remaining partners may decide to continue the business;

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•	ninety days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or are affiliates, hold); or

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of Cole OP II, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in Cole OP II (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Cole OP II in return for an interest in Cole OP II and agrees to assume all obligations of the general partner of Cole OP II. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Cole OP II, other than Cole Advisors II and other affiliates of Christopher H. Cole. With certain exceptions, a limited partner may not transfer its interests in Cole OP II, in whole or in part, without our written consent as general partner.

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PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 150,000,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering 125,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 25,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be equal to the higher of 95% of the estimated value of a share of common stock, as estimated by our board of directors, and $9.50 per share. The reduced purchase price for shares purchased pursuant to our distribution reinvestment plan reflects that there will be no fees, commissions or expenses paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan. The offering of shares of our common stock will terminate on or before May 11, 2009, which is two years after the effective date of this offering, unless the offering is extended. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Cole Capital Corporation

Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital Partners, its affiliates and its predecessors. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, please refer to the section of this prospectus captioned “Management — Affiliated Companies — Dealer Manager.”

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we will pay our dealer manager selling commissions of 7% of the gross offering proceeds. We also will pay the dealer manager a fee in the amount of 2% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to the distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. See the “Summary of Amended and Restated Distribution Reinvestment Plan — Investment of Distributions” section of this prospectus.

We expect our dealer manager to utilize two distribution channels to sell our shares, which have different selling commissions, and consequently, a different purchase price for the shares. In the event of the sale of shares in our primary offering by other broker-dealers that are members of the NASD, the purchase price will be $10.00 per share. In the event of the sale of shares in our primary offering to an investment advisory representative, the purchase price for such shares will be $9.30 per share, reflecting the fact that our dealer manager will waive the 7% selling commission on such shares. We will not pay selling commissions or a dealer manager fee in connection with the sale of shares under our distribution reinvestment plan. The dealer manager may reallow to each of the participating broker dealers a portion of its dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance will be determined by the dealer manager based upon factors including the participating broker-dealer’s level

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of marketing support, level of due diligence review and success of its sales efforts, each as compared to those of the other participating broker-dealers.

	Per Share	Total Maximum

Primary Offering
Price to Public	$10.00	$1,250,000,000
Selling Commissions	0.70	87,500,000
Dealer Manager Fees	0.20	25,000,000

Proceeds to Cole REIT II	$9.10	$1,137,500,000

Distribution Reinvestment Plan
Price to Public	$9.50	$237,500,000
Distribution Selling Commissions	—	—
Dealer Manager Fees	—	—

Proceeds to Cole REIT II	$9.50	$237,500,000

We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a discount. The purchase price for such shares shall be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, a gift certificate (provided it cannot be redeemed for cash) or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. We will not reimburse our sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by the NASD. In accordance with the rules of the NASD, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by the NASD that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are

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sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

Total Maximum

Selling commissions	$87,500,000
Dealer manager fee reallowance to participating broker-dealers	8,750,000
Dealer manager wholesaling compensation	20,723,000
Expense reimbursements for wholesaling travel and expenses	4,030,000
Broker-dealer conference fees and training and education meetings	2,800,000
Due diligence allowance	160,000
Legal fees of the dealer manager	120,000

Total(1)	$124,083,000

(1)	Of this amount, $87,500,000 and $25,000,000 will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. The remaining $11,583,000 will be paid by our sponsor without reimbursement by us.

The total amount of underwriting compensation, including selling commissions, dealer manager fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of this offering, plus up to an additional 0.5% of gross proceeds ($500,000 if the maximum offering amount is sold) for reimbursement of bona fide due diligence expenses.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of Cole Advisors II and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares offered in this offering at a discount. The purchase price for such shares shall be $9.10 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and a dealer manager fee in the amount of $0.20 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by Cole Advisors II or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote. With the exception of the 20,000 shares initially sold to Cole Holdings Corporation in connection with our organization, no director, officer, advisor or any affiliate may own more than 9.8% in value or number of our outstanding common stock.

Volume Discounts

Volume discounts based on reduced sales commissions are available for “purchasers” of certain minimum numbers of shares, as defined below, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available. In such event, any such reduction will be credited to the investor by reducing the purchase price per share. The following table illustrates the various discount levels available:

			Purchase Price Per
	Sales		Incremental Share	Dealer
Dollar Volume	Commission	Per	in Volume	Manager Fees	Net Proceeds
Shares Purchased	Percent	Share	Discount Range	Per Share	Per Share

$250,000 or less	7.0%	$0.70	$10.00	$0.20	$9.10
$250,001-$500,000	6.0%	0.60	$9.90	0.20	9.10
$500,001-$1,000,000	5.0%	0.50	$9.80	0.20	9.10
$1,000,001-$2,000,000	4.0%	0.40	$9.70	0.20	9.10
$2,000,001-$5,000,000	3.0%	0.30	$9.60	0.20	9.10
$5,000,001-$10,000,000	2.0%	0.20	$9.50	0.20	9.10
Over $10,000,001	1.0%	0.10	$9.40	0.20	9.10

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For example, if an investor purchases 60,000 shares, the investor would pay (1) $250,000 for the first 25,000 shares, (2) $247,500 for the next 25,000 shares ($9.90 per share), and (3) $98,000 for the next 10,000 shares ($9.80 per share), for a total purchase price of $595,500 (approximately $9.925 per share) rather than $600,000 for the shares. After the payment of sales commissions of $37,500 (approximately $0.625 per share) and payment of the dealer manager fee, we would receive net proceeds of $546,000 ($9.10 per share). The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his or her investment in our shares than investors who do not qualify for a discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers). The volume discount is prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In addition, investors may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers), including our dealer manager.

In order to encourage purchases of 1,000,000 or more shares, a potential purchaser who proposes to purchase at least 1,000,000 shares may agree with Cole Advisors II and Cole Capital Corporation to have the dealer manager fee with respect to the sale of such shares reduced or eliminated, and, with the agreement of the participating broker, to have the selling commission payable with respect to the sale of such shares reduced or eliminated. The aggregate fees payable with respect to the sale of such shares would be reduced by as much as $0.90 per share, resulting in a purchase price of $9.10 per share, rather than $10.00 per share.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors who pay a reduced or no commission will receive a higher return on their investment than investors who do not qualify for such discount.

Subscription Process

To purchase shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B, or, if you already are a stockholder, you must complete and sign an additional subscription agreement, like the one contained in this prospectus as Appendix C. You should pay for your shares by delivering a check for the full purchase price of the shares, payable to “Wells Fargo Bank, N.A., Escrow Agent for Cole Credit Property Trust II, Inc.” You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely. By executing the subscription agreement, you will attest that you meet the suitability standards described in this prospectus and agree to be bound by all of the terms of the subscription agreement.

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Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive this prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest, or reductions for offering expenses, commissions or fees will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

Investments by IRAs and Qualified Plans

Sterling Trust Company has agreed to act as an IRA custodian for purchasers of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. Further information as to custodial services is available through your broker or may be requested from us.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards and minimum purchase requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock. If you want to purchase shares, you must proceed as follows:

(1) Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2) Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, for new investors is included in this prospectus as Appendix B. A specimen copy of the subscription agreement for current stockholders is included in this prospectus as Appendix C.

(3) Deliver a check to Cole Capital Corporation, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “Wells Fargo Bank, N.A., Escrow Agent for Cole Credit Property Trust II, Inc.” along with the completed subscription agreement. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(4) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans. If you want to purchase shares through an IRA, SEP or other tax-deferred account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. Sterling Trust Company has agreed to provide this service to our stockholders with annual maintenance fees charged at a discounted rate.

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SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of Cole Advisors II, our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to Cole Advisors II, our advisor, as well as affiliates of Cole Advisors II, and may continue to do so in the future.

EXPERTS

The financial statements included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the completion of development activities and commencement of planned principal operations as well as the company’s adoption of Statement of Financial Accounting Standard No. 123(R), Share Based Payment, using the modified prospective method), and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Also, the statements of revenues and certain operating expenses for the MT Omaha property for the year ended June 30, 2006, and the AS Katy property and MT Fairview Heights property for the year ended December 31, 2006, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Credit Property Trust II, Inc.
Attn: Investor Relations
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
(866) 341-2653

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One of our affiliates maintains an Internet site at http://www.colecapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits related thereto as filed with the Securities and Exchange Commission, reference to which is hereby made.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Audited Financial Statements of Cole Credit Property Trust II, Inc.
Report of Independent Registered Accounting Firm	F-3
Consolidated Balance Sheets as of December 31, 2006 and 2005	F-4
Consolidated Statements of Operations for the Years Ended December 31, 2006, 2005 and the Period from Inception (September 29, 2004) to December 31, 2004	F-5
Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2006, 2005 and the Period from Inception (September 29, 2004) to December 31, 2004	F-6
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005 and the Period from Inception (September 29, 2004) to December 31, 2004	F-7
Notes to Consolidated Financial Statements	F-8
Summary Financial Information of Properties Acquired and Probable Properties to be Acquired
Academy Sports Headquarters and Distribution Facility — Katy, Texas (AS Katy Property)
Overview	F-29
Independent Auditors’ Report	F-30
Audited Financial Statements of Property Acquired	F-31
Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2006	F-31
Notes to the Statement of Revenues and Certain Operating Expenses	F-32
One Pacific Place — Omaha, Nebraska (MT Omaha Property)
Overview	F-34
Independent Auditors’ Report	F-35
Audited Financial Statements of Property Acquired	F-36
Statement of Revenues and Certain Operating Expenses for the Year Ended June 30, 2006 and The Six Months Ended December 31, 2006	F-36
Notes to the Statement of Revenues and Certain Operating Expenses	F-37
Lincoln Place — Fairview Heights, Illinois (MT Fairview Heights Property)
Overview	F-39
Independent Auditors’ Report	F-40
Audited Financial Statements of Property Acquired	F-41
Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2006	F-41
Notes to the Statement of Revenues and Certain Operating Expenses	F-42
Tractor Supply — Various Properties
Summary Financial Data Regarding Tractor Supply	F-44
Office Max — Orangeburg, South Carolina (OM Orangeburg Property)
Summary Financial Data Regarding Office Max	F-46
Walgreens — Various Properties
Summary Financial Data Regarding Walgreens	F-47
Office Depot — Various Properties
Summary Financial Data Regarding Office Depot	F-49
Apria Healthcare — St. John, Missouri (AH St. John Property)
Summary Financial Data Regarding Apria Healthcare	F-51
Advance Auto — Various Properties
Summary Financial Data Regarding Advance Auto	F-52
CVS — Various Properties
Summary Financial Data Regarding CVS	F-54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, Arizona

We have audited the accompanying consolidated balance sheets of Cole Credit Property Trust II, Inc. and subsidiaries (“the Company”) as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2006, 2005 and for the period from September 29, 2004 (date of inception) to December 31, 2004. Our audits also included the financial statement schedule listed in the index at Item 15. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements presents fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006, 2005 and for the period from September 29, 2004 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

The Company was in the development stage at December 31, 2004; during the year ended December 31, 2005, the Company completed its development activities and commenced its planned principal operations.

As discussed in Note 11 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, using the modified prospective method.

/s/ DELOITTE & TOUCHE, LLP

Phoenix, Arizona
March 20, 2007

COLE CREDIT PROPERTY TRUST II, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005

ASSETS:
Real estate assets, at cost:
Land	$109,506,269	$23,854,308
Buildings and improvements, less accumulated depreciation of $4,547,932 and $151,472 at December 31, 2006 and 2005, respectively	282,468,749	57,338,359
Acquired intangible lease assets, less accumulated amortization of $2,251,172 and $71,881 at December 31, 2006 and 2005, respectively	54,569,023	10,425,618

Total real estate assets	446,544,041	91,618,285
Cash and cash equivalents	37,566,490	4,575,144
Restricted cash	5,839,733	1,813,804
Rents and tenant receivables, net	2,432,536	36,001
Prepaid expenses, mortgage loan deposits and other assets	4,248,973	11,928
Deferred financing costs, less accumulated amortization of $565,946 and $17,964 at December 31, 2006 and 2005, respectively	3,789,019	754,676

Total assets	$500,420,792	$98,809,838

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Mortgage notes payable	$218,265,916	$66,804,041
Notes payable to affiliates	—	4,453,000
Accounts payable and accrued expenses	2,016,343	282,797
Escrowed investor proceeds	5,710,730	1,813,804
Due to affiliates	67,608	41,384
Acquired below market lease intangibles, less accumulated amortization of $96,484 and $52 at December 31, 2006 and 2005, respectively	2,649,374	14,637
Distributions payable	1,612,094	195,209
Deferred rent and other liabilities	340,974	—

Total liabilities	230,663,039	73,604,872

Redeemable Common Stock	3,521,256	—

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value; 240,000,000 and 90,000,000 shares authorized, 30,691,204 and 2,832,387 shares issued and outstanding at December 31, 2006 and 2005, respectively	306,912	28,324
Capital in excess of par value	273,385,603	25,486,442
Accumulated distributions in excess of earnings	(7,456,018)	(309,800)

Total stockholders’ equity	266,236,497	25,204,966

Total liabilities and stockholders’ equity	$500,420,792	$98,809,838

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST II, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended	Period from Inception
	December 31,	December 31,	(September 29, 2004) to
	2006	2005	December 31, 2004

Revenues:
Rental income	$18,357,174	$741,669	$—
Tenant reimbursement income	1,162,333	—	—

Total revenue	19,519,507	741,669	—

Expenses:
General and administrative	952,789	156,252	—
Property operating expenses	1,416,745	—	—
Property and asset management fees	936,977	38,768	—
Depreciation	4,396,460	151,472	—
Amortization	2,072,906	69,939	—

Total operating expenses	9,775,877	416,431	—

Real estate operating income	9,743,630	325,238	—

Other income (expense):
Interest income	503,479	27,557	—
Interest expense	(8,901,113)	(467,386)	—

Total other income	(8,397,634)	(439,829)	—

Net income (loss)	$1,345,996	$(114,591)	$—

Weighted average number of common shares outstanding
Basic and diluted	13,275,635	411,909	—

Net income (loss) per common share
Basic and diluted	$0.10	$(0.28)	$—

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST II, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

				Accumulated
	Common Stock		Capital in	Distributions	Total
	Number of	Par	Excess of Par	in Excess of	Stockholders’
	Shares	Value	Value	Earnings	Equity

Balance, September 29, 2004 (Date of Inception)	—	$—	$—	$—	$—
Issuance of Common Stock to Cole Holdings Corporation		20,000	200	199,800	200,000

Balance, December 31, 2004	20,000	200	199,800	—	200,000
Issuance of common stock	2,812,387	28,124	28,080,997	—	28,109,121
Distributions	—	—	—	(195,209)	(195,209)
Commissions on stock sales and related dealer manager fees	—	—	(2,375,780)	—	(2,375,780)
Other offering costs	—	—	(418,575)	—	(418,575)
Net loss	—	—	—	(114,591)	(114,591)

Balance, December 31, 2005	2,832,387	28,324	25,486,442	(309,800)	25,204,966
Issuance of common stock	27,858,817	278,588	277,953,219	—	278,231,807
Distributions	—	—	—	(8,492,214)	(8,492,214)
Commissions on stock sales and related dealer manager fees	—	—	(23,254,138)	—	(23,254,138)
Other offering costs	—	—	(3,332,577)	—	(3,332,577)
Stock option compensation expense				53,913	53,913
Redeemable common stock	—	—	(3,521,256)	—	(3,521,256)
Net income	—	—	—	1,345,996	1,345,996

Balance, December 31, 2006	30,691,204	$306,912	$273,385,603	$(7,456,018)	$266,236,497

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST II, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended	Period from Inception
	December 31,	December 31,	(September 29, 2004) to
	2006	2005	December 31, 2004

Cash Flows from Operating Activities:
Net income (loss)	$1,345,996	$(114,591)	$—
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	4,396,460	151,472	—
Amortization	2,630,841	89,793	—
Stock compensation expense	53,913	—	—
Changes in assets and liabilities:
Rents and tenant receivables	(2,396,534)	(36,001)	—
Prepaid expenses and other assets	(269,945)	(11,928)	—
Accounts payable and accrued expenses	1,733,546	282,797	—
Deferred rent and other liabilities	340,974	—	—
Due to affiliates	26,224	36,199	—

Net cash provided by operating activities	7,861,475	397,741	—

Cash Flows from Investing Activities:
Investment in real estate and related assets	(278,576,503)	(81,344,139)	—
Acquired intangible lease assets	(40,305,246)	(10,497,499)	—
Acquired below market lease intangibles	2,731,169	14,689	—
Restricted cash	(4,025,929)	(1,813,804)	—

Net cash used in investing activities	(320,176,509)	(93,640,753)	—

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	274,710,551	28,109,121	200,000
Proceeds from mortgage and affiliate notes payable	168,764,469	72,084,404	—
Repayment of mortgage and affiliate notes payable	(64,375,352)	(827,363)	—
Refund of mortgage rate lock deposits	1,936,000	—	—
Payment of mortgage rate lock deposits	(5,903,100)	—	—
Escrowed investor proceeds liability	3,896,925	1,813,804	—
Offering costs on issuance of common stock	(26,586,715)	(2,789,170)	—
Distributions to investors	(3,554,073)	—	—
Deferred financing costs paid	(3,582,325)	(772,640)	—

Net cash provided by financing activities	345,306,381	97,618,156	200,000

Net increase in cash and cash equivalents	32,991,347	4,375,144	200,000
Cash and cash equivalents, beginning of period	4,575,144	200,000	—

Cash and cash equivalents, end of period	$37,566,490	$4,575,144	$200,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Dividends declared and unpaid	$1,612,094	$195,209	$—

Mortgage notes assumed in real estate acquisitions	$42,619,758	$—	$—

Common stock issued through distribution reinvestment plan	$3,521,256	$—	$—

Commissions and dealer manager fees due to affiliate	$—	$5,185	$—

Supplemental Cash Flow Disclosures:
Interest paid	$7,981,952	$223,183	$—

The accompanying notes are an integral part of these consolidated financial statements.

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS

Cole Credit Property Trust II, Inc. (the “Company”) was formed on September 29, 2004 and is a Maryland corporation that is organized and operating as a real estate investment trust (“REIT”) for federal income tax purposes. Substantially all of the Company’s business is conducted through Cole Operating Partnership II, LP (“Cole OP II”), a Delaware limited partnership. The Company is the sole general partner of and owns a 99.99% partnership interest in Cole OP II. Cole REIT Advisors II, LLC (“Cole Advisors II”) the affiliate advisor to the Company, is the sole limited partner and owner of 0.01% (minority interest) of the partnership interests of Cole OP II.

At December 31, 2006, the Company owned 91 properties comprising approximately 2.9 million square feet of single and multi-tenant commercial space located in 26 states. At December 31, 2006, these properties were 100% leased.

On June 27, 2005, the Company commenced a public offering on a “best efforts” basis of up to 45,000,000 shares of common stock offered at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act (the “Offering”). The Registration Statement also covered up to 5,000,000 shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which our stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock. On November 13, 2006, the Company filed a registration statement with the SEC under Rule 462(b) to add securities to the Offering. The registration statement registers an additional 4,390,000 shares of common stock for sale in the primary offering and an additional 952,000 shares of common stock for sale pursuant to the Company’s DRIP.

On November 6, 2006, the Company filed a registration statement with the SEC with respect to a proposed secondary public offering of up to 150,000,000 shares of common stock. The offering would include up to 125,000,000 shares to be offered for sale at $10.00 per share in the primary offering and up to 25,000,000 shares to be offered for sale pursuant to the Company’s DRIP.

The Company commenced its principal operations on September 23, 2005, when it issued the initial 486,000 shares of our common stock in the Offering. Prior to such date, the Company was considered a development stage company. As of December 31, 2006, the Company had accepted subscriptions for 30,691,204 shares of its common stock, including 20,000 shares owned by Cole Holdings Corporation (“Cole Holdings”) for aggregate gross proceeds of approximately $306.5 million before offering costs and selling commissions of approximately $29.4 million. As of December 31, 2006, the Company was authorized to issue 10,000,000 shares of preferred stock, but had none issued and outstanding. As of March 16, 2007, the Company had raised approximately $406.3 million in offering proceeds through the issuance of 40,629,407 shares of its common stock. As of March 16, 2007, approximately $87.6 million in shares (8,760,693 shares) remained available for sale to the public under the Offering, exclusive of shares available under the DRIP.

The Company’s stock is not currently listed on a national securities exchange. The Company may seek to list its stock for trading on a national securities exchange only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its common stock until its shares are listed or quoted. In the event it does not obtain listing prior to the tenth anniversary of the completion or termination of the Offering, its charter requires that it either: (1) seek stockholder approval of an extension or amendment of this listing deadline; or (2) seek stockholder approval to adopt a plan of liquidation of the corporation.

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. These accounting policies conform to generally accepted accounting principles in the United States (“GAAP”), in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Real Estate Assets

Real estate assets are stated at cost, less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction and any tenant improvements or major improvements and betterments that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred.

All assets are depreciated on a straight line basis. The estimate useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss. As of December 31, 2006, the undiscounted future operating cash flows of any property with potential impairment indicators exceeded its carrying value and no impairment losses had been recorded. As of December 31, 2005, no potential impairment indicators existed and no losses had been recorded.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, the Company allocates the purchase price of such properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases and value of

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

tenant relationships, based in each case on their fair values. The Company utilizes independent appraisals to determine the fair values of the tangible assets of an acquired property (which includes land and building).

The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the Company’s purchase price allocations, which could impact the amount of its reported net income.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents.

Restricted Cash and Escrowed Investor Proceeds

The Company is currently engaged in a public offering of its common stock. Included in restricted cash and escrowed investor proceeds is approximately $5.7 million and $1.8 million of offering proceeds for which shares of common stock had not been issued as of December 31, 2006 and 2005, respectively.

Rents and Tenant Receivables

Rents and tenant receivables primarily includes amounts to be collected in future periods related to the recognition of rental income on a straight-line basis over the lease term and cost recoveries from tenants. See “— Revenue Recognition” below. Allowance for doubtful accounts was approximately $75,000 and $0 at December 31, 2006 and 2005, respectively.

Prepaid Expenses and Other Assets

Prepaid expenses and other assets includes expenses incurred as of the balance sheet date that relate to future periods and will be expensed or reclassified to another account during the period to which the costs relate. Any amounts with no future economic benefit are charged to earnings when identified.

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred Financing Costs

Deferred financing costs are capitalized and amortized on a straight-line basis, which approximates the effective interest method, over the term of the related financing arrangement. Amortization of deferred financing costs for the years ended December 31, 2006 and 2005, and the period from inception (September 29, 2004) to December 31, 2004, was approximately $548,000, $18,000 and $0, respectively, and was recorded in interest expense in the consolidated statements of operations.

Revenue Recognition

Upon the acquisition of real estate, certain properties have leases where minimum rent payments increase during the term of the lease. The Company records rental revenue for the full term of each lease on a straight-line basis. Accordingly, the Company records a receivable from tenants that the Company expects to collect over the remaining lease term rather than currently, which is recorded as rents receivable. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements, the Company defers the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in rental income in the period the related costs are incurred. Tenant reimbursement income includes payments from tenants as reimbursement for property taxes, utilities, and other property operating expenses.

Income Taxes

The Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, and so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

Concentration of Credit Risk

At December 31, 2006 and 2005, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits investment of cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.

As of December 31, 2006, no single tenant accounts for more than 10% of the Company’s gross annualized base rental revenues. Tenants in the drugstore, specialty retail and automotive supply industries comprise approximately 25%, 12% and 11%, respectively, of the Company’s gross annualized base rental revenues for the year ended December 31, 2006. As of December 31, 2005, one tenant in the drugstore industry and one tenant in the automotive supply industry accounted for approximately 34% and 31% of the Company’s gross annualized base rental revenues, respectively. Tenants in the drugstore, and automotive supply industries comprise approximately 44% and 31%, respectively, of the Company’s gross annualized base rental revenues for the year ended December 31, 2005.

Offering and Related Costs

Cole Advisors II funds all of the organization and offering costs on the Company’s behalf and may be reimbursed for such costs up to 1.5% of the cumulative capital raised by the Company in the Offering. As of December 31, 2006 and 2005, Cole Advisors II had incurred organization and offering costs of approximately $3.8 million and $1.4 million, respectively, on behalf of the Company. Of these amounts, the Company was

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

responsible for approximately $3.8 million and $421,000 at December 31, 2006 and 2005, respectively. The offering costs, which include items such as legal and accounting fees, marketing, and promotional printing costs, are recorded as a reduction of capital in excess of par value along with sales commissions and dealer manager fees of 7% and 1.5%, respectively. Organization costs are expensed as incurred, of which approximately $57,000, $2,000 and $0 was expensed during the years ended December 31, 2006, and 2005 and the period from inception (September 29, 2004) to December 31, 2004, respectively.

Due to Affiliates

As of December 31, 2006, due to affiliates consists of approximately $47,000 due to Cole Advisors II for reimbursement of organization and offering costs and $20,000 to an affiliate of Cole Advisors II for reimbursement of certain loan costs. As of December 31, 2005, due to affiliates consists of approximately $36,000 due to Cole Advisors II for reimbursement of legal fees and approximately $5,000 due to Cole Capital Corporation (“Cole Capital”), the Company’s affiliated dealer manager, for commissions and dealer manager fees payable on stock issuances.

Stockholders’ Equity

At December 31, 2006, and 2005 the Company was authorized to issue 240,000,000, and 90,000,000 respectively, shares of common stock and 10,000,000 shares of preferred stock. All shares of such stock have a par value of $.01 per share. The Company’s board of directors may authorize additional shares of capital stock and amend their terms without obtaining stockholder approval.

The par value of investor proceeds raised from the Offering is classified as common stock, with the remainder allocated to capital in excess of par value. The Company’s share redemption program provides that all redemptions during any calendar year, including those upon death or qualifying disability, are limited to those that can be funded with proceeds raised from the Company’s distribution reinvestment plan. In accordance with Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stock,” the Company accounts for the proceeds received from its distribution reinvestment plan outside of permanent equity for future redemption of shares. During the years ended December 31, 2006 and 2005, proceeds of approximately $3.5 million and $0 were received from the distribution reinvestment plan, respectively, which have been recorded as redeemable common stock in the respective consolidated balance sheets. As of December 31, 2006 and 2005, no shares had been redeemed under the Company’s share redemption program.

Earnings Per Share

Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share. The effect of all the outstanding stock options was anti-dilutive to earnings per share for the year ended December 31, 2005. See Note 11.

Stock Options

As permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, and SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, the Company elected to follow Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options under the 2004 Independent Directors Stock Option Plan (“IDSOP”) (see Note 11). Under APB No. 25, compensation expense is recorded when the exercise price of stock options is less than the fair value of the underlying stock on the date of grant. On January 1, 2006, the Company adopted SFAS 123R which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors,

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

including stock options related to the IDSOP, based on estimated fair values. The Company adopted FAS 123R, using the modified prospective application. Accordingly, prior period amounts have not been restated. As of December 31, 2006, there were 20,000 stock options outstanding under the IDSOP at an average exercise price of $9.15 per share.

Reportable Segments

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company has determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of our total consolidated revenues for the years ended December 31, 2006 and 2005. Although the Company’s investments in real estate are geographically diversified throughout the United States, its management evaluates operating performance on an individual property level. The Company’s properties have been aggregated into one reportable segment.

Interest

Interest is charged to interest expense as it accrues. No interest costs were capitalized during the years ended December 31, 2006 and 2005.

Distributions Payable and Distribution Policy

In order to maintain its status as a REIT, the Company is required to make distributions each taxable year equal to at least 90% of its REIT taxable income excluding capital gains. To the extent funds are available, the Company intends to pay regular monthly distributions to stockholders. Distributions are paid to those stockholders who are stockholders of record as of applicable record dates.

On December 15, 2006, the Company’s board of directors declared a distribution of $0.0017808 per share for stockholders of record as of the close of business on each day of the period commencing on January 1, 2007 and ending on March 31, 2007. The monthly distributions were calculated to be equivalent to an annualized distribution of six and one half percent (6.50%) per share, assuming a purchase price of $10.00 per share. As of December 31, 2006, the Company had distributions payable of approximately $1.6 million. The distributions were paid in January 2007, of which approximately $844,000 was reinvested in shares through our distribution reinvestment program.

Recent Accounting Pronouncements

In December 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123R”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS No. 123R is effective for fiscal years beginning after June 15, 2005.

SFAS No. 123 (revised 2004) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award. The Company adopted the provisions of SFAS 123 (revised 2004) using a modified prospective application. The modified prospective method requires companies to recognize compensation cost for unvested awards that are outstanding on the effective date based on the fair value that the Company had originally estimated for purposes of preparing its SFAS 123 pro forma disclosures. For all new awards that are granted

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

or modified after the effective date, a company would use SFAS 123R’s measurement model. The Company adopted the new standard on January 1, 2006. See Note 11.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB No. 108”). Due to diversity in practice among registrants, SAB No. 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material impact on the Company’s consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not determined what impact, if any, the adoption of SFAS No. 157 will have on its consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has not determined what impact, if any, the provisions of FIN 48 will have on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 allows entities to choose to measure eligible financial instruments at fair value with changes in fair value recognized in earnings of each subsequent reporting date. The fair value election is available for most financial assets and liabilities on an instrument-by-instrument basis and is to be elected on the date of the financial instrument is initially recognized. SFAS 159 is effective for all entities as of the beginning of a reporting entity’s first fiscal year that begins after November 15, 2007 (with earlier application permitted under certain circumstances). The Company has not determined what impact, if any, the adoption of SFAS No. 159 will have on its consolidated financial statements.

NOTE 3 — REAL ESTATE ACQUISITIONS

During the year ended December 31, 2006, the Company acquired a 100% interest in 77 commercial properties for an aggregate purchase price of approximately $358.8 million, including acquisition costs of approximately $7.9 million. The Company financed the acquisitions through the issuance and assumption of approximately $213.2 million of mortgage loans generally secured by the individual properties. In accordance with SFAS, No. 141, “Business Combinations”, the Company allocated the purchase price of these properties, including aggregate acquisition costs, to the fair value of the assets acquired and liabilities assumed. The Company allocated approximately $85.7 million to land, approximately $229.5 million to building and improvements, approximately $46.3 million to acquired in-place leases, approximately ($2.7) million to acquired below-market leases and approximately $42.6 million related to debt assumed on properties acquired during the year ended December 31, 2006.

During the year ended December 31, 2005, the Company acquired a 100% interest in 14 commercial properties for an aggregate purchase price of approximately $91.8 million, including acquisition costs of approximately $2.0 million. The Company financed the acquisitions through the issuance of approximately

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$66.8 million of mortgage loans generally secured by the individual properties. In accordance with SFAS, No. 141, “Business Combinations”, the Company allocated the purchase price of these properties, including aggregate acquisition costs, to the fair value of the assets acquired and liabilities assumed. The Company allocated approximately $23.8 million to land, approximately $57.5 million to building and improvements, approximately $10.5 million to acquired in-place leases, and approximately ($15,000) to acquired below-market leases.

NOTE 4 — INTANGIBLE LEASE ASSETS

Identified intangible assets relating to the real estate acquisitions discussed in Note 3 consisted of the following:

	December 31,
	2006	2005

Acquired in place leases and tenant relationships, net of accumulated amortization of $2,142,845 and $69,939 at December 31, 2006 and 2005, respectively (with a weighted average life of 159 and 172 months for in-place leases and tenant relationships, respectively)	$51,939,520	$9,970,272
Acquired above market leases, net of accumulated amortization of $108,327 and $1,942 at December 31, 2006 and 2005, respectively (with a weighted average life of 162 and 118 months for acquired above market leases, respectively)	$2,629,503	$455,346

	$54,569,023	$10,425,618

Amortization expense recorded on the identified intangible assets, for each of fiscal years ended December 31, 2006, 2005 and 2004 was approximately $2.2 million, $72,000 and $0, respectively.

Estimated amortization expense of the respective intangible lease assets as of December 31, 2006 for each of the five succeeding fiscal years is as follows:

	Amount
	Lease
	In-Place and Tenant	Above
Year	Relationships	Market Lease

2007	$3,902,608	$199,240
2008	$3,882,619	$199,240
2009	$3,821,858	$199,240
2010	$3,821,858	$199,240
2011	$3,819,312	$199,240

NOTE 5 — MORTGAGE NOTES PAYABLE

As of December 31, 2006, the Company had 71 mortgage notes payable totaling approximately $218.3 million, of which approximately $215.6 million was fixed rate debt with interest rates ranging from 5.15% to 6.31% with a weighted average interest rate of approximately 5.72%. The Company also had approximately $2.7 million of short-term variable rate debt outstanding at December 31, 2006.

As of December 31, 2005, the Company had 13 mortgage notes payable totaling approximately $71.3 million, of which approximately $41.8 million was fixed rate debt with interest rates ranging from 5.15% to 5.76% with a weighted average interest rate of approximately 5.47%. The Company also had approximately $29.5 million of short-term variable rate debt outstanding at December 31, 2005.

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due on various dates from July 2008 through October 2018. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments and generally mature within 90 days. Each of the mortgage notes are secured by the respective property. Certain of the mortgage notes have cross-default provisions and are cross-collateralized. Under certain cross-default provisions, a default under any mortgage note included in a cross-default agreement may constitute a default under all such mortgage notes in the agreement and may lead to acceleration of the indebtedness due on each property within the cross-default agreement. Certain of the mortgage notes have cross-default provisions and are cross-collateralized. Under certain cross-default provisions, a default under any mortgage note included in a cross-default agreement may constitute a default under all such mortgage notes in the agreement and may lead to acceleration of the indebtedness due on each property within the cross-default agreement. The mortgage notes are generally non-recourse to the Company and Cole Op II, but both are liable for customary non-recourse carveouts.

The fixed rate mortgage notes may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, the Company may sell the properties to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.

In the event that a mortgage note is not paid off on the respective maturity date, each mortgage note includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2.0%). The individual mortgage note maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.

We have entered into interest rate lock agreements. See Note 7.

Related Party Notes

On December 15, 2005, Cole OP II borrowed approximately $2.5 million and approximately $2.0 million from Series C, LLC (“Series C”), which is an affiliate of the Company and the Company’s advisor, by executing two promissory notes which was secured by the membership interests held by Cole OP II in Cole WG St. Louis MO, LLC and Cole RA Alliance OH, LLC, respectively. Each of the loans had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest payable in full on June 30, 2006. Each of the loans was generally non recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including a majority of its independent directors, approved the loans and determined that the terms of the loans were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the notes in full in April 2006.

On February 6, 2006, Cole OP II borrowed approximately $2.3 million from Series C by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $18.5 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in April 2006.

On February 10, 2006, Cole OP II borrowed approximately $4.7 million from Series B, LLC (“Series B”), an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $5.9 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non-recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in May 2006.

During the years ended December 31, 2006 and 2005 and the period from inception (September 29, 2004) to December 31, 2004 Cole OP II incurred approximately $210,000, $13,000 and $0 in interest expense to affiliates under the aforementioned loans, respectively.

The following table summarizes the scheduled aggregate principal repayments for the five years subsequent to December 31, 2006:

Principal
For the Year Ending December 31:	Repayments

2007	$3,066,207
2008	9,729,334
2009	205,511
2010	16,854,186
2011	39,272,285
Thereafter	149,108,393

Total	$218,265,916

The variable rate mortgages approximate fair market value. The fair value of our fixed rate mortgage notes payable at December 31, 2006 approximates $215.0 million.

NOTE 6 — INTANGIBLE LEASE LIABILITY

Identified intangible liability relating to the real estate acquisitions discussed in Note 3 consisted of the following:

	December 31,
	2006	2005

Acquired below — market leases, net of accumulated amortization of $96,484 and $52 at December 31, 2006 and 2005, respectively (with a weighted average life of 144 and 141 months, respectively)	$2,649,374	$14,637

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amortization income recorded on the identified intangible liability, for each of fiscal years ended December 31, 2006, 2005 and the period from inception (September 29, 2004) to December 31, 2004 was $96,000, $52 and $0, respectively.

Estimated amortization income of the respective intangible lease liability as of December 31, 2006 for each of the five succeeding fiscal years is as follows:

Amount
Below
Year	Market Lease

2007	$231,097
2008	$231,097
2009	$231,097
2010	$231,097
2011	$230,059

NOTE 7 — EXTENDED RATE LOCK AGREEMENTS

The Company entered into Extended Rate Lock Agreements with Wachovia Bank, N.A. (“Wachovia”) and Bear Stearns Commercial Mortgage, Inc. (“Bear Stearns”) (the “Rate Locks”) to lock interest rates ranging from 5.52% to 6.56% for up to approximately $247 million in total borrowings. Under the terms of the Rate Locks, the Company made rate lock deposits totaling approximately $5.9 million to Wachovia and Bear Stearns. As of December 31, 2006, the Company had available borrowings of approximately $197 million under the Rate Locks.

The Company has approximately $3.9 million in rate lock deposits outstanding at December 31, 2006, which are reflected as Mortgage Loan Deposits and recorded in Prepaid Expenses, Mortgage Loan Deposits and Other Assets on the Company’s consolidated balance and statement of cashflows.

The deposits are refundable to the Company in amounts generally equal to 2% of any loans funded under the agreements. The Rate Locks expire 60 days from execution and may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the borrower’s election, by converting the fee into interest rate spread.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material pending legal proceedings known to be contemplated against us.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the consolidated results of operations.

NOTE 9 — RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

Certain affiliates of the Company receive, and will continue to receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Cole Capital receives, and will continue to receive a selling commission of up to 7% of gross offering

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital reallows, and intends to continue to reallow 100% of commissions earned to participating broker-dealers. In addition, Cole Capital will receive up to 1.5% of gross proceeds from the Offering, before reallowance to participating broker-dealers, as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. No selling commissions or dealer-manager fees are paid to Cole Capital in respect to shares sold under the DRIP. During the years ended December 31, 2006 and 2005, the Company paid approximately $23.3 million and $2.4 million to Cole Capital for commissions and dealer manager fees, of which approximately $20.0 million and $2.0 million was reallowed to participating broker-dealers.

All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are paid for by Cole Advisors II or its affiliates and are reimbursed by the Company up to 1.5% of gross offering proceeds. Cole Advisors II or its affiliates also receive acquisition and advisory fees of up to 2% of the contract purchase price of each asset for the acquisition, development or construction of real property and will be reimbursed for acquisition costs incurred in the process of acquiring properties, but not to exceed 2.0% of the contract purchase price. The Company expects the acquisition expenses to be approximately 0.5% of the purchase price of each property. During the years ended December 31, 2006 and 2005, the Company reimbursed the advisor approximately $3.4 million and $421,000, respectively, for organizational and offering expenses, of which approximately $57,000 and $2,000, respectively, was expensed as organization costs. During the years ended December 31, 2006 and 2005, the Company paid Cole Realty Advisors approximately $5.8 million and approximately $1.7 million for acquisition fees, respectively.

If Cole Advisors II provides services, as determined by the independent directors, in connection with the origination or refinancing of any debt financing obtained by the Company that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay Cole Advisors II a financing coordination fee equal to 1% of the amount available under such financing; provided however, that Cole Advisors II shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which Cole Advisors II received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to Cole Advisors II as the Company acquires such permanent financing. However, no acquisition fees will be paid on loan proceeds from any line of credit until such time as all net offering proceeds have been invested by the Company. During the years ended December 31, 2006 and 2005, the Company paid Cole Advisors II approximately $1.8 million and approximately $320,000 for finance coordination fees.

The Company pays, and expects to continue to pay, Cole Realty Advisors, its affiliated property manager, fees for the management and leasing of the Company’s properties. Such fees currently equal, and are expected to continue to equal 2% of gross revenues, plus leasing commissions at prevailing market rates; provided however, that the aggregate of all property management and leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. During the years ended December 31, 2006 and 2005, respectively, the Company paid Cole Realty Advisors approximately $350,000 and approximately $14,000 for property management fees, respectively.

The Company pays Cole Advisors II an annualized asset management fee of 0.25% of the aggregate asset value of the Company’s assets (the “Asset Management Fee”). The fee will be payable monthly in an amount equal to 0.02083% of aggregate asset value as of the last day of the immediately preceding month. During the

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

years ended December 31, 2006 and 2005, respectively the Company paid asset management fees to Cole Advisors II of approximately $587,000 and approximately $25,000, respectively.

If Cole Advisors II or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more properties, the Company will pay Cole Advisors II up to one-half of the brokerage commission paid, but in no event to exceed an amount equal to 2% of the sales price of each property sold. In no event will the combined real estate commission paid to Cole Advisors II, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. In addition, after investors have received a return of their net capital contributions and an 8% annual cumulative, non-compounded return, then Cole Advisors II is entitled to receive 10% of the remaining net sale proceeds. During the years ended December 31, 2006 and 2005, respectively, the Company did not pay any fees or amounts to Cole Advisors II relating to the sale of properties.

Upon listing of the Company’s common stock on a national securities exchange, a fee equal to 10% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors will be paid to Cole Advisors II (the “Subordinated Incentive Listing Fee”).

Upon termination of the advisory agreement with Cole Advisors II, other than termination by the Company because of a material breach of the advisory agreement by Cole Advisors II, a performance fee of 10% of the amount, if any, by which (i) the appraised asset value at the time of such termination plus total distributions paid to stockholders through the termination date exceeds (ii) the aggregate capital contribution contributed by investors less distributions from sale proceeds plus payment to investors of an 8% annual, cumulative, non-compounded return on capital. No subordinated performance fee will be paid if the Company has already paid or become obligated to pay Cole Advisors II a Subordinated Incentive Listing Fee.

The Company will reimburse Cole Advisors II for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which it’s operating expenses (including the Asset Management Fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse for personnel costs in connection with services for which Cole Advisors II receives acquisition fees or real estate commissions. During the years ended December 31, 2006, 2005 and the period from inception (September 29, 2004) to December 31, 2004, the Company did not reimburse Cole Advisors II for any such costs.

On December 15, 2005, Cole OP II borrowed approximately $2.5 million and approximately $2.0 million from Series C by executing two promissory notes which are secured by the membership interests held by Cole OP II in Cole WG St. Louis MO, LLC and Cole RA Alliance OH, LLC, respectively. Each of the loans has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest payable in full on June 30, 2006. Each of the loans is generally non recourse to Cole OP II and may be prepaid at any time without penalty or premium. The Company’s board of directors, including a majority of its independent directors, approved the loans and determined that the terms of the loans are no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the notes in full in April 2006.

On February 6, 2006, Cole OP II borrowed approximately $2.3 million from Series C, an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $18.5 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments,

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in April 2006.

On February 10, 2006, Cole OP II borrowed approximately $4.7 million from Series B, an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $5.9 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non-recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in May 2006.

During the years ended December 31, 2006, 2005 and the period from inception (September 29, 2004) to December 31, 2004 Cole OP II incurred approximately $210,000, $13,000 and $0 in interest expense to affiliates under the aforementioned loans, respectively.

During the year ended, December 31, 2006, Cole OP II acquired the following properties from various affiliates of the Company and the Company’s advisor. The acquisitions were funded by net proceeds from the Company’s Offering and the assumption of loans secured by the respective properties.

	Acquisition
Property Description	Date	Location	Seller	Purchase Price		Loan Assumed

Wawa-convenience store	March 29, 2006	Hockessin, DE	Series A, LLC	$4,830,000	(1)	$2,598,068
Wawa-convenience store	March 29, 2006	Manahawkin, NJ	Series A, LLC	4,414,000	(1)	2,374,301
Wawa-convenience store	March 29, 2006	Narberth, PA	Series A, LLC	4,206,000	(1)	2,262,417
Conns-appliance retailer	May 26, 2006	San Antonio, TX	Series D, LLC	4,624,619	(2)	3,580,000
Rite Aid-drugstore	May 26, 2006	Defiance, OH	Cole Acquisitions I, LLC	4,326,165	(2)	2,321,000
CVS-drugstore	May 26, 2006	Madison, MS	Cole Acquisitions I, LLC	4,463,088	(2)	2,809,000
CVS-drugstore	June 28, 2006	Portsmouth, OH	Cole Acquisitions I, LLC	2,101,708	(2)	1,753,000
CVS-drugstore	July 7, 2006	Okeechobee, FL	Cole Acquisitions I, LLC	6,459,262	(2)	4,076,000
Office Depot-office supply	July 7, 2006	Dayton, OH	Cole Acquisitions I, LLC	3,416,526	(2)	2,130,000
Advance Auto-specialty retailer	July 12, 2006	Holland, MI	Cole Acquisitions I, LLC	2,071,843	(2)	1,193,000
Advance Auto-specialty retailer	July 12, 2006	Holland Township, MI	Cole Acquisitions I, LLC	2,137,244	(2)	1,231,000
Advance Auto-specialty retailer	July 12, 2006	Zeeland, MI	Cole Acquisitions I, LLC	1,840,715	(2)	1,057,000
CVS-drugstore	July 12, 2006	Orlando, FL	Series D, LLC	4,956,763	(2)	3,016,000

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Acquisition
Property Description	Date	Location	Seller	Purchase Price		Loan Assumed

Office Depot-office supply	July 12, 2006	Greenville, MS	Cole Acquisitions I, LLC	3,491,470	(2)	2,192,000
Office Depot-office supply	July 19, 2006	Warrensburg, MO	Series D, LLC	2,880,552	(2)	1,810,000
CVS-drugstore	August 10, 2006	Gulfport, MS	Cole Acquisitions I, LLC	4,414,117	(2)	2,611,000

				$60,634,072		$37,013,786

(1)	The Company’s board of director’s, including all of the independent directors, approved the transaction as being fair and reasonable to the Company, at a price in excess of the cost to Series A, LLC, which is an affiliate of our advisor, but substantial justification exists for such excess, such excess is reasonable and the costs of the interest did exceed its current fair market value as determined by an independent expert selected by the Company’s independent directors.

(2)	The Company’s board of director’s, including all of the independent directors, approved the transactions above as being fair and reasonable to the Company, at a price no greater than the cost to the affiliated entity, and at a cost that did not exceed its current fair market value as determined by an independent expert.

NOTE 10 — ECONOMIC DEPENDENCY

Under various agreements, the Company has engaged or will engage Cole Advisors II and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Cole Advisors II and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

NOTE 11 — INDEPENDENT DIRECTOR’S STOCK OPTION PLAN

The Company has a stock option plan, the Independent Director’s Stock Option Plan (the “IDSOP”), which authorizes the grant of non-qualified stock options to the Company’s independent directors, subject to the absolute discretion of the board of directors and the applicable limitations of the plan. The Company intends to grant options under the IDSOP to each qualifying director annually. The exercise price for the options granted under the IDSOP initially will be $9.15 per share. It is intended that the exercise price for future options granted under the IDSOP will be at least 100% of the fair market value of the Company’s common stock as of the date the option is granted. As of December 31, 2006 and 2005, the Company had granted options to purchase 20,000 and 10,000 shares at $9.15 per share, respectively, each with a one year vesting period. A total of 1,000,000 shares have been authorized and reserved for issuance under the IDSOP. On January 1, 2006, we adopted SFAS 123R which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options related to the IDSOP, based on estimated fair values. The Company adopted FAS 123R using the modified prospective application. Accordingly, prior period amounts have not been restated.

During the year ended December 31, 2006, the adoption of SFAS 123R resulted in stock-based compensation charges of approximately $54,000. Stock-based compensation expense recognized in the year ended December 31, 2006 was based on awards ultimately expected to vest, and has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s calculations do not assume any forfeitures.

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Prior to SFAS 123R, we applied the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations, including FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25 ,” issued in March 2000, to account for our fixed-plan stock options. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. No stock-based employee compensation cost was reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of the grant. SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, during prior periods we elected to apply the intrinsic-value-based method of accounting described above, and adopted only the disclosure requirements of SFAS No. 123.

No grants were made under the Independent Director Plan in 2004. A summary of the Company’s stock option activity under its Independent Director Plan during the years ended December 31, 2006 and 2005 is as follows:

		Exercise
	Number	Price	Exercisable

Outstanding at December 31, 2004	—		—
Granted in 2005	10,000	$9.15

Outstanding at December 31, 2005	10,000	$9.15	—
Granted in 2006	10,000	$9.15

Outstanding at December 31, 2006	20,000	$9.15	10,000

As of December 31, 2006 and 2005, options to purchase 10,000 shares were unvested with a weighted average contractual remaining life of approximately 9.3 and 8.9 years, respectively.

The weighted average fair value of options granted were $6.04 in 2005 and $5.55 in 2006. As of December 31, 2006 the number of options that were currently vested and expected to become vested was 20,000 shares and have an intrinsic value of $17,000. The 2005 pro forma impact on the results of operations is a reduction in earnings per share of $.10. The total 2005 stock-based employee compensation Pro forma expense determined under fair-value-based method for all awards, net of tax was approximately, $40,000.

In accordance with Statement 123R, the fair value of each stock option granted has been estimated as of the date of the grant using the Black-Scholes method based on the following assumptions; a weighted average risk-free interest rate from 4.19% to 5.07%, a projected future dividend yield from 6.0% to 6.25%, expected volatility of 0%, and an expected life of an option of 10 years. Based on these assumptions, the fair value of the options granted during the years ended December 31, 2006 and 2005 was approximately $55,000 and $60,000, respectively. As of December 31, 2006, there was approximately $22,000 of total unrecognized compensation cost related to unvested share-based compensation awards granted under the IDSOP. That cost is expected to be recognized during 2007.

NOTE 12 — STOCKHOLDERS EQUITY

Distribution Reinvestment Plan

The Company maintains a distribution reinvestment plan that allows common stockholders (the “Stockholders”) to elect to have the distributions the Stockholders receive reinvested in additional shares of the Company’s common stock. The purchase price per share under the distribution reinvestment plan will be the

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

higher of 95% of the fair market value per share as determined by the Company’s board of directors and $9.50 per share. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. The Company may terminate the distribution reinvestment plan at the Company’s discretion at any time upon ten days prior written notice to the Stockholders. Additionally, the Company will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of June 27, 2007, which is two years from the effective date of the Offering, unless the Offering is extended, or the date the Company sells 5,952,000 shares under the Offering, unless the Company files a new registration statement with the Securities and Exchange Commission and applicable states. During the years ended December 31, 2006 and 2005, approximately 371,000 and 0 shares were purchased under the distribution reinvestment plan for $3.5 million and $0, respectively, which have been recorded as redeemable common stock on the consolidated balance sheets.

Share Redemption Program

The Company’s share redemption program permits the Stockholders to sell their shares back to the Company after they have held them for at least one year, subject to the significant conditions and limitations described below.

There are several restrictions on the Stockholder’s ability to sell their shares to the Company under the program. The Stockholders generally have to hold their shares for one year before selling the shares to the Company under the plan; however, the Company may waive the one-year holding period in the event of the death or bankruptcy of a Stockholder. In addition, the Company will limit the number of shares redeemed pursuant to the Company’s share redemption program as follows: (1) during any calendar year, the Company will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds the Company receives from the sale of shares under the Company’s distribution reinvestment plan. These limits may prevent the Company from accommodating all requests made in any year. During the term of the Offering, and subject to certain provisions the redemption price per share will depend on the length of time the Stockholder has held such shares as follows: after one year from the purchase date — 92.5% of the amount the Stockholder paid for each share; after two years from the purchase date — 95.0% of the amount the Stockholder paid for each share; after three years from the purchase date — 97.5% of the amount the Stockholder paid for each share; and after four years from the purchase date — 100.0% of the amount the Stockholder paid for each share.

Upon receipt of a request for redemption, the Company will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. The Company will charge an administrative fee to the Stockholder for the search and other costs, which will be deducted from the proceeds of the redemption or, if a lien exists, will be charged to the Stockholder. Repurchases will be made quarterly. If funds are not available to redeem all requested redemptions at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn. The Company’s board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to the Stockholders. No shares were redeemed under the share redemption program during the years ended December 31, 2006 and 2005.

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 13 — INCOME TAXES

For income tax purposes, dividends to common stockholders are characterized as ordinary income, capital gains, or as a return of a stockholder’s invested capital. The following table represents the character of distributions to stockholder for the years ended December 31, 2006 and 2005.

	2006	2005

Character of Distributions:
Ordinary income	42%	0%
Return of capital	58%	0%

Total	100%	100%

At December 31, 2006 and 2005, the tax basis carrying value of the Company’s total assets was approximately $500.5 million and approximately $98.8 million, respectively. During the years ended December 31, 2006 and 2005 and the period from inception (September 29, 2004) to December 31, 2004, the Company had state income taxes of approximately $24,000, $3,000, and $0, respectively, which has been recorded in general and administrative expenses in the consolidated statements of operations.

During 2006, the state of Texas enacted new tax legislation that restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax. The Company believes the impact of this legislation was not material to the Company for the year ended December 31, 2006. Accordingly, it has not recorded a provision for income taxes in its accompanying consolidated condensed financial statements for the year ended December 31, 2006.

NOTE 14 — OPERATING LEASES

All of the Company’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases frequently have provisions to extend the lease agreement and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.

The future minimum rental income from the Company’s investment in real estate assets under non-cancelable operating leases, at December 31, 2006 is as follows:

Amount

Year ending December 31:
2007	$34,430,846
2008	34,385,306
2009	34,244,642
2010	34,244,642
2011	34,230,502
Thereafter	302,476,178

Total	$474,012,116

NOTE 15 — QUARTERLY RESULTS (Unaudited)

Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2006. The Company believes that all necessary adjustments, consisting only of normal recurring

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

adjustments, have been included in the amounts stated below to present fairly, and in accordance with GAAP, the selected quarterly information.

	2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Revenues	$2,571,786	$3,715,493	$5,392,741	$7,839,487
Net income (loss)	(182,588)	(181,847)	548,942	1,161,489
Basic and diluted net income (loss) per share	(0.04)	(0.02)	0.04	0.05
Dividends per share	$0.15	$0.15	$0.16	$0.16

	2005(1)
	Third Quarter	Fourth Quarter

Revenues	$2,761	$738,908
Net loss	(29,543)	(85,048)
Basic and diluted net loss per share(2)	(0.46)	(0.05)
Dividends per share	—	$0.15

(1)	No quarterly financial information is presented for the first two quarters of 2005 as the Company was a development stage company during those quarters and had no operations.

(2)	The total of the two quarterly amounts for the year ended December 31, 2005, does not equal the total for the year then ended. This difference results from the increase in shares outstanding over the year.

NOTE 16 — SUBSEQUENT EVENTS

Sale of Shares of Common Stock

As of March 16, 2007, the Company had raised approximately $406.3 million in offering proceeds through the issuance of approximately 40,600,000 shares of the Company’s common stock. As of March 16, 2007, approximately $87.6 million in shares (8,760,593 million shares) remained available for sale to the public under the Offering, exclusive of shares available under the DRIP.

Property Acquisition and Borrowings

During the period from January 1, 2007 through March 19, 2007, the Company acquired 17 commercial real estate properties in separate transactions for an aggregate acquisition cost of approximately $229.4 million and issued mortgage notes payable totaling approximately $152.2 million to finance the transactions or finance previous transactions (see detailed borrowings below). The acquisitions are as follows:

Property	Location	Acquisition Date	Square Feet	Purchase Price(1)

HOM-furniture store	Fargo, ND	January 4, 2007	122,108	$12,000,000
La-Z-Boy-furniture store	Newington, CT	January 5, 2007	20,701	6,900,000
Advance Auto-parts store	Maryland Heights, MO	January 12, 2007	7,000	1,893,000
Victoria Crossing-multi-tenant retail center	Victoria, TX	January 12, 2007	87,473	12,750,000
Academy Sports-corporate offices/distribution	Katy, TX	January 18, 2007	1,500,596	102,000,000
Gordmans-department store	Peoria, IL	January 18, 2007	60,947	9,000,000
One Pacific Place-multi-tenant retail center	Omaha, NE	February 6, 2007	91,564	36,000,000

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property	Location	Acquisition Date	Square Feet	Purchase Price(1)

Sack n Save-convenience store O’Reilly Auto-parts store	Garland, TX	February 6, 2007	65,295	5,060,000
Tractor Supply-specialty retail store	Ankeny, IA	February 9, 2007	19,097	3,000,000
ABX Air-distribution center	Coventry, RI	February 14, 2007	33,000	4,090,000
Office Depot-office supply store	Enterprise, AL	February 27, 2007	20,000	2,776,357
Northern Tool-specialty retail store	Blaine, MN	February 28, 2007	25,685	4,900,000
Office Max-office supply store	Orangeburg, SC	February 28, 2007	23,600	3,125,000
Walgreens-drugstore	Cincinnati, OH	March 5, 2007	15,120	5,140,000
Walgreens-drugstore	Madeira, OH	March 5, 2007	13,905	4,425,000
Walgreens-drugstore	Sharonville, OH	March 5, 2007	13,905	4,085,000
AT&T-office building	Beaumont, TX	March 19, 2007	141,525	12,275,000

Total			2,261,521	$229,419,357

(1)	Purchase price excludes related closing and acquisition costs.

The following mortgage notes require monthly interest-only payments and either relate to the aforementioned acquisitions or previous acquisitions of the Company:

		Fixed Rate	Fixed		Variable
		Loan	Interest		Rate Loan		Total Loan
Property	Location	Amount	Rate	Maturity Date	Amount(1)	Maturity Date	Outstanding

Dick’s Sporting Goods	Amherst, NY	$6,321,000	5.62%	February 1, 2017	$—	N/A	$6,321,000
HOM Furniture	Fargo, ND	4,800,000	5.56%	February 1, 2017	—	N/A	4,800,000
Victoria Crossing	Victoria, TX	8,288,000	5.71%	February 11, 2017	1,912,000	April 12, 2007	10,200,000
Academy Sports	Katy, TX	68,250,000	5.61%	February 1, 2017	—	N/A	68,250,000
La-Z-Boy	Newington, CT	4,140,000	5.66%	February 1, 2017	—	N/A	4,140,000
Gordman’s	Peoria, IL	4,950,000	5.71%	February 1, 2017	—	N/A	4,950,000
One Pacific Place	Omaha, NE	23,400,000	5.53%	March 1, 2017	—	N/A	23,400,000
Sack ’N Save	Garland, TX	3,290,000	5.54%	March 1, 2037	—	N/A	3,290,000
ABX Air	Coventry, RI	2,454,000	5.70%	April 1, 2012	—	N/A	2,454,000
Office Depot	Enterprise, RI	1,850,000	6.29%	March 1, 2017	—	N/A	1,850,000
Northern Tool	Blaine, MN	3,185,000	6.00%	September 1, 2016	—	N/A	3,185,000
Office Max	Orangeburg, SC	1,875,000	5.61%	April 1, 2012	—	N/A	1,875,000
Walgreens	Cincinnati, OH	3,341,000	6.00%	September 1, 2016	—	N/A	3,341,000
Walgreens	Madeira, OH	2,876,000	5.70%	April 1, 2012	—	N/A	2,876,000
Walgreens	Sharonville, OH	2,655,000	5.62%	April 1, 2012	—	N/A	2,655,000
AT&T	Beaumont, TX	8,592,000	5.87%	April 1, 2017	—	N/A	8,592,000

Total		$150,267,000			$1,912,000		$152,179,000

(1)	The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points with interest paid monthly.

Extended Rate Lock Agreement

During the period from January 1, 2007 through March 16, 2007, the Company entered into Rate Locks with Bear Stearns to lock interest rates ranging from 5.49% to 5.80% for up to approximately $265.3 million in borrowings. Under the terms of Rate Locks, the Company made rate lock deposits totaling approximately $5.9 million to Bear Stearns. As of March 16, 2007, the Company had available total borrowings of

COLE CREDIT PROPERTY TRUST II, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

approximately $347.6 million under the Rate Locks and approximately $7.5 million in rate lock deposits outstanding.

The deposits are refundable to the Company in amounts generally equal to 2% of any loans funded under the agreements. The Rate Locks expire 60 days from execution and may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the borrower’s election, by converting the fee into interest rate spread.

SUMMARY FINANCIAL INFORMATION OF BUSINESSES ACQUIRED AND
PROBABLE BUSINESSES TO BE ACQUIRED

AS Katy Property

Overview

On January 18, 2007, we acquired an approximately 1.5 million square foot single-tenant corporate headquarters and distribution facility on an approximately 93.8 acre site located in Katy, Texas (the “AS Katy Property”), which was constructed in four phases between 1976 and 2006. The AS Katy Property is 100% leased to Academy, Ltd. (“Academy”). The AS Katy Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent.

The purchase price of the AS Katy Property was $102.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $68.3 million loan secured by the AS Katy Property.

Academy is a sporting goods retailer, operating over 80 stores across the southeastern United States. In determining the creditworthiness of Academy we considered a variety of factors, including historical financial information and financial performance and regional market position.

After reasonable inquiry, we are not aware of any material factors relating to the AS Katy Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the AS Katy Property (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Supplements to the original Prospectus of Cole Credit Property Trust II, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses. In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the AS Katy Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE, LLP

Phoenix, Arizona
March 9, 2007

AS KATY PROPERTY
STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2006

Revenues:
Rental revenue	$4,935,604

Total revenues	4,935,604

Certain Operating Expenses:
Total certain operating expenses	—

Revenues in excess of certain operating expenses	$4,935,604

See accompanying notes to statement of revenues and certain operating expenses.

AS KATY PROPERTY

NOTES TO THE STATEMENT OF REVENUES
AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

1.  Basis of Presentation

On January 18, 2007, Cole Credit Property Trust II, Inc. (the “Company”) acquired a single-tenant corporate headquarters and distribution facility containing approximately 1.5 million square feet of rentable space located on an approximately 93.8 acre site located in Katy, Texas (the “AS Katy Property”). The AS Katy property is 100% leased to Academy, Ltd., pursuant to a net lease. The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the AS Katy Property, exclusive of items which may not be comparable to the proposed future operations of the AS Katy Property. Material amounts that would not be directly attributable to future operating results of the AS Katy Property are excluded, and the financial statements are not intended to be a complete presentation of the AS Katy Property’s revenues and expenses. Items excluded consist of depreciation, amortization, bank service charges, fees relating to a letter of credit, interest expense and professional expenses.

2.  Significant Accounting Policies

Revenue Recognition

The lease is accounted for as an operating lease and minimum rental income is recognized on a straight-line basis over the remaining term of the lease.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

3.  Lease

The aggregate annual minimum future rental payments on the non-cancelable operating lease in effect as of December 31, 2006 are as follows:

Year ending December 31:

2007	$6,059,154
2008	6,157,764
2009	6,259,051
2010	6,362,042
2011	6,466,767
Thereafter	63,235,212

Total	$94,539,990

AS KATY PROPERTY

NOTES TO THE STATEMENT OF REVENUES
AND CERTAIN OPERATING EXPENSES — (Continued)
For the Year Ended December 31, 2006

The minimum future rental payments represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

4.  Tenant Concentration

For the year ended December 31, 2006, the sole tenant, Academy, Ltd. accounted for 100% of the annual rental income for the AS Katy Property. If the tenant were to default on their lease, future revenue of the AS Katy Property would be materially and adversely impacted.

5.  Commitments and Contingencies

Litigation

The AS Katy Property may be subject to legal claims in the ordinary course of business. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the AS Katy Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the AS Katy Property may be potentially liable for costs and damages related to environmental matters. The AS Katy Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the AS Katy Property’s results of operations.

MT Omaha Property

Overview

On February 6, 2007, we acquired an approximately 92,000 square foot multi-tenant retail shopping center on an approximately 10.5 acre site located in Omaha, Nebraska (the “MT Omaha Property”), which was constructed in 1988 and most recently renovated in 2005. The MT Omaha Property is approximately 95% leased to 24 tenants. Major tenants include Abercrombie & Fitch, Inc. d/b/a Abercrombie & Fitch, Banana Republic, Inc. d/b/a Banana Republic, R.A. Popp Enterprises, Inc. d/b/a Wheatfields and Sur La Table, Inc. d/b/a Sur La Table, however, no single tenant accounts for more than 10.0% of the rentable square feet of the MT Omaha Property. The MT Omaha Property is subject to 24 net leases (the “MT Omaha Leases”), pursuant to which each tenant is required to pay substantially all operating expenses, capital expenditures and a proportionate amount of common area maintenance charges in addition to base rent.

The purchase price of the MT Omaha Property was approximately $36.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $23.8 million loan secured by the MT Omaha Property.

After reasonable inquiry, we are not aware of any material factors relating to the MT Omaha Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the MT Omaha Property (the “Property”) for the year ended June 30, 2006. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses. In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the MT Omaha Property for the year ended June 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE, LLP

Phoenix, Arizona
March 9, 2007

MT OMAHA PROPERTY

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended June 30, 2006 and
the Six Month Period ended December 31, 2006 (unaudited)

	Year Ended	Six Months Ended
	June 30, 2006	December 31, 2006
		(Unaudited)

Revenues:
Rental revenue	$2,583,418	$1,339,612
Tenant reimbursement and other	1,056,952	554,155

Total revenues	3,640,370	1,893,767

Certain Operating Expenses:
Operations and maintenance	331,318	153,900
Real estate taxes	345,385	171,972
Marketing	160,029	101,840
Professional and administrative expenses	108,525	63,301
Management fees	108,352	60,591
Utilities	80,045	34,469

Total certain operating expenses	1,133,654	586,073

Revenues in excess of certain operating expenses	$2,506,716	$1,307,694

See accompanying notes to statement of revenues and certain operating expenses.

MT OMAHA PROPERTY

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended June 30, 2006
and the Six Month Period ended December 31, 2006
(Unaudited)

1.	Basis of Presentation

On February 6, 2007, Cole Credit Property Trust II, Inc. (the “Company”) acquired a multi-tenant commercial retail shopping center containing approximately 92,000 square feet of rentable space located on an approximately 10.5 acre site in Omaha, Nebraska (the “MT Omaha Property”). The MT Omaha Property is approximately 95% leased to 24 tenants, pursuant to net leases.

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the MT Omaha Property, exclusive of items which may not be comparable to the proposed future operations of the MT Omaha Property. Material amounts that would not be directly attributable to future operating results of the MT Omaha Property are excluded, and the financial statements are not intended to be a complete presentation of the MT Omaha Property’s revenues and expenses. Items excluded consist of accounting and professional fees.

2.	Significant Accounting Policies

Revenue Recognition

The leases are accounted for as operating leases and minimum rental income is recognized on a straight-line basis over the remaining term of each lease. Tenant reimbursement revenue is recognized in the same periods in which the related expenses are incurred. Tenant reimbursement revenue includes payments from tenants as reimbursements for property taxes, utilities, and other property operating expenses.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

MT OMAHA PROPERTY

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)
For the Year Ended June 30, 2006
and the Six Month Period ended December 31, 2006
(Unaudited)

3.	Leases

The aggregate annual minimum future rental payments on the non-cancelable operating leases in effect as of June 30, 2006 are as follows:

Year ending June 30:

2007	$2,617,725
2008	2,441,213
2009	2,112,608
2010	1,649,869
2011	1,492,371
Thereafter	3,809,809

Total	$14,123,955

The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

4.	Tenant Concentration

For the year ended June 30, 2006, no one tenant accounted for 10% of the annual rental income for the MT Omaha Property.

5.	Commitments and Contingencies

Litigation

The MT Omaha Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the MT Omaha Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the MT Omaha Property may be potentially liable for costs and damages related to environmental matters. The MT Omaha Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the MT Omaha Property’s results of operations.

MT Fairview Heights Property

Overview

On April 5, 2007, we acquired an approximately 273,000 square foot multi-tenant retail shopping center on an approximately 30.4 acre site located in Fairview Heights, Illinois (the “MT Fairview Heights Property”), which was constructed in phases in 1998 and 2002. The MT Fairview Heights Property is 100% leased to 19 tenants. Major tenants include Kohl’s Department Stores, Inc., d/b/a Kohl’s, Ultimate Electronics, Inc., d/b/a Ultimate Electronics, Marshalls of IL, LLC, d/b/a Marshall’s and LNT, Inc. d/b/a Marshall’s. The MT Fairview Heights Property is subject to 19 net leases (the “MT Fairview Heights Leases”), pursuant to which each tenant is required to pay substantially all operating expenses, capital expenditures and a proportionate amount of common area maintenance charges in addition to base rent.

The purchase price of the MT Fairview Heights Property was approximately $44.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $35.4 million loan secured by the MT Fairview Heights Property.

After reasonable inquiry, we are not aware of any material factors relating to the MT Fairview Heights Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the MT Fairview Heights Property (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenue and certain operating expenses described in Note 1 to the Historical Summary of the MT Fairview Heights Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/s/  DELOITTE & TOUCHE, LLP

Phoenix, Arizona
April 10, 2007

MT FAIRVIEW HEIGHTS PROPERTY

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

Revenues:
Rental revenue	$3,236,104
Tenant reimbursement and other	505,823

Total revenues	3,741,927

Certain Operating Expenses:
Operations and maintenance	10,475
Parking and security	121,156
Insurance	20,125
Taxes	364,228

Total certain operating expenses	515,984

Revenues in excess of certain operating expenses	$3,225,943

See accompanying notes to statement of revenues and certain operating expenses.

MT FAIRVIEW HEIGHTS PROPERTY

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Year Ended December 31, 2006

1.	Basis of Presentation

On April 5, 2007, Cole Credit Property Trust II, Inc. (the “Company”) acquired a multi-tenant commercial retail shopping center containing approximately 273,000 square feet of rentable space located on an approximately 30.4 acre site in Fairview Heights, Illinois (the “MT Fairview Heights Property”). The MT Fairview Heights Property is approximately 100% leased to 19 tenants, pursuant to net leases.

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the MT Fairview Heights Property, exclusive of items which may not be comparable to the proposed future operations of the MT Fairview Heights Property. Material amounts that would not be directly attributable to future operating results of the MT Fairview Heights Property are excluded, and the financial statements are not intended to be a complete presentation of the MT Fairview Heights Property’s revenues and expenses. Items excluded consist of management fees, broker fees, depreciation, amortization, miscellaneous fees, and accretion of below market leases.

2.	Significant Accounting Policies

Revenue Recognition

The leases are accounted for as operating leases and minimum rental income is recognized on a straight-line basis over the remaining term of each lease. Tenant reimbursement revenue is recognized in the same periods in which the related expenses are incurred. Tenant reimbursement revenue includes payments from tenants as reimbursements for property taxes, utilities, and other property operating expenses.

Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

3.	Leases

The aggregate annual minimum future rental payments on the non-cancelable operating leases in effect as of December 31, 2006 are as follows:

Year ending December 31:

2007	$3,093,165
2008	3,059,464
2009	3,004,160
2010	2,915,047
2011	2,750,544
Thereafter	10,202,109

Total	$25,024,488

MT FAIRVIEW HEIGHTS PROPERTY

NOTES TO THE STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES — (Continued)
For the Year Ended December 31, 2006

The minimum future rental income represents the base rent required to be paid under the terms of the lease exclusive of charges for contingent rents, electrical services, real estate taxes, and operating cost escalations.

4.	Tenant Concentration

For the year ended December 31, 2006, the following tenants accounted for 10% or more of the annual rental income for the MT Fairview Heights Property.

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income

Ultimate Electronics, Inc.	$424,639	13%
Kohl’s Illinois, Inc.	530,760	16%
LNT, Inc.	318,667	10%

If these tenants were to default on their leases, future revenue of the MT Fairview Heights Property would be materially and adversely impacted.

5.	Commitments and Contingencies

Litigation

The MT Fairview Heights Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the MT Fairview Heights Property’s results of operations.

Environmental Matters

In connection with the ownership and operation of real estate, the MT Fairview Heights Property may be potentially liable for costs and damages related to environmental matters. The MT Fairview Heights Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the MT Fairview Heights Property’s results of operations.

SUMMARY FINANCIAL DATA
TRACTOR SUPPLY COMPANY

As of May 9, 2007, we had acquired the following properties leased to, or guaranteed by, Tractor Supply Company (“Tractor Supply”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

La Grange, Texas	11/6/2006	$2,580,000	24,727	2006
Livingston, Texas	11/22/2006	3,100,000	24,727	2006
New Braunfels, Texas	11/22/2006	3,150,000	24,727	2006
Crockett, Texas	12/1/2006	2,450,000	24,727	2006
Ankeny, Iowa	2/9/2007	3,000,000	19,097	2006
Greenfield, Minnesota	4/2/2007	4,050,000	22,675	2006
Marinette, Wisconsin	4/9/2007	2,950,000	19,097	2006
Paw Paw, Michigan	4/9/2007	3,095,650	22,670	2006
Navasota, Texas	4/18/2007	3,015,000	22,670	2006
Fredericksburg, Texas	5/7/2007	3,125,000	22,670	2007
Fairview, Tennessee	(1)	2,970,000	19,067	2007

Total		$33,485,650	246,854

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Tractor Supply currently operates more than 550 retail stores in 34 states, employs more than 7,800 and is headquartered in Brentwood, Tennessee. Tractor Supply’s common stock is traded on The Nasdaq Global Select Market under the symbol “TSCO.”

In evaluating the Tractor Supply properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to any of the Tractor Supply properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the Tractor Supply properties are each 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Tractor Supply, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the properties acquired.

Tractor Supply currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Tractor Supply are taken from its previously filed public reports:

	For the Fiscal Year Ended
	12/31/2006	12/31/2005	12/31/2004
	(In thousands)

Consolidated Statements of Operations
Revenues	$2,369,612	$2,067,979	$1,738,843
Operating Income	148,020	136,444	101,546
Net Income	91,008	85,669	64,069

	As of the Fiscal Year Ended
	12/31/2006	12/31/2005	12/31/2004
	(In thousands)

Consolidated Balance Sheets
Total Assets	$1,007,992	$814,795	$678,485
Long-term Debt	2,808	10,739	34,744
Stockholders’ Equity	598,904	477,698	370,584

For more detailed financial information regarding Tractor Supply, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

SUMMARY FINANCIAL DATA
OFFICEMAX, INC.

As of May 9, 2007, we had acquired the following property (the “OM Orangeburg Property”) leased to, or guaranteed by, OfficeMax, Inc. (“OfficeMax”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

Orangeburg, South Carolina	2/28/2007	$3,125,000	23,500	1999

Total		$3,125,000	23,500

OfficeMax currently operates more than 1,000 retail stores located in the United States, Canada, and Mexico, employs more than 40,000 people and is headquartered in Naperville, Illinois. OfficeMax has an S&P credit rating of “B+” and its common stock is traded on The New York Stock Exchange under the symbol “OMX.”

In evaluating the OM Orangeburg Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

Because the OM Orangeburg Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, OfficeMax, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the property acquired.

OfficeMax currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding OfficeMax are taken from its previously filed public reports:

	For the Fiscal Year Ended
	12/31/2006	12/31/2005	12/31/2004
	(In thousands)

Consolidated Statements of Operations
Revenues	$8,965,707	$9,157,660	$13,270,196
Operating Income	165,902	9,692	671,969
Net Income	91,721	(73,762)	173,058

	As of the Fiscal Year Ended
	12/31/2006	12/31/2005	12/31/2004
	(In thousands)

Consolidated Balance Sheets
Total Assets	$6,216,048	$6,272,142	$7,637,299
Long-term Debt	384,000	407,000	585,082
Stockholders’ Equity	1,985,644	1,735,679	2,610,478

For more detailed financial information regarding OfficeMax, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

SUMMARY FINANCIAL DATA
WALGREEN CO.

As of May 9, 2007, we had acquired the following properties leased to, or guaranteed by, Walgreen Co. (“Walgreens”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

Knoxville, Tennessee	5/8/2006	$4,750,000	15,120	2000
Picayune, Mississippi	9/15/2006	4,255,000	14,820	2006
Cincinnati, Ohio	3/6/2007	5,140,000	15,120	2000
Madeira, Ohio	3/6/2007	4,425,000	13,905	1998
Sharonville, Ohio	3/6/2007	4,085,000	13,905	1998
Shreveport, Louisiana	3/23/2007	4,140,000	13,905	1998
Bridgetown, Ohio	4/30/2007	4,475,000	13,905	1998
Dallas, Texas	5/8/2007	3,150,000	13,905	1996
Harris County, Texas	(1)	5,650,000	15,050	2000
Bryan, Texas	(1)	6,325,000	15,050	2001

Total		$46,395,000	144,685

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Walgreens operates over 4,900 stores in 45 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of “A+” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “WAG”.

In evaluating the Walgreens properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to these properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the Walgreens properties are each 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Walgreens, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the Securities and Exchange Commission, we have not provided audited statements of the properties acquired.

Walgreens currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Walgreens are taken from its previously filed public reports:

	For the Six
	Months Ended	For the Fiscal Year Ended
	2/28/2007	8/31/2006	8/31/2005	8/31/2004
	(In millions)

Consolidated Statements of Operations
Revenues	$26,642.2	$47,409.0	$42,201.6	$37,508.2
Operating Income	1,692.4	2,701.5	2,424.0	2,142.40
Net Income	1,083.6	1,750.6	1,559.5	1,349.8

	As of	As of the Fiscal Year Ended
	2/28/2007	8/31/2006	8/31/2005	8/31/2004
	(In millions)

Consolidated Balance Sheets
Total Assets	$17,668.9	$17,131.1	$14,608.8	$13,342.1
Long-term Debt	1,199.7	1,118.9	997.7	850.4
Stockholders’ Equity	10,566.3	10,115.8	8,889.7	8,139.7

For more detailed financial information regarding Walgreens, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

SUMMARY FINANCIAL DATA
OFFICE DEPOT, INC.

As of May 9, 2007, we had acquired the following properties leased to, or guaranteed by, Office Depot, Inc. (“Office Depot”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

Dayton, Ohio	7/7/2006	$3,276,724	19,880	2005
Greenville, Mississippi	7/12/2006	3,373,000	25,083	2000
Warrensburg, Missouri	7/19/2006	2,785,000	20,000	2001
Benton, Arkansas	11/21/2006	3,275,000	20,515	2001
Oxford, Mississippi	12/1/2006	3,487,450	20,000	2006
Enterprise, Alabama	2/27/2007	2,776,357	20,000	2006

Total		$18,973,531	125,478

Office Depot is a global supplier of office products and services. Office Depot has a Standard & Poor’s credit rating of “BBB-” and it’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “ODP”.

In evaluating the Office Depot properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the Office Depot properties other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the Office Depot properties are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Office Depot, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

Office Depot currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Office Depot are taken from its previously filed public reports:

	For the Fiscal Year Ended
	12/30/2006	12/31/2005	12/25/2004
	(In thousands)

Consolidated Statements of Operations
Revenues	$15,010,781	$14,278,944	$13,564,699
Operating Income	733,483	348,042	529,977
Net Income	516,135	273,792	335,504

	As of the Fiscal Year Ended
	12/30/2006	12/31/2005	12/25/2004
	(In thousands)

Consolidated Balance Sheets
Total Assets	$6,570,102	$6,098,525	$6,794,338
Long-term Debt	570,752	569,098	583,680
Stockholders’ Equity	2,610,111	2,739,221	3,223,048

For more detailed financial information regarding Office Depot, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

SUMMARY FINANCIAL DATA
APRIA HEALTHCARE GROUP, INC.

As of May 9, 2007, we had acquired the following property leased to, or guaranteed by, Apria Healthcare Group, Inc. (“Apria”).

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

St. John, Missouri	3/28/2007	$6,500,000	52,200	1996

Total		$6,500,000	52,200

Apria Healthcare Group Inc. (“Apria”) is the leading national provider of home healthcare products and services. Apria has a Standard & Poor’s credit rating of “BB+” and it’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “AHG”.

In evaluating the Apria Healthcare St. John Property (“AH St. John Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

Because the AH St. John Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Apria Healthcare, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the property acquired.

Apria currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Apria Healthcare are taken from its previously filed public reports:

	For the Fiscal Year Ended
	12/31/2006	12/31/2005	12/31/2004
	(In thousands)

Consolidated Statements of Operations
Revenues	$1,517,307	$1,474,101	$1,451,449
Operating Income	147,700	129,489	201,055
Net Income	74,980	66,941	114,008

	As of the Fiscal Year Ended
	12/31/2006	12/31/2005	12/31/2004
	(In thousands)

Consolidated Balance Sheets
Total Assets	$1,168,496	$1,185,898	$1,107,664
Long-term Debt	485,000	640,855	475,957
Stockholders’ Equity	410,431	327,164	406,185

For more detailed financial information regarding Apria Healthcare, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

SUMMARY FINANCIAL DATA
ADVANCE STORES COMPANY INCORPORATED

As of May 9, 2007, we had acquired the following properties leased to, or guaranteed by, Advance Stores Company Incorporated (“Advance Auto”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

Greenfield, Indiana	6/29/2006	$1,375,500	7,000	2003
Trenton, Ohio	6/29/2006	1,060,000	7,000	2003
Columbia Heights, Minnesota	7/6/2006	1,730,578	7,000	2005
Fergus Falls, Minnesota	7/6/2006	1,203,171	7,000	2005
Holland Township, Michigan	7/12/2006	2,052,100	7,000	2005
Holland, Michigan	7/12/2006	1,987,500	7,000	2005
Zeeland, Michigan	7/12/2006	1,761,200	7,000	2005
Grand Forks, North Dakota	8/15/2006	1,399,657	7,000	2005
Duluth, Minnesota	9/8/2006	1,432,565	7,000	2006
Grand Bay, Alabama	9/29/2006	1,115,605	7,000	2005
Hurley, Mississippi	9/29/2006	1,083,195	7,000	2006
Rainsville, Alabama	9/29/2006	1,328,000	7,000	2005
Ashland, Kentucky	11/17/2006	1,681,000	7,000	2006
Jackson, Ohio	11/17/2006	1,352,000	7,000	2005
New Boston, Ohio	11/17/2006	1,516,000	7,000	2005
Scottsburg, Indiana	11/17/2006	1,272,000	7,000	2006
Maryland Heights, Missouri	1/12/2007	1,893,000	7,000	2005

Total		$25,243,071	119,000

Advance Auto operates over 2,800 auto parts stores in 40 states, Puerto Rico and the Virgin Islands. Advance Auto has a Standard and Poor’s credit rating of “BB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “AAP.”

In evaluating the Advance Auto properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the Advance Auto properties are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Advance Auto, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

Advance Auto currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Advance Auto are taken from its previously filed public reports:

	For the Fiscal Year Ended
	12/30/2006	12/31/2005	1/1/2005
	(In thousands)

Consolidated Statements of Operations
Revenues	$4,616,503	$4,264,971	$3,770,297
Operating Income	403,350	408,492	328,758
Net Income	231,318	234,725	187,988

	As of the Fiscal Year Ended
	12/30/2006	12/31/2005	1/1/2005
	(In thousands)

Consolidated Balance Sheets
Total Assets	$2,682,681	$2,542,149	$2,201,962
Long-term Debt	477,173	438,800	470,000
Stockholders’ Equity	1,030,354	919,771	722,315

For more detailed financial information regarding Advance Auto, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

SUMMARY FINANCIAL DATA
CVS CORPORATION, INC.

As of May 9, 2007, we had acquired the following properties leased to, or guaranteed by, CVS Corporation, Inc. (“CVS”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

Portsmouth, Ohio (Scioto Trail)	3/8/2006	$2,166,000	10,170	1997
Lakewood, Ohio	4/19/2006	2,450,000	12,737	1996
Madison, Mississippi	5/26/2006	4,321,000	13,804	2004
Portsmouth, Ohio	6/28/2006	2,027,000	10,650	1997
Okeechobee, Florida	7/7/2006	6,270,000	13,050	2001
Orlando, Florida	7/12/2006	4,639,500	13,013	2005
Gulfport, Mississippi	8/10/2006	4,016,220	11,359	2000
Clinton, New York	8/24/2006	3,050,000	10,055	2006
Glenville Scotia, New York	11/16/2006	5,250,000	12,900	2006
Florence, South Carolina	(1)	2,625,000	10,125	1998

Total		$36,814,720	117,863

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

CVS operates over 5,000 stores in 36 states. CVS has a Standard & Poor’s credit rating of “A−” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “CVS.”

In evaluating the CVS properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the CVS properties each are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, CVS, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

CVS currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding CVS are taken from its previously filed public reports:

	For the
	Three Months
	Ended	For the Fiscal Year Ended
	3/31/2007	12/30/2006	12/31/2005	1/1/2005
	(In millions)

Consolidated Statements of Operations
Revenues	$13,184.6	$43,813.8	$37,006.2	$30,594.3
Operating Income	736.5	2,441.6	2,019.5	1,454.7
Net Income	408.9	1,368.9	1,224.7	918.8

	As of	As of the Fiscal Year Ended
	3/31/2007	12/30/2006	12/31/2005	1/1/2005
	(In millions)

Consolidated Balance Sheets
Total Assets	$51,035.8	$20,569.8	$15,283.4	$14,546.8
Long-term Debt	2,895.4	2,870.4	1,594.1	1,925.9
Stockholders’ Equity	34,031.4	9,917.6	8.331.2	6,987.2

For more detailed financial information regarding CVS, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

SUMMARY FINANCIAL DATA
FEDEX CORPORATION

As of May 9, 2007, we had acquired the following properties leased to FedEx Freight East, Inc. (“FedEx Freight”) and guaranteed by FedEx Corporation (“FDX”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

Council Bluffs, Iowa	11/15/2006	$3,361,000	23,510	1999
Edwardsville, Kansas	11/15/2006	19,815,000	155,965	1999

Total		$23,176,000	179,475

FedEx Freight, which is a wholly owned subsidiary of FDX, specializes in regional next-day and second-day and interregional less-than-truckload freight services. FDX has a Standard & Poor’s credit rating of “BBB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “FDX”.

In evaluating the FedEx Freight properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the FedEx Freight properties are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, FedEx Freight, are more relevant to investors than the financial statements of the properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

FDX currently files its financial statements in reports filed with the SEC, which include separate, limited financial information for its FDX Freight segment, which includes its subsidiary, FedEx Freight East, Inc. The following financial data and other information regarding the FDX Freight segment are taken from FDX’s previously filed public reports:

	As of the Three
	Months Ended	As of the Fiscal Year Ended
	8/31/2006	5/31/2006	5/31/2005	5/31/2004
	(In millions)

Revenues	$1,013	$3,645	$3,217	$2,689
Operating Income	150	485	354	244
Total Assets		2,245	2,047	1,924

For more detailed financial information regarding FDX Freight, please refer to the financial statements of its parent FDX, which are publicly available with the SEC at http://www.sec.gov.

SUMMARY FINANCIAL DATA
WAWA, INC.

As of May 9, 2007, we had acquired the following properties leased to, or guaranteed by, Wawa, Inc. (“Wawa”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

Hockessin, Deleware	3/29/2006	$4,830,000	5,160	2001
Manahawkin, New Jersey	3/29/2006	4,414,000	4,695	2001
Narberth, Pennsylvania	3/29/2006	4,206,000	4,461	2001

Total		$13,450,000	14,316

Wawa operates over 500 convenience stores in five states, specializing in convenience foods, grocery items and gasoline products. In determining the creditworthiness of Wawa, we considered a variety of factors, including historical financial information and financial performance and local market position.

In evaluating the Wawa Properties as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the Wawa Properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the Wawa Properties are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Wawa, are more relevant to investors than the financial statements of the property acquired. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the property acquired.

The following summary financial data regarding Wawa is taken from its previously audited financial statements:

	For the Fiscal Year Ended
	12/25/2005	12/26/2004	12/28/2003
	(In thousands)

Consolidated Statements of Operations
Revenues	$4,361,615	$3,473,610	$2,819,201
Operating Income	112,189	93,380	83,159
Net Income	69,459	58,609	50,637

	As of the Fiscal Year Ended
	12/25/2005	12/26/2004	12/28/2003
	(In thousands)

Consolidated Balance Sheets
Total Assets	$1,188,915	$1,004,644	$932,760
Long-term Debt	459,983	394,737	363,379
Stockholders’ Equity	289,613	253,378	213,551

SUMMARY FINANCIAL DATA
CONN’S, INC.

As of May 9, 2007, we had acquired the following property leased to, or guaranteed by, Conn’s Inc. (“Conn’s”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

San Antonio, Texas	5/26/2006	$4,475,000	25,358	2002

Total		$4,475,000	25,358

Conn’s is a specialty retailer of home appliances and consumer electronics operating 57 stores in the southwestern United States. Conn’s is publicly traded on the Nasdaq under the ticker symbol “CONN.”

In evaluating the CO San Antonio property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the CO San Antonio Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the CO San Antonio property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Conn’s, are more relevant to investors than the financial statements of the property acquired. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

Conn’s currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Conn’s are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	4/30/2006	1/31/2006	1/31/2005	1/31/2004
	(In thousands)

Consolidated Statements of Operations
Revenues	$192,115	$702,422	$567,092	$499,310
Operating Income	17,340	63,648	48,845	41,767
Net Income	11,378	41,181	30,125	24,340

		As of the Fiscal Year Ended
	As of 4/30/2006	1/31/2006	1/31/2005	1/31/2004
	(In thousands)

Consolidated Balance Sheets
Total Assets	$340,011	$342,296	$268,792	$234,760
Long-term Debt	—	—	5,003	14,174
Stockholders’ Equity	258,967	245,585	200,802	166,590

For more detailed financial information regarding Conn’s, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

SUMMARY FINANCIAL DATA
RITE AID CORPORATION

As of May 9, 2007, we had acquired the following properties leased to, or guaranteed by, Rite Aid Corporation (“Rite Aid”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

Enterprise, Alabama	1/26/2006	$3,714,000	14,564	2005
Wauseon, Ohio	1/26/2006	3,893,679	14,564	2005
Saco, Maine	1/27/2006	2,500,000	11,180	1997
Cleveland, Ohio	4/27/2006	2,568,700	11,325	1997
Fremont, Ohio	4/27/2006	2,524,500	11,325	1997
Defiance, Ohio	5/26/2006	4,220,804	14,564	2005
Lansing, Michigan	6/29/2006	1,735,000	11,680	1996
Glassport, Pennsylvania	10/4/2006	3,788,000	14,564	2006
Hanover, Pennsylvania	10/17/2006	6,330,000	14,564	2006
Fredericksburg, Virginia	5/2/2007	5,415,000	14,564	2007
Plains, Pennsylvania	4/16/2007	5,200,000	14,564	2006
Lima, Ohio	(1)	4,775,000	14,564	2005
Allentown, Pennsylvania	(1)	5,561,112	14,564	2006

Total		$52,225,795	176,586

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Rite Aid has operates over 3,300 stores in 28 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “RAD”.

In evaluating the Rite Aid properties as a potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the Rite Aid properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the Rite Aid properties are leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Rite Aid, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

Rite Aid currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Rite Aid has been taken from its previously filed public reports:

	For the Fiscal Year Ended
	3/3/2007	3/4/2006	2/26/2005
	(In thousands)

Consolidated Statements of Operations
Revenues	$17,507,719	$17,270,968	$16,816,439
Operating Income	13,582	43,254	134,007
Net Income	26,826	1,273,006	302,478

	As of the Fiscal Year Ended
	3/3/2007	3/4/2006	2/26/2005
	(In thousands)

Consolidated Balance Sheets
Total Assets	$7,091,024	$6,988,371	$5,932,583
Long-term Debt	2,909,983	2,298,706	2,680,998
Stockholders’ Equity	1,662,846	1,606,921	322,934

For more detailed financial information regarding Rite Aid, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

SUMMARY FINANCIAL DATA
WAL-MART STORES, INC.

As of May 9, 2007, we had acquired the following properties leased to, or guaranteed by, Wal-Mart Stores, Inc. (“Wal-Mart”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built

Anderson, South Carolina	5/7/2007	$12,000,000	134,664	1993
New London, Wisconsin	5/9/2007	2,614,000	51,985	1991
Spencer, Indiana	(1)	2,025,682	41,304	1987

Total		$16,639,682	228,189

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Wal-Mart has over 6,700 stores throughout the world. Wal-Mart has a Standard and Poor’s credit rating of “AA” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “WMT”.

In evaluating the Wal-Mart properties as a potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the Wal-Mart properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

Because the Wal-Mart properties are leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Wal-Mart, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.

Wal-Mart currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Rite Aid has been taken from its previously filed public reports:

	For the Fiscal Year Ended
	1/31/2007	1/31/2006	1/31/2005
	(In millions)

Consolidated Statements of Operations
Revenues	$344,992	$308,945	$281,488
Operating Income	12,178	11,408	10,482
Net Income	11,284	11,231	10,267

	As of the Fiscal Year Ended
	1/31/2007	1/31/2006	1/31/2005
	(In millions)

Consolidated Balance Sheets
Total Assets	$151,193	$135,624	$117,139
Long-term Debt	30,735	30,096	23,160
Stockholders’ Equity	61,573	53,171	49,396

For more detailed financial information regarding Wal-Mart, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Balance Sheet
As of December 31, 2006
(Unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired the properties described in Note B to the Pro Forma Consolidated Balance Sheet on December 31, 2006. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, the Company is offering for sale to the public, on a “best efforts” basis a minimum of 250,000 and a maximum of 45,000,000 shares of its common stock at a price of $10 per share, subject to volume and other discounts (“the offering”). On November 6, 2006, we filed a registration statement with the SEC with respect to a proposed secondary public offering of up to 150,000,000 shares of common stock. The offering includes up to 125,000,000 shares to be offered for sale at $10.00 per share in the primary offering and up to 25,000,000 shares to be offered for sale pursuant to our DRIP.

This Pro Forma Consolidated Balance Sheet should be read in conjunction with the historical financial statements and notes thereto for the year ended December 31, 2006 as included elsewhere in this document. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company completed the above transactions on December 31, 2006, nor does it purport to represent its future financial position. This Pro Forma Consolidated Balance sheet only includes the significant acquisitions pursuant to SEC Rule 3-14 of Regulation S-X.

	December 31,	Acquisition	Pro Forma
	2006,	Pro Forma	December 31,
	As Reported	Adjustments	2006
	(a)	(b)

ASSETS
Real estate assets, at cost:
Land	$109,506,269	$56,757,702	$166,263,971
Buildings and improvements, less accumulated depreciation on 4,547,932 at December 31, 2006	282,468,749	213,633,456	496,102,205
Acquired intangible lease assets, less accumulated amortization of $2,251,172 at December 31, 2006	54,569,023	24,615,046	79,184,069

Total real estate assets	446,544,041	295,006,204	741,550,245
Cash and cash equivalents	37,566,490	(37,566,490)	—
Restricted cash	5,839,733	—	5,839,733
Rents and tenant receivables, net	2,432,536	—	2,432,536
Prepaid expenses, mortgage loan deposits and other assets	4,248,973	—	4,248,973
Deferred financing costs, less accumulated amortization of $565,946 at December 31, 2006	3,789,019	2,179,512	5,968,531

Total assets	$500,420,792	$259,619,226	$760,040,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable	$218,265,916	$190,325,547	$408,591,463
Accounts payable and accrued expenses	2,016,343	—	2,016,343
Escrowed investor proceeds	5,710,730	—	5,710,730
Due to affiliates	67,608	—	67,608
Acquired below market lease intangibles, less accumulated amortization of $96,484 at December 31, 2006	2,649,374	490,473	3,139,847
Distributions payable	1,612,094	—	1,612,094
Deferred rent and other liabilities	340,974	—	340,974

Total liabilities	230,663,039	190,816,020	421,479,059

Redeemable common stock	3,521,256	—	3,521,256

Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, $.01 par value; 240,000,000 shares authorized, 30,691,204 shares issued and outstanding at December 31, 2006	306,912	76,448	383,360
Capital in excess of par value	273,385,603	68,726,758	342,112,361
Accumulated distributions in excess of earnings	(7,456,018)	—	(7,456,018)

Total stockholders’ equity	266,236,497	68,803,206	335,039,703

Total liabilities and stockholders’ equity	$500,420,792	$259,619,226	$760,040,018

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2006
(Unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties described in Note C to the Pro Forma Consolidated Statements of Operations on January 1, 2006 or the date significant operations commenced.

This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto for the year ended December 31, 2006 as included elsewhere in this document. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on the later of January 1, 2006 or commencement of operations, nor does it purport to represent its future operations. This Pro Forma Consolidated Statement of Operations only includes the significant acquisitions pursuant to Regulation S-X rule 3-14.

	For the			Pro Forma for the
	Year Ended	Acquisition		Year Ended
	December 31, 2006,	Pro Forma		December 31,
	As Reported	Adjustments		2006
	(a)	(c)

Revenues:
Rental income	$18,357,174	$25,699,539	(d)	$44,056,713
Tenant reimbursement income	1,162,333	1,761,442		2,923,775

	19,519,507	27,460,981		46,980,488

Expenses:
General and administrative	952,789	65,884		1,018,673
Property operating expenses	1,416,745	1,953,454		3,370,199
Property and asset management fees	936,977	1,648,237	(e)(f)	2,585,214
Depreciation	4,396,460	7,701,201	(g)	12,097,661
Amortization	2,072,906	2,585,677	(g)	4,658,583

Total operating expenses	9,775,877	13,954,453		23,730,330

Real estate operating income	9,743,630	13,506,528		23,250,158

Other income (expense) Interest income	503,479	—		503,479
Interest expense	(8,901,113)	(13,732,677	)(h)	(22,633,790)

Total other income (expense)	(8,397,634)	(13,732,677)		(22,130,311)

Net income	$1,345,996	$(226,149)		$1,119,847

Weighted average number of common shares outstanding
Basic and diluted	13,275,635	15,849,008	(i)	29,124,643
Net income per common share	$0.10			$0.04

Cole Credit Property Trust II, Inc.

Notes to Pro Forma Consolidated Financial Statements
December 31, 2006
(Unaudited)

a.	Reflects the Company’s historical balance sheet as of December 31, 2006 and the Company’s historical results of operations for the year ended December 31, 2006.

b.	Reflects preliminary purchase price allocations related to the following 2007 acquisitions:

Completed Acquisitions

The AA Maryland Heights Property, the AS Katy Property, the MT Omaha Property, the OD Enterprise Property, the OM Orangeburg Property, the WG Cincinnati Property, the WG Madeira Property, the WG Sharonville Property, the TS Ankeny Property, the TS Paw Paw Property, the TS Marinette Property, the TS Greenfield Property, the AH St. John Property, the WG Shreveport Property, the MT Fairview Heights Property, the RA Plains Property, the TS Navasota Property, the RA Fredericksburg Property, the SC Anderson Property, the TS Fredericksburg Property, the WG Bridgetown Property, the WG Dallas Property, and the WM New London Property, as described, beginning on page 84 of the prospectus.

Probable Acquisitions

The TS Fairview Property, the CV Florence Property, the RA Allentown Property, the WM Spencer Property, the WG Bryan Property, the RA Lima Property, and the WG Harris County Property are all probable acquisitions.

c.	Reflects the pro forma results of operations for the year ended December 31, 2006 for the following acquisitions, the RA Enterprise Property, the RA Wauseon Property, the RA Saco Property, the CV Scioto Trail Property, the WW II Properties, the MT Lakewood Property, the RA Cleveland Property, the RA Fremont Property, the WG Knoxville Property, the CO San Antonio Property, the CV Madison Property, the RA Defiance Property, the CV Portsmouth Property, the AA Greenfield Property, the AA Trenton Property, the RA Lansing Property, the AA Columbia Heights Property, the AA Fergus Falls Property, the CV Okeechobee Property, the OD Dayton Property, the AA Holland Property, the AA Holland Township Property, the AA Zeeland Property, the CV Orlando Property, the OD Greenville Property, the OD Warrensburg Property, the CV Gulfport Property, the AA Grand Forks Property, the CV Clinton Property, the AA Duluth Property, the WG Picayune Property, the AA Grand Bay Property, the AA Rainsville Property, the AA Hurley Property, the RA Glassport Property, the RA Hanover Property, the TS La Grange Property, the FE Council Bluffs Property, the FE Edwardsville Property, the CV Glenville Scotia Property, the AA Ashland Property, the AA Jackson Property, the AA New Boston Property, the AA Scottsburg Property, the TS Livingston Property, the TS New Braunfels Property, the OD Benton Property, the OD Oxford Property, the TS Crockett Property, the AA Maryland Heights Property, the AS Katy Property, the MT Omaha Property, the TS Ankeny Property, the OD Enterprise Property, the OM Orangeburg Property, the WG Cincinnati Property, the WG Madeira Property, the WG Sharonville Property, the TS Paw Paw Property, the TS Marinette Property, the TS Greenfield Property, the AH St. John Property, the WG Shreveport Property, the MT Fairview Heights Property, the RA Plains Property, and the TS Navasota Property, the RA Lima Property, the SC Anderson Property, the TS Fredericksburg Property, WG Bridgetown Property, WG Dallas Property, the WM New London Property, the WM Spencer Property, the TS Fairview Property, the CV Florence Property, the RA Allentown Property, WG Bryan Property, and the WG Harris County Property, collectively the “Pro Forma Properties.”

d.	Represents the straight line rental revenues for the Pro Forma Properties in accordance with their respective lease agreements.

e.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the aggregate asset value of the Pro Forma Properties’ which is payable to our Advisor.

f.	Reflects the property management fee equal to 2% of gross revenues of the Pro Forma Properties which is payable to an affiliate of our Advisor.

Cole Credit Property Trust II, Inc.

Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)

g.	Represents depreciation and amortization expense for the Pro Forma Properties. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

h.	Represents interest expense associated with the debt incurred to finance the acquisitions of the Pro Forma Properties. The variable rate mortgage debt has a 90 day repayment term. As such, the interest expense for the year ended December 31, 2006 includes 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

The following table provides certain information about each of the loans:

Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity

RA Enterprise	2,043,000	5.80%	February 11, 2016
RA Wauseon	2,142,000	5.80%	February 11, 2016
RA Saco	1,375,000	5.82%	February 11, 2011
CV Scioto	1,424,000	5.67%	March 11, 2011
MT Lakewood	1,348,000	5.77%	May 11, 2011
RA Cleveland	1,413,000	6.05%	May 11, 2011
RA Fremont	1,388,000	6.05%	May 11, 2011
WG Knoxville	3,088,000	5.80%	May 11, 2011
CO San Antonio	2,461,000	5.86%	May 11, 2011
RA Defiance	2,321,000	5.76%	January 11, 2016
CV Madison	2,809,000	5.60%	February 11, 2016
RA Lansing	1,041,000	5.90%	July 1, 2016
AA Columbia Heights	1,038,000	5.83%	July 11, 2016
AA Fergus Falls	722,000	5.83%	July 11, 2016
CV Okeechobee	4,076,000	5.60%	February 11, 2016
OD Dayton	2,130,000	5.73%	January 11, 2016
AA Holland	1,193,000	5.83%	April 11, 2016
AA Holland Township	1,231,000	5.83%	April 11, 2016
AA Zeeland	1,057,000	5.83%	April 11, 2016
CV Orlando	3,016,000	5.68%	April 11, 2016
OD Greenville	2,192,000	5.76%	March 11, 2011
OD Warrensburg	1,810,000	5.85%	April 11, 2011
CV Gulfport	2,611,000	5.28%	April 11, 2016
AA Grand Forks	840,000	5.87%	September 11, 2016
CV Clinton	1,983,000	5.74%	September 11, 2016
WG Picayune	2,766,000	5.53%	October 11, 2016
AA Duluth	860,000	5.87%	October 11, 2016

Cole Credit Property Trust II, Inc.

Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)

Property	Loan Amount	Interest Rate	Maturity

RA Glassport	2,325,000	6.10%	November 1, 2016
RA Hanover	4,115,000	6.11%	November 1, 2016
TS La Grange	1,405,000	5.99%	December 1, 2016
FE Council Bluffs	2,185,000	5.97%	December 1, 2016
FE Edwardsville	12,880,000	5.97%	December 1, 2016
CV Glenville Scotia	3,413,000	5.74%	December 11, 2016
TS Livingston	1,725,000	5.99%	December 1, 2016
TS New Braunfels	1,750,000	5.99%	December 1, 2016
AS Katy	68,250,000	5.61%	February 1, 2017
OD Enterprise	1,850,000	6.29%	March 1, 2017
MT Omaha	23,400,000	5.53%	March 1, 2017
OM Orangeburg	1,875,000	5.61%	April 1, 2012
WG Cincinnati	3,341,000	6.00%	September 1, 2016
WG Madeira	2,876,000	5.70%	April 1, 2012
WG Sharonville	2,655,000	5.62%	April 1, 2012
WG Shreveport	2,815,000	5.56%	April 1, 2017
TS Greenfield	2,227,500	5.57%	July 1, 2017
TS Marinette	1,918,000	5.65%	May 1, 2017
TS Paw Paw	2,048,000	5.65%	May 1, 2017
TS Ankeny	1,950,000	5.65%	May 1, 2017
RA Plains	3,380,000	5.68%	May 17, 2017
TS Navasota	2,050,000	5.80%	May 11, 2017
RA Lima	3,103,000	5.46%	June 1, 2017
SC Anderson	8,160,000	5.80%	May 11, 2017
ST Greenville	2,955,000	5.51%	June 11, 2017
TS Fredericksburg	2,031,250	5.57%	June 1, 2017
RA Fredericksburg	2,979,000	5.92%	May 11, 2017
WG Bridgetown	3,043,000	5.80%	May 11, 2017
WG Dallas	2,175,000	5.70%	June 1, 2017
WM New London	1,778,000	5.80%	May 11, 2017
WM Spencer	1,377,000	5.80%	May 11, 2017
TS Fairview	1,930,500	5.52%	June 11, 2017
CV Florence	1,706,250	5.80%	June 11, 2017
RA Allentown	3,614,650	5.93%	June 11, 2017
WG Bryan	4,111,250	5.93%	June 11, 2017
WG Harris County	3,672,500	5.40%	June 11, 2017

Cole Credit Property Trust II, Inc.

Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)

Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity

RA Enterprise	928,000	Libor plus 2%	April 26, 2006
RA Wauseon	973,000	Libor plus 2%	April 26, 2006
RA Saco	625,000	Libor plus 2%	April 27, 2006
CV Scioto	329,000	Libor plus 2%	June 8, 2006
Wawa Portfolio	7,234,787	Libor plus 2.2%	February 26, 2010
MT Lakewood	612,000	Libor plus 2%	July 20, 2006
RA Cleveland	642,000	Libor plus 2%	July 27, 2006
RA Fremont	632,000	Libor plus 2%	July 27, 2006
WG Knoxville	712,000	Libor plus 2%	August 8, 2006
CO San Antonio	1,119,000	Libor plus 2%	July 25, 2006
AA Columbia Heights	346,000	Libor plus 2%	October 6, 2006
AA Fergus Falls	241,000	Libor plus 2%	October 6, 2006
AA Grand Forks	280,000	Libor plus 2%	November 15, 2006
CV Clinton	457,000	Libor plus 2%	December 24, 2006
WG Picayune	638,000	Libor plus 2%	January 12, 2007
AA Duluth	286,000	Libor plus 2%	December 22, 2006
CV Glenville Scotia	787,000	Libor plus 2%	March 16, 2007
TS Navasota	362,000	Libor plus 2%	July 18, 2007
WG Bridgetown	537,000	Libor plus 2%	August 27, 2007
RA Fredericksburg	1,353,000	Libor plus 2%	August 2, 2007
WM Spencer	243,000	Libor plus 2%	August 3, 2007
SC Anderson	1,440,000	Libor plus 2%	August 4, 2007
WM New London	313,000	Libor plus 2%	August 9, 2007

I.	Represents a pro forma adjustment to the weighted average common shares outstanding to reflect all shares outstanding on December 31, 2006 as though they were issued on January 1, 2006. As the Company had insufficient capital at January 1, 2006 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of December 31, 2006 were outstanding on January 1, 2006.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding private real estate programs previously sponsored by related entities. Twenty-four related partnerships formed from January 1, 1997 to December 31, 2006 have or had similar investment objectives to ours and purchased an aggregate of 13 retail centers, with an aggregate of approximately 1,531,000 rentable square feet, one data center building with an aggregate of approximately 135,000 rentable square feet and 23 single-tenant retail properties with an aggregate of approximately 544,000 rentable square feet. One partnership purchased two land parcels for development with an aggregate of approximately 452,000 square feet. The prior performance tables also include the activity of Cole REIT I, Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, Cole Collateralized Senior Notes IV, and the various offerings related to Cole Capital Partners’ Tenants in Common and Delaware Statutory Trust (DST) programs.

As of December 31, 2005, CCPT had raised approximately $101.0 million and had acquired 41 single-tenant commercial properties, with an aggregate of approximately 1.0 million square feet.

As of December 31, 2006, affiliates of our advisor had issued an aggregate of approximately $112.2 million in collateralized senior notes through four debt offerings and had acquired an aggregate of 132 single-tenant retail properties in 34 states for an aggregate acquisition cost of approximately $786.5 million. As of December 31, 2006, 119 of the properties had been sold, of which 52 were sold as part of Cole Capital Partners’ tenant-in-common program, eight were sold to Cole REIT I and 16 were sold to us. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28.0 million in collateralized senior notes issued under the first debt offering.

Cole Partnerships, Inc., an entity affiliated with the officers of Cole Capital Advisors, has raised $5 million in a debt offering for general corporate purposes, including investments in joint ventures with affiliates, which has been repaid. This program is not considered to have similar investment objectives to this offering.

In addition, the Cole Exchange Entities offer properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2006, aggregate ownership interests of $155.5 million had been sold in 25 private offerings of properties located in 14 states. In addition, the Cole Exchange Entities offer properties through the DST Program whereby beneficial interests are offered in trusts that acquire real property. As of December 31, 2006, aggregate ownership interests of approximately $87.6 had been sold in 24 private offerings of properties located in 12 states.

The investment objectives of previous private real estate programs formed from 1979 through 1992 are not similar to the investment objectives of the above programs due to the fact that those properties have been held for capital appreciation in the value of the underlying property.

These tables contain information that may aid a potential investor in evaluating the program presented. However, the information contained in these tables does not relate to the properties held or to be held by us, and the purchase of shares will not create any ownership interest in the programs included in these tables.

These tables are presented on a tax basis rather than on a GAAP basis. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which typically are paid in arrears.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K or Form 10-KSB filed with the SEC by any public program sponsored by our advisor or its affiliates that has reported to the SEC within the last 24 months. For a reasonable fee, those programs will provide copies of any exhibits to such Form 10-K or Form 10-KSB.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been initiated since January 1, 2004. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2006.

	Cole Credit Property	Cole Collateralized	Cole Collateralized
	Fund II LP	Senior Notes, LLC(6)	Senior Notes II, LLC(6)

Dollar amount offered	$25,000,000	$28,750,000 (1)	$28,750,000 (1)
Dollar amount raised	24,494,500	28,038,500	28,750,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,961,560	1,401,925	1,437,500
Organizational expenses(4)	449,873	660,585	645,882
Other	—	—	—
Reserves	451,175	5,668,960	3,784,574
Percent available for investment	90%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	213,578	537,738	501,369
Cash down payment	20,273,063	22,306,921	19,485,354
Acquisition fees(5)	1,137,801	1,317,486	1,716,968
Other	—	—	—

Total acquisition cost	$21,624,442	$24,162,145	$21,703,691
Percent leverage	65%	65%	50%
Date offering began	07/01/03	09/15/03	02/01/04
Length of offering (in months)	9	9	12
Months to invest 90% of amount available for investment	15	5	7

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Credit
	Senior Notes III, LLC(6)	Senior Notes IV, LLC(6)	Property Trust, Inc.

Dollar amount offered	$28,750,000 (1)	$28,750,000 (1)	$110,000,000 (8)
Dollar amount raised	28,658,500	28,724,110	100,972,510
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,432,925	1,508,081	6,402,966
Organizational expenses(4)	600,234	589,638	3,309,792
Other	—	—	—
Reserves	7,781,946	8,967,274	1,063,092
Percent available for investment	93%	93%	90%
Acquisition costs:
Prepaid items and fees related to purchase of property	495,855	12,120	1,274,741
Cash down payment	14,706,851	4,475,000	82,198,983
Acquisition fees(5)	1,574,807	89,500	4,437,000
Other	—	—	—

Total acquisition cost	$16,777,513	$4,576,620	$87,910,724
Percent leverage	68%	0%	58%
Date offering began	01/03/05	05/20/05	04/06/04
Length of offering (in months)	7	8	17
Months to invest 90% of amount available for investment	7	7	18

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Credit	Staples in	Mimi’s Caf in
	Property Trust II, Inc.	Tulsa, OK(2) (3)	Lone Tree, CO(2)(3)

Dollar amount offered	$500,000,000 (8)	$4,136,000	$2,446,000
Dollar amount raised	306,340,928	4,136,000	2,446,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	21,082,793	248,160	146,760
Organizational expenses(4)	8,298,207	41,360	24,460
Other	—	—	—
Reserves	37,566,490	26,957	14,698
Percent available for investment	90%	93%	93%
Acquisition costs:		—
Prepaid items and fees related to purchase of property	288,085	30,000	60,280
Cash down payment	232,515,672	3,760,640	2,150,000
Acquisition fees(5)	1,681,002	55,840	64,500
Other	—	—	—

Total acquisition cost	$234,484,759	$3,846,480	$2,274,780
Percent leverage	48%	0%	0%
Date offering began	06/27/05	02/13/04	04/20/04
Length of offering (in months)	Ongoing	7	4
Months to invest 90% of amount available for investment	N/A	4	3

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Windsor, CO(2)(3)	Goldsboro, NC(2)(3)	Hamilton, OH(2)(3)

Dollar amount offered	$2,669,000	$2,570,000	$2,966,000
Dollar amount raised	2,669,000	2,570,000	2,966,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	160,140	154,200	177,960
Organizational expenses(4)	26,690	25,700	29,660
Other	—	—	—
Reserves	40,667	18,589	29,573
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	60,000	60,000
Cash down payment	2,393,460	2,303,985	2,668,047
Acquisition fees(5)	—	—	—
Other	28,710	26,115	30,333

Total acquisition cost	$2,482,170	$2,390,100	$2,758,380
Percent leverage	52%	50%	51%
Date offering began	06/03/04	06/30/04	07/01/04
Length of offering (in months)	3	3	4
Months to invest 90% of amount available for investment	3	3	3

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Carlsbad, NM(2)(3)	Willimantic, CT(2)(3)	Edgewood, NM(2)(3)

Dollar amount offered	$2,289,739	$2,746,000	$2,134,000
Dollar amount raised	2,289,739	2,746,000	2,134,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	137,384	164,760	128,040
Organizational expenses(4)	22,898	27,460	21,340
Other	—	—	—
Reserves	24,005	37,601	19,940
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	60,000	60,000
Cash down payment	2,046,107	2,466,690	1,903,340
Acquisition fees(5)	—	—	—
Other	23,350	27,090	21,280

Total acquisition cost	$2,129,457	$2,553,780	$1,984,620
Percent leverage	50%	50%	50%
Date offering began	07/13/04	09/15/04	09/15/04
Length of offering (in months)	5	2	4
Months to invest 90% of amount available for investment	3	2	3

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Fairborn, OH(2)(3)	Slidell, LA(2)(3)	Westhiemer, TX(2)(3)

Dollar amount offered	$2,644,000	$2,212,000	$3,900,000
Dollar amount raised	2,644,000	2,212,000	3,900,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	158,640	132,720	234,000
Organizational expenses(4)	26,440	22,120	39,000
Other	—	—	—
Reserves	26,668	19,900	34,827
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	60,000	60,000
Cash down payment	2,372,750	1,975,240	3,526,680
Acquisition fees(5)	—	—	—
Other	26,170	21,920	40,320

Total acquisition cost	$2,458,920	$2,057,160	$3,627,000
Percent leverage	50%	50%	51%
Date offering began	09/30/04	11/02/04	10/15/04
Length of offering (in months)	2	8	3
Months to invest 90% of amount available for investment	2	7	2

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreen’s in	Home Depot in	Walgreen’s in
	Richmond, OH(2)(3)	Spokane, WA(2)(3)	Covington, TN(2)(3)

Dollar amount offered	$3,388,000	$11,532,000	$2,141,000
Dollar amount raised	3,388,000	11,532,000	2,141,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	203,280	691,920	128,460
Organizational expenses(4)	33,880	115,320	21,410
Other	—	—	—
Reserves	28,405	91,832	23,283
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	60,000	430,050	60,000
Cash down payment	3,056,970	10,283,250	1,910,170
Acquisition fees(5)	—	—	—
Other	33,870	11,460	20,960

Total acquisition cost	$3,150,840	$10,724,760	$1,991,130
Percent leverage	50%	50%	50%
Date offering began	10/26/04	11/09/04	11/19/04
Length of offering (in months)	11	7	6
Months to invest 90% of amount available for investment	2	6	6

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Orlando, FL(2)(3)	Glen Burnie, MD(2)(3)	Garfield Heights, OH(2) (3)

Dollar amount offered	$2,486,000	$3,485,000	$2,930,000
Dollar amount raised	2,486,000	3,485,000	2,930,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	149,160	209,100	175,800
Organizational expenses(4)	24,860	34,850	29,300
Other	—	—	—
Reserves	20,555	28,974	36,623
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	92,000	200,685	60,000
Cash down payment	2,195,810	3,006,675	2,664,900
Acquisition fees(5)	—	—	—
Other	24,170	33,690	—

Total acquisition cost	$2,311,980	$3,241,050	$2,724,900
Percent leverage	50%	50%	52%
Date offering began	11/30/04	12/01/04	12/09/04
Length of offering (in months)	6	9	8
Months to invest 90% of amount available for investment	6	6	8

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreen’s in	Home Depot in	Walgreen’s in
	Ponca City, OK(2)(3)	Tacoma, WA(2)(3)	Pineville, LA(3)(7)

Dollar amount offered	$2,327,000	$12,175,000	$2,092,000
Dollar amount raised	2,327,000	12,175,000	2,092,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	116,350	730,521	125,520
Organizational expenses(4)	23,270	121,754	20,920
Other	—	—	—
Reserves	29,641	56,380	—
Percent available for investment	94%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	30,000	585,000	45,000
Cash down payment	2,132,950	10,564,495	1,871,330
Acquisition fees(5)	—	—	—
Other	24,430	173,230	29,230

Total acquisition cost	$2,187,380	$11,322,725	$1,945,560
Percent leverage	51%	59%	58%
Date offering began	12/10/04	02/08/05	04/27/05
Length of offering (in months)	8	4	2
Months to invest 90% of amount available for investment	8	4	2

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Bartlett, TN(3)(7)	Sidney, OH(3)(7)	Wichita Falls, TX(3)(7)

Dollar amount offered	$2,022,000	$1,975,000	$2,020,000
Dollar amount raised	2,022,000	1,975,000	2,020,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	121,320	118,500	121,200
Organizational expenses(4)	20,220	19,750	20,200
Other	—	—	—
Reserves	—	18,245	18,827
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	53,920	55,000
Cash down payment	1,805,960	1,619,749	1,794,010
Acquisition fees(5)	—	—	—
Other	29,500	28,990	29,590

Total acquisition cost	$1,880,460	$1,702,659	$1,878,600
Percent leverage	59%	59%	59%
Date offering began	04/20/05	04/29/05	05/05/05
Length of offering (in months)	2	4	3
Months to invest 90% of amount available for investment	2	3	3

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Chicago, IL(3)(7)	Southington, CT(3)(7)	Nashville, TN(3)(7)

Dollar amount offered	$3,235,000	$2,836,000	$2,544,000
Dollar amount raised	3,235,000	2,836,000	2,544,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	194,100	170,160	152,640
Organizational expenses(4)	32,350	28,360	25,440
Other	—	—	—
Reserves	30,140	25,823	23,787
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	116,000	147,063	45,000
Cash down payment	2,846,300	2,450,608	2,284,000
Acquisition fees(5)	—	—	—
Other	46,250	39,810	36,920

Total acquisition cost	$3,008,550	$2,637,481	$2,365,920
Percent leverage	59%	58%	59%
Date offering began	05/27/05	06/01/05	06/09/05
Length of offering (in months)	3	4	3
Months to invest 90% of amount available for investment	3	3	3

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreen’s in	Gander Mountain in	Walgreens in
	Derby, KS(3)(7)	Spring, TX(2)(3)	Blue Springs, MO(3)(7)

Dollar amount offered	$2,341,000	$13,150,000	$1,891,000
Dollar amount raised	2,341,000	13,150,000	1,891,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	140,460	789,000	113,460
Organizational expenses(4)	23,410	131,500	18,910
Other	—	—	—
Reserves	23,122	83,019	15,758
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	60,000	45,000
Cash down payment	2,098,910	12,169,500	1,686,830
Acquisition fees(5)	—	—	—
Other	33,220	—	26,800

Total acquisition cost	$2,177,130	$12,229,500	$1,758,630
Percent leverage	59%	0%	59%
Date offering began	06/13/05	06/15/05	06/15/05
Length of offering (in months)	4	3	4
Months to invest 90% of amount available for investment	4	3	4

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreens in	Walgreens in	Walgreens in
	Garden City, KS(3)(7)	Pittsburg, KS(3)(7)	Gladstone, MO(3)(7)

Dollar amount offered	$2,259,000	$2,016,000	$2,530,000
Dollar amount raised	2,259,000	2,016,000	2,530,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	135,540	120,960	151,800
Organizational expenses(4)	22,590	20,160	23,500
Other	—	—	—
Reserves	20,396	30,006	35,544
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	45,000	45,000
Cash down payment	2,023,760	1,801,540	2,269,960
Acquisition fees(5)	—	—	—
Other	32,110	28,340	37,940

Total acquisition cost	$2,100,870	$1,874,880	$2,352,900
Percent leverage	59%	58%	60%
Date offering began	06/17/05	06/20/05	06/21/05
Length of offering (in months)	3	3	4
Months to invest 90% of amount available for investment	3	3	4

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreens in	Walgreens in	Walgreens in
	Salt Lake City, UT(3)(7)	Sandy, UT(3)(7)	Midvale, UT(3)(7)

Dollar amount offered	$3,207,000	$3,203,000	$2,325,000
Dollar amount raised	3,207,000	3,203,000	2,325,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	192,420	192,180	139,500
Organizational expenses(4)	32,070	32,030	23,250
Other	—	—	—
Reserves	13,831	11,071	7,637
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	45,000	45,000
Cash down payment	2,889,420	2,886,440	2,083,520
Acquisition fees(5)	—	—	—
Other	48,090	47,350	33,730

Total acquisition cost	$2,982,510	$2,978,790	$2,162,250
Percent leverage	60%	60%	59%
Date offering began	07/22/05	07/28/05	08/03/05
Length of offering (in months)	3	3	5
Months to invest 90% of amount available for investment	3	3	3

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Walgreens in	Wal-Mart in	Gander Mountain in
	Metairie, LA(3)(7)	Hazard, KY(3)(7)	Hermantown, MN(2)(3)

Dollar amount offered	$3,694,000	$12,649,000	$11,723,000
Dollar amount raised	3,694,000	12,649,000	11,723,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	221,640	758,940	703,380
Organizational expenses(4)	36,940	126,490	117,230
Other	—	—	—
Reserves	35,763	278,219	79,550
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	55,000	83,670
Cash down payment	3,336,420	11,511,420	10,818,720
Acquisition fees(5)	—	—	—
Other	54,000	197,150	—

Total acquisition cost	$3,435,420	$11,763,570	$10,902,390
Percent leverage	59%	61%	0%
Date offering began	08/09/05	09/15/05	09/22/05
Length of offering (in months)	6	3	4
Months to invest 90% of amount available for investment	6	3	2

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Best Buy in	Walgreens in	Kohls in
	Baytown, TX(2)(3)	Natchitoches, LA(3)(7)	Lakewood, CO(3)(7)

Dollar amount offered	$8,323,000	$1,763,000	$7,461,000
Dollar amount raised	8,323,000	1,763,000	7,461,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	499,380	105,780	447,660
Organizational expenses(4)	83,230	17,630	74,610
Other	—	—	—
Reserves	41,012	22,323	70,098
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	45,000	45,000	45,000
Cash down payment	7,695,390	1,569,480	6,865,130
Acquisition fees(5)	—	—	—
Other	—	25,110	28,600

Total acquisition cost	$7,740,390	$1,639,590	$6,938,730
Percent leverage	0%	59%	61%
Date offering began	10/27/05	11/18/05	11/30/05
Length of offering (in months)	6	3	3
Months to invest 90% of amount available for investment	5	3	3

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	The Shoppes at
	North Village	Walgreens in	Kohls in
	in St. Joseph, MO(2)(3)	Sumter, SC(3)(7)	St. Joseph, MO(3)(7)

Dollar amount offered	$20,430,000	$2,152,000	$4,117,000
Dollar amount raised	20,430,000	2,152,000	4,117,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,225,800	129,120	247,020
Organizational expenses(4)	204,300	21,520	41,170
Other	—	—	—
Reserves	454,851	47,994	32,826
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	195,000	45,000	45,000
Cash down payment	18,716,330	1,924,830	3,721,860
Acquisition fees(5)	—	—	—
Other	88,570	31,530	61,950

Total acquisition cost	$18,999,900	$2,001,360	$3,828,810
Percent leverage	0%	59%	60%
Date offering began	12/22/05	01/06/06	02/01/06
Length of offering (in months)	7	3	6
Months to invest 90% of amount available for investment	7	3	6

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Home Depot in	Cole Net Lease	Cole Net Lease
	Bellingham, WA (2)(3)	Portfolio I(3)(7)	Portfolio II (3)(7)

Dollar amount offered	$24,706,000	$9,592,000	$10,011,000
Dollar amount raised	24,696,680	9,592,000	10,011,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	1,481,801	575,520	600,660
Organizational expenses(4)	246,966	95,920	100,110
Other	—	—	—
Reserves	130,404	77,529	98,215
Percent available for investment	93%	93%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	134,949	180,000	180,000
Cash down payment	24,696,680	8,601,750	8,984,830
Acquisition fees(5)	—	—	—
Other	378,997	138,810	145,400

Total acquisition cost	$25,210,626	$8,920,560	$9,310,230
Percent leverage	—	59%	59%
Date offering began	04/12/06	05/31/06	06/23/06
Length of offering (in months)	Ongoing	6	5
Months to invest 90% of amount available for investment	6	5	5

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Barrywoods Crossing in	Cole Net Lease
	Kansas City, MO(2)(3)	Portfolio III (3)(7)

Dollar amount offered	$20,400,000	$15,449,000
Dollar amount raised	13,759,800	1,911,814
Less offering expenses:
Selling commissions and discounts retained by affiliates	963,186	114,709
Organizational expenses(4)	137,598	19,118
Other	—	—
Reserves	198,987	—
Percent available for
investment	92%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	348,719	22,275
Cash down payment	12,119,583	1,704,818
Acquisition fees(5)	—	—
Other	190,715	28,914

Total acquisition cost	$12,659,017	$1,756,007
Percent leverage	58%	60%
Date offering began	07/19/06	11/07/06
Length of offering (in months)	Ongoing	Ongoing
Months to invest 90% of amount available for investment	N/A	N/A

Past performance is not necessarily indicative of future results.

NOTES TO TABLE I

(1)	Amount includes an over allotment of $3,750,000 available under the offering.

(2)	The Offering is a Tenant-in-Common Program sponsored by Cole Capital Partners which consists of the sale of tenant-in-common interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Notes III, LLC, or Cole Collateralized Senior Notes IV, LLC.

(3)	Acquisition cost amounts represent the costs paid by the tenant-in-common or Delaware statutory trust investors to acquire interest in the properties.

(4)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the Program and also includes fees paid to the sponsor and to affiliates.

(5)	Acquisition fees include fee paid to the sponsor or affiliates based upon the terms of the memorandum.

(6)	Amounts herein relate to initial investments of capital raised and do not include any properties acquired through reinvested amounts.

(7)	The Offering is a Delaware Statutory Trust program sponsored by Cole Capital Partners which consists of the sale of Delaware statutory trust interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Notes III, LLC, or Cole Collateralized Senior Notes IV, LLC.

(8)	The amount includes an over allotment of $10,000,000 available under the offering.

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)

This table sets forth the compensation paid to the sponsor and its affiliates during the three years ended December 31, 2006. Prior Real Estate programs whose offerings have closed since January 1, 2004 are shown separately and all other programs have been aggregated. The table includes compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program. All amounts are as of December 31, 2006.

	Cole Credit	Cole Collateralized	Cole Collateralized
	Property Fund II, LP	Senior Notes, LLC	Senior Notes II, LLC

Date offering commenced	07/01/03	09/15/03	02/01/04
Dollar amount raised	$24,494,500	$28,038,500	$28,750,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	163,043	858,483	877,866
Acquisition fees(1)			—
Real estate commissions	1,137,801	6,774,651	6,546,278
Advisory fees	—	—	—
Other(2)	—	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	7,262,345	69,777	(2,175,966)
Amount paid to sponsor from operations:
Property management fees	202,556	391,689	296,052
Partnership management fees	—	—	—
Reimbursements	207	—	—
Leasing commissions	—	—	—
Other (3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other (4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Cole Collateralized
	Senior Notes III,	Cole Collateralized	Cole Credit
	LLC	Senior Notes IV, LLC	Property Trust, Inc.

Date offering commenced	01/03/05	05/20/05	04/06/04
Dollar amount raised	$28,658,500	$28,724,110	$100,972,510
Amount paid to sponsor from proceeds of offering:
Underwriting fees	384,075	255,465	1,927,311
Acquisition fees(1)
Real estate commissions	3,140,656	584,000	4,730,912
Advisory fees	—	—	—
Other(2)	—	—	1,654,463
Dollar amount of cash generated from operations before deducting payments to sponsor	(1,183,357)	(2,376,264)	13,627,830
Amount paid to sponsor from operations:
Property management fees	167,713	48,049	786,889
Partnership management fees	—	—	995,034
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Cole Credit	Staples in	Mimi’s in
	Property Trust II, Inc.	Tulsa, OK	Lone Tree, CO

Date offering commenced	06/27/05	02/13/04	04/20/04
Dollar amount raised	$306,340,928	$4,136,000	$2,446,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	4,541,549	41,360	24,460
Acquisition fees(1)
Real estate commissions	7,496,569	55,840	64,500
Advisory fees	—	—	—
Other(2)	2,145,882	—	—
Dollar amount of cash generated from operations before deducting payments to sponsor	8,893,943	788,078	459,076
Amount paid to sponsor from operations:
Property management fees	362,886	—	—
Partnership management fees	608,875	6,579	9,100
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Windsor, CO	Goldsboro, NC	Hamilton, OH

Date offering commenced	06/03/04	06/30/04	07/01/04
Dollar amount raised	$2,669,000	$2,570,000	$2,966,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	26,690	25,700	29,660
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	28,710	26,115	30,333
Dollar amount of cash generated from operations before deducting payments to sponsor	461,865	430,052	510,421
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	8,584	8,310	19,204
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Carlsbad, NM	Willimantic, CT	Edgewood, NM

Date offering commenced	07/13/04	09/15/04	09/15/04
Dollar amount raised	$2,289,739	$2,746,000	$2,134,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	22,898	27,460	21,340
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	23,350	27,090	21,280
Dollar amount of cash generated from operations before deducting payments to sponsor	374,367	443,280	333,266
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	20,812	34,920	25,233
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Fairborn, OH	Slidell, LA	Westheimer, TX

Date offering commenced	09/30/04	11/02/04	10/15/04
Dollar amount raised	$2,644,000	$2,212,000	$3,900,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	26,440	22,120	39,000
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	26,170	21,920	40,320
Dollar amount of cash generated from operations before deducting payments to sponsor	416,950	297,464	565,059
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	37,850	19,435	37,953
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Home Depot in	Walgreen’s in
	Richmond, OH	Spokane, WA	Covington, TN

Date offering commenced	10/26/04	11/09/04	11/19/04
Dollar amount raised	$3,388,000	$11,532,000	$2,141,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	33,880	115,320	21,410
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	33,870	11,460	20,960
Dollar amount of cash generated from operations before deducting payments to sponsor	484,843	1,376,681	291,740
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	31,928	10,629	18,725
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Orlando, FL	Glen Burnie, MD	Garfield Heights, OH

Date offering commenced	11/30/04	12/01/04	12/09/04
Dollar amount raised	$2,486,000	$3,485,000	$2,930,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	24,860	34,850	175,800
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	24,170	33,690	—
Dollar amount of cash generated from operations before deducting payments to sponsor	313,756	436,271	304,250
Amount paid to sponsor from operations:
Property management fees	—	—	3,999
Partnership management fees	20,048	27,342	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Home Depot in	Walgreen’s in
	Ponca City, OK	Tacoma, WA	Pineville, LA

Date offering commenced	12/10/04	02/08/05	04/27/05
Dollar amount raised	$2,327,000	$12,175,000	$2,092,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	116,350	121,754	20,920
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	24,430	173,230	29,230
Dollar amount of cash generated from operations before deducting payments to sponsor	245,687	1,451,224	244,033
Amount paid to sponsor from operations:
Property management fees	3,166	—	6,951
Partnership management fees	—	43,579	—
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Bartlett, TN	Sidney, OH	Wichita Falls, TX

Date offering commenced	04/20/05	04/29/05	05/05/05
Dollar amount raised	$2,022,000	$1,975,000	$2,020,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	20,220	19,750	20,200
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	29,500	28,990	29,590
Dollar amount of cash generated from operations before deducting payments to sponsor	232,456	232,301	237,642
Amount paid to sponsor from operations:
Property management fees	4,208	—	—
Partnership management fees	—	6,800	6,951
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Chicago, IL	Southington, CT	Nashville, TN

Date offering commenced	05/27/05	06/01/05	06/09/05
Dollar amount raised	$3,235,000	$2,836,000	$2,544,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	32,350	28,360	25,440
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	46,250	39,810	36,920
Dollar amount of cash generated from operations before deducting payments to sponsor	370,764	324,796	280,717
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	10,813	9,183	8,217
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Gander Mountain	Walgreen’s in
	Derby, KS	in Spring, TX	Blue Springs, MO

Date offering commenced	06/13/05	06/15/05	06/15/05
Dollar amount raised	$2,341,000	$13,150,000	$1,891,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	23,410	131,500	18,910
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	33,220	—	26,800
Dollar amount of cash generated from operations before deducting payments to sponsor	249,529	1,342,380	200,594
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	14,593	11,223	11,630
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Garden City, KS	Pittsburg, KS	Gladstone, MO

Date offering commenced	06/17/05	06/20/05	06/21/05
Dollar amount raised	$2,259,000	$2,016,000	$2,530,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	22,590	20,160	25,300
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	32,110	28,340	37,940
Dollar amount of cash generated from operations before deducting payments to sponsor	240,528	214,641	272,162
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	14,148	12,145	20,308
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Walgreen’s in	Walgreen’s in
	Salt Lake City, UT	Sandy, UT	Midvale, UT

Date offering commenced	07/22/05	07/28/05	08/03/05
Dollar amount raised	$3,207,000	$3,203,000	$2,325,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	32,070	32,030	23,250
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	48,090	47,350	33,730
Dollar amount of cash generated from operations before deducting payments to sponsor	317,955	310,179	227,373
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	19,338	19,083	13,613
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Walgreen’s in	Wal-Mart in	Gander Mountain in
	Metairie, LA	Hazard, KY	Hermantown, MN

Date offering commenced	08/09/05	09/15/05	09/22/05
Dollar amount raised	$3,694,000	$12,649,000	$11,723,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	36,940	126,490	117,230
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	54,000	197,150	—
Dollar amount of cash generated from operations before deducting payments to sponsor	281,642	1,001,952	979,756
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	10,786	36,133	29,665
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Best Buy in	Walgreen’s in	Kohls in
	Baytown, TX	Natchitoches, FL	Lakewood, CO

Date offering commenced	10/27/05	11/18/05	11/30/05
Dollar amount raised	$8,323,000	$1,763,000	$7,461,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	83,230	17,630	74,610
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	—	25,110	28,600
Dollar amount of cash generated from operations before deducting payments to sponsor	594,108	121,266	474,428
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	4,256	5,694	16,986
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	The Shoppes at North	Walgreen’s in	Kohls in
	Village	Sumter, SC	St. Joseph, MO

Date offering commenced	12/22/05	01/06/06	02/01/06
Dollar amount raised	$20,430,000	$2,152,000	$4,117,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	204,300	21,520	41,170
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	88,570	31,530	61,950
Dollar amount of cash generated from operations before deducting payments to sponsor	1,019,010	151,722	223,446
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	161,292	9,489	9,027
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Home Depot in	Cole Net Lease	Cole Net Lease
	Bellingham, WA	Portfolio I	Portfolio II

Date offering commenced	04/12/06	05/31/06	06/23/06
Dollar amount raised	$24,696,680	$9,592,000	$10,011,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	246,966	95,920	100,110
Acquisition fees(1)
Real estate commissions	—	—	—
Advisory fees	—	—	—
Other(2)	378,997	138,810	145,400
Dollar amount of cash generated from operations before deducting payments to sponsor	602,776	300,304	180,012
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees	8,713	8,989	4,731
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(3)	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing Incentive fees	—	—	—
Real estate commissions	—	—	—
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Barrywoods Crossing in	Cole Net Lease	11 Other
	Kansas City, MO(2)	Portfolio III	Programs(5)

Date offering commenced	07/19/06	12/07/06
Dollar amount raised	$13,759,800	$1,911,814	$—
Amount paid to sponsor from proceeds of offering:
Underwriting fees	137,598	19,118	—
Acquisition fees (1)
Real estate commissions	—	—	3,509
Advisory fees	—	—	—
Other(2)	190,715	28,914	—
Dollar amount of cash generated from operations before deducting payments to sponsor	225,617	—	946,068
Amount paid to sponsor from operations:
Property management fees	—	—	291,417
Partnership management fees	24,583	—	815,979
Reimbursements	—	—	76,312
Leasing commissions	—	—	24,516
Other(3)	—	—	90,394
Dollar amount of property sales and refinancing before deducting payments to sponsor
Cash	—	—	35,997,640
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	1,554,700
Other(4)	—	—	—

Past performance is not necessarily indicative of future results.

NOTES TO TABLE II

(1)	Properties are acquired with a combination of funds from offering proceeds and debt. The acquisition and development fees and the leasing commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee, and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to construction management fees.

(4)	Amounts primarily relate to asset management fees.

(5)	The offerings of the prior programs aggregated herein were not closed within the past three years and therefore do not include any amounts raised or underwriting fees. The programs have similar investment objectives to this program.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by affiliates of the sponsor of this program, the offerings of which have been closed since January 1, 2002. The information relates only to programs with investment objectives similar to this program. All amounts are as of December 31 of the year indicated, except as noted.

	Cole Blvd. Sq. Investors LP — (Sold)
	May 2002
	2002	2003	2004	2005	2006

Gross revenues	$1,885,886	$4,404,802	$3,444,830	$165,124	$129,679
Profit (loss) on sale of properties	—	—	8,521,296	—	—
Less:
Operating expenses(4)	686,067	1,511,374	1,204,787	34,079	19,746
Interest expense	912,735	2,028,457	1,390,517	—	—
Depreciation and amortization(3)	486,358	1,354,613	1,236,383	—	—

Net income (loss) — Tax basis(6)	$(199,274)	$(489,642)	$8,134,439	$131,045	$109,933

Taxable income
— from operations	$(199,274)	$(489,642)	$(386,857)	$131,045	$109,933
— from gain on sale	—	—	8,521,296	—	—
Cash generated
— from operations (5)	287,084	864,971	849,526	131,045	109,933
— from sales	—	—	14,423,979	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	287,084	864,971	15,273,505	131,045	109,933
Less: Cash distributions to investors
— from operating cash flow	102,209	844,489	850,000	—	—
— from sales and refinancing	—	—	12,837,500	420,000	111,000
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	184,875	20,482	1,586,005	(288,955)	(1,067)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$184,875	$20,482	$1,586,005	$(288,955)	$109,933

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(19.93)	$(48.96)	$(38.69)	$13.10	$10.99
— from recapture	—	—	246.21	—	—
Capital gain (loss)	—	—	605.92	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	10.22	84.45	85.00	—	—
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	1,283.75	42.00	11.10
— refinancing	—	—	—	—	—
— operations	10.22	84.45	85.00	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				0%	0%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Santa Fe Investors LP
	September 2002
	2002	2003	2004	2005	2006

Gross revenues	$1,293,152	$2,545,914	$2,252,104	$2,380,191	$1,888,819
Profit (loss) on
sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	431,161	883,118	839,177	939,120	890,625
Interest expense	581,968	1,144,762	1,142,336	1,123,891	1,111,509
Depreciation and amortization(3)	247,530	895,291	758,595	475,149	634,960

Net income (loss) — Tax basis(6)	$32,493	$(377,257)	$(488,004)	$(157,969)	$(748,275)

Taxable income
— from operations	$32,493	$(377,257)	$(488,004)	$(157,969)	$(748,275)
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	280,023	518,034	270,591	317,180	(113,315)
— from sales	—	—	—	—	—
— from
refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	280,023	518,034	270,591	317,180	(113,315)
Less: Cash distributions to investors
— from operating cash flow	6,253	568,574	—	—	—
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	273,770	(50,540)	270,591	317,180	(113,315)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$273,770	$(50,540)	$270,591	$317,180	$(113,315)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$5.26	$(61.04)	$(78.97)	$(25.56)	$(121.08)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.01	92.00	—	—	—
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	1.01	92.00	—	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Fund LP
	November 2002
	2002	2003	2004	2005	2006

Gross revenues	$—	$3,360,284	$4,457,358	$5,127,208	$3,983,240
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	762	222,734	289,925	214,973	2,305,251
Interest expense	—	849,115	1,470,906	1,554,842	1,355,239
Depreciation and amortization(3)	—	1,351,646	1,805,318	1,503,075	1,165,025

Net income (loss) — Tax basis(6)	$(762)	$936,789	$891,209	$1,854,318	$(842,275)

Taxable income
— from operations	$(762)	$936,789	$891,209	$1,854,318	$(842,275)
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	(762)	2,288,435	2,696,527	3,357,393	322,750
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	(762)	2,288,435	2,696,527	3,357,393	322,750
Less: Cash distributions to investors
— from operating cash flow	—	1,400,125	2,187,497	2,124,998	2,000,012
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(762)	888,310	509,030	1,232,395	(1,677,262)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(762)	$888,310	$509,030	$1,232,395	$(1,677,262)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(0.47)	$37.47	$35.65	$74.17	$(33.69)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	56.01	87.50	85.00	80.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	56.01	87.50	85.00	80.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Fund II LP
	July 2003
	2003	2004	2005	2006

Gross revenues	$128,655	$3,758,639	$5,073,379	$5,152,330
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	8,574	165,315	346,715	412,563
Interest expense	6,438	1,345,798	1,908,834	1,938,864
Depreciation and amortization(3)	21,234	1,667,189	1,527,717	1,369,651

Net income (loss) — Tax basis(6)	$92,409	$580,337	$1,290,113	$1,431,252

Taxable income
— from operations	$92,409	$580,337	$1,290,113	$1,431,252
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	113,643	2,247,526	2,817,830	2,800,903
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	113,643	2,247,526	2,817,830	2,800,903
Less: Cash distributions to investors
— from operating cash flow	18,795	1,567,247	2,398,417	2,082,029
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	94,848	680,279	419,413	718,874
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$94,848	$680,279	$419,413	$718,874

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$6.56	$23.69	$52.67	$58,43
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.33	63.98	97.92	85.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	1.33	63.98	97.92	85.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes, LLC
	September 2003
	2003	2004	2005	2006

Gross revenues	$162,409	$5,087,274	$3,784,381		$1,341,850
Profit (loss) on sale of properties	—	6,332,735	1,768,269		1,547,193
Less:
Operating expenses(4)	7,327	304,377	438,007		57,254
Interest expense	248,806	4,128,321	4,275,923		1,426,798
Depreciation and amortization(3)	52,656	1,574,516	1,092,368		(131,509)

Net income (loss) — Tax basis(6)	$(146,380)	$5,412,795	$(253,648)		$1,536,500

Taxable income
— from operations	$(146,380)	$(919,940)	$(2,021,917)		$(10,693)
— from gain on sale	—	6,332,735	1,768,268		1,547,193
Cash generated
— from operations(5)	(93,724)	654,576	(929,549)		(142,202)
— from sales	—	25,913,341	52,237,261		9,413,734
— from refinancing	—	—	—		—

Cash generated from operations, sales and refinancing	(93,724)	26,567,917	51,307,712		9,271,532
Less: Cash distributions to investors
— from operating cash flow	—	—	—		—(2)
— from sales and refinancing	—	—	—		—
— from other	—	—	—		—

Cash generated (deficiency) after cash distributions	(93,724)	26,567,917	51,307,712		9,271,532
Less: Special items (not including sales and refinancing)	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$(93,724)	$26,567,917	$51,307,712		$9,271,532

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$	—(2)
— from recapture	—	—	—		—
Capital gain (loss)	—	—	—		—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	—	—		—(2)
— return of capital	—	—	—		—
Source (on a cash basis)
— sales	—	—	—		—
— refinancing	—	—	—		—
— operations	—	—	—		—
— other	—	—	—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized				Cole Collateralized
	Senior Notes II, LLC				Senior Notes III, LLC
	February 2004				January 2005
	2004	2005		2006	2005	2006

Gross revenues	$1,822,545		$3,323,749	$2,957,169	$1,810,020		$3,300,297
Profit (loss) on sale of properties	—		1,433,092	186,386	289,643		3,124,045
Less:
Operating expenses(4)	98,921		238,585	121,582	120,231		169,907
Interest expense	2,095,747		4,407,598	3,613,049	2,568,620		3,606,300
Depreciation and amortization(3)	379,572		932,584	718,486	410,037		1,693,225

Net income (loss) — Tax basis(6)	$(751,695)		$(821,926)	$(1,309,561)	$(999,224)		$954,910

Taxable income
— from operations	$(751,695)		$(2,255,018)	$(1,495,947)	$(1,228,867)		$(2,169,135)
— from gain on sale	—		1,433,092	186,386	289,643		3,124,045
Cash generated
— from operations(5)	(372,123)		(1,322,434)	(777,461)	(875,830)		(475,910)
— from sales	16,927,937		47,905,072	24,378,796	17,740,380		19,046,303
— from refinancing	—		—	—	—		—

Cash generated from operations, sales and refinancing	16,555,814		46,582,638	23,601,335	16,861,550		18,570,393
Less: Cash distributions to investors
— from operating cash flow	—		—(2)	—	—(2)		—
— from sales and refinancing	—		—	—	—		—
— from other	—		—	—	—		—

Cash generated (deficiency) after cash distributions	16,555,814		46,582,638	23,601,335	16,861,550		18,570,393
Less: Special items (not including sales and refinancing)	—		—		—		—

Cash generated (deficiency) after cash distributions and special items	$16,555,814		$46,582,638	$23,601,335	$16,861,550		$18,570,393

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$	—(2)	$—	$—	$	—(2)
— from recapture	—		—	—	—		—
Capital gain (loss)	—		—	—	—		—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—		—(2)	—	—		—(2)
— return of capital	—		—	—	—		—
Source (on a cash basis)
— sales	—		—	—	—		—
— refinancing	—		—	—	—		—
— operations	—		—	—	—		—
— other	—		—	—	—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized
	Senior Notes IV, LLC		Cole Credit Property Trust, Inc.
	May 2005		April 2004
	2005	2006	2004		2005		2006

Gross revenues	$91,908	$2,070,894	$951,220		$10,987,553		$16,149,526
Profit (loss) on sale of properties	—	—	—		—		—
Less:
Operating expenses(4)	88,074	1,131,745	169,619		1,357,842		2,030,411
Interest expense	538,378	2,908,292	322,238		4,664,223		7,698,059
Depreciation and amortization(3)	79,634	426,629	296,514		3,638,794		5,394,072

Net income (loss) — Tax basis(6)	$(614,178)	$(2,395,772)	$162,849	(1)	$1,326,694	(1)	$1,026,984 (1)

Taxable income
— from operations	$(614,178)	$(2,395,772)	$162,849		$1,326,694		$1,026,984
— from gain on sale	—	—	—		—		—
Cash generated
— from operations(5)	(534,544)	(1,969,143)	459,363		4,965,488		6,421,056
— from sales	1,975,851	61,566,541	—		—		—
— from refinancing	—	—	—		—		—

Cash generated from operations, sales and refinancing	1,441,307	59,597,398	459,363		4,965,488		6,421,056
Less: Cash distributions to investors
— from operating cash flow	— (2)	—	132,344		4,751,612		7,070,390
— from sales and refinancing	—	—	—		—		—
— from other	—	—	—		—		—

Cash generated (deficiency) after cash distributions	1,441,307	59,597,398	327,019		213,876		(649,334)
Less: Special items (not including sales and refinancing)	—	—	—		—		—

Cash generated (deficiency) after cash distributions and special items	$1,441,307	$59,597,398	$327,019		$213,876		$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$— (2)	$5.73		$13.14		$10.17
— from recapture	—	—	—		—		—
Capital gain (loss)	—	—	—		—		—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	— (2)	4.66		47.06		70.02
— return of capital	—	—	—		—		—
Source (on a cash basis)
— sales	—	—	—		—		—
— refinancing	—	—	—		—		—
— operations	—	—	4.66		47.06		70.02
— other	—	—	—		—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property				Staples-
	Trust II, Inc.				Tulsa, OK
	June 2005				February 2004
	2005		2006		2004	2005	2006

Gross revenues	$741,669		$20,022,986		$189,058	$324,241	$275,709
Profit (loss) on sale of properties	—		—		—	—	—
Less:
Operating expenses(4)	195,020		3,306,511		1,579	3,080	2,850
Interest expense	439,829		8,901,113		—	—	—
Depreciation and amortization(3)	221,411		6,469,366		—	—	—

Net income (loss) — Tax basis(6)	$(114,591	)(1)	$1,345,996	(1)	$187,479	$321,161	$272,859

Taxable income
— from operations	$(114,591)		$1,345,996		$187,479	$321,161	$272,859
— from gain on sale	—		—		—	—	—
Cash generated
— from operations(5)	106,820		7,815,362		187,479	321,161	272,859
— from sales	—		—		—	—	—
— from refinancing	—		—		—	—	—

Cash generated from operations, sales and refinancing	106,820		7,815,362		187,479	321,161	272,859
Less: Cash distributions to investors
— from operating cash flow	—		3,554,073		158,709	289,515	289,512
— from sales and refinancing	—		—		—	—	—
— from other	—		—		—	—	—

Cash generated (deficiency) after cash distributions	106,820		4,261,289		28,770	31,646	(16,653)
Less: Special items (not including sales and refinancing)	—		—		—	—	—

Cash generated (deficiency) after cash distributions and special items	$106,820		$4,261,289		$28,770	$31,646	$(16,653)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(4.08)		$4.39		$45.33	$77.65	$65.97
— from recapture	—		—		—	—	—
Capital gain (loss)	—		—		—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—		11.60		38.37	70.00	70.00
— return of capital	—		—		—	—	—
Source (on a cash basis)
— sales	—		—		—	—	—
— refinancing	—		—		—	—	—
— operations	—		11.60		38.37	70.00	70.00
— other	—		—		—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Mimi’s Café-			Walgreen’s-
	Lone Tree, CO			Windsor, CO
	April 2004			June 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$92,614	$185,632	$181,170	$135,696	$353,024	$354,194
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,900	3,654	3,886	1,684	6,339	5,389
Interest expense	—	—	—	53,114	161,554	161,554
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$90,714	$181,978	$177,284	$80,898	$185,131	$187,252

Taxable income
— from operations	$90,714	$181,978	$177,284	$80,898	$185,131	$187,252
— from gain on sale	—	—	—	—	—	—
Cash generated — from operations(5)	90,714	181,978	177,284	80,898	185,131	187,252
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	90,714	181,978	177,284	80,898	185,131	187,252
Less: Cash distributions to investors
— from operating cash flow	76,045	171,252	171,252	56,436	186,840	186,840
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	14,669	10,726	6,032	24,462	(1,709)	412
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$14,669	$10,726	$6,032	$24,462	$(1,709)	$412

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$37.09	$74.40	$72.48	$30.31	$69.36	$70.16
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.09	70.01	70.01	21.14	70.00	70.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	31.09	70.01	70.01	21.14	70.00	70.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Goldsboro, NC			Hamilton, OH
	June 2004			July 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$101,750	$330,000	$330,613	$126,522	$386,000	$386,836
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,416	5,920	5,323	3,060	10,773	10,139
Interest expense	36,706	145,628	145,628	45,878	169,146	169,146
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$63,628	$178,452	$179,662	$77,584	$206,081	$207,552

Taxable income
— from operations	$63,628	$178,452	$179,662	$77,584	$206,081	$207,552
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	63,628	178,452	179,662	77,584	206,081	207,552
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	63,628	178,452	179,662	77,584	206,081	207,552
Less: Cash distributions to investors
— from operating cash flow	40,334	179,892	179,892	34,958	207,624	207,624
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,294	(1,440)	(230)	42,626	(1,543)	(72)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,294	$(1,440)	$(230)	$42,626	$(1,543)	$(72)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$24.76	$69.44	$69.91	$26.16	$69.48	$69.98
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	15.69	70.00	70.00	11.79	70.00	70.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	15.69	70.00	70.00	11.79	70.00	70.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Carlsbad, NM			Willimantic, CT
	July 2004			September 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$73,750	$295,000	$295,645	$55,160	$354,600	$355,245
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	2,537	11,550	11,007	2,660	19,487	17,470
Interest expense	25,328	130,209	130,209	14,900	151,064	151,064
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$45,885	$153,241	$154,429	$37,600	$184,049	$186,711

Taxable income
— from operations	$45,885	$153,241	$154,429	$37,600	$184,049	$186,711
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	45,885	153,241	154,429	37,600	184,049	186,711
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	45,885	153,241	154,429	37,600	184,049	186,711
Less: Cash distributions to investors
— from operating cash flow	26,006	154,559	154,560	—	185,376	185,376
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,879	(1,318)	(131)	37,600	(1,327)	1,335
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,879	$(1,318)	$(131)	$37,600	$(1,327)	$1,335

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$20.04	$66.93	$67.44	$13.69	$67.02	$67.99
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	11.36	67.50	67.50	—	67.51	67.51
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	11.36	67.50	67.50	—	67.51	67.51
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Edgewood, NM			Fairborn, OH
	September 2004			September 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$28,330	$275,640	$276,137	$30,209	$344,500	$345,145
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,326	14,191	13,699	1,943	20,365	19,781
Interest expense	5,527	118,666	118,666	6,797	145,934	145,934
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$21,477	$142,783	$143,773	$21,469	$178,201	$179,430

Taxable income
— from operations	$21,477	$142,783	$143,773	$21,469	$178,201	$179,430
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	21,477	142,783	143,773	21,469	178,201	179,430
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	21,477	142,783	143,773	21,469	178,201	179,430
Less: Cash distributions to investors
— from operating cash flow	—	144,070	144,072	—	178,488	178,488
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,477	(1,287)	(299)	21,469	(287)	942
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,477	$(1,287)	$(299)	$21,469	$(287)	$942

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$11.64	$66.91	$67.37	$8.12	$67.40	$67.86
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment
income	—	67.51	67.51	—	67.51	67.51
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	67.51	67.51	—	67.51	67.51
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Slidell, LA			Westheimer, TX
	November 2004			October 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$243,899	$275,516	$14,637	$495,000	$495,990
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	11,336	12,445	580	21,003	21,476
Interest expense	—	98,704	118,901	—	214,710	220,752
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	133,859	144,170	$14,057	$259,287	$253,762

Taxable income
— from operations	$—	$133,859	$144,170	$14,057	$259,287	$253,762
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	133,859	144,170	14,057	259,287	253,762
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	133,859	144,170	14,057	259,287	253,762
Less: Cash distributions to investors
— from operating cash flow	—	114,918	143,772	—	240,014	253,500
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	18,941	398	14,057	19,273	262
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$18,941	$398	$14,057	$19,273	$262

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$60.51	$65.18	$4.11	$66.48	$65.07
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	51.95	65.00	—	61.54	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	51.95	65.00	—	61.54	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Home Depot-
	Richmond Heights, OH			Spokane, WA
	October 2004			November 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$423,387	$420,807	$—	$1,014,839	$1,323,040
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	18,416	17,830	—	12,592	12,670
Interest expense	—	173,029	182,004	—	394,654	551,910
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$231,942	$220,973	$—	$607,593	$758,459

Taxable income
— from operations	$—	$231,942	$220,973	$—	$607,593	$758,459
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	231,942	220,973	—	607,593	758,459
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	231,942	220,973	—	607,593	758,459
Less: Cash distributions to investors
— from operating cash flow	—	203,676	220,220	—	514,099	749,580
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	28,266	753	—	93,494	8,879
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$28,266	$753	$—	$93,494	$8,879

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$68.46	$65.22	$—	$52.69	$65.77
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment
income	—	60.12	65.00	—	44.58	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	60.12	65.00	—	44.58	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Orlando, FL			Glen Burnie, MD
	November 2004			November 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$232,208	$300,483	$—	$312,387	$416,142
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	10,463	13,562	—	13,428	17,695
Interest expense	—	90,054	124,904	—	119,319	169,158
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$131,691	$162,017	$—	$179,640	$229,289

Taxable income
— from operations	$—	$131,691	$162,017	$—	$179,640	$229,289
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	131,691	162,017	—	179,640	229,289
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	131,691	162,017	—	179,640	229,289
Less: Cash distributions to investors
— from operating cash flow	—	111,711	161,592	—	151,637	226,524
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	19,980	425	—	28,003	2,765
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$19,980	$425	$—	$28,003	$2,765

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$52.97	$65.17	$—	$51.55	$65.79
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	44.94	65.00	—	43.51	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	44.94	65.00	—	43.51	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Covington, TN			Garfield Heights, OH
	December 2004			December 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$237,696	$261,606	$—	$145,569	$385,036
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	10,629	11,782	—	1,893	3,936
Interest expense	—	93,795	110,081	—	54,853	169,672
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$133,272	$139,743	$—	$88,823	$211,428

Taxable income
— from operations	$—	133,272	139,743	$—	$88,823	$211,428
— from gain on sale	—	—	—	—	—	—
Cash generated — from operations(5)	—	133,272	139,743	—	88,823	211,428
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	133,272	139,743	—	88,823	211,428
Less: Cash distributions to investors
— from operating cash flow	—	114,287	139,165	—	62,999	212,424
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	18,985	578	—	25,824	(996)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$18,985	$578	$—	$25,824	$(996)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$62.25	$65.27	$—	$30.32	$72.16
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	53.38	65.00	—	21.50	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	53.38	65.00	—	21.50	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Home Depot-
	Ponca City, OK			Tacoma, WA
	December 2004			February 2005
	2004	2005	2006	2005	2006

Gross revenues	$—	$118,085	$312,409	$1,051,101	$1,750,475
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	1,477	3,272	35,286	53,645
Interest expense	—	44,763	138,460	461,947	843,053
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$71,845	$170,676	$553,868	$853,777

Taxable income
— from operations	$—	$71,845	$170,676	$553,868	$853,777
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	71,845	170,676	553,868	853,777
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	71,845	170,676	553,868	853,777
Less: Cash distributions to investors
— from operating cash flow	—	50,034	168,708	426,665	821,808
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	21,811	1,968	127,203	31,969
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$21,811	$1,968	$127,203	$31,969

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$30.87	$73.35	$45.49	$70.13
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	21.50	72.50	35.04	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	21.50	72.50	35.04	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Pineville, LA		Bartlett, TN		Sidney, OH
	April 2005		April 2005		April 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$155,136	$304,247	$148,334	$295,747	$150,793	$295,791
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	5,636	7,168	4,352	5,575	4,562	7,030
Interest expense	65,763	143,734	63,835	142,071	65,761	143,730
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$83,737	$153,345	$80,147	$148,101	$80,470	$145,031

Taxable income
— from operations	$83,737	$153,345	$80,147	$148,101	$80,470	$145,031
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	83,737	153,345	80,147	148,101	80,470	145,031
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	83,737	153,345	80,147	148,101	80,470	145,031
Less: Cash distributions to investors
— from operating cash flow	64,858	151,670	61,482	146,592	61,230	143,184
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,879	1,675	18,665	1,509	19,240	1,847
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,879	$1,675	$18,665	$1,509	$19,240	$1,847

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$40.03	$73.30	$39.64	$73.24	$40.74	$73.43
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.00	72.50	30.41	72.50	31.00	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	31.00	72.50	30.41	72.50	31.00	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Wichita Falls, TX		Chicago, IL		Southington, CT
	May 2005		May 2005		June 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$153,348	$300,722	$228,585	$476,231	$198,989	$414,555
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:	—	—	—	—	—	—
Operating expenses(4)	4,352	6,949	7,058	9,830	6,140	8,643
Interest expense	66,573	145,505	98,204	229,773	84,966	198,182
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$82,423	$148,268	$123,323	$236,628	$107,883	$207,730

Taxable income
— from operations	$82,423	$148,268	$123,323	$236,628	$107,883	$207,730
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	82,423	148,268	123,323	236,628	107,883	207,730
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	82,423	148,268	123,323	236,628	107,883	207,730
Less: Cash distributions to investors	—	—	—	—	—	—
— from operating cash flow	62,626	146,448	93,600	234,540	82,056	205,608
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,797	1,820	29,723	2,088	25,827	2,122
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,797	$1,820	$29,723	$2,088	$25,827	$2,122

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$40.80	$73.40	$38.12	$73.15	$38.04	$73.25
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.00	72.50	28.93	72.50	28.93	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	31.00	72.50	28.93	72.50	28.93	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Gander Mountain-
	Nashville, TN		Derby, KS		Spring, TX
	June 2005		June 2005		June 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$158,605	$381,569	$134,493	$345,824	$335,027	$1,008,049
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:	—	—	—	—	—	—
Operating expenses(4)	5,122	8,211	6,648	15,835	3,429	8,490
Interest expense	67,551	186,790	55,839	167,060	—	—
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$85,932	$186,568	$72,006	$162,930	$331,598	$999,559

Taxable income
— from operations	$85,932	$186,568	$72,006	$162,930	$331,598	$999,559
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	85,932	186,568	72,006	162,930	331,598	999,559
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	85,932	186,568	72,006	162,930	331,598	999,559
Less: Cash distributions to investors	—	—	—	—	—	—
— from operating cash flow	61,775	184,440	50,396	163,872	249,273	986,268
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,157	2,128	21,610	(942)	82,325	13,291
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,157	$2,128	$21,610	$(942)	$82,325	$13,291

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$33.78	$73.34	$30.76	$69.60	$25.22	$76.01
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	24.28	72.50	21.53	70.00	18.96	75.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	24.28	72.50	21.53	70.00	18.96	75.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Blue Springs, MO		Garden City, KS		Pittsburg, KS
	June 2005		June 2005		June 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$102,520	$278,833	$129,075	$334,224	$102,883	$295,304
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	5,767	10,823	6,489	15,421	5,512	13,895
Interest expense	46,108	129,690	53,531	161,478	35,488	140,795
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$50,645	$138,319	$69,055	$157,325	$61,883	$140,613

Taxable income
— from operations	$50,645	$138,319	$69,055	$157,325	$61,883	$140,613
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	50,645	138,319	69,055	157,325	61,883	140,613
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	50,645	138,319	69,055	157,325	61,883	140,613
Less: Cash distributions to investors
— from operating cash flow	37,809	132,384	48,197	158,136	37,600	141,120
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	12,836	5,935	20,858	(811)	24,283	(507)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$12,836	$5,935	$20,858	$(811)	$24,283	$(507)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$26.78	$73.15	$30.57	$69.64	$30.70	$69.75
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	19.99	70.01	21.34	70.00	18.65	70.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	19.99	70.01	21.34	70.00	18.65	70.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Gladstone, MO		Salt Lake City, UT		Sandy, UT
	June 2005		July 2005		July 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$132,411	$395,426	$124,866	$511,918	$122,931	$503,524
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	7,731	17,633	7,013	17,712	7,049	17,501
Interest expense	45,975	204,644	63,197	250,246	64,034	246,775
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$78,705	$173,149	$54,656	$243,961	$51,848	$239,248

Taxable income
— from operations	$78,705	$173,149	$54,656	$243,961	$51,848	$239,248
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	78,705	173,149	54,656	243,961	51,848	239,248
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	78,705	173,149	54,656	243,961	51,848	239,248
Less: Cash distributions to investors
— from operating cash flow	55,486	158,450	40,825	216,492	40,776	216,228
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,219	14,699	13,831	27,469	11,072	23,020
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,219	$14,699	$13,831	$27,469	$11,072	$23,020

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$31.11	$68.44	$17.04	$76.07	$16.19	$74.70
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	21.93	62.63	12.73	67.51	12.73	67.51
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	21.93	62.63	12.73	67.51	12.73	67.51
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Wal-Mart-
	Midvale, UT		Metairie, LA		Hazard, KY
	August 2005		August 2005		September 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$87,586	$359,001	$4,355	$541,345	$319,334	$1,891,356
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	5,676	13,095	—	16,665	11,436	41,686
Interest expense	44,677	169,379	—	258,179	120,349	1,071,401
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$37,233	$176,527	$4,355	$266,501	$187,549	$778,270

Taxable income
— from operations	$37,233	$176,527	$4,355	$266,501	$187,549	$778,270
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	37,233	176,527	4,355	266,501	187,549	778,270
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	37,233	176,527	4,355	266,501	187,549	778,270
Less: Cash distributions to investors
— from operating cash flow	29,597	156,937	—	230,617	66,413	771,588
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	7,636	19,590	4,355	35,884	121,136	6,682
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$7,636	$19,590	$4,355	$35,884	$121,136	$6,682

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$16.24	$75.93	$3.02	$73.03	$14.83	$61.53
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	12.91	67.50	—	63.20	5.25	61.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	12.91	67.50	—	63.20	5.25	61.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain —				Walgreens	Kohl’s
	Hermantown, MN		Best Buy — Baytown, TX		Natchitoches, LA	Lakewood, CO
	September 2005		October 2005		November 2005	November 2005
	2005	2006	2005	2006	2006	2006

Gross revenues	$94,643	$885,140	$109,094	$489,624	$242,647	$1,009,577
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	2,765	26,926	1,021	7,846	10,747	27,941
Interest expense	—	—	—	—	116,328	524,194
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$91,878	$858,213	$108,073	$481,779	$115,573	$457,443

Taxable income
— from operations	$91,878	$858,213	$108,073	$481,779	$115,573	$457,443
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	91,878	858,213	108,073	481,779	115,573	457,443
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	91,878	858,213	108,073	481,779	115,573	457,443
Less: Cash distributions to investors
— from operating cash flow	18,885	861,636	—	445,785	99,268	387,805
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	72,993	(3,423)	108,073	35,993	16,305	69,638
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$72,993	$(3,423)	$108,073	$35,993	$16,305	$69,638

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$8.23	$73.21	$94.06	$57.89	$65.55	$61.31
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.69	73.50	—	53.56	56.31	51.98
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	1.69	73.50	—	53.56	56.31	51.98
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	The Shoppes at
	North Village — St.	Walgreens	Kohl’s	Home Depot-	Cole Net Lease	Cole Net Lease
	Joseph, MO	Sumter, SC	St. Joseph, MO	Bellingham, WA	Portfolio I	Portfolio II
	December 2005	January 2006	February 2006	April 2006	May 2006	June 2006
	2006	2006	2006	2006	2006	2006

Gross revenues	$2,824,347	$314,624	$564,619	$608,739	$583,357	$313,447
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	871,927	14,066	159,442	14,676	26,130	4,849
Interest expense	1,094,702	158,325	190,758	—	265,912	133,317
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$857,718	$142,232	$214,419	$594,063	$291,315	$175,281

Taxable income
— from operations	$857,718	$142,232	$214,419	$594,063	$291,315	$175,281
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	857,718	142,232	214,419	594,063	291,315	175,281
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	857,718	142,232	214,419	594,063	291,315	175,281
Less: Cash distributions to investors
— from operating cash flow	808,917	121,169	132,308	463,771	203,698	77,402
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	48,801	21,063	82,111	130,292	87,617	97,879
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$48,801	$21,063	$82,111	$130,292	$87,617	$97,879

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$41.98	$66.09	$52.08	$24.05	$30.37	$17.51
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	39.59	56.31	32.14	18.78	21.24	7.73
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	39.59	56.31	32.14	18.78	21.24	7.73
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Barrywoods
	Crossing
	Kansas City,	Cole Net Lease
	MO	Portfolio III
	July 2006	December 2006
	2006	2006

Gross revenues	$969,929	$—
Profit (loss) on sale of properties	—	—
Less:
Operating expenses(4)	642,129	—
Interest expense	126,766	—
Depreciation and amortization(3)	—	—

Net income (loss) — Tax basis(6)	$201,034	$—

Taxable income
— from operations	$201,034	$—
— from gain on sale	—	—
Cash generated
— from operations(5)	201,034	—
— from sales	—	—
— from refinancing	—	—

Cash generated from operations, sales and refinancing	201,034	—
Less: Cash distributions to investors
— from operating cash flow	58,685	—
— from sales and refinancing	—	—
— from other	—	—
Cash generated (deficiency) after cash distributions	142,349	—
Less: Special items (not including sales and refinancing)	—	—

Cash generated (deficiency) after cash distributions and special items	$142,349	$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$14.61	$—
— from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	4.26	—
— return of capital	—	—
Source (on a cash basis)
— sales	—	—
— refinancing	—	—
— operations	4.26	—
— other	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table	100%	100%

Past performance is not necessarily indicative of future results.

NOTES TO TABLE III

(1)	Cole Credit Property Trust, Inc. and Cole Credit Property Trust II, Inc. maintain their books on a GAAP basis of accounting rather than a tax basis.

(2)	Investors in this program receive interest at a specified rate per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 39 years. Leasehold interest are amortized over the life of the lease.

(4)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(5)	Cash generated from operations generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(6)	The partnerships maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others; (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the partnership will not be significantly different between the two basis of accounting.

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

The following table presents summary information on the results of Prior Real Estate Programs that completed operations since January 1, 2002 and that had similar or identical investment objectives to those of this program. All amounts are from the inception of the program to the date the program was completed.

					McCormick
	Alta Mesa	Thunderbird	McRay		Ranch Office	Cole Arizona
	Retail Income	Plaza Value	Plaza	Fiesta Palms	Income	Retail Income
Program Name	Investors LP	Enhancement LP	Investors LP	Investors LP	Investors LP	Investors LP

Dollar amount raised	$2,575,000	$3,025,000	$2,275,000	$700,000	$735,000	$3,200,000
Number of properties purchased	1	1	1	1	1	2
Date of closing of offering	02/25/97	11/24/97	03/13/96	01/05/95	12/16/94	09/02/97
Date of first sale of property	02/06/01	03/28/01	04/11/01	06/12/01	06/29/01	03/23/01
Date of final sale of property	02/06/01	03/28/01	04/11/01	06/12/01	06/29/01	07/11/01
Tax and Distribution Data Per $1,000 Investment Through 12/31/06
Federal income tax results:
Ordinary income (loss)
— from operations	301	193	496	(229)	337	261
— from recapture	68	132	237	347	279	63
Capital gain (loss)	233	478	438	782	1,981	493
Deferred gain
— Capital	—	—	—	—	—	—
— Ordinary	—	—	—	—	—	—
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	1,223,459	1,927,417	2,140,048	660,604	1,464,634	1,973,564
— Return of capital	2,575,000	3,025,000	2,275,000	700,000	735,000	3,200,000
Source (on cash basis)
— Sales	2,720,301	2,817,910	3,074,119	856,030	1,636,551	4,014,352
— Refinancing	—	1,650,000	—	—	—	—
— Operations	1,078,158	484,507	1,340,929	504,574	563,083	1,159,212
— Other	—	—	—	—	—	—
Receivable on net purchase money financing	—	—	—	—	—	—

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

	Sun City			Regal Square
	Grand Retail	3001 East	Mesa Retail	Value	Scottsdale	Santa Fe
	Income	Camelback	Income	Enhancement	Retail Income	Square
Program Name	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP

Dollar amount raised	$2,750,000	$600,000	$1,100,000	$2,300,000	$6,500,000	$10,800,000
Number of properties purchased	1	1	1	1	1	1
Date of closing of offering	01/15/98	11/04/94	04/26/96	05/19/97	01/07/97	06/14/00
Date of first sale of property	01/29/02	02/05/02	05/31/02	06/19/02	07/12/02	02/14/02
Date of final sale of property	01/29/02	02/05/02	05/31/02	06/19/02	07/12/02	09/26/02
Tax and Distribution Data Per $1,000 Investment Through 12/31/06
Federal income tax results:
Ordinary income (loss)
— from operations	325	(162)	366	419	379	230
— from recapture	71	420	102	90	105	69
Capital gain (loss)	309	1,284	504	485	221	445
Deferred gain
— Capital	—	—	—	—	—	—
— Ordinary	—	—	—	—	—	—
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	1,495,964	786,060	874,280	1,788,779	3,868,802	5,363,615
— Return of capital	2,750,000	600,000	1,100,000	2,300,000	6,500,000	10,800,000
Source (on cash basis)
— Sales	3,164,836	1,021,266	1,246,616	2,873,330	6,500,000	13,502,268
— Refinancing	—	—	—	—	—	—
— Operations	1,081,128	364,794	727,664	1,215,449	3,868,802	2,661,347
— Other	—	—	—	—	—	—
Receivable on net purchase money financing	—	—	—	—	—	—

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

	Sun Valley		Grand	North Phoenix	Arden Square
	Value	Dobson	Canyon	Value	Value	Cole Desert
	Enhancement	Square	Office	Enhancement	Enhancement	Palms Power
Program Name	Investors LP	Investors LP	Investors LP	Investors LP	Investors LP	Center LP

Dollar amount raised	$2,500,000	$1,800,000	$1,070,000	$2,050,000	$2,000,000	$7,500,000
Number of properties purchased	1	1	1	1	1	1
Date of closing of offering	01/11/99	09/25/95	10/12/95	02/28/97	08/25/97	12/31/01
Date of first sale of property	10/25/02	12/24/02	04/28/03	04/30/03	12/16/02	12/30/03
Date of final sale of property	12/30/02	12/24/02	04/28/03	04/30/03	12/16/02	12/30/03
Tax and Distribution Data Per $1,000 Investment Through 12/31/06
Federal income tax results:
Ordinary income (loss)
— from operations	136	781	161	617	272	(64)
— from recapture	59	136	338	103	106	216
Capital gain (loss)	480	851	1,454	381	370	414
Deferred gain
— Capital	—	—	—	—	—	—
— Ordinary	—	—	—	—	—	—
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	1,186,350	2,261,340	1,682,452	1,900,289	1,222,229	2,448,137
— Return of capital	2,500,000	1,800,000	1,070,000	2,050,000	2,000,000	7,000,000
Source (on cash basis)
— Sales	3,167,600	2,592,864	2,088,640	2,409,980	2,189,600	8,082,375
— Refinancing	—	—	—	—	—	—
— Operations	518,750	1,468,476	663,812	1,540,309	1,032,629	1,365,762
— Other	—	—	—	—	—	—
Receivable on net purchase money financing	—	—	—	—	—	—

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

		Cole	Cole	Cole
	Siete Square	Boulevard	Southwest	Collateralized
	Retail Income	Square	Opportunity	Senior
Program Name	Investors LP	Investors LP	Fund LP	Notes, LLC

Dollar amount raised	$1,875,000	$10,000,000	$13,905,850	$28,038,500
Number of properties purchased	1	1	2	45
Date of closing of offering	09/14/98	11/25/02	08/12/01	06/03/04
Date of first sale of property	02/20/04	09/10/04	06/01/02	11/06/03
Date of final sale of property	02/20/04	09/10/04	04/06/05	04/26/06
Tax and Distribution Data Per $1,000 Investment Through 12/31/06
Federal income tax results:
Ordinary income (loss)
— from operations	(154)	(108)	(344)	—	(2)
— from recapture	1,313	246	247	—	(2)
Capital gain (loss)	(578)	606	80	—	(2)
Deferred gain
— Capital	—	—	—	—
— Ordinary	—	—	—	—
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	837,544	5,054,198	—	—	(2)
— Return of capital	1,875,000	10,000,000	11,886,633	28,038,500
Source (on cash basis)
— Sales	1,899,975	13,257,500	11,870,035	87,564,336	(3)
— Refinancing	—	—	—	—
— Operations	812,569	1,796,698	16,598	(510,899)
— Other	—	—	—	—
Receivable on net purchase money financing	—	—	—	—

Past performance is not necessarily indicative of future results.

NOTES TO TABLE IV

(1)	The partnerships maintain their books on a tax basis of accounting rather than on a GAAP basis. There are potential differences in accounting for cash distributions on a tax basis and GAAP basis, the most significant of which is that partnership syndication costs, which includes securities commissions and other costs, would be recorded as a reduction of capital for GAAP purposes, which would result in lower return of capital and higher investment income amounts on a GAAP basis than on a tax basis.

(2)	Investors in this program receive interest at a specified rate per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Over the course of the program, certain properties acquired with the initial note proceeds were sold and the sales proceeds were reinvested in replacement properties. Certain replacement properties were subsequently sold and the sales proceeds were reinvested in new replacement properties, this process may have occurred multiple times over the life of the program on certain properties. This amount represents the accumulated proceeds from sale and reinvestment of the sales proceeds in replacement properties.

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2004 by Prior Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2006.

			Selling Price, Net of Closing Costs and GAAP Adjustments
			Cash			Adjustments
			Received Net	Mortgage	Purchase Money	Resulting from
	Date	Date	of Closing	Balance at	Mortgage Taken	Application of
Property	Acquired	of Sale	Costs	Time of Sale	Back by Program	GAAP(4)	Total(4)

Cole Southwest Opportunity Fund LP — Las Vegas Telecom Land Sale	11/00	1/04	$702,856	$—	$—	$—	$702,856
Seite Square Retail Income Investors LP	7/98	2/04	2,825,034	1,632,235	—	—	4,457,269
Cole Boulevard Square Investors LP	7/02	9/04	14,423,979	27,205,776	—	—	41,629,755
Cole Southwest Opportunity Fund LP — Las Vegas Telecom Land Sale	11/00	10/04	508,690	—	—	—	508,690	(5)
Cole Southwest Opportunity Fund LP — Phoenix Switch X	8/00	4/05	10,880,860	1,500,000	—	—	12,380,860
Walgreens Marion, IL	2/05	6/05	1,743,425	2,665,000	—	—	4,408,425
Walgreens Columbus, OH	12/04	6/05	2,665,670	2,868,000	—	—	5,533,670
Walgreens Jacksonville, AR	11/04	8/05	2,277,370	2,431,000	—	—	4,708,370
Walgreens Spring, TX	12/04	8/05	1,817,910	1,973,000	—	—	3,790,910
Wendy’s
Hardeeville, SC	7/04	9/05	1,248,825	—	—	—	1,248,825
Walgreens
Warrensburg, MO	4/05	8/05	1,975,851	2,870,000	—	—	4,845,851
Walgreens St.
Joseph, MO	7/05	11/05	2,172,972	3,350,000	—	—	5,522,792
CVS Winterhaven, FL	8/05	12/05	2,319,149	3,424,000	—	—	5,743,149
La-Z-Boy Flagstaff, AZ	10/05	12/05	1,617,097	2,561,178	—	—	4,178,275
Walgreens Twin Oaks, MO	12/05	4/06	2,548,604	3,742,000	—	—	6,290,604
Walgreens East Ridge, TN	11/05	7/06	1,949,062	2,937,000	—	—	4,886,062
Walgreens Asheboro, NC	2/06	10/06	2,202,129	3,350,000	—	—	5,552,129
Cingular Wireless Perinton, NY	11/03	6/06	1,508,494	3,207,400	—	—	4,715,894
BJ’s Wholesale
Homestead, FL	12/05	9/06	7,896,280	12,362,000	—	—	20,258,280
CVS Mobile, AL(12)	5/06	11/06	2,761,361	4,277,000	—	—	7,038,361
Walgreens Great Bend, KS	4/05	03/06	1,963,552	2,773,000	—	—	4,736,552
Walgreens Aldine, TX	5/05	04/06	1,497,899	2,055,000	—	—	3,552,899
Walgreens Lee’s Summit, MO	09/06	12/06	1,155,602	3,536,000	—	—	4,691,602
CVS Chandler, AZ (12)	6/06	11/06	2,160,893	3,206,000	—	—	5,366,893
Walgreens Penn Hills, PA(12)	7/06	9/06	1,474,566	4,267,000	—	—	5,741,566

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

	Cost of Properties Including Closing and Soft Costs
		Total Acquisition		Excess (Deficiency)
	Original	Cost, Capital		of Property Operating
	Mortgage	Improvements, Closing		Cash Receipts Over
Property	Financing	and Soft Costs(5)	Total	Cash Expenditures

Cole Southwest Opportunity Fund LP — Las Vegas Telecom Land Sale	$—	$554,072	$554,072	$(11,742)
Seite Square Retail Income Investors LP	1,800,000	1,659,816	3,459,816	410,455
Cole Boulevard Square Investors LP	27,720,000	7,984,871	35,704,871	2,001,581
Cole Southwest Opportunity Fund LP — Las Vegas Telecom Land Sale	—	400,973	400,973	7,668
Cole Southwest Opportunity Fund LP — Phoenix Switch X	—	14,307,533	14,307,533	(1,338,079)
Walgreens Marion, IL	3,690,000	676,256	4,366,256	104,923
Walgreens Columbus, OH	4,135,018	1,245,096	5,380,114	265,670
Walgreens Jacksonville, AR	3,600,000	1,005,294	4,605,294	219,970
Walgreens Spring, TX	2,880,000	851,174	3,731,174	152,146
Wendy’s Hardeeville, SC	—	1,107,562	1,107,562	21,524
Walgreens Warrensburg, MO	3,973,000	719,004	4,692,004	199,382
Walgreens St. Joseph, MO	4,123,000	1,308,345	5,431,345	46,272
CVS Winterhaven, FL	4,214,000	1,294,321	5,508,321	24,412
La-Z-Boy Flagstaff, AZ	2,540,510	1,525,880	4,066,390	17,356
Walgreens Twin Oaks, MO	4,606,000	1,470,505	6,076,505	50,950
Walgreens East Ridge, TN	3,614,000	1,173,112	4,787,112	88,519
Walgreens Asheboro, NC	4,123,000	1,313,929	5,436,929	82,097
Cingular Wireless Perinton, NY	—	4,036,029	4,036,029	(903,910)
BJ’s Wholesale Homestead, FL	15,215,000	4,779,678	19,994,678	427,516
CVS Mobile, AL(12)	5,264,000	1,614,647	6,878,647	103,749
Walgreens Great Bend, KS	3,840,000	698,169	4,538,169	113,126
Walgreens Aldine, TX	2,846,000	529,210	3,375,210	97,959
Walgreens Lee’s Summit, MO	3,536,000	1,014,365	4,550,365	10,562
CVS Chandler, AZ (12)	3,946,000	1,230,390	5,176,390	48,424
Walgreens Penn Hills, PA(12)	4,267,000	1,339,286	5,606,286	25,780

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

		Selling Price, Net of Closing Costs and GAAP Adjustments
			Cash		Purchase Money	Adjustments
			Received Net	Mortgage	Mortgage Taken	Resulting from
	Date	Date	of Closing	Balance at	Back by	Application of
Property	Acquired	of Sale	Costs	Time of Sale	Program	GAAP(7)	Total(4)

Cole Collateralized Senior Notes, LLC
— Restaurant sales(3)	12/03	6/04 — 6/05	$28,111,983	$11,600,067	$—	$—	$39,712,050	(6)
— TIC interests in Staples in Tulsa, OK	12/03	6/04	773,335	2,800,000	—	—	3,573,335	(7)
— TIC interests in Mimi’s Café Lone Tree, CO	12/03	6/04	278,141	1,361,168	—	—	1,639,309	(7)
— TIC interests in Walgreens Westheimer, TX	10/04	12/04	3,526,680	4,032,000	—	—	7,558,680	(7)
— TIC interests in Walgreens Slidell, LA	10/04	5/05	1,975,240	2,192,000	—	—	4,167,240	(7)
— TIC interests in Home Depot Spokane, WA	10/04	5/05	10,283,250	11,460,000	—	—	21,743,250	(7)
— TIC interests in Walgreens Covington, TN	10/04	5/05	1,910,170	2,096,000	—	—	4,006,170	(7)
— TIC interests in Walgreens Glen Burnie, MD	11/04	5/05	3,006,675	3,369,000	—	—	6,375,675	(7)
— TIC interests in Walgreens Ponca City, OK	11/04	8/05	2,132,950	2,443,000	—	—	4,575,950	(7)
— DST interests in Walgreens Chicago, IL	3/05	7/05	2,846,300	4,625,000	—	—	7,471,300	(11)
— DST interests in Walgreens Southington, CT	4/05	7/05	2,450,608	3,981,000	—	—	6,431,608	(11)
— TIC interests in Gander Mountain Spring, TX	5/05	8/05	12,169,500	—	—	—	12,169,500	(7)
— TIC interests in Gander Mountain Hermantown, MN	8/05	11/05	10,818,720	—	—	—	10,818,720	(7)
— DST interests in Kohl’s Lakewood, CO	10/05	3/06	6,865,130	11,440,000	—	—	18,305,130
Cole Collateralized Senior Notes II, LLC
— TIC interests in Walgreens Windsor, CO	6/04	9/04	2,393,460	2,871,000	—	—	5,264,460	(7)
— TIC interests in Walgreens Goldsboro, NC	6/04	11/04	2,303,985	2,611,510	—	—	4,915,495	(7)
— TIC interests in Walgreens Hamilton, OH	7/04	10/04	2,668,047	3,033,250	—	—	5,701,297	(7)

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

	Cost of Properties Including Closing and Soft Costs
		Total Acquisition		Excess (Deficiency) of
	Original	Cost, Capital		Property Operating
	Mortgage	Improvements, Closing		Cash Receipts Over
Property	Financing	and Soft Costs(2)	Total	Cash Expenditures

Cole Collateralized Senior Notes, LLC
— Restaurant sales(3)	$21,627,215	$10,312,634	$31,939,849	$1,689,803
— TIC interests in Staples in Tulsa, OK	2,800,000	773,335	3,573,335	87,156
— TIC interests in Mimi’s Café Lone Tree, CO	1,361,168	278,141	1,639,309	56,390
— TIC interests in Walgreens Westheimer, TX	5,800,000	1,758,679	7,558,679	(2,136)
— TIC interests in Walgreens Slidell, LA	3,200,000	967,240	4,167,240	23,507
— TIC interests in Home Depot Spokane, WA	16,760,000	4,983,250	21,743,250	121,196
— TIC interests in Walgreens Covington, TN	3,064,000	942,170	4,006,170	40,574
— TIC interests in Walgreens Glen Burnie, MD	3,369,000	3,006,675	6,375,675	68,054
— TIC interests in Walgreens Ponca City, OK	3,648,000	927,950	4,575,950	122,932
— DST interests in Walgreens Chicago , IL	6,404,000	1,067,300	7,471,300	62,699
— DST interests in Walgreens Southington, CT	5,513,000	918,607	6,431,607	39,300
— TIC interests in Gander Mountain Spring, TX	7,052,400	5,117,100	12,169,500	162,315
— TIC interests in Gander Mountain Hermantown, MN(8)	6,291,600	4,527,120	10,818,720	98,418
— DST interests in Kohl’s Lakewood, CO	13,520,000	4,785,130	18,305,130	92,705
Cole Collateralized Senior Notes II, LLC
— TIC interests in Walgreens Windsor , CO	3,900,000	1,364,460	5,264,460	48,793
— TIC interests in Walgreens Goldsboro, NC	3,691,000	1,224,495	4,915,495	41,197
— TIC interests in Walgreens Hamilton, OH	4,321,000	1,380,298	5,701,298	49,394

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

		Selling Price, Net of Closing Costs and GAAP Adjustments
			Cash		Purchase Money	Adjustments
			Received Net	Mortgage	Mortgage Taken	Resulting from
	Date	Date	of Closing	Balance at	Back by	Application of
Property	Acquired	of Sale	Costs	Time of Sale	Program	GAAP(4)	Total(4)

— TIC interests in Walgreens Carlsbad, NM	7/04	12/04	2,046,107	2,335,000	—	—	4,381,107	(7)
— TIC interests in Walgreens Willimantic, CT	9/04	11/04	2,466,690	2,709,000	—	—	5,175,690	(7)
— TIC interests in Walgreens Fairborn, OH	9/04	11/04	2,372,750	2,617,000	—	—	4,989,750	(7)
— TIC interests in Walgreens Edgewood, NM	9/04	11/04	1,903,340	2,128,000	—	—	4,031,340	(7)
— TIC interests in Walgreens Richmond, OH	10/04	5/05	3,056,970	3,387,000	—	—	6,443,970	(7)
— TIC interests in Walgreens Orlando, FL	10/04	5/05	2,195,810	2,417,000	—	—	4,612,810	(7)
— TIC interests in Walgreens Garfield Heights, OH	11/04	8/05	2,664,900	3,128,000	—	—	5,792,900	(7)
— TIC interests in Home Depot Tacoma, WA	1/05	6/05	10,564,495	17,323,000	—	—	27,887,495	(7)
— DST interests in Walgreens Pineville, LA	1/05	6/05	1,871,330	2,923,000	—	—	4,794,330	(11)
— DST interests in Walgreens Bartlett, TN	1/05	6/05	1,805,960	2,950,000	—	—	4,755,960	(11)
— DST interests in Walgreens Sidney, OH	1/05	6/05	1,753,840	2,899,000	—	—	4,652,840	(11)
— DST interests in Walgreens Wichita Falls, TX	2/05	6/05	1,794,010	2,959,000	—	—	4,753,010	(11)
— DST interests in Walgreens Nashville, TN	5/05	8/05	2,284,000	3,692,000	—	—	5,976,000	(11)
— DST interests in Walgreens Metairie, LA	7/05	1/06	3,336,420	5,400,000	—	—	8,736,420	(11)
— DST interests in Wal-Mart Hazard, KY	9/05	12/05	11,511,420	19,715,000	—	—	31,226,420	(11)
— DST interests in Walgreens Sumter, SC	11/05	3/06	1,924,830	3,153,000	—	—	5,077,830	(11)
— DST interests in Home Depot Bellingham, WA(8)	1/06	12/06	22,453,966	—	—	—	22,453,966	(11)

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

	Cost of Properties Including Closing and Soft Costs
		Total Acquisition		Excess (Deficiency) of
	Original	Cost, Capital		Property Operating
	Mortgage	Improvements, Closing		Cash Receipts Over
Property	Financing	and Soft Costs(2)	Total	Cash Expenditures

— TIC interests in Walgreens Carlsbad, NM	3,298,000	1,083,107	4,381,107	39,608
— TIC interests in Walgreens Willimantic, CT	4,000,000	1,175,689	5,175,689	35,170
— TIC interests in Walgreens Fairborn, OH	3,944,000	1,045,750	4,989,750	37,949
— TIC interests in Walgreens Edgewood, NM	3,200,000	831,340	4,031,340	36,744
— TIC interests in Walgreens Richmond, OH	4,800,000	1,643,970	6,443,970	15,139
— TIC interests in Walgreens Orlando, FL	3,490,709	1,122,101	4,612,810	51,187
— TIC interests in Walgreens Garfield Heights, OH	3,128,000	2,664,900	5,792,900	158,491
— TIC interests in Home Depot Tacoma, WA	21,320,000	6,567,495	27,887,495	367,279
— DST interests in Walgreens Pineville, LA	4,047,000	747,330	4,794,330	64,220
— DST interests in Walgreens Bartlett, TN	4,084,000	671,961	4,755,961	58,721
— DST interests in Walgreens Sidney, OH	4,014,000	638,840	4,652,840	53,334
— DST interests in Walgreens Wichita Falls, TX	4,097,000	656,010	4,753,010	41,590
— DST interests in Walgreens Nashville, TN	5,112,000	864,000	5,976,000	45,014
— DST interests in Walgreens Metairi e, LA	6,646,000	2,090,420	8,736,420	101,106
— DST interests in Wal-Mart Hazard, KY	24,264,000	6,962,420	31,226,420	103,174
— DST interests in Walgreens Sumter, SC	3,880,000	1,197,830	5,077,830	23,647
— DST interests in Home Depot Bellingham, WA(8)	17,040,000	5,413,966	22,453,966	641,950

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

		Selling Price, Net of Closing Costs and GAAP Adjustments
			Cash		Purchase Money	Adjustments
			Received Net	Mortgage	Mortgage Taken	Resulting from
	Date	Date	of Closing	Balance at	Back by	Application of
Property	Acquired	of Sale	Costs	Time of Sale	Program	GAAP(4)	Total(1)

Cole Collateralized Senior Notes III, LLC
— DST interests in Walgreens Derby, KS	4/05	8/05	$2,098,910	$3,322,000	$—	$—	$5,420,910	(11)
— DST interests in Walgreens Blue Springs, MO	4/05	8/05	1,686,830	2,680,000	—	—	4,366,830	(11)
— DST interests in Walgreens Garden City, KS	4/05	8/05	2,023,760	3,211,000	—	—	5,234,760	(11)
— DST interests in Walgreens Pittsburg, KS	4/05	8/05	1,801,540	2,834,000	—	—	4,635,540	(11)
— DST interests in Walgreens Gladstone, MO	4/05	10/05	2,269,960	3,794,000	—	—	6,063,960	(11)
— DST interests in Walgreens Salt Lake City, UT	6/05	10/05	2,889,420	4,809,000	—	—	7,698,420	(11)
— DST interests in Walgreens Sandy, UT	6/05	11/05	2,886,440	4,735,000	—	—	7,621,440	(11)
— DST interests in Walgreens Midvale, UT(12)	6/05	1/06	2,083,520	3,373,000	—	—	5,456,520	(11)
— DST interests in Walgreens Natchitoches, LA	10/05	2/06	1,569,480	2,511,000	—	—	4,080,480	(11)
Cole Collateralized Senior Notes IV, LLC
— TIC interests in Best Buy Baytown, TX	10/05	4/06	7,695,390	—	—	—	7,695,390	(7)
— DST interests in Kohl’s St. Joseph, MO	11/05	7/06	3,721,860	6,195,000	—	—	9,916,860	(11)
— TIC interests in Shoppes at North Village St. Joseph, MO(10)	11/05	7/06	18,716,330	30,856,000	—	—	49,572,330	(7)
— DST interests in Barrywood’s Crossing Kansas City, MO	6/06	12/06	12,119,583	19,071,488	—	—	31,191,071	(13)
Cole Net Lease Portfolio I — DST Interests in Various Properties	Various	11/06	8,601,750	13,881,000	—	—	22,482,750	(14)
Cole Net Lease Portfolio II — DST Interests in Various Properties	Various	11/06	8,984,830	14,540,000	—	—	23,524,830	(14)
Cole Net Lease Portfolio III — DST Interests in Various Properties(9)	Various	12/06	1,726,798	2,891,420	—	—	4,618,218	(14)

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

	Cost of Properties Including Closing and Soft Costs
		Total Acquisition		Excess (Deficiency) of
	Original	Cost, Capital		Property Operating
	Mortgage	Improvements, Closing		Cash Receipts Over
Property	Financing	and Soft Costs(2)	Total	Cash Expenditures

Cole Collateralized Senior Notes III, LLC
— DST interests in Walgreens Derby, KS	$4,600,000	$820,910	$5,420,910	$35,171
— DST interests in Walgreens Blue Springs, MO	3,711,000	655,829	4,366,829	29,473
— DST interests in Walgreens Garden City, KS	4,445,000	789,760	5,234,760	36,290
— DST interests in Walgreens Pittsburg, KS	3,925,000	710,539	4,635,539	37,866
— DST interests in Walgreens Gladstone, MO	5,253,000	810,960	6,063,960	47,512
— DST interests in Walgreens Salt Lake City, UT	6,615,000	1,083,420	7,698,420	68,428
— DST interests in Walgreens Sandy, UT	6,556,000	1,065,440	7,621,440	68,824
— DST interests in Walgreens Midvale, UT(12)	4,671,000	785,520	5,456,520	36,972
— DST interests in Walgreens Natchit oches, LA	3,091,000	989,480	4,080,480	20,459
Cole Collateralized Senior Notes IV, LLC
— TIC interests in Best Buy Baytown, TX	—	7,695,390	7,695,390	190,589
— DST interests in Kohl’s St. Joseph, MO	7,624,000	2,292,860	9,916,860	160,290
— TIC interests in Shoppes at North Village St. Joseph, MO(10)	37,976,000	11,596,330	49,572,330	592,214
— DST interests in Barrywood’s Crossing Kansas City, MO	25,769,720	5,421,351	31,191,071	445,582

— DST interests in Cole Net Lease Properties I	17,084,000	5,398,750	22,482,750	123,093

— DST interests in Cole Net Lease Properties II	10,533,000	12,991,830	23,524,830	276,999

— DST interests in Cole Net Lease Properties III(9)	3,518,148	1,100,070	4,618,218	284,936

Past performance is not necessarily indicative of future results.

NOTES TO TABLE V

(1)	None of the amounts are being reported for tax purposes on the installment basis. See Table IV for allocation of the taxable gains between ordinary and capital income for all sales except as noted in footnotes (5) and (6).

(2)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

(3)	Amounts represent the combined amounts of twenty-two restaurants sold in separate transactions.

(4)	As the financial statements are prepared on an income tax basis, there are no GAAP adjustments included herein.

(5)	The sale resulted in no ordinary income and a capital gain of approximately $291,000.

(6)	The sales resulted in no ordinary income and capital gains totaling approximately $6,333,000.

(7)	Amounts herein relate to the sale of tenant-in-common interests in a single-tenant commercial property. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(8)	Amounts relate to the sale of an aggregate 99% interest in the property to various Delaware Statutory Trust investors through the Cole Capital Partners Delaware Statutory Trust Program.

(9)	Amounts relate to the sale of an aggregate 12% interest in the property to various Delaware statutory trust investors through the Cole Capital Partners Delaware Statutory Trust Program.

(10)	Amounts relate to the sale of an aggregate 67% interest in the property to various Delaware Statutory Trust investors through the Cole Capital Partners Delaware Statutory Trust Program.

(11)	Amounts herein relate to the sale of Delaware Statutory Trust interests in a single-tenant commercial property. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(12)	This Property was acquired by a joint venture between Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, and Cole Collateralized Senior Notes IV, LLC.

(13)	Amounts herein relate to the sale of Delaware Statutory Trust interests in a multi-tenant commercial property. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(14)	Amounts herein relate to the sale of Delaware Statutory Trust interests in a portfolio of single-tenant commercial properties. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

Past performance is not necessarily indicative of future results.

APPENDIX B

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.	For Prospectus dated May 11, 2007
Subscription Agreement for the Purchase of Common Stock of Cole Credit Property Trust II, Inc.
Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.

A - INVESTMENT

Purchase of Cole Credit Property Trust II, Inc. Shares $ = × $10 Total $ Invested = # of Shares × $10	☐ Initial Subscription (Minimum $2,500)
☐ Additional Subscription (Minimum $1,000)
☐ REGISTERED REPRESENTATIVE PURCHASE
☐ RIA-See Section G
A completed Subscription Agreement is required for
each initial and additional investment.	☐ Check Enclosed for Subscription Amount ☐ Subscription Amount Wired ☐ Check sent separately

B - TYPE OF OWNERSHIP

NON-CUSTODIAL OWNERSHIP (Make Check Payable To: Wells Fargo Bank N.A., Escrow Agent for Cole Credit Property Trust II, Inc.)

☐ Individual Ownership ☐ Joint Tenants with Right of Survivorship ☐ Community Property ☐ Tenants-in-Common ☐ Other (specify) ☐ Trust (Specify, i.e., Family, Living, Revocable, etc.)	☐ Corporate Ownership ☐ Partnership Ownership ☐ LLC Ownership ☐ TOD (Fill out TOD Form to effect designation) ☐ Other (specify) _ _	☐ Uniform Gifts to Minors Act: State of _ _ Custodian for _ _ ☐ Pension or Profit Sharing Plan ☐ Taxable ☐ Exempt under §501A ☐ Name of Trustee/Other Administrator
☐ Taxable ☐ Grantor A or B Date Trust Established _ _Name of Trustee/Other
Administrator _ _

CUSTODIAL OWNERSHIP (Make check payable to the custodian listed and send ALL paperwork directly to the custodian.)
  ☐ Traditional IRA
  ☐ Roth IRA
  ☐ Simplified Employee Pension/Trust (S.E.P.)
  ☐ KEOGH
  ☐ Pension or Profit Sharing Plan
☐ Taxable  ☐ Exempt under §501A
Name of Trustee/Other Administrator _ _
  ☐ Other (specify) _ _
CUSTODIAN INFORMATION
☐ Sterling Trust Company (set up fee waived and annual fees discounted)
or
☐ Name of Custodian or Trustee _ _
Mailing Address _ _
City _ _State _ _Zip _ _
Investor’s Custodian Account # ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐  ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
Custodian Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐

C - SUBSCRIBER INFORMATION

Subscriber Name_ _	☐ Mr.	☐ Mrs.	☐ Ms.
Social Security # or Taxpayer ID # ☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐  ☐
Date of Birth/Date of Incorporation ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐
Mailing Address _ _

City _ _	State _ _	Zip _ _
Home Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐  ☐ ☐
Business Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐  ☐ ☐

Co- Subscriber_ _	☐ Mr.	☐ Mrs.	☐ Ms.
Social Security #☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐ (Co-Subscriber)
Date of Birth ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐ (Co-Subscriber)
Residence Address (if different from mailing address) _ _

City _ _	State _ _	Zip _ _
E-mail Address_ _

Please Indicate Citizenship Status	☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien ☐ Employee or Affiliate

INTERESTED PARTY (Optional)
If you would like a duplicate copy of all communications the Company sends to you to be sent to an additional party (such as your accountant or financial advisor), please complete the following.

Name of Interested Party _ _ Street Address or P.O. Box _ _ City _ _ State _ _ Zip _ _ E-mail Address (optional) _ _	Name of Firm _ _ Business Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐ Facsimile Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.	Mail to: Cole Credit Property Trust II, Inc.
© 2007 Cole Companies	c/o Phoenix Transfer, Inc.
2401 Kerner Boulevard, San Rafael, California 94901
Phone 866-341-2653

(CONTINUED ON REVERSE SIDE)

B-1

D — DISTRIBUTION OPTIONS: NON-CUSTODIAL OWNERSHIP ACCOUNTS
☐ Mail to Address of Record

☐	Distribution Reinvestment Program: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.
☐	Distributions directed to:

☐	Via Mail (complete information below)
☐	Via Electronic Deposit (ACH — complete information below)

☐	Checking ☐ Savings
Name of Bank or Individual _ _
Mailing Address _ _

City _ _	State _ _	Zip _ _
Bank ABA # (for ACH only) _ _
Account # (MUST BE FILLED IN) _ _

DISTRIBUTION OPTIONS: CUSTODIAL OWNERSHIP ACCOUNTS
☐ Mail to Custodial Account

☐ Distribution Reinvestment Program: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus

I (we) hereby authorize Cole Credit Property Trust II, Inc. (“Company”) to deposit distributions from my (our) interest in stock of the Company into the account at the financial institution as indicated in this Section D. I further authorize the Company to debit this account in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.

Investor’s Signature _ _
E — SUBSCRIBER SIGNATURES

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:			Owner	Joint Owner
a.	I have received the prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.	a.	Initials	Initials

b.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or that I (we) meet such higher suitability requirements as may be required by my state of residence and set forth in the prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.	b.	Initials	Initials

c.	For residents of Arizona, California, Michigan, North Carolina or Tennessee only: I have either (i) a net worth of at least $225,000 or (ii) a gross annual income of at least $60,000 and a net worth of at least $60,000.	c.	Initials	Initials

d.	For residents of Maine only: I have either (i) a net worth of at least $200,000 or (ii) a gross annual income of at least $50,000 and a net worth of at least $50,000.	d.	Initials	Initials

e.	For residents of Kansas only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, I acknowledge that it is recommended that I should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.	e.	Initials	Initials

f.	For residents of Massachusetts, Ohio or Pennsylvania only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000, and my maximum investment in the Company and its affiliates will not exceed 10% of my net worth.	f.	Initials	Initials

g.	For residents of Kentucky only: I have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000 and my investment does not exceed 10% of my liquid net worth.	g.	Initials	Initials

h.	For residents of Iowa only: I have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000.	h.	Initials	Initials

i.	I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).	i.	Initials	Initials

j.	I acknowledge that the shares are not liquid.	j.	Initials	Initials

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

Signature of Investor	Signature of Co-Investor, if applicable	Authorized Signature (Custodian or Trustee, if applicable)	Date

B-2

F —	BROKER/DEALER and REGISTERED REPRESENTATIVE Broker/Dealer data -To be completed by selling Registered Representative (please use representative’s address — not home office)
☐ Mr. ☐ Mrs. ☐ Ms.
Name of Registered Representative _ _
Mailing Address _ _

City _ _	State _ _	Zip _ _
Home Office Mailing Address _ _

City _ _	State _ _	Zip _ _
Broker/Dealer Representative ID # _ _

Registered Representative’s Telephones	-	-

Registered Representative’s E-Mail _ _
Have You Changed Broker/Dealer (since last purchase)? ☐ Yes ☐ No
Signature — Registered Representative _ _
Signature — Broker/Dealer (if applicable) _ _
G — REGISTERED INVESTMENT ADVISOR (RIA)
REGISTERED INVESTMENT ADVISOR (RIA) - NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐	Check only if subscription is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.
ELECTRONIC DELIVERY (OPTIONAL)

Instead of receiving paper copies of this prospectus, our prospectus supplements, annual reports, proxy statements and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Cole Credit Property Trust II, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Cole that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Cole send a paper copy of a particular stockholder communication to me. Cole has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time on-line and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

Signature	Date	E-mail Address

B-3

APPENDIX C

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.

Additional Investment Subscription Agreement
This form may be used by any current Investor (the “Investor”) in Cole Credit Property Trust II, Inc. (the “Company”), who desires to purchase additional shares of the Company’s common stock pursuant to the Additional Subscription Agreement and who purchased their shares directly from the Company. Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Credit Property Trust II, Inc. Subscription Agreement.
Minimum Additional Investment: $1,000

$ _ _
Total $ Invested	Total Shares
Total shares may vary if this is a non-commission sale or if volume discounts apply.

SUBSCRIBER INFORMATION

Subscriber Name _ _  ☐ Mr. ☐ Mrs. ☐ Ms.
Social Security # or Taxpayer ID # ☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐  ☐
Mailing Address _ _
Home Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐  ☐ ☐
Existing CCPTII Account # _ _
Date of Birth or Date of Incorporation ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐

City _ _	State _ _	ZIP _ _
Business Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐  ☐ ☐
SUBSCRIBER SIGNATURES

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:			Owner	Joint Owner
a.	I have received the prospectus as supplemented to date relating to the shares, wherein the terms and conditions of the offering of the shares are described.	a.	Initials	Initials

b.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or that I (we) meet such higher suitability requirements as may be required by my state of residence and set forth in the prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.	b.	Initials	Initials

c.	For residents of Arizona, California, Michigan, North Carolina or Tennessee only: I have either (i) a net worth of at least $225,000 or (ii) a gross annual income of at least $60,000 and a net worth of at least $60,000.	c.	Initials	Initials

d.	For residents of Maine only: I have either (i) a net worth of at least $200,000 or (ii) a gross annual income of at least $50,000 and a net worth of at least $50,000.	d.	Initials	Initials

e.	For residents of Kansas only: I have (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, I acknowledge that it is recommended that I should invest no more than 10% of my liquid net worth in the shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalent and readily marketable securities.	e.	Initials.	Initials

f.	For residents of Massachusetts, Ohio or Pennsylvania only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000, and my maximum investment in the Company and its affiliates will not exceed 10% of my net worth.	f.	Initials	Initials

g.	For residents of Kentucky only: I have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000 and, unless I originally purchased shares in the Company’s initial public offering, my investment does not exceed 10% of my liquid net worth.	g.	Initials	Initials

h.	For residents of Iowa only: I have either (i) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000.	h.	Initials	Initials

i.	I am purchasing the shares for my own account or I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).	i.	Initials	Initials

j.	I acknowledge that the shares are not liquid.	j.	Initials	Initials

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

Signature of Investor	Signature of Co-Investor, if applicable	Authorized Signature (Custodian or Trustee, if applicable)	Date

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.	Mail to: Cole Credit Property Trust II, Inc.
c/o Phoenix Transfer, Inc. 2401 Kerner Boulevard • San Rafael, CA 94901Phone: 866-341-2653

C-1

APPENDIX D

AMENDED AND RESTATED
DISTRIBUTION REINVESTMENT PLAN
COLE CREDIT PROPERTY TRUST II, INC.
EFFECTIVE AS OF DECEMBER 31, 2005

Cole Credit Property Trust II, Inc., a Maryland corporation (the “Company”), has adopted this Amended and Restated Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any purchaser of shares of common stock of the Company, par value $.01 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Shares. Any stockholder who has not previously elected to participate in the Plan, and subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or its affiliates (an “Affiliated Program”), may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.   The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Participant with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Securities will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to all Distributions attributable to such period and to all periods thereafter. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Board of the Company or the board or general partner of an Affiliated Program, as applicable.

3. General Terms of Plan Investments.

(a) The Company intends to offer Shares pursuant to the Plan at the higher of 95% of the estimated value of one share as estimated by the Company’s board of directors or $9.50 per share, regardless of the price per Security paid by the Participant for the Securities in respect of which the Distributions are paid. A stockholder may not participate in the Plan through distribution channels that would be eligible to purchase shares in the public offering of shares pursuant to the Company’s prospectus outside of the Plan at prices below $9.50 per share.

(b) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(c) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(d) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(e) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(f) Participants may acquire fractional Shares so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

4. Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares. A material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s initial public offering of Shares pursuant to the Company’s prospectus dated June 27, 2005 (the “Initial Offering”), the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered limited partnership, real estate investment trust or other real estate program sponsored by the Company or an Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which it relates.

(b) Prior to the listing of the Shares on a national securities exchange or inclusion of the Shares for quotation on The Nasdaq National Market, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former

Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of Cole Operating Partnership II, LP.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Operating Partnership II, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Credit Property Trust II, Inc.

Prospectus
Up to 150,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page

Cautionary Note Regarding Forward-Looking Statements	42
Conflicts of Interest	66
Description of Shares	138
Estimated Use of Proceeds	43
Experts	161
Federal Income Tax Considerations	117
Financial Information	F-1
How to Subscribe	160
Investment by Tax-Exempt Entities and ERISA Considerations	132
Investment Objectives and Policies	71
Legal Matters	161
Management	45
Management Compensation	58
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	103
Our Operating Partnership Agreement	152
Plan of Distribution	156
Prior Performance Summary	114
Prior Performance Tables	A-1
Prospectus Summary	5
Questions and Answers About This Offering	1
Risk Factors	20
Selected Financial Data	102
Stock Ownership	65
Suitability Standards	i
Summary of Amended and Restated Distribution Reinvestment Plan	149
Supplemental Sales Material	161
Where You Can Find More Information	161

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

May 11, 2007

COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 1 DATED MAY 16, 2007
TO THE PROSPECTUS DATED MAY 11, 2007
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
     (1) the status of the offering of shares in Cole Credit Property Trust II, Inc.;
     (2) recent real property investments;
     (3) an updated Management’s Discussion and Analysis of Financial Condition and Results of Operations; and
     (4) updated financial information regarding Cole Credit Property Trust II, Inc.
Status of Our Public Offerings
     We commenced our initial public offering on June 27, 2005. We have accepted investors’ subscriptions received through May 11, 2007, and have issued an aggregate of approximately 51,600,000 shares of our common stock to stockholders, with gross proceeds of approximately $515.3 million distributed to us.
     On May 11, 2007, our follow-on offering of 150,000,000 shares of common stock was declared effective by the Securities and Exchange Commission. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares under our distribution reinvestment plan. As of May 15, 2007, we had received no proceeds in our follow-on offering. We expect to begin accepting investors’ subscriptions in connection with our follow-on offering after we terminate our initial public offering on or about May 23, 2007.
Real Property Investments
     The section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 7 of the prospectus is supplemented with the following information:
     The following table provides information regarding properties we acquired since May 11, 2007, the date of our prospectus. We purchased each property from an unaffiliated third party:

		Rentable Square	Purchase
Property Description	Tenant	Feet	Price
Rite Aid — Lima, OH	Rite Aid of Ohio, Inc.	14,564	$4,745,962
Rite Aid — Allentown, PA	Rite Aid of Pennsylvania, Inc.	14,564	5,561,112

		29,128	$10,307,074

     We expect to use substantially all of the net proceeds from this offering to acquire and operate a portfolio of commercial real estate consisting primarily of freestanding, single-tenant commercial properties net leased to investment grade tenants, which generally are companies that have a debt rating by Moody’s of Baa3 or better or a credit rating by Standard & Poor’s of BBB or better, or are guaranteed by a company with such rating, and other creditworthy tenants located throughout the United States. We also may invest in a smaller number of multi-tenant properties that compliment our overall investment objectives. In addition, we may invest in entities that make similar investments. If our advisor determines that, due to the state of the real estate market or in order to diversify our investment portfolio, it would be advantageous to us, we also may invest in mortgage loans secured by commercial properties similar to those in which we invest directly. We intend to hold each property for eight to ten years.
     Our advisor, Cole Advisors II, makes recommendations to our board of directors for our investments. All acquisitions of commercial properties are evaluated for tenant creditworthiness and the reliability and stability of their future income and capital appreciation potential. We consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors will exercise its fiduciary duties to our stockholders in determining to approve or reject each of these investment recommendations. See the section of this prospectus captioned “Investment Objectives and Policies — Real Property Investments” for a description of our properties as of the date of this prospectus. As we acquire properties, we will supplement this prospectus to describe material changes to our portfolio.
     The following information supplements the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus:
     We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants.
     Since May 11, 2007, the date of prospectus, we, through separate wholly-owned limited liability companies, have acquired a 100% fee simple interest in two properties consisting of approximately 29,000 gross rentable square feet located in two states. We purchased each property from an unaffiliated third party through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock. The following table summarizes these properties in order of acquisition date:

						Rentable
			Year	Purchase	Fees Paid to	Square	Physical
Property	Type	Date Acquired	Built	Price	Sponsor(1)	Feet	Occupancy
Rite Aid — Lima, OH	Drugstore	5/14/07	2005	$4,745,962	$125,949	14,564	100%
Rite Aid — Allentown, PA	Drugstore	5/15/07	2006	5,561,112	147,372	14,564	100%

				$10,307,074	$273,321	29,128

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.
     The following table sets forth the principal provisions of the lease terms for the major tenants at each property listed above:

			Total	% of		Current	Base
	Number		Square	Total		Annual	Rent per
	of		Feet	Square	Renewal	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Feet	Options**	Rent	Foot	Beginning	To
Rite Aid — Lima, OH (Bellefontaine)	1	Rite Aid of Ohio, Inc.	14,564	100%	6/5 yr	$370,185	25.42	5/14/07	1/31/26
Rite Aid — Allentown, PA	1	Rite Aid of Pennsylvania, Inc.	14,564	100%	6/5 yr.	419,864	28.83	5/15/07	2/21/27

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period/term of each option.
     Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently will receive a property management fee of up to 2.0% of the monthly gross revenues from our single-tenant properties and up to 4.0% of the monthly gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above.

2

     In connection with the property acquisitions noted above we incurred the following fixed and variable rate mortgage notes:

	Fixed
	Rate	Fixed
	Loan	Interest	Maturity
Property	Amount	Rate	Date
Rite Aid — Lima, OH (Bellefontaine)	$3,103,000	5.46%	6/1/17
Rite Aid — Allentown, PA	3,615,000	5.78%	6/1/17

	$6,718,000

(5)	Lender: Bear Stearns Commercial Mortgage.

(7)	Lender: Wachovia Bank, N.A.
     The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due on various dates from May 2017 through June 2017. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments and generally mature within 90 days. Each of the mortgage notes are secured by the respective property. The mortgage notes are generally non-recourse to the Company and Cole Op II, but both are liable for customary non-recourse carveouts.
     The fixed rate mortgage notes generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, the Company may sell the properties to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
     In the event that a mortgage note is not paid off on the respective maturity date, each mortgage note includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2.0%). The individual mortgage note maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.
     For federal income tax purposes, the depreciable basis in the properties noted above is approximately $10.3 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The depreciable basis in the properties noted above are detailed as follows:

Depreciable
Property	Tax Basis
Rite Aid — Lima, OH (Bellefontaine)	$4,745,962
Rite Aid — Allentown, PA	5,561,112

$10,307,074

     Tenant Lease Expirations
     For each property supplemented above no lease expirations are scheduled during the next ten years.

3

     Potential Property Investments
     Our advisor has identified the following properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     We will decide whether to acquire these properties generally based upon:
•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.
     Other properties may be identified in the future that we may acquire before or instead of these properties. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.

				Approximate
	Expected		Approximate	Compensation to
Property	Acquisition Date	Seller(1)	Purchase Price(2)	Sponsor(3)
Staples— Warsaw, IN	May 2007	Ric Warsaw Trust	$3,215,000	$96,000
Kroger — La Grange, GA	May 2007	Commerce, LLC	7,300,000	219,000

			$10,515,000	$315,000

(1)	Seller is an unaffiliated third party.

4

(2)	Approximate purchase price does not include acquisition costs which we expect to be approximately 3.0% of the contract purchase price.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.
     Each potential property acquisition is subject to a net lease, pursuant to which the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent. In the case of a multi-tenant commercial property the tenants are also required to pay a proportionate amount of common area maintenance charges in addition to the items listed above.

			Total Square	% of Total Square
Property	Major Tenants*	Guarantor	Feet Leased	Feet Leased
Staples— Warsaw, IN	Staples the Office Superstore East, Inc.	Staples, Inc.	23,990	100%
Kroger — La Grange, GA	The Kroger Company	N/A	61,331	100%
			85,321

*	Major tenants are those tenants that occupy greater than 10.0% of the rentable square of their respective property.
     The table below provides leasing information for the major tenants at each respective property:

		Renewal	Annual	Base Rent per	Lease Term
Property	Major Tenants*	Options	Base Rent	Square Foot	Beginning	To
Staples— Warsaw, IN	Staples the Office Superstore East, Inc.	4/5 yr.	261,491	$10.90	5/1/98	5/31/13
Kroger — La Grange, GA	The Kroger Company	6/5 yr.	531,126	8.66	2/1/98	1/31/18
     The following table outlines the anticipated loan terms on debt financing to be secured in connection with the purchase of the potential property acquisitions our advisor has identified for us. Generally, we expect the loans to have a fixed rate, with interest only payments and a five to ten-year maturity.

Property	Debt Financing	Type	Rate	Maturity Date
Staples— Warsaw, IN	$1,864,700	Interest Only	5.75%	June 2017
Kroger — La Grange, GA	4,745,000	Interest Only	5.79%	June 2017
     Each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.

5

     The prospectus is hereby supplemented with the following “Management’s Discussion and Analysis of Financial Condition and Results of Operations”:
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto.
Overview
     We commenced our principal operations on September 23, 2005, when we issued the initial 486,000 shares of common stock in our Initial Public Offering. Prior to such date, we were considered a development stage company.
     We derive a substantial portion of our revenue from our rental income. As a result, our operating results and cash flows are primarily influenced by rental income from our commercial properties and interest expense on our property acquisition indebtedness. Rental income accounted for approximately 93% and 95% of total revenue during the three months ended March 31, 2007 and 2006, respectively. As approximately 100% of the rentable square feet at our properties is under lease, with an average remaining lease term of approximately 11.8 years, we believe our exposure to changes in commercial rental rates on our portfolio is substantially mitigated. As of March 31, 2007, the debt leverage ratio of our portfolio, which is the ratio of mortgage notes payable to total real estate assets, was approximately 53%, with approximately 1% of the debt, or $4.5 million, subject to variable interest rates. We intend to manage our interest rate risk by repaying approximately $4.5 million, of which approximately $1.9 million has been paid as of May 11, 2007, or 100%, of our short-term variable rate debt as it matures during the three-month period ending June 30, 2007. We expect to fund the repayments with proceeds from the sale of our common stock. Additionally, as we continue to raise capital from the sale of our common stock and invest the proceeds in commercial real estate, we will be subject to changes in real estate prices and changes in interest rates on new indebtedness used to acquire the properties. We may manage our risk of changes in real estate prices on future property acquisitions by entering into purchase agreements and loan commitments simultaneously such that our operating yield is determinable, by contracting with developers for future delivery of properties, or by entering into sale-leaseback transactions. We expect to manage our interest rate risk by monitoring the interest rate environment in connection with our planned property acquisitions to determine the appropriate acquisition financing, which may include fixed rate loans, variable rate loans or interest rate hedges. If we are unable to acquire suitable properties or obtain suitable financing for future acquisitions, our results of operations may be adversely affected.
     Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally (such as lower capitalization rates and increasing interest rates which lead to higher interest expense), that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and mortgage loans, other than those referred to in the section of this prospectus captioned “Risk Factors”.
     As of March 31, 2007, we owned 92 single-tenant, freestanding retail properties, 15 single-tenant freestanding commercial properties, and eight multi-tenant retail properties, all of which were approximately 100% leased. During the three months ended March 31, 2007, we acquired 18 single-tenant, freestanding retail properties, two single-tenant, freestanding commercial properties and four multi-tenant retail properties (see Notes 3 and 4 to the condensed consolidated financial statements for the three months ended March 31, 2007). Our results of operations are not indicative of those expected in future periods as we expect that rental income, operating expenses, asset management fees, depreciation expense, interest expense, and net income will each increase in the future as we acquire additional properties and as our current properties are owned for an entire period.
Results of Operations
     Three Months Ended March 31, 2007 Compared to the Three Months Ended March 31, 2006
     As of March 31, 2007, we owned 115 commercial properties compared to 28 commercial properties at March 31, 2006, all of which were approximately 100% leased. Accordingly, our results of operations for the three months ended March 31, 2007 as compared to the three months ended March 31, 2006 reflect significant increases in all categories.
     Revenue. Rental income increased approximately $9.3 million to approximately $11.8 million for the three months ended March 31, 2007 compared to approximately $2.4 million for the three months ended March 31, 2006. Additionally, tenant reimbursement income increased approximately $697,000 to approximately $821,000 for the three months ended March 31, 2007 compared to approximately $124,000 for the three months ended March 31, 2006. The increases in rental income and tenant reimbursement income were primarily due to the acquisition of 87 new properties after March 31, 2006. Our revenue primarily consists of rental income from net leased commercial properties, which accounted for approximately 93% and 95% of total revenues during the three months ended March 31, 2007 and 2006, respectively.
     General and Administrative Expenses. General and administrative expenses increased approximately $103,000 to approximately $314,000 for the three months ended March 31, 2007 compared to approximately $211,000 for the three

6

months ended March 31, 2006. The increase was primarily due to increases in state franchise and income taxes due to the increase in the number of properties owned, from 28 properties in 2006 to 115 properties in 2007. The primary general and administrative expense items are legal and accounting fees, organizational costs, state franchise and income taxes, other licenses and fees, and insurance.
     Property Operating Expenses. Property operating expenses increased approximately $889,000 to approximately $1.0 million for the three months ended March 31, 2007 compared to approximately $140,000 for the three months ended March 31, 2006. The increase was primarily due to the acquisition of certain properties subsequent to March 31, 2006, for which we initially paid certain operating expenses and are reimbursed by the tenant in accordance with the respective lease agreements, including six multi-tenant shopping centers. At March 31, 2007, we owned eight multi-tenant shopping centers compared to two at March 31, 2006. The increase was also due to an increase in bad debt expense of approximately $184,000. The primary property operating expense items are repairs and maintenance, property taxes, bad debt expense and insurance.
     Property and Asset Management Fees. Pursuant to the advisory agreement with our advisor, we are required to pay to our advisor a monthly asset management fee equal to 1/12 of 0.25% of the aggregate asset value of our properties determined in accordance with the advisory agreement as of the last day of the preceding month. Pursuant to the property management agreement with our property manager, we have been required to pay to our property manager a property management and leasing fee in an amount up to 2.0% of gross revenues determined pursuant to the agreement, less all payments to third-party management subcontractors.
     Property and asset management fees increased approximately $414,000 to approximately $540,000 for the three months ended March 31, 2007 compared to approximately $126,000 for the three months ended March 31, 2006. Property management fees increased approximately $168,000 to approximately $213,000 in 2007 from approximately $45,000 in 2006. The increase in property management fees was primarily due to an increase in rental income to approximately $11.8 million in 2007 from approximately $2.4 million in 2006. Asset management fees increased approximately $246,000 to approximately $327,000 in 2007 from approximately $81,000 in 2006. The increase in asset management fees was primarily due to an increase in the average aggregate book value of properties owned to approximately $596.5 million at March 31, 2007 from approximately $131.0 million at March 31, 2006.
     Depreciation & Amortization Expenses. Depreciation and amortization expenses increased approximately $3.4 million to approximately $4.3 million for the three months ended March 31, 2007 compared to approximately $832,000 for the three months ended March 31, 2006. The increase was primarily due to an increase in the average aggregate book value of properties owned to approximately $596.5 million at March 31, 2007 from approximately $131.0 million at March 31, 2006. The increase in aggregate book value is due to the acquisition of 87 new properties subsequent to March 31, 2006.
     Interest Income. Interest income increased approximately $306,000 to approximately $351,000 during the three months ended March 31, 2007 compared to approximately $46,000 for the three months ended March 31, 2006. The increase was primarily due to having higher uninvested cash throughout the year due to proceeds from our initial public offering. Cash and cash equivalents was approximately $37.7 million at March 31, 2007 compared to approximately $5.1 million at March 31, 2006.
     Interest Expense. Interest expense increased approximately $3.6 million to approximately $5.1 million for the three months ended March 31, 2007 compared to approximately $1.5 million during the three months ended March 31, 2006. The increase was primarily due to an increase in the average mortgage notes payable outstanding during 2007 to approximately $304.0 million from approximately $87.0 million during 2006. The increase in average mortgage notes payable was primarily due to the acquisition of 87 new properties subsequent to March 31, 2006.
     Our property acquisitions during the three months ended March 31, 2007 were financed in part with short-term and long-term notes payable as discussed in Note 4 to our condensed consolidated financial statements. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our initial public offering and our follow-on public offering, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.
Funds From Operations
     We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that accounting for real estate assets in accordance with generally accepted accounting principles in the United States (“GAAP”) implicitly assumes that the value of real estate assets diminishes

7

predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trust’s (“NAREIT”) definition (as we do) or may interpret the current NAREIT definition differently than we do.
     FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.
     Our calculation of FFO is presented in the following table for the periods ended as indicated:

	Three Months Ended
	March 31,	March 31,
	2007	2006
Net Income (loss)	$1,684,727	$(182,588)
Add:
Depreciation of real estate assets	2,971,234	578,996
Amortization of lease related costs	1,300,031	253,499

FFO	$5,955,992	$649,907

     Set forth below is additional information (often considered in conjunction with FFO) that may be helpful in assessing our operating results:
•	In order to recognize revenues on a straight-line basis over the terms of the respective leases, we recognized additional revenue by straight-lining rental revenue of approximately $559,000 and $132,000 during the three months ended March 31, 2007 and 2006, respectively.

•	During the three months ended March 31, 2007 and 2006 amortization of deferred financing costs totaled approximately $292,000 and $73,000, respectively.
Liquidity and Capital Resources
     We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured or unsecured financings to complete future property acquisitions. As of March 31, 2007, we had received and accepted subscriptions for 43,405,817 shares of common stock in our initial public offering for gross proceeds of approximately $433.5 million.
     Short-term Liquidity and Capital Resources
     We expect to meet our short-term liquidity requirements through net cash provided by property operations and proceeds from the sale of our common stock. We expect our operating cash flows to increase as additional properties are added to our portfolio. We expect that approximately 88.6% of the gross proceeds from the sale of our common stock will be invested in real estate, approximately 9.2% will be used to pay sales commissions, dealer manager fees and offering and organizational costs, with the remaining 2.2% used to pay acquisition and advisory fees and acquisition expenses. The offering and organizational costs associated with the sale of our common stock are initially paid by our advisor, and reimbursed by us up to 1.5% of the capital raised by us in connection with our offering of shares of common stock. As of March 31, 2007, Cole Advisors II had paid approximately $3.8 million of offering and organization costs since the inception of the initial public offering and we had reimbursed our advisor for approximately $3.8 million of such costs, of which approximately $59,000 was expensed as organizational costs.
     Between March 31, 2007 and May 15, 2007, we completed the acquisition of 18 single-tenant properties, three multi-tenant properties, and a portfolio consisting of 22 single-tenant restaurants in separate transactions for an aggregate purchase price of approximately $220.4 million, exclusive of closing costs. The acquisitions were funded with proceeds from the initial public offering and approximately $161.5 million in aggregate proceeds from 25 loans.

8

     On March 28, 2007, our board of directors declared a daily distribution of $0.0017808 per share for stockholders of record as of the close of business on each day of the period commencing on April 1, 2007 and ending on June 30, 2007. The payment date for each record date in April 2007 will be in May 2007, the payment date for each record date in May 2007 will be in June 2007, and the payment date for each record date in June 2007 will be in July 2007.
     Long-term Liquidity and Capital Resources
     We expect to meet our long-term liquidity requirements through proceeds from the sale of our common stock , proceeds from secured or unsecured financings from banks and other lenders, the selective and strategic sale of properties and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, for the payment of tenant improvements, for the payment of offering-related costs, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of distributions to our stockholders.
     We expect that substantially all net cash generated from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid at the properties; however, we may use other sources to fund distributions as necessary. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower returns on the properties, distributions paid to our stockholders may be lower. We expect that substantially all net cash resulting from equity or debt financing will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt, or distributions to our stockholders. Over the long term, we intend to reduce our aggregate borrowings as a percentage of our real estate assets.
     As of March 31, 2007, we had cash and cash equivalents of approximately $37.7 million, which we expect to be used primarily to invest in additional real estate, pay operating expenses and pay stockholder distributions.
     Our contractual obligations as of March 31, 2007, are as follows:

	Payments due by period
		Less Than 1			More Than 5
	Total	Year	1-3 Years	4-5 Years	Years
Principal payments — fixed rate debt	$385,148,900	$348,519	$26,826,362	$53,518,574	$304,455,445
Interest payments — fixed rate debt	188,429,220	16,645,094	65,615,682	37,235,837	68,932,607
Principal payments — variable rate debt	4,531,000	4,531,000	—	—	—
Interest payments — variable rate debt (1)	70,948	70,948	—	—	—

Total	$578,180,068	$21,595,561	$92,442,044	$90,754,411	$373,388,052

(1)	A rate of 7.38% was used to calculate the variable debt payment obligations in future periods. This is the rate effective as of March 31, 2007.
Cash Flow Analysis
     Three Months Ended March 31, 2007 Compared to the Three Months Ended March 31, 2006
     Operating Activities
     Net cash provided by operating activities increased approximately $6.8 million to approximately $7.5 million for the three months ended March 31, 2007 compared to approximately $702,000 for the three months ended March 31, 2006. The increase was primarily due to an increase in net income for the period of approximately $1.9 million, increases in depreciation and amortization expenses totaling approximately $3.6 million and an increase in deferred rent and other liabilities of approximately $1.1 million. See “— Results of Operations” for a more complete discussion of the factors impacting our operating performance.
     Investing Activities
     Net cash used in investing activities increased approximately $220.0 million to approximately $292.5 million for the

9

three months ended March 31, 2007 compared to approximately $72.5 million for the three months ended March 31, 2006. The increase was primarily due to the acquisition of 24 real estate properties during the 2007 period compared to the acquisition of 14 properties during the 2006 period and an approximately $6.7 million increase in restricted cash, due to an increase cash held in escrow pending the issuance of shares to investors.
      Financing Activities
      Net cash provided by financing activities increased approximately $212.8 million to approximately $285.2 million for the three months ended March 31, 2007 compared to approximately $72.3 million for the three months ended March 31, 2006. The increase was primarily due to an increase in net proceeds from the issuance of common stock in the initial public offering of approximately $82.4 million and an increase in proceeds from the issuance of mortgage and affiliate notes of approximately $154.2 million, offset by an increase in repayments of mortgage and affiliate notes payable of approximately $22.9 million. The increase in proceeds from issuance of mortgage and affiliate notes payable was due to the issuance of 21 new mortgages in the 2007 period compared to 12 new mortgages in the 2006 period and borrowing of approximately $22.2 million on its revolving mortgage notes payable. The increase in repayments of mortgage and affiliate notes payable was due to the repayment of short-term variable rate debt at its maturity during 2007 and the repayment of the approximately $22.2 million in borrowings on its revolving mortgage notes payable during the three months ended March 31, 2007.
Election as a REIT
     We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ended December 31, 2005. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ended December 31, 2007.
Inflation
     The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, in the event inflation does become a factor, the leases on the real estate we may acquire may not include provisions that would protect us from the impact of inflation.
Critical Accounting Policies and Estimates
     Our accounting policies have been established to conform to GAAP. The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to the various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. We consider our critical accounting policies to be the following:
•	Investment in Real Estate Assets;

•	Allocation of Purchase Price of Acquired Assets;

•	Valuation of Real Estate Assets;

•	Revenue Recognition, and

•	Income Taxes.
     A complete description of such policies and our considerations is contained in our Annual Report on Form 10-K for the year ended December 31, 2006. The information included in this Quarterly Report on Form 10-Q should be read in conjunction with our audited consolidated financial statements as of and for the year ended December 31, 2006, and related notes thereto.
Commitments and Contingencies
     We are subject to certain contingencies and commitments with regard to certain transactions. Refer to Note 6 to our

10

condensed consolidated financial statements for further explanations.
Related-Party Transactions and Agreements
     We have entered into agreements with Cole Advisors II and its affiliates, whereby we pay certain fees or reimbursements to our Advisor or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs. Additionally, we have entered into certain transactions with affiliates of Cole Advisors II. See Note 7 to our condensed consolidated financial statements included in this report for a discussion of the various related-party transactions, agreements and fees.
Subsequent Events
     Certain events occurred subsequent to March 31, 2007 through the date of this Report. Refer to Note 11 to our condensed consolidated financial statements for further explanation. Such events include:
•	Sale of shares of common stock;

•	Acquisition of various properties;

•	Mortgage notes payable incurred in connection with acquisitions;

•	Repayments on certain mortgage notes payable;

•	Execution of an extended rate lock agreement;

•	On May 11, 2007, the registration statement relating to our Follow-on Offering was declared effective by the SEC; and

•	On May 11, 2007, we amended our agreement of limited partnership; and effective May 11, 2007, we amended the fees payable pursuant to our Property Management and Leasing Agreement to (i) up to 2% of gross revenues from our single-tenant properties and (ii) up to 4% of revenues from our multi-tenant properties..
Recent Accounting Pronouncements
     Refer to Note 9 to our condensed consolidated financial statements for further explanation of applicable recent accounting pronouncements.

11

     The following financial pages supplement, and should be read in connection with, the financial pages beginning on page F-1 of the prospectus and all supplements thereto.

F-1

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2007	2006
ASSETS:
Real estate assets, at cost:
Land	$166,930,667	$109,506,269
Buildings and improvements, less accumulated depreciation of $7,519,166 and $4,547,932, at March 31, 2007 and December 31, 2006, respectively	479,536,419	282,468,749
Acquired intangible lease assets, less accumulated amortization of $3,622,906 and $2,251,172 at March 31, 2007 and December 31, 2006, respectively	82,117,662	54,569,023

Total real estate assets	728,584,748	446,544,041
Cash and cash equivalents	37,735,612	37,566,490
Restricted cash	14,722,513	5,839,733
Rents and tenant receivables, less allowance for doubtful accounts of $184,149 and $75,000 at March 31, 2007 and December 31, 2006, respectively	3,588,151	2,432,536
Prepaid expenses, mortgage loan deposits and other assets	7,852,788	4,248,973
Deferred financing costs, less accumulated amortization of $737,990 and $565,946 at March 31, 2007 and December 31, 2006, respectively	5,985,610	3,789,019

Total assets	$798,469,422	$500,420,792

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Mortgage notes payable	$389,679,900	$218,265,916
Accounts payable and accrued expenses	3,186,044	2,016,343
Escrowed investor proceeds	14,678,510	5,710,730
Acquired below market lease intangibles, less accumulated amortization of $194,383 and $96,484 at March 31, 2007 and December 31, 2006, respectively	5,287,698	2,649,374
Distributions payable	2,255,891	1,612,094
Deferred rent and other liabilities	1,745,486	408,582

Total liabilities	416,833,529	230,663,039

Redeemable Common Stock	6,285,696	3,521,256
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding at March 31, 2007 and December 31, 2006	—	—
Common stock, $.01 par value; 240,000,000 shares authorized, 43,405,817 and 30,691,204 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	434,058	306,912
Capital in excess of par value	386,580,943	273,385,603
Accumulated distributions in excess of earnings	(11,664,804)	(7,456,018)

Total stockholders’ equity	375,350,197	266,236,497

Total liabilities and stockholders’ equity	$798,469,422	$500,420,792

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

F-2

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2007	2006
Revenues:
Rental income	$11,776,758	$2,448,252
Tenant reimbursement income	820,593	123,534

Total revenue	12,597,351	2,571,786

Expenses:
General and administrative	314,069	210,573
Property operating expenses	1,029,571	140,165
Property and asset management fees	539,676	125,854
Depreciation	2,971,234	578,996
Amortization	1,300,031	253,499

Total operating expenses	6,154,581	1,309,087

Real estate operating income	6,442,770	1,262,699

Other income (expense):
Interest income	351,272	45,555
Interest expense	(5,109,315)	(1,490,842)

Total other expense	(4,758,043)	(1,445,287)

Net income (loss)	$1,684,727	$(182,588)

Weighted average number of common shares outstanding:
Basic	36,777,369	4,367,120

Diluted	36,777,559	4,367,120

Net income (loss) per common share:
Basic and diluted	$0.05	$(0.04)

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

F-3

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Unaudited)

	Common Stock			Accumulated	Total
	Number of		Capital in Excess	Distributions in	Stockholders'
	Shares	Par Value	of Par Value	Excess of Earnings	Equity
Balance, December 31, 2006	30,691,204	$306,912	$273,385,603	$(7,456,018)	$266,236,497
Issuance of common stock	12,726,300	127,263	127,017,665	—	127,144,928
Distributions	—	—	—	(5,893,513)	(5,893,513)
Commissions on stock sales and related dealer manager fees	—	—	(10,346,261)	—	(10,346,261)
Other offering costs	—	—	(614,496)	—	(614,496)
Common stock repurchased	(11,687)	(117)	(110,993)	—	(111,110)
Stock compensation expense	—	—	13,865	—	13,865
Redeemable common stock	—	—	(2,764,440)	—	(2,764,440)
Net income	—	—	—	1,684,727	1,684,727

Balance, March 31, 2007	43,405,817	$434,058	$386,580,943	$(11,664,804)	$375,350,197

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

F-4

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
	2007	2006
Cash flows from operating activities:
Net income (loss)	$1,684,727	$(182,588)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,971,234	578,996
Amortization	1,566,265	333,519
Stock compensation expense	13,865	15,110
Changes in assets and liabilities:
Rents and tenant receivables	(1,155,615)	(305,074)
Prepaid expenses and other assets	(79,135)	(137,238)
Accounts payable and accrued expenses	1,169,701	179,548
Deferred rent and other liabilities	1,336,904	219,243

Net cash provided by operating activities	7,507,946	701,516

Cash flows from investing activities:
Investment in real estate and related assets	(257,463,302)	(60,462,032)
Acquired intangible lease assets	(28,920,373)	(10,559,125)
Acquired below market lease intangibles	2,736,223	676,994
Restricted cash	(8,882,780)	(2,182,182)

Net cash used in investing activities	(292,530,232)	(72,526,345)

Cash flows from financing activities:
Proceeds from issuance of common stock	124,380,488	34,423,959
Redemptions of common stock	(111,110)	—
Proceeds from mortgage and affiliate notes payable	201,612,050	47,385,400
Repayment of mortgage and affiliate notes payable	(30,198,066)	(7,344,413)
Refund of loan deposits	2,382,520	—
Payment of loan deposits	(5,907,200)	—
Escrowed investor proceeds liability	8,967,780	2,182,182
Offering costs on issuance of common stock	(10,960,757)	(3,409,085)
Distributions to investors	(2,485,276)	(195,209)
Deferred financing costs paid	(2,489,021)	(698,766)

Net cash provided by financing activities	285,191,408	72,344,068

Net increase in cash and cash equivalents	169,122	519,239
Cash and cash equivalents, beginning of period	37,566,490	4,575,144

Cash and cash equivalents, end of period	$37,735,612	$5,094,383

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Dividends declared and unpaid	$2,255,891	$621,070

Mortgage notes assumed in real estate acquisitions	$—	$7,234,787

Common stock issued through distribution reinvestment plan	$2,764,440	$—

Supplemental Cash Flow Disclosures:
Interest paid	$4,271,791	$1,500,595

     The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited)

F-5

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2007
(Unaudited)
Note 1 — Organization
     Cole Credit Property Trust II, Inc. (the “Company”) was formed on September 29, 2004 and is a Maryland corporation that is organized and operating as a real estate investment trust (“REIT”) for federal income tax purposes. Substantially all of the Company’s business is conducted through Cole Operating Partnership II, LP (“Cole OP II”), a Delaware limited partnership. The Company is the sole general partner of and owns an approximately 99.99% partnership interest in Cole OP II. Cole REIT Advisors II, LLC (“Cole Advisors II”), the affiliate advisor to the Company, is the sole limited partner and owner of an approximately 0.01% (minority interest) of the partnership interests of Cole OP II.
     At March 31, 2007, the Company owned 115 properties comprising approximately 5.5 million square feet of single and multi-tenant commercial space located in 32 states and the U.S. Virgin Islands. At March 31, 2007, approximately 100% of the rentable square feet of these properties were leased.
     On June 27, 2005, the Company commenced an initial public offering on a “best efforts” basis of up to 45,000,000 shares of common stock offered at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Initial Offering”). The Registration Statement also covered up to 5,000,000 shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which our stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock. On November 13, 2006, the Company increased the aggregate amount of the public offering to 49,390,000 shares for the primary offering and 5,952,000 shares pursuant to the distribution reinvestment plan, in a related registration statement on Form S-11. Subsequently, the Company reallocated the shares of common stock such that a maximum of 54,140,000 shares of common stock was available under the primary offering, for an aggregate offering price of $541,400,000, and a maximum of 1,202,000 shares was available under the distribution reinvestment plan, for an aggregate offering price of $11,419,000.
     The Company filed a registration statement with the SEC with respect to a proposed secondary public offering of up to 150,000,000 shares of common stock (the “Follow-on Offering”). The Follow-on Offering includes up to 125,000,000 shares to be offered for sale at $10.00 per share in the primary offering and up to 25,000,000 shares to be offered for sale pursuant to the Company’s DRIP. The registration was declared effective by the SEC as of May 11, 2007. To date, no shares have been sold in the Follow-on Offering.
     The Company commenced its principal operations on September 23, 2005, when it issued the initial 486,000 shares of our common stock in the Initial Offering. Prior to such date, the Company was considered a development stage company. As of March 31, 2007, the Company had accepted subscriptions for 43,405,817 shares of its common stock, including 20,000 shares owned by Cole Holdings Corporation (“Cole Holdings”), for aggregate gross proceeds of approximately $433.7 million before offering costs and selling commissions of approximately $40.3 million. As of March 31, 2007, the Company was authorized to issue 10,000,000 shares of preferred stock, but had none issued or outstanding. As of May 11, 2007, the Company had raised approximately $515.3 million in offering proceeds through the issuance of 51,600,767 shares of its common stock. As of May 11, 2007, approximately $37.4 million in shares (3,741,233 shares) remained available for sale to the public under the Initial Offering, exclusive of shares available under the DRIP.
     The Company’s stock is not currently listed on a national securities exchange. The Company may seek to list its stock for trading on a national securities exchange only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its common stock until its shares are listed for trading. In the event it does not obtain listing prior to the tenth anniversary of the completion or termination of the Initial Offering, its charter requires that it either: (1) seek stockholder approval of an extension or amendment of this listing deadline; or (2) seek stockholder approval to adopt a plan of liquidation of the corporation.

F-6

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
March 31, 2007
(Unaudited)
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
     The condensed consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of full year results. The information included in this Form 10-Q should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2006, and related notes thereto.
Principles of Consolidation and Basis of Presentation
     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
Restricted Cash and Escrowed Investor Proceeds
     The Company is currently engaged in a public offering of its common stock. Included in restricted cash and escrowed investor proceeds is approximately $14.7 million of offering proceeds for which shares of common stock had not been issued as of March 31, 2007.
Redeemable Common Stock
     The Company’s share redemption program provides that all redemptions during any calendar year, including those upon death or qualifying disability, are limited to those that can be funded with proceeds from the Company’s DRIP. In accordance with Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stock,” the Company accounts for proceeds received from its DRIP as redeemable common stock, outside of permanent equity. As of March 31, 2007 and December 31, 2006, the Company had issued approximately 662,000 and 371,000 shares of common stock under the DRIP, respectively, for proceeds of approximately $6.3 million and $3.5 million under its DRIP, respectively, which have been recorded as redeemable common stock in the respective condensed consolidated balance sheets. As of March 31, 2007 the Company had redeemed approximately 12,000 shares of common stock for a cost of approximately $111,000. As of December 31, 2006, no shares of common stock had been redeemed by the Company.
Reportable Segments
     The Financial Accounting Standards Board (“FASB”) issued SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of our total consolidated revenues for the three-month period ended March 31, 2007 and 2006. Although the Company’s investments in real estate are geographically diversified throughout the United States, management evaluates operating performance on an individual property level. The Company’s properties have been aggregated into one reportable segment.
Investment in Real Estate Assets
     The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss. As of March 31, 2007 the undiscounted future

F-7

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
March 31, 2007
(Unaudited)
operating cash flows of any property with potential impairment indicators exceeded its carrying value and no impairment losses had been recorded.
Note 3 — Real Estate Acquisitions
     During the three months ended March 31, 2007, the Company acquired the following properties:

Property	Acquisition Date	Location	Square Feet	Purchase Price
HOM furniture retail	January 4, 2007	Fargo, ND	122,108	$12,000,000
La-Z-Boy furnishings store	January 5, 2007	Newington, CT	20,701	6,900,000
Advance Auto specialty retail	January 12, 2007	Maryland Heights, MO	7,000	1,893,000
Victoria Crossing shopping center	January 12, 2007	Victoria, TX	87,473	12,335,753
Academy Sports headquarters	January 18, 2007	Katy, TX	1,500,596	102,000,000
Gordmans department store	January 18, 2007	Peoria, IL	60,947	9,000,000
One Pacific Place shopping center	February 6, 2007	Omaha, NE	91,564	36,000,000
Sack n’ Save grocery O’Reilly Auto specialty retail	February 6, 2007	Dallas, TX	65,295	5,060,000
Tractor Supply specialty retail	February 9, 2007	Ankeny, IA	19,097	3,000,000
ABX Air distribution	February 16, 2007	Coventry, RI	33,000	4,090,000
Office Depot office supply	February 27, 2007	Enterprise, AL	20,000	2,776,357
Northern Tool specialty retail	February 28, 2007	Blaine, MN	25,488	4,900,000
Office Max office supply	February 28, 2007	Orangeburg, SC	23,500	3,125,000
Walgreens drugstore	March 6, 2007	Cincinnati, OH	15,120	5,140,000
Walgreens drugstore	March 6, 2007	Madeira, OH	13,905	4,425,000
Walgreens drugstore	March 6, 2007	Sharonville, OH	13,905	4,085,000
AT&T telecommunications	March 19, 2007	Beaumont, TX	141,525	12,275,000
Walgreens drugstore	March 23, 2007	Shreveport, LA	13,905	4,140,000
Cost-u-Less warehouse retail	March 26, 2007	St. Croix, USVI	38,365	6,210,000
Gallina Centro shopping center	March 26, 2007	Collierville, TN	142,727	17,750,000
Apria Healthcare healthcare	March 28, 2006	St. John, MO	52,200	6,500,000
Logan’s Roadhouse restaurant	March 28, 2007	Fairvax, VA	7,839	3,209,000
Logan’s Roadhouse restaurant	March 28, 2007	Johnson City, TN	7,839	3,866,000
Center at 7500 Cottonwood shopping center	March 30, 2007	Jenison, MI	84,933	5,290,000

Total			2,609,032	$275,970,110

     The Company allocated the purchase price of these properties, including aggregate acquisition costs of approximately $7,677,000 to the fair value of the assets acquired and liabilities assumed. The Company allocated approximately $57,424,000 to land, approximately $200,039,000 to building and improvements, approximately $28,920,000 to acquired in-place leases, and approximately ($2,736,000) to acquired below-market leases during the three months ended March 31, 2007.

F-8

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
March 31, 2007
(Unaudited)
Note 4 — Notes Payable
     As of March 31, 2007, the Company had total mortgage notes payable of approximately $389.7 million. During the three months ended March 31, 2007, the Company incurred, or assumed, the following mortgage notes payable in connection with the real estate acquisitions described in Note 3 above:

			Fixed		Variable Rate
		Fixed Rate	Interest		Loan Amount
Property	Location	Loan Amount	Rate	Maturity Date	(1)		Maturity Date	Total Loan
HOM furniture retail	Fargo, ND	$4,800,000	5.56%	February 1, 2017	$—		N/A	$4,800,000
La-Z-Boy furnishings store	Newington, CT	4,140,000	5.66%	February 1, 2012	—		N/A	4,140,000
Victoria Crossing shopping center	Victoria, TX	8,288,000	5.71%	February 11, 2017	1,912,000	(1)	April 12, 2007	10,200,000
Academy Sports Headquarters	Katy, TX	68,250,000	5.61%	February 1, 2017	—		N/A	68,250,00
Gordmans department store	Peoria, IL	4,950,000	5.71%	February 1, 2017	—		N/A	4,950,000
One Pacific Place shopping center	Omaha, NE	23,400,000	5.53%	March 1, 2017	—		N/A	23,400,000
Sack n’ Save grocery O’Reilly Auto auto parts	Dallas, TX	3,290,000	5.54%	March 1, 2017	—		N/A	3,290,000
ABX Air distribution	Coventry, RI	2,454,000	5.70%	April 1, 2012	—		N/A	2,454,000
Office Depot office supply	Enterprise, AL	1,850,000	6.29%	March 1, 2017	—		N/A	1,850,000
Northern Tool specialty retail	Blaine, MN	3,185,000	6.00%	September 1, 2016	—		N/A	3,185,000
Office Max office supply	Orangeburg, SC	1,875,00	5.61%	April 1, 2012	—		N/A	1,875,000
Walgreens drugstore	Cincinnati, OH	3,341,000	6.00%	September 1, 2016	—		N/A	3,341,000
Walgreens drugstore	Madeira, OH	2,876,000	5.70%	April 1, 2012	—		N/A	2,876,000
Walgreens drugstore	Sharonville, OH	2,655,000	5.62%	April 1, 2012	—		N/A	2,655,000
AT&T telecommunications	Beaumont, TX	8,592,000	5.87%	April 1, 2017	—		N/A	8,592,000
Walgreens drugstore	Shreveport, LA	2,815,000	5.56%	April 11, 2017	497,000	(1)	June 23, 2007	3,312,000
Cost-U-Less warehouse retail	St. Croix, USVI	4,035,000	5.76%	April 1, 2017	—		N/A	4,035,000
Gallina Centro shopping center	Collierville, TN	14,200,000	5.72%	February 11, 2017	—		N/A	14,200,000
Logan’s Roadhouse restaurant	Fairfax, VA	1,605,000	6.00%	April 11, 2017	962,000	(1)	June 27, 2007	2,567,000
Logan’s Roadhouse restaurant	Johnson City, TN	1,933,000	6.00%	April 11, 2017	1,160,000	(1)	June 27, 2007	3,093,000

Total indebtedness		$168,534,000			$4,531,000			$173,065,000

(1)	The variable rate mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points with interest only paid monthly.
     During the three months ended March 31, 2007, the Company borrowed and subsequently repaid an aggregate of approximately $22.2 million on two revolving mortgage notes payable to partially fund certain of the real estate acquisitions described in Note 3. The revolving notes payable bear interest at a variable rate equal to the one-month LIBOR plus 2%.

F-9

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
March 31, 2007
(Unaudited)
     On March 2, 2007, the Company repaid a fixed rate mortgage loan of approximately $5.2 million that was due on October 1, 2016. As a result, approximately $113,000 of unamortized deferred financing costs was expensed and included in interest expense in the condensed consolidated financial statements for the three months ended March 31, 2007.
Note 5 — Extended Rate Lock Agreement
     During the period from January 1, 2007 through March 31, 2007, the Company entered into Rate Lock Agreements with Bear Stearns Commercial Mortgage (“Bear Stearns”) to lock interest rates ranging from 5.49% to 5.80% for up to approximately $265.3 million in borrowings. Under the terms of Rate Lock Agreements, the Company made rate lock deposits totaling approximately $5.9 million to Bear Stearns. As of March 31, 2007, the Company had available total borrowings of approximately $343.8 million under the Rate Locks and approximately $7.5 million in rate lock deposits outstanding.
     The deposits are refundable to the Company in amounts generally equal to 2% of any loans funded under the agreements. The Rate Locks expire 60 days from execution and may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the borrower’s election, by converting the fee into interest rate spread.
Note 6 — Commitments and Contingencies
Litigation
     In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against us.
Environmental Matters
     In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the consolidated results of operations.
Note 7 — Related-Party Transactions and Arrangements
     Certain affiliates of the Company receive, and will continue to receive fees and compensation in connection with the sale of the Company’s common stock, and the acquisition, management and sale of the assets of the Company. Cole Capital Corporation (“Cole Capital”), the affiliated dealer manager, receives, and will continue to receive a selling commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital reallows, and intends to continue to reallow 100% of commissions earned to participating broker-dealers. In addition, Cole Capital will receive up to 1.5% of the gross proceeds from the Initial Offering and up to 2.0% of gross offering proceeds from the Follow-on Offering, before reallowance to participating broker-dealers, as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. No selling commissions or dealer-manager fees are paid to Cole Capital in respect of shares sold under the DRIP. During the three months ended March 31, 2007 and 2006, the Company paid approximately $10.3 million and $2.9 million, respectively, to Cole Capital for commissions and dealer manager fees, of which approximately $9.2 million and $2.4 million, respectively, was reallowed to participating broker-dealers.
     All organization and offering expenses associated with the sale of the Company’s common stock (excluding selling commissions and the dealer-manager fee) are paid for by Cole Advisors II or its affiliates and are reimbursed by the Company up to 1.5% of gross offering proceeds. Cole Advisors II or its affiliates also receive acquisition and advisory fees of up to 2% of the contract purchase price of each asset for the acquisition, development or construction of real property and will be reimbursed for acquisition costs incurred in the process of acquiring properties, but not to exceed 2.0% of the contract purchase price. The Company expects the acquisition expenses to be approximately 0.5% of the purchase price of each property. During the three months ended March 31, 2007 and 2006, the Company reimbursed Cole Advisors II approximately $500,000 and approximately $516,000, respectively, for organizational and offering expenses. At March 31, 2007,

F-10

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
March 31, 2007
(Unaudited)
approximately $2,000 of such costs had been incurred by Cole Advisors II but had not been reimbursed by the Company. During the three months ended March 31, 2007 and 2006, the Company paid an affiliate of Cole Advisors II approximately $5.5 million and approximately $1.2 million for acquisition fees, respectively.
     If Cole Advisors II provides substantial services, as determined by the Company’s independent directors, in connection with the origination or refinancing of any debt financing obtained by the Company that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay Cole Advisors II a financing coordination fee equal to 1% of the amount available under such financing; provided, however, that Cole Advisors II shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which Cole Advisors II received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to Cole Advisors II as the Company acquires such permanent financing. However, no fees will be paid on loan proceeds from any line of credit until such time as all net offering proceeds have been invested by the Company. During the three months ended March 31, 2007 and 2006, the Company paid Cole Advisors II approximately $1.7 million and approximately $423,000 for finance coordination fees, respectively.
     The Company pays, and expects to continue to pay, Cole Realty Advisors, Inc., (“Cole Realty”), its affiliated property manager, fees for the management and leasing of the Company’s properties. Such fees currently equal, and are expected to continue to equal 2% of gross revenues, plus leasing commissions at prevailing market rates; provided however, that the aggregate of all property management and leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. During the three months ended March 31, 2007 and 2006, the Company paid Cole Realty approximately $213,000 and approximately $45,000 for property management fees, respectively.
     The Company pays Cole Advisors II an annualized asset management fee of 0.25% of the aggregate asset value of the Company’s assets. The fee is payable monthly in an amount equal to 0.02083% of aggregate asset value as of the last day of the immediately preceding month. During the three months ended March 31, 2007 and 2006, the Company paid Cole Advisors II approximately $327,000 and approximately $81,000 for asset management fees, respectively.
     If Cole Advisors II or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more properties, the Company will pay Cole Advisors II up to one-half of the brokerage commission paid, but in no event to exceed an amount equal to 2% of the sales price of each property sold. In no event will the combined real estate commission paid to Cole Advisors II, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. In addition, after investors have received a return of their net capital contributions and an 8% annual cumulative, non-compounded return, then Cole Advisors II is entitled to receive 10% of remaining net sale proceeds. During the three months ended March 31, 2007 and 2006, the Company did not pay any fees or amounts to Cole Advisors II relating to the sale of properties.
     In the event the Company’s common stock is listed in the future on a national securities exchange, a subordinated incentive listing fee equal to 10% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors will be paid to Cole Advisors II.
     In the event that the advisory agreement with Cole Advisors II is terminated, other than termination by the Company because of a material breach of the advisory agreement by Cole Advisors II, a subordinated performance fee of 10% of the amount, if any, by which (i) the appraised asset value of the Company at the time of such termination plus total distributions paid to stockholders through the termination date exceeds (ii) the aggregate capital contribution contributed by investors less distributions from sale proceeds plus payment to investors of an 8% annual, cumulative, non-compounded return on capital. No subordinated performance fee will be paid if the Company has already paid or become obligated to pay Cole Advisors II a subordinated incentive listing fee.
     The Company may reimburse Cole Advisors II for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company does not reimburse for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater

F-11

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
March 31, 2007
(Unaudited)
of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period unless the Company’s independent directors find that based on unusual and non-recurring factors a higher level of expense is justified for that year. The Company will not reimburse for personnel costs in connection with services for which Cole Advisors II receives acquisition fees or real estate commissions. During the three months ended March 31, 2007 and 2006, the Company did not reimburse the Advisor for any such costs.
     At March 31, 2007 and December 31, 2006, the Company had approximately $38,000 and approximately $68,000, respectively, due to affiliates, which is included in Deferred Rent and Other Liabilities in the condensed consolidated balance sheets and is payable to Cole Advisors II. At March 31, 2007 and 2006, amounts due to affiliates consisted of amounts payable to Cole Advisors II for reimbursement of legal fees, and amounts payable to Cole Capital for commissions and dealer manager fees payable on stock issuances.
Note 8 — Economic Dependency
     Under various agreements, the Company has engaged or will engage Cole Advisors II and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.
     As a result of these relationships, the Company is dependent upon Cole Advisors II and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
Note 9 — New Accounting Pronouncements
     In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No.109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 became effective for the Company on January 1, 2007 and its adoption did not have a material impact on its consolidated financial statements.
Note 10 — Independent Directors’ Stock Option Plan
     The Company has a stock option plan, the Independent Director’s Stock Option Plan (the “IDSOP”), which authorizes the grant of non-qualified stock options to the Company’s independent directors, subject to the absolute discretion of the board of directors and the applicable limitations of the plan. The Company intends to grant options under the IDSOP to each qualifying director annually. The exercise price for the options granted under the IDSOP initially will be $9.15 per share. It is intended that the exercise price for future options granted under the IDSOP will be at least 100% of the fair market value of the Company’s common stock as of the date the option is granted. As of March 31, 2007 and December 31, 2006, the Company had granted options to purchase 20,000 shares at $9.15 per share, each with a one year vesting period. A total of 1,000,000 shares have been authorized and reserved for issuance under the IDSOP. On January 1, 2006, we adopted SFAS 123R which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options related to the IDSOP, based on estimated fair values. The Company adopted FAS 123R using the modified prospective application. Accordingly, prior period amounts were not restated.
     During the three months ended March 31, 2007 and 2006, the Company recorded stock-based compensation charges of approximately $14,000 and approximately $15,000, respectively. Stock-based compensation expense is based on awards ultimately expected to vest, and has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s calculations do not assume any forfeitures.

F-12

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
March 31, 2007
(Unaudited)
     During the three months ended March 31, 2007 and 2006, no options were granted, forfeited, became vested, or were exercised. As of March 31, 2007, options to purchase 20,000 shares at $9.15 per share remained outstanding and options to purchase 10,000 shares options were unvested with a weighted average contractual remaining life of approximately nine years. As of March 31, 2007, there was approximately $8,000 of total unrecognized compensation cost related to unvested share-based compensation awards granted under the IDSOP. That cost is expected to be recognized through the quarter ended June 30, 2007.
Note 11 — Subsequent Events
Sale of Shares of Common Stock
     As of May 11, 2007, the Company had raised approximately $515.3 million of gross proceeds through the issuance of approximately 51.6 million shares of its common stock under the Initial Offering (including shares sold under the DRIP). As of May 11, 2007, approximately $37.4 million (3.7 million shares) remained available for sale to the public under the Initial Offering, exclusive of shares available under the DRIP. As of May 11, 2007, no shares had been sold in the Follow-on Offering and all 150,000,000 shares remained available for sale under the Follow-on Offering.
Real Estate Acquisitions
     The Company acquired the following properties subsequent to March 31, 2007:

Property	Location	Acquisition Date	Square Feet	Purchase Price
Tractor Supply specialty retail	Greenfield, MN	April 2, 2007	22,512	$4,050,000
Eckerd drugstore	Lincolnton, NC	April 3, 2007	10,908	2,262,000
Lincoln Place shopping center	Fairview Heights, IL	April 5, 2007	185,416	44,000,000
Ashley Furniture home furnishings	Amarillo, TX	April 6, 2007	74,797	5,920,000
Pocatello Square shopping center	Pocatello, ID	April 6, 2007	125,554	23,000,000
Tractor Supply specialty retail	Paw Paw, MI	April 9, 2007	22,670	3,095,000
Tractor Supply specialty retail	Marinette, WI	April 9, 2007	19,097	2,950,000
Staples office supply	Greenville, SC	April 11, 2007	20,388	4,545,000
Big 5 Center retail center	Aurora, CO	April 11, 2007	13,500	4,290,000
Rite Aid drugstore	Plains, PA	April 16, 2007	14,564	5,200,000
Tractor Supply specialty retail	Navasota, TX	April 18, 2007	22,670	3,015,000
Sportsman’s Warehouse sporting goods	DePere, WI	April 20, 2007	48,453	6,010,000
Eckerd drugstore	Easton, PA	April 24, 2007	13,813	5,970,000
Applebee’s Portfolio	Various	April 28, 2007	120,246	65,000,000
Walgreens drugstore	Bridgetown, OH	April 30, 2007	13,905	4,475,000
Rite Aid drugstore	Fredericksburg, VA	May 2, 2007	14,564	5,415,000
Sam’s Club warehouse club	Anderson, SC	May 8, 2007	134,664	12,000,000
Tractor Supply specialty retail	Fredericksburg, TX	May 7, 2007	22,670	3,125,000
Walgreens drugstore	Dallas, TX	May 9, 2007	13,905	3,150,000
Wal-Mart discount retailer	New London, WI	May 9, 2007	51,985	2,614,000
Rite Aid drugstore	Lima, OH	May 14, 2007	14,564	4,745,962
Rite Aid drugstore	Allentown, PA	May 15, 2007	14,564	5,561,112

Total			995,409	$220,392,774

F-13

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
March 31, 2007
(Unaudited)
Mortgage Notes Payable
     Subsequent to March 31, 2007, the Company incurred or assumed the following mortgage notes payable in connection with the real estate acquisitions described above:

				Fixed		Variable Rate
		Fixed Rate		Interest		Loan Amount
Property	Location	Loan Amount		Rate	Maturity Date	(1)	Maturity Date	Total Loan
Tractor Supply specialty retail	Greenfield, MN	$2,227,500		5.57%	July 1, 2017	$—	N/A	$2,227,500
Eckerd drugstore	Lincolnton, NC	1,538,000		5.80%	April 11, 2017	271,000	July 3, 2007	1,809,000
Lincoln Place shopping center	Fairview Heights, IL	35,432,000		5.70%	May 1, 2017	—	N/A	35,432,000
Ashley Furniture	Amarillo, TX	4,026,000		5.59%	April 11, 2017	710,000	July 5, 2007	4,736,000
Pocatello Square	Pocatello, ID	17,250,000		5.53%	April 11, 2017	1,150,000	August 6, 2007	18,400,000
Tractor Supply specialty retail	Paw Paw, MI	2,048,000		5.65%	May 1, 2017	—	N/A	2,048,000
Tractor Supply specialty retail	Marinette, WI	1,918,000		5.65%	May 1, 2017	—	N/A	1,918,000
Tractor Supply specialty retail	Ankeny, IA	1,950,500		5.65%	May 1, 2017	—	N/A	1,950,500
Staples office supply	Greenville, SC	2,955,000		5.51%	June 1, 2017	—	N/A	2,955,000
Big 5 Center retail center	Aurora, CO	2,804,000		5.57%	May 1, 2017	—	N/A	2,804,000
Rite Aid drug store	Plains, PA	3,380,000		5.60%	June 1, 2017	—	N/A	3,380,000
Tractor Supply specialty retail	Navasota, TX	2,050,000		5.80%	May 11, 2017	362,000	July 18, 2007	2,412,000
Sportsman’s Warehouse sporting goods	DePere, WI	3,906,500		5.52%	May 1, 2017	—	N/A	3,906,500
Eckerd drugstore	Easton, PA	4,060,000		5.80%	April 11, 2017	716,000	July 4, 2007	4,776,000
Walgreens drugstore	Bridgetown, OH	3,043,000		5.80%	May 11, 2017	537,000	August 27, 2007	3,580,000
Applebee’s Portfolio	Various	42,250,000	(1)	5.68%	May 11, 2017	—	N/A	42,250,000
Rite Aid drug store	Fredericksburg, VA	2,979,000		5.92%	May 11, 2017	1,353,000	August 2, 2007	4,332,000
Sam’s Club warehouse club	Anderson, SC	8,160,000		5.80%	May 11, 2017	1,440,000	August 4, 2007	9,600,000
Tractor Supply specialty retail	Fredericksburg, TX	2,031,250		5.57%	June 1, 2017	—	N/A	2,031,250
Walgreens drugstore	Dallas, TX	2,175,000		5.76%	June 1, 2017	—	N/A	2,175,000
Wal-Mart discount retailer	New London, WI	1,778,000		5.80%	May 11, 2017	313,000	August 9, 2007	2,091,000
Rite Aid drugstore	Lima, OH	3,103,000		5.46%	June 1, 2017	—	N/A	3,103,000
Rite Aid drugstore	Allentown, PA	3,615,000		5.78%	June 1, 2017	—	N/A	3,615,000

Total indebtedness		$154,679,750				$6,852,000		$161,531,750

(1)	The Applebee’s Portfolio consists of 3 separate master loan agreements.

F-14

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
March 31, 2007
(Unaudited)
     In addition, subsequent to March 31, 2007, the Company repaid an aggregate of approximately $1.9 million of variable rate short-term debt related to one loan.
Extended Rate Lock Agreement
     During the period from April 1, 2007 through May 11, 2007, the Company entered into a Rate Lock Agreement with Bear Stearns to lock an interest rate of 5.69% for up to $75 million in borrowings. Under the terms of the Rate Lock Agreement, the Company made a rate lock deposit totaling $1.5 million to Bear Stearns. As of May 11, 2007, the Company had available total borrowings of approximately $353.1 million under the Rate Locks and approximately $7.7 million in rate lock deposits outstanding.
     The deposit is refundable to the Company in an amount generally equal to 2% of any loans funded under the agreement. The Rate Lock expires 60 days from execution and may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the borrower’s election, by converting the fee into interest rate spread.

F-15

COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 2 DATED JULY 23, 2007
TO THE PROSPECTUS DATED MAY 11, 2007

This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007 and Supplement No. 1 dated May 16, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to describe the following:

(1) the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2) recent real property investments;

(3) potential real property investments; and

(4) updated annual operating results of prior real estate programs.

Status of Our Public Offerings

We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. As of the close of business on May 22, 2007, we had issued a total of 54,838,315 shares in our initial public offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $547 million.

We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of July 17, 2007, we had accepted investors’ subscriptions for, and issued, approximately 8,000,000 shares of our common stock in the follow-on offering, resulting in gross proceeds to us of approximately $80 million. Combined with our initial public offering, we had raised a total of approximately $627 million as of July 17, 2007.

Replace and Supplement Real Property Investments

The following information supplements and should be read in conjunction with the table in the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 7 of the prospectus.

Description of Real Estate Investments

As of July 23, 2007, we owned 216 properties, comprising approximately 9.0 million rentable square feet of commercial space located in 42 states and the U.S. Virgin Islands. Properties acquired between May 16, 2007, the date of our last prospectus supplement, and July 23, 2007 are listed below.

		Rentable	Purchase
Property Description	Tenant	Square Feet	Price

CVS — Florence, SC	Florence CVS, Inc.	10,125	$2,625,000
Eckerd — Spartanburg (Main), SC	Eckerd Corporation	10,908	3,475,000
Staples — Warsaw, IN	Staples the Office Superstore East, Inc.	23,990	3,215,000
Walgreens — Bryan, TX	Walgreen Co.	15,050	6,325,000
Walgreens — Harris County, TX	Walgreen Co.	15,050	5,650,000
Tractor Supply — Fairview, TN	Tractor Supply Company	19,067	2,970,000
Borders — Rapid City, SD	Borders, Inc.	20,000	6,461,000
Borders — Reading, PA	Borders, Inc.	25,023	6,261,000
Walgreens — Gainesville, FL	Walgreen Co.	13,905	3,625,000
Chili’s — Fredericksburg, TX	Brinker Texas, L.P.	5,494	2,314,000
Tractor Supply — Baytown, TX	Tractor Supply Company	22,670	3,310,000

		Rentable	Purchase
Property Description	Tenant	Square Feet	Price

Winco — Eureka, CA	Winco Foods, LLC	82,490	16,300,000
Eckerd — Vineland, NJ	Eckerd Corporation	14,910	5,000,000
Eckerd — Mantua, NJ	Eckerd Corporation	8,710	2,050,000
Best Buy (Super Value) — Warwick, RI	Best Buy Stores, LP	64,514	7,300,000
Best Buy — Evanston, IL	Best Buy Stores, LP	45,397	8,250,000
Academy Sports — Houston, TX	Academy, LTD	53,381	5,400,000
Starbucks — Covington, TN	Starbucks Corporation	1,805	1,516,000
Starbucks — Sedalia, MO	Starbucks Corporation	1,800	1,227,000
Kroger — La Grange, GA	The Kroger Co.	61,331	7,293,750
La-Z-Boy — Kentwood, MI	La-Z-Boy Showcase Shoppes of Detroit, Inc.	30,245	5,145,386
Circuit City — Mesquite, TX	Circuit City Stores, Inc.	42,918	7,825,000
Tractor Supply — Prior Lake, MN	Tractor Supply Company	36,183	5,050,000
Circuit City Distribution Center — Groveland, FL	Circuit City Stores, Inc.	706,560	27,548,810
Walgreens — Fort Worth, TX	Walgreen Co.	15,120	4,855,153
Kohls — Lake Zurich, IL	Kohl’s Department Stores, Inc.	88,306	12,712,730
EDS — Salt Lake City, UT	EDS Information Services, LLC	406,101	22,824,824
Lowe’s — Cincinnati, OH	Lowe’s Home Centers, Inc.	129,044	20,558,483
Walgreens — Kansas City (Linwood), MO	Walgreen Co.	13,905	3,750,000
Walgreens — Kansas City (Troost), MO	Walgreen Co.	13,905	4,928,000
Walgreens — Kansas City (63rd St), MO	Walgreen Co.	13,905	4,335,000
Walgreens — Kansas City (Independence), MO	Walgreen Co.	13,905	4,598,000
Walgreens — Topeka, KS	Walgreen Co.	13,905	3,121,950
CVS — Amarillo, TX	Eckerd Corporation	9,504	2,791,067
Taco Bell — Brazil, IN	Southern Bells, Inc.	1,993	1,969,655
Taco Bell — Henderson, KY	Southern Bells, Inc.	2,320	1,552,607
Academy Sports — Baton Rouge, LA	Academy Louisiana Co.	52,500	6,942,782
Taco Bell — Washington, IN	Southern Bells, Inc.	2,093	1,255,545
Taco Bell — Robinson, IL	Southern Bells, Inc.	1,944	1,550,672
Taco Bell — Princeton, IN	Southern Bells, Inc.	2,436	1,424,328
Eckerd — Mableton, GA	Eckerd Corporation	8,996	1,850,637
Taco Bell/KFC — Spencer, IN	Southern Bells, Inc.	2,296	964,865
CVS — Del City, OK	Eckerd Corporation	10,906	4,179,502
Taco Bell — Anderson, IN	Southern Bells, Inc.	2,166	1,725,514
Academy Sports — North Richland Hills, TX	Academy, LTD	52,500	6,292,471
Dave and Buster’s — Addison, IL	Dave and Buster’s, Inc.	50,000	13,928,571
Academy Sports — Houston (Southwest), TX	Academy, LTD	52,548	7,138,821

2

		Rentable	Purchase
Property Description	Tenant	Square Feet	Price

Academy Sports — Houston (Breton), TX	Academy, LTD	53,381	4,724,567
Eckerd — Chattanooga, TN	Eckerd Corporation	10,909	2,797,644
Taco Bell/KFC — Vinceness, IN	Southern Bells, Inc.	2,691	1,478,690
Taco Bell — Martinsville, IN	Southern Bells, Inc.	2,057	1,973,552
LJS/A&W — Houston, TX	LJS Restaurants, Inc.	34,094	1,204,821
Dickinson Theatre — Yukon, OK	Dickinson Theatres, Inc.	27,442	4,550,000
Circuit City — Taunton, MA	Circuit City Stores, Inc.	32,748	7,860,000
Telerx — Kings Mountain, NC	TelerX Marketing, Inc.	60,000	8,690,000
Staples — Guntersville, AL	Staples the Office Super Store East, Inc.	23,942	3,325,000
Fed Ex — Peoria, IL	Federal Express Corporation	38,200	3,200,000

		2,577,288	$321,192,397

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus.

Real Property Investments

We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants.

As of July 23, 2007, we, through separate wholly-owned limited partnerships or limited liability companies, had acquired a 100% fee simple interest in 216 properties consisting of approximately 9.0 million gross rentable square feet located in 42 states and the U.S. Virgin Islands. The properties generally were acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock.

3

The following table summarizes properties acquired between May 16, 2007, the date of our last prospectus supplement, and July 23, 2007 in order of acquisition date:

					Fees Paid	Rentable
		Date	Year	Purchase	to	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor(1)	Feet	Occupancy

CVS — Florence, SC	Drugstore	May 17, 2007	1998	$2,625,000	$69,563	10,125	100%
Eckerd — Spartanburg (Main), SC	Drugstore	May 17, 2007	1998	3,475,000	92,088	10,908	100%
Staples — Warsaw, IN	Office supply	May 17, 2007	1998	3,215,000	82,800	23,990	100%
Walgreens — Bryan, TX	Drugstore	May 18, 2007	2001	6,325,000	167,610	15,050	100%
Walgreens — Harris County, TX	Drugstore	May 18, 2007	2000	5,650,000	149,730	15,050	100%
Tractor Supply — Fairview, TN	Specialty retail	May 25, 2007	2007	2,970,000	78,705	19,067	100%
Borders — Rapid City, SD	Specialty retail	June 1, 2007	1999	6,461,000	173,150	20,000	100%
Borders — Reading, PA	Specialty retail	June 1, 2007	1997	6,261,000	167,790	25,023	100%
Walgreens — Gainesville, FL	Drugstore	June 1, 2007	1997	3,625,000	97,150	13,905	100%
Chili’s — Fredericksburg, TX	Restaurant	June 5, 2007	1985	2,314,000	61,320	5,494	100%
Tractor Supply — Baytown, TX	Specialty retail	June 11, 2007	2007	3,310,000	88,710	22,670	100%
Starbucks — Covington, TN	Restaurant	June 22, 2007	2006	1,516,000	30,320	1,805	100%
Starbucks — Sedalia, MO	Restaurant	June 22, 2007	2006	1,227,000	24,540	1,800	100%
Winco — Eureka, CA	Grocery store	June 27, 2007	1960	16,300,000	446,470	82,490	100%
Eckerd — Vineland, NJ	Drugstore	June 27, 2007	1997	5,000,000	135,000	14,910	100%
Eckerd — Mantua, NJ	Drugstore	June 27, 2007	1993	2,050,000	55,700	8,710	100%
Best Buy (Super Value) — Warwick, RI	Specialty retail	June 27, 2007	1992	7,300,000	199,500	64,514	100%
Best Buy — Evanston, IL	Specialty retail	June 27, 2007	1996	8,250,000	224,000	45,397	100%
Academy Sports — Houston, TX	Specialty retail	June 27, 2007	1995	5,400,000	146,250	53,381	100%
Kroger — La Grange, GA	Grocery store	June 28, 2007	1998	7,293,750	193,500	61,331	100%
La-Z-Boy — Kentwood, MI	Specialty retail	June 28, 2007	1986	5,145,386	138,928	30,245	100%
Circuit City — Mesquite, TX	Specialty retail	June 29, 2007	1996	7,825,000	199,550	42,918	100%
Tractor Supply — Prior Lake, MN	Specialty retail	June 29, 2007	1991	5,050,000	133,833	36,183	100%
Staples — Guntersville, AL	Office supply	July 6, 2007	2001	3,325,000	88,113	23,942	100%
Walgreens — Kansas City (Independence), MO	Drugstore	July 11, 2007	1997	4,598,000	121,860	13,905	100%
Walgreens — Topeka, KS	Drugstore	July 11, 2007	1999	3,121,950	81,139	13,905	100%
Walgreens — Kansas City (Linwood), MO	Drugstore	July 11, 2007	2000	3,750,000	99,375	13,905	100%
Walgreens — Kansas City (Troost), MO	Drugstore	July 11, 2007	2000	4,928,000	123,200	13,905	100%
Walgreens — Kansas City (63rd St), MO	Drugstore	July 11, 2007	2000	4,335,000	117,045	13,905	100%
Circuit City — Taunton, MA	Specialty retail	July 13, 2007	2001	7,860,000	200,430	32,748	100%
Circuit City Distribution Center — Groveland, FL	Specialty retail	July 17, 2007	1999	27,548,810	753,476	706,560	100%
Walgreens — Fort Worth, TX	Drugstore	July 17, 2007	1999	4,855,153	133,853	15,120	100%
Kohls — Lake Zurich, IL	Apparel	July 17, 2007	2000	12,712,730	345,005	88,306	100%
EDS — Salt Lake City, UT	Technology Services	July 17, 2007	1993	22,824,824	636,496	406,101	100%
Lowe’s — Cincinnati, OH	Home improvement	July 17, 2007	1998	20,558,483	549,170	129,044	100%
Dickinson Theatre — Yukon, OK	Theaters	July 17, 2007	2007	4,550,000	91,000	27,442	100%
Telerx — Kings Mountain, NC	Marketing	July 17, 2007	2007	8,690,000	234,630	60,000	100%
CVS — Amarillo, TX	Drugstore	July 19, 2007	1994	2,791,067	73,231	9,504	100%
Taco Bell — Brazil, IN	Restaurant	July 19, 2007	1996	1,969,655	39,393	1,993	100%
Taco Bell — Henderson, KY	Restaurant	July 19, 2007	1992	1,552,607	31,052	2,320	100%
Academy Sports — Baton Rouge, LA	Sporting goods	July 19, 2007	1996	6,942,782	185,726	52,500	100%
Taco Bell — Washington, IN	Restaurant	July 19, 2007	1995	1,255,545	25,111	2,093	100%
Taco Bell — Robinson, IL	Restaurant	July 19, 2007	1994	1,550,672	31,013	1,944	100%
Taco Bell — Princeton, IN	Restaurant	July 19, 2007	1992	1,424,328	28,487	2,436	100%

4

					Fees Paid	Rentable
		Date	Year	Purchase	to	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor(1)	Feet	Occupancy

Eckerd — Mableton, GA	Drugstore	July 19, 2007	1994	1,850,637	48,983	8,996	100%
Taco Bell/KFC — Spencer, IN	Restaurant	July 19, 2007	1999	964,865	19,297	2,296	100%
CVS — Del City, OK	Drugstore	July 19, 2007	1998	4,179,502	109,900	10,906	100%
Taco Bell — Anderson, IN	Restaurant	July 19, 2007	1995	1,725,514	34,510	2,166	100%
Academy Sports — North Richland Hills, TX	Sporting goods	July 19, 2007	1996	6,292,471	168,019	52,500	100%
Dave and Buster’s — Addison, IL	Restaurant	July 19, 2007	2006	13,928,571	334,571	50,000	100%
Academy Sports — Houston (Southwest), TX	Sporting goods	July 19, 2007	1996	7,138,821	189,026	52,548	100%
Academy Sports — Houston (Breton), TX	Sporting goods	July 19, 2007	1995	4,724,567	124,941	53,381	100%
Eckerd — Chattanooga, TN	Drugstore	July 19, 2007	1997	2,797,644	75,153	10,909	100%
Taco Bell/KFC — Vinceness, IN	Restaurant	July 19, 2007	2000	1,478,690	29,574	2,691	100%
Taco Bell — Martinsville, IN	Restaurant	July 19, 2007	1986	1,973,552	39,471	2,057	100%
LJS/A&W — Houston, TX	Restaurant	July 19, 2007	2004	1,204,821	24,096	34,094	100%
Federal Express — Peoria, IL	Distribution	July 20, 2007	1997	3,200,000	84,800	38,200	100%

				$321,192,397	$8,427,353	2,577,288

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.

5

The following table sets forth the principal provisions of the lease terms for the major tenants at each property listed above:

				% of
			Total	Total			Base
	Number		Square	Square	Renewal	Current	Rent per
	of	Major	Feet	Feet	Options	Annual	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	**	Base Rent	Foot	Beginning	To

CVS — Florence, SC	1	Florence CVS, Inc.	10,125	100%	4/5 yr.	$177,188	$17.50	5/17/2007	1/31/2019
Eckerd — Spartanburg (Main), SC	1	Eckerd Corporation	10,908	100%	4/5 yr.	268,555	24.62	5/17/2007	9/28/2018
Staples — Warsaw, IN	1	Staples the Office Superstore East, Inc.	23,990	100%	4/5 yr.	261,491	10.90	5/17/2007	5/31/2013
Walgreens — Bryan, TX	1	Walgreen Co.	15,050	100%	8/5 yr.	432,900	28.76	5/18/2007	4/30/2021
Walgreens — Harris County, TX	1	Walgreen Co.	15,050	100%	8/5 yr.	389,340	25.87	5/18/2007	3/31/2021
Tractor Supply — Fairview, TN	1	Tractor Supply Company	19,067	100%	4/5 yr.	216,420	11.35	5/25/2007	5/4/2022
Borders — Rapid City, SD	1	Borders, Inc.	20,000	100%	5/5 yr.	465,923	23.30	6/1/2007	3/31/2016
Borders — Reading, PA	1	Borders, Inc.	25,023	100%	4/5 yr.	451,392	18.04	6/1/2007	1/31/2019
Walgreens — Gainesville, FL	1	Walgreen Co.	13,905	100%	8/5 yr.	262,800	18.90	6/1/2007	1/31/2018
Chili’s — Fredericksburg, TX	1	Brinker Texas, L.P.	5,494	100%	2/5 yr.	162,000	29.49	6/5/2007	11/30/2025
Tractor Supply — Baytown, TX	1	Tractor Supply Company	22,670	100%	4/5 yr.	235,000	10.37	6/11/2007	5/29/2022
Winco — Eureka, CA	1	Winco Foods, LLC	82,490	100%	2/5 yr.	1,043,955	12.66	6/27/2007	6/23/2016
Eckerd — Vineland, NJ	1	Eckerd Corporation	14,910	100%	4/5 yr.	363,310	24.37	6/27/2007	3/5/2019
Eckerd — Mantua, NJ	1	Eckerd Corporation	8,710	100%	4/5 yr.	157,227	18.05	6/27/2007	6/17/2014
Best Buy (Super Value) — Warwick, RI	1	Best Buy Stores, LP	64,514	100%	4/5 yr.	537,625	8.33	6/27/2007	2/1/2020
Best Buy — Evanston, IL	1	Best Buy Stores, LP	45,397	100%	3/5 yr.	576,300	12.69	6/27/2007	2/26/2017
Academy Sports — Houston, TX	1	Academy, LTD	53,381	100%	4/5 yr.	379,277	7.11	6/27/2007	5/31/2015
Starbucks — Covington, TN	1	Starbucks Corporation	1,805	100%	4/5 yr.	105,376	58.38	6/22/2007	4/30/2017
Starbucks — Sedalia, MO	1	Starbucks Corporation	1,800	100%	4/5 yr.	85,302	47.39	6/22/2007	3/31/2017
Kroger — La Grange, GA	1	The Kroger Co.	61,331	100%	N/A	531,126	8.66	6/28/2007	1/31/2018
La-Z-Boy — Kentwood, MI	1	La-Z-Boy Showcase Shoppes of Detroit, Inc.	30,245	100%	4/5 yr.	385,904	12.76	6/28/2007	10/31/2017
Circuit City — Mesquite, TX	1	Circuit City Stores, Inc.	42,918	100%	4/5 yr.	586,844	13.67	6/29/2007	1/31/2017
Tractor Supply — Prior Lake, MN	1	Tractor Supply Company	36,183	100%	4/5 yr.	366,000	10.12	6/29/2007	6/4/2022
Circuit City Distribution Center — Groveland, FL	1	Circuit City Stores, Inc.	706,560	100%	2/10 yr.	1,830,075	2.59	7/17/2007	8/31/2021
Walgreens — Fort Worth, TX	1	Walgreen Co.	15,120	100%	8/5 yr.	305,842	20.23	7/17/2007	11/30/2019
Kohls — Lake Zurich, IL	1	Kohl’s Department Stores, Inc.	88,306	100%	6/5 yr.	800,902	9.07	7/17/2007	1/30/2021
EDS — Salt Lake City, UT	1	EDS Information Services, LLC	406,101	100%	3/5 yr.	593,418	1.46	7/17/2007	7/31/2016
Lowe’s — Cincinnati, OH	1	Lowe’s Home Centers, Inc.	129,044	100%	6/5 yr.	1,227,509	9.51	7/17/2007	2/28/2019
Walgreens — Kansas City (Linwood), MO	1	Walgreen Co.	13,905	100%	8/5 yr.	264,400	19.01	7/11/2007	1/31/2018
Walgreens — Kansas City (Troost), MO	1	Walgreen Co.	13,905	100%	8/5 yr.	348,000	25.03	7/11/2007	3/31/2020
Walgreens — Kansas City (63rd St), MO	1	Walgreen Co.	13,905	100%	8/5 yr.	307,857	22.14	7/11/2007	12/31/2019
Walgreens — Kansas City (Independence), MO	1	Walgreen Co.	13,905	100%	8/5 yr.	323,291	23.25	7/11/2007	12/31/2017
Walgreens — Topeka, KS	1	Walgreen Co.	13,905	100%	8/5 yr.	228,000	16.40	7/11/2007	9/30/2019
CVS — Amarillo, TX	1	Eckerd Corporation	9,504	100%	4/5 yr.	187,488	19.73	7/19/2007	12/3/2014
Taco Bell — Brazil, IN	1	Southern Bells, Inc.	1,993	100%	3/5 yr.	142,800	71.65	7/19/2007	5/17/2021
Taco Bell — Henderson, KY	1	Southern Bells, Inc.	2,320	100%	3/5 yr.	114,117	49.19	7/19/2007	5/17/2021
Academy Sports — Baton Rouge, LA	1	Academy Louisiana Co., LLC	52,500	100%	4/5 yr.	455,582	8.68	7/19/2007	6/30/2017
Taco Bell — Washington, IN	1	Southern Bells, Inc.	2,093	100%	3/5 yr.	93,538	44.69	7/19/2007	5/17/2021

6

				% of
			Total	Total			Base
	Number		Square	Square	Renewal	Current	Rent per
	of	Major	Feet	Feet	Options	Annual	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	**	Base Rent	Foot	Beginning	To

Taco Bell — Robinson, IL	1	Southern Bells, Inc.	1,944	100%	3/5 yr.	116,300	59.83	7/19/2007	5/17/2021
Taco Bell — Princeton, IN	1	Southern Bells, Inc.	2,436	100%	3/5 yr.	106,825	43.85	7/19/2007	5/17/2021
Eckerd — Mableton, GA	1	Eckerd Corporation	8,996	100%	4/5 yr.	135,490	15.06	7/19/2007	1/28/2014
Taco Bell/KFC — Spencer, IN	1	Southern Bells, Inc.	2,296	100%	3/5 yr.	71,400	31.10	7/19/2007	5/17/2021
CVS — Del City, OK	1	Eckerd Corporation	10,906	100%	4/5 yr.	283,290	25.98	7/19/2007	10/6/2018
Taco Bell — Anderson, IN	1	Southern Bells, Inc.	2,166	100%	3/5 yr.	124,237	57.36	7/19/2007	5/17/2021
Academy Sports — N Richland Hills, TX	1	Academy, LTD	52,500	100%	4/5 yr.	450,850	8.59	7/19/2007	5/31/2007
Dave and Buster’s — Addison, IL	1	Dave and Buster’s, Inc.	50,000	100%	3/5 yr.	975,000	19.50	7/19/2007	5/31/2024
Academy Sports — Houston (Southwest), TX	1	Academy, LTD	52,548	100%	4/5 yr.	494,548	9.41	7/19/2007	2/1/2017
Academy Sports — Houston (Breton), TX	1	Academy, LTD	53,381	100%	4/5 yr.	325,550	6.10	7/19/2007	6/30/2015
Eckerd — Chattanooga, TN	1	Eckerd Corporation	10,909	100%	4/5 yr.	201,276	18.45	7/19/2007	7/25/2017
Taco Bell/KFC — Vinceness, IN	1	Southern Bells, Inc.	2,691	100%	3/5 yr.	107,205	39.84	7/19/2007	5/17/2021
Taco Bell — Martinsville, IN	1	Southern Bells, Inc.	2,057	100%	3/5 yr.	143,082	69.56	7/19/2007	5/17/2021
LJS/A&W — Houston, TX	1	LJS Restaurants, Inc.	34,094	100%	3/5 yr.	72,000	2.11	7/19/2007	12/1/2018
Dickinson Theatre — Yukon, OK	1	Dickinson Theatres, Inc.	27,442	100%	3/5 yr.	392,421	14.30	7/17/2007	6/30/2022
Circuit City — Taunton, MA	1	Circuit City Stores, Inc.	32,748	100%	2/10 yr.	570,000	17.41	7/13/2007	2/28/2021
Telerx — Kings Mountain, NC	1	TelerX Marketing, Inc.	60,000	100%	3/5 yr.	604,800	10.08	7/17/2007	5/31/2017
Staples — Guntersville, AL	1	Staples the Office Super Store East, Inc.	23,942	100%	4/5 yr.	248,997	10.40	7/6/2007	3/31/2016
Federal Express — Peoria, IL	1	Federal Express Corporation	38,200	100%	2/5 yr.	227,290	5.95	7/20/2007	3/31/2017

			2,577,288			$21,314,635

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.

Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently receives a property management fee of up to 2.0% of the monthly gross revenues from our single-tenant properties and up to 4.0% of the monthly gross revenues from our multi-tenant properties. We currently have no plans for any renovations, improvements or development of the properties listed above and we believe that all are adequately insured.

7

In connection with the property acquisitions noted above, we incurred or assumed the following fixed and variable rate mortgage notes:

	Fixed Rate	Fixed		Variable
	Loan	Interest	Maturity	Rate Loan	Maturity	Total Loan
Property	Amount	Rate	Date	Amount	Date	Outstanding

CVS — Florence, SC	$1,706,205	5.73%	6/1/2017	—	N/A	$1,706,205
Eckerd — Spartanburg (Main), SC	2,258,750	5.73%	6/1/2017	—	N/A	2,258,750
Staples — Warsaw, IN	1,850,000	5.73%	6/1/2017	—	N/A	1,850,000
Walgreens — Bryan, TX	4,111,000	5.70%	6/11/2017	949,000	8/16/2007	5,060,000
Walgreens — Harris County, TX	3,673,000	5.70%	6/11/2017	848,000	6/11/2017	4,521,000
Tractor Supply — Fairview, TN	1,930,500	5.59%	6/1/2017	—	N/A	1,930,500
Borders — Rapid City, SD	4,393,000	5.66%	6/11/2017	776,000	9/1/2007	5,169,000
Borders — Reading, PA	4,257,000	5.66%	6/11/2017	752,000	9/1/2007	5,009,000
Walgreens — Gainesville, FL	2,465,000	5.60%	6/11/2017	435,000	9/1/2007	2,900,000
Chili’s — Fredericksburg, TX	1,504,000	5.55%	6/11/2017	347,000	9/5/2007	1,851,000
Tractor Supply — Baytown, TX	2,251,000	5.60%	6/11/2017	397,000	9/11/2007	2,648,000
Winco — Eureka, CA	11,247,000	5.71%	7/1/2017	—	N/A	11,247,000
Eckerd — Vineland, NJ	3,500,000	5.71%	7/1/2017	—	N/A	3,500,000
Eckerd — Mantua, NJ	1,470,000	5.71%	7/1/2017	—	N/A	1,470,000
Best Buy (Super Value) — Warwick, RI	5,350,000	5.71%	7/1/2017	—	N/A	5,350,000
Best Buy — Evanston, IL	5,900,000	5.71%	7/1/2017	—	N/A	5,900,000
Academy Sports — Houston, TX	3,825,000	5.71%	7/1/2017	—	N/A	3,825,000
Starbucks — Covington, TN	—	N/A	N/A	—	N/A	—
Starbucks — Sedalia, MO	—	N/A	N/A	—	N/A	—
Kroger — La Grange, GA	4,750,000	5.21%	7/1/2012	—	N/A	4,750,000
La-Z-Boy — Kentwood, MI	3,602,000	5.32%	7/1/2012	—	N/A	3,602,000
Circuit City — Mesquite, TX	4,305,000	5.32%	7/1/2012	—	N/A	4,305,000
Tractor Supply — Prior Lake, MN	3,283,250	5.73%	7/1/2017	—	N/A	3,283,250
Circuit City Distribution Center — Groveland, FL	20,250,000	5.55%	5/11/2017	—	N/A	20,250,000
Walgreens — Fort Worth, TX	3,675,000	5.55%	5/11/2017	—	N/A	3,675,000
Kohls — Lake Zurich, IL	9,075,000	5.55%	5/11/2017	—	N/A	9,075,000
EDS — Salt Lake City, UT	18,000,000	5.55%	5/11/2017	—	N/A	18,000,000
Lowe’s-Cincinnati, OH	13,800,000	5.55%	5/11/2017	—	N/A	13,800,000
Walgreens — Kansas City (Linwood), MO	2,437,500	5.69%	7/11/2017	—	N/A	2,437,500
Walgreens — Kansas City (Troost), MO	2,464,000	5.79%	7/11/2017	—	N/A	2,464,000
Walgreens — Kansas City (63rd St), MO	3,034,500	5.79%	7/11/2017	—	N/A	3,034,500
Walgreens — Kansas City (Independence), MO	2,990,000	5.69%	7/11/2017	—	N/A	2,990,000
Walgreens — Topeka, KS	1,870,000	5.79%	7/11/2017	—	N/A	1,870,000
CVS — Amarillo, TX	1,741,000	5.83%	8/1/2017	—	N/A	1,741,000
Taco Bell — Brazil, IN	—	N/A	N/A	—	N/A	—
Taco Bell — Henderson, KY	—	N/A	N/A	—	N/A	—
Academy Sports — Baton Rouge, LA	4,687,000	5.83%	8/1/2017	—	N/A	4,687,000
Taco Bell — Washington, IN	—	N/A	N/A	—	N/A	—
Taco Bell — Robinson, IL	—	N/A	N/A	—	N/A	—
Taco Bell — Princeton, IN	—	N/A	N/A	—	N/A	—
Eckerd — Mableton, GA	1,197,000	5.67%	8/1/2017	—	N/A	1,197,000
Taco Bell/KFC — Spencer, IN	—	N/A	N/A	—	N/A	—
CVS — Del City, OK	2,631,000	5.82%	8/1/2017	—	N/A	2,631,000

8

	Fixed Rate	Fixed		Variable
	Loan	Interest	Maturity	Rate Loan	Maturity	Total Loan
Property	Amount	Rate	Date	Amount	Date	Outstanding

Taco Bell — Anderson, IN	—	N/A	N/A	—	N/A	—
Academy Sports — N Richland Hills, TX	4,217,000	5.83%	8/1/2017	—	N/A	4,217,000
Dave and Busters — Addison, IL	5,600,000	5.56%	8/1/2017	—	N/A	5,600,000
Academy Sports — Houston (Southwest), TX	4,625,000	5.83%	8/1/2017	—	N/A	4,625,000
Academy Sports — Houston (Breton), TX	3,045,000	5.83%	8/1/2017	—	N/A	3,045,000
Eckerd — Chattanooga, TN	1,920,000	5.67%	8/1/2017	—	N/A	1,920,000
Taco Bell/KFC — Vinceness, IN	—	N/A	N/A	—	N/A	—
Taco Bell — Martinsville, IN	—	N/A	N/A	—	N/A	—
LJS/A&W — Houston, TX	—	N/A	N/A	—	N/A	—
Dickinson Theatre — Yukon, OK	—	N/A	N/A	—	N/A	—
Circuit City — Taunton, MA	4,323,000	5.32%	8/1/2012	—	N/A	4,323,000
Telerx — Kings Mountain, NC	6,083,000	5.27%	8/1/2012	—	N/A	6,083,000
Staples — Guntersville, AL	2,161,250	5.24%	8/1/2012	—	N/A	2,161,250
Federal Express — Peoria, IL	2,080,000	5.60%	7/20/2017	—	N/A	2,080,000

	$199,537,955			$4,504,000		$204,041,955

The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due on various dates from May 2012 through August 2017. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments and generally mature within 90 days. Each of the mortgage notes are secured by the respective property. The mortgage notes are generally non-recourse to us and Cole Op II, but both are liable for customary non-recourse carveouts.

The fixed rate mortgage notes generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, we may sell the properties to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.

In the event that a mortgage note is not paid off on the respective maturity date, each mortgage note includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2.0%). The individual mortgage note maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.

9

For federal income tax purposes, the preliminary depreciable basis in the properties noted above is approximately $246.9 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The depreciable basis in the properties noted above are detailed as follows:

Property	Depreciable Tax Basis

CVS — Florence, SC	$1,939,879
Eckerd — Spartanburg (Main), SC	2,206,496
Staples — Warsaw, IN	2,975,976
Walgreens — Bryan, TX	5,688,753
Walgreens — Harris County, TX	4,130,920
Tractor Supply — Fairview, TN	2,616,643
Borders — Rapid City, SD	5,028,711
Borders — Reading, PA	4,289,688
Walgreens — Gainesville, FL	2,668,219
Chili’s — Fredericksburg, TX	1,917,255
Tractor Supply — Baytown, TX	2,582,105
Winco — Eureka, CA	12,402,598
Eckerd — Vineland, NJ	2,849,536
Eckerd — Mantua, NJ	1,213,686
Best Buy (Super Value) — Warwick, RI	3,435,067
Best Buy — Evanston, IL	4,638,272
Academy Sports — Houston, TX	1,590,469
Starbucks — Covington, TN	1,009,060
Starbucks — Sedalia, MO	1,026,547
Kroger — La Grange, GA	6,397,575
La-Z-Boy — Kentwood, MI	3,876,176
Circuit City — Mesquite, TX	6,928,335
Tractor Supply — Prior Lake, MN	3,437,491
Circuit City Distribution Center — Groveland, FL	22,039,048
Walgreens — Fort Worth, TX	3,884,122
Kohls — Lake Zurich, IL	10,170,184
EDS — Salt Lake City, UT	18,259,859
Lowe’s — Cincinnati, OH	16,446,786
Walgreens — Kansas City (Linwood), MO	3,000,000
Walgreens — Kansas City (Troost), MO	3,942,400
Walgreens — Kansas City (63rd St), MO	3,468,000
Walgreens — Kansas City (Independence), MO	3,678,400
Walgreens — Topeka, KS	2,497,560
CVS — Amarillo, TX	2,232,854
Taco Bell — Brazil, IN	1,575,724
Taco Bell — Henderson, KY	1,242,086
Academy — Baton Rouge, LA	5,554,226
Taco Bell — Washington, IN	1,004,436
Taco Bell — Robinson, IL	1,240,538
Taco Bell — Princeton, IN	1,139,462

10

Property	Depreciable Tax Basis

Eckerd — Mableton, GA	1,480,510
Taco Bell/KFC — Spencer, IN	771,892
CVS — Del City, OK	3,343,602
Taco Bell — Anderson, IN	1,380,411
Academy — N Richland Hills, TX	5,033,977
Dave and Buster’s — Addison, IL	11,142,857
Academy — Houston (Southwest), TX	5,711,057
Academy — Houston (Breton), TX	3,779,654
Eckerd — Chattanooga, TN	2,238,115
Taco Bell/KFC — Vinceness, IN	1,182,952
Taco Bell — Martinsville, IN	1,578,842
LJS/A&W — Houston, TX	963,857
Dickinson Theatre — Yukon, OK	3,640,000
Circuit City — Taunton, MA	6,288,000
Telerx — Kings Mountain, NC	6,952,000
Staples — Guntersville, AL	2,660,000
Federal Express — Peoria, IL	2,560,000

$246,932,868

Tenant Lease Expirations

The following table sets forth, as of July 23, 2007, lease expirations of the properties owned for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease which expires during the respective year.

		Approx.		% of Total
Year Ending	Number of	Square Feet	Total Annual	Annual Base
December 31,	Leases Expiring	Expiring	Base Rent	Rent

2007	1	2,000	$37,500	0.05%
2008	8	43,210	644,731	0.78%
2009	9	80,143	724,364	0.87%
2010	6	20,968	400,235	0.48%
2011	7	34,703	409,101	0.49%
2012	9	90,077	891,923	1.07%
2013	13	286,352	1,996,386	2.40%
2014	7	130,899	1,555,402	1.87%
2015	9	649,513	3,544,096	4.26%
2016	22	1,203,741	7,685,829	9.24%
2017	21	730,487	5,110,203	6.15%

	112	3,272,093	$22,999,770	27.66%

Potential Property Investments

Our advisor has identified the following property as a potential suitable investments for us. The acquisition of the property is subject to a number of conditions. A significant condition to acquiring this potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition

11

to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

We will decide whether to acquire these properties generally based upon:

•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.

Other properties may be identified in the future that we may acquire before or instead of this property. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.

	Expected		Approximate	Approximate
	Acquisition		Purchase	Compensation to
Property	Date	Seller(1)	Price(2)	Sponsor(3)

Fed Ex — Walker, MI	7/25/2007	A&R Development II, LLC	7,575,000	202,850

			$7,575,000	$202,850

(1)	Seller is an unaffiliated third party.

(2)	Approximate purchase price does not include acquisition costs which we expect to be approximately 3.0% of the contract purchase price.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.

Each potential property acquisition is subject to a net lease, pursuant to which the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent. In the case of a multi-tenant commercial property the tenants are also required to pay a proportionate amount of common area maintenance charges in addition to the items listed above.

			Total Square Feet	% of Total Square
Property	Major Tenants*	Guarantor	Leased	Feet Leased

Fed Ex — Walker, MI	Fed Ex Ground Package System, Inc.	N/A	78,034	100%

			78,034

*	Major tenants are those tenants that occupy greater than 10.0% of the rentable square of their respective property.

The table below provides leasing information for the major tenants at each respective property:

		Renewal	Annual	Base Rent per	Lease Term
Property	Major Tenants*	Options	Base Rent	Square Foot	Beginning	To

Fed Ex — Walker, MI	Fed Ex Ground Package System, Inc.	2/5 yr.	380,736	4.88	2/22/02	5/31/17

			$380,736

12

The following table outlines the anticipated loan terms on debt financing to be secured in connection with the purchase of the potential property acquisition our advisor has identified for us. Generally, we expect the loans to have a fixed rate, with interest only payments and a five to ten-year maturity.

Property	Debt Financing	Type	Rate	Maturity Date

Fed Ex — Walker, MI	5,135,000	Interest Only	5.98%	July 25, 2012

	$5,135,000

Each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.

13

The following table replaces in its entirety Table III of our Prior Performance Tables on Pages A-42 through A-68 of the prospectus.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by affiliates of the sponsor of this program, the offerings of which have been closed since January 1, 2002. The information relates only to programs with investment objectives similar to this program. All amounts are as of December 31 of the year indicated, except as noted.

	Cole Blvd. Sq. Investors LP — (Sold)
	May 2002
	2002	2003	2004	2005	2006

Gross revenues	$1,885,886	$4,404,802	$3,444,830	$165,124	$129,679
Profit (loss) on sale of properties	—	—	8,521,296	—	—
Less:
Operating expenses(4)	686,067	1,511,374	1,204,787	34,079	19,746
Interest expense	912,735	2,028,457	1,390,517	—	—
Depreciation and amortization(3)	486,358	1,354,613	1,236,383	—	—

Net income (loss) — Tax basis(6)	$(199,274)	$(489,642)	$8,134,439	$131,045	$109,933

Taxable income
— from operations	$(199,274)	$(489,642)	$(386,857)	$131,045	$109,933
— from gain on sale	—	—	8,521,296	—	—
Cash generated
— from operations (5)	287,084	864,971	849,526	131,045	109,933
— from sales	—	—	14,423,979	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	287,084	864,971	15,273,505	131,045	109,933
Less: Cash distributions to investors
— from operating cash flow	102,209	844,489	850,000	—	—
— from sales and refinancing	—	—	12,837,500	420,000	111,000
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	184,875	20,482	1,586,005	(288,955)	(1,067)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$184,875	$20,482	$1,586,005	$(288,955)	$109,933

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(19.93)	$(48.96)	$(38.69)	$13.10	$10.99
— from recapture	—	—	246.21	—	—
Capital gain (loss)	—	—	605.92	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	10.22	84.45	85.00	—	—
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	1,283.75	42.00	11.10
— refinancing	—	—	—	—	—
— operations	10.22	84.45	85.00	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				0%	0%

Past performance is not necessarily indicative of future results.

14

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Santa Fe Investors LP
	September 2002
	2002	2003	2004	2005	2006

Gross revenues	$1,293,152	$2,545,914	$2,252,104	$2,380,191	$1,888,819
Profit (loss) on
sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	431,161	883,118	839,177	939,120	890,625
Interest expense	581,968	1,144,762	1,142,336	1,123,891	1,111,509
Depreciation and amortization(3)	247,530	895,291	758,595	475,149	634,960

Net income (loss) — Tax basis(6)	$32,493	$(377,257)	$(488,004)	$(157,969)	$(748,275)

Taxable income
— from operations	$32,493	$(377,257)	$(488,004)	$(157,969)	$(748,275)
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	280,023	518,034	270,591	317,180	(113,315)
— from sales	—	—	—	—	—
— from
refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	280,023	518,034	270,591	317,180	(113,315)
Less: Cash distributions to investors
— from operating cash flow	6,253	568,574	—	—	—
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	273,770	(50,540)	270,591	317,180	(113,315)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$273,770	$(50,540)	$270,591	$317,180	$(113,315)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$5.26	$(61.04)	$(78.97)	$(25.56)	$(121.08)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.01	92.00	—	—	—
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	1.01	92.00	—	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

15

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Fund LP
	November 2002
	2002	2003	2004	2005	2006

Gross revenues	$—	$3,360,284	$4,457,358	$5,127,208	$2,442,267
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	762	222,734	289,925	262,887	261,530
Interest expense	—	849,115	1,470,906	1,554,842	1,459,916
Depreciation and amortization(3)	—	1,351,646	1,805,318	1,503,075	1,173,216

Net income (loss) — Tax basis(6)	$(762)	$936,789	$891,209	$1,806,404	$(452,396)

Taxable income
— from operations	$(762)	$936,789	$891,209	$1,806,404	$(452,396)
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	(762)	2,288,435	2,696,527	3,309,479	720,821
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	(762)	2,288,435	2,696,527	3,309,479	720,821
Less: Cash distributions to investors
— from operating cash flow	—	1,400,125	2,187,497	2,124,998	2,000,012
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(762)	888,310	509,030	1,184,481	(1,279,191)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(762)	$888,310	$509,030	$1,184,481	$(1,279,191)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(0.47)	$37.47	$35.65	$72.26	$(18.10)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	56.01	87.50	85.00	80.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	56.01	87.50	85.00	80.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

16

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Fund II LP
	July 2003
	2003	2004	2005	2006

Gross revenues	$128,655	$3,758,639	$5,073,379	$5,152,330
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(4)	8,574	165,315	346,715	412,563
Interest expense	6,438	1,345,798	1,908,834	1,938,864
Depreciation and amortization(3)	21,234	1,667,189	1,527,717	1,369,651

Net income (loss) — Tax basis(6)	$92,409	$580,337	$1,290,113	$1,431,252

Taxable income
— from operations	$92,409	$580,337	$1,290,113	$1,431,252
— from gain on sale	—	—	—	—
Cash generated
— from operations(5)	113,643	2,247,526	2,817,830	2,800,903
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	113,643	2,247,526	2,817,830	2,800,903
Less: Cash distributions to investors
— from operating cash flow	18,795	1,567,247	2,398,417	2,082,029
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	94,848	680,279	419,413	718,874
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$94,848	$680,279	$419,413	$718,874

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$6.56	$23.69	$52.67	$58,43
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.33	63.98	97.92	85.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	1.33	63.98	97.92	85.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

17

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes, LLC
	September 2003
	2003	2004	2005	2006

Gross revenues	$162,409	$5,087,274	$3,784,381		$1,341,850
Profit (loss) on sale of properties	—	6,332,735	1,768,269		1,547,193
Less:
Operating expenses(4)	7,327	304,377	438,007		57,254
Interest expense	248,806	4,128,321	4,275,923		1,426,798
Depreciation and amortization(3)	52,656	1,574,516	1,092,368		(131,509)

Net income (loss) — Tax basis(6)	$(146,380)	$5,412,795	$(253,648)		$1,536,500

Taxable income
— from operations	$(146,380)	$(919,940)	$(2,021,917)		$(10,693)
— from gain on sale	—	6,332,735	1,768,268		1,547,193
Cash generated
— from operations(5)	(93,724)	654,576	(929,549)		(142,202)
— from sales	—	25,913,341	52,237,261		9,413,734
— from refinancing	—	—	—		—

Cash generated from operations, sales and refinancing	(93,724)	26,567,917	51,307,712		9,271,532
Less: Cash distributions to investors
— from operating cash flow	—	—	—		—(2)
— from sales and refinancing	—	—	—		—
— from other	—	—	—		—

Cash generated (deficiency) after cash distributions	(93,724)	26,567,917	51,307,712		9,271,532
Less: Special items (not including sales and refinancing)	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$(93,724)	$26,567,917	$51,307,712		$9,271,532

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$—	$—	$	—(2)
— from recapture	—	—	—		—
Capital gain (loss)	—	—	—		—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	—	—		—(2)
— return of capital	—	—	—		—
Source (on a cash basis)
— sales	—	—	—		—
— refinancing	—	—	—		—
— operations	—	—	—		—
— other	—	—	—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

18

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized				Cole Collateralized
	Senior Notes II, LLC				Senior Notes III, LLC
	February 2004				January 2005
	2004	2005		2006	2005	2006

Gross revenues	$1,822,545		$3,323,749	$2,957,169	$1,810,020		$3,300,297
Profit (loss) on sale of properties	—		1,433,092	186,386	289,643		3,124,045
Less:
Operating expenses(4)	98,921		238,585	121,582	120,231		169,907
Interest expense	2,095,747		4,407,598	3,613,049	2,568,620		3,606,300
Depreciation and amortization(3)	379,572		932,584	718,486	410,037		1,693,225

Net income (loss) — Tax basis(6)	$(751,695)		$(821,926)	$(1,309,561)	$(999,224)		$954,910

Taxable income
— from operations	$(751,695)		$(2,255,018)	$(1,495,947)	$(1,228,867)		$(2,169,135)
— from gain on sale	—		1,433,092	186,386	289,643		3,124,045
Cash generated
— from operations(5)	(372,123)		(1,322,434)	(777,461)	(875,830)		(475,910)
— from sales	16,927,937		47,905,072	24,378,796	17,740,380		19,046,303
— from refinancing	—		—	—	—		—

Cash generated from operations, sales and refinancing	16,555,814		46,582,638	23,601,335	16,861,550		18,570,393
Less: Cash distributions to investors
— from operating cash flow	—		—(2)	—	—(2)		—
— from sales and refinancing	—		—	—	—		—
— from other	—		—	—	—		—

Cash generated (deficiency) after cash distributions	16,555,814		46,582,638	23,601,335	16,861,550		18,570,393
Less: Special items (not including sales and refinancing)	—		—		—		—

Cash generated (deficiency) after cash distributions and special items	$16,555,814		$46,582,638	$23,601,335	$16,861,550		$18,570,393

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$	—(2)	$—	$—	$	—(2)
— from recapture	—		—	—	—		—
Capital gain (loss)	—		—	—	—		—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—		—(2)	—	—		—(2)
— return of capital	—		—	—	—		—
Source (on a cash basis)
— sales	—		—	—	—		—
— refinancing	—		—	—	—		—
— operations	—		—	—	—		—
— other	—		—	—	—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table				100%			100%

Past performance is not necessarily indicative of future results.

19

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized
	Senior Notes IV, LLC		Cole Credit Property Trust, Inc.
	May 2005		April 2004
	2005	2006	2004		2005		2006

Gross revenues	$91,908	$2,070,894	$951,220		$10,987,553		$16,149,526
Profit (loss) on sale of properties	—	—	—		—		—
Less:
Operating expenses(4)	88,074	1,131,745	169,619		1,357,842		2,030,411
Interest expense	538,378	2,908,292	322,238		4,664,223		7,698,059
Depreciation and amortization(3)	79,634	426,629	296,514		3,638,794		5,394,072

Net income (loss) — Tax basis(6)	$(614,178)	$(2,395,772)	$162,849	(1)	$1,326,694	(1)	$1,026,984 (1)

Taxable income
— from operations	$(614,178)	$(2,395,772)	$162,849		$1,326,694		$1,026,984
— from gain on sale	—	—	—		—		—
Cash generated
— from operations(5)	(534,544)	(1,969,143)	459,363		4,965,488		6,421,056
— from sales	1,975,851	61,566,541	—		—		—
— from refinancing	—	—	—		—		—

Cash generated from operations, sales and refinancing	1,441,307	59,597,398	459,363		4,965,488		6,421,056
Less: Cash distributions to investors
— from operating cash flow	— (2)	—	132,344		4,751,612		7,070,390
— from sales and refinancing	—	—	—		—		—
— from other	—	—	—		—		—

Cash generated (deficiency) after cash distributions	1,441,307	59,597,398	327,019		213,876		(649,334)
Less: Special items (not including sales and refinancing)	—	—	—		—		—

Cash generated (deficiency) after cash distributions and special items	$1,441,307	$59,597,398	$327,019		$213,876		$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$— (2)	$5.73		$13.14		$10.17
— from recapture	—	—	—		—		—
Capital gain (loss)	—	—	—		—		—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	— (2)	4.66		47.06		70.02
— return of capital	—	—	—		—		—
Source (on a cash basis)
— sales	—	—	—		—		—
— refinancing	—	—	—		—		—
— operations	—	—	4.66		47.06		70.02
— other	—	—	—		—		—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%					100%

Past performance is not necessarily indicative of future results.

20

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property				Staples-
	Trust II, Inc.				Tulsa, OK
	June 2005				February 2004
	2005		2006		2004	2005	2006

Gross revenues	$741,669		$20,022,986		$189,058	$324,241	$275,709
Profit (loss) on sale of properties	—		—		—	—	—
Less:
Operating expenses(4)	195,020		3,306,511		1,579	3,080	2,850
Interest expense	439,829		8,901,113		—	—	—
Depreciation and amortization(3)	221,411		6,469,366		—	—	—

Net income (loss) — Tax basis(6)	$(114,591	)(1)	$1,345,996	(1)	$187,479	$321,161	$272,859

Taxable income
— from operations	$(114,591)		$1,345,996		$187,479	$321,161	$272,859
— from gain on sale	—		—		—	—	—
Cash generated
— from operations(5)	106,820		7,815,362		187,479	321,161	272,859
— from sales	—		—		—	—	—
— from refinancing	—		—		—	—	—

Cash generated from operations, sales and refinancing	106,820		7,815,362		187,479	321,161	272,859
Less: Cash distributions to investors
— from operating cash flow	—		3,554,073		158,709	289,515	289,512
— from sales and refinancing	—		—		—	—	—
— from other	—		—		—	—	—

Cash generated (deficiency) after cash distributions	106,820		4,261,289		28,770	31,646	(16,653)
Less: Special items (not including sales and refinancing)	—		—		—	—	—

Cash generated (deficiency) after cash distributions and special items	$106,820		$4,261,289		$28,770	$31,646	$(16,653)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$(4.08)		$4.39		$45.33	$77.65	$65.97
— from recapture	—		—		—	—	—
Capital gain (loss)	—		—		—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—		11.60		38.37	70.00	70.00
— return of capital	—		—		—	—	—
Source (on a cash basis)
— sales	—		—		—	—	—
— refinancing	—		—		—	—	—
— operations	—		11.60		38.37	70.00	70.00
— other	—		—		—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%				100%

Past performance is not necessarily indicative of future results.

21

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Mimi’s Café-			Walgreen’s-
	Lone Tree, CO			Windsor, CO
	April 2004			June 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$92,614	$185,632	$181,170	$135,696	$353,024	$354,194
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,900	3,654	3,886	1,684	6,339	5,389
Interest expense	—	—	—	53,114	161,554	161,554
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$90,714	$181,978	$177,284	$80,898	$185,131	$187,252

Taxable income
— from operations	$90,714	$181,978	$177,284	$80,898	$185,131	$187,252
— from gain on sale	—	—	—	—	—	—
Cash generated — from operations(5)	90,714	181,978	177,284	80,898	185,131	187,252
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	90,714	181,978	177,284	80,898	185,131	187,252
Less: Cash distributions to investors
— from operating cash flow	76,045	171,252	171,252	56,436	186,840	186,840
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	14,669	10,726	6,032	24,462	(1,709)	412
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$14,669	$10,726	$6,032	$24,462	$(1,709)	$412

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$37.09	$74.40	$72.48	$30.31	$69.36	$70.16
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.09	70.01	70.01	21.14	70.00	70.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	31.09	70.01	70.01	21.14	70.00	70.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

22

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Goldsboro, NC			Hamilton, OH
	June 2004			July 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$101,750	$330,000	$330,613	$126,522	$386,000	$386,836
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,416	5,920	5,323	3,060	10,773	10,139
Interest expense	36,706	145,628	145,628	45,878	169,146	169,146
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$63,628	$178,452	$179,662	$77,584	$206,081	$207,552

Taxable income
— from operations	$63,628	$178,452	$179,662	$77,584	$206,081	$207,552
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	63,628	178,452	179,662	77,584	206,081	207,552
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	63,628	178,452	179,662	77,584	206,081	207,552
Less: Cash distributions to investors
— from operating cash flow	40,334	179,892	179,892	34,958	207,624	207,624
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,294	(1,440)	(230)	42,626	(1,543)	(72)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,294	$(1,440)	$(230)	$42,626	$(1,543)	$(72)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$24.76	$69.44	$69.91	$26.16	$69.48	$69.98
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	15.69	70.00	70.00	11.79	70.00	70.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	15.69	70.00	70.00	11.79	70.00	70.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

23

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Carlsbad, NM			Willimantic, CT
	July 2004			September 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$73,750	$295,000	$295,645	$55,160	$354,600	$355,245
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	2,537	11,550	11,007	2,660	19,487	17,470
Interest expense	25,328	130,209	130,209	14,900	151,064	151,064
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$45,885	$153,241	$154,429	$37,600	$184,049	$186,711

Taxable income
— from operations	$45,885	$153,241	$154,429	$37,600	$184,049	$186,711
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	45,885	153,241	154,429	37,600	184,049	186,711
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	45,885	153,241	154,429	37,600	184,049	186,711
Less: Cash distributions to investors
— from operating cash flow	26,006	154,559	154,560	—	185,376	185,376
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,879	(1,318)	(131)	37,600	(1,327)	1,335
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,879	$(1,318)	$(131)	$37,600	$(1,327)	$1,335

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$20.04	$66.93	$67.44	$13.69	$67.02	$67.99
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	11.36	67.50	67.50	—	67.51	67.51
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	11.36	67.50	67.50	—	67.51	67.51
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

24

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Edgewood, NM			Fairborn, OH
	September 2004			September 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$28,330	$275,640	$276,137	$30,209	$344,500	$345,145
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	1,326	14,191	13,699	1,943	20,365	19,781
Interest expense	5,527	118,666	118,666	6,797	145,934	145,934
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$21,477	$142,783	$143,773	$21,469	$178,201	$179,430

Taxable income
— from operations	$21,477	$142,783	$143,773	$21,469	$178,201	$179,430
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	21,477	142,783	143,773	21,469	178,201	179,430
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	21,477	142,783	143,773	21,469	178,201	179,430
Less: Cash distributions to investors
— from operating cash flow	—	144,070	144,072	—	178,488	178,488
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,477	(1,287)	(299)	21,469	(287)	942
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,477	$(1,287)	$(299)	$21,469	$(287)	$942

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$11.64	$66.91	$67.37	$8.12	$67.40	$67.86
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment
income	—	67.51	67.51	—	67.51	67.51
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	67.51	67.51	—	67.51	67.51
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

25

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Slidell, LA			Westheimer, TX
	November 2004			October 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$243,899	$275,516	$14,637	$495,000	$495,990
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	11,336	12,445	580	21,003	21,476
Interest expense	—	98,704	118,901	—	214,710	220,752
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	133,859	144,170	$14,057	$259,287	$253,762

Taxable income
— from operations	$—	$133,859	$144,170	$14,057	$259,287	$253,762
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	133,859	144,170	14,057	259,287	253,762
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	133,859	144,170	14,057	259,287	253,762
Less: Cash distributions to investors
— from operating cash flow	—	114,918	143,772	—	240,014	253,500
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	18,941	398	14,057	19,273	262
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$18,941	$398	$14,057	$19,273	$262

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$60.51	$65.18	$4.11	$66.48	$65.07
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	51.95	65.00	—	61.54	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	51.95	65.00	—	61.54	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

26

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Home Depot-
	Richmond Heights, OH			Spokane, WA
	October 2004			November 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$423,387	$420,807	$—	$1,014,839	$1,323,040
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	18,416	17,830	—	12,592	12,670
Interest expense	—	173,029	182,004	—	394,654	551,910
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$231,942	$220,973	$—	$607,593	$758,459

Taxable income
— from operations	$—	$231,942	$220,973	$—	$607,593	$758,459
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	231,942	220,973	—	607,593	758,459
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	231,942	220,973	—	607,593	758,459
Less: Cash distributions to investors
— from operating cash flow	—	203,676	220,220	—	514,099	749,580
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	28,266	753	—	93,494	8,879
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$28,266	$753	$—	$93,494	$8,879

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$68.46	$65.22	$—	$52.69	$65.77
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment
income	—	60.12	65.00	—	44.58	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	60.12	65.00	—	44.58	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

27

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Orlando, FL			Glen Burnie, MD
	November 2004			November 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$232,208	$300,483	$—	$312,387	$416,142
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	10,463	13,562	—	13,428	17,695
Interest expense	—	90,054	124,904	—	119,319	169,158
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$131,691	$162,017	$—	$179,640	$229,289

Taxable income
— from operations	$—	$131,691	$162,017	$—	$179,640	$229,289
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	—	131,691	162,017	—	179,640	229,289
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	131,691	162,017	—	179,640	229,289
Less: Cash distributions to investors
— from operating cash flow	—	111,711	161,592	—	151,637	226,524
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	19,980	425	—	28,003	2,765
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$19,980	$425	$—	$28,003	$2,765

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$52.97	$65.17	$—	$51.55	$65.79
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	44.94	65.00	—	43.51	65.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	44.94	65.00	—	43.51	65.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

28

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Walgreens-
	Covington, TN			Garfield Heights, OH
	December 2004			December 2004
	2004	2005	2006	2004	2005	2006

Gross revenues	$—	$237,696	$261,606	$—	$145,569	$385,036
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	—	10,629	11,782	—	1,893	3,936
Interest expense	—	93,795	110,081	—	54,853	169,672
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$133,272	$139,743	$—	$88,823	$211,428

Taxable income
— from operations	$—	133,272	139,743	$—	$88,823	$211,428
— from gain on sale	—	—	—	—	—	—
Cash generated — from operations(5)	—	133,272	139,743	—	88,823	211,428
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	133,272	139,743	—	88,823	211,428
Less: Cash distributions to investors
— from operating cash flow	—	114,287	139,165	—	62,999	212,424
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	18,985	578	—	25,824	(996)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$18,985	$578	$—	$25,824	$(996)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$62.25	$65.27	$—	$30.32	$72.16
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	53.38	65.00	—	21.50	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	—	53.38	65.00	—	21.50	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

29

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-			Home Depot-
	Ponca City, OK			Tacoma, WA
	December 2004			February 2005
	2004	2005	2006	2005	2006

Gross revenues	$—	$118,085	$312,409	$1,051,101	$1,750,475
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(4)	—	1,477	3,272	35,286	53,645
Interest expense	—	44,763	138,460	461,947	843,053
Depreciation and amortization(3)	—	—	—	—	—

Net income (loss) — Tax basis(6)	$—	$71,845	$170,676	$553,868	$853,777

Taxable income
— from operations	$—	$71,845	$170,676	$553,868	$853,777
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(5)	—	71,845	170,676	553,868	853,777
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	—	71,845	170,676	553,868	853,777
Less: Cash distributions to investors
— from operating cash flow	—	50,034	168,708	426,665	821,808
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	—	21,811	1,968	127,203	31,969
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$21,811	$1,968	$127,203	$31,969

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$—	$30.87	$73.35	$45.49	$70.13
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	—	21.50	72.50	35.04	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	21.50	72.50	35.04	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table			100%		100%

Past performance is not necessarily indicative of future results.

30

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Pineville, LA		Bartlett, TN		Sidney, OH
	April 2005		April 2005		April 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$155,136	$304,247	$148,334	$295,747	$150,793	$295,791
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	5,636	7,168	4,352	5,575	4,562	7,030
Interest expense	65,763	143,734	63,835	142,071	65,761	143,730
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$83,737	$153,345	$80,147	$148,101	$80,470	$145,031

Taxable income
— from operations	$83,737	$153,345	$80,147	$148,101	$80,470	$145,031
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	83,737	153,345	80,147	148,101	80,470	145,031
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	83,737	153,345	80,147	148,101	80,470	145,031
Less: Cash distributions to investors
— from operating cash flow	64,858	151,670	61,482	146,592	61,230	143,184
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,879	1,675	18,665	1,509	19,240	1,847
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,879	$1,675	$18,665	$1,509	$19,240	$1,847

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$40.03	$73.30	$39.64	$73.24	$40.74	$73.43
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.00	72.50	30.41	72.50	31.00	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	31.00	72.50	30.41	72.50	31.00	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

31

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Wichita Falls, TX		Chicago, IL		Southington, CT
	May 2005		May 2005		June 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$153,348	$300,722	$228,585	$476,231	$198,989	$414,555
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:	—	—	—	—	—	—
Operating expenses(4)	4,352	6,949	7,058	9,830	6,140	8,643
Interest expense	66,573	145,505	98,204	229,773	84,966	198,182
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$82,423	$148,268	$123,323	$236,628	$107,883	$207,730

Taxable income
— from operations	$82,423	$148,268	$123,323	$236,628	$107,883	$207,730
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	82,423	148,268	123,323	236,628	107,883	207,730
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	82,423	148,268	123,323	236,628	107,883	207,730
Less: Cash distributions to investors	—	—	—	—	—	—
— from operating cash flow	62,626	146,448	93,600	234,540	82,056	205,608
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,797	1,820	29,723	2,088	25,827	2,122
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,797	$1,820	$29,723	$2,088	$25,827	$2,122

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$40.80	$73.40	$38.12	$73.15	$38.04	$73.25
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	31.00	72.50	28.93	72.50	28.93	72.50
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	31.00	72.50	28.93	72.50	28.93	72.50
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

32

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Gander Mountain-
	Nashville, TN		Derby, KS		Spring, TX
	June 2005		June 2005		June 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$158,605	$381,569	$134,493	$345,824	$335,027	$1,008,049
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:	—	—	—	—	—	—
Operating expenses(4)	5,122	8,211	6,648	15,835	3,429	8,490
Interest expense	67,551	186,790	55,839	167,060	—	—
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$85,932	$186,568	$72,006	$162,930	$331,598	$999,559

Taxable income
— from operations	$85,932	$186,568	$72,006	$162,930	$331,598	$999,559
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	85,932	186,568	72,006	162,930	331,598	999,559
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	85,932	186,568	72,006	162,930	331,598	999,559
Less: Cash distributions to investors	—	—	—	—	—	—
— from operating cash flow	61,775	184,440	50,396	163,872	249,273	986,268
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,157	2,128	21,610	(942)	82,325	13,291
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,157	$2,128	$21,610	$(942)	$82,325	$13,291

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$33.78	$73.34	$30.76	$69.60	$25.22	$76.01
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	24.28	72.50	21.53	70.00	18.96	75.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	24.28	72.50	21.53	70.00	18.96	75.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

33

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Blue Springs, MO		Garden City, KS		Pittsburg, KS
	June 2005		June 2005		June 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$102,520	$278,833	$129,075	$334,224	$102,883	$295,304
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	5,767	10,823	6,489	15,421	5,512	13,895
Interest expense	46,108	129,690	53,531	161,478	35,488	140,795
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$50,645	$138,319	$69,055	$157,325	$61,883	$140,613

Taxable income
— from operations	$50,645	$138,319	$69,055	$157,325	$61,883	$140,613
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	50,645	138,319	69,055	157,325	61,883	140,613
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	50,645	138,319	69,055	157,325	61,883	140,613
Less: Cash distributions to investors
— from operating cash flow	37,809	132,384	48,197	158,136	37,600	141,120
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	12,836	5,935	20,858	(811)	24,283	(507)
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$12,836	$5,935	$20,858	$(811)	$24,283	$(507)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$26.78	$73.15	$30.57	$69.64	$30.70	$69.75
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	19.99	70.01	21.34	70.00	18.65	70.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	19.99	70.01	21.34	70.00	18.65	70.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

34

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Walgreens-
	Gladstone, MO		Salt Lake City, UT		Sandy, UT
	June 2005		July 2005		July 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$132,411	$395,426	$124,866	$511,918	$122,931	$503,524
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	7,731	17,633	7,013	17,712	7,049	17,501
Interest expense	45,975	204,644	63,197	250,246	64,034	246,775
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$78,705	$173,149	$54,656	$243,961	$51,848	$239,248

Taxable income
— from operations	$78,705	$173,149	$54,656	$243,961	$51,848	$239,248
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	78,705	173,149	54,656	243,961	51,848	239,248
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	78,705	173,149	54,656	243,961	51,848	239,248
Less: Cash distributions to investors
— from operating cash flow	55,486	158,450	40,825	216,492	40,776	216,228
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,219	14,699	13,831	27,469	11,072	23,020
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,219	$14,699	$13,831	$27,469	$11,072	$23,020

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$31.11	$68.44	$17.04	$76.07	$16.19	$74.70
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	21.93	62.63	12.73	67.51	12.73	67.51
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	21.93	62.63	12.73	67.51	12.73	67.51
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

35

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens-		Walgreens-		Wal-Mart-
	Midvale, UT		Metairie, LA		Hazard, KY
	August 2005		August 2005		September 2005
	2005	2006	2005	2006	2005	2006

Gross revenues	$87,586	$359,001	$4,355	$541,345	$319,334	$1,891,356
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	5,676	13,095	—	16,665	11,436	41,686
Interest expense	44,677	169,379	—	258,179	120,349	1,071,401
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$37,233	$176,527	$4,355	$266,501	$187,549	$778,270

Taxable income
— from operations	$37,233	$176,527	$4,355	$266,501	$187,549	$778,270
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	37,233	176,527	4,355	266,501	187,549	778,270
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	37,233	176,527	4,355	266,501	187,549	778,270
Less: Cash distributions to investors
— from operating cash flow	29,597	156,937	—	230,617	66,413	771,588
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	7,636	19,590	4,355	35,884	121,136	6,682
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$7,636	$19,590	$4,355	$35,884	$121,136	$6,682

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$16.24	$75.93	$3.02	$73.03	$14.83	$61.53
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	12.91	67.50	—	63.20	5.25	61.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	12.91	67.50	—	63.20	5.25	61.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

36

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain —				Walgreens	Kohl’s
	Hermantown, MN		Best Buy — Baytown, TX		Natchitoches, LA	Lakewood, CO
	September 2005		October 2005		November 2005	November 2005
	2005	2006	2005	2006	2006	2006

Gross revenues	$94,643	$885,140	$109,094	$489,624	$242,647	$1,009,577
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	2,765	26,926	1,021	7,846	10,747	27,941
Interest expense	—	—	—	—	116,328	524,194
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$91,878	$858,213	$108,073	$481,779	$115,573	$457,443

Taxable income
— from operations	$91,878	$858,213	$108,073	$481,779	$115,573	$457,443
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	91,878	858,213	108,073	481,779	115,573	457,443
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	91,878	858,213	108,073	481,779	115,573	457,443
Less: Cash distributions to investors
— from operating cash flow	18,885	861,636	—	445,785	99,268	387,805
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	72,993	(3,423)	108,073	35,993	16,305	69,638
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$72,993	$(3,423)	$108,073	$35,993	$16,305	$69,638

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$8.23	$73.21	$94.06	$57.89	$65.55	$61.31
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	1.69	73.50	—	53.56	56.31	51.98
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	1.69	73.50	—	53.56	56.31	51.98
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table		100%		100%		100%

Past performance is not necessarily indicative of future results.

37

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	The Shoppes at
	North Village — St.	Walgreens	Kohl’s	Home Depot-	Cole Net Lease	Cole Net Lease
	Joseph, MO	Sumter, SC	St. Joseph, MO	Bellingham, WA	Portfolio I	Portfolio II
	December 2005	January 2006	February 2006	April 2006	May 2006	June 2006
	2006	2006	2006	2006	2006	2006

Gross revenues	$2,824,347	$314,624	$564,619	$608,739	$583,357	$313,447
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(4)	871,927	14,066	159,442	14,676	26,130	4,849
Interest expense	1,094,702	158,325	190,758	—	265,912	133,317
Depreciation and amortization(3)	—	—	—	—	—	—

Net income (loss) — Tax basis(6)	$857,718	$142,232	$214,419	$594,063	$291,315	$175,281

Taxable income
— from operations	$857,718	$142,232	$214,419	$594,063	$291,315	$175,281
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(5)	857,718	142,232	214,419	594,063	291,315	175,281
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	857,718	142,232	214,419	594,063	291,315	175,281
Less: Cash distributions to investors
— from operating cash flow	808,917	121,169	132,308	463,771	203,698	77,402
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	48,801	21,063	82,111	130,292	87,617	97,879
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$48,801	$21,063	$82,111	$130,292	$87,617	$97,879

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$41.98	$66.09	$52.08	$24.05	$30.37	$17.51
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	39.59	56.31	32.14	18.78	21.24	7.73
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	39.59	56.31	32.14	18.78	21.24	7.73
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table	100%	100%	100%	100%	100%	100%

Past performance is not necessarily indicative of future results.

38

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Barrywoods
	Crossing
	Kansas City,	Cole Net Lease
	MO	Portfolio III
	July 2006	December 2006
	2006	2006

Gross revenues	$969,929	$—
Profit (loss) on sale of properties	—	—
Less:
Operating expenses(4)	642,129	—
Interest expense	126,766	—
Depreciation and amortization(3)	—	—

Net income (loss) — Tax basis(6)	$201,034	$—

Taxable income
— from operations	$201,034	$—
— from gain on sale	—	—
Cash generated
— from operations(5)	201,034	—
— from sales	—	—
— from refinancing	—	—

Cash generated from operations, sales and refinancing	201,034	—
Less: Cash distributions to investors
— from operating cash flow	58,685	—
— from sales and refinancing	—	—
— from other	—	—
Cash generated (deficiency) after cash distributions	142,349	—
Less: Special items (not including sales and refinancing)	—	—

Cash generated (deficiency) after cash distributions and special items	$142,349	$—

Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
— from operations	$14.61	$—
— from recapture	—	—
Capital gain (loss)	—	—
Cash distributions to investors:
Source (on a tax basis)
— investment income	4.26	—
— return of capital	—	—
Source (on a cash basis)
— sales	—	—
— refinancing	—	—
— operations	4.26	—
— other	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in the table	100%	100%

Past performance is not necessarily indicative of future results.

39

NOTES TO TABLE III

(1)	Cole Credit Property Trust, Inc. and Cole Credit Property Trust II, Inc. maintain their books on a GAAP basis of accounting rather than a tax basis.

(2)	Investors in this program receive interest at a specified rate per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over an estimated useful life of 39 years. Leasehold interest are amortized over the life of the lease.

(4)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(5)	Cash generated from operations generally includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable minus any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(6)	The partnerships maintain their books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others; (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the partnership will not be significantly different between the two basis of accounting.

Past performance is not necessarily indicative of future results.

40

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-138444
COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 3 DATED AUGUST 8, 2007
TO THE PROSPECTUS DATED MAY 11, 2007
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007, Supplement No. 1 dated May 16, 2007 and Supplement No. 2 dated July 23, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	recent real property investments;

(3)	potential real property investments;

(4)	a modification to our share redemption program;

(5)	updated financial information regarding Cole Credit Property Trust II, Inc. and certain acquired properties; and

(6)	a modified form of Subscription Agreement.
Status of Our Public Offerings
     We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. As of the close of business on May 22, 2007, we had issued a total of 54,838,315 shares in our initial public offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $547.4 million.
     We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of August 3, 2007, we had accepted investors’ subscriptions for, and issued, approximately 11.1 million shares of our common stock in the follow-on offering, including approximately 9.6 million shares sold in the primary offering and approximately 1.5 million shares sold pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $111.2 million. Combined with our initial public offering, we had raised a total of approximately $658.6 million as of August 3, 2007.
Real Property Investments
     The following information supplements, and should be read in conjunction with, the table in the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 7 of the prospectus.
Description of Real Estate Investments
     As of August 7, 2007, we owned 218 properties, comprising approximately 9.0 million rentable square feet of commercial space located in 42 states and the U.S. Virgin Islands. The following table summarizes properties acquired through August 7, 2007, which were not previously disclosed in the prospectus summary or subsequent prospectus supplements:

		Rentable
Property Description	Tenant	Square Feet	Purchase Price

Wal-Mart — Spencer, IN	Wal-Mart Stores, Inc.	41,304	$2,025,682
Gold’s Gym — St. Peter’s, MO	Gold’ St. Louis, LLC	39,900	7,500,000

		81,204	$9,525,682

     The following information supplements the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus:
Real Property Investments
     We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants.

1

     We, through separate wholly-owned limited liability companies, have acquired a 100% fee simple interest in two properties consisting of approximately 119,000 gross rentable square feet located in two states. We purchased each property from an unaffiliated third party through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock. The following table summarizes properties acquired through August 7, 2007, which were not previously disclosed in the prospectus summary or subsequent prospectus supplements:

						Rentable
		Date	Year	Purchase	Fees Paid To	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Wal-Mart — Spencer, IN	Discount Retail	May 23, 2007	1987	$2,025,682	$54,284	41,304	100%
Gold’s Gym — St. Peters, MO	Fitness	July 31, 2007	2007	7,500,000	202,500	39,900	100%

				$9,525,682	$256,784	81,204

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.
     The following table sets forth the principal provisions of the lease term for the major tenant at the properties listed above:

				% of
			Total	Total		Current	Base Rent
	Number		Square	Square	Renewal	Annual	per
	of		Feet	Feet	Options	Base	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Leased	**	Rent	Foot	Beginning	To
Wal-Mart — Spencer, IN	1	Wal-Mart Stores, Inc.	41,304	100%	5/5 yr.	$147,553	$3.57	5/23/2007	1/31/2013
Gold’s Gym — St. Peters, MO	1	Gold’s St. Louis, LLC	39,900	100%	2/5 yr.	584,136	$14.64	7/31/2007	7/27/2017
						642,789	$16.11	7/28/2017	7/27/2022

			81,204

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.
     Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently receives a property management fee of up to 2.0% of the monthly gross revenues from our single-tenant properties and up to 4.0% of the monthly gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured.
     In connection with the property acquisitions noted above, we incurred or assumed the following fixed and variable rate mortgage notes:

	Fixed Rate	Fixed		Variable Rate
	Loan	Interest	Maturity	Loan	Maturity	Total Loan
Property	Amount	Rate	Date	Amount	Date	Outstanding
Wal-Mart — Spencer, IN	$1,377,000	5.80%	5/11/2017	$243,000	8/3/2007	$1,620,000
Gold’s Gym — St. Peters, MO	5,250,000	5.91%	10/1/2017	—	N/A	5,250,000

	$6,627,000			$243,000		$6,870,000

     The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due on various dates from May 2017 through August 2017. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments and generally mature within 90 days. Each of the mortgage notes are secured by the

2

respective property. The mortgage notes are generally non-recourse to us and Cole Op II, but both are liable for customary non-recourse carveouts.
     The fixed rate mortgage notes generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, we may sell the properties to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
     In the event that a mortgage note is not paid off on the respective maturity date, each mortgage note includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2.0%). The individual mortgage note maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.
     For federal income tax purposes, the depreciable basis in the properties noted above is approximately $7.8 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The depreciable basis in the properties noted above are detailed as follows:

Property	Depreciable Tax Basis
Wal-Mart — Spencer, IN	$1,796,169
Gold’s Gym — St. Peter, MO	6,000,000

$7,796,169

Tenant Lease Expirations
     The following table sets forth, as of August 7, 2007, lease expirations of all properties owned for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease which expires during the respective year.

	Number of	Approx. Square	Total Annual	% of Total
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Annual Base Rent
2007	1	2,000	$37,500	0.05%
2008	8	43,210	644,731	0.78%
2009	9	80,143	724,364	0.87%
2010	6	20,968	400,235	0.48%
2011	7	34,703	409,101	0.49%
2012	9	90,077	891,923	1.07%
2013	13	286,352	1,996,386	2.40%
2014	7	130,899	1,555,402	1.87%
2015	9	649,513	3,544,096	4.26%
2016	22	1,203,741	7,685,829	9.24%
2017	21	730,487	5,110,203	6.15%

	112	3,272,093	$22,999,770	27.66%

     Potential Property Investments
     Our advisor has identified the following properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.

3

     Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     We will decide whether to acquire these properties generally based upon:
•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.
     Other properties may be identified in the future that we may acquire before or instead of these properties. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.

			Approximate	Approximate
	Expected		Purchase	Compensation to
Property	Acquisition Date	Seller (1)	Price (2)	Sponsor (3)
Walgreens — Framingham, MA	August, 2007	Framingham Waverly Retail, LLC	$7,600,000	$228,000
Mealey’s — Maple Shade, NJ	August, 2007	SPC Maple Shade, LLC	5,350,000	160,500
Wal-Mart — Bay City, TX	August, 2007	Walton Place Limited Partnership	3,755,000	112,650
Home Depot — Bedford Park, IL	August, 2007	Chicago Title Land Trust Company	29,400,000	882,000

			$46,105,000	$1,383,150

(1)	Seller is an unaffiliated third party.

(2)	Approximate purchase price does not include acquisition costs which we expect to be approximately 3.0% of the contract purchase price.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.
     Each potential property acquisition is subject to a net lease, pursuant to which the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent. In the case of a multi-tenant commercial property the tenants are also required to pay a proportionate amount of common area maintenance charges in addition to the items listed above.

			Total Square Feet	% of Total Square
Property	Major Tenants*	Guarantor	Leased	Feet Leased
Walgreens — Framingham, MA	Walgreen Eastern Co., Inc.	Walgreen Co.	14,820	100%
Mealey’s — Maple Shade, NJ	Sears, Roebuck and Co. (1)	N/A	66,750	100%
Wal-Mart — Bay City, TX	Wal-Mart Realty Company(2)	N/A	90,921	100%
Home Depot — Belford Park, IL	Home Depot USA, Inc. (3)	N/A	217,716	100%

			390,207

*	Major tenants are those tenants that occupy greater than 10.0% of the rentable square of their respective property.

(1)	Sears, Roebuck and Co. is the tenant and Mealey’s Furniture, Inc is the subtenant.

(2)	Wal-Mart Realty Company is a wholly-owned subsidiary of Wal-Mart Stores, Inc. (“Wal-Mart”). Wal-Mart subleases approximately 70% of the rentable square feet to Tractor Supply Company under a sub-lease agreement. Wal-Mart does not occupy the premises.

4

(3)	Home Depot USA, Inc. is a wholly-owned subsidiary of The Home Depot, Inc. (“Home Depot”). Home Depot is tenant under two leases at the property, one for 109,952 square feet (the “Waban Lease”) and the other for 108,000 square feet (the “Pace Lease”). Home Depot physically occupies approximately 133,838 rentable square feet of the property. Home Depot subleases approximately 84,114 square feet to MS Grand, Inc.
     The table below provides leasing information for the major tenants at each respective property:

		Renewal	Annual	Base Rent per	Lease Term
Property	Major Tenants*	Options	Base Rent	Square Foot	Beginning	To
Walgreens — Framingham, MA	Walgreen Eastern Co., Inc.	10/5 yr.	$480,000	$32.39	5/18/06	5/17/31
Mealey’s — Maple Shade, NJ	Sears, Roebuck and Co.	4/5 yr.	487,275	7.30	7/31/98	12/31/08
Wal-Mart — Bay City, TX	Wal-Mart Realty Company	5/5 yr.	338,799	3.73	6/27/91	1/31/17
Home Depot — Bedford Park, IL	Home Depot USA, Inc. —
	Waban Lease	3/5 yr.	1,130,856	10.28	11/7/91	10/31/17
	Home Depot USA, Inc. —
	Pace Lease	10/5 yr.	756,000	7.00	1/15/92	10/31/17

			$3,192,930

     The following table outlines the anticipated loan terms on debt financing to be secured in connection with the purchase of the potential property acquisitions our advisor has identified for us. Generally, we expect the loans to have a fixed rate, with interest only payments and a five to ten-year maturity.

Property	Debt Financing	Type	Rate	Maturity Date
Walgreens — Framingham, MA	$4,940,000	Interest Only	5.61%	August, 2017
Wal-Mart — Bay City, TX	2,065,000	Interest Only	5.74%	August, 2017
Home Depot — Bedford Park, IL	17,640,000	Interest Only	5.74%	August, 2017

	$24,645,000

     Each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.
Share Redemption Program
     The following paragraph replaces the third paragraph of the section of our prospectus captioned “Description of Shares — Share Redemption Program” beginning on page 146 of the prospectus.
      During the term of this offering and any subsequent public offering of our shares, the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 92.5% of the amount you paid for each share; after two years from the purchase date — 95% of the amount you paid for each share; after three years from the purchase date — 97.5% of the amount you paid for each share; and after four years from the purchase date — 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption plan will always be equal to or lower than the applicable per share offering price. Thereafter, the per share redemption price will be based on the then-current net asset value of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. For this Uniform Commercial Code search, we will charge an administrative fee equal to the lesser of $250 or 4% of the original purchase price of the shares to be redeemed to the stockholder, which will be deducted from the proceeds of the redemption. For example, if a stockholder wishes to redeem shares for which he paid an aggregate amount of $5,000, the administrative fee that we will charge pursuant to such redemption will be $200, which is the lesser of (i) $250 or (ii) 4% of the $5,000 aggregate purchase price paid by this stockholder. If a lien exists, the fee will be charged to the stockholder, although no shares will be redeemed. The administrative fee will be paid to us and any additional costs in conducting the Uniform Commercial Code search will be borne by us. The payment of this administrative fee will be waived if the redemption occurs upon the death of a stockholder or if our advisor, in its sole discretion, determines that the redeeming stockholder has suffered an economic hardship. In addition, upon the death of a stockholder, upon request, we will waive the one-year holding requirement. Shares redeemed in connection with the death of a stockholder will be redeemed at a purchase price equal to the price actually paid for the shares (except for redemption requests submitted within twelve months from the date of purchase on behalf of stockholders who originally purchased shares through a family member registered representative, which shall be redeemed at $9.30 per share). In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.

5

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Summary Financial Information of Businesses Acquired and Probable Businesses to be Acquired

CNL Portfolio Properties — Various Cities (CNL Properties)
Overview	F-3
Independent Auditors’ Report	F-4
Audited Financial Statements of Portfolio Acquired	F-5
Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2006	F-5
Notes to the Statement of Revenues and Certain Operating Expenses	F-6

Wal-Mart — Various Properties
Overview	F-9
Summary Financial Data Regarding Wal-Mart	F-9

CVS — Florence, SC (CV Florence Property)
Overview	F-10
Summary Financial Data Regarding CVS	F-10

Staples — Various Properties
Overview	F-11
Summary Financial Data Regarding Staples	F-11

Walgreens — Various Properties
Overview	F-12
Summary Financial Data Regarding Walgreen Co.	F-12

Tractor Supply — Various Properties
Overview	F-13
Summary Financial Data Regarding Tractor Supply	F-13

Borders — Various Properties
Overview	F-14
Summary Financial Data Regarding Borders	F-14

Chili’s — Fredericksburg, TX (CH Fredericksburg Property)
Overview	F-15
Summary Financial Data Regarding Chili’s	F-15

F-1

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Page
Summary Financial Information of Businesses Acquired and Probable Businesses to be Acquired

Starbucks — Various Properties
Overview	F-16
Summary Financial Data Regarding Starbucks	F-16

Kroger — La Grange, GA (KG La Grange Property)
Overview	F-17
Summary Financial Data Regarding Kroger	F-17

La-Z-Boy — Kentwood, MI (LZ Kentwood Property)
Overview	F-18
Summary Financial Data Regarding La-Z-Boy	F-18

Circuit City — Various Properties
Overview	F-19
Summary Financial Data Regarding Circuit City	F-19

Kohls — Lake Zurich, IL (KO Lake Zurich Property)
Overview	F-20
Summary Financial Data Regarding Kohls	F-20

EDS — Salt Lake City, UT (ED Salt Lake Property)
Overview	F-21
Summary Financial Data Regarding EDS	F-21

Lowe’s — Cincinnati, OH (LO Cincinnati Property)
Overview	F-22
Summary Financial Data Regarding Lowe’s	F-22

FedEx — Various Properties
Overview	F-23
Summary Financial Data Regarding FedEx	F-23

Home Depot — Bedford Park, IL (HD Bedford Park Property)
Overview	F-24
Summary Financial Data Regarding Home Depot	F-24

Unaudited Pro Forma Financial Statements Cole Credit Property Trust II, Inc.

Aggregated Pro Forma Financial Statements (Unaudited)	F-25
Pro Forma Consolidated Balance Sheet as of March 31, 2007 (Unaudited)	F-25
Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2007 (Unaudited)	F-26
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	F-27

Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2006 (Unaudited)	F-31
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	F-32

F-2

SUMMARY FINANCIAL INFORMATION OF BUSINESSES ACQUIRED AND PROBABLE BUSINESSES TO BE
ACQUIRED
CNL Portfolio Properties
      Overview
     On June 22, 2007 and July 19, 2007, we acquired two portfolios consisting of a total of 25 single-tenant commercial retail and restaurant properties containing approximately 3.0 million square feet of rentable space located in ten states (the “CNL Portfolio Properties”). The CNL Portfolio Properties were constructed between 1960 and 2006. The CNL Portfolio Properties are 100% leased to nine tenants. Pursuant to 25 net leases, the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent.
     The total purchase price of the CNL Portfolio Properties was approximately $107.6 million, exclusive of closing costs. The acquisitions were funded by net proceeds from our ongoing public offering and approximately $61.0 million in mortgage notes payable secured by the CNL Portfolio Properties.
     After reasonable inquiry, we are not aware of any material factors relating to the CNL Portfolio Properties, other than those discussed above, that would cause the reported financial information to be necessarily indicative of future operating results.
     In evaluating the properties as acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographic, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.

F-3

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Properties Trust II, Inc.
Phoenix, AZ
We have audited the accompanying combined statement of revenues and certain operating expenses (the “Historical Summary”) of the CNL Portfolio Properties (the “CNL Portfolio”) for the year ended December 31, 2006. This Historical Summary is the responsibility of Cole Credit Properties Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the CNL Portfolio’s revenues and expenses.
In our opinion, such Historical Summary presents fairly, in all material respects, the combined revenues and certain operating expenses described in Note 1 to the Historical Summary of the CNL Portfolio for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
Phoenix, Arizona
July 30, 2007

F-4

CNL Portfolio Properties
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2006 and
the Three Months Ended March 31, 2007 (Unaudited)

		Three Months Ended
	Year Ended	March 31, 2007
	December 31, 2006	(Unaudited)

Revenues:
Rental income from operating leases	$3,493,577	$1,241,384
Earned income from direct financing leases	2,177,625	531,588

Total revenues	5,671,202	1,772,972

Certain Operating Expenses:
Operations	—	—

Total certain operating expenses	—	—
Revenues in excess of certain operating expenses	$5,671,202	$1,772,972

See accompanying notes to statement of revenues and certain operating expenses.

F-5

CNL Portfolio Properties
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2006 and
the Three Months Ended March 31, 2007 (Unaudited)
1. Basis of Presentation
On June 22, 2007 and July 19, 2007, Cole Credit Properties Trust II, Inc. (the “Company”) acquired two portfolios consisting of multiple single-tenant commercial retail and restaurant properties containing approximately 3.0 million square feet of rentable space located in multiple states (the “CNL Portfolio”). The CNL Portfolio is approximately 100% leased to nine tenants, pursuant 25 to net leases. The CNL Portfolio consists of the following properties and associated tenants:

Property	Tenant	Location	Sq Ft
LJ Houston	LJs Restaurants, Inc.	Houston, TX	34,094

TB Princeton	Southern Bells, Inc.	Princeton, IN	2,436

TB Robinson	Southern Bells, Inc.	Robinson, IL	1,944

TB Brazil	Southern Bells, Inc.	Brazil, IN	1,993

TB Washington	Southern Bells, Inc.	Washington, IN	2,093

TB Vincennes	Southern Bells, Inc.	Vincennes, IN	2,691

TB Henderson	Southern Bells, Inc.	Henderson, KY	2,320

TB Martinsville	Southern Bells, Inc.	Martinsville, IN	2,057

TB Anderson	Southern Bells, Inc.	Anderson, IN	2,166

TB Spencer	Southern Bells, Inc.	Spencer, IN	2,296

DB Addison	Dave & Busters, Inc.	Addison, IL	50,000

AS Baton Rouge	Academy Louisiana Co.	Baton Rouge, LA	52,500

AS Houston (Breton)	Academy Corp.	Houston, TX	53,381

AS Houston (SW FW)	Academy Corp.	Houston, TX	52,548

AS Richland Hills	Academy Corp.	Richland Hills, TX	52,500

CV Amarillo	Eckerd Inc.	Amarillo, TX	9,504

CV Del City	Eckerd Inc.	Del City, OK	10,906

EK Chattanooga	Eckerd Inc.	Chattanooga, TN	10,909

EK Mableton	Eckerd Inc.	Mableton, GA	8,996

BB Evanston	Best Buy Stores, LP	Evanston, IL	45,397
AS Houston (Westheimer)	Academy Corp.	Houston, TX	53,381

EK Mantua	Eckerd Inc.	Mantua, NJ	8,710

EK Vineland	Eckerd Inc.	Vineland, NJ	14,910

MT Warwick	Super Valu, Inc.	Warwick, RI	64,514

WA Eureka	Winer Foods, LLC	Eureka, CA	82,490

The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and certain operating expenses of the CNL Portfolio, exclusive of items which may not be comparable to the proposed future operations of the CNL Portfolio. Material amounts that would not be directly attributable to future operating results of the CNL Portfolio are excluded, and the financial statements are not intended to be a complete presentation of the CNL Portfolio’s revenues and expenses. Items excluded consist of management fees, broker fees, depreciation, amortization, miscellaneous fees, and accretion of below market leases.
2. Significant Accounting Policies
Revenue Recognition
Operating leases— Rental income is recognized on a straight-line basis over the remaining term of each lease.
Direct financing leases— Unearned income is deferred and amortized into income over the lease terms so as to produce a constant periodic rate of return on the net investment in the leases.

F-6

CNL Portfolio Properties
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2006 and
the Three Months Ended March 31, 2007 (Unaudited)
Use of Estimates
The preparation of historical summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Leases
As of December 31, 2006, 12 of the 25 leases have both building and land classified as operating leases and for the remaining 13 leases, the land is classified as operating leases and the buildings as direct financing leases.
The leases have initial terms of ten to 20 years (expiring between 2012 and 2024) and provide for minimum rentals. In addition, the tenant leases generally provide for limited increases in rent as a result of fixed increases, these amounts are recognized on a straight-line bases over the terms of the leases.
The aggregate annual minimum future rental payments on the non-cancelable operating leases in effect as of December 31, 2006 are as follows:

Year ending December 31:
2007	$4,776,728
2008	4,811,829
2009	4,836,572
2010	4,881,741
2011	4,402,532
Thereafter	33,081,489

Total	$56,790,891

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2006:

Year ending December 31:
2007	$2,885,510
2008	2,909,353
2009	2,916,475
2010	2,950,719
2011	2,991,913
Thereafter	14,180,802

Total	$28,834,772

The above tables do not include future minimum lease payments for renewal periods or rent increases that are based on the Consumer Price Index (“CPI”) or future contingent rents. Payments are also exclusive of potential charges related to real estate taxes and operating cost escalations.

F-7

CNL Portfolio Properties
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2006 and
the Three Months Ended March 31, 2007 (Unaudited)
4. Tenant Concentration
For the year ended December 31, 2006, the following tenants accounted for 10% or more of the annual rental income for the CNL Portfolio Properties.

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income
Academy, Ltd.	$2,069,546	32%
Winco	1,011,573	16%
Eckerd Corporation	848,559	13%
Southern Bells, Inc.	716,493	11%
If these tenants were to default on their leases, future revenue of the CNL Portfolio Properties would be materially and adversely impacted.
5. Commitments and Contingencies
Litigation
The CNL Portfolio Properties may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the CNL Portfolio Properties’ results of operations.
Environmental Matters
In connection with the ownership and operation of real estate, the CNL Portfolio Properties may be potentially liable for costs and damages related to environmental matters. The Company, as owner of the CNL Portfolio Properties, has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the CNL Portfolio Properties’ results of operations.

F-8

SUMMARY FINANCIAL DATA
WAL-MART STORES, INC.
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following properties leased to Wal-Mart Stores, Inc. (“Wal-Mart”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Spencer, Indiana	5/23/2007	$2,025,682	41,304	1987
Bay City, Texas	(1)	3,755,000	90,921	1990

Total		$5,780,682	132,225

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     Wal-Mart has over 6,700 stores throughout the world. Wal-Mart has a Standard and Poor’s credit rating of “AA” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “WMT”.
     In evaluating the Wal-Mart Spencer property (“WM Spencer Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the WM Spencer Property other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the WM Spencer Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Wal-Mart, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     Wal-Mart currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Wal-Mart are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	4/30/2007	1/31/2007	1/31/2006	1/31/2005
		(in millions)
Consolidated Statements of Operations
Revenues	$86,410	$344,992	$308,945	$281,488
Operating Income	4,850	20,497	18,713	17,300
Net Income	2,826	11,284	11,231	10,267

	As of	As of the Fiscal Year Ended
	4/30/2007	1/31/2007	1/31/2006	1/31/2005
		(in millions)
Consolidated Balance Sheets
Total Assets	$155,422	$151,193	$135,624	$117,139
Long-term Debt	29,567	30,735	30,096	23,160
Stockholders’ Equity	59,911	61,573	53,171	49,396
For more detailed financial information regarding Wal-Mart, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-9

SUMMARY FINANCIAL DATA
CVS CORPORATION, INC.
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following property leased to CVS Corporation. (“CVS”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Florence, South Carolina	5/17/2007	$2,625,000	10,125	1998

Total		$2,625,000	10,125

     CVS operates over 6,000 stores in 43 states and the District of Columbia. CVS has a Standard & Poor’s credit rating of “BBB+” and the company’s stock is publicly traded on the New York Stock Exchange under the symbol “CVS.”
     In evaluating the CVS Florence property (“CV Florence Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the CV Florence Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the guarantor, CVS Corporation, Inc., are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lease guarantor. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the property acquired.
     CVS currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding CVS are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	3/31/2007	12/30/2006	12/31/2005	1/1/2005
		(in millions)
Consolidated Statements of Operations
Revenues	$13,184.6	$43,813.8	$37,006.2	$30,594.3
Operating Income	736.5	2,441.6	2,019.5	1,454.7
Net Income	408.9	1,368.9	1,224.7	918.8

	As of	As of the Fiscal Year Ended
	3/31/2007	12/30/2006	12/31/2005	1/1/2005
		(in millions)
Consolidated Balance Sheets
Total Assets	$51,035.8	$20,569.8	$15,283.4	$14,546.8
Long-term Debt	2,895.4	2,870.4	1,594.1	1,925.9
Stockholders’ Equity	34,031.4	9,917.6	8,331.2	6,987.2
For more detailed financial information regarding CVS, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-10

SUMMARY FINANCIAL DATA
STAPLES, INC.
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following properties leased to Staples the Office Superstore East, Inc., a wholly owned subsidiary of Staples, Inc. (“Staples”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Warsaw, IN	5/17/2007	$3,215,000	23,990	1998
Guntersville, AL	7/6/2007	3,325,000	23,942	2001

Total		$6,540,000	47,932

     Staples currently operates more than 1,000 retail stores located in the United States, Canada, and Mexico, employs more than 40,000 people and is headquartered in Naperville, Illinois. Staples has an S&P credit rating of “BBB+” and its common stock is traded on The Nasdaq Global Select Market under the symbol “SPLS.”
     In evaluating the properties as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     Because the properties each are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of Staples, Inc., are more relevant to investors than the financial statements of the properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the properties acquired.
     Staples currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Staples are taken from its previously filed public reports:

	For the Thirteen
	Weeks Ended	For the Fiscal Year Ended
	5/5/2007	2/3/2007	1/28/2006	1/29/2005
		(in thousands)
Consolidated Statements of Operations
Revenues	$4,589,465	$18,160,789	$16,078,852	$14,448,378
Operating Income	322,611	1,463,069	1,234,081	1,056,876
Net Income	209,143	973,677	784,117	664,575

	As of	As of the Fiscal Year Ended
	5/5/2007	2/3/2007	1/28/2006	1/29/2005
		(in thousands)
Consolidated Balance Sheets
Total Assets	$8,360,888	$8,397,265	$7,732,720	$7,127,150
Long-term Debt	320,555	316,465	527,606	557,927
Stockholders’ Equity	5,044,230	5,021,665	4,481,601	4,174,424
     For more detailed financial information regarding Staples, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

F-11

SUMMARY FINANCIAL DATA
WALGREEN CO.
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following properties leased to Walgreen Co. (“Walgreens”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Bryan, Texas	5/18/2007	$6,325,000	15,050	2001
Harris County, Texas	5/18/2007	5,650,000	15,050	2000
Gainesville, Florida	6/1/2007	3,625,000	13,905	1997
Kansas City (63rd St.), Missouri	7/10/2007	4,335,000	13,905	2000
Kansas City (Independence), Missouri	7/11/2007	4,598,000	13,905	1997
Kansas City (Linwood), Missouri	7/11/2007	3,750,000	13,905	2000
Kansas City (Troost), Missouri	7/10/2007	4,928,000	13,905	2000
Topeka, Kansas	7/10/2007	3,121,950	13,905	1999
Fort Worth, Texas	7/17/2007	4,855,153	15,120	1999
Framingham, Massachusetts	(1)	7,600,000	14,820	2007

Total		$48,788,103	143,470

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     Walgreens operates over 5,500 stores in 47 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of “A+” and the company’s stock is publicly traded on the New York Stock Exchange under the symbol “WAG”.
     In evaluating the Walgreens properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to these properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the Walgreens properties are each 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Walgreens, are more relevant to investors than the financial statements of the properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the Securities and Exchange Commission, we have not provided audited statements of the properties acquired.
     Walgreens currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Walgreens are taken from its previously filed public reports:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	5/31/2007	8/31/2006	8/31/2005	8/31/2004
		(in millions)
Consolidated Statements of Operations
Revenues	$40,340.5	$47,409.0	$42,201.6	$37,508.2
Operating Income	2,547.2	2,701.5	2,424.0	2,142.4
Net Income	1,644.8	1,750.6	1,559.5	1,349.8

	As of	As of the Fiscal Year Ended
	5/31/2007	8/31/2006	8/31/2005	8/31/2004
		(in millions)
Consolidated Balance Sheets
Total Assets	$17,944.3	$17,131.1	$14,608.8	$13,342.1
Long-term Debt	1,226.1	1,118.9	997.7	850.4
Stockholders’ Equity	10,901.4	10,115.8	8,889.7	8,139.7
     For more detailed financial information regarding Walgreens, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-12

SUMMARY FINANCIAL DATA
TRACTOR SUPPLY COMPANY
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following properties leased to Tractor Supply Company (“Tractor Supply”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Fairview, Tennessee	5/25/2007	$2,970,000	19,067	2007
Baytown, Texas	6/11/2007	3,310,000	22,670	2007
Prior Lake, Minnesota	6/29/2007	5,050,000	36,183	1991

Total		$11,330,000	77,920

     Tractor Supply currently operates more than 650 retail stores in 37 states, employs more than 7,800 and is headquartered in Brentwood, Tennessee. Tractor Supply’s common stock is traded on The Nasdaq Global Select Market under the symbol “TSCO.”
     In evaluating the Tractor Supply properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to any of the Tractor Supply properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the Tractor Supply properties are each 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Tractor Supply, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the properties acquired.
     Tractor Supply currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Tractor Supply are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	3/31/2007	12/30/2006	12/31/2005	12/25/2004
		(in thousands)
Consolidated Statements of Operations
Revenues	$559,832	$2,369,612	$2,067,979	$1,738,843
Operating Income	8,980	148,020	136,444	101,546
Net Income	4,999	91,008	85,669	64,069

	As of	As of the Fiscal Year Ended
	3/31/2007	12/30/2006	12/31/2005	12/25/2004
		(in thousands)
Consolidated Balance Sheets
Total Assets	$1,135,947	$1,007,992	$814,795	$458,405
Long-term Debt	56,020	2,808	10,739	34,744
Stockholders’ Equity	585,326	598,904	477,698	370,584
For more detailed financial information regarding Tractor Supply, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-13

SUMMARY FINANCIAL DATA
BORDERS GROUP, INC.
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following properties leased to Borders Group, Inc. (“Borders”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Rapid City, South Dakota	6/1/2007	$6,461,000	20,000	1999
Reading, Pennsylvania	6/1/2007	6,261,000	25,015	1997

Total		$12,722,000	45,015

     Borders Group, Inc. (“Borders”) is a publicly traded company, which operates over 560 superstores under the Borders name. Borders stock is publicly traded on the New York Stock Exchange under the symbol “BGP.”
     In evaluating the Borders properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the Borders properties other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the Borders properties are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Borders, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     Borders currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Borders are taken from its previously filed public reports:

	For the Thirteen
	Weeks Ended	For the Fiscal Year Ended
	5/5/2007	2/3/2007	1/28/2006	1/23/2005
		(in millions)
Consolidated Statements of Operations
Revenues	$885.8	$4,113.5	$4,079.2	$3,931.4
Operating Income (Loss)	(48.9)	(136.8)	173.4	216.7
Net Income (Loss)	(35.9)	(151.3)	101.0	131.9

	As of	As of the Fiscal Year Ended
	5/5/2007	2/3/2007	1/28/2006	1/23/2005
		(in millions)
Consolidated Balance Sheets
Total Assets	$2,656.6	$2,613.4	$2,572.2	$2,628.8
Long-term Debt	5.2	5.2	5.4	55.8
Stockholders’ Equity	601.4	642.0	927.8	1,088.9
For more detailed financial information regarding Borders, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-14

SUMMARY FINANCIAL DATA
BRINKER INTERNATIONAL, INC.
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following property guaranteed by Brinker International, Inc. (“Brinker”).:

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Fredericksburg, Texas	6/5/2007	$2,314,000	5,495	1985

Total		$2,314,000	5,495

     Brinker is a publicly traded company that is a multi-concept restaurant operator. At June 28, 2006, Brinker operated 1,622 restaurants located in 49 states and Washington, DC.
     In evaluating the Chili’s Fredericksburg property (“CH Fredericksburg Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the CH Fredericksburg Property other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the CH Fredericksburg Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Brinker, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     Brinker currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Brinker are taken from its previously filed public reports:

	For the Thirty-Nine
	Weeks Ended	For the Fiscal Year Ended
	3/28/2007	6/28/2006	6/29/2005	6/30/2004
		(in thousands)
Consolidated Statements of Operations
Revenues	$3,233,950	$4,151,291	$3,749,539	$3,541,005
Operating Income	228,307	326,599	218,385	248,302
Net Income	146,402	212,395	160,219	150,918

	As of	As of the Fiscal Year Ended
	3/28/2007	6/28/2006	6/29/2005	6/30/2004
		(in thousands)
Consolidated Balance Sheets
Total Assets	$2,362,511	$2,221,779	$2,156,124	$2,254,424
Long-term Debt	593,380	500,515	406,505	639,291
Stockholders’ Equity	1,053,562	1,075,832	1,100,282	1,010,422
For more detailed financial information regarding Brinker, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-15

SUMMARY FINANCIAL DATA
STARBUCKS CORPORATION
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following properties leased to Starbucks Corporation (“Starbucks”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Covington, Tennessee	6/22/2007	$1,516,000	1,805	2007
Sedalia, Missouri	6/22/2007	1,227,000	1,800	2006

Total		$2,743,000	3,605

     Starbucks is a publicly traded company founded in 1985, that operates over 12,000 retail stores, offering brewed coffees, espresso beverages and food items. Starbucks has a Standard & Poor’s credit rating of BBB+ and its stock is publicly traded on the Nasdaq Global Select Market under the symbol “SBUX.”
     In evaluating the Starbucks properties as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     Because the Starbucks properties are each 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Starbucks, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the property acquired.
     Starbucks currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Starbucks are taken from its previously filed public reports:

	For the Twenty Six
	Weeks Ended	For the Fiscal Year Ended
	4/1/2007	10/1/2006	10/2/2005	10/3/2004
			(in thousands)
Consolidated Statements of Operations
Revenues	$3,929,516	$7,786,942	$6,369,300	$5,294,247
Operating Income	560,698	893,952	780,518	606,494
Net Income	355,792	564,259	494,370	388,880

	As of	As of the Fiscal Year Ended
	4/1/2007	10/1/2006	10/2/2005	10/3/2004
			(in thousands)
Consolidated Balance Sheets
Total Assets	$4,636,875	$4,428,941	$3,513,693	$3,386,541
Long-term Debt	1,551	1,958	2,870	3,618
Stockholders’ Equity	2,212,299	2,228,506	2,090,262	2,470,211
For more detailed financial information regarding Starbucks, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-16

SUMMARY FINANCIAL DATA
THE KROGER CO.
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following property leased to The Kroger Co. (“Kroger”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
La Grange, Georgia	6/28/2007	$7,293,750	61,331	1998

Total		$7,293,750	61,331

     Kroger operates as a food retailer in the United States. Kroger operates over 2,400 supermarkets in 31 states. Kroger has a Standard & Poor’s credit rating of BBB- and its stock is publicly traded on the New York Stock Exchange under the symbol “KR.”
     In evaluating the Kroger La Grange property (“KG La Grange Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     Because the KG La Grange Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Kroger, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the property acquired.
     The Kroger Co. currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Kroger are taken from its previously filed public reports:

	For the First
	Quarter Ended	For the Fiscal Year Ended
	5/26/2007	2/3/2007	1/28/2006	1/29/2005
			(in millions)
Consolidated Statements of Operations
Revenues	$20,726	$66,111	$60,553	$56,434
Operating Income	690	2,236	2,035	843
Net Income (Loss)	337	1,115	958	(104)

	As of	As of the Fiscal Year Ended
	5/26/2007	2/3/2007	1/28/2006	1/29/2005
			(in millions)
Consolidated Balance Sheets
Total Assets	$20,996	$21,215	$20,482	$20,491
Long-term Debt	5,177	6,154	6,678	7,900
Stockholders’ Equity	5,260	4,923	4,390	3,619
For more detailed financial information regarding Kroger please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-17

SUMMARY FINANCIAL DATA
LA-Z-BOY INCORPORATED
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following property guaranteed by La-Z-Boy Incorporated (“La-Z-Boy”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Kentwood, Michigan	6/28/2007	$5,145,386	30,245	1986

Total		$5,145,386	30,245

     La-Z-Boy is a publicly traded company that operates as a manufacturer and retailer of reclining-chair and residential furniture. La-Z-Boy’s stock is publicly traded on the New York Stock Exchange under the symbol “LZB.”
     In evaluating the La-Z-Boy in Kentwood property (“LZ Kentwood Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     Because the LZ Kentwood Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, La-Z-Boy, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the property acquired.
     La-Z-Boy currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding La-Z-Boy are taken from its previously filed public reports:

	For the Fiscal Year Ended
	4/28/2007	4/29/2006	4/30/2005
		(in thousands)
Consolidated Statements of Operations
Revenues	$1,617,302	$1,695,012	$1,815,202
Operating Income	31,955	14,540	78,061
Net Income (Loss)	4,139	(3,041)	37,185

	As of the Fiscal Year Ended
	4/28/2007	4/29/2006	4/30/2005
		(in thousands)
Consolidated Balance Sheets
Total Assets	$878,691	$956,752	$1,026,357
Long-term Debt	111,714	173,368	213,549
Stockholders’ Equity	485,348	510,345	527,286
For more detailed financial information regarding La-Z-Boy, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-18

SUMMARY FINANCIAL DATA
CIRCUIT CITY STORES, INC.
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following properties leased to Circuit City Stores, Inc. (“Circuit City”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Mesquite, Texas	6/29/2007	$7,825,000	42,918	1996
Taunton, Massachusetts	7/13/2007	7,860,000	32,748	2001
Groveland, Florida	7/17/2007	27,548,810	706,560	1999

Total		$43,233,810	782,226

     Circuit City is a publicly traded company that operates as a specialty retailer of consumer electronics, home office products, entertainment and services. Circuit City’s common stock is publicly traded on New York Stock Exchange under the symbol “CC.”
     In evaluating the Circuit City properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the Circuit City properties are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Circuit City, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     Circuit City currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Circuit City are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	5/31/2007	2/28/2007	2/28/2006	2/28/2005
			(in thousands)
Consolidated Statements of Operations
Revenues	$2,485,537	$12,429,754	$11,514,151	$10,413,524
Operating Income (Loss)	(88,169)	(5,303)	214,762	87,012
Net Income (Loss)	(54,566)	(8,281)	139,746	61,658

	As of	As of the Fiscal Year Ended
	5/31/2007	2/28/2007	2/28/2006	2/28/2005
			(in thousands)
Consolidated Balance Sheets
Total Assets	$3,827,914	$4,007,283	$4,069,044	$3,840,010
Long-term Debt	48,961	50,487	51,985	19,944
Stockholders’ Equity	1,700,189	1,791,244	1,954,633	2,079,927
For more detailed financial information regarding Circuit City, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-19

SUMMARY FINANCIAL DATA
KOHL’S CORPORATION
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following property guaranteed by Kohl’s Corporation (“Kohl’s”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Lake Zurich, Illinois	7/17/2007	$12,712,730	88,306	2000

Total		$12,712,730	88,306

     Kohl’s operates over 730 retail department stores in 41 states. Kohl’s has a Standard and Poor’s credit rating of “BBB+” and its stock is publicly traded on the New York Stock Exchange under the symbol “KSS.”
     In evaluating the Kohl’s Lake Zurich property (“KO Lake Zurich Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     Because the KO Lake Zurich Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Kohl’s, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the property acquired.
     Kohl’s currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Kohl’s are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	5/5/2007	2/3/2007	1/28/2006	1/29/2005
		(in thousands)
Consolidated Statements of Operations
Revenues	$3,572,040	$15,544,184	$13,402,217	$11,700,619
Operating Income	346,085	1,814,801	1,416,181	1,193,327
Net Income	208,953	1,108,681	841,960	703,401

	As of	As of the Fiscal Year Ended
	5/5/2007	2/3/2007	1/28/2006	1/29/2005
		(in thousands)
Consolidated Balance Sheets
Total Assets	$9,261,418	$9,041,177	$9,153,494	$7,979,299
Long-term Debt	1,040,915	1,040,057	1,046,104	1,103,441
Stockholders’ Equity	5,910,414	5,603,395	5,957,338	5,033,898
For more detailed financial information regarding Kohl’s, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-20

SUMMARY FINANCIAL DATA
ELECTRONIC DATA SYSTEMS CORPORATION
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following property guaranteed by Electronic Data Systems Corporation (“EDS”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Salt Lake City, Utah	7/17/2007	$22,824,824	406,101	1998

Total		$22,824,824	406,101

     EDS is a publicly traded company that provides information technology and business process outsourcing services worldwide. EDS has a Standard & Poor’s credit rating of BBB- and its stock is publicly traded on the New York Stock Exchange under the symbol “EDS.
     In evaluating the EDS Salt Lake property (“ED Salt Lake Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     Because the ED Salt Lake Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, EDS, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the property acquired.
     EDS currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding EDS are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	3/31/2007	12/31/2006	12/31/2005	12/31/2004
		(in millions)
Consolidated Statements of Operations
Revenues	$5,224	$21,268	$19,757	$19,863
Operating Income (Loss)	265	816	542	(102)
Net Income (Loss)	164	470	150	158

	As of	As of the Fiscal Year Ended
	3/31/2007	12/31/2006	12/31/2005	12/31/2004
		(in millions)
Consolidated Balance Sheets
Total Assets	$17,855	$17,954	$17,087	$17,744
Long-term Debt	2,971	2,965	2,939	3,168
Stockholders’ Equity	7,877	7,896	7,512	7,440
For more detailed financial information regarding EDS, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-21

SUMMARY FINANCIAL DATA
LOWE’S COMPANIES, INC.
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following property leased to Lowe’s Companies, Inc. (“Lowe’s”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Cincinnati, Ohio	7/17/2007	$20,558,483	129,044	1998

Total		$20,558,483	129,044

     Lowe’s operates retail home improvement stores across the United States and Canada. Lowe’s has a Standard & Poor’s Credit Rating of “A+” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “LOW”.
     In evaluating the Lowe’s Cincinnati property (“LO Cincinnati Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the LO Cincinnati Property other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the LO Cincinnati Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Lowe’s, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     Lowes currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Lowe’s are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	5/4/2007	2/2/2007	2/3/2006	1/28/2005
		(in millions)
Consolidated Statements of Operations
Revenues	$12,172	$46,927	$43,243	$36,464
Operating Income	1,562	6,314	5,634	4,555
Net Income	739	3,105	2,765	2,167

	As of	As of the Fiscal Year Ended
	5/4/2007	2/2/2007	2/3/2006	1/28/2005
		(in millions)
Consolidated Balance Sheets
Total Assets	$29,969	$27,767	$24,639	$21,101
Long-term Debt	4,306	4,325	3,499	3,060
Stockholders’ Equity	15,726	15,725	14,296	11,498
For more detailed financial information regarding Lowe’s, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-22

SUMMARY FINANCIAL DATA
FEDEX CORPORATION
     Since May 10, 2007, the date of our last pre-effective amendment, we had acquired the following properties leased to or guaranteed by FedEx Corporation (“FedEx”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Peoria, Illinois	7/20/2007	$3,200,000	38,200	1997
Walker, Michigan	(1)	$7,575,000	78,034	2001

Total		$10,775,000	116,234

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     FedEx has a Standard & Poor’s credit rating of “BBB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “FDX.”
     In evaluating the FedEx properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the FedEx properties other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the FedEx properties are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, FedEx, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     FedEx currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Lowe’s are taken from its previously filed public reports:

	For the Fiscal Year Ended
	5/31/2007	5/31/2006	5/31/2005
	(in millions)
Consolidated Statements of Operations
Revenues	$35,214	$32,294	$29,363
Operating Income	3,276	3,014	2,471
Net Income	2,016	1,806	1,449

	As of the Fiscal Year Ended
	5/31/2007	5/31/2006	5/31/2005
	(in millions)
Consolidated Balance Sheets
Total Assets	$24,000	$22,690	$20,404
Long-term Debt	2,007	1,592	2,427
Stockholders’ Equity	12,656	11,511	9,588
     For more detailed financial information regarding FedEx, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-23

SUMMARY FINANCIAL DATA
THE HOME DEPOT, INC.
     Since May 10, 2007, the date of our last pre-effective amendment, we acquired the following property leased to Home Depot USA, Inc., a wholly-owned subsidiary of The Home Depot, Inc. (“Home Depot”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Bedford Park, IL	(1)	$29,400,000	217,952	1992

Total		$29,400,000	217,952

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price. An additional condition to acquiring this property will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     Home Depot operates as the world’s largest home improvement retailer. As of the end of fiscal 2006, Home Depot operated 2,147 stores. Home Depot has a Standard & Poor’s credit rating of BBB+ and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “HD.”
     In evaluating the Home Depot Bedford Park Property (“HD Bedford Park Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     Because the HD Bedford Park Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Home Depot, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the property acquired.
     Home Depot currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Home Depot are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	4/29/2007	1/28/2007	1/29/2006	1/30/2005
			(in millions)
Consolidated Statements of Operations
Revenues	$21,585	$90,837	$81,511	$73,094
Operating Income	1,835	9,673	9,363	7,926
Net Income	1,046	5,761	5,838	5,001

	As of	As of the Fiscal Year Ended
	4/29/2007	1/28/2007	1/29/2006	1/30/2005
			(in millions)
Consolidated Balance Sheets
Total Assets	$56,081	$52,263	$44,405	$39,020
Long-term Debt	11,640	11,643	2,672	2,148
Stockholders’ Equity	25,673	25,030	26,909	24,158
For more detailed financial information regarding Home Depot please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-24

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Balance Sheet
As of March 31, 2007
(Unaudited)
     The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired the properties described in Note B to the Pro Forma Consolidated Balance Sheet on March 31, 2007. We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan.
     This Pro Forma Consolidated Balance Sheet should be read in conjunction with the historical financial statements and notes thereto for the quarter ended March 31, 2007. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company completed the above transactions on March 31, 2007, nor does it purport to represent its future financial position. This Pro Forma Consolidated Balance sheet only includes the significant acquisitions pursuant to SEC Rule 3-14 of Regulation S-X.

	March 31,	Acquisition	Pro Forma
	2007,	Pro Forma	March 31,
	As Reported	Adjustments	2007
	(a)	(b)
ASSETS
Real estate assets, at cost:
Land	$166,930,667	$114,937,202	$281,867,869
Buildings and improvements, less accumulated depreciation of $7,519,166 at March 31, 2007	479,536,419	245,444,140	724,980,559
Real estate assets under direct financing leases, net	—	40,254,701	40,254,701
Acquired intangible lease assets, less accumulated amortization of $3,622,906 at March 31, 2007	82,117,662	51,074,492	133,192,154

Total real estate assets	728,584,748	451,710,536	1,180,295,283
Cash and cash equivalents	37,735,612	(37,735,612)	—
Restricted cash	14,722,513	—	14,722,513
Rents and tenant receivables, net	3,588,151	—	3,588,151
Prepaid expenses, mortgage loan deposits and other assets	7,852,788	—	7,852,788
Deferred financing costs, less accumulated amortization of $737,990 at March 31, 2007	5,985,610	5,959,169	11,944,779

Total assets	$798,469,422	$419,934,092	$1,218,403,514

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable	$389,679,900	$295,952,500	$685,632,400
Accounts payable and accrued expenses	3,186,044	—	3,186,044
Escrowed investor proceeds	14,678,510	—	14,678,510
Acquired below market lease intangibles, less accumulated amortization of $194,383 at March 31, 2007	5,287,698	13,177,081	18,464,779
Distributions payable	2,255,891	—	2,255,891
Deferred rent and other liabilities	1,745,486	—	1,745,486

Total liabilities	416,833,529	309,177,081	725,963,110

Redeemable common stock	6,285,696	—	6,285,696

Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding at March 31, 2007	—	—	—
Common stock, $.01 par value; 240,000,000 shares authorized, 43,405,817 shares issued and outstanding at March 31, 2007	434,058	123,116	557,174
Capital in excess of par value	386,580,943	110,681,395	497,262,338
Accumulated distributions in excess of earnings	(11,664,804)	—	(11,664,804)

Total stockholders’ equity	375,350,197	110,804,511	486,154,708

Total liabilities and stockholders’ equity	$789,469,422	$419,934,092	$1,218,403,514

F-25

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2007
(Unaudited)
     The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties described in Note C to the Pro Forma Consolidated Statements of Operations on January 1, 2007 or the date significant operations commenced.
     This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto for the three months ended March 31, 2007 as included elsewhere in this document. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on January 1, 2007, nor does it purport to represent its future operations. This Pro Forma Consolidated Statement of Operations only includes the significant acquisitions pursuant to SEC Rule 3-14 of Regulation S-X.

	For the			Pro Forma for the
	Three Months			Three Months
	Ended	Acquisition		Ended
	March 31, 2007,	Pro Forma		March 31,
	As Reported	Adjustments		2007
	(a)	(c)
Revenues:
Rental income	$11,776,758	$7,970,712	(d)	$19,747,470
Earned income from direct financing leases	—	461,872		461,872
Tenant reimbursement income	820,593	499,574		1,320,167

Total revenue	12,597,351	8,932,158		21,529,509

Expenses:
General and administrative	314,069	95,702		409,771
Property operating expenses	1,029,571	350,019		1,379,590
Property and asset management fees	539,676	572,860	(e)(f)	1,112,536
Depreciation	2,971,234	2,073,769	(g)	5,045,003
Amortization	1,300,031	891,018	(g)	2,191,049

Total operating expenses	6,154,581	3,983,368		10,137,949

Real estate operating income	6,442,770	4,948,790		11,391,560

Other income (expense):
Interest income	351,272	—		351,272
Interest expense	(5,109,315)	(4,721,403	)(h)	(9,830,718)

Total other expense	(4,758,043)	(4,721,403)		(9,479,446)

Net income	$1,684,727	$227,386		$1,912,113

Weighted average number of common shares outstanding
Basic	36,777,369	19,037,991	(i)	55,815,360

Diluted	36,777,559	19,037,991	(i)	55,815,550

Net income per common share
Basic and diluted	$0.05			$0.03

F-26

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements
March 31, 2007
(Unaudited)

a.	Reflects the Company’s historical balance sheet as of March 31, 2007 and the Company’s historical results of operations for the three months ended March 31, 2007.

b.	Reflects preliminary purchase price allocations related to the following 2007 acquisitions completed subsequent to March 31, 2007:

Completed Acquisitions

The TS Greenfield Property, the MT Fairview Heights Property, the TS Marinette Property, the TS Paw Paw Property, the ST Greenville Property, the RA Plains Property, the TS Navasota Property, the WG Bridgetown Property, the RA Fredericksburg Property, the SC Anderson Property, the TS Fredericksburg Property, the RA Lima Property, the WM New London Property, the WG Dallas Property, the RA Allentown Property, the CV Florence Property, the ST Warsaw Property, the WM Spencer Property, the WG Bryan Property, the WG Harris Property, the BD Rapid City Property, the BD Reading Property, the WG Gainesville Property, the CH Fredericksburg Property, the TS Baytown Property, the SB Covington Property, the SB Sedalia Property, the CNL Portfolio Properties, the KG La Grange Property, the LZ Kentwood Property, the CC Mesquite Property, the TS Prior Lake Property, the ST Guntersville Property, the LO Cincinnati Property, the WG Fort Worth Property, the KO Lake Zurich Property, the CC Groveland Property, the ED Salt Lake Property, the WG Kansas City (Linwood) Property, the WG Kansas City (Troost) Property, the WG Kansas City (63rd St) Property, the WG Kansas City (Independence) Property, the WG Topeka Property, the CC Taunton Property, and the FE Peoria Property.

Potential Acquisitions

The FE Walker Property, the WM Bay City Property, the WG Framingham Property, and the HD Bedford Park Property.
c.	Reflects the pro forma results of operations for the three months ended March 31, 2007 for the following acquisitions, the AA Maryland Heights Property, the AS Katy Property, the AH St. John Property, the MT Omaha Property, the WG Shreveport Property, the OM Orangeburg Property, the WG Cincinnati Property, the WG Madeira Property, the WG Sharonville Property, the TS Ankeny Property, the OD Enterprise Property, the MT Fairview Heights Property, the RA Lima Property, the RA Plains Property, the SC Anderson Property, the TS Fredericksburg Property, the TS Greenfield Property, the TS Marinette Property, the TS Navasota Property, the ST Greenville Property, the WG Bridgetown Property, the WG Dallas Property, the WM New London Property, the WM Spencer Property, the TS Paw Paw Property, the TS Fairview Property, the CV Florence Property, the RA Allentown Property, the WG Bryan Property, the WG Harris County Property, the RA Fredericksburg Property, the ST Warsaw Property, the BD Rapid City Property, the BD Reading Property, the WG Gainesville Property, the CH Fredericksburg Property, the TS Baytown Property, the SB Covington Property, the SB Sedalia Property, the KG La Grange Property, the LZ Kentwood Property, the CC Mesquite Property, the TS Prior Lake Property, the ST Guntersville Property, the LO Cincinnati Property, the WG Fort Worth Property, the KO Lake Zurich Property, the CC Groveland Property, the ED Salt Lake City Property, the WG Kansas City (Linwood) Property, the WG Kansas City (Troost) Property, the WG Kansas City (63rd St) Property, the WG Kansas City (Independence) Property, the WG Topeka Property, the CNL Portfolio Properties, the CC Taunton Property, the FE Peoria Property, the FE Walker Property, the WM Bay City Property, the WG Framingham Property and the HD Bedford Park Property (collectively, the “Pro Forma Properties”).

d.	Represents the straight line rental revenues for the Pro Forma Properties in accordance with their respective lease agreements.

e.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the aggregate asset value of the Pro Forma Properties’ which is payable to our Advisor.

f.	Reflects the property management fee equal to 2% of gross revenues of the Pro Forma Properties which is payable to an affiliate of our Advisor.

g.	Represents depreciation and amortization expense for the Pro Forma Properties. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

F-27

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
March 31, 2007
(Unaudited)

h.	Represents interest expense associated with the debt incurred to finance the acquisitions of the Pro Forma Properties. The variable rate mortgage debt has a 90 day repayment term. As such, the interest expense for the year ended December 31, 2006 includes 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

The following table provides certain information about each of the loans:

Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AS Katy	$68,250,000	5.61%	February 1, 2017
AH St. John	4,420,000	5.65%	July 11, 2017
MT Omaha	23,400,000	5.53%	March 1, 2017
WG Shreveport	2,815,000	5.56%	April 11, 2017
OM Orangeburg	1,875,000	5.61%	April 1, 2012
WG Cincinnati	3,341,000	6.00%	September 1, 2016
WG Madeira	2,876,00	5.70%	April 1, 2012
WG Sharonville	2,655,000	5.62%	April 1, 2012
TS Ankeny	1,950,500	5.65%	May 1, 2017
OD Enterprise	1,850,000	6.29%	March 1, 2017
MT Fairview Heights	35,432,000	5.70%	May 1, 2017
RA Lima	3,103,000	5.46%	June 1, 2017
RA Plains	3,380,000	5.60%	May 1, 2017
SC Anderson	8,160,000	5.80%	May 11, 2017
TS Fredericksburg	2,031,250	5.57%	June 1, 2017
TS Greenfield	2,227,500	5.57%	July 1, 2017
TS Marinette	1,918,000	5.65%	May 1, 2017
TS Navasota	2,050,000	5.80%	May 11, 2017
ST Greenville	2,955,000	5.51%	May 1, 2017
WG Bridgetown	3,043,000	5.80%	May 11, 2017
WG Dallas	2,175,000	5.76%	June 1, 2017
WM New London	1,778,000	5.80%	May 11, 2017
WM Spencer	1,377,000	5.80%	May 11, 2017
TS Paw Paw	2,047,500	5.65%	May 1, 2017
TS Fairview	1,930,500	5.59%	June 1, 2017
CV Florence	1,706,250	5.73%	June 1, 2017
RA Allentown	3,615,000	5.78%	June 1, 2017
WG Bryan	4,111,000	5.70%	June 11, 2017
WG Harris County	3,673,000	5.70%	June 11, 2017
RA Fredericksburg	2,979,000	5.92%	May 11, 2017
ST Warsaw	1,850,000	5.73%	June 1, 2017
BD Rapid City	4,393,000	5.66%	June 11, 2017

F-28

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
March 31, 2007
(Unaudited)

Property	Loan Amount	Interest Rate	Maturity
BD Reading	$4,257,000	5.66%	June 11, 2017
WG Gainesville	2,465,000	5.60%	June 11, 2017
CH Fredericksburg	1,504,000	5.55%	June 11, 2017
TS Baytown	2,251,000	5.60%	June 11, 2017
KG La Grange	4,750,000	5.21%	July 1, 2012
LZ Kentwood	3,602,000	5.32%	July 1, 2012
CC Mesquite	4,305,000	5.32%	July 1, 2012
TS Prior Lake	3,283,250	5.73%	July 1, 2017
ST Guntersville	2,161,250	5.24%	August 1, 2012
LO Cincinnati	13,800,000	5.55%	July 11, 2017
WG Fort Worth	3,675,000	5.55%	July 11, 2017
KO Lake Zurich	9,075,000	5.55%	July 11, 2017
CC Groveland	20,250,000	5.55%	July 11, 2017
ED Salt Lake City	18,000,000	5.55%	July 11, 2017
WG Kansas City (Linwood)	2,437,500	5.69%	July 11, 2017
WG Kansas City (Troost)	2,464,000	5.79%	July 11, 2017
WG Kansas City (63rd St)	3,034,500	5.79%	July 11, 2017
WG Kansas City (Independence)	2,990,000	5.69%	July 11, 2017
WG Topeka	1,870,000	5.79%	July 11, 2017
AS Baton Rouge	4,687,000	5.83%	August 1, 2017
AS Houston (Breton)	3,045,000	5.83%	August 1, 2017
AS Houston (Southwest)	4,625,000	5.83%	August 1, 2017
AS North Richland Hills	4,217,000	5.83%	August 1, 2017
CV Amarillo	1,741,000	5.83%	August 1, 2017
CV Del City	2,631,000	5.82%	August 1, 2017
DA Addison	5,600,000	5.56%	August 1, 2017
EK Chattanooga	1,920,000	5.67%	August 1, 2017
EK Mableton	1,197,000	5.67%	August 1, 2017
CC Taunton	4,323,000	5.32%	August 1, 2012
FE Peoria	2,080,000	5.60%	August 1, 2017
AS Houston (Westheimer)	3,825,000	5.71%	July 1, 2017
WC Eureka	11,247,000	5.71%	July 1, 2017
EK Vineland	3,500,000	5.71%	July 1, 2017
EK Mantua	1,470,000	5.71%	July 1, 2017
SV Warwick	5,350,000	5.71%	July 1, 2017
BB Evanston	5,900,000	5.71%	July 1, 2017
WG Framingham	4,940,000	5.61%	August 1, 2017
FE Walker	2,050,200	5.80%	May 11, 2017
WM Bay City	2,065,000	5.74%	August 11, 2017
HD Bedford Park	17,640,000	5.74%	August 11, 2017
Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AH St. John	$780,000	LIBOR plus 2.0%	September 12, 2007
WG Bridgetown	537,000	LIBOR plus 2.0%	August 27, 2007
WM New London	313,000	LIBOR plus 2.0%	August 9, 2007
WM Spencer	243,000	LIBOR plus 2.0%	August 3, 2007
WG Bryan	949,000	LIBOR plus 2.0%	August 16, 2007
WG Harris County	848,000	LIBOR plus 2.0%	August 16, 2007
RA Fredericksburg	1,353,000	LIBOR plus 2.0%	August 2, 2007
BD Rapid City	776,000	LIBOR plus 2.0%	September 1, 2007
BD Reading	752,000	LIBOR plus 2.0%	September 1, 2007
WG Gainesville	435,000	LIBOR plus 2.0%	September 1, 2007
CH Fredericksburg	347,000	LIBOR plus 2.0%	September 5, 2007
TS Baytown	397,000	LIBOR plus 2.0%	September 11, 2007
WG Shreveport	497,000	LIBOR plus 2.0%	June 23, 2007
SC Anderson	1,440,000	LIBOR plus 2.0%	August 4, 2007

F-29

i.	Represents a pro forma adjustment to the weighted average common shares outstanding to reflect all shares outstanding on March 31, 2007 as though they were issued on January 1, 2007. As the Company had insufficient capital at January 1, 2007 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of March 31, 2007 were outstanding on January 1, 2007.

F-30

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2006
(Unaudited)
     The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties described in Note C to the Pro Forma Consolidated Statements of Operations on January 1, 2006 or the date significant operations commenced.
     This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto for the year ended December 31, 2006. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on January 1, 2006, nor does it purport to represent its future operations. This Pro Forma Consolidated Statement of Operations only includes the significant acquisitions pursuant to SEC Rule 3-14 of Regulation S-X.

	For the Year	Total		Total		Pro Forma,
	Ended	2006		2007		For the Year
	December 31,	Acquisitions		Acquisitions		Ended
	2006	Pro Forma		Pro Forma		December 31,
	As Reported	Adjustments		Adjustments		2006
	(a)	(b)		(c)
Revenues:
Rental income	$18,357,174	$5,395,389	(d)	$38,093,080	(d)	$61,845,643
Earned income from direct financing leases	—	—		1,931,966		1,931,966
Tenant reimbursement income	1,162,333	245,989		82,571		1,490,893

Total revenue	19,519,507	5,641,378		40,107,617		65,268,502

Expenses:
General and administrative	952,789	16,715		129,989		1,099,493
Property operating expenses	1,416,745	272,804	(e)	100,644	(e)	1,790,193
Property and asset management fees	936,977	568,720	(f)	2,148,500	(f)	3,654,197
Depreciation	4,396,460	1,616,753	(g)	10,331,681	(g)	16,344,894
Amortization	2,072,906	572,664	(g)	4,089,871	(g)	6,735,441

Total operating expenses	9,775,877	3,047,656		16,800,685		29,624,218

Real estate operating income	9,743,630	2,593,722		23,306,932		35,644,284

Other Income (Expense):
Interest income	503,479	—		—		503,479
Interest expense	(8,901,113)	(3,365,336)	(h)	(21,677,286)	(i)	(33,943,735)

Total other expense	(8,397,634)	(3,365,336)		(21,677,286)		(33,440,256)

Net Income (Loss)	$1,345,996	$(771,614)		$1,629,646)		$2,204,028

Weighted average number of Common shares outstanding
Basic and Diluted	13,275,635	7,406,178	(j)	21,686,592	(j)	42,368,405

Net income (loss) per common share
Basic and Diluted	$0.10					$0.05

F-31

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements
December 31, 2006
(Unaudited)

a.	Reflects the Company’s historical results of operations for the year ended December 31, 2006.

b.	Reflects the pro forma results of operations for the year ended December 31, 2006 for the following properties (collectively, the “2006 Acquisitions”): the RA Enterprise Property, the RA Wauseon Property, the RA Saco Property, the CV Scioto Trail Property, the WW II Properties, the MT Lakewood Property, the RA Cleveland Property, the RA Fremont Property, the WG Knoxville Property, the CO San Antonio Property, the CV Madison Property, the RA Defiance Property, the CV Portsmouth Property, the AA Greenfield Property, the AA Trenton Property, the RA Lansing Property, the AA Columbia Heights Property, the AA Fergus Falls Property, the CV Okeechobee Property, the OD Dayton Property, the AA Holland Property, the AA Holland Township Property, the AA Zeeland Property, the CV Orlando Property, the OD Greenville Property, the OD Warrensburg Property, the CV Gulfport Property, the AA Grand Forks Property, the CV Clinton Property, the AA Duluth Property, the WG Picayune Property, the AA Grand Bay Property, the AA Rainsville Property, the AA Hurley Property, the RA Glassport Property, the RA Hanover Property, the TS La Grange Property, the FE Council Bluffs Property, the FE Edwardsville Property, the CV Glenville Scotia Property, the AA Ashland Property, the AA Jackson Property, the AA New Boston Property, the AA Scottsburg Property, the TS Livingston Property, the TS New Braunfels Property, the OD Benton Property, the OD Oxford Property, and the TS Crockett Property.

c.	Reflects the pro forma results of operations for the year ended December 31, 2006 for the following properties (collectively, the “2007 Acquisitions”) :

Completed Acquisitions

The AA Maryland Heights Property, the AS Katy Property, the AH St. John Property, the MT Omaha Property, the WG Shreveport Property, the OM Orangeburg Property, the WG Cincinnati Property, the WG Madeira Property, the WG Sharonville Property, the TS Ankeny Property, the OD Enterprise Property, the MT Fairview Heights Property, the RA Lima Property, the RA Plains Property, the SC Anderson Property, the TS Fredericksburg Property, the TS Greenfield Property, the TS Marinette Property, the TS Navasota Property, the ST Greenville Property, the WG Bridgetown Property, the WG Dallas Property, the WM New London Property, the WM Spencer Property, the TS Paw Paw Property, the TS Fairview Property, the CV Florence Property, the RA Allentown Property, the WG Bryan Property, the WG Harris County Property, the RA Fredericksburg Property, the ST Warsaw Property, the BD Rapid City Property, the BD Reading Property, the WG Gainesville Property, the CH Fredericksburg Property, the TS Baytown Property, the SB Covington Property, the SB Sedalia Property, the KG La Grange Property, the LZ Kentwood Property, the CC Mesquite Property, the TS Prior Lake Property, the ST Guntersville Property, the LO Cincinnati Property, the WG Fort Worth Property, the KO Lake Zurich Property, the CC Groveland Property, the ED Salt Lake City Property, the WG Kansas City (Linwood) Property, the WG Kansas City (Troost) Property, the WG Kansas City (63rd St) Property, the WG Kansas City (Independence) Property, the WG Topeka Property the CNL Portfolio Properties, the CC Taunton Property, and the FE Peoria Property.

Potential Acquisitions

The FE Walker Property, the WG Framingham Property, the WM Bay City Property and the HD Bedford Park Property.

d.	Represents the straight line rental revenues for the 2006 Acquisitions and the 2007 Acquisitions in accordance with their respective lease agreements.

e.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the aggregate asset value of the 2006 Acquisitions and the 2007 Acquisitions which is payable to our Advisor.

f.	Reflects the property management fee equal to 2% of gross revenues of the 2006 Acquisitions and the 2007 Acquisitions which is payable to an affiliate of our Advisor.

g.	Represents depreciation and amortization expense for the 2006 Acquisitions and the 2007 Acquisitions. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

F-32

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)
h.	Represents interest expense associated with the debt incurred to finance the acquisitions of the 2006 Acquisitions. The variable rate mortgage debt has a 90 day repayment term. As such, the interest expense for the year ended December 31, 2006 includes 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

The following table provides certain information about each of the loans:
      Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
RA Enterprise	2,043,000	5.80%	February 11, 2016
RA Wauseon	2,142,000	5.80%	February 11, 2016
RA Saco	1,375,000	5.82%	February 11, 2011
CV Scioto Trail	1,424,000	5.67%	March 11, 2011
WW II	7,748,000	6.56%	June 11, 2016
MT Lakewood	1,348,000	5.77%	May 11, 2011
RA Cleveland	1,413,000	6.05%	May 11, 2011
RA Fremont	1,388,000	6.05%	May 11, 2011
WG Knoxville	3,088,000	5.80%	May 11, 2011
CO San Antonio	2,461,000	5.86%	May 11, 2011
CV Madison	2,809,000	5.60%	February 11, 2016
RA Defiance	2,321,000	5.76%	January 11, 2016
RA Lansing	1,041,000	5.90%	July 1, 2016
AA Columbia Heights	1,038,000	5.83%	July 11, 2016
AA Fergus Falls	722,000	5.83%	July 11, 2016
CV Okeechobee	4,076,000	5.60%	February 11, 2016
OD Dayton	2,130,000	5.73%	February 11, 2016
AA Holland	1,193,000	5.83%	April 11, 2016
AA Holland Township	1,231,000	5.83%	April 11, 2016
AA Zeeland	1,057,000	5.83%	April 11, 2016
CV Orlando	3,016,000	5.68%	April 11, 2016
OD Greenville	2,192,000	5.76%	March 11, 2011
OD Warrensburg	1,810,000	5.85%	April 11, 2011
CV Gulfport	2,611,000	5.28%	April 11, 2016
AA Grand Forks	840,000	5.87%	September 11, 2016
CV Clinton	1,983,000	5.74%	September 11, 2016
AA Duluth	860,000	5.87%	October 11, 2016
WG Picayune	2,766,000	5.53%	October 11, 2016
RA Glassport	2,325,000	6.10%	November 1, 2016
RA Hanover	4,115,000	6.11%	November 1, 2016
TS LaGrange	1,405,000	5.99%	December 1, 2016
FE Council Bluffs	2,185,000	5.97%	December 1, 2016
FE Edwardsville	12,880,000	5.97%	December 1, 2016
CV Glenville Scotia	3,413,000	5.74%	December 11, 2016

F-33

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)

Property	Loan Amount	Interest Rate	Maturity
TS Livingston	1,725,000	5.99%	December 1, 2016
TS New Braunfels	1,750,000	5.99%	December 1, 2016
OD Benton	2,130,000	5.77%	December 1, 2016
OD Oxford	2,295,000	6.17%	December 1, 2016
TS Crockett	1,325,000	5.99%	December 1, 2016
    Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
RA Enterprise	928,000	LIBOR plus 2.0%	April 26, 2006
RA Wauseon	973,000	LIBOR plus 2.0%	April 26, 2006
RA Saco	625,000	LIBOR plus 2.0%	April 27, 2006
CV Scioto Trail	329,000	LIBOR plus 2.0%	June 8, 2006
MT Lakewood	612,000	LIBOR plus 2.0%	July 20, 2006
RA Cleveland	642,000	LIBOR plus 2.0%	July 27, 2006
RA Fremont	632,000	LIBOR plus 2.0%	July 27, 2006
WG Knoxville	712,000	LIBOR plus 2.0%	August 8, 2006
CO San Antonio	1,119,000	LIBOR plus 2.0%	July 25, 2006
CV Madison	648,000	LIBOR plus 2.0%	April 18, 2006
RA Defiance	1,056,000	LIBOR plus 2.0%	March 28, 2006
AA Columbia Heights	346,000	LIBOR plus 2.0%	October 6, 2006
AA Fergus Falls	241,000	LIBOR plus 2.0%	October 6, 2006
CV Okeechobee	940,000	LIBOR plus 2.0%	April 13, 2006
OD Dayton	491,000	LIBOR plus 2.0%	March 15, 2006
AA Holland	397,000	LIBOR plus 2.0%	July 4, 2006
AA Holland Township	411,000	LIBOR plus 2.0%	July 4, 2006
AA Zeeland	352,000	LIBOR plus 2.0%	July 4, 2006
CV Orlando	696,000	LIBOR plus 2.0%	June 13, 2006
OD Greenville	506,000	LIBOR plus 2.0%	May 15, 2006
OD Warrensburg	418,000	LIBOR plus 2.0%	June 23, 2006
CV Gulfport	602,000	LIBOR plus 2.0%	June 13, 2006
AA Grand Forks	280,000	LIBOR plus 2.0%	November 15, 2006
CV Clinton	457,000	LIBOR plus 2.0%	December 24, 2006
AA Duluth	286,000	LIBOR plus 2.0%	December 22, 2006
WG Picayune	638,000	LIBOR plus 2.0%	January 15, 2007
CV Glenville Scotia	787,000	LIBOR plus 2.0%	March 16, 2007
i.	Represents interest expense associated with the debt incurred to finance the acquisitions of the 2007 Acquisitions. The variable rate mortgage debt has a 90 day repayment term. As such, the interest expense for the year ended December 31, 2006 includes 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

The following table provides certain information about each of the loans:

F-34

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)
      Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AS Katy	68,250,000	5.61%	February 1, 2017
MT Omaha	23,400,000	5.53%	March 1, 2017
WG Shreveport	2,815,000	5.56%	April 11, 2017
OM Orangeburg	1,875,000	5.61%	April 1, 2012
WG Cincinnati	3,341,000	6.00%	September 1, 2016
WG Madeira	2,876,000	5.70%	April 1, 2012
WG Sharonville	2,655,000	5.62%	April 1, 2012
OD Enterprise	1,850,000	6.29%	March 1, 2017
MT Fairview Heights	35,432,000	5.70%	May 1, 2017
RA Lima	3,103,000	5.73%	June 1, 2017
RA Plains	3,380,000	5.60%	May 1, 2017
SC Anderson	8,160,000	5.80%	May 11, 2017
TS Fredericksburg	2,031,250	5.57%	June 1, 2017
TS Greenfield	2,227,500	5.57%	July 1, 2017
TS Marinette	1,918,000	5.65%	May 1, 2017
TS Navasota	2,050,000	5.80%	May 11, 2017
ST Greenville	2,955,000	5.51%	May 1, 2017
WG Bridgetown	3,043,000	5.80%	May 11, 2017
WG Dallas	2,175,000	5.76%	June 1, 2017
WM New London	1,778,000	5.80%	May 11, 2017
WM Spencer	1,377,000	5.80%	May 11, 2017
TS Paw Paw	2,047,500	5.65%	May 1, 2017
TS Fairview	1,930,500	5.59%	June 1, 2017
CV Florence	1,706,250	5.73%	June 1, 2017
RA Allentown	3,615,000	5.78%	June 1, 2017
WG Bryan	4,111,000	5.70%	June 11, 2017
WG Harris County	4,521,000	5.70%	June 11, 2017
RA Fredericksburg	2,979,000	5.92%	May 11, 2017
ST Warsaw	1,850,000	5.73%	June 1, 2017
BD Rapid City	4,393,000	5.66%	June 11, 2017
BD Reading	4,257,000	5.66%	June 11, 2017
WG Gainesville	2,465,000	5.60%	June 11, 2017
CH Fredericksburg	1,504,000	5.55%	June 11, 2017
TS Baytown	2,251,000	5.60%	June 11, 2017
KG LaGrange	4,750,000	5.21%	July 1, 2012
LZ Kentwood	3,602,000	5.32%	July 1, 2012
CC Mesquite	4,305,000	5.32%	July 1, 2012
TS Prior Lake	3,283,250	5.73%	July 1, 2017
ST Guntersville	2,161,250	5.24%	August 1, 2012
LO Cincinnati	13,800,000	5.55%	July 11, 2017
WG Fort Worth	3,675,000	5.55%	July 11, 2017
KO Lake Zurich	9,075,000	5.55%	July 11, 2017
CC Groveland	20,250,000	5.55%	July 11, 2017
ED Salt Lake City	18,000,000	5.55%	July 11, 2017
TS Ankeny	1,950,500	5.65%	May 1, 2017
AH St. John	4,420,000	5.65%	July 11, 2017
AS Houston (Westheimes)	3,825,000	5.55%	July 11, 2017
WC Eureka	11,247,000	5.71%	July 1, 2017
EK Vineland	3,500,000	5.71%	July 1, 2017
EK Mantua	1,470,000	5.71%	July 1, 2017
SV Waswick	5,350,000	5.71%	July 1, 2017
BB Evanston	5,900,000	5.71%	July 1, 2017
WG Franiglan	4,940,000	5.61%	August 1, 2017
WG Kansas City (Linwood)	2,437,500	5.69%	July 11, 2017
WG Kansas City (Troost)	2,464,000	5.79%	July 11, 2017

F-35

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)

Property	Loan Amount	Interest Rate	Maturity
WG Kansas City (63rd St)	3,034,500	5.79%	July 11, 2017
WG Kansas City (Independence)	2,990,000	5.69%	July 11, 2017
WG Topeka	1,870,000	5.79%	July 11, 2017
AS Baton Rouge	4,687,000	5.83%	August 1, 2017
AS Houston (Breton)	3,045,000	5.83%	August 1, 2017
AS Houston (Southwest)	4,625,000	5.83%	August 1, 2017
AS North Richland Hills	4,217,000	5.83%	August 1, 2017
CV Amarillo	1,741,000	5.83%	August 1, 2017
CV Del City	2,631,000	5.82%	August 1, 2017
DA Addison	5,600,000	5.56%	August 1, 2017
EK Chattanooga	1,920,000	5.67%	August 1, 2017
EK Mableton	1,197,000	5.67%	August 1, 2017
CC Taunton	4,323,000	5.32%	August 1, 2012
FE Peoria	2,080,000	5.60%	August 1, 2017
FE Walker	4,669,000	5.98%	August 11, 2017
WM Bay City	2,065,000	5.74%	August 11, 2017
HD Bedford Park	17,640,000	5.74%	August 11, 2017
           Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
WG Shreveport	497,000	LIBOR plus 2.0%	June 23, 2007
SC Anderson	1,440,000	LIBOR plus 2.0%	August 4, 2007
TS Navasota	362,000	LIBOR plus 2.0%	July 18, 2007
WG Bridgetown	537,000	LIBOR plus 2.0%	August 27, 2007
WM New London	313,000	LIBOR plus 2.0%	August 9, 2007
WM Spencer	243,000	LIBOR plus 2.0%	August 3, 2007
WG Bryan	949,000	LIBOR plus 2.0%	August 16, 2007
WG Harris County	848,000	LIBOR plus 2.0%	August 16, 2007
RA Fredericksburg	1,353,000	LIBOR plus 2.0%	August 2, 2007
BD Rapid City	776,000	LIBOR plus 2.0%	September 1, 2007
BD Reading	752,000	LIBOR plus 2.0%	September 1, 2007
WG Gainesville	435,000	LIBOR plus 2.0%	September 1, 2007
CH Fredericksburg	347,000	LIBOR plus 2.0%	September 5, 2007
TS Baytown	397,000	LIBOR plus 2.0%	September 11, 2007
AH St. John	780,000	LIBOR plus 2.0%	September 12, 2007
j.	Represents a pro forma adjustment to the weighted average common shares outstanding to reflect all shares outstanding on December 31, 2006 as though they were issued on January 1, 2006. As the Company had insufficient capital at January 1, 2006 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of December 31, 2006 were outstanding on January 1, 2006.

F-36

Modified Form of Subscription Agreement
The following form of Subscription Agreement replaces the form of Subscription Agreement appearing on pages B-1 through B-3 of the prospectus.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-138444
COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 4 DATED AUGUST 15, 2007
TO THE PROSPECTUS DATED MAY 11, 2007
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007, Supplement No. 1 dated May 16, 2007, Supplement No. 2 dated July 23, 2007, and Supplement No. 3 dated August 8, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	recent real property investments;

(3)	potential real property investments;

(4)	the termination of a potential acquisition of a single-tenant, net leased commercial retail property containing approximately 15,000 rentable square feet in Framingham, MA;

(5)	a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section substantially the same as that which was filed in the Quarterly Report on Form 10-Q, dated August 14, 2007; and

(6)	updated financial information regarding Cole Credit Property Trust II, Inc.
Status of Our Public Offerings
     We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. As of the close of business on May 22, 2007, we had issued a total of 54,838,315 shares in our initial public offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $547.6 million.
     We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of August 10, 2007, we had accepted investors’ subscriptions for, and issued, approximately 12.7 million shares of our common stock in the follow-on offering, including approximately 12.4 million shares sold in the primary offering and approximately 300,000 shares sold pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $126.8 million. Combined with our initial public offering, we had received a total of approximately $674.4 million in gross offering proceeds as of August 10, 2007.
          Real Property Investments
     The following information supplements, and should be read in conjunction with, the table in the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 7 of the prospectus.
Description of Real Estate Investments
     As of August 14, 2007, we owned 220 properties, comprising approximately 9.2 million rentable square feet of commercial space located in 42 states and the U.S. Virgin Islands. Properties acquired between August 8, 2007, the date of our last prospectus supplement, and August 14, 2007 are listed below.

Property Description	Tenant	Rentable Square Feet	Purchase Price
Fed Ex — Walker, MI	FedEx Ground Package System, Inc.	78,304	$7,323,891
Wal-Mart — Bay City, TX	Wal—Mart Realty Company	90,921	3,755,000

		168,225	$11,078,891

The following information supplements the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus:
Real Property Investments
     We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants.
     As of August 15, 2007, we, through separate wholly-owned limited liability companies, have acquired a 100% fee simple interest in 220 properties consisting of approximately 9.2 million gross rentable square feet located in 42 states and the U.S. Virgin Islands The properties were generally acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock.
     The following table summarizes properties acquired between August 8, 2007, the date of our last prospectus supplement, and August 14, 2007 in order of acquisition date:

			Year		Fees Paid to	Rentable	Physical
Property	Type	Date Acquired	Built	Purchase Price	Sponsor (1)	Square Feet	Occupancy
Fed Ex — Walker, MI	Distribution	August 8, 2007	2001	$7,323,891	$193,168	78,304	100%
Wal-Mart — Bay City, TX	Discount Retail	August 14, 2007	1990	3,755,000	75,100	90,921	30%

				$11,078,891	$268,268	169,225

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.

(2)	Wal-Mart Realty Company, a wholly-owned subsidiary of Wal-Mart Stores, Inc. (“Wal-Mart”), has subleased approximately 26,950 square feet to Tractor Supply Company. The remaining space at the building, approximately 63,971 square feet, is vacant. Wal-Mart remains the tenant under the original lease agreement.
     The following table sets forth the principal provisions of the lease term for the major tenant at the properties listed above:

				% of Total
	Number			Square		Current	Base Rent
	of		Total Square	Feet	Renewal	Annual	per Square	Lease Term
Property	Tenants	Major Tenants*	Feet Leased	Leased	Options**	Base Rent	Foot	Beginning	To
Fed Ex — Walker, MI	1	FedEx Ground Package System, Inc.	78,304	100%	2/5 yr.	$549,292	$7.01	8/8/2007	5/31/2017
Wal-Mart — Bay City, TX	1	Wal-Mart Realty Company	90,921	100%	5/5 yr.	338,799	3.73	8/14/2007	1/31/2017

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.
     Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently receives a property management fee of up to 2.0% of the monthly gross revenues from our single-tenant properties and up to 4.0% of the monthly gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured.

2

     In connection with the property acquisitions noted above, we incurred the following fixed rate mortgage note:

		Fixed
		Interest
Property	Loan Amount	Rate	Maturity Date
Fed Ex — Walker, MI	$4,669,000	6.30%	9/1/2012
     The fixed rate debt mortgage note requires monthly interest-only payments with the principal balance due on September 1, 2012. The mortgage note is generally non-recourse to us and Cole Op II, but both are liable for customary non-recourse carveouts.
     The fixed rate mortgage note generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage note. Notwithstanding the prepayment limitations, we may sell the property to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
     In the event the mortgage note is not paid off on the respective maturity date, it includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2.0%). The maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.
     For federal income tax purposes, the depreciable basis in the properties noted above is approximately $8.9 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The depreciable basis in the properties noted above are detailed as follows:

Property	Depreciable Tax Basis
Fed Ex — Walker, MI	$5,859,113
Wal-Mart — Bay City, TX	3,004,000

Total	$8,863,113

Tenant Lease Expirations
     The following table sets forth, as of August 14, 2007, lease expirations of our properties, including the properties supplemented above, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease which expires during the respective year.

	Number of			% of Total
	Leases	Approx. Square	Total Annual	Annual Base
Year Ending December 31,	Expiring	Feet Expiring	Base Rent	Rent
2007	1	2,000	$37,500	0.04%
2008	8	43,210	644,731	0.77%
2009	9	80,143	724,364	0.86%
2010	6	20,968	400,235	0.48%
2011	7	34,703	409,101	0.49%
2012	9	90,077	891,923	1.06%
2013	13	286,352	1,996,386	2.38%
2014	7	130,899	1,555,402	1.86%
2015	9	649,513	3,544,096	4.23%
2016	23	1,227,683	7,806,981	9.31%
2017	23	834,969	5,441,017	6.49%

	115	3,400,517	$23,451,736	27.97%

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Potential Property Investments
     Our advisor has identified the following properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     We will decide whether to acquire these properties generally based upon:
•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.
     Other properties may be identified in the future that we may acquire before or instead of these properties. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.

				Approximate
	Expected		Approximate	Compensation to
Property	Acquisition Date	Seller (1)	Purchase Price (2)	Sponsor (3)
Walgreens — Richmond, VA	August, 2007	WG Richmond Portfolio, LP	$4,025,000	$81,000
Walgreens -Dallas, TX (De Soto)	August, 2007	Austin Devcor Ltd. I	3,382,000	68,000
Circuit City — Aurora, CO	August, 2007	CC-Investors 1996-4, a Delaware Statutory Trust	7,350,000	195,000

			$14,757,000	$344,000

(1)	Seller is an unaffiliated third party.

(2)	Approximate purchase price does not include acquisition costs which we expect to be approximately 3.0% of the contract purchase price.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.

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     Each potential property acquisition is subject to a net lease, pursuant to which the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent.

			Total	% of Total
			Square Feet	Square
Property	Major Tenants*	Guarantor	Leased	Feet Leased
Walgreens — Richmond, VA	Walgreen Co.	N/A	13,869	100%
Walgreens — Dallas, TX (De Soto)	Walgreen Co.	N/A	13,905	100%
Circuit City — Aurora, CO	Circuit City Stores, Inc.	N/A	39,440	100%

			67,214

*	Major tenants are those tenants that occupy greater than 10.0% of the rentable square of their respective property.
The table below provides leasing information for the major tenants at each respective property:

				Current	Base Rent
	Number of		Renewal	Annual Base	per Square	Lease Term
Property	Tenants	Major Tenants*	Options	Rent	Foot	Beginning	To
Walgreens — Richmond, VA	1	Walgreen Co.	2/5 yr.	$292,000	$21.05	8/23/1997	8/31/2017
Walgreens — Dallas, TX (De Soto)	1	Walgreen Co.	5/5 yr.	245,230	17.64	10/14/1997	9/30/2017
Circuit City — Aurora, CO	1	Circuit City Stores, Inc.	2/10 yr.	538,382	13.65	1/19/1996	1/31/2018

				$1,075,612

     The following table outlines the anticipated loan terms on debt financing to be secured in connection with the purchase of the potential property acquisitions our advisor has identified for us. Generally, we expect the loans to have a fixed rate, with interest only payments and a five to ten-year maturity.

Property	Debt Financing	Type	Rate	Maturity Date
Circuit City — Aurora, CO	$4,777,000	Interest Only	6.33%	September, 2017
     Each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.
Prior Potential Property Investments
     A prior supplement to this prospectus described a potential acquisition of an approximately 15,000 square foot single-tenant retail building on an approximately 2.2 acre site located in Framingham, Massachusetts. The purchase agreement between Series C, LLC, an affiliate of our advisor, and the seller for the acquisition of the property was terminated prior to its assignment to us, and we are no longer considering this property for purchase.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations
     The following discussion and analysis supplements prior discussions in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section in our prospectus and should be read in conjunction with our accompanying unaudited consolidated financial statements and notes thereto.:
     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited condensed consolidated financial statements, the notes thereto, and the other unaudited financial data included elsewhere in this prospectus supplement. The following discussion should also be read in conjunction with our audited consolidated financial statements, and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2006. The terms “we,” “us,” “our” and the “Company” refer to Cole Credit Property Trust II, Inc.
Forward-Looking Statements
     This section contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries, our anticipated capital expenditures, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.
     Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view as of August 14, 2007. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus supplement include changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flows. The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2006 and the “Risk Factors” section of the registration statement relating to this offering (File No. 333-138444), each as filed with the Securities and Exchange Commission.
     Management’s discussion and analysis of financial condition and results of operations are based upon our unaudited condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates. These estimates are based on management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.
Overview
     We commenced our principal operations on September 23, 2005, when we issued the initial 486,000 shares of common stock in our initial public offering. Prior to such date, we were considered a development stage company.
     We derive a substantial portion of our revenue from our rental income. As a result, our operating results and cash flows are primarily influenced by rental income from our commercial properties and interest expense on our property acquisition indebtedness. Rental income accounted for approximately 94% of total revenue during the three-month and six-month periods ended June 30, 2007. As approximately 99% of the rentable square feet at our properties is under lease, with an average remaining lease term of approximately 13.2 years, we believe our exposure to short-term changes in commercial rental rates on our portfolio is substantially mitigated. As of June 30, 2007, the debt leverage ratio of our portfolio, which is the ratio of mortgage notes payable to total real estate assets, was approximately 58%, with approximately 1% of the debt, or $9.6 million, subject to variable interest rates. We intend to manage our interest rate risk on our existing real estate portfolio by repaying approximately $9.6 million, of which approximately $3.8 million has been paid as of August 14, 2007, or 100% of our short-term variable rate debt as it matures during the three-month period ending September 30, 2007. We expect to fund the repayments with net proceeds from the sale of our common stock. Additionally, as we continue to raise capital from the sale of our common stock in our follow-on offering and invest the proceeds in commercial real estate, we will be subject to changes in real estate prices and changes in interest rates on new indebtedness used to acquire the properties. We may manage our risk of changes in real estate prices on future property acquisitions by entering into purchase

6

agreements and loan commitments simultaneously so that our operating yield is generally determinable at the time we purchase the property, by contracting with developers for future delivery of properties, or by entering into sale-leaseback transactions.
     The current mortgage lending and interest rate environment for real estate in general is uncertain. We may experience more stringent lending criteria, which may affect our ability to finance certain property acquisitions. Additionally, for properties in which we are able to obtain acquisition financing, the interest rates on such loans may be unacceptable. We expect to manage the current mortgage lending environment by utilizing fixed rate loans if the terms are acceptable, short-term variable rate loans, assuming existing mortgage loans in connection with property acquisitions, or we may enter into interest rate lock agreements. We may also acquire a much larger percentage of our properties for cash without financing. If we are unable to obtain suitable financing for future acquisitions or we acquire a larger percentage of our properties for cash without financing, our results of operations may be adversely affected. Additionally, if we are unable to identify suitable properties at appropriate prices in the current credit environment, we may have a larger amount of uninvested cash, which may adversely affect our results of operations. We will continue to evaluate alternatives in the current market, including purchasing or originating debt backed by real estate, which could produce attractive yields in the current market environment.
     As of June 30, 2007, we owned 132 single-tenant, freestanding retail properties, 39 single-tenant freestanding commercial properties, and 11 multi-tenant retail properties, all of which were approximately 99% leased. During the three-month period ended June 30, 2007, we acquired 35 single-tenant, freestanding retail properties, 29 single-tenant, freestanding commercial properties and three multi-tenant retail properties. During the six-month period ended June 30, 2007, we acquired 53 single-tenant, freestanding retail properties, 31 single-tenant, freestanding commercial properties and seven multi-tenant retail properties (See Notes 3 and 4 to the condensed consolidated financial statements included elsewhere in this prospectus supplement. Our results of operations are not indicative of those expected in future periods as we expect that rental income, operating expenses, asset management fees, depreciation expense, interest expense, and net income will each increase in the future as we acquire additional properties and as our current properties are owned for an entire period.
Results of Operations
     Three Months Ended June 30, 2007 Compared to the Three Months Ended June 30, 2006
     As of June 30, 2007, we owned 182 commercial properties compared to 43 commercial properties at June 30, 2006, which were approximately 99% leased in the aggregate. Accordingly, our results of operations for the three-month period ended June 30, 2007 as compared to the three-month period ended June 30, 2006 reflect significant increases in all categories.
     Revenue. Rental income increased approximately $14.2 million, or approximately 399%, to approximately $17.7 million for the three-month period ended June 30, 2007, compared to approximately $3.5 million for the three-month period ended June 30, 2006. Additionally, tenant reimbursement income increased approximately $1.0 million, or approximately 566%, to approximately $1.1 million for the three-month period ended June 30, 2007 compared to approximately $171,000 for the three-month period ended June 30, 2006. The increases in rental income and tenant reimbursement income were primarily due to the acquisition of 139 new properties after June 30, 2006. Our revenue primarily consists of rental income from net leased commercial properties, which accounted for approximately 94% and approximately 95% of total revenues during the three-month period ended June 30, 2007 and 2006, respectively.
     General and Administrative Expenses. General and administrative expenses increased approximately $176,000, or approximately 53%, to approximately $506,000 for the three-month period ended June 30, 2007, compared to approximately $330,000 for the three-month period ended June 30, 2006. The increase was primarily due to increases in state franchise and income taxes due to the increase in the number of properties owned, from 43 properties in 2006 to 182 properties in 2007. The primary general and administrative expense items are legal and accounting fees, organizational costs, state franchise and income taxes, other licenses and fees, and insurance.
     Property Operating Expenses. Property operating expenses increased approximately $1.2 million, or approximately 816%, to approximately $1.4 million for the three-month period ended June 30, 2007, compared to approximately $154,000 for the three-month period ended June 30, 2006. The increase was primarily due to the ownership of more properties during the three-month period ended June 30, 2007 than in the three-month period ended June 30, 2006 for which we initially pay certain operating expenses and are reimbursed by the tenant in accordance with the respective lease agreements, including nine additional multi-tenant shopping centers. At June 30, 2007, we owned 11 multi-tenant shopping centers compared to two at June 30, 2006. The primary property operating expense items are repairs and maintenance, property taxes, bad debt expense and insurance.
     Property and Asset Management Fees. Pursuant to the advisory agreement with our advisor, we are required to pay to our advisor a monthly asset management fee equal to one-twelfth of 0.25% of the aggregate asset value of our properties determined in accordance with the advisory agreement as of the last day of the preceding month. Pursuant to the property management agreement with our affiliated property manager, during the three-month period ended June 30, 2007, we paid our property manager a property

7

management and leasing fee in an amount equal to 2% of gross revenues. However, in accordance with the property management agreement, in the future we may pay Cole Realty up to (i) up to 2.0% of gross revenues from our single tenant properties and (ii) up to 4% of gross revenues from out multi-tenant properties, as determined pursuant to the agreement, less all payments to third-party management subcontractors.
     Property and asset management fees increased approximately $649,000, or approximately 370%, to approximately $825,000 for the three-month period ended June 30, 2007, compared to approximately $176,000 for the three-month period ended June 30, 2006. Property management fees increased approximately $244,000 to approximately $312,000 for the three-month period ended June 30, 2007 from approximately $68,000 for the three-month period ended June 30, 2006. The increase in property management fees was primarily due to an increase in rental income of approximately $14.2 million for the three-month period ended June 30, 2007 from approximately $3.5 million for the three-month period ended June 30, 2006. Asset management fees increased approximately $405,000 to approximately $513,000 for the three-month period ended June 30, 2007 from approximately $108,000 for the three-month period ended June 30, 2006. The increase in asset management fees was primarily due to an increase in the average aggregate book value of properties owned to approximately $919.4 million at June 30, 2007 from approximately $197.8 million at June 30, 2006.
     Depreciation and Amortization Expenses. Depreciation and amortization expenses increased approximately $5.3 million, or approximately 418%, to approximately $6.6 million for the three-month period ended June 30, 2007, compared to approximately $1.3 million for the three-month period ended June 30, 2006. The increase was primarily due to an increase in the average aggregate book value of properties owned to approximately $919.4 million at June 30, 2007 from approximately $197.8 million at June 30, 2006. The increase in aggregate book value is due to the acquisition of 139 new properties subsequent to June 30, 2006.
     Impairment of Real Estate Assets. Impairment on real estate assets was approximately $5.4 million for the three-month period ended June 30, 2007, with no impairment recorded for the three-month period ended June 30, 2006. The impairment was due to impairment losses recorded on one property during the three-month period ended June 30, 2007, as discussed in Note 2 to our unaudited condensed consolidated financial statements. No impairment losses were recorded for the three-month period ended June 30, 2006.
     Interest Income. Interest income increased approximately $544,000, or approximately 1,289%, to approximately $586,000 during the three-month period ended June 30, 2007, compared to approximately $42,000 for the three-month period ended June 30, 2006. The increase was primarily due to higher uninvested cash during the three-month period ended June 30, 2007 compared to the three-month period ended June 30, 2006 due to increased proceeds from our initial public offering and follow-on offering. Cash and cash equivalents was approximately $78.0 million at June 30, 2007 compared to approximately $3.3 million at June 30, 2006.
     Interest Expense. Interest expense increased approximately $6.0 million, or approximately 300%, to approximately $8.0 million for the three-month period ended June 30, 2007, compared to approximately $2.0 million during the three-month period ended June 30, 2006. The increase was primarily due to an increase in the average mortgage notes payable outstanding during the three-month period ended June 30, 2007 to approximately $515.2 million from approximately $118.6 million during the three-month period ended June 30, 2006. The increase in average mortgage notes payable was primarily due to the acquisition of 139 new properties subsequent to June 30, 2006.
     Our property acquisitions during the three-month period ended June 30, 2007 were financed in part with short-term and long-term notes payable as discussed in Note 5 to our unaudited condensed consolidated financial statements. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our follow-on offering, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.
     Six Months Ended June 30, 2007 Compared to the Six Months Ended June 30, 2006
     As of June 30, 2007, we owned 182 commercial properties compared to 43 commercial properties at June 30, 2006, which were approximately 99% leased in the aggregate. Accordingly, our results of operations for the six-month period ended June 30, 2007 as compared to the six-month period ended June 30, 2006 reflect significant increases in all categories.
     Revenue. Rental income increased approximately $23.5 million, or approximately 391%, to approximately $29.5 million for the six-month period ended June 30, 2007, compared to approximately $6.0 million for the six-month period ended June 30, 2006. Additionally, tenant reimbursement income increased approximately $1.7 million, or approximately 565%, to approximately $2.0 million for the six-month period ended June 30, 2007 compared to approximately $295,000 for the six-month period ended June 30, 2006. The increases in rental income and tenant reimbursement income were primarily due to the acquisition of 139 new properties after June 30, 2006. Our revenue primarily consists of rental income from net leased commercial properties, which accounted for approximately 94% and 95% of total revenues during the six-month period ended June 30, 2007 and 2006, respectively.
     General and Administrative Expenses. General and administrative expenses increased approximately $279,000, or approximately

8

52%, to approximately $820,000 for the six-month period ended June 30, 2007 compared to approximately $541,000 for the six-month period ended June 30, 2006. The increase was primarily due to increases in state franchise and income taxes due to the increase in the number of properties owned, from 43 properties in 2006 to 182 properties in 2007. The primary general and administrative expense items are legal and accounting fees, organizational costs, state franchise and income taxes, other licenses and fees, and insurance.
     Property Operating Expenses. Property operating expenses increased approximately $2.1 million, or approximately 730%, to approximately $2.4 million for the six-month period ended June 30, 2007, compared to approximately $294,000 for the six-month period ended June 30, 2006. The increase was primarily due to ownership of more properties during the six-month period ended June 30, 2007 than in the six-month period ended June 30, 2006 for which we initially pay certain operating expenses and are reimbursed by the tenant in accordance with the respective lease agreements, including nine additional multi-tenant shopping centers. At June 30, 2007, we owned 11 multi-tenant shopping centers compared to two at June 30, 2006. The increase was also due to an increase in bad debt expense of approximately $209,000. The primary property operating expense items are repairs and maintenance, property taxes, bad debt expense and insurance.
     Property and Asset Management Fees. Pursuant to the advisory agreement with our advisor, we are required to pay to our advisor a monthly asset management fee equal to one-twelfth of 0.25% of the aggregate asset value of our properties determined in accordance with the advisory agreement as of the last day of the preceding month. Pursuant to the property management agreement with our affiliated property manager, during the six-month period ended June 30, 2007, we paid our property manager a property management and leasing fee in an amount equal to 2% of gross revenues. However, in accordance with the property management agreement, in the future we may pay Cole Realty up to (i) up to 2.0% of gross revenues from our single tenant properties and (ii) up to 4% of gross revenues from out multi-tenant properties, as determined pursuant to the agreement, less all payments to third-party management subcontractors.
     Property and asset management fees increased approximately $1.1 million, or approximately 353%, to approximately $1.4 million for the six-month period ended June 30, 2007, compared to approximately $301,000 for the six-month period ended June 30, 2006. Property management fees increased approximately $413,000 to approximately $525,000 for the six-month period ended June 30, 2007 from approximately $112,000 for the six-month period ended June 30, 2006. The increase in property management fees was primarily due to an increase in rental income of approximately $23.5 million for the six-month period ended June 30, 2007 from approximately $6.0 million for the six-month period ended June 30, 2006. Asset management fees increased approximately $651,000 to approximately $840,000 for the six-month period ended June 30, 2007 from approximately $189,000 for the six-month period ended June 30, 2006. The increase in asset management fees was primarily due to an increase in the average aggregate book value of properties owned to approximately $776.2 million at June 30, 2007 from approximately $159.1 million at June 30, 2006.
     Depreciation and Amortization Expenses. Depreciation and amortization expenses increased approximately $8.8 million, or approximately 416%, to approximately $10.9 million for the six-month period ended June 30, 2007, compared to approximately $2.1 million for the six-month period ended June 30, 2006. The increase was primarily due to an increase in the average aggregate book value of properties owned to approximately $776.2 million at June 30, 2007 from approximately $159.1 million at June 30, 2006. The increase in aggregate book value is due to the acquisition of 139 new properties subsequent to June 30, 2006.
     Impairment of Real Estate Assets. Impairment on real estate assets was approximately $5.4 million for the six-month period ended June 30, 2007, with no impairment recorded for the six-month period ended June 30, 2006. The impairment was due to impairment losses recorded on one property during the six-month period ended June 30, 2007, as discussed in Note 2 to our unaudited condensed consolidated financial statements. No impairment losses were recorded for the six-month period ended June 30, 2006.
     Interest Income. Interest income increased approximately $850,000, or approximately 968%, to approximately $938,000 during the six-month period ended June 30, 2007, compared to approximately $88,000 for the six-month period ended June 30, 2006. The increase was primarily due to higher uninvested cash during the six-month period ended June 30, 2007 compared to the six-month period ended June 30, 2006 due to increased proceeds from our initial public offering and follow-on offering. Cash and cash equivalents was approximately $78.0 million at June 30, 2007 compared to approximately $3.3 million at June 30, 2006.
     Interest Expense. Interest expense increased approximately $9.6 million, or approximately 276%, to approximately $13.1 million for the six-month period ended June 30, 2007, compared to approximately $3.5 million during the six-month period ended June 30, 2006. The increase was primarily due to an increase in the average mortgage notes payable outstanding during the six-month period ended June 30, 2007 to approximately $429.5 million from approximately $98.4 million during the six-month period ended June 30, 2006. The increase in average mortgage notes payable was primarily due to the acquisition of 139 new properties subsequent to June 30, 2006.
     Our property acquisitions during the six-month period ended June 30, 2007 were financed in part with short-term and long-term notes payable as discussed in Note 5 to our unaudited condensed consolidated financial statements. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our follow-on offering,

9

the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.
Funds From Operations
     We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that accounting for real estate assets in accordance with generally accepted accounting principles in the United States (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trust’s (“NAREIT”) definition (as we do) or may interpret the current NAREIT definition differently than we do.
     FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.
     Our calculation of FFO is presented in the following table for the periods ended as indicated:

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Net loss	$(3,366,779)	$(181,847)	$(1,682,052)	$(364,435)
Add:
Depreciation of real estate assets	4,488,351	866,577	7,459,585	1,445,573
Amortization of lease related costs	2,121,238	409,048	3,421,269	662,547
Impairment on real estate assets	5,400,000	—	5,400,000	—

FFO	$8,642,810	$1,093,778	$14,598,802	$1,743,685

     Set forth below is additional information (often considered in conjunction with FFO) that may be helpful in assessing our operating results:
•	In order to recognize revenues on a straight-line basis over the terms of the respective leases, we recognized additional revenue by straight-lining rental revenue of approximately $926,000 and approximately $1.5 million during the three-month and six-month periods ended June 30, 2007, respectively, and approximately $172,000 and approximately $304,000 during the three-month and six-month periods ended June 30, 2006, respectively.

•	Amortization of deferred financing costs totaled approximately $316,000 and approximately $608,000 during the three-month and six-month periods ended June 30, 2007, respectively, and approximately $109,000 and approximately $182,000 during the three-month and six-month periods ended June 30, 2006, respectively.
Liquidity and Capital Resources
     We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured or unsecured financings to complete future property acquisitions. As of June 30, 2007, we had received and accepted subscriptions for an aggregate of 59,633,576 shares of common stock in our initial public offering and follow-on offering for gross proceeds of approximately $596.3 million.
     Short-term Liquidity and Capital Resources
     We expect to meet our short-term liquidity requirements through net cash provided by property operations and proceeds from the sale of our common stock. We expect our operating cash flows to increase as additional properties are added to our portfolio. We expect that approximately 88.6% of the gross proceeds from the sale of our common stock will be invested in real estate, approximately 9.1% will be used to pay sales commissions, dealer manager fees and offering and organizational costs, with the remaining 2.3% used to pay acquisition and advisory fees and acquisition expenses. The offering and organizational costs associated with the sale of our common stock are initially paid by our advisor, and reimbursed by us up to 1.5% of the capital raised by us in

10

connection with our offering of shares of common stock. As of June 30, 2007, Cole Advisors II had paid approximately $5.7 million of offering and organization costs since the inception of our initial public offering and we had reimbursed our advisor for approximately $5.2 million of such costs, of which approximately $7,000 was expensed as organizational costs.
     Subsequent to June 30, 2007, we completed the acquisition of 37 single-tenant properties for an aggregate purchase price of approximately $221.2 million, exclusive of closing costs. The acquisitions were funded with proceeds from our initial public offering and follow-on offering and approximately $131.8 million in aggregate proceeds from 25 loans.
     On June 14, 2007, our board of directors declared a daily distribution of $0.00191781 per share for stockholders of record as of the close of business on each day of the period commencing on July 1, 2007 and ending on September 30, 2007. The payment date for each record date in July 2007 will be in August 2007, the payment date for each record date in August 2007 will be in September 2007, and the payment date for each record date in September 2007 will be in October 2007.
     Long-term Liquidity and Capital Resources
     We expect to meet our long-term liquidity requirements through proceeds from the sale of our common stock, proceeds from secured or unsecured financings from banks and other lenders, the selective and strategic sale of properties and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, for the payment of tenant improvements, for the payment of offering-related costs, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of distributions to our stockholders.
     We expect that substantially all net cash generated from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid with respect to the properties; however, we may use other sources to fund distributions as necessary. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower returns on the properties, distributions paid to our stockholders may be lower. We expect that substantially all net cash resulting from equity or debt financing will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt, or distributions to our stockholders.
     As of June 30, 2007, we had cash and cash equivalents of approximately $78.0 million, which we expect to be used primarily to invest in additional real estate, pay operating expenses and pay stockholder distributions.
     Our contractual obligations as of June 30, 2007, are as follows:

	Payments due by period
		Less Than 1			More Than 5
	Total	Year	1-3 Years	4-5 Years	Years
Principal payments — fixed rate debt	$631,143,229	$357,053	$61,730,413	$31,219,081	$537,836,682
Interest payments — fixed rate debt	319,782,962	36,308,080	106,938,875	63,956,164	112,579,843
Principal payments — variable rate debt	9,596,000	9,596,000	—	—	—
Interest payments — variable rate debt (1)	702,427	702,427	—	—	—

Total	$961,224,618	$46,963,560	$168,669,288	$95,175,245	$650,416,525

(1)	A rate of 7.32% was used to calculate the variable debt payment obligations in future periods. This was the rate effective as of June 30, 2007.
Cash Flow Analysis
     Six Months Ended June 30, 2007 Compared to the Six Months Ended June 30, 2006
     Operating Activities
     Net cash provided by operating activities increased approximately $14.2 million, or approximately 752%, to approximately $16.1 million for the six-month period ended June 30, 2007, compared to approximately $1.9 million for the six-month period ended June 30, 2006. The increase was primarily due to increases in depreciation and amortization expenses totaling approximately $9.0 million and an impairment of real estate assets of $5.4 million, offset by an increase in rents and tenant receivables of approximately $1.7 million and an increase in net loss for the six-month period ended June 30, 2007 of approximately $1.3 million. See “Results of Operations” for a more complete discussion of the factors impacting our operating performance.

11

     Investing Activities
     Net cash used in investing activities increased approximately $516.9 million, or approximately 420%, to approximately $640.1 million for the six-month period ended June 30, 2007 compared to approximately $123.2 million for the six-month period ended June 30, 2006. The increase was primarily due to the acquisition of 91 real estate properties during the six-month period ended June 30, 2007 compared to the acquisition of 30 properties during the six-month period ended June 30, 2006 and an approximately $2.1 million increase in restricted cash, due to an increase in cash held in escrow pending the issuance of shares to investors.
     Financing Activities
     Net cash provided by financing activities increased approximately $544.3 million, or approximately 453%, to approximately $664.4 million for the six-month period ended June 30, 2007 compared to approximately $120.1 million for the six-month period ended June 30, 2006. The increase was primarily due to an increase in net proceeds from the issuance of common stock in our initial public offering and our follow-on offering of approximately $198.6 million, an increase in proceeds from the issuance of mortgage and affiliate notes of approximately $385.4 million, an increase in repayments of mortgage and affiliate notes payable of approximately $5.7 million, offset by an increase in offering costs on the issuance of common stock of approximately $17.6 million, an increase in payments of loan deposits of approximately $9.6 million, and an increase in deferred financing costs paid of approximately $8.0 million. The increase in proceeds from issuance of mortgage and affiliate notes payable was due to the issuance of 70 new mortgage notes during the six-month period ended June 30, 2007 compared to the issuance of 24 new mortgage notes during the six-month period ended June 30, 2006.
Election as a REIT
     We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ended December 31, 2005. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ended December 31, 2007.
Inflation
     The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, in the event inflation does become a factor, the leases on the real estate we may acquire may not include provisions that would protect us from the impact of inflation.
Critical Accounting Policies and Estimates
     Our accounting policies have been established to conform to GAAP. The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to the various transactions had been different, it is possible that different accounting policies would have been applied, thus, resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. We consider our critical accounting policies to be the following:
•	Investment in Real Estate Assets;

•	Allocation of Purchase Price of Acquired Assets;

•	Valuation of Real Estate Assets;

•	Revenue Recognition, and

•	Income Taxes.
     A complete description of such policies and our considerations is contained in our prospectus dated May 11, 2007 and our Annual Report on Form 10-K for the year ended December 31, 2006. The information included in this prospectus supplement should be read in conjunction with our audited consolidated financial statements as of and for the year ended December 31, 2006, and related notes thereto.

12

Commitments and Contingencies
     We are subject to certain contingencies and commitments with regard to certain transactions. Refer to Note 7 to our unaudited condensed consolidated financial statements for further explanations.
Related-Party Transactions and Agreements
     We have entered into agreements with Cole Advisors II and its affiliates, whereby we pay certain fees or reimbursements to our Advisor or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs. Additionally, we have entered into certain transactions with affiliates of Cole Advisors II. See Note 8 to our condensed consolidated financial statements included elsewhere in this prospectus supplement for a discussion of the various related-party transactions, agreements and fees.
Subsequent Events
     Certain events occurred subsequent to June 30, 2007 through August 14, 2007. Refer to Note 12 to our unaudited condensed consolidated financial statements for further explanation. Such events include:
•	Sale of shares of common stock;

•	Acquisition of various properties;

•	Mortgage notes payable incurred in connection with acquisitions;

•	Repayments on certain mortgage notes payable; and

•	Execution of an extended rate lock agreement.
Financial Statements
     The following financial pages supplement, and should be read in connection with, the financial pages beginning on page F-1 of the prospectus and all supplements thereto.

13

F-1

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS:
Real estate assets, at cost:
Land	$255,758,395	$109,506,269
Buildings and improvements, less accumulated depreciation of $11,947,392 and $4,547,932, at June 30, 2007 and December 31, 2006, respectively	689,071,461	282,468,749
Real estate assets under direct financing leases, net of unearned income	18,073,546	—
Acquired intangible lease assets, less accumulated amortization of $5,788,065 and $2,251,172 at June 30, 2007 and December 31, 2006, respectively	118,325,120	54,569,023

Total real estate assets	1,081,228,522	446,544,041

Cash and cash equivalents	78,018,587	37,566,490
Restricted cash	11,228,059	5,839,733
Rents and tenant receivables, less allowance for doubtful accounts of $284,149 and $75,000 at June 30, 2007 and December 31, 2006, respectively	4,762,857	2,432,536
Prepaid expenses, mortgage loan deposits and other assets	9,320,284	4,248,973
Deferred financing costs, less accumulated amortization of $1,045,332 and $565,946 at June 30, 2007 and December 31, 2006, respectively	12,420,543	3,789,019

Total assets	$1,196,978,852	$500,420,792

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Mortgage notes payable	$640,739,229	$218,265,916
Accounts payable and accrued expenses	4,833,754	2,016,343
Escrowed investor proceeds	11,184,056	5,710,730
Acquired below market lease intangibles, less accumulated amortization of $488,611 and $96,484 at June 30, 2007 and December 31, 2006, respectively	18,783,867	2,649,374
Distributions payable	3,064,593	1,612,094
Deferred rent and other liabilities	1,695,548	408,582

Total liabilities	680,301,047	230,663,039

Redeemable Common Stock	9,868,517	3,521,256

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding at June 30, 2007 and December 31, 2006	—	—
Common stock, $.01 par value; 390,000,000 and 240,000,000 shares authorized, 59,633,576 and 30,691,204 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	596,335	306,912
Capital in excess of par value	529,740,326	273,385,603
Accumulated distributions in excess of earnings	(23,527,373)	(7,456,018)

Total stockholders’ equity	506,809,288	266,236,497

Total liabilities and stockholders’ equity	$1,196,978,852	$500,420,792

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

F-2

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:
Rental and other income	$17,676,490	$3,544,321	$29,453,248	$5,992,573
Tenant reimbursement income	1,140,519	171,172	1,961,112	294,706
Earned income from direct financing leases	4,375	—	4,375	—

Total revenue	18,821,384	3,715,493	31,418,735	6,287,279

Expenses:
General and administrative	505,790	330,283	819,859	540,856
Property operating expenses	1,412,824	154,259	2,442,395	294,424
Property and asset management fees	824,733	175,514	1,364,409	301,368
Depreciation	4,488,351	866,577	7,459,585	1,445,573
Amortization	2,121,238	409,048	3,421,269	662,547
Impairment of real estate assets	5,400,000	—	5,400,000	—

Total operating expenses	14,752,936	1,935,681	20,907,517	3,244,768

Real estate operating income	4,068,448	1,779,812	10,511,218	3,042,511

Other income (expense):
Interest income	586,413	42,209	937,685	87,764
Interest expense	(8,021,640)	(2,003,868)	(13,130,955)	(3,494,710)

Total other expense	(7,435,227)	(1,961,659)	(12,193,270)	(3,406,946)

Net loss	$(3,366,779)	$(181,847)	$(1,682,052)	$(364,435)

Weighted average number of common shares outstanding:
Basic and diluted	52,368,519	8,802,483	44,616,014	6,587,125

Net loss per common share:
Basic and diluted	$(0.06)	$(0.02)	$(0.04)	$(0.06)

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

F-3

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(Unaudited)

	Common Stock			Accumulated	Total
	Number of		Capital in Excess	Distributions in	Stockholders’
	Shares	Par Value	of Par Value	Excess of Earnings	Equity
Balance, December 31, 2006	30,691,204	$306,912	$273,385,603	$(7,456,018)	$266,236,497
Issuance of common stock	28,997,133	289,971	289,189,375	—	289,479,346
Distributions	—	—	—	(14,389,303)	(14,389,303)
Commissions on stock sales and related dealer manager fees	—	—	(23,959,745)	—	(23,959,745)
Other offering costs	—	—	(2,028,594)	—	(2,028,594)
Common stock repurchased	(54,761)	(548)	(521,082)	—	(521,630)
Stock compensation expense	—	—	22,030	—	22,030
Redeemable common stock	—	—	(6,347,261)	—	(6,347,261)
Net loss	—	—	—	(1,682,052)	(1,682,052)

Balance, June 30, 2007	59,633,576	$596,335	$529,740,326	$(23,527,373)	$506,809,288

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

F-4

COLE CREDIT PROPERTY TRUST II, INC.
(Unaudited)

	Six months ended June 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(1,682,052)	$(364,435)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	7,459,585	1,445,573
Amortization	3,875,327	854,994
Stock compensation expense	22,030	26,183
Impairment of real estate assets	5,400,000	—
Changes in assets and liabilities:
Decrease in investment in real estate under direct financing leases	7,538	—
Rents and tenant receivables	(2,330,321)	(613,182)
Prepaid expenses and other assets	(711,670)	(181,274)
Accounts payable and accrued expenses	2,817,411	752,625
Deferred rent and other liabilities	1,286,966	(24,537)

Total adjustments	17,826,866	2,260,382

Net cash provided by operating activities	16,144,814	1,895,947

Cash flows from investing activities:
Investment in real estate and related assets	(563,037,504)	(106,808,328)
Investment in real estate under direct financing leases	(18,081,084)	—
Acquired intangible lease assets	(70,092,626)	(14,303,799)
Acquired below market lease intangibles	16,526,309	1,198,680
Restricted cash	(5,388,326)	(3,269,586)

Net cash used in investing activities	(640,073,231)	(123,183,033)

Cash flows from financing activities:
Proceeds from issuance of common stock	283,132,085	84,563,339
Redemptions of common stock	(521,630)	—
Proceeds from mortgage and affiliate notes payable	457,286,650	71,852,863
Repayment of mortgage and affiliate notes payable	(34,813,337)	(29,066,952)
Refund of loan deposits	5,266,852	—
Payment of loan deposits	(9,626,492)	—
Escrowed investor proceeds liability	5,473,326	3,269,586
Offering costs on issuance of common stock	(25,988,339)	(8,409,828)
Distributions to investors	(6,589,543)	(863,953)
Deferred financing costs paid	(9,239,058)	(1,288,236)

Net cash provided by financing activities	664,380,514	120,056,819

Net increase in cash and cash equivalents	40,452,097	(1,230,267)
Cash and cash equivalents, beginning of period	37,566,490	4,575,144

Cash and cash equivalents, end of period	$78,018,587	$3,344,877

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Dividends declared and unpaid	$3,064,593	$536,858

Mortgage notes assumed in real estate acquisitions	$—	$15,944,787

Common stock issued through distribution reinvestment plan	$6,347,261	$782,538

Supplemental Cash Flow Disclosures:
Interest paid	$11,156,184	$3,164,582

The accompanying notes are an integral part of these condensed consolidated financial statements (unaudited).

F-5

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007
(Unaudited)
Note 1 — Organization
     Cole Credit Property Trust II, Inc. (the “Company”) was formed on September 29, 2004 and is a Maryland corporation that is organized and operating as a real estate investment trust (“REIT”) for federal income tax purposes. Substantially all of the Company’s business is conducted through Cole Operating Partnership II, LP (“Cole OP II”), a Delaware limited partnership. The Company is the sole general partner of and owns an approximately 99.99% partnership interest in Cole OP II. Cole REIT Advisors II, LLC (“Cole Advisors II”), the affiliate advisor to the Company, is the sole limited partner and owner of an approximately 0.01% (minority interest) of the partnership interests of Cole OP II.
     At June 30, 2007, the Company owned 182 properties comprising approximately 7.2 million square feet of single and multi-tenant commercial space located in 40 states and the U.S. Virgin Islands. At June 30, 2007, approximately 99% of the rentable square feet of these properties were leased.
     On June 27, 2005, the Company commenced an initial public offering on a “best efforts” basis of up to 45,000,000 shares of common stock offered at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Initial Offering”). The Registration Statement also covered up to 5,000,000 shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which our stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock. On November 13, 2006, the Company increased the aggregate amount of the public offering to 49,390,000 shares for the primary offering and 5,952,000 shares pursuant to the distribution reinvestment plan, in a related registration statement on Form S-11. Subsequently, the Company reallocated the shares of common stock such that a maximum of 54,140,000 shares of common stock was available under the primary offering for an aggregate offering price of approximately $541.4 million and a maximum of 1,202,000 shares was available under the distribution reinvestment plan for an aggregate offering price of approximately $11.4 million.
     The Company commenced its principal operations on September 23, 2005, when it issued the initial 486,000 shares of its common stock in the Initial Offering. Prior to such date, the Company was considered a development stage company. The Company terminated the Initial Offering on May 22, 2007. As of close of business on May 22, 2007, the Company had issued a total of 54,838,315 shares in the Initial Offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to the distribution reinvestment plan, resulting in gross offering proceeds to the Company of approximately $547.6 million. At the completion of the Initial Offering, a total of 503,685 shares of common stock remained unsold, including 230,123 shares that remained unsold in the primary offering and 273,562 shares of common stock that remained unsold pursuant to the Company’s distribution reinvestment plan.  All unsold shares in Initial Offering have been deregistered.
     On May 23, 2007, the Company commenced its follow-on public offering of up to 150,000,000 shares of common stock (the “Follow-on Offering”). The Follow-on Offering includes up to 125,000,000 shares to be offered for sale at $10.00 per share in the primary offering and up to 25,000,000 shares to be offered for sale pursuant to the Company’s DRIP. As of June 30, 2007, the Company had accepted subscriptions for 4,845,290 shares of its common stock in the Follow-on Offering, resulting in gross proceeds to the Company of approximately $48.4 million. Combined with the gross proceeds from the Initial Offering, the Company had aggregate gross proceeds from its offerings of approximately $596.0 million as of June 30, 2007, before offering costs and selling commissions of approximately $55.4 million. As of June 30, 2007, the Company was authorized to issue 10,000,000 shares of preferred stock, but had none issued or outstanding.
     As of August 10, 2007, the Company had received approximately $674.4 million in gross offering proceeds through the issuance of 67,488,628 shares of its common stock in its offerings. As of August 10, 2007, approximately $1.1 billion in shares (112.0 million shares) remained available for sale to the public, exclusive of shares available under the DRIP.
     The Company’s stock is not currently listed on a national securities exchange. The Company may seek to list its stock for trading on a national securities exchange only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its common stock until its shares are listed for trading. In the event it does not obtain listing prior to the tenth anniversary of the completion or termination of the Initial Offering, its charter requires that it either: (1) seek stockholder approval of an extension or amendment of this listing deadline; or (2) seek stockholder approval to adopt a plan of liquidation of the corporation.

F-6

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007
(Unaudited)
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
           The condensed consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of full year results. The information included herein should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2006, and related notes thereto.
Principles of Consolidation and Basis of Presentation
           The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.
Restricted Cash and Escrowed Investor Proceeds
           The Company is currently engaged in a public offering of its common stock. Included in restricted cash and escrowed investor proceeds is approximately $11.2 million and $5.7 million of offering proceeds for which shares of common stock had not been issued as of June 30, 2007 and December 31, 2006, respectively.
Redeemable Common Stock
           The Company’s share redemption program provides that all redemptions during any calendar year, including those upon death or qualifying disability, are limited to those that can be funded with proceeds from the Company’s DRIP. In accordance with Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stock,” the Company accounts for proceeds received from its DRIP as redeemable common stock, outside of permanent equity. As of June 30, 2007 and December 31, 2006, the Company had issued approximately 1.1 million and 371,000 shares of common stock under the DRIP, respectively, for proceeds of approximately $10.4 million and $3.5 million under its DRIP, respectively, which have been recorded as redeemable common stock in the respective condensed consolidated balance sheets. As of June 30, 2007, the Company had redeemed approximately 55,000 shares of common stock for a cost of approximately $521,000. As of December 31, 2006, no shares of common stock had been redeemed by the Company.
Reportable Segments
           The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company determined that it has one reportable segment, with activities related to investing in real estate. The Company’s investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of the Company’s total consolidated revenues for each of the three-month and six-month periods ended June 30, 2007 and 2006. Although the Company’s investments in real estate are geographically diversified throughout the United States, management evaluates operating performance on an individual property level. The Company’s properties have been aggregated into one reportable segment.

F-7

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007
(Unaudited)
Investment in Real Estate Assets
     The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate and related intangible assets to their fair value and recognize an impairment loss.
     As of June 30, 2007, the Company identified one property with impairment indicators for which the undiscounted future operating cash flows expected from the use of the property and related intangible assets and their eventual disposition was less than the carrying value of the assets. As a result, the Company reduced the carrying value of the real estate and related intangible assets to their estimated fair value and recorded an impairment loss of $5.4 million during the three-month and six-month periods ended June 30, 2007. No impairment losses were recorded for the three-month and six-month periods ended June 30, 2006.
Note 3 – Investment in Direct Financing Leases
     The Company evaluates the leases associated with its real estate properties in accordance with SFAS No. 13, “Accounting for Leases.” For the real estate property leases classified as direct financing leases, the building portion of the property leases are accounted for as direct financing leases while the land portion of these leases are accounted for as operating leases. For the direct financing leases, we record an asset (net investment) representing the aggregate future minimum lease payments, estimated residual value of the leased property and deferred incremental direct costs less unearned income. Income is recognized over the life of the lease to approximate a level rate of return on the net investment. Residual values, which are reviewed quarterly, represent the estimated amount we expect to receive at lease termination from the disposition of leased property. Actual residual values realized could differ from these estimates. Write-downs of estimated residual value are recognized as permanent impairments in the current period.
     The components of investment in direct financing leases at June 30, 2007 were as follows:

Minimum lease payments receivable	$11,704,500
Estimated residual value of leased assets	13,154,457
Unearned income	(6,785,411)

Total	$18,073,546

Note 4 — Real Estate Acquisitions
     During the six-month period ended June 30, 2007, the Company acquired a 100% interest in 91 commercial properties for an aggregate purchase price of approximately $616.9 million. The Company financed the acquisitions with approximately $435.1 million of mortgage loans generally secured by the individual property on which the loan was made. The Company allocated the purchase price of these properties, including aggregate acquisitions costs of approximately $17.8 million, to the fair market value of the assets acquired and liabilities assumed. The Company allocated approximately $146.4 million to land, approximately $417.0 million to building and improvements, approximately $63.0 million to acquired in-place leases, approximately $18.1 million to investment in deferred financing leases, approximately $16.9 million to acquired below-market leases, and approximately $7.1 million to acquired above-market leases during the six-month period ended June 30, 2007.
Note 5 — Notes Payable
          During the six-month period ended June 30, 2007, the Company issued 70 mortgage notes payable in connection with the real estate acquisitions described in Note 4 above, totaling approximately $435.1 million, of which approximately $421.0 million was fixed rate debt which bears interest at rates ranging from 5.21% to 6.29% and a weighted average interest rate of 5.66% (the “Fixed Rate Debt”) and approximately $14.1 million was short-term variable rate debt which bears interest at the one-month LIBOR rate plus 200 basis points (the “Variable Rate Debt”). The Fixed Rate Debt matures on various dates from February 2012 to July 2017. The Variable Rate Debt generally matures 90 days from issuance.

F-8

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007
(Unaudited)
     During the six-month period ended June 30, 2007, the Company borrowed and subsequently repaid an aggregate of approximately $22.2 million on two revolving mortgage notes payable to partially fund certain of the real estate acquisitions described in Note 4. The revolving notes payable bear interest at a variable rate equal to the one-month LIBOR plus 200 basis points.
     On March 2, 2007, the Company repaid a fixed rate mortgage loan of approximately $5.2 million that was due on October 1, 2016. As a result, approximately $113,000 of unamortized deferred financing costs was expensed and included in interest expense in the condensed consolidated financial statements for the six-month period ended June 30, 2007.
Note 6 – Extended Rate Lock Agreement
     During the six-month period ended June 30, 2007, the Company entered into rate lock agreements with Bear Stearns Commercial Mortgage (“Bear Stearns”) and JP Morgan Chase Bank, N.A. (“JP Morgan”) (the “Rate Locks”) to lock interest rates ranging from 5.49% to 6.22% for up to approximately $400.3 million in borrowings. Under the terms of the Rate Locks, the Company made rate lock deposits totaling approximately $8.6 million. As of June 30, 2007, the Company had available total borrowings of approximately $344.0 million under the Rate Locks and approximately $7.3 million in rate lock deposits outstanding.
     The deposits are refundable to the Company in amounts generally equal to 2% of any loans funded under the agreements. The Rate Locks expire 60 days from execution. The Bear Stearns agreement may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the Company’s election, by converting the fee into interest rate spread. Either party may terminate the agreement upon notice to the other party at any time prior to the determination of the rate and the loan amount in accordance with the terms of the agreement. In the event the Company wishes to terminate and cancel the agreement and the Company has satisfied all of the obligations set forth in the agreement and Bear Stearns has realized a hedge break net gain on its hedge of the Rate Lock, then Bear Stearns will remit one-half of such net gain to the Company. The Company will be liable to Bear Stearns for 100% of any net hedge break loss on terminated rate locks.
     On July 24, 2007, the Company entered into a rate lock agreement with JP Morgan to lock an interest rate of 5.66% for up to $25 million in borrowings. Under the terms of the rate lock agreement, the Company made a rate lock deposit totaling $500,000 to JP Morgan.
     On August 10, 2007, the Company elected to terminate its rate lock agreement with Bear Stearns, which fixed interest rates for the remaining unallocated borrowings of up to approximately $275.8 million. As a result, approximately $5.7 million in rate lock deposits will be refunded to the Company. In accordance with the terms of the rate lock agreements, the Company earned a rate lock breakage gain of approximately $2.2 million. In addition, the Company expensed previously deferred financing costs of approximately $1.7 million relating to the remaining unallocated borrowings.
Note 7 — Commitments and Contingencies
Litigation
           In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against us.
Environmental Matters
           In connection with the ownership and operation of real estate, the Company potentially may be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on its consolidated results of operations.

F-9

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007
(Unaudited)
Note 8 — Related-Party Transactions and Arrangements
           Certain affiliates of the Company receive, and will continue to receive fees and compensation in connection with the sale of the Company’s common stock, and the acquisition, management and sale of the assets of the Company. Cole Capital Corporation (“Cole Capital”), the affiliated dealer manager, receives, and will continue to receive a selling commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital reallows, and intends to continue to reallow, 100% of commissions earned to participating broker-dealers. In addition, Cole Capital received up to 1.5% of the gross proceeds from the Initial Offering and will receive up to 2.0% of gross offering proceeds from the Follow-on Offering, before reallowance to participating broker-dealers, as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the volume of shares sold by, and marketing support received from, such participating broker-dealers as compared to those of other participating broker-dealers. No selling commissions or dealer-manager fees are paid to Cole Capital in respect of shares sold under the DRIP. During the three-month and six-month periods ended June 30, 2007, the Company paid approximately $13.6 million and approximately $24.0 million, respectively, to Cole Capital for commissions and dealer manager fees, of which approximately $11.8 million and approximately $21.0 million, respectively, was reallowed to participating broker-dealers.
           All organization and offering expenses associated with the sale of the Company’s common stock (excluding selling commissions and the dealer-manager fee) are paid for by Cole Advisors II or its affiliates and are reimbursed by the Company up to 1.5% of gross offering proceeds. Cole Advisors II or its affiliates also receive acquisition and advisory fees of up to 2% of the contract purchase price of each asset for the acquisition, development or construction of real property and will be reimbursed for acquisition costs incurred in the process of acquiring properties, but not to exceed 2.0% of the contract purchase price. The Company expects the acquisition expenses to be approximately 0.5% of the purchase price of each property. During the three-month and six-month periods ended June 30, 2007, the Company reimbursed Cole Advisors II approximately $1.4 million and approximately $2.0 million, respectively, for organization and offering expenses. At June 30, 2007, approximately $520,000 of such costs had been incurred by Cole Advisors II but had not been reimbursed by the Company, or accrued at June 30, 2007, as such costs were in excess of 1.5% of gross offering proceeds on the Follow-on Offering. During the three-month and six-month periods ended June 30, 2007, the Company paid an affiliate of Cole Advisors II approximately $6.8 million and approximately $12.3 million for acquisition fees, respectively.
           If Cole Advisors II provides substantial services, as determined by the Company’s independent directors, in connection with the origination or refinancing of any debt financing obtained by the Company that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay Cole Advisors II a financing coordination fee equal to 1% of the amount available under such financing; provided, however, that Cole Advisors II shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which Cole Advisors II received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to Cole Advisors II as the Company acquires such permanent financing. However, no fees will be paid on loan proceeds from any line of credit until such time as all net offering proceeds have been invested by the Company. During the three-month and six-month periods ended June 30, 2007, the Company paid Cole Advisors II approximately $2.4 million and approximately $4.2 million for finance coordination fees, respectively.
           The Company pays, and expects to continue to pay, Cole Realty Advisors, Inc. (“Cole Realty”), its affiliated property manager, fees for the management and leasing of the Company’s properties. Such fees equaled 2% of gross revenues plus leasing commissions at prevailing market rates during the six-month period ended June 30, 2007. However, in accordance with the property management agreement, in the future the Company may pay Cole Realty up to (i) 2% of gross revenues from the Company’s single tenant properties and (ii) 4% of gross revenues from the Company’s multi-tenant properties, plus leasing commissions at prevailing market rates; provided however, that the aggregate of all property management and leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. During the three-month and six-month periods ended June 30, 2007, the Company paid Cole Realty approximately $312,000 and approximately $525,000 for property management fees, respectively.

F-10

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007
(Unaudited)
     The Company pays Cole Advisors II an annualized asset management fee of 0.25% of the aggregate asset value of the Company’s assets. The fee is payable monthly in an amount equal to 0.02083% of aggregate asset value as of the last day of the immediately preceding month. During the three-month and six-month periods ended June 30, 2007, the Company paid Cole Advisors II approximately $513,000 and approximately $840,000 for asset management fees, respectively.
     If Cole Advisors II or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more properties, the Company will pay Cole Advisors II up to one-half of the brokerage commission paid, but in no event to exceed an amount equal to 2% of the sales price of each property sold. In no event will the combined real estate commission paid to Cole Advisors II, its affiliates and unaffiliated third parties exceed 6% of the contract sales price of the respective property. In addition, after investors have received a return of their capital contributions and an 8% annual cumulative, non-compounded return, then Cole Advisors II is entitled to receive 10% of remaining net sale proceeds. During the six-month period ended June 30, 2007, the Company did not pay any fees or amounts to Cole Advisors II relating to the sale of properties.
     In the event the Company’s common stock is listed in the future on a national securities exchange, a subordinated incentive listing fee equal to 10% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors will be paid to Cole Advisors II.
      In the event that the advisory agreement with Cole Advisors II is terminated, other than termination by the Company because of a material breach of the advisory agreement by Cole Advisors II, a subordinated performance fee of 10% of the amount, if any, by which (i) the appraised asset value of the Company at the time of such termination plus total distributions paid to stockholders through the termination date exceeds (ii) the aggregate capital contribution contributed by investors less distributions from sale proceeds plus payment to investors of an 8% annual, cumulative, non-compounded return on capital. No subordinated performance fee will be paid if the Company has already paid or become obligated to pay Cole Advisors II a subordinated incentive listing fee.
      The Company may reimburse Cole Advisors II for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company does not reimburse for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period unless the Company’s independent directors find that based on unusual and non-recurring factors a higher level of expense is justified for that year. The Company will not reimburse for personnel costs in connection with services for which Cole Advisors II receives acquisition fees or real estate commissions. During the six-month period ended June 30, 2007, the Company did not reimburse the Advisor for any such costs.
     At June 30, 2007 and December 31, 2006, the Company had approximately $9,000 and approximately $68,000, respectively, due to affiliates, which is included in Deferred Rent and Other Liabilities in the condensed consolidated balance sheets and is payable to Cole Advisors II. Amounts due to affiliates as of June 30, 2007 and December 31, 2006, generally consisted of amounts payable to Cole Advisors II for reimbursement of legal fees and other offering related costs, and amounts payable to Cole Capital for commissions and dealer manager fees payable on stock issuances.
Note 9 — Economic Dependency
      Under various agreements, the Company has engaged or will engage Cole Advisors II and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.
      As a result of these relationships, the Company is dependent upon Cole Advisors II and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
Note 10 — New Accounting Pronouncements
     In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No.109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and

F-11

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007
(Unaudited)
measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 became effective for the Company on January 1, 2007 and its adoption did not have a material impact on its consolidated financial statements.
     In June, 2007, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 07-1, “Clarification of the Scope of the Audit and Accounting Guide ‘Investment Companies’ and Accounting for Parent Companies and Equity Method Investors for Investments in Investment Companies”. This SOP provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (the “Guide”). Entities that are within the scope of the Guide are required, among other things, to carry their investments at fair value, with changes in fair value included in earnings. The provisions of this SOP are effective for the Company on January 1, 2008. The Company is currently evaluating this new guidance.
Note 11 — Independent Directors’ Stock Option Plan
          The Company has a stock option plan, the Independent Director’s Stock Option Plan (the “IDSOP”), which authorizes the grant of non-qualified stock options to the Company’s independent directors, subject to the absolute discretion of the board of directors and the applicable limitations of the plan. The Company intends to grant options under the IDSOP to each qualifying director annually. The exercise price for the options granted under the IDSOP initially will be $9.15 per share. It is intended that the exercise price for future options granted under the IDSOP will be at least 100% of the fair market value of the Company’s common stock as of the date the option is granted. As of June 30, 2007 and December 31, 2006, the Company had granted options to purchase 20,000 shares at $9.15 per share, each with a one year vesting period. A total of 1,000,000 shares have been authorized and reserved for issuance under the IDSOP. On January 1, 2006, we adopted SFAS No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123R”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options related to the IDSOP, based on estimated fair values. The Company adopted SFAS 123R using the modified prospective application. Accordingly, prior period amounts were not restated.
     During the three-month and six-month periods ended June 30, 2007, the Company recorded stock-based compensation charges of approximately $8,000 and approximately $22,000, respectively. Stock-based compensation expense is based on awards ultimately expected to vest and reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s calculations do not assume any forfeitures.
     During the three-month and six-month periods ended June 30, 2006, options to purchase 10,000 shares at $9.15 were granted, 10,000 share options became vested, no options were forfeited or exercised. During the three-month and six-month periods ended June 30, 2007, 10,000 share options became vested, no options were granted, forfeited, or were exercised. As of June 30, 2007, options to purchase 20,000 shares at $9.15 per share remained outstanding with a weighted average contractual remaining life of approximately eight years. As of June 30, 2007, there was no unrecognized compensation cost related to unvested share-based compensation awards granted under the IDSOP.
Note 12 — Subsequent Events
Sale of Shares of Common Stock
     As of August 10, 2007, the Company had raised approximately $674.4 million of gross proceeds through the issuance of approximately 67.5 million shares of its common stock in its offerings (including shares sold under the DRIP). As of August 10, 2007, approximately $1.1 billion (112.0 million shares) remained available for sale to the public in the Follow-on Offering, exclusive of shares available under the DRIP. As of August 10, 2007, 12.7 million shares had been sold in the Follow-on Offering (including shares sold under DRIP).

F-12

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2007
(Unaudited)
Real Estate Acquisitions
     Subsequent to June 30, 2007, the Company acquired a 100% interest in 37 commercial properties for an aggregate purchase price of approximately $221.2 million. The Company financed the acquisitions through the issuance and assumption of approximately $131.8 million of mortgage loans generally secured by the individual property on which each loan was made. The Company allocated the purchase price of these properties, including aggregate acquisitions costs, to the fair market value of the assets acquired and liabilities assumed.
Mortgage Notes Payable
     Subsequent to June 30, 2007, the Company issued 25 mortgage notes payable in connection with the real estate acquisitions described above, totaling approximately $131.8 million, of which 100% was fixed rate debt which bears interest at rates ranging from 5.24% to 6.30% and a weighted average interest rate of 5.63% (the “Fixed Rate Debt”). The Fixed Rate Debt matures on various dates from August 2012 to October 2017.
          In addition, subsequent to June 30, 2007, the Company repaid an aggregate of approximately $3.8 million of variable rate short-term debt related to five loans.

F-13

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-138444
COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 5 DATED SEPTEMBER 21, 2007
TO THE PROSPECTUS DATED MAY 11, 2007
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007, Supplement No. 1 dated May 16, 2007, Supplement No. 2 dated July 23, 2007, Supplement No. 3 dated August 8, 2007 and Supplement No. 4 dated August 15, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	recent real property investments; and

(3)	potential real property investments.
  Status of Our Public Offerings
     We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. As of the close of business on May 22, 2007, we had issued a total of 54,838,315 shares in our initial public offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $547.4 million.
     We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of September 21, 2007, we had accepted investors’ subscriptions for, and issued, approximately 20.6 million shares of our common stock in the follow-on offering, including approximately 19.8 million shares sold in the primary offering and approximately 800,000 shares sold pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $206.8 million. Combined with our initial public offering, we had received a total of approximately $754.2 million in gross offering proceeds as of September 21, 2007.
  Real Property Investments
     The following information supplements, and should be read in conjunction with, the table in the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 7 of the prospectus.
Description of Real Estate Investments
     As of September 21, 2007, we owned 229 properties, comprising approximately 10.3 million rentable square feet of commercial space located in 42 states and the U.S. Virgin Islands. Properties acquired between August 15, 2007, the date of our last prospectus supplement, and September 21, 2007 are listed below.

		Rentable
Property Description	Tenant	Square Feet	Purchase Price
Walgreens — Richmond, VA	Walgreen Co.	13,869	$4,025,000
Circuit City — Aurora, CO	Circuit City Stores West Coast, Inc.	39,440	7,200,000
Home Depot — Bedford Park, IL	Home Depot USA, Inc.	217,952	29,400,000
24 Hr Fitness — Olathe, KS	24 Hour Fitness USA, Inc.	25,000	7,210,000
Walgreens — Dallas, TX (De Soto)	Walgreen Co.	13,905	3,367,000
Gold’s Gym — O’Fallon, MO	Gold’s St. Louis, LLC	39,900	7,750,000
Wal-Mart — Washington, IL	Wal-Mart Realty Company	74,136	3,578,000
Wal-Mart — Borger, TX	Wal-Mart Real Estate Business Trust	65,930	3,205,000
Broadview Village Square — Chicago, IL	Various	329,161	58,000,000
Chambers Corners — Wayland, MI	Various	99,564	8,823,103

		918,857	$132,558,103

The following information supplements the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus:
Real Property Investments
     We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail properties, net leased to investment grade and other creditworthy tenants.
     As of September 21, 2007, we, through separate wholly-owned limited liability companies, have acquired a 100% fee simple interest in 229 properties consisting of approximately 10.3 million gross rentable square feet located in 42 states and the U.S. Virgin Islands. The properties were generally acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock.
     The following table summarizes properties acquired between August 15, 2007, the date of our last prospectus supplement, and September 21, 2007 in order of acquisition date:

			Year		Fees Paid to	Rentable	Physical
Property	Type	Date Acquired	Built	Purchase Price	Sponsor (1)	Square Feet	Occupancy
Walgreens — Richmond, VA	Drugstore	August 17, 2007	1997	$4,025,000	$80,500	13,869	100%
Circuit City — Aurora, CO	Specialty Retail	August 22, 2007	1995	7,200,000	191,770	39,440	100%
Home Depot — Bedford Park, IL	Home Improvement	August 22, 2007	1992	29,400,000	588,000	217,952	100%
24 Hr Fitness — Olathe, KS	Fitness	August 24, 2007	2007	7,210,000	192,365	25,000	100%
Walgreens — Dallas, TX (De Soto)	Drugstore	August 27, 2007	1997	3,367,000	67,340	13,905	100%
Golds Gym — O’Fallon, MO	Fitness	August 29, 2007	2007	7,750,000	209,250	39,900	100%
Wal-Mart — Washington, IL	Discount Retail	September 10, 2007	1989	3,578,000	71,560	74,136	35%	(2)
Wal-Mart — Borger, TX	Discount Retail	September 12, 2007	1991	3,205,000	64,100	65,930	100%
Broadview Village Square — Chicago, IL	Retail Shopping Center	September 14, 2007	1994	58,000,000	1,475,000	329,161	96%
Chambers Corners — Wayland, MI	Retail Shopping Center	September 19, 2007	2000	8,823,103	176,462	99,564	100%

				$132,558,103	$3,116,347	918,857

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.

(2)	Wal-Mart Stores, Inc. (“Wal-Mart”), has subleased approximately 25,683 square feet to Tractor Supply Company. The remaining space at the building, approximately 48,453 square feet, is vacant. Wal-Mart remains the tenant under the original lease agreement.

2

     The following table sets forth the principal provisions of the lease term for the major tenants at the properties listed above:

			Total	% of Total			Base Rent
	Number		Square	Square		Current	per
	of		Feet	Feet	Renewal	Annual Base	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Walgreens — Richmond, VA	1	Walgreen Co.	13,869	100%	8/5 yr.	$292,000	$21.05	8/17/2007	8/31/2017
Circuit City — Aurora, CO	1	Circuit City Stores West Coast, Inc.	39,440	100%	2/10 yr.	538,382	13.65	8/22/2007	1/31/2018
Home Depot — Bedford Park, IL	1	Home Depot U.S.A, Inc. (Waban Lease)	109,952	50%	3/5 yr.	1,130,856	10.28	8/22/2007	10/31/2017
	1	Home Depot U.S.A, Inc. (Pace Lease)	108,000	50%	10/5 yr.	756,000	7.00	8/22/2007	10/31/2017
24 Hr Fitness — Olathe, KS	1	24 Hour Fitness USA, Inc.	25,000	100%	4/5 yr.	537,500	21.50	8/24/2007	7/31/2012
						602,000	24.08	8/1/2012	7/31/2017
						674,250	26.97	8/1/2017	7/31/2022
						755,250	30.21	8/1/2022	7/31/2027
Walgreens — Dallas, TX (De Soto)	1	Walgreen Co.	13,905	100%	8/5 yr.	245,230	17.64	8/27/2007	11/30/2017
Golds Gym — O’Fallon, MO	1	Gold’s St. Louis, LLC	39,900	100%	2/5 yr.	605,868	15.18	8/29/2007	8/10/2017
						666,456	16.70	8/11/2017	8/10/2022
Wal-Mart — Washington, IL	1	Wal-Mart Realty Company	74,136	100%	5/5 yr.	295,483	3.99	9/10/2007	1/31/2016
Wal-Mart — Borger, TX	1	Wal-Mart Real Estate Business Trust	65,930	100%	5/5 yr.	280,482	4.25	9/12/2007	1/31/2017
Broadview Village Square — Chicago, IL	25	Home Depot U.S.A, Inc.	135,351	41%	4/5 yr.	1,458,703	10.78	9/14/2007	1/31/2015
		The Sports Authority, Inc.	42,658	13%	4/5 yr.	387,330	9.08	9/14/2007	1/31/2010
						426,149	9.99	2/1/2010	1/31/2015
Chambers Corners — Wayland, MI	8	FFH Wayland, LLC	41,400	42%	3/5 yr.	240,000	5.80	9/19/2007	8/31/2012
						252,000	6.09	9/1/2012	8/31/2017
		Harding and Hill, Inc.	35,764	36%	4/5 yr.	343,000	9.59	9/19/2007	6/14/2010

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.
     Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently receives a property management fee of up to 2.0% of the monthly gross revenues from our single-tenant properties and up to 4.0% of the monthly gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured.

3

     In connection with the property acquisitions noted above, we incurred the following fixed rate mortgage notes:

		Fixed
		Interest
Property	Loan Amount	Rate	Maturity Date
Circuit City — Aurora, CO	$4,777,000	6.62%	9/1/2017
24 Hour Fitness — Olathe, KS	4,816,500	6.15%	9/1/2017
Gold’s Gym — O’Fallon, MO	5,425,000	6.09%	9/1/2017
Broadview Village Square — Chicago, IL	31,500,000	5.86%	10/1/2017
     The fixed rate debt mortgage notes require monthly interest-only payments with the principal balances due in ten years. The mortgage notes are generally non-recourse to us and Cole OP II, but both are liable for customary non-recourse carveouts.
     The fixed rate mortgage notes generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, we may sell the property to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
     In the event a mortgage note is not paid off on the maturity date, the mortgage loans include default provisions. Upon the occurrence of an event of default, interest on the mortgage notes will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) 4% above the fixed interest rate. In addition, we will be required to pay a prepayment consideration in an amount equal to the greater of 1.0% of the outstanding principal balance of the mortgage note, or the present value of the remaining scheduled payments of principal and interest from the date such payment is received through the maturity date at the time any payment is received by the lender.
     For federal income tax purposes, the depreciable basis in the properties noted above is approximately $103.1 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The depreciable basis in the properties noted above are detailed as follows:

Property	Depreciable Tax Basis
Walgreens — Richmond, VA	$3,395,239
Circuit City — Aurora, CO	5,609,992
Home Depot — Bedford Park, IL	20,962,397
24 Hr Fitness — Olathe, KS	6,302,395
Walgreens — Dallas, TX (De Soto)	3,084,049
Gold’s Gym — O’Fallon, MO	4,830,249
Wal-Mart — Washington, IL	2,862,400
Wal-Mart — Borger, TX	2,564,000
Broadview Village Square — Chicago, IL	46,400,000
Chambers Corners — Wayland, MI	7,058,482

Total	$103,069,203

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  Tenant Lease Expirations
     The following table sets forth, as of September 21, 2007, lease expirations of our properties, including the properties described above, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

	Number of			% of Total
	Leases	Approx. Square	Total Annual	Annual
Year Ending December 31,	Expiring	Feet Expiring	Base Rent	Base Rent
2007	1	2,000	$37,500	>0%
2008	11	48,010	658,464	1%
2009	14	82,343	799,187	1%
2010	15	67,362	527,920	1%
2011	13	48,266	510,323	1%
2012	11	92,827	921,206	1%
2013	17	290,649	2,003,568	2%
2014	7	130,899	1,555,402	2%
2015	13	649,513	3,544,096	4%
2016	24	1,301,819	7,889,594	9%
2017	27	1,039,909	5,961,156	7%

	153	3,753,597	$24,408,416	29%

  Potential Property Investments
     Our advisor has identified the following properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     We will decide whether to acquire these properties generally based upon:
•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.
     Other properties may be identified in the future that we may acquire before or instead of these properties. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.

5

				Approximate
	Expected		Approximate	Compensation to
Property	Acquisition Date	Seller (1)	Purchase Price (2)	Sponsor (3)
Walgreens — Harriman, TN	September, 2007	M&G Development Partnership	$5,122,137	$102,000
Staples — Moraine, OH	September, 2007	RLG Kettering/Moraine, Ltd.	3,910,000	78,000
Wickes Furniture — Chicago, IL	September, 2007	Tenton, LLC	23,500,000	630,000

			$32,532,137	$810,000

(1)	Seller is an unaffiliated third party.

(2)	Approximate purchase price does not include acquisition costs which we expect to be approximately 3.0% of the contract purchase price.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.
     Each potential property acquisition is subject to a net lease, pursuant to which the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent.

			Total	% of Total
			Square Feet	Square
Property	Major Tenants*	Guarantor	Leased	Feet Leased
Walgreens — Harriman, TN	Walgreen Co.	N/A	14,820	100%
Staples — Moraine, OH	Staples the Office Superstore East, Inc.	N/A	20,388	100%
Wickes Furniture — Chicago, IL	Wickes Furniture Company, Inc.	N/A	48,000	100%

*	Major tenants are those tenants that occupy greater than 10.0% of the rentable square of their respective property.
The table below provides leasing information for the major tenants at each respective property:

				Current	Base Rent
	Number of		Renewal	Annual Base	per Square	Lease Term
Property	Tenants	Major Tenants*	Options	Rent	Foot	Beginning	To
Walgreens — Harriman, TN	1	Walgreen Co.	10/5 yr.	$335,500	$22.64	8/1/2007	7/31/2032
Staples — Moraine, OH	1	Staples the Office Superstore East, Inc.	4/5 yr.	285,432	14.00	1/28/2006	1/31/2016
Wicke’s Furniture —	1	Wickes Furniture Company, Inc.	5/5 yr.	1,920,000	40.00	11/1/2006	10/31/2016
Chicago, IL				2,208,000	46.00	11/1/2016	10/31/2021

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     The following table outlines the anticipated loan terms on debt financing to be secured in connection with the purchase of the potential property acquisitions our advisor has identified for us. We expect the loan to have a fixed rate, with interest only payments and a ten-year maturity.

Property	Debt Financing	Type	Rate	Maturity Date
Wicke’s Furniture — Chicago, IL	$15,925,000	Interest Only	6.64%	October, 2017
     We believe each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.

7

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-138444
COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 6 DATED NOVEMBER 2, 2007
TO THE PROSPECTUS DATED MAY 11, 2007
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007, Supplement No. 1 dated May 16, 2007, Supplement No. 2 dated July 23, 2007, Supplement No. 3 dated August 8, 2007, Supplement No. 4 dated August 15, 2007 and Supplement No. 5 dated September 21, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	the election of a new chief financial officer and a change in the title of one of the executive officers of our advisor;

(3)	a clarification of the listing requirements as set forth in our charter;

(4)	recent real property investments;

(5)	recent mortgage note investments;

(6)	potential real property investments; and

(7)	updated financial information regarding Cole Credit Property Trust II, Inc. and certain acquired properties.
  Status of Our Public Offerings
     We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. We issued a total of 54,838,315 shares in our initial public offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $547.4 million.
     We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of November 2, 2007, we had accepted investors’ subscriptions for, and issued, approximately 27.9 million shares of our common stock in the follow-on offering, including approximately 27.1 million shares sold in the primary offering and approximately 800,000 shares sold pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $282.9 million. Combined with our initial public offering, we had received a total of approximately $830.3 million in gross offering proceeds as of November 2, 2007.
  Election of New Chief Financial Officer and Change in Title of an Executive Officer of our Advisor
     The following information supplements and should be read in conjunction with the information provided in the section captioned “Management — Executive Officers and Directors” beginning on page 47 of the prospectus and all other similar disclosures elsewhere in the prospectus.
     Effective October 31, 2007, the board of directors of Cole Credit Property Trust II, Inc. (the “Company”) elected D. Kirk McAllaster, Jr. as executive vice president and chief financial officer of the Company. Mr. McAllaster, age 40, also serves as the executive vice president and chief financial officer of Cole Credit Property Trust, Inc., Cole Capital Partners, LLC, Cole REIT Advisors, LLC and Cole REIT Advisors II, LLC. Since joining the Cole organization in May 2003, Mr. McAllaster has served as director of finance and compliance and as vice president, finance and accounting for various Cole entities. Mr. McAllaster graduated from California State Polytechnic University Pomona with a Bachelors of Science Degree in Accounting. He is a Certified Public Accountant and is a member of the American Institute of CPAs and the Arizona Society of CPAs. Prior to joining the Cole organization, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 17 years of accounting and finance experience in public accounting and private industry.
     In September 2007, Blair D. Koblenz was promoted to the position of vice chairman of Cole Holdings Corporation. In this role, Mr. Koblenz is responsible for strategic planning and industry positioning for the larger Cole organization. In connection with the appointment of Mr. McAllaster as described above, on October 31, 2007, Mr. Koblenz resigned from the position of executive vice president and chief financial officer of the Company. Mr. Koblenz had served as chief financial officer and executive vice president since the Company’s formation.
     The following information replaces the biographical information for Marc T. Nemer appearing on page 54 of the prospectus and all other similar disclosures elsewhere in the prospectus.
Marc T. Nemer is executive vice president, securities and regulatory affairs of Cole Capital Partners, Cole Advisors and Cole Advisors II. Prior to joining Cole as vice president, legal services and compliance in February 2006, Mr. Nemer was an attorney with the

1

international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions, from July 2000 to February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 to July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995.
  Charter Provisions Requiring Listing
     The following information replaces the first paragraph of the section of the prospectus captioned “Prospectus Summary — Listing” beginning on page 16 of the prospectus.
     We will seek to list our shares of common stock for trading on a national securities exchange or any successor exchange or market when and if our independent directors believe listing would be in the best interest of our stockholders. However, at this time, we have no intention to list our shares. We do not anticipate that there will be any market for our common stock unless and until our shares are listed. If we do not list our shares of common stock on a national securities exchange by May 22, 2017 our charter requires that we either:
•	seek stockholder approval of an extension or amendment of this listing deadline; or

•	seek stockholder approval of the liquidation of our corporation.
  Real Property Investments
The following information supplements, and should be read in conjunction with, the table in the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 7 of the prospectus.
Description of Real Estate Investments
     As of November 2, 2007, we owned 240 properties, comprising approximately 10.8 million rentable square feet of commercial space located in 43 states and the U.S. Virgin Islands. Properties acquired between September 21, 2007, the date of our last prospectus supplement, and November 2, 2007 are listed below.

		Rentable
		Square
Property Description	Tenant	Feet	Purchase Price
Ashley Furniture — Anderson, SC	Hillsboro Retail Group, Inc.	23,800	$4,300,000
Best Buy — Fayetteville, NC	Best Buy Stores, LP	45,582	6,727,000
Massard Farms — Fort Smith, AR	Various	126,584	15,750,000
Wal-Mart — Whiteville, NC	Wal-Mart Stores, Inc.	65,930	2,667,000
Staples — Moraine, OH	Staples the Office Superstore East, Inc.	20,388	3,800,000
Wickes Furniture — Chicago, IL	Wickes Furniture Company, Inc.	48,000	23,500,000
Walgreens — Brentwood, TN	Walgreen Co.	14,820	5,640,000
Starbucks — Bowling Green, KY	Starbucks Corporation	1,850	1,657,000
Walgreens — Harriman, TN	Walgreen Co.	14,820	5,026,820
Starbucks — Shawnee, OK	Starbucks Corporation	1,750	1,096,909
Station Casino Headquarters — Las Vegas, NV	Station Casino, Inc.	138,558	70,000,000

		502,082	$140,164,729

     The following information supplements the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus:
Real Property Investments
     We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail, office and distribution properties, net leased to investment grade and other creditworthy tenants.
     As of November 2, 2007, we, through separate wholly-owned limited liability companies, have acquired a 100% fee simple interest in 240 properties consisting of approximately 10.8 million gross rentable square feet located in 43 states and the U.S. Virgin Islands. The properties were generally acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock.
     The following table summarizes properties acquired between September 21, 2007, the date of our last prospectus supplement, and
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November 2, 2007 in order of acquisition date:

						Rentable
			Year		Fees Paid to	Square	Physical
Property	Type	Date Acquired	Built	Purchase Price	Sponsor (1)	Feet	Occupancy
Ashley Furniture — Anderson, SC	Furniture retail	September 28, 2007	2006	$4,300,000	$86,000	23,800	100%
Best Buy — Fayetteville, NC	Specialty retail	October 4, 2007	1999	6,727,000	133,540	45,582	100%
Massard Farms — Fort Smith, AR	Shopping center	October 11, 2007	2001	15,750,000	417,370	126,584	99%
Wal-Mart — Whiteville, NC	Discount retail	October 11, 2007	1988	2,667,000	53,340	65,930	39%	(2)
Staples — Moraine, OH	Office supply	October 12, 2007	2006	3,800,000	76,000	20,388	100%
Wickes Furniture — Chicago, IL	Furniture retail	October 17, 2007	2007	23,440,000	628,050	48,000	100%
Walgreens — Brentwood, TN	Drugstore	October 17, 2007	2006	5,640,000	112,800	14,820	100%
Starbucks — Bowling Green, KY	Restaurant	October 23, 2007	2007	1,657,000	33,140	1,850	100%
Walgreens — Harriman, TN	Drugstore	October 24, 2007	2007	5,026,820	101,655	14,820	100%
Starbucks — Shawnee, OK	Restaurant	October 31, 2007	2006	1,096,909	21,938	1,750	100%
Station Casino Headquarters — Las Vegas, NV	Office	November 1, 2007	2007	70,000,000	1,822,500	138,558	100%

				$140,164,729	$3,486,333	502,082

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.

(2)	Wal-Mart Stores, Inc. (“Wal-Mart”) is lessee at this property and they have subleased approximately 25,830 square feet to Tractor Supply Company. The remaining space at the building, approximately 40,100 square feet, is vacant. Wal-Mart remains the tenant under the original lease agreement.
     The following table sets forth the principal provisions of the lease term for the major tenants at the properties listed above:

			Total	% of Total			Base Rent
	Number		Square	Square		Current	per
	of		Feet	Feet	Renewal	Annual Base	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Ashley Furniture — Anderson, SC	1	Hillsboro Retail Group, Inc.	23,800	100%	1/5 yr.	$333,200	$14.00	9/28/2007	8/31/2014
						366,520	15.40	9/1/2014	12/31/2018
Best Buy — Fayetteville, NC	1	Best Buy Stores, LP	45,582	100%	3/5 yr.	463,911	10.18	10/4/2007	6/21/2009
						477,828	10.48	6/22/2009	6/21/2014
						492,163	10.80	6/22/2014	6/21/2019
Massard Farms — Fort Smith, AR	6	Kohl’s Department Stores, Inc.	86,584	68%	5/5 yr.	684,014	7.90	10/11/2007	1/29/2022
		LNT, Inc.	32,000	25%	3/5 yr.	344,000	10.75	10/11/2007	1/31/2012
Wal-Mart — Whiteville, NC	1	Wal-Mart Stores, Inc.	65,930	100%	5/5 yr.	243,532	3.69	10/11/2007	1/31/2015

3

			Total	% of Total			Base Rent
	Number		Square	Square		Current	per
	of		Feet	Feet	Renewal	Annual Base	Square	Lease Term
Property	Tenants	Major Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Staples — Moraine, OH	1	Staples the Office Superstore East, Inc.	20,388	100%	4/5 yr.	$285,432	$14.00	10/12/2007	1/31/2016
Wickes Furniture — Chicago, IL	1	Wickes Furniture Company, Inc.	48,000	100%	5/5 yr.	1,920,000	40.00	10/17/2007	5/31/2017
						2,208,000	46.00	6/1/2017	5/31/2022
Walgreens — Brentwood, TN	1	Walgreen Co.	14,820	100%	10/5 yr.	371,800	25.09	10/17/2007	9/30/2031
Starbucks — Bowling Green, KY	1	Starbucks Corporation	1,850	100%	4/5 yr.	115,995	62.70	10/23/2007	2/28/2012
						127,595	68.97	3/1/2012	2/28/2017
Walgreens — Harriman, TN	1	Walgreen Co.	14,820	100%	10/5 yr.	335,500	22.64	10/24/2007	8/31/2032
Starbucks — Shawnee, OK	1	Starbucks Corporation	1,750	100%	2/5 yr.	78,000	44.57	10/31/2007	9/30/2011
						85,800	49.03	10/1/2011	9/30/2016
Station Casino Headquarters — Las Vegas, NV	1	Station Casino, Inc.	138,558	100%	4/5 yr.	5,250,000 (1)	37.89	11/1/2007	10/31/2027

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.

(1)	The lease with Station Casino, Inc. includes annual rental increases of 1.25% each year of the initial lease term.
     Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently receives a property management fee of up to 2.0% of the monthly gross revenues from our single-tenant properties and up to 4.0% of the monthly gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured.
     In connection with the property acquisitions noted above, we incurred the following fixed and variable rate mortgage notes:

	Fixed Rate Loan	Fixed Interest
Property	Amount	Rate	Maturity Date
Massard Farms — Fort Smith, AR	$10,237,000	6.86%	11/1/2017
Wickes Furniture — Chicago, IL	15,925,000	6.88%	10/1/2017
Station Casino — Las Vegas, NV	42,250,000	6.52%	11/1/2017
     The fixed rate debt mortgage notes require monthly interest-only payments with the principal balances due in ten years. The Station Casino Loan has monthly interest-only payments through November 1, 2012. A constant payment of principal and interest of $267,646 is due on a monthly basis beginning on December 1, 2012 through the maturity date of November 1, 2017. The mortgage notes are generally non-recourse to us and Cole OP II, but both are liable for customary non-recourse carveouts.
     The fixed rate mortgage notes generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, we may sell the property to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
     In the event a mortgage note is not paid off on the maturity date, the mortgage loans include default provisions. Upon the occurrence of an event of default, interest on the mortgage notes will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) 4% above the fixed interest rate. In addition, we will be required to pay a prepayment consideration in an amount equal to the greater of 1.0% of the outstanding principal balance of the mortgage note, or the present value of the remaining scheduled payments of principal and interest from the date such payment is received through the maturity date at the time any payment is received by the lender.

4

     For federal income tax purposes, the depreciable basis in the properties noted above is approximately $111.8 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The preliminary depreciable basis in the properties noted above is estimated as follows:

Property	Depreciable Tax Basis
Ashley Furniture — Anderson, SC	$3,730,530
Best Buy — Fayetteville, NC	4,802,602
Massard Farms — Fort Smith, AR	12,600,000
Wal-Mart — Whiteville, NC	2,133,600
Staples — Moraine, OH	3,040,000
Wickes Furniture — Chicago, IL	18,752,000
Walgreens — Brentwood, TN	4,512,000
Starbucks — Bowling Green, KY	1,325,600
Walgreens — Harriman, TN	4,021,456
Starbucks — Shawnee, OK	877,527
Station Casino Headquarters — Las Vegas, NV	56,000,000

Total	$111,795,315

  Tenant Lease Expirations
     The following table sets forth, as of November 2, 2007, lease expirations of our properties, including the properties described above, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

	Number of			% of Total
	Leases	Approx. Square	Total Annual	Annual
Year Ending December 31,	Expiring	Feet Expiring	Base Rent	Base Rent
2007	1	2,000	$37,500	>0%
2008	11	53,937	682,368	1%
2009	14	105,760	798,301	1%
2010	15	128,264	688,299	1%
2011	13	51,260	524,983	1%
2012	14	142,727	1,007,324	1%
2013	18	297,924	2,080,212	2%
2014	11	159,115	1,801,482	2%
2015	16	1,048,672	4,743,844	5%
2016	26	1,374,707	8,170,382	9%
2017	32	1,267,668	7,240,898	8%

	171	4,632,034	$27,775,623	31%

  Mortgage Notes
     The following information supplements the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus and other similar disclosures elsewhere in the prospectus.
          On September 28, 2007, CCPT II Finance, LLC, an Arizona limited liability company (“CCPT Finance”), which is a wholly-owned subsidiary of Cole OP II, acquired a portfolio of 23 mortgage notes with an aggregate face amount of $45,265,849 secured by 23 Cracker Barrel Old Country Store restaurants (the “Cracker Barrel Properties”) located in 16 states (the “Mortgage Notes”). The Mortgage Notes were purchased from GE Capital Franchise Finance Corporation, which is not affiliated with us, our subsidiaries or affiliates.
          The purchase price of the Mortgage Notes was approximately $48.4 million, exclusive of closing costs, resulting in a premium of 6.9%. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $36.3 million loan from General Electric Capital Corporation secured by the Mortgage Notes (the “Cracker Barrel Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $968,000 and our advisor a finance coordination fee of approximately $363,000.

5

          The borrower under the Mortgage Notes is Country Stores Property II, LLC (the “Borrower”). The Borrower is a subsidiary of U.S. Realty Advisors, who utilized the Mortgage Notes in part to fund the purchase of the Cracker Barrel Properties in July 2000. The Mortgage Notes have an unpaid principal balance of approximately $45.3 million and a fixed interest rate of 9.84% with aggregate annual fixed payments of principal and interest $5,375,280 per year, which is payable monthly. The Mortgage Notes are non-recourse to the Borrower and may be prepaid in full, but not in part, by the Borrower, subject to a yield maintenance premium. Failure to make any required payments under the Mortgage Notes by the Borrower in a timely manner will cause an event of default, which will result in an 18.0% default interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal may become immediately due and payable in full. The maturity date of the Mortgage Notes is August 1, 2020.
          The Cracker Barrel Properties are 100% leased to Cracker Barrel Old Country Store, Inc. (“the Tenant”), a wholly-owned subsidiary of CBRL Group, Inc. (“Cracker Barrel”), which guarantees the lease. Cracker Barrel engages in the operation and development of restaurants and retail concepts in the United States. It operates restaurants under the Cracker Barrel Old Country Store name at 564 locations in 41 states. Cracker Barrel has a Standard & Poor’s credit rating of BB- and its stock is publicly traded on the Nasdaq Global Select Market under the symbol “CBRL.”
          The Cracker Barrel Loan has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on March 31, 2008. The Cracker Barrel Loan may be prepaid, in whole or in part, at any time without premium or penalty. Failure to make any required payments under the Cracker Barrel Loan in a timely manner will cause an event of default, which will result in a 14.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

6

  Potential Property Investments
     Our advisor has identified the following properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     We will decide whether to acquire these properties generally based upon:
•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.
     Other properties may be identified in the future that we may acquire before or instead of these properties. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.

				Approximate
	Expected		Approximate	Compensation to
Property	Acquisition Date	Seller (1)	Purchase Price (2)	Sponsor (3)
Rite Aid — Swanton, OH	November, 2007	Rx Development, Ltd.	$2,520,000	$50,400
Starbucks — Oklahoma City, OK	November, 2007	Onyx 122Penn SB, LLC	1,238,671	25,000
Taco Bell — Brenham, TX	November, 2007	Kormex Properties, LP	1,020,000	20,400
Taco Bell — Cleveland, TX	November, 2007	Kormex Properties, LP	1,065,000	21,300
Taco Bell — Houston, TX	November, 2007	Kormex Properties, LP	980,000	19,600
Taco Bell — Liberty, TX	November, 2007	Kormex Properties, LP	875,000	17,500
Taco Bell — Winnie, TX	November, 2007	Kormex Properties, LP	760,000	15,200

			$8,458,671	$169,400

(1)	Seller is an unaffiliated third party.

(2)	Approximate purchase price does not include acquisition costs which we expect to be approximately 3.0% of the contract purchase price.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition.

7

     Each potential property acquisition is subject to a net lease, pursuant to which the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent.

			Total	% of Total
			Square Feet	Square
Property	Major Tenants*	Guarantor	Leased	Feet Leased
Rite Aid — Swanton, OH	Rite Aid of Ohio, Inc.	N/A	11,180	100%
Starbucks — Oklahoma City, OK	Starbucks Corporation	N/A	1,741	100%
Taco Bell — Brenham, TX	Kormex Foods, Inc.	KorMex Properties, L.P	1,958	100%
Taco Bell — Cleveland, TX	Kormex Foods, Inc.	KorMex Properties, L.P	1,648	100%
Taco Bell — Houston, TX	Kormex Foods, Inc.	KorMex Properties, L.P	2,039	100%
Taco Bell — Liberty, TX	Kormex Foods, Inc.	KorMex Properties, L.P	2,261	100%
Taco Bell — Winnie, TX	Kormex Foods, Inc.	KorMex Properties, L.P	2,057	100%

			22,884

*	Major tenants are those tenants that occupy greater than 10.0% of the rentable square of their respective property.
The table below provides leasing information for the major tenants at each respective property:

				Current	Base Rent
	Number of		Renewal	Annual Base	per Square	Lease Term
Property	Tenants	Major Tenants*	Options	Rent	Foot	Beginning	To
Rite Aid — Swanton, OH	1	Rite Aid of Ohio, Inc.	6/5 yr.	$203,636	$18.21	11/25/1997	10/31/2018
Starbucks — Oklahoma City, OK	1	Starbucks Corporation	4/5 yr.	88,500	50.83	11/27/2006	12/31/2011
				97,350	55.91	1/31/2012	12/31/2017
Taco Bell — Brenham, TX (1)	1	Kormex Foods, Inc.	4/5 yr	80,000	40.86	11/8/2007	5/1/2022
Taco Bell — Cleveland, TX (1)	1	Kormex Foods, Inc.	4/5 yr	91,250	55.37	11/8/2007	5/1/2018
Taco Bell — Houston, TX (1)	1	Kormex Foods, Inc.	4/5 yr	75,000	36.78	11/8/2007	5/1/2022
Taco Bell — Liberty, TX (1)	1	Kormex Foods, Inc.	4/5 yr	60,500	26.76	11/8/2007	5/1/2019
Taco Bell — Winnie, TX (1)	1	Kormex Foods, Inc.	4/5 yr	57,500	27.95	11/8/2007	5/1/2019

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

1	Each Taco Bell property noted above is leased under a master lease agreement with Kormex Foods, Inc. Under the terms of the lease agreement, there are yearly increases in base rental of 1.0% each year throughout the life of the lease.
     We expect to purchase the potential property acquisitions with proceeds from our ongoing public offering.
     We believe each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.

8

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Summary Financial Information of Businesses Acquired and Probable Businesses to be Acquired
Broadview Village Square Property — Broadview, Illinois (MT Broadview Property)
Overview	F-2
Independent Auditors’ Report	F-3
Audited Financial Statements of Property Acquired	F-4
Statement of Revenues and Certain Operating Expenses for the Year Ended December 31, 2006 and the Six Months Ended June 30, 2007 (Unaudited)
Notes to the Statement of Revenues and Certain Operating Expenses	F-5

Wal-Mart — Various Properties
Overview	F-7
Summary Financial Data Regarding Wal-Mart	F-7

Walgreens — Various Properties
Overview	F-8
Summary Financial Data Regarding Walgreen Co.	F-8

FedEx — Walker, MI (FE Walker Property)
Overview	F-9
Summary Financial Data Regarding FedEx	F-9

Home Depot — Bedford Park, IL (HD Bedford Park Property)
Overview	F-10
Summary Financial Data Regarding Home Depot	F-10

Starbucks — Various Properties
Overview	F-11
Summary Financial Data Regarding Starbucks	F-11

Circuit City — Aurora, CO (CC Aurora Property)
Overview	F-12
Summary Financial Data Regarding Circuit City	F-12

Rite Aid – Swanton, OH (RA Swanton Property)
Overview	F-13
Summary Financial Data Regarding Rite Aid	F-13

Station Casino – Las Vegas, NV (SC Las Vegas Property)	F-14
Overview	F-14

Unaudited Pro Forma Financial Statements Cole Credit Property Trust II, Inc.
Aggregated Pro Forma Financial Statements (Unaudited)	F-15
Pro Forma Consolidated Balance Sheet as of June 30, 2007 (Unaudited)	F-15
Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 2007 (Unaudited)	F-16
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	F-17
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2006 (Unaudited)	F-21
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	F-22

F-1

SUMMARY FINANCIAL INFORMATION OF BUSINESSES ACQUIRED AND PROBABLE BUSINESSES TO BE ACQUIRED
MT Broadview Property
     Overview
     On September 14, 2007, we acquired an approximately 329,000 square foot multi-tenant retail shopping center (the “MT Broadview Property”) on an approximately 15.84 acre site located in Chicago, Illinois, which was constructed in 1994. The MT Broadview Property is approximately 96% leased to 25 tenants. Major tenants include Home Depot USA, Inc. d/b/a Home Depot and The Sports Authority, Inc. d/b/a Sports Authority. The MT Broadview Property is subject to 25 separate net leases, pursuant to which each tenant is required to pay substantially all operating expenses, capital expenditures and a proportionate amount of common area maintenance charges in addition to base rent.
     The purchase price of the MT Broadview Property was approximately $58.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $31.5 million loan secured by the MT Broadview Property.
     After reasonable inquiry, we are not aware of any material factors relating to the MT Broadview Property, other than those discussed above, which would cause the reported financial information to be necessarily indicative of future operating results.

F-2

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ
We have audited the accompanying combined statement of revenues and certain operating expenses (the “Historical Summary”) of the Broadview Village Square Property (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.
In our opinion, such Historical Summary presents fairly, in all material respects, the combined revenues and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
Phoenix, Arizona
October 22, 2007

F-3

MT Broadview Property
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2006 and
the Six Months Ended June 30, 2007 (Unaudited)

	Six Months Ended
	June 30, 2007	Year Ended
	(Unaudited)	December 31, 2006
Revenues:
Rental income from operating leases	$2,113,940	$4,278,868
Tenant reimbursement revenue	527,645	921,942

Total revenues	2,641,585	5,200,810

Certain Operating Expenses:
Repairs, maintenance and cleaning	109,888	263,589
Utilities	23,823	50,060
Real estate taxes	368,634	715,802
Insurance	22,345	42,092

Total certain operating expenses	524,690	1,071,543

Revenues in excess of certain operating expenses	$2,116,895	$4,129,267

See accompanying notes to statement of revenues and certain operating expenses.

F-4

MT Broadview Property
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2006 and
the Six Months Ended June 30, 2007 (Unaudited)
1. Basis of Presentation
On September 14, 2007, Cole Credit Property Trust II, Inc. (the “Company”) acquired a multi-tenant commercial retail shopping center containing approximately 329,161 square feet of rentable space located on an approximately 15.84 acre site in Broadview, Illinois (the “MT Broadview Property”). The MT Broadview Property is approximately 96.3% leased to 25 tenants, pursuant to net leases.
The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Property, exclusive of items which may not be comparable to the proposed future operations of the Property. Material amounts that would not be directly attributable to future operating results of the Property are excluded, and the financial statements are not intended to be a complete presentation of the Property’s revenues and expenses. Items excluded consist of management and asset fees, depreciation, amortization, other non-operating expenses, and interest expense.
2. Significant Accounting Policies
Revenue Recognition
The leases are accounted for as operating leases and minimum rental income is recognized on a straight-line basis over the remaining term of each lease. Contingent rental income, such as percentage rents, is recognized when the specific target which triggers the contingent rental income is achieved. Tenant reimbursement revenue is recognized in the same periods in which the related expenses are incurred. Tenant reimbursement revenue includes payments from tenants as reimbursements for property taxes, utilities, and other property operating expenses.
Repairs and Maintenance
Expenditures for repairs and maintenance are expensed as incurred.
Use of Estimates
The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Leases
The leases have initial terms of 5 to 20 years (expiring between 2009 and 2019) and provide for minimum rentals. In addition, the tenant leases generally provide for limited increases in rent as a result of fixed increases, these amounts are recognized on a straight-line basis over the terms of the leases.

F-5

MT Broadview Property
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2006 and
the Six Months Ended June 30, 2007 (Unaudited)
The aggregate annual minimum future rental payments on the non-cancelable operating leases in effect as of December 31, 2006 are as follows:

Year ending December 31:
2007	$4,157,739
2008	4,007,178
2009	3,901,593
2010	1,926,959
2011	1,703,798
Thereafter	6,416,504

Total	$22,013,771

The table above does not include future minimum lease payments for renewal periods or rent increases that are based on the Consumer Price Index or future contingent rents. Payments are also exclusive of potential charges related to real estate taxes and operating cost escalations.
4. Tenant Concentration
For the year ended December 31, 2006, the following tenant accounted for 10% or more of the annual rental income for the MT Broadview Property.

	Aggregate	% Aggregate
	Annual	Annual
Tenant Name	Rental Income	Rental Income
Home Depot USA, Inc.	$1,458,703	35%
If this tenant were to default on their lease, future revenue of the Property would be materially and adversely impacted.
5. Commitments and Contingencies
Litigation
The MT Broadview Property may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the MT Broadview Property’s results of operations.
Environmental Matters
In connection with the ownership and operation of real estate, the MT Broadview Property may be potentially liable for costs and damages related to environmental matters. The MT Broadview Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that they believe will have a material adverse effect on the MT Broadview Property’s results of operations.

F-6

SUMMARY FINANCIAL DATA
WAL-MART STORES, INC.
     Since August 8, 2007, the date of our last post-effective amendment, we had acquired the following properties leased to Wal-Mart Stores, Inc. (“Wal-Mart”).

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Bay City, Texas	8/14/2007	3,755,000	90,921	1990
Washington, Illinois	9/10/2007	3,578,000	74,136	1989
Borger, Texas	9/12/2007	3,205,000	65,930	1991
Whiteville, North Carolina	10/11/2007	2,667,000	65,930	1988

Total		$13,205,000	296,917

     Wal-Mart has over 7,000 stores throughout the world. Wal-Mart has a Standard and Poor’s credit rating of “AA” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “WMT.”
     In evaluating the Wal-Mart Properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the Wal-Mart Properties other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the Wal-Mart Properties are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Wal-Mart, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies – Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission (“SEC”), we have not provided audited financial statements of the properties acquired.
     Wal-Mart currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Wal-Mart are taken from its previously filed public reports:

	For the Six
	Months Ended	For the Fiscal Year Ended
	7/31/2007	1/31/2007	1/31/2006	1/31/2005
			(in millions)
Consolidated Statements of Operations
Revenues	$179,422	$344,992	$308,945	$281,488
Operating Income	10,143	20,497	18,713	17,300
Net Income	5,778	11,284	11,231	10,267

	As of	As of the Fiscal Year Ended
	7/31/2007	1/31/2007	1/31/2006	1/31/2005
			(in millions)
Consolidated Balance Sheets
Total Assets	$156,949	$151,193	$135,624	$117,139
Long-term Debt	27,966	30,735	30,096	23,160
Stockholders’ Equity	62,286	61,573	53,171	49,396
     For more detailed financial information regarding Wal-Mart, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

F-7

SUMMARY FINANCIAL DATA
WALGREEN CO.
     Since August 8, 2007, the date of our last post-effective amendment, we had acquired the following properties leased to Walgreen Co. (“Walgreens”).

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Richmond, VA	8/17/2007	4,025,000	13,869	1997
Dallas (DeSoto), Texas	8/27/2007	3,367,000	13,905	1997
Brentwood, Tennessee	10/17/2007	5,640,000	14,820	2006
Harriman, Tennessee	10/24/2007	5,026,820	14,820	2007

Total		$18,058,820	57,414

     Walgreens operates over 5,700 stores in 48 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of “A+” and the company’s stock is publicly traded on the New York Stock Exchange under the symbol “WAG.”
     In evaluating the Walgreens properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to these properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the Walgreens Properties are each 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Walgreens, are more relevant to investors than the financial statements of the properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the properties acquired.
     Walgreens currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Walgreens are taken from its previously filed public reports:

	For the Fiscal Year Ended
	8/31/2007	8/31/2006	8/31/2005
		(in millions)
Consolidated Statements of Operations
Revenues	$53,762.0	$47,409.0	$42,201.6
Operating Income	3,150.7	2,701.5	2,424.0
Net Income	2,041.3	1,750.6	1,559.5

	As of the Fiscal Year Ended
	8/31/2006	8/31/2005	8/31/2004
		(in millions)
Consolidated Balance Sheets
Total Assets	$19,313.6	$17,131.1	$14,608.8
Long-term Debt	1,306.8	1,118.9	997.7
Stockholders’ Equity	11,104.3	10,115.8	8,889.7
     For more detailed financial information regarding Walgreens, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

F-8

SUMMARY FINANCIAL DATA
FEDEX CORPORATION
     Since August 8, 2007, the date of our last post-effective amendment, we had acquired the following property leased to FedEx Ground Package System, Inc. (“FedEx Ground”).

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Walker, Michigan	8/8/2007	$7,323,891	78,034	2001

Total		$7,323,891	78,034

     FedEx Ground is a wholly-owned subsidiary of FedEx Corporation (“FedEx”). FedEx has a Standard & Poor’s credit rating of “BBB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “FDX.”
     In evaluating the FedEx Walker Property (“FE Walker Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the FE Walker Property other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the FE Walker property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, FedEx Ground, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies – Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the SEC, we have not provided audited financial statements of the property acquired.
     FedEx currently files its financial statements in reports filed with the SEC, which include separate, limited financial information for it’s FedEx Ground segment. The following financial data and other information regarding FedEx Ground are taken from FedEx’s previously filed public reports:

	For the Three Months
	Months Ended	For the Fiscal Year Ended
	8/31/2007	5/31/2007	5/31/2006	5/31/2005
			(in millions)
Revenues	$1,618	$6,043	$5,306	$4,680
Operating Income	190	813	705	604
Total Assets	4.04	3,937	3,378	2,776
     For more detailed financial information regarding FedEx, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

F-9

SUMMARY FINANCIAL DATA
THE HOME DEPOT, INC.
     Since August 8, 2007, the date of our last post-effective amendment, we had acquired the following property leased to Home Depot USA, Inc., a wholly-owned subsidiary of The Home Depot, Inc. (“Home Depot”).

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Bedford Park, IL	8/22/2007	$29,400,000	217,952	1992

Total		$29,400,000	217,952

     Home Depot operates as the world’s largest home improvement retailer. As of July 10, 2007, Home Depot operated 2,192 stores. Home Depot has a Standard & Poor’s credit rating of BBB+ and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “HD.”
     In evaluating the Home Depot Bedford Park Property (“HD Bedford Park Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the HD Bedford Park Property other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the HD Bedford Park Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Home Depot, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the property acquired.
     Home Depot currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Home Depot are taken from its previously filed public reports:

	For the Six
	Months Ended	For the Fiscal Year Ended
	7/29/2007	1/28/2007	1/29/2006	1/30/2005
			(in millions)
Consolidated Statements of Operations
Revenues	$40,729	$90,837	$81,511	$73,094
Operating Income	4,229	9,673	9,363	7,926
Net Income	2,633	5,761	5,838	5,001

	As of	As of the Fiscal Year Ended
	7/29/2007	1/28/2007	1/29/2006	1/30/2005
			(in millions)
Consolidated Balance Sheets
Total Assets	$56,864	$52,263	$44,405	$39,020
Long-term Debt	11,628	11,643	2,672	2,148
Stockholders’ Equity	27,175	25,030	26,909	24,158
     For more detailed financial information regarding Home Depot, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

F-10

SUMMARY FINANCIAL DATA
STARBUCKS CORPORATION
     Since August 8, 2007, the date of our last post-effective amendment, we have acquired or intend to acquire the following properties leased to Starbucks Corporation (“Starbucks”).

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Bowling Green, KY	10/23/2007	1,657,000	1,850	2007
Shawnee, OK	10/31/2007	1,096,909	1,750	2006
Oklahoma City, OK	(1)	1,238,671	1,741	2007

Total		$3,992,580	5,341

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price.
     Starbucks is a publicly traded company founded in 1985, which operates over 14,000 retail stores, offering brewed coffees, espresso beverages and food items. Starbucks has a Standard & Poor’s credit rating of BBB+ and its stock is publicly traded on the Nasdaq Global Select Market under the symbol “SBUX.”
     In evaluating the Starbucks Properties as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to these properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the Starbucks Properties are each 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Starbucks, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the SEC, we have not provided audited statements of the property acquired.
     Starbucks currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Starbucks are taken from its previously filed public reports:

	For the Nine
	Months
	Ended	For the Fiscal Year Ended
	7/1/2007	10/1/2006	10/2/2005	10/3/2004
			(in thousands)
Consolidated Statements of Operations
Revenues	$6,970,562	$7,786,942	$6,369,300	$5,294,247
Operating Income	805,912	893,952	780,518	606,494
Net Income	514,135	564,259	494,370	388,880

	As of	As of the Fiscal Year Ended
	7/1/2007	10/1/2006	10/2/2005	10/3/2004
			(in thousands)
Consolidated Balance Sheets
Total Assets	$4,903,923	$4,428,941	$3,513,693	$3,386,541
Long-term Debt	1,356	1,958	2,870	3,618
Stockholders’ Equity	2,355,785	2,228,506	2,090,262	2,470,211
     For more detailed financial information regarding Starbucks, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

F-11

SUMMARY FINANCIAL DATA
CIRCUIT CITY STORES, INC.
     Since August 8, 2007, the date of our last post-effective amendment, we had acquired the following properties leased to Circuit City Stores, Inc. (“Circuit City”).

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Aurora, CO	8/22/2007	$7,200,000	39,440	1995

Total		$7,200,000	39,440

     Circuit City is a publicly traded company that operates as a specialty retailer of consumer electronics, home office products, entertainment and services. Circuit City’s common stock is publicly traded on New York Stock Exchange under the symbol “CC.”
     In evaluating the Circuit City Aurora property (“CC Aurora Property”) as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the CC Aurora Property other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the CC Aurora Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Circuit City, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies – Real Property Investments” beginning on page 82 of the prospectus. As a result, pursuant to guidance provided by the SEC, we have not provided audited financial statements of the properties acquired.
     Circuit City currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding Circuit City are taken from its previously filed public reports:

	For the Six
	Months Ended	For the Fiscal Year Ended
	8/31/2007	2/28/2007	2/28/2006	2/28/2005
			(in thousands)
Consolidated Statements of Operations
Revenues	$5,129,505	$12,429,754	$11,514,151	$10,413,524
Operating Income (Loss)	(220,067)	(5,303)	214,762	87,012
Net Income (Loss)	(117,402)	(8,281)	139,746	61,658

	As of	As of the Fiscal Year Ended
	8/31/2007	2/28/2007	2/28/2006	2/28/2005
			(in thousands)
Consolidated Balance Sheets
Total Assets	$4,037,508	$4,007,283	$4,069,044	$3,840,010
Long-term Debt	50,710	50,487	51,985	19,944
Stockholders’ Equity	1,637,049	1,791,244	1,954,633	2,079,927
     For more detailed financial information regarding Circuit City, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

F-12

SUMMARY FINANCIAL DATA
RITE AID CORPORATION
     Since August 8, 2007, the date of our last post-effective amendment, we have identified the following property, guaranteed by, Rite Aid Corporation (“Rite Aid”) as a potential property acquisition.

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Swanton, OH	(1)	$2,520,000	11,180	1998

Total		$2,520,000	11,180

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price.
     Rite Aid has operates over 5,000 stores in 31 states and Washington, DC. Rite Aid has a Standard and Poor’s credit rating of “B” and its stock is publicly traded on the New York Stock Exchange under the ticker symbol “RAD”.
     In evaluating the RA Swanton property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the RA Swanton Property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the RA Swanton Property is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lease guarantor, Rite Aid, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the property to be acquired.
     Rite Aid currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Rite Aid has been taken from its previously filed public reports:

	For the Six
	Months Ended	For the Fiscal Year Ended
	9/1/2007	3/3/2007	3/4/2006	2/26/2005
			(in thousands)
Consolidated Statements of Operations
Revenues	$11,057,015	$17,507,719	$17,270,968	$16,816,439
Operating Income (Loss)	119,720	13,582	43,254	134,007
Net Income (Loss)	(41,964)	26,826	1,273,006	302,478

	As of	As of the Fiscal Year Ended
	9/1/2007	3/3/2007	3/4/2006	2/26/2005
			(in thousands)
Consolidated Balance Sheets
Total Assets	$12,266,127	$7,091,024	$6,988,371	$5,932,583
Long-term Debt	5,519,777	2,909,983	2,298,706	2,680,998
Stockholders’ Equity	2,739,415	1,662,846	1,606,921	322,934
For more detailed financial information regarding Rite Aid, please refer to its financial statements, which are publicly available with the SEC at http://www.sec.gov.

F-13

Station Casino – Las Vegas, NV
          On November 1, 2007, we acquired an approximately 139,000 square foot single-tenant office building on an approximately 3.1 acre site in Las Vegas, Nevada (the “SC Las Vegas Property”), constructed in 2007. The SC Las Vegas Property is 100% leased to Station Casino, Inc. The SC Las Vegas Property is subject to a net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The purchase price of the SC Las Vegas Property was $70.0 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering.
          The SC Las Vegas Property had no significant operating history prior to our acquisition of the property on November 1, 2007. As a result, we are not required to file financial statements with respect to the acquired property. After reasonable inquiry, we are not aware of any material factors relating to the property, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

F-14

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Balance Sheet
As of June 30, 2007
(Unaudited)
The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired the properties described in Note B to the Pro Forma Consolidated Balance Sheet on June 30, 2007. We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan.
This Pro Forma Consolidated Balance Sheet should be read in conjunction with the historical financial statements and notes thereto for the quarter ended June 30, 2007 as included elsewhere in this document. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company completed the above transactions on June 30, 2007, nor does it purport to represent its future financial position. This Pro Forma Consolidated Balance sheet only includes the significant property acquisitions pursuant to SEC Rule 3-14 of Regulation S-X and significant mortgage loan acquisitions.

	June 30,	Acquisition		Pro Forma
	2007,	Pro Forma		June 30,
	As Reported	Adjustments		2007
	(a)	(b)
ASSETS
Real estate assets, at cost:
Land	$255,758,395	$95,874,582		$351,632,977
Buildings and improvements, less accumulated depreciation of $11,947,392 at June 30, 2007	689,071,461	182,788,306		871,859,767
Real estate assets under direct financing leases, net of unearned income	18,073,546	21,648,269		39,721,815
Acquired intangible lease assets, less accumulated amortization of $5,788,065 at June 30, 2007	118,325,120	40,883,869		159,208,989

Total real estate assets	1,081,228,522	341,195,026		1,422,423,548

Cash and cash equivalents	78,018,587	(78,018,587)		—
Restricted cash	11,228,059	—		11,228,059
Rents and tenant receivables, net	4,762,857	—		4,762,857
Mortgages receivable, net	—	45,265,849	(c)	45,265,849
Prepaid expenses, mortgage loan deposits and other assets	9,320,284	—		9,320,284
Deferred financing costs, less accumulated amortization of $1,045,332 at June 30, 2007	12,420,543	4,216,875		16,637,418

Total assets	$1,196,978,852	$313,626,906		$1,510,605,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable	$640,739,229	$161,739,588		$802,478,817
Accounts payable and accrued expenses	4,833,754	—		4,833,754
Escrowed investor proceeds	11,184,056	—		11,184,056
Acquired below market lease intangibles, less accumulated amortization of $488,611 at June 30, 2007	18,783,867	11,930,099		30,713,966
Distributions payable	3,064,593	—		3,064,593
Deferred rent and other liabilities	1,695,548	—		1,695,548

Total liabilities	680,301,047	173,669,687		853,970,734

Redeemable common stock	9,868,517	—		9,868,517

Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding at June 30, 2007	—	—		—
Common stock, $.01 par value; 390,000,000 shares authorized, 59,633,576 shares issued and outstanding at June 30, 2007	596,335	155,508		751,483
Capital in excess of par value	529,740,326	139,801,711		669,542,037
Accumulated distributions in excess of earnings	(23,527,373)	—		(23,527,373)

Total stockholders’ equity	506,809,288	139,957,219		646,766,507

Total liabilities and stockholders’ equity	$1,196,978,852	$313,626,906		$1,510,605,758

See accompanying Notes to Pro Forma Consolidated Financial Statements June 30, 2007 (Unaudited).

F-15

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Statement of Operations
For the Six Months Ended June 30, 2007
(Unaudited)
     The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties described in Note C to the Pro Forma Consolidated Statements of Operations on January 1, 2007 or the date significant operations commenced.
     This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto for the six months ended June 30, 2007 as included elsewhere in this document. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on the later of January 1, 2007 or commencement of operations, nor does it purport to represent its future operations. This Pro Forma Consolidated Statement of Operations only includes the significant acquisitions pursuant to SEC Rule 3-14 of Regulation S-X and significant mortgage loan acquisitions.

	For the
	Six Months Ended	Acquisition		Pro Forma for the
	June 30, 2007,	Pro Forma		Six Months Ended
	As Reported	Adjustments		June 30, 2007
	(a)	(d)
Revenues:
Rental income	$29,453,248	$17,294,913	(e)	$46,748,611
Tenant reimbursement income	1,961,112	603,231		2,564,343
Earned income from direct financing leases	4,375	919,368		923,743
Interest earned on mortgage receivable	—	2,127,428	(f)	2,127,428

Total Revenue	31,418,735	20,944,940		52,363,675

Expenses:
General and administrative	819,859	70,370		890,229
Property operating expenses	2,442,395	1,386,962		3,829,357
Property and asset management fees	1,364,409	1,355,604	(g)(h)	2,720,013
Depreciation	7,459,585	3,936,663	(i)	11,396,248
Amortization	3,421,269	2,338,316	(i)	5,759,585
Impairment of real estate assets	5,400,000	—		5,400,000

Total operating expenses	20,907,517	9,087,915		29,995,432

Real estate operating income	10,511,218	11,857,025		22,368,243

Other income (expense):
Interest income	937,685	—		937,685
Interest expense	(13,130,955)	(9,830,412	)(j)	(22,961,367)

Total other expense	(12,193,270)	(9,830,412)		(22,023,682)

Net income (loss)	$(1,682,052)	$2,026,613		$344,561

Weighted average number of common shares outstanding:
Basic and diluted	44,616,014	32,069,251	(k)	76,685,265

Net income (loss) per common share:
Basic and diluted	$(0.04)			$0.00

See accompanying Notes to Pro Forma Consolidated Financial Statements June 30, 2007 (Unaudited).

F-16

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements
June 30, 2007
(Unaudited)
a.	Reflects the Company’s historical balance sheet as of June 30, 2007 and the Company’s historical results of operations for the six months ended June 30, 2007.

b.	Reflects preliminary purchase price allocations related to the following 2007 acquisitions completed subsequent to June 30, 2007:

Completed Acquisitions

The ST Guntersville Property, the LO Cincinnati Property, the WG Fort Worth Property, the KO Lake Zurich Property, the CC Groveland Property, the ED Salt Lake Property, the WG Kansas City (Linwood) Property, the WG Kansas City (Troost) Property, the WG Kansas City (63rd St) Property, the WG Kansas City (Independence) Property, the WG Topeka Property, the CNL Portfolio Properties, the WG Richmond Property, the CC Taunton Property, the CC Aurora Property, the FE Peoria Property, the FE Walker Property, the WG Dallas (DeSoto) Property, the WM Washington Property, MT Broadview Property, the WM Borger Property, the WM Whiteville Property, the WG Brentwood Property, the WG Harriman Property, the HD Bedford Park Property, the WM Bay City Property, the SB Bowling Green Property and the SB Shawnee Property.

Potential Acquisitions

The SB Oklahoma City Property, and the RA Swanton Property.

c.	The pro forma adjustment to mortgages receivable consists of a portfolio of 23 mortgage notes (the “Cracker Barrel Notes”) that bear interest at a fixed rate of 9.84% and are each secured by commercial retail property.

d.	Reflects the pro forma results of operations for the six months ended June 30, 2007 for the following acquisitions, the AA Maryland Heights Property, the AS Katy Property, the AH St. John Property, the MT Omaha Property, the WG Shreveport Property, the OM Orangeburg Property, the WG Cincinnati Property, the WG Madeira Property, the WG Sharonville Property, the TS Ankeny Property, the OD Enterprise Property, the MT Fairview Heights Property, the RA Lima Property, the RA Plains Property, the SC Anderson Property, the TS Fredericksburg Property, the TS Greenfield Property, the TS Marinette Property, the TS Navasota Property, the ST Greenville Property, the WG Bridgetown Property, the WG Dallas Property, the WM New London Property, the WM Spencer Property, the TS Paw Paw Property, the TS Fairview Property, the CV Florence Property, the RA Allentown Property, the WG Bryan Property, the WG Harris County Property, the RA Fredericksburg Property, the ST Warsaw Property, the BD Rapid City Property, the BD Reading Property, the WG Gainesville Property, the CH Fredericksburg Property, the TS Baytown Property, the SB Covington Property, the SB Sedalia Property, the KG La Grange Property, the LZ Kentwood Property, the CC Mesquite Property, the TS Prior Lake Property, the ST Guntersville Property, the LO Cincinnati Property, the WG Fort Worth Property, the KO Lake Zurich Property, the CC Groveland Property, the ED Salt Lake City Property, the WG Kansas City (Linwood) Property, the WG Kansas City (Troost) Property, the WG Kansas City (63rd St) Property, the WG Kansas City (Independence) Property, the WG Topeka Property, the CNL Portfolio Properties, the CC Taunton Property, the FE Peoria Property, the FE Walker Property, the WM Bay City Property, the HD Bedford Park Property, the WG Dallas (DeSoto) Property, the WG Richmond Property, the WM Washington Property, MT Broadview Property, the WM Borger Property, the WM Whiteville Property, the WG Brentwood Property, the WG Harriman Property, the CC Aurora Property, the SB Shawnee Property, the SB Bowling Green Property, the SB Oklahoma City Property, and the RA Swanton Property collectively the “Pro Forma Properties.”

e.	Represents the straight line rental revenues for the Pro Forma Properties in accordance with their respective lease agreements.

f.	Represents a pro forma adjustment related to interest income earned on a portfolio of 23 mortgage loans that bear interest at a rate of 9.84% which are secured by individual Cracker Barrel Restaurant properties.

g.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the aggregate asset value of the Pro Forma Properties’ which is payable to our Advisor.

F-17

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements
June 30, 2007
(Unaudited)
h.	Reflects the property management fee equal to 2% of gross revenues of the Pro Forma Properties which is payable to an affiliate of our Advisor.

i.	Represents depreciation and amortization expense for the Pro Forma Properties. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term
j.	Represents interest expense associated with the debt incurred to finance the acquisitions of the Pro Forma Properties and the Cracker Barrel Notes. The variable rate mortgage debt has a 90 day repayment term. As such, the interest expense for the six months ended June 30, 2007 includes 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

The following table provides certain information about each of the loans:

Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AS Katy	$68,250,000	5.61%	February 1, 2017
AH St. John	4,420,000	5.65%	July 11, 2017
MT Omaha	23,400,000	5.53%	March 1, 2017
WG Shreveport	2,815,000	5.56%	April 11, 2017
OM Orangeburg	1,875,000	5.61%	April 1, 2012
WG Cincinnati	3,341,000	6.00%	September 1, 2016
WG Madeira	2,876,000	5.70%	April 1, 2012
WG Sharonville	2,655,000	5.62%	April 1, 2012
TS Ankeny	1,950,500	5.65%	May 1, 2017
OD Enterprise	1,850,000	6.29%	March 1, 2017
MT Fairview Heights	35,432,000	5.70%	May 1, 2017
RA Lima	3,103,000	5.73%	June 1, 2017
RA Plains	3,380,000	5.60%	May 1, 2017
SC Anderson	8,160,000	5.80%	April 11, 2017
TS Fredericksburg	2,031,250	5.57%	June 1, 2017
TS Greenfield	2,227,500	5.57%	July 1, 2017
TS Marinette	1,918,000	5.65%	May 1, 2017
TS Navasota	2,050,000	5.80%	May 11, 2017
ST Greenville	2,955,000	5.51%	May 1, 2017
WG Bridgetown	3,043,000	5.80%	May 11, 2017
WG Dallas	2,175,000	5.76%	June 1, 2017
WM New London	1,778,000	5.80%	May 11, 2017
WM Spencer	1,377,000	5.80%	May 11, 2017
TS Paw Paw	2,047,500	5.65%	May 1, 2017
TS Fairview	1,930,500	5.59%	June 1, 2017
CV Florence	1,706,250	5.73%	June 1, 2017
RA Allentown	3,615,000	5.78%	June 1, 2017
WG Bryan	4,111,000	5.70%	June 11, 2017
WG Harris County	3,673,000	5.70%	June 11, 2017

F-18

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
June 30, 2007
(Unaudited)
     Fixed Rate Tranches (continued)

Property	Loan Amount	Interest Rate	Maturity
RA Fredericksburg	$2,979,000	5.92%	May 11, 2017
ST Warsaw	1,850,000	5.73%	June 1, 2017
BD Rapid City	4,393,000	5.66%	June 11, 2017
BD Reading	4,257,000	5.66%	June 11, 2017
WG Gainesville	2,465,000	5.60%	June 11, 2017
CH Fredericksburg	1,504,000	5.55%	June 11, 2017
TS Baytown	2,251,000	5.60%	June 11, 2017
AS Houston	3,825,000	5.71%	July 1, 2017
BB Evanston	5,900,000	5.71%	July 1, 2017
EK Mantua	1,470,000	5.71%	July 1, 2017
EK Vineland	3,500,000	5.71%	July 1, 2017
MT Warwick	5,350,000	5.71%	July 1, 2017
WA Eureka	11,247,000	5.71%	July 1, 2017
KG La Grange	4,750,000	5.21%	July 1, 2012
LZ Kentwood	3,602,000	5.32%	July 1, 2012
CC Mesquite	4,305,000	5.32%	July 1, 2012
TS Prior Lake	3,283,250	5.73%	July 1, 2017
ST Guntersville	2,161,250	5.24%	August 1, 2012
LO Cincinnati	13,800,000	5.55%	July 11, 2017
WG Fort Worth	3,675,000	5.55%	July 11, 2017
KO Lake Zurich	9,075,000	5.55%	July 11, 2017
CC Groveland	20,250,000	5.55%	July 11, 2017
ED Salt Lake City	18,000,000	5.55%	July 11, 2017
WG Kansas City (Linwood)	2,437,500	5.69%	July 11, 2017
WG Kansas City (Troost)	2,464,000	5.79%	July 11, 2017
WG Kansas City (63rd St)	3,034,500	5.79%	July 11, 2017
WG Kansas City (Independence)	2,990,000	5.69%	July 11, 2017
WG Topeka	1,870,000	5.79%	July 11, 2017
AS Baton Rogue	4,687,000	5.83%	August 1, 2017
AS Houston (Breton)	3,045,000	5.83%	August 1, 2017
AS Houston (Southwest)	4,625,000	5.83%	August 1, 2017
AS North Richland Hills	4,217,000	5.83%	August 1, 2017
CV Amarillo	1,741,000	5.83%	August 1, 2017
CV Del City	2,631,000	5.82%	August 1, 2017
DB Addison	5,600,000	5.56%	August 1, 2017
EK Chattanooga	1,920,000	5.67%	August 1, 2017
EK Mableton	1,197,000	5.67%	August 1, 2017
CC Taunton	4,323,000	5.32%	August 1, 2012
FE Peoria	2,080,000	5.60%	August 1, 2017
FE Walker	2,050,200	5.80%	May 11, 2017
WM Bay City	2,065,000	5.74%	August 11, 2017
MT Broadview	31,500,000	5.86%	October 1, 2017

F-19

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
June 30, 2007
(Unaudited)
Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AH St. John	$780,000	LIBOR plus 2.0%	September 12, 2007
WG Shreveport	497,000	LIBOR plus 2.0%	June 23, 2007
SC Anderson	1,440,000	LIBOR plus 2.0%	July 2, 2007
WG Bridgetown	537,000	LIBOR plus 2.0%	August 27, 2007
WM New London	313,000	LIBOR plus 2.0%	August 9, 2007
WM Spencer	243,000	LIBOR plus 2.0%	August 3, 2007
WG Bryan	949,000	LIBOR plus 2.0%	August 16, 2007
WG Harris County	848,000	LIBOR plus 2.0%	August 16, 2007
RA Fredericksburg	1,353,000	LIBOR plus 2.0%	August 2, 2007
BD Rapid City	776,000	LIBOR plus 2.0%	September 1, 2007
BD Reading	752,000	LIBOR plus 2.0%	September 1, 2007
WG Gainesville	435,000	LIBOR plus 2.0%	September 1, 2007
CH Fredericksburg	347,000	LIBOR plus 2.0%	September 5, 2007
TS Baytown	397,000	LIBOR plus 2.0%	September 11, 2007
Cracker Barrel Loan	36,290,338	LIBOR plus 2.0%	March 31, 2008
k.	Represents a pro forma adjustment to the weighted average common shares outstanding to reflect all shares outstanding on June 30, 2007 as though they were issued on January 1, 2007. As the Company had insufficient capital at January 1, 2007 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of June 30, 2007 were outstanding on January 1, 2007.

F-20

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2006
(Unaudited)
     The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties described in Note C to the Pro Forma Consolidated Statements of Operations on January 1, 2006 or the date significant operations commenced.
     This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto for the year ended December 31, 2006 as included elsewhere in this document. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on the later of January 1, 2006 or commencement of operations, nor does it purport to represent its future operations. This Pro Forma Consolidated Statement of Operations only includes the significant acquisitions pursuant to SEC Rule 3-14 of Regulation S-X and significant mortgage loan acquisitions.

						Pro Forma,
		Total		Total		For the Year
	For the Year Ended	2006 Acquisitions		2007 Acquisitions		Ended
	December 31, 2006	Pro Forma		Pro Forma		December 31,
	As Reported	Adjustments		Adjustments		2006
	(a)	(b)		(c)
Revenues:
Rental income	$18,357,174	$5,395,389	(d)	$44,987,899	(d)	$68,740,462
Tenant reimbursement income	1,162,333	245,989		95,626		1,503,948
Earned income from direct financing leases	—	—		1,931,966		1,931,966
Interest earned on mortgage receivable	—	—		4,313,693	(e)	4,313,693

Total revenue	19,519,507	5,641,378		51,329,184		76,490,069

Expenses:
General and administrative	952,789	16,715		146,499		1,116,003
Property operating expenses	1,416,745	272,804		116,557		1,806,106
Property and asset management fees	936,977	568,720		2,505,646	(f)(g)	4,011,343
Depreciation	4,396,460	1,616,753		11,377,350	(h)	17,390,563
Amortization	2,072,906	572,664		5,942,903	(h)	8,588,473

Total operating expenses	9,775,877	3,047,656		20,088,955		32,912,488

Real estate operating income	9,743,630	2,593,722		31,240,229		43,577,581

Other income (expense):
Interest income	503,479	—		—		503,479
Interest expense	(8,901,113)	(3,365,336	)(i)	(25,690,377	)(j)	(37,956,826)

Total other income (expense)	(8,397,634)	(3,365,336)		(25,690,377)		(37,453,347)

Net income (loss)	$1,345,996	$(771,614)		$5,549,852		$6,124,234

Weighted average number of common shares outstanding:
Basic and diluted	13,275,635	7,406,178	(k)	34,298,407	(k)	54,980,220

Net income per common share:
Basic and diluted	$0.10					$0.11

See accompanying notes to Pro Forma Consolidated Financial Statements December 31, 2006 (Unaudited).

F-21

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements
December 31, 2006
(Unaudited)
a.	Reflects the Company’s historical results of operations for the year ended December 31, 2006.

b.	Reflects the pro forma results of operations for the year ended December 31, 2006 for the following properties (collectively, the “2006 Acquisitions”): the RA Enterprise Property, the RA Wauseon Property, the RA Saco Property, the CV Scioto Trail Property, the WW II Properties, the MT Lakewood Property, the RA Cleveland Property, the RA Fremont Property, the WG Knoxville Property, the CO San Antonio Property, the CV Madison Property, the RA Defiance Property, the CV Portsmouth Property, the AA Greenfield Property, the AA Trenton Property, the RA Lansing Property, the AA Columbia Heights Property, the AA Fergus Falls Property, the CV Okeechobee Property, the OD Dayton Property, the AA Holland Property, the AA Holland Township Property, the AA Zeeland Property, the CV Orlando Property, the OD Greenville Property, the OD Warrensburg Property, the CV Gulfport Property, the AA Grand Forks Property, the CV Clinton Property, the AA Duluth Property, the WG Picayune Property, the AA Grand Bay Property, the AA Rainsville Property, the AA Hurley Property, the RA Glassport Property, the RA Hanover Property, the TS La Grange Property, the FE Council Bluffs Property, the FE Edwardsville Property, the CV Glenville Scotia Property, the AA Ashland Property, the AA Jackson Property, the AA New Boston Property, the AA Scottsburg Property, the TS Livingston Property, the TS New Braunfels Property, the OD Benton Property, the OD Oxford Property, and the TS Crockett Property.

c.	Reflects the pro forma results of operations for the year ended December 31, 2006 for the following properties (collectively, the “2007 Acquisitions”) :

Completed Acquisitions

The AA Maryland Heights Property, the AS Katy Property, the AH St. John Property, the MT Omaha Property, the WG Shreveport Property, the OM Orangeburg Property, the WG Cincinnati Property, the WG Madeira Property, the WG Sharonville Property, the TS Ankeny Property, the OD Enterprise Property, the MT Fairview Heights Property, the RA Lima Property, the RA Plains Property, the SC Anderson Property, the TS Fredericksburg Property, the TS Greenfield Property, the TS Marinette Property, the TS Navasota Property, the ST Greenville Property, the WG Bridgetown Property, the WG Dallas Property, the WM New London Property, the WM Spencer Property, the TS Paw Paw Property, the TS Fairview Property, the CV Florence Property, the RA Allentown Property, the WG Bryan Property, the WG Harris County Property, the RA Fredericksburg Property, the ST Warsaw Property, the BD Rapid City Property, the BD Reading Property, the WG Gainesville Property, the CH Fredericksburg Property, the TS Baytown Property, the SB Covington Property, the SB Sedalia Property, the KG La Grange Property, the LZ Kentwood Property, the CC Mesquite Property, the TS Prior Lake Property, the ST Guntersville Property, the LO Cincinnati Property, the WG Fort Worth Property, the KO Lake Zurich Property, the CC Groveland Property, the ED Salt Lake City Property, the WG Kansas City (Linwood) Property, the WG Kansas City (Troost) Property, the WG Kansas City (63rd St) Property, the WG Kansas City (Independence) Property, the WG Topeka Property, the CNL Portfolio Properties, the CC Taunton Property, the FE Peoria Property, the FE Walker Property, the WM Bay City Property, the HD Bedford Park Property, the WG Dallas (DeSoto) Property, the WG Richmond Property, the WM Washington Property, MT Broadview Property, the WM Borger Property, the WM Whiteville Property, the WG Brentwood Property, the WG Harriman Property, the CC Aurora Property, the SB Bowling Green Property, and the SB Shawnee Property.

Potential Acquisitions

The SB Oklahoma City Property, and the RA Swanton Property.

d.	Represents the straight line rental revenues for the Pro Forma Properties in accordance with their respective lease agreements.

e.	Represents a pro forma adjustment related to interest income earned on a portfolio of 23 mortgage loans that bear interest at a rate of 9.84% which are secured by individual Cracker Barrel Restaurant properties.

f.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the aggregate asset value of the Pro Forma Properties’ which is payable to our Advisor.

g.	Reflects the property management fee equal to 2% of gross revenues of the Pro Forma Properties which is payable to an affiliate of our Advisor.

F-22

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements
December 31, 2006
(Unaudited)
h.	Represents depreciation and amortization expense for the Pro Forma Properties. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term
i.	Represents interest expense associated with the debt incurred to finance the acquisitions of the 2006 Acquisitions. The variable rate mortgage debt has a 90 day repayment term. As such, the interest expense for the year ended December 31, 2006 includes 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

The following table provides certain information about each of the loans:

Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
RA Enterprise	2,043,000	5.80%	February 11, 2016
RA Wauseon	2,142,000	5.80%	February 11, 2016
RA Saco	1,375,000	5.82%	February 11, 2011
CV Scioto Trail	1,424,000	5.67%	March 11, 2011
WW II	7,748,000	6.56%	June 11, 2016
MT Lakewood	1,348,000	5.77%	May 11, 2011
RA Cleveland	1,413,000	6.05%	May 11, 2011
RA Fremont	1,388,000	6.05%	May 11, 2011
WG Knoxville	3,088,000	5.80%	May 11, 2011
CO San Antonio	2,461,000	5.86%	May 11, 2011
CV Madison	2,809,000	5.60%	February 11, 2016
RA Defiance	2,321,000	5.76%	January 11, 2016
RA Lansing	1,041,000	5.90%	July 1, 2016
AA Columbia Heights	1,038,000	5.83%	July 11, 2016
AA Fergus Falls	722,000	5.83%	July 11, 2016
CV Okeechobee	4,076,000	5.60%	February 11, 2016
OD Dayton	2,130,000	5.73%	January 11, 2016
AA Holland	1,193,000	5.83%	April 11, 2016
AA Holland Township	1,231,000	5.83%	April 11, 2016
AA Zeeland	1,057,000	5.83%	April 11, 2016
CV Orlando	3,016,000	5.68%	April 11, 2016
OD Greenville	2,192,000	5.76%	March 11, 2011
OD Warrensburg	1,810,000	5.85%	April 11, 2011
CV Gulfport	2,611,000	5.28%	April 11, 2016
AA Grand Forks	840,000	5.87%	September 11, 2016
CV Clinton	1,983,000	5.74%	September 11, 2016
AA Duluth	860,000	5.87%	October 11, 2016
WG Picayune	2,766,000	5.53%	October 11, 2016
RA Glassport	2,325,000	6.10%	November 1, 2016
RA Hanover	4,115,000	6.11%	November 1, 2016
TS LaGrange	1,405,000	5.99%	December 1, 2016

F-23

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)
Fixed Rate Tranche (Continued)

Property	Loan Amount	Interest Rate	Maturity
FE Council Bluffs	2,185,000	5.97%	December 1, 2016
FE Edwardsville	12,880,000	5.97%	December 1, 2016
CV Glenville Scotia	3,413,000	5.74%	December 11, 2016
TS Livingston	$1,725,000	5.99%	December 1, 2016
TS New Braunfels	1,750,000	5.99%	December 1, 2016
OD Benton	2,130,000	5.77%	December 1, 2016
OD Oxford	2,295,000	6.17%	December 1, 2016
TS Crockett	1,325,000	5.99%	December 1, 2016
Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
RA Enterprise	$928,000	LIBOR plus 2.0%	April 26, 2006
RA Wauseon	973,000	LIBOR plus 2.0%	April 26, 2006
RA Saco	625,000	LIBOR plus 2.0%	April 27, 2006
CV Scioto Trail	329,000	LIBOR plus 2.0%	June 8, 2006
MT Lakewood	612,000	LIBOR plus 2.0%	July 20, 2006
RA Cleveland	642,000	LIBOR plus 2.0%	July 27, 2006
RA Fremont	632,000	LIBOR plus 2.0%	July 27, 2006
WG Knoxville	712,000	LIBOR plus 2.0%	August 8, 2006
CO San Antonio	1,119,000	LIBOR plus 2.0%	July 25, 2006
CV Madison	648,000	LIBOR plus 2.0%	April 18, 2006
RA Defiance	1,056,000	LIBOR plus 2.0%	March 28, 2006
AA Columbia Heights	346,000	LIBOR plus 2.0%	October 6, 2006
AA Fergus Falls	241,000	LIBOR plus 2.0%	October 6, 2006
CV Okeechobee	940,000	LIBOR plus 2.0%	April 13, 2006
OD Dayton	491,000	LIBOR plus 2.0%	March 15, 2006
AA Holland	397,000	LIBOR plus 2.0%	July 4, 2006
AA Holland Township	411,000	LIBOR plus 2.0%	July 4, 2006
AA Zeeland	352,000	LIBOR plus 2.0%	July 4, 2006
CV Orlando	696,000	LIBOR plus 2.0%	June 13, 2006
OD Greenville	506,000	LIBOR plus 2.0%	May 15, 2006
OD Warrensburg	418,000	LIBOR plus 2.0%	June 23, 2006
CV Gulfport	602,000	LIBOR plus 2.0%	June 13, 2006
AA Grand Forks	280,000	LIBOR plus 2.0%	November 15, 2006
CV Clinton	457,000	LIBOR plus 2.0%	December 24, 2006
AA Duluth	286,000	LIBOR plus 2.0%	December 22, 2006
WG Picayune	638,000	LIBOR plus 2.0%	January 15, 2007
CV Glenville Scotia	787,000	LIBOR plus 2.0%	March 16, 2017

F-24

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)
j.	Represents interest expense associated with the debt incurred to finance the 2007 Acquisitions. The variable rate mortgage debt has a 90 day repayment term. As such, the interest expense for the year ended December 31, 2006 includes 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

The following table provides certain information about each of the loans:

Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AS Katy	$68,250,000	5.61%	February 1, 2017
AH St. John	4,420,000	5.65%	July 11, 2017
MT Omaha	23,400,000	5.53%	March 1, 2017
TS Ankeny	1,950,000	5.65%	May 1, 2017
WG Shreveport	2,815,000	5.56%	April 11, 2017
OM Orangeburg	1,875,000	5.61%	April 1, 2012
WG Cincinnati	3,341,000	6.00%	September 1, 2016
WG Madeira	2,876,000	5.70%	April 1, 2012
WG Sharonville	2,655,000	5.62%	April 1, 2012
OD Enterprise	1,850,000	6.29%	March 1, 2017
MT Fairview Heights	35,432,000	5.70%	May 1, 2017
RA Lima	3,103,000	5.73%	June 1, 2017
RA Plains	3,380,000	5.60%	May 1, 2017
SC Anderson	8,160,000	5.80%	April 11, 2017
TS Fredericksburg	2,031,250	5.57%	June 1, 2017
TS Greenfield	2,227,500	5.57%	July 1, 2017
TS Marinette	1,918,000	5.65%	May 1, 2017
TS Navasota	2,050,000	5.80%	May 11, 2017
ST Greenville	2,955,000	5.51%	May 1, 2017
WG Bridgetown	3,043,000	5.80%	May 11, 2017
WG Dallas	2,175,000	5.76%	June 1, 2017
WM New London	1,778,000	5.80%	May 11, 2017
WM Spencer	1,377,000	5.80%	May 11, 2017
TS Paw Paw	2,047,500	5.65%	May 1, 2017
TS Fairview	1,930,500	5.59%	June 1, 2017
CV Florence	1,706,250	5.73%	June 1, 2017
RA Allentown	3,615,000	5.78%	June 1, 2017
WG Bryan	4,111,000	5.70%	June 11, 2017
WG Harris County	3,673,000	5.70%	June 11, 2017
RA Fredericksburg	2,979,000	5.92%	May 11, 2017
ST Warsaw	1,850,000	5.73%	June 1, 2017
BD Rapid City	4,393,000	5.66%	June 11, 2017
BD Reading	4,257,000	5.66%	June 11, 2017
WG Gainesville	2,465,000	5.60%	June 11, 2017
CH Fredericksburg	1,504,000	5.55%	June 11, 2017
TS Baytown	2,251,000	5.60%	June 11, 2017
AS Houston	3,825,000	5.71%	July 1, 2017
BB Evanston	5,900,000	5.71%	July 1, 2017

F-25

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)
Fixed Rate Tranches (Continued)

Property	Loan Amount	Interest Rate	Maturity
EK Mantua	1,470,000	5.71%	July 1, 2017
EK Vineland	3,500,000	5.71%	July 1, 2017
MT Warwick	5,350,000	5.71%	July 1, 2017
WA Eureka	11,247,000	5.71%	July 1, 2017
KG LaGrange	4,750,000	5.21%	July 1, 2012
LZ Kentwood	$3,602,000	5.32%	July 1, 2012
CC Mesquite	4,305,000	5.32%	July 1, 2012
TS Prior Lake	3,283,250	5.73%	July 1, 2017
ST Guntersville	2,161,250	5.24%	August 1, 2012
LO Cincinnati	13,800,000	5.55%	July 11, 2017
WG Fort Worth	3,675,000	5.55%	July 11, 2017
KO Lake Zurich	9,075,000	5.55%	July 11, 2017
CC Groveland	20,250,000	5.55%	July 11, 2017
ED Salt Lake City	18,000,000	5.55%	July 11, 2017
WG Kansas City (Linwood)	2,437,500	5.69%	July 11, 2017
WG Kansas City (Troost)	2,464,000	5.79%	July 11, 2017
WG Kansas City (63rd St)	3,034,500	5.79%	July 11, 2017
WG Kansas City (Independence)	2,990,000	5.69%	July 11, 2017
WG Topeka	1,870,000	5.79%	July 11, 2017
AS Baton Rogue	4,687,000	5.83%	August 1, 2017
AS Houston (Breton)	3,045,000	5.83%	August 1, 2017
AS Houston (Southwest)	4,625,000	5.83%	August 1, 2017
AS North Richland Hills	4,217,000	5.83%	August 1, 2017
CV Amarillo	1,741,000	5.83%	August 1, 2017
CV Del City	2,631,000	5.82%	August 1, 2017
DA Addison	5,600,000	5.56%	August 1, 2017
EK Chattanooga	1,920,000	5.67%	August 1, 2017
EK Mableton	1,197,000	5.67%	August 1, 2017
CC Taunton	4,323,000	5.32%	August 1, 2012
FE Peoria	2,080,000	5.60%	August 1, 2017
FE Walker	4,669,000	5.98%	August 11, 2017
WM Bay City	2,065,000	5.74%	August 11, 2017
MT Broadview	31,500,000	5.86%	October 1, 2017
Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AH St. John	$780,000	LIBOR plus 2.0%	September 12, 2007
WG Shreveport	497,000	LIBOR plus 2.0%	June 23, 2007
SC Anderson	1,440,000	LIBOR plus 2.0%	July 2, 2007
TS Navasota	362,000	LIBOR plus 2.0%	July 18, 2007
WG Bridgetown	537,000	LIBOR plus 2.0%	August 27, 2007
WM New London	313,000	LIBOR plus 2.0%	August 9, 2007
WM Spencer	243,000	LIBOR plus 2.0%	August 3, 2007
WG Bryan	949,000	LIBOR plus 2.0%	August 16, 2007
WG Harris County	848,000	LIBOR plus 2.0%	August 16, 2007
RA Fredericksburg	1,353,000	LIBOR plus 2.0%	August 2, 2007

F-26

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)
Variable Rate Tranches (continued)

Property	Loan Amount	Interest Rate	Maturity
BD Rapid City	776,000	LIBOR plus 2.0%	September 1, 2007
BD Reading	752,000	LIBOR plus 2.0%	September 1, 2007
WG Gainesville	435,000	LIBOR plus 2.0%	September 1, 2007
CH Fredericksburg	$347,000	LIBOR plus 2.0%	September 5, 2007
TS Baytown	397,000	LIBOR plus 2.0%	September 11, 2007
k.	Represents a pro forma adjustment to the weighted average common shares outstanding to reflect all shares outstanding on December 31, 2006 as though they were issued on January 1, 2006. As the Company had insufficient capital at January 1, 2006 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of December 31, 2006 were outstanding on January 1, 2006.

F-27

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-138444
COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 7 DATED NOVEMBER 15, 2007
TO THE PROSPECTUS DATED MAY 11, 2007
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007, Supplement No. 1 dated May 16, 2007, Supplement No. 2 dated July 24, 2007, Supplement No. 3 dated August 8, 2007, Supplement No. 4 dated August 15, 2007, Supplement No. 5 dated September 21, 2007, and Supplement No. 6 dated November 2, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section substantially the same as that which was filed in the Quarterly Report on Form 10-Q, dated November 14, 2007; and

(3)	updated financial information regarding Cole Credit Property Trust II, Inc.
     Status of Our Public Offerings
     We commenced our initial public offering on July 27, 2005. We terminated our initial public offering on May 22, 2007. As of the close of business on May 22, 2007, we had issued a total of 54,838,315 shares in our initial public offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $547.4 million.
     We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of November 14, 2007, we had accepted investors’ subscriptions for, and issued, approximately 31.1 million shares of our common stock in the follow-on offering, including approximately 30.1 million shares sold in the primary offering and approximately 1.0 million shares sold pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $311.2 million. Combined with our initial public offering, we had received a total of approximately $858.6 million in gross offering proceeds as of November 14, 2007.
     Management’s Discussion and Analysis of Financial Condition and Results of Operations
     The following discussion and analysis supplements prior discussions in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations: section in our prospectus and should be read in conjunction with our accompanying condensed consolidated unaudited financial statements and notes thereo.
     The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our condensed consolidated unaudited financial statements, the notes thereto, and the other unaudited financial data included elsewhere in this prospectus supplement. The following discussion should also be read in conjunction with our audited consolidated financial statements, and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2006. The terms “we,” “us,” “our” and the “Company” refer to Cole Credit Property Trust II, Inc.
Forward-Looking Statements
     This section contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries, our anticipated capital expenditures, amounts of anticipated cash distributions to our stockholders in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.
     Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. Investors are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view as of November 14, 2007. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this prospectus supplement include changes in general economic conditions, changes in real estate conditions, construction costs that may exceed estimates, construction delays, increases in interest rates, lease-up risks, inability to obtain new tenants upon the expiration of existing leases, and the potential need to fund tenant improvements or other capital expenditures out of operating cash flows. The forward-looking statements should be read in light of the risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2006 and the “Risk Factors” section of the registration statement relating to this offering (SEC Registration No. 333-138444), each as filed with the Securities and Exchange Commission.
     Management’s discussion and analysis of financial condition and results of operations are based upon our condensed consolidated unaudited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates. These estimates are based on management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.
Overview
     We commenced our principal operations on September 23, 2005, when we issued the initial 486,000 shares of common stock in our initial public offering. Prior to such date, we were considered a development stage company.
     We derive a substantial portion of our revenue from our rental income. As a result, our operating results and cash flows are primarily influenced by rental income from our commercial properties and interest expense on our property acquisition indebtedness. Rental income accounted for approximately 99.9% of total revenue during each of the three-month and nine-month periods ended September 30, 2007, respectively. As approximately 99% of the rentable square feet at our properties is under lease, with an average remaining lease term of approximately 13.1 years, we believe our exposure to short-term changes in commercial rental rates on our portfolio is substantially mitigated. As of September 30, 2007, the debt leverage ratio of our portfolio, which is the ratio of mortgage notes payable to total gross real estate assets, was approximately 54%. As discussed in Note 6 to our condensed consolidated unaudited financial statements, we obtained a note payable in connection with the mortgages receivable described in Note 5 to our condensed consolidated unaudited financial statements, of approximately $36.3 million, subject to variable interest rates. We intend to manage our interest rate risk on our existing real estate portfolio by repaying approximately $36.3 million, or 100% of our short-term variable rate debt, at or prior to its maturity on March 31, 2008. We expect to fund the repayments with net proceeds from the sale of our common stock. Additionally, as we continue to raise capital from the sale of our common stock in our follow-on offering and invest the proceeds in commercial real estate, we will be subject to changes in real estate prices and changes in interest rates on new indebtedness used to acquire the properties. We may manage our risk of changes in real estate prices on future property acquisitions by entering into purchase agreements and loan commitments simultaneously so that our operating yield is generally determinable at the time we purchase the property, by contracting with developers for future delivery of properties, or by entering into sale-leaseback transactions.
     The current mortgage lending and interest rate environment for real estate in general is uncertain. We may experience more stringent lending criteria, which may affect our ability to finance certain property acquisitions. Additionally, for properties in which we are able to obtain acquisition financing, the interest rates on such loans may be unacceptable. We expect to manage the current mortgage lending environment by utilizing fixed rate loans if the terms are acceptable, short-term variable rate loans, assuming existing mortgage loans in connection with property acquisitions, or we may enter into interest rate lock agreements. We may also acquire a much larger percentage of our properties for cash without financing. If we are unable to obtain suitable financing for future acquisitions or we acquire a larger percentage of our properties for cash without financing, our results of operations may be adversely affected. Additionally, if we are unable to identify suitable properties at appropriate prices in the current credit environment, we may have a larger amount of uninvested cash, which may adversely affect our results of operations. We will continue to evaluate alternatives in the current market, including purchasing or originating debt backed by real estate, which could produce attractive yields in the current market environment.
     As of September 30, 2007, we owned 157 single-tenant, freestanding retail properties, 60 single-tenant freestanding commercial properties, and 13 multi-tenant retail properties, all of which were approximately 99% leased. During the three-month period ended September 30, 2007, we acquired 25 single-tenant, freestanding retail properties, 21 single-tenant, freestanding commercial properties and two multi-tenant retail properties. During the nine-month period ended September 30, 2007, we acquired 78 single-tenant, freestanding retail properties, 52 single-tenant, freestanding commercial properties and nine multi-tenant retail properties (See Notes 3 and 4 to the condensed consolidated financial statements included elsewhere in this prospectus supplement). Our results of operations are not indicative of those expected in future periods as we expect that rental income, operating expenses, asset management fees, depreciation expense, interest expense, and net income will each increase in the future as we acquire additional properties and as our current properties are owned for an entire period.

2

Results of Operations
     Three Months Ended September 30, 2007 Compared to the Three Months Ended September 30, 2006
     As of September 30, 2007, we owned 230 commercial properties compared to 67 commercial properties at September 30, 2006, which were approximately 99% leased in the aggregate. Accordingly, our results of operations for the three-month period ended September 30, 2007 as compared to the three-month period ended September 30, 2006 reflect significant increases in all categories.
     Revenue. Revenue increased approximately $21.1 million, or 435%, to approximately $26.0 million for the three-month period ended September 30, 2007, compared to approximately $4.9 million for the three-month period ended September 30, 2006.
     Rental income increased approximately $18.8 million, or approximately 415%, to approximately $23.3 million for the three-month period ended September 30, 2007, compared to approximately $4.5 million for the three-month period ended September 30, 2006. Additionally, tenant reimbursement income increased approximately $1.8 million, or approximately 555%, to approximately $2.2 million for the three-month period ended September 30, 2007, compared to approximately $329,000 for the three-month period ended September 30, 2006. The increases in rental income and tenant reimbursement income were primarily due to the acquisition of 163 new properties after September 30, 2006. Our revenue primarily consists of rental income from net leased commercial properties, which accounted for approximately 90% and approximately 93% of total revenues during the three-month period ended September 30, 2007 and 2006, respectively.
     Earned income from direct financing leases was approximately $481,000 for the three-month period ended September 30, 2007, with no earned income from direct financing leases recorded for the three-month period ended September 30, 2006. See Note 3 to our condensed consolidated unaudited financial statements.
     Interest income on mortgages receivable was approximately $35,000 for the three-month period ended September 30, 2007, with no mortgages receivable interest income recorded for the three-month period ended September 30, 2006. We purchased approximately $49.5 million of mortgages receivable during the three-month period ended September 30, 2007, as discussed in Note 5 to our condensed consolidated unaudited financial statements.
     General and Administrative Expenses. General and administrative expenses increased approximately $179,000, or approximately 67%, to approximately $444,000 for the three-month period ended September 30, 2007, compared to approximately $265,000 for the three-month period ended September 30, 2006. The increase was primarily due to increases in state franchise and income taxes due to the increase in the number of properties owned, from 67 properties at September 30, 2006 to 230 properties at September 30, 2007. The primary general and administrative expense items are legal and accounting fees, organizational costs, state franchise and income taxes, and other licenses and fees.
     Property Operating Expenses. Property operating expenses increased approximately $2.2 million, or approximately 660%, to approximately $2.5 million for the three-month period ended September 30, 2007, compared to approximately $333,000 for the three-month period ended September 30, 2006. The increase was primarily due to the ownership of more properties during the three-month period ended September 30, 2007 than in the three-month period ended September 30, 2006 for which we initially pay certain operating expenses and are reimbursed by the tenant in accordance with the respective lease agreements, including 10 additional multi-tenant shopping centers. At September 30, 2007, we owned 13 multi-tenant shopping centers compared to three at September 30, 2006. The primary property operating expense items are repairs and maintenance, property taxes, bad debt expense and insurance.
     Property and Asset Management Fees. Pursuant to the advisory agreement with our advisor, we are required to pay to our advisor a monthly asset management fee equal to one-twelfth of 0.25% of the aggregate asset value of our properties determined in accordance with the advisory agreement as of the last day of the preceding month. Pursuant to the property management agreement with our affiliated property manager, during the three-month period ended September 30, 2007, we paid our property manager a property management and leasing fee in an amount equal to 2% of gross revenues. In accordance with the property management agreement, we may pay Cole Realty (i) up to 2.0% of gross revenues from our single-tenant properties and (ii) up to 4% of gross revenues from our multi-tenant properties, as determined pursuant to the agreement, less all payments to third-party management subcontractors.
     Property and asset management fees increased approximately $1.0 million, or approximately 424%, to approximately $1.2 million for the three-month period ended September 30, 2007, compared to approximately $238,000 for the three-month period ended September 30, 2006. Property management fees increased approximately $397,000 to approximately $485,000 for the three-month period ended September 30, 2007 from approximately $88,000 for the three-month period ended September 30, 2006. The increase in property management fees was primarily due to an increase in rental income of approximately $18.8 million for the three-month period ended September 30, 2007 from approximately $4.5 million for the three-month period ended September 30, 2006. Asset management fees increased approximately $613,000 to approximately $763,000 for the three-month period ended September 30, 2007 from approximately $150,000 for the three-month period ended September 30, 2006. The increase in asset management fees was

3

primarily due to an increase in the average aggregate book value of properties owned to approximately $1.3 billion at September 30, 2007 from approximately $276.3 million at September 30, 2006.
     Depreciation and Amortization Expenses. Depreciation and amortization expenses increased approximately $7.0 million, or approximately 441%, to approximately $8.6 million for the three-month period ended September 30, 2007, compared to approximately $1.6 million for the three-month period ended September 30, 2006. The increase was primarily due to an increase in the average aggregate book value of properties owned to approximately $1.3 billion at September 30, 2007 from approximately $276.3 million at September 30, 2006. The increase in aggregate book value is due to the acquisition of 163 new properties subsequent to September 30, 2006.
     Interest and Other Income. Interest and other income increased approximately $890,000, or approximately 953%, to approximately $983,000 during the three-month period ended September 30, 2007, compared to approximately $93,000 for the three-month period ended September 30, 2006. Interest income increased approximately $412,000, or approximately 441%, to approximately $505,000 during the three-month period ended September 30, 2007, compared to approximately $93,000 for the three-month period ended September 30, 2006. The increase was primarily due to higher uninvested cash during the three-month period ended September 30, 2007, compared to the three-month period ended September 30, 2006 due to increased proceeds from our initial public offering and follow-on offering. Cash and cash equivalents was approximately $21.4 million at September 30, 2007, compared to approximately $9.2 million at September 30, 2006. Other income consists of the net gain on disposal of rate lock, approximately $478,000 for the three-month period ended September 30, 2007. No other income was recorded for the three-month period ended September 30, 2006. On August 10, 2007, we elected to terminate our rate lock agreement with Bear Stearns, as discussed in Note 8 to our condensed consolidated unaudited financial statements.
     Interest Expense. Interest expense increased approximately $9.4 million, or approximately 439%, to approximately $11.5 million for the three-month period ended September 30, 2007, compared to approximately $2.1 million during the three-month period ended September 30, 2006. The increase was primarily due to an increase in the average mortgage notes payable outstanding during the three-month period ended September 30, 2007 to approximately $741.8 million from approximately $148.6 million during the three-month period ended September 30, 2006. The increase in average mortgage notes payable was primarily due to the acquisition of 163 new properties subsequent to September 30, 2006.
     Our property acquisitions during the three-month period ended September 30, 2007 were financed in part with short-term and long-term notes payable as discussed in Note 6 to our condensed consolidated unaudited financial statements. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our follow-on offering, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.
     Income from Discontinued Operations. Income from discontinued operations increased approximately $167,000, or approximately 106%, to approximately $323,000 for the three-month period ended September 30, 2007, compared to approximately $156,000 for the three month period ended September 30, 2006. The increase was due to a decrease in interest expense of approximately $176,000, as we repaid the mortgage loan payable for the property classified as held for sale during the three-month period ended March 31, 2007. Income from discontinued operations relates to real estate assets held for sale as discussed in Note 7 to our condensed consolidated unaudited financial statements.
     Nine Months Ended September 30, 2007 Compared to the Nine Months Ended September 30, 2006
     As of September 30, 2007, we owned 230 commercial properties compared to 67 commercial properties at September 30, 2006, which were approximately 99% leased in the aggregate. Accordingly, our results of operations for the nine-month period ended September 30, 2007 as compared to the nine-month period ended September 30, 2006 reflect significant increases in all categories.
     Revenue. Revenue increased approximately $46.3 million, or 459%, to approximately $56.4 million for the nine-month period ended September 30, 2007, compared to approximately $10.1 million for the nine-month period ended September 30, 2006.
     Rental income increased approximately $42.3 million, or approximately 447%, to approximately $51.7 million for the nine-month period ended September 30, 2007, compared to approximately $9.5 million for the nine-month period ended September 30, 2006. Additionally, tenant reimbursement income increased approximately $3.5 million, or approximately 560%, to approximately $4.1 million for the nine-month period ended September 30, 2007 compared to approximately $623,000 for the nine-month period ended September 30, 2006. The increases in rental income and tenant reimbursement income were primarily due to the acquisition of 163 new properties after September 30, 2006. Our revenue primarily consists of rental income from net leased commercial properties, which accounted for approximately 92% and approximately 94% of total revenues during the nine-month period ended September 30, 2007 and 2006, respectively.
     Earned income from direct financing leases was approximately $485,000 for the nine-month period ended September 30, 2007, with no earned income from direct financing leases recorded for the nine-month period ended September 30, 2006. See Note 3 to our

4

condensed consolidated unaudited financial statements.
     Interest income on mortgages receivable was approximately $35,000 for the nine-month period ended September 30, 2007, with no mortgages receivable interest income recorded for the nine-month period ended September 30, 2006. We purchased approximately $49.5 million of mortgage receivables during the nine-month period ended September 30, 2007, as discussed in Note 5 to our condensed consolidated unaudited financial statements.
     General and Administrative Expenses. General and administrative expenses increased approximately $458,000, or approximately 57%, to approximately $1.3 million for the nine-month period ended September 30, 2007 compared to approximately $806,000 for the nine-month period ended September 30, 2006. The increase was primarily due to increases in state franchise and income taxes due to the increase in the number of properties owned, from 67 properties at September 30, 2006 to 230 properties at September 30, 2007. The primary general and administrative expense items are legal and accounting fees, organizational costs, state franchise and income taxes, and other licenses and fees.
     Property Operating Expenses. Property operating expenses increased approximately $4.3 million, or approximately 696%, to approximately $5.0 million for the nine-month period ended September 30, 2007, compared to approximately $625,000 for the nine-month period ended September 30, 2006. The increase was primarily due to the ownership of more properties during the nine-month period ended September 30, 2007 than in the nine-month period ended September 30, 2006 for which we initially pay certain operating expenses and are reimbursed by the tenant in accordance with the respective lease agreements, including 10 additional multi-tenant shopping centers. At September 30, 2007, we owned 13 multi-tenant shopping centers compared to three at September 30, 2006. The increase was also due to an increase in bad debt expense of approximately $327,000. The primary property operating expense items are repairs and maintenance, property taxes, bad debt expense and insurance.
     Property and Asset Management Fees. Pursuant to the advisory agreement with our advisor, we are required to pay to our advisor a monthly asset management fee equal to one-twelfth of 0.25% of the aggregate asset value of our properties determined in accordance with the advisory agreement as of the last day of the preceding month. Pursuant to the property management agreement with our affiliated property manager, during the nine-month period ended September 30, 2007, we paid our property manager a property management and leasing fee in an amount equal to 2% of gross revenues. In accordance with the property management agreement, we may pay Cole Realty (i) up to 2.0% of gross revenues from our single-tenant properties and (ii) up to 4% of gross revenues from our multi-tenant properties, as determined pursuant to the agreement, less all payments to third-party management subcontractors.
     Property and asset management fees increased approximately $2.1 million, or approximately 421%, to approximately $2.6 million for the nine-month period ended September 30, 2007, compared to approximately $492,000 for the nine-month period ended September 30, 2006. Property management fees increased approximately $808,000 to approximately $991,000 for the nine-month period ended September 30, 2007 from approximately $183,000 for the nine-month period ended September 30, 2006. The increase in property management fees was primarily due to an increase in rental income of approximately $42.3 million for the nine-month period ended September 30, 2007 from approximately $9.4 million for the nine-month period ended September 30, 2006. Asset management fees increased approximately $1.3 million to approximately $1.6 million for the nine-month period ended September 30, 2007 from approximately $309,000 for the nine-month period ended September 30, 2006. The increase in asset management fees was primarily due to an increase in the average aggregate book value of properties owned to approximately $974.5 million at September 30, 2007 from approximately $208.3 million at September 30, 2006.
     Depreciation and Amortization Expenses. Depreciation and amortization expenses increased approximately $15.8 million, or approximately 477%, to approximately $19.1 million for the nine-month period ended September 30, 2007, compared to approximately $3.3 million for the nine-month period ended September 30, 2006. The increase was primarily due to an increase in the average aggregate book value of properties owned to approximately $965.9 million at September 30, 2007 from approximately $208.3 million at September 30, 2006. The increase in aggregate book value is due to the acquisition of 163 new properties subsequent to September 30, 2006.
     Impairment of Real Estate Assets. Impairment on real estate assets was approximately $5.4 million for the nine-month period ended September 30, 2007, with no impairment recorded for the nine-month period ended September 30, 2006. The impairment was due to impairment losses recorded on one property during the nine-month period ended September 30, 2007, as discussed in Note 2 to our condensed consolidated unaudited financial statements. No impairment losses were recorded for the nine-month period ended September 30, 2006.
     Interest and Other Income. Interest and other income increased approximately $1.7 million, or approximately 961%, to approximately $1.9 million during the nine-month period ended September 30, 2007, compared to approximately $181,000 for the nine-month period ended September 30, 2006. Interest income increased approximately $1.3 million, or approximately 697%, to approximately $1.4 million during the nine-month period ended September 30, 2007, compared to approximately $181,000 for the nine-month period ended September 30, 2006. The increase was primarily due to higher uninvested cash during the nine-month period

5

ended September 30, 2007, compared to the nine-month period ended September 30, 2006 due to increased proceeds from our initial public offering and follow-on offering. Cash and cash equivalents was approximately $21.4 million at September 30, 2007, compared to approximately $9.2 million at September 30, 2006. Other income consists of the net gain on disposal of rate lock, approximately $478,000 for the nine-month period ended September 30, 2007. No other income was recorded for the nine-month period ended September 30, 2006. On August 10, 2007, we elected to terminate our rate lock agreement with Bear Stearns, as discussed in Note 8 to our condensed consolidated unaudited financial statements.
     Interest Expense. Interest expense increased approximately $19.4 million, or approximately 381%, to approximately $24.5 million for the nine-month period ended September 30, 2007, compared to approximately $5.1 million during the nine-month period ended September 30, 2006. The increase was primarily due to an increase in the average mortgage notes payable outstanding during the nine-month period ended September 30, 2007 to approximately $530.6 million from approximately $117.0 million during the nine-month period ended September 30, 2006. The increase in average mortgage notes payable was primarily due to the acquisition of 163 new properties subsequent to September 30, 2006.
     Our property acquisitions during the nine-month period ended September 30, 2007 were financed in part with short-term and long-term notes payable as discussed in Note 6 to our condensed consolidated unaudited financial statements. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the level of proceeds raised in our follow-on offering, the cost of borrowings, and the opportunity to acquire real estate assets which meet our investment objectives.
     Income from Discontinued Operations. Income from discontinued operations increased approximately $664,000, or approximately 251%, to approximately $929,000 for the nine-month period ended September 30, 2007, compared to approximately $265,000 for the nine-month period ended September 30, 2006. The increase was primarily due to a decrease in interest expense of approximately $676,000, as we repaid the mortgage loan payable for the property classified as held for sale during the three-month period ended March 31, 2007. Income from discontinued operations relates to real estate assets held for sale as discussed in Note 7 to our condensed consolidated unaudited financial statements.
Funds From Operations
     We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that accounting for real estate assets in accordance with generally accepted accounting principles in the United States (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictability over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trust’s (“NAREIT”) definition or may interpret the current NAREIT definition differently than we do.
     FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Accordingly, FFO should not be considered as an alternative to net income as an indicator of our operating performance.
     Our calculation of FFO is presented in the following table for the periods ended as indicated:

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net income	$2,997,849	$548,942	$1,315,797	$184,507
Add:
Depreciation of real estate assets	5,842,703	1,206,287	13,302,288	2,651,860
Amortization of lease related costs	2,927,130	576,695	6,348,399	1,239,242
Impairment on real estate assets	—	—	5,400,00	—

FFO	$11,767,682	$2,331,924	$26,366,484	$4,075,609

     Set forth below is additional information (often considered in conjunction with FFO) that may be helpful in assessing our operating results:

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•	In order to recognize revenues on a straight-line basis over the terms of the respective leases, we recognized additional revenue by straight-lining rental revenue of approximately $1.2 million and approximately $2.7 million during the three-month and nine-month periods ended September 30, 2007, respectively, and approximately $217,000 and approximately $521,000 during the three-month and nine-month periods ended September 30, 2006, respectively.

•	Net income includes net gain on disposal of rate lock of approximately $478,000 for each of the three-month and nine-month periods ended September 30, 2007. No gain on disposal of rate lock was recorded for the three-month or nine-month periods ended September 30, 2006. See note 8 to our condensed consolidated unaudited financial statements accompanying this prospectus supplement.

•	Net income includes income from discontinued operations of approximately $323,000 and approximately $929,000 during the three-month and nine-month periods ended September 30, 2007, respectively, and approximately $156,000 and approximately $265,000 during the three-month and nine-month periods ended September 30, 2006, respectively. See Note 7 to our condensed consolidated unaudited financial statements.

•	Amortization of deferred financing costs totaled approximately $479,000 and approximately $1.1 million during the three-month and nine-month periods ended September 30, 2007, respectively, and approximately $161,000 and approximately $343,000 during the three-month and nine-month periods ended September 30, 2006, respectively.
Liquidity and Capital Resources
     We expect to continue to raise capital through the sale of our common stock and to utilize the net proceeds from the sale of our common stock and proceeds from secured or unsecured financings to complete future property acquisitions. As of September 30, 2007, we had received and accepted subscriptions for an aggregate of 76,675,319 shares of common stock in our initial public offering and follow-on offering for gross proceeds of approximately $765.6 million.
     Short-term Liquidity and Capital Resources
     We expect to meet our short-term liquidity requirements through net cash provided by property operations and proceeds from the sale of our common stock. We expect our operating cash flows to increase as additional properties are added to our portfolio. We expect that approximately 88.6% of the gross proceeds from the sale of our common stock will be invested in real estate, approximately 9.1% will be used to pay sales commissions, dealer manager fees and offering and organizational costs, with the remaining 2.3% used to pay acquisition and advisory fees and acquisition expenses. The offering and organizational costs associated with the sale of our common stock are initially paid by our advisor and reimbursed by us up to 1.5% of the capital raised by us in connection with our offering of shares of common stock. As of September 30, 2007, Cole Advisors II had paid approximately $7.4 million of offering and organization costs since the inception of our initial public offering and we had reimbursed our advisor for approximately $7.4 million of such costs, of which approximately $7,200 was expensed as organizational costs.
     Subsequent to September 30, 2007, we completed the acquisition of nine single-tenant properties and one multi-tenant property for an aggregate purchase price of approximately $135.8 million, exclusive of closing costs. The acquisitions were funded with proceeds from our initial public offering and follow-on offering and approximately $68.4 million in aggregate proceeds from three loans.
     On October 2, 2007, our board of directors declared a daily distribution of $0.00191781 per share for stockholders of record as of the close of business on each day of the period commencing on October 1, 2007 and ending on December 31, 2007. The payment date for each record date in October 2007 will be in November 2007, the payment date for each record date in November 2007 will be in December 2007, and the payment date for each record date in December 2007 will be in January 2008.
     Long-term Liquidity and Capital Resources
     We expect to meet our long-term liquidity requirements through proceeds from the sale of our common stock, proceeds from secured or unsecured financings from banks and other lenders, the selective and strategic sale of properties and net cash flows from operations. We expect that our primary uses of capital will be for property acquisitions, for the payment of tenant improvements, for the payment of offering-related costs, for the payment of operating expenses, including interest expense on any outstanding indebtedness, and for the payment of distributions to our stockholders.
     We expect that substantially all net cash generated from operations will be used to pay distributions to our stockholders after certain capital expenditures, including tenant improvements and leasing commissions, are paid with respect to the properties; however, we may use other sources to fund distributions as necessary. To the extent that cash flows from operations are lower due to fewer properties being acquired or lower returns on the properties, distributions paid to our stockholders may be lower. We expect that

7

substantially all net cash resulting from equity or debt financing will be used to fund acquisitions, certain capital expenditures identified at acquisition, repayments of outstanding debt, or distributions to our stockholders.
     As of September 30, 2007, we had cash and cash equivalents of approximately $21.4 million, which we expect to be used primarily to invest in additional real estate, pay operating expenses and pay stockholder distributions.
     Our contractual obligations as of September 30, 2007, are as follows:

	Payments due by period
	Total	Less Than 1 Year	1-3 Years	4-5 Years	More Than 5 Years
Principal payments — fixed rate debt	$806,616,598	$9,831,739	$52,488,521	$48,726,531	$695,569,807
Interest payments — fixed rate debt	407,375,464	48,024,096	136,593,652	82,713,631	140,044,085
Principal payments — variable rate debt	36,290,338	36,290,338	—	—	—
Interest payments — variable rate debt (1)	1,301,475	1,301,475	—	—	—

Total	$1,251,583,875	$95,447,648	$189,082,173	$131,440,162	$835,613,892

(1)	A rate of 7.09% was used to calculate the variable debt payment obligations in future periods. This was the rate effective as of September 30, 2007.
Cash Flow Analysis
     Nine Months Ended September 30, 2007 Compared to the Nine Months Ended September 30, 2006
     Operating Activities
     Net cash provided by operating activities increased approximately $23.9 million, or approximately 591%, to approximately $28.0 million for the nine-month period ended September 30, 2007, compared to approximately $4.1 million for the nine-month period ended September 30, 2006. The increase was primarily due to increases in depreciation and amortization expenses totaling approximately $16.0 million, an impairment of real estate assets of $5.4 million, an increase in net income of approximately $1.1 million and an increase in accounts payable and accrued expenses of approximately $3.8 million, offset by an increase in rents and tenant receivables of approximately $2.9 million for the nine-month period ended September 30, 2007. See “Results of Operations” for a more complete discussion of the factors impacting our operating performance.
     Investing Activities
     Net cash used in investing activities increased approximately $819.8 million, or approximately 406%, to approximately $1.0 billion for the nine-month period ended September 30, 2007, compared to approximately $202.1 million for the nine-month period ended September 30, 2006. The increase was primarily due to the acquisition of 139 real estate properties during the nine-month period ended September 30, 2007, compared to the acquisition of 53 properties during the nine-month period ended September 30, 2006 and an approximately $2.9 million increase in restricted cash due to an increase in cash held in escrow pending the issuance of shares to investors.
     Financing Activities
     Net cash provided by financing activities increased approximately $775.0 million, or approximately 382%, to approximately $977.7 million for the nine-month period ended September 30, 2007, compared to approximately $202.7 million for the nine-month period ended September 30, 2006. The increase was primarily due to an increase in proceeds from the issuance of common stock in our initial public offering and our follow-on offering of approximately $287.2 million, a decrease in repayment of mortgages and notes payable of approximately $5.1 million, and an increase in proceeds from the issuance of mortgage and affiliate notes of approximately $522.5 million, offset by an increase in offering costs on the issuance of common stock of approximately $26.4 million and an increase in deferred financing costs paid of approximately $12.9 million. The increase in proceeds from issuance of mortgage and affiliate notes payable was due to the issuance of 99 new mortgage notes during the nine-month period ended September 30, 2007, compared to the issuance of 44 new mortgage notes during the nine-month period ended September 30, 2006.

8

Election as a REIT
     We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with our taxable year ended December 31, 2005. If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax to the extent we distribute our REIT taxable income to our stockholders, and so long as we distribute at least 90% of our REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income. We believe we are organized and operating in such a manner as to qualify to be taxed as a REIT for the taxable year ended December 31, 2007.
Inflation
     The real estate market has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. However, in the event inflation does become a factor, the leases on the real estate we may acquire may not include provisions that would protect us from the impact of inflation.
Critical Accounting Policies and Estimates
     Our accounting policies have been established to conform to GAAP. The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If our judgment or interpretation of the facts and circumstances relating to the various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses. We consider our critical accounting policies to be the following:
•	Investment in Real Estate Assets;

•	Allocation of Purchase Price of Acquired Assets;

•	Valuation of Real Estate Assets;

•	Revenue Recognition, and

•	Income Taxes.
     A complete description of such policies and our considerations is contained in our Annual Report on Form 10-K for the year ended December 31, 2006. The information included in this prospectus supplement should be read in conjunction with our audited consolidated financial statements as of and for the year ended December 31, 2006, and related notes thereto.
Commitments and Contingencies
     We are subject to certain contingencies and commitments with regard to certain transactions. Refer to Note 9 to our condensed consolidated unaudited financial statements for further explanations.
Related-Party Transactions and Agreements
     We have entered into agreements with Cole Advisors II and its affiliates, whereby we pay certain fees or reimbursements to our advisor or its affiliates for acquisition fees and expenses, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and reimbursement of operating costs. Additionally, we have entered into certain transactions with affiliates of Cole Advisors II. See Note 10 to our condensed consolidated unaudited financial statements included elsewhere in this prospectus supplement for a discussion of the various related-party transactions, agreements and fees.
Subsequent Events
     Certain events occurred subsequent to September 30, 2007 through the date of this report. Refer to Note 14 to our condensed consolidated unaudited financial statements for further explanation. Such events include:
•	Sale of shares of common stock;

•	Acquisition of various properties; and

•	Mortgage notes payable incurred in connection with acquisitions.

9

New Accounting Pronouncements
     Refer to Note 12 to our condensed consolidated financial statements for further explanation of applicable new accounting pronouncements.

10

F-1

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
ASSETS:
Investment in real estate assets:
Land	$354,548,826	$109,506,269
Buildings and improvements, less accumulated depreciation of $16,861,325 and $4,547,932 at September 30, 2007 and December 31, 2006, respectively	876,957,095	282,468,749
Real estate assets under direct financing leases, less unearned income of $17,888,034 at September 30, 2007	39,394,337	—
Acquired intangible lease assets, less accumulated amortization of $8,694,849 and $2,251,172 at September 30, 2007 and December 31, 2006, respectively	157,174,922	54,569,023
Real estate assets held for sale, less accumulated depreciation and accumulated amortization of $1,186,283 at September 30, 2007	22,908,709	—

Total investment in real estate assets	1,450,983,889	446,544,041

Investment in mortgages receivable, less accumulated amortization of $2,710 at September 30, 2007	49,461,099	—
Non-real estate assets associated with discontinued operations	592,901	—
Cash and cash equivalents	21,360,241	37,566,490
Restricted cash	13,099,515	5,839,733
Rents and tenant receivables, less allowance for doubtful accounts of $401,880 and $75,000 at September 30, 2007 and December 31, 2006, respectively	5,832,865	2,432,536
Prepaid expenses, mortgage loan deposits and other assets	2,162,588	4,248,973
Deferred financing costs, less accumulated amortization of $1,392,659 and $565,946 at September 30, 2007 and December 31, 2006, respectively	16,382,573	3,789,019

Total assets	$1,559,875,671	$500,420,792

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Mortgage notes payable	$842,906,936	$218,265,916
Accounts payable and accrued expenses	6,794,968	2,016,343
Escrowed investor proceeds	12,834,043	5,710,730
Acquired below market lease intangibles, less accumulated amortization of $1,158,450 and $96,484 at September 30, 2007 and December 31, 2006, respectively	30,614,127	2,649,374
Distributions payable	4,272,593	1,612,094
Deferred rent and other liabilities	2,024,923	408,582

Total liabilities	899,447,590	230,663,039

Redeemable common stock	15,008,543	3,521,256

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding at September 30, 2007 and December 31, 2006	—	—
Common stock, $.01 par value; 390,000,000 and 240,000,000 shares authorized, 76,563,170 and 30,691,204 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively	765,632	306,912
Capital in excess of par value	677,234,427	273,385,603
Accumulated distributions in excess of earnings	(32,580,521)	(7,456,018)

Total stockholders’ equity	645,419,538	266,236,497

Total liabilities and stockholders’ equity	$1,559,875,671	$500,420,792

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-2

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Revenues:
Rental and other income	$23,336,468	$4,529,405	$51,720,231	$9,452,539
Tenant reimbursement income	2,152,086	328,616	4,113,198	623,322
Earned income from direct financing leases	480,643	—	485,018	—
Interest income on mortgages receivable	35,092	—	35,092	—

Total revenue	26,004,289	4,858,021	56,353,539	10,075,861

Expenses:
General and administrative	443,682	265,079	1,263,395	805,935
Property operating expenses	2,532,570	333,133	4,970,974	624,809
Property and asset management fees	1,247,275	238,111	2,563,836	492,078
Depreciation	5,721,238	1,085,119	12,938,469	2,288,359
Amortization	2,882,019	532,510	6,214,917	1,106,686
Impairment of real estate assets	—	—	5,400,000	—

Total operating expenses	12,826,784	2,453,952	33,351,591	5,317,867

Operating income	13,177,505	2,404,069	23,001,948	4,757,994

Other income (expense):
Interest and other income	983,829	93,409	1,921,514	181,173
Interest expense	(11,486,100)	(2,104,970)	(24,536,594)	(5,019,259)

Total other expense	(10,502,271)	(2,011,561)	(22,615,080)	(4,838,086)

Income (loss) from continuing operations	2,675,234	392,508	386,868	(80,092)

Discontinued operations:
Income from discontinued operating property	322,615	156,434	928,929	264,599

Income from discontinued operations	322,615	156,434	928,929	264,599

Net income	$2,997,849	$548,942	$1,315,797	$184,507

Income (loss) from continuing operations per common share:
Basic and diluted	$0.04	$0.03	$0.01	$(0.01)

Income from discontinued operations per common share:
Basic and diluted	0.00	0.01	0.02	0.03

Net income per common share:
Basic and diluted	$0.04	$0.04	$0.03	$0.02

Weighted average number of common shares outstanding:
Basic	68,274,188	15,006,417	52,588,732	9,424,396

Diluted	68,274,393	15,006,417	52,588,732	9,424,396

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-3

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENT OF STOCKHOLDERS’ EQUITY

				Accumulated	Total
	Common Stock		Capital in Excess	Distributions in	Stockholders’
	Number of Shares	Par Value	of Par Value	Excess of Earnings	Equity
Balance, December 31, 2006	30,691,204	$306,912	$273,385,603	$(7,456,018)	$266,236,497
Issuance of common stock	46,004,115	460,041	458,826,498	—	459,286,539
Distributions	—	—	—	(26,440,300)	(26,440,300)
Commissions on stock sales and related dealer manager fees	—	—	(38,588,207)	—	(38,588,207)
Other offering costs	—	—	(3,682,360)	—	(3,682,360)
Common stock repurchased	(132,149)	(1,321)	(1,251,187)	—	(1,252,508)
Stock compensation expense	—	—	31,367	—	31,367
Redeemable common stock	—	—	(11,487,287)	—	(11,487,287)
Net income	—	—	—	1,315,797	1,315,797

Balance, September 30, 2007	76,563,170	$765,632	$677,234,427	$(32,580,521)	$645,419,538

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-4

COLE CREDIT PROPERTY TRUST II, INC.
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,
	2007	2006
Cash flows from operating activities:
Net income	$1,315,797	$184,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,302,288	2,651,860
Amortization	6,942,705	1,602,479
Stock compensation expense	31,367	40,048
Impairment of real estate assets	5,400,000	—
Net gain on disposal of rate lock deposits	(478,397)	—
Changes in assets and liabilities:
Decrease in investment in real estate under direct financing leases	133,190	—
Rents and tenant receivables	(3,993,230)	(1,089,087)
Prepaid expenses and other assets	(1,026,654)	(340,164)
Accounts payable and accrued expenses	4,778,625	978,965
Deferred rent and other liabilities	1,616,341	29,251

Total adjustments	26,706,235	3,873,352

Net cash provided by operating activities	28,022,032	4,057,859

Cash flows from investing activities:
Investment in real estate and related assets	(876,123,693)	(175,918,360)
Investment in real estate under direct financing leases	(39,527,527)	—
Acquired intangible lease assets	(114,547,698)	(23,813,260)
Acquired below market lease intangibles	29,035,683	1,986,661
Investment in mortgages receivable	(13,507,532)	—
Restricted cash	(7,259,782)	(4,394,538)

Net cash used in investing activities	(1,021,930,549)	(202,139,497)

Cash flows from financing activities:
Proceeds from issuance of common stock	446,546,744	159,329,321
Offering costs on issuance of common stock	(42,270,567)	(15,857,001)
Redemptions of common stock	(1,252,508)	—
Proceeds from mortgage and affiliate notes payable	635,630,400	113,149,860
Repayment of mortgage and affiliate notes payable	(47,279,718)	(52,424,850)
Refund of loan deposits	13,183,592	1,210,620
Payment of loan deposits	(9,736,492)	(2,705,620)
Proceeds from rate lock breakage gain	2,162,197	—
Escrowed investor proceeds liability	7,123,313	4,394,538
Distributions to investors	(11,040,006)	(1,890,456)
Deferred financing costs paid	(15,364,687)	(2,485,497)

Net cash provided by financing activities	977,702,268	202,720,915

Net (decrease) increase in cash and cash equivalents	(16,206,249)	4,639,277
Cash and cash equivalents, beginning of period	37,566,490	4,575,144

Cash and cash equivalents, end of period	$21,360,241	$9,214,421

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Dividends declared and unpaid	$4,272,593	$940,028

Mortgage notes assumed in real estate acquisitions	$—	$35,260,787

Mortgage notes payable from seller of mortgages receivables	$36,290,338	$—

Common stock issued through distribution reinvestment plan	$12,739,795	$1,811,467

Supplemental Cash Flow Disclosures:
Interest paid	$21,301,374	$5,192,625

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

F-5

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
September 30, 2007
Note 1 — Organization
     Cole Credit Property Trust II, Inc. (the “Company”) is a Maryland corporation that was formed on September 29, 2004 to operate as a real estate investment trust (“REIT”) for federal income tax purposes. Substantially all of the Company’s business is conducted through Cole Operating Partnership II, LP (“Cole OP II”), a Delaware limited partnership. The Company is the sole general partner of and owns an approximately 99.99% partnership interest in Cole OP II. Cole REIT Advisors II, LLC (“Cole Advisors II”), the affiliate advisor to the Company, is the sole limited partner and owner of an approximately 0.01% (minority interest) of the partnership interests of Cole OP II.
     At September 30, 2007, the Company owned 230 properties comprising approximately 10.3 million square feet of single and multi-tenant commercial space located in 41 states and the U.S. Virgin Islands. At September 30, 2007, approximately 99% of the rentable square feet of these properties was leased.
     On June 27, 2005, the Company commenced an initial public offering on a “best efforts” basis of up to 45,000,000 shares of common stock offered at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Initial Offering”). The Registration Statement also covered up to 5,000,000 shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which our stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock. On November 13, 2006, the Company increased the aggregate amount of the public offering to 49,390,000 shares for the primary offering and 5,952,000 shares pursuant to the DRIP in a related Registration Statement on Form S-11. Subsequently, the Company reallocated the shares of common stock available such that a maximum of 54,140,000 shares of common stock was available under the primary offering for an aggregate offering price of approximately $541.4 million and a maximum of 1,202,000 shares was available under the DRIP for an aggregate offering price of approximately $11.4 million.
     The Company commenced its principal operations on September 23, 2005, when it issued the initial 486,000 shares of its common stock in the Initial Offering. Prior to such date, the Company was considered a development stage company. The Company terminated the Initial Offering on May 22, 2007. As of the close of business on May 22, 2007, the Company had issued a total of 54,838,315 shares in the Initial Offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to the DRIP, resulting in gross offering proceeds to the Company of approximately $547.4 million. At the completion of the Initial Offering, a total of 503,685 shares of common stock remained unsold, including 230,123 shares that remained unsold in the primary offering and 273,562 shares of common stock that remained unsold pursuant to the DRIP. All unsold shares in Initial Offering have been deregistered.
     On May 23, 2007, the Company commenced its follow-on public offering of up to 150,000,000 shares of common stock (the “Follow-on Offering”). The Follow-on Offering includes up to 125,000,000 shares to be offered for sale at $10.00 per share in the primary offering and up to 25,000,000 shares to be offered for sale pursuant to the Company’s DRIP. As of September 30, 2007, the Company had accepted subscriptions for 21,837,004 shares of its common stock in the Follow-on Offering, resulting in gross proceeds to the Company of approximately $218.2 million. Combined with the gross proceeds from the Initial Offering, the Company had aggregate gross proceeds from its offerings of approximately $765.6 million as of September 30, 2007, before offering costs, selling commissions, and dealer management fees of approximately $71.7 million. As of September 30, 2007, the Company was authorized to issue 10,000,000 shares of preferred stock, but had none issued or outstanding.
     As of November 9, 2007, the Company had received approximately $841.8 million in gross offering proceeds through the issuance of 84,249,133 shares of its common stock in its offerings. As of November 12, 2007, approximately $1.0 billion in shares (102.1 million shares) remained available for sale to the public, exclusive of shares available under the DRIP.
     The Company’s stock is not currently listed on a national securities exchange. The Company may seek to list its stock for trading on a national securities exchange only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its common stock until its shares are listed for trading. In the event it does not obtain listing prior to May 22, 2017, its charter requires that it either: (1) seek stockholder approval of an extension or amendment of this listing deadline; or (2) seek stockholder approval to adopt a plan of liquidation of the corporation.

F-6

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
September 30, 2007
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
     The condensed consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the statements for the unaudited interim periods presented include all adjustments, which are of a normal and recurring nature, necessary to present a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of full year results. The information included herein should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2006, and related notes thereto.
     Certain reclassifications of prior period amounts, relating to the discontinued operations presentation in the statement of income as required by Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” have been made in the financial statements in order to conform to the 2007 presentation.
Principles of Consolidation and Basis of Presentation
     The accompanying condensed consolidated unaudited financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.
Restricted Cash and Escrowed Investor Proceeds
     The Company is currently engaged in a public offering of its common stock. Included in restricted cash and escrowed investor proceeds is approximately $12.8 million and approximately $5.7 million of offering proceeds for which shares of common stock had not been issued as of September 30, 2007 and December 31, 2006, respectively.
Redeemable Common Stock
     The Company’s share redemption program provides that all redemptions during any calendar year, including those upon death or qualifying disability, are limited to those that can be funded with proceeds from the Company’s DRIP. In accordance with Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stock,” the Company accounts for proceeds received from its DRIP as redeemable common stock, outside of permanent equity. As of September 30, 2007 and December 31, 2006, the Company had issued approximately 1.7 million and approximately 371,000 shares of common stock under the DRIP, respectively, for cumulative proceeds of approximately $16.3 million and approximately $3.5 million under its DRIP, respectively, which have been recorded as redeemable common stock in the respective condensed consolidated balance sheets. As of September 30, 2007, the Company had redeemed approximately 132,000 shares of common stock for a cost of approximately $1.3 million. As of December 31, 2006, no shares of common stock had been redeemed by the Company.
Reportable Segments
     The Financial Accounting Standards Board (“FASB”) issued SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information, ” which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company determined that it has two operating segments, (i) commercial properties and (ii) mortgage loans. Commercial properties consist of activities related to investing in real estate including retail, office, and distribution properties. The Company’s commercial properties generate rental revenue and other income through the leasing of the properties, which comprised 99.9% and 100% of the Company’s total consolidated revenues for each of the three-month and nine-month periods ended September 30, 2007 and 2006, respectively. Although the Company’s commercial properties are geographically diversified throughout the United States, management evaluates operating performance on an individual property level, therefore the Company’s properties have been aggregated into one reportable segment. In addition, the Company has not presented separate financial information for the investment in mortgages receivable because its results of operations are not material to the Company’s consolidated financial statements as a whole. For the each of the three-month and nine-month periods ended September 30, 2007, the interest income from investment in mortgages receivable accounted for 0.1% of the consolidated revenue. For the three-month and nine-month periods ended September 30, 2007 interest income from investment mortgages receivable accounted for 1% and 3% of consolidated net income, respectively. Mortgages receivable, net of related note payable accounted for less than 1% of consolidated assets as of September 30, 2007.

F-7

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
September 30, 2007
Investment in Real Estate Assets
     The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate and related intangible assets to their fair value and recognize an impairment loss.
     The Company has identified one property with impairment indicators for which the undiscounted future operating cash flows expected from the use of the property and related intangible assets and their eventual disposition was less than the carrying value of the assets. As a result, the Company reduced the carrying value of the real estate and related intangible assets to their estimated fair value and recorded an impairment loss of $5.4 million during the nine-month period ended September 30, 2007. No additional impairment loss was recorded during the three-month period ended September 30, 2007. No impairment losses were recorded for the three-month and nine-month periods ended September 30, 2006.
Note 3 — Investment in Direct Financing Leases
     The Company evaluates the leases associated with its real estate properties in accordance with SFAS No. 13, “Accounting for Leases.” For the real estate property leases classified as direct financing leases, the building portion of the property leases are accounted for as direct financing leases while the land portion of these leases are accounted for as operating leases. For the direct financing leases, we record an asset (net investment) representing the aggregate future minimum lease payments, estimated residual value of the leased property and deferred incremental direct costs less unearned income. Income is recognized over the life of the lease to approximate a level rate of return on the net investment. Residual values, which are reviewed quarterly, represent the estimated amount we expect to receive at lease termination from the disposition of leased property. Actual residual values realized could differ from these estimates. Write-downs of estimated residual value are recognized as permanent impairments in the current period.
     The components of investment in direct financing leases at September 30, 2007 were as follows:

Minimum lease payments receivable	$27,586,638
Estimated residual value of leased assets	29,695,733
Unearned income	(17,888,034)

Total	$39,394,337

Note 4 — Real Estate Acquisitions
     During the nine-month period ended September 30, 2007, the Company acquired a 100% interest in 139 commercial properties for an aggregate purchase price of approximately $975.7 million. The Company financed the acquisitions with approximately $613.4 million of mortgage loans generally secured by the individual property on which the loan was made. The Company allocated the purchase price of these properties, including aggregate acquisition costs of approximately $25.4 million, to the fair market value of the assets acquired and liabilities assumed. The Company allocated approximately $248.3 million to land, approximately $627.8 million to building and improvements, approximately $99.0 million to acquired in-place leases, approximately $39.5 million to investment in deferred financing leases, approximately $29.0 million to acquired below-market leases, and approximately $15.5 million to acquired above-market leases during the nine-month period ended September 30, 2007.
Note 5 — Mortgages Receivable Acquisitions
     During the nine-month period ended September 30, 2007 the Company acquired a portfolio of 23 mortgage loans with an aggregate face value of approximately $45.3 million, which are secured by 23 commercial properties. The receivable balance of approximately $49.5 million as of September 30, 2007 consists of the face value of the notes of approximately $45.3 million, an approximately $3.1 million premium, and approximately $1.1 million of acquisition costs. The premium and acquisition costs will be amortized over the terms of the loans using the effective interest rate method. The notes were acquired from GE Capital Franchise Finance Corporation, an unrelated third party, and mature on August 1, 2020.

F-8

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
September 30, 2007
Interest and principal is due each month at an interest rate of 9.84% per annum. See Note 6 for a description of the note payable obtained from General Electric Capital Corporation (“GECC”) related to this transaction.
Note 6 — Notes Payable
     During the nine-month period ended September 30, 2007, the Company obtained 99 mortgage notes payable in connection with the real estate acquisitions described in Note 4 above, totaling approximately $613.4 million, of which approximately $596.5 million was fixed rate debt which bears interest at rates ranging from 5.21% to 6.62% and a weighted average interest rate of 5.46% (the “Fixed Rate Debt”) and approximately $16.9 million was short-term variable rate debt which bears interest at the one-month LIBOR rate plus 200 basis points (the “Variable Rate Debt”). The Fixed Rate Debt matures on various dates from July 2008 to October 2018. The Variable Rate Debt generally matures 90 days from issuance.
     During the nine-month period ended September 30, 2007, the Company obtained a note payable from GECC in connection with the mortgages receivable acquisition described in Note 5 above, totaling approximately $36.3 million, which bears interest at the one-month LIBOR rate plus 200 basis points and matures on March 31, 2008.
     During the nine-month period ended September 30, 2007, the Company borrowed and subsequently repaid an aggregate of approximately $22.2 million on two revolving mortgage notes payable to partially fund certain of the real estate acquisitions described in Note 4. The revolving notes payable bear interest at a variable rate equal to the one-month LIBOR plus 200 basis points.
     On March 2, 2007, the Company repaid a fixed rate mortgage note of approximately $5.2 million that was due on October 1, 2016. As a result, approximately $113,000 of unamortized deferred financing costs was expensed and included in interest expense in the condensed consolidated unaudited financial statements for the nine-month period ended September 30, 2007.
Note 7 — Discontinued Operations
     SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, requires discontinued operations presentation for disposals of a “component” of an entity, for all periods presented. During the three-month and nine-month periods ended September 30, 2007, the Company classified one single-tenant commercial property as held for sale. Therefore, the Company reclassified its consolidated statements of operations to reflect income and expenses for the property held for sale as discontinued operations and reclassified its consolidated balance sheets to reflect assets related to such property as held for sale. At September 30, 2007, non-real estate assets held for sale consist of straight line rent receivable of approximately $593,000. At September 30, 2007, there were no liabilities associated with discontinued operations. The book value of the property held for sale did not exceed its estimated fair values. As a result, no adjustment of property carrying value has been recorded.
     The results of operations relating to assets held for sale for the three and nine-month periods ended September 30, 2007 and 2006 are shown below. These include results of operations for the applicable period for those assets classified as held for sale as of September 30, 2007:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Discontinued operations:
Revenues from rental property	$534,255	$534,720	$1,603,740	$1,604,159
Property and asset management fees	(24,243)	(23,701)	(72,091)	(71,102)
Other rental property expenses	(8,697)	(1,420)	(12,834)	(4,168)
Depreciation and amortization	(166,576)	(165,353)	(497,301)	(496,057)
Interest expense	(12,124)	(187,812)	(92,585)	(768,233)

Income from discontinued operating property	$322,615	$156,434	$928,929	$264,599

Note 8 — Extended Rate Lock Agreement
     During the nine-month period ended September 30, 2007, the Company entered into rate lock agreements with Bear Stearns Commercial Mortgage (“Bear Stearns”) and JP Morgan Chase Bank, N.A. (“JP Morgan”) (the “Rate Locks”) to lock interest rates ranging from 5.49% to 6.22% for up to approximately $451.6 million in borrowings. Under the terms of the Rate Locks, the Company made rate lock deposits totaling approximately $9.6 million.

F-9

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
September 30, 2007
     The deposits are refundable to the Company in amounts generally equal to 2% of any loans funded under the agreements. The Rate Locks expire 60 days from execution. The Bear Stearns and JP Morgan agreements may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the Company’s election, by converting the fee into interest rate spread. Either party may terminate the agreement upon notice to the other party at any time prior to the determination of the rate and the loan amount in accordance with the terms of the agreement. In the event the Company wishes to terminate and cancel the Bear Stearns agreement and the Company has satisfied all of the obligations set forth in the agreement and Bear Stearns has realized a net gain on any hedges entered into by Bear Stearns relating to the Rate Lock, then Bear Stearns will remit one-half of such net gain to the Company. The Company will be liable to both Bear Stearns or JP Morgan for 100% of any net hedge break loss incurred by Bear Stearns or JP Morgan on terminated rate locks. The Company is not aware of any material swap loss positions as of September 30, 2007 nor does it have any immediate plans to terminate any Rate Locks.
     On August 10, 2007, the Company elected to terminate its rate lock agreement with Bear Stearns, which fixed interest rates for the remaining unallocated borrowings of up to approximately $275.8 million. As a result, approximately $5.7 million in rate lock deposits was refunded to the Company. In accordance with the terms of the rate lock agreements, the Company earned a rate lock breakage gain of approximately $2.2 million. In addition, the Company expensed previously deferred financing costs of approximately $1.7 million relating to the remaining unallocated borrowings. The net gain of approximately $478,000 is included in interest and other income on the condensed consolidated statements of operations. As of September 30, 2007, the Company had available total borrowings of approximately $25.0 million under the Rate Locks and approximately $500,000 in rate lock deposits outstanding.
Note 9 — Commitments and Contingencies
Litigation
     In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against us.
Environmental Matters
     In connection with the ownership and operation of real estate, the Company potentially may be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on its consolidated results of operations.
Note 10 — Related-Party Transactions and Arrangements
     Certain affiliates of the Company receive, and will continue to receive fees and compensation in connection with the sale of the Company’s common stock, and the acquisition, management and sale of the assets of the Company. Cole Capital Corporation (“Cole Capital”), the affiliated dealer manager, receives, and will continue to receive a selling commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital reallows, and intends to continue to reallow, 100% of commissions earned to participating broker-dealers. In addition, Cole Capital received up to 1.5% of the gross proceeds from the Initial Offering and will receive up to 2.0% of gross offering proceeds from the Follow-on Offering, before reallowance to participating broker-dealers, as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the volume of shares sold by, and marketing support received from, such participating broker-dealers as compared to those of other participating broker-dealers. No selling commissions or dealer-manager fees are paid to Cole Capital in respect of shares sold under the DRIP. During the three-month and nine-month periods ended September 30, 2007, the Company paid approximately $14.6 million and approximately $38.6 million, respectively, to Cole Capital for commissions and dealer manager fees, of which approximately
$12.3 million and approximately $33.2 million, respectively, was reallowed to participating broker-dealers. During the three-month and nine-month periods ended September 30, 2006, the Company paid approximately $6.3 million and approximately $13.5 million, respectively, to Cole Capital for commissions and dealer manager fees, of which approximately $5.3 million and approximately $11.3 million, respectively, was reallowed to participating broker-dealers.

F-10

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
September 30, 2007
All organization and offering expenses associated with the sale of the Company’s common stock (excluding selling commissions and the dealer-manager fee) are paid for by Cole Advisors II or its affiliates and are reimbursed by the Company up to 1.5% of gross offering proceeds. Cole Advisors II or its affiliates also receive acquisition and advisory fees of up to 2% of the contract purchase price of each asset for the acquisition, development or construction of real property and will be reimbursed for acquisition costs incurred in the process of acquiring properties, but such amounts shall not exceed 2.0% of the contract purchase price. The Company expects the acquisition expenses to be approximately 0.5% of the purchase price of each property. During the three-month and nine-month periods ended September 30, 2007, the Company reimbursed Cole Advisors II approximately $1.8 million and approximately $3.7 million, respectively, for organization and offering expenses. At September 30, 2007, approximately $4,000 of such costs had been incurred by Cole Advisors II but had not been reimbursed by the Company or accrued, as such costs were in excess of 1.5% of gross offering proceeds on the Follow-on Offering. During the three-month and nine-month periods ended September 30, 2007, the Company paid an affiliate of Cole Advisors II approximately $8.1 million and approximately $20.5 million for acquisition fees, respectively. During the three-month and nine-month periods ended September 30, 2006, the Company paid an affiliate of Cole Advisors II approximately $1.3 million and approximately $3.4 million for acquisition fees, respectively.
     If Cole Advisors II provides substantial services, as determined by the Company’s independent directors, in connection with the origination or refinancing of any debt financing obtained by the Company that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay Cole Advisors II a financing coordination fee equal to 1% of the amount available under such financing; provided, however, that Cole Advisors II shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which Cole Advisors II received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to Cole Advisors II as the Company acquires such permanent financing. However, no fees will be paid on loan proceeds from any line of credit until such time as all net offering proceeds have been invested by the Company. During the three-month and nine-month periods ended September 30, 2007, the Company paid Cole Advisors II approximately $2.1 million and approximately $6.3 million for finance coordination fees, respectively. During the three-month and nine-month period ended September 30, 2006, the Company paid Cole Advisors II approximately $562,000 and approximately $1.3 million, for finance coordination fees, respectively.
     The Company pays, and expects to continue to pay, Cole Realty Advisors, Inc. (“Cole Realty”), its affiliated property manager, fees for the management and leasing of the Company’s properties. Such fees equaled 2% of gross revenues plus leasing commissions at prevailing market rates during the nine-month period ended September 30, 2007. In accordance with the property management agreement, the Company may pay Cole Realty up to (i) 2% of gross revenues from the Company’s single tenant properties and (ii) 4% of gross revenues from the Company’s multi-tenant properties, plus leasing commissions at prevailing market rates; provided however, that the aggregate of all property management and leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. During the three-month and nine-month periods ended September 30, 2007, the Company paid Cole Realty approximately $494,000 and approximately $1.0 million for property management fees, respectively. During the three-month and nine-month periods ended September 30, 2006, the Company paid Cole Realty approximately $97,000 and approximately $210,000 for property management fees, respectively.
     The Company pays Cole Advisors II an annualized asset management fee of 0.25% of the aggregate asset value of the Company’s assets. The fee is payable monthly in an amount equal to 0.02083% of aggregate asset value as of the last day of the immediately preceding month. During the three-month and nine-month periods ended September 30, 2007, the Company paid Cole Advisors II approximately $778,000 and approximately $1.6 million for asset management fees, respectively. During the three-month and nine-month periods ended September 30, 2006, the Company paid the Advisor approximately $164,000 and approximately $353,000 for asset management fees, respectively.
     If Cole Advisors II or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more properties, the Company will pay Cole Advisors II up to one-half of the brokerage commission paid, but in no event shall such payment exceed an amount equal to 2% of the sales price of each property sold. Furthermore, in no event will the combined real estate commission paid to Cole Advisors II, its affiliates and unaffiliated third parties exceed 6% of the contract sales price of the respective property. In addition, after investors have received a return of their capital contributions and an 8% annual cumulative, non-compounded return, then Cole Advisors II is entitled to receive 10% of the remaining net sale proceeds. During the three-month and nine-month periods ended September 30, 2007 and 2006, the Company did not pay any fees or amounts to Cole Advisors II relating to the sale of properties.

F-11

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
September 30, 2007
     In the event the Company’s common stock is listed in the future on a national securities exchange, a subordinated incentive listing fee equal to 10% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors will be paid to Cole Advisors II.
     In the event that the advisory agreement with Cole Advisors II is terminated, other than termination by the Company because of a material breach of the advisory agreement by Cole Advisors II, the Company will pay Cole Advisors II a subordinated performance fee of 10% of the amount, if any, by which (i) the appraised asset value of the Company at the time of such termination plus total distributions paid to stockholders through the termination date exceeds (ii) the aggregate capital contributed by investors less (a) distributions from sale proceeds plus (b) payment to investors of an 8% annual, cumulative, non-compounded return on capital. No subordinated performance fee will be paid if the Company has already paid or become obligated to pay Cole Advisors II a subordinated incentive listing fee.
     The Company may reimburse Cole Advisors II for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company does not reimburse Cole Advisors II for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period unless the Company’s independent directors find that a higher level of expense is justified for that year based on unusual and non-recurring factors. The Company will not reimburse Cole Advisors II for personnel costs in connection with services for which Cole Advisors II receives acquisition fees or real estate commissions. During the three-month and nine-month periods ended September 30, 2007 and 2006, the Company did not reimburse Cole Advisors II for any such costs.
     At September 30, 2007 and December 31, 2006, the Company had approximately $1,000 and approximately $68,000, respectively, due to affiliates, which is included in deferred rent and other liabilities in the condensed consolidated balance sheets and is payable to Cole Advisors II. Amounts due to affiliates as of September 30, 2007 and December 31, 2006 generally consisted of amounts payable to Cole Advisors II for reimbursement of legal fees and other offering related costs and amounts payable to Cole Capital for commissions and dealer manager fees payable on stock issuances.
Note 11 — Economic Dependency
     Under various agreements, the Company has engaged or will engage Cole Advisors II and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations.
     As a result of these relationships, the Company is dependent upon Cole Advisors II and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
Note 12 — New Accounting Pronouncements
     In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No.109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 became effective for the Company on January 1, 2007 and its adoption did not have a material impact on its consolidated financial statements.
Note 13 — Independent Directors’ Stock Option Plan
     The Company has a stock option plan, the Independent Director’s Stock Option Plan (the “IDSOP”), which authorizes the grant of non-qualified stock options to the Company’s independent directors, subject to the absolute discretion of the board of directors and the applicable limitations of the plan. The Company intends to grant options under the IDSOP to each qualifying director annually.

F-12

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
September 30, 2007
The exercise price for the options granted under the IDSOP was $9.15 per share for 2005 and 2006 and $9.10 per share for 2007. It is intended that the exercise price for future options granted under the IDSOP will be at least 100% of the fair market value of the Company’s common stock as of the date the option is granted. As of September 30, 2007 and December 31, 2006, the Company had granted options to purchase 30,000 and 20,000 shares, respectively. The 10,000 options granted during the three-month period ended September 30, 2007 have a vesting period of approximately nine months. The remaining 20,000 options have a one year vesting period. A total of 1,000,000 shares have been authorized and reserved for issuance under the IDSOP. On January 1, 2006, we adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options related to the IDSOP, based on estimated fair values. The Company adopted SFAS 123R using the modified prospective application. Accordingly, prior period amounts were not restated.
     During the three-month and nine-month periods ended September 30, 2007, the Company recorded stock-based compensation charges of approximately $9,000 and approximately $31,000, respectively. During the three-month and nine-month periods ended September 30, 2006, the adoption of SFAS 123R resulted in stock-based compensation charges of approximately $14,000 and approximately $40,000, respectively. Stock-based compensation expense is based on awards ultimately expected to vest and reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s calculations do not assume any forfeitures.
     During the three-month period ended September 30, 2006, no options to purchase shares were granted, no share options became vested, and no options were forfeited or exercised. During the nine-month period ended September 30, 2006, options to purchase 10,000 shares at $9.15 per share were granted, 10,000 share options became vested, and no options were forfeited or exercised. During the three-month period ended September 30, 2007, 10,000 options were granted at $9.10 per share, and no options became vested, were forfeited, or were exercised. During the nine-month period ended September 30, 2007, 10,000 share options became vested, 10,000 options were granted at $9.10 per share, and no options were forfeited or exercised. As of September 30, 2007, options to purchase 30,000 shares at a weighted average exercise price of $9.13 per share remained outstanding with a weighted average contractual remaining life of approximately nine years. As of September 30, 2007, there was approximately $48,000 of total unrecognized compensation cost related to unvested share-based compensation awards granted under the IDSOP. That cost is expected to be recognized through the quarter ended June 30, 2008.
Note 14 — Subsequent Events
Sale of Shares of Common Stock
     As of November 9, 2007, the Company had raised approximately $841.8 million of gross proceeds through the issuance of approximately 84.2 million shares of its common stock in its offerings (including shares sold under the DRIP). As of November 9, 2007, approximately $1.0 billion (102.1 million shares) remained available for sale to the public in the Follow-on Offering, exclusive of shares available under the DRIP. As of November 9, 2007, 21.8 million shares had been sold in the Follow-on Offering (including shares sold under DRIP).
Real Estate Acquisitions
     Subsequent to September 30, 2007, the Company acquired a 100% interest in 10 commercial properties for an aggregate purchase price of approximately $135.8 million. The Company financed the acquisitions through the issuance and assumption of approximately $68.4 million of mortgage loans generally secured by the individual property on which each loan was made. The Company allocated the purchase price of these properties, including aggregate acquisitions costs, to the fair market value of the assets acquired and liabilities assumed.
Mortgage Notes Payable
     Subsequent to September 30, 2007, the Company obtained three mortgage notes payable in connection with the real estate acquisitions described above, totaling approximately $68.4 million, of which 100% was fixed rate debt which bears interest at rates ranging from 6.52% to 6.88% and a weighted average interest rate of 6.65% (the “Fixed Rate Debt”). The Fixed Rate Debt matures on November 1, 2017.

F-13

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-138444
COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 8 DATED DECEMBER 20, 2007
TO THE PROSPECTUS DATED MAY 11, 2007
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007, Supplement No. 1 dated May 16, 2007, Supplement No. 2 dated July 24, 2007, Supplement No. 3 dated August 8, 2007, Supplement No. 4 dated August 15, 2007, Supplement No. 5 dated September 21, 2007, Supplement No. 6 dated November 5, 2007, and Supplement No.7 dated November 15, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	new suitability standards for residents of New Mexico;

(3)	the removal of an administrative fee charged in connection with our share redemption program;

(4)	recent real property investments; and

(5)	the termination of various purchase agreements.
     Status of Our Public Offerings
     We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. As of the close of business on May 22, 2007, we had issued a total of 54,838,315 shares in our initial public offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $547.4 million.
     We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of December 20, 2007, we had accepted investors’ subscriptions for, and issued, approximately 37.9 million shares of our common stock in the follow-on offering, including approximately 36.3 million shares sold in the primary offering and approximately 1.6 million shares sold pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $382.5 million. Combined with our initial public offering, we had received a total of approximately $929.8 million in gross offering proceeds as of December 20, 2007.
Suitability Standards
     The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Suitability Standards” beginning on page i of the prospectus and other similar disclosures elsewhere in the prospectus:
     Residents of New Mexico who intend to invest in our shares must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000.
Share Redemption Program
     The following information supersedes and replaces, in its entirety, the third paragraph of the “Prospectus Summary — Share Redemption Program” section beginning on page 17 of the prospectus and all similar discussions appearing elsewhere in the prospectus:
     Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien. Repurchases will be made quarterly. If funds are not available to redeem all requested redemptions at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn; provided, however, we may give priority to the redemption of a deceased stockholder’s shares. Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to our stockholders.

     The following information supersedes and replaces, in its entirety, the third paragraph of the “Description of Shares — Share Redemption Program” section beginning on page 146 of the prospectus and all similar discussions appearing elsewhere in the prospectus:
     During the term of this offering and any subsequent public offering of our shares, the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 92.5% of the amount you paid for each share; after two years from the purchase date — 95% of the amount you paid for each share; after three years from the purchase date — 97.5% of the amount you paid for each share; and after four years from the purchase date — 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption plan will always be equal to or lower than the applicable per share offering price. Thereafter, the per share redemption price will be based on the then-current net asset value of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien. In addition, upon the death of a stockholder, upon request, we will waive the one-year holding requirement. Shares redeemed in connection with the death of a stockholder will be redeemed at a purchase price equal to the price actually paid for the shares. In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.
     Real Property Investments
     The following information supplements, and should be read in conjunction with, the table in the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 7 of the prospectus:
Description of Real Estate Investments
     As of December 20, 2007, we owned 332 properties, comprising approximately 11.2 million rentable square feet of commercial space located in 43 states and the U.S. Virgin Islands. Properties acquired between November 15, 2007, the date of our last prospectus supplement, and December 20, 2007 are listed below.

Property Description	Tenant	Rentable Square Feet	Purchase Price
Starbucks — Oklahoma City, OK	Starbucks Corporation	1,741	$1,238,671
Starbucks — Chattanooga, TN	Starbucks Corporation	1,850	1,420,000
Starbucks — Maryville, TN	Starbucks Corporation	1,850	1,490,000
Starbucks — Powell, TN	Starbucks Corporation	1,850	1,324,000
Starbucks — Seymour, TN	Starbucks Corporation	1,850	1,351,000
Walgreens —Beverly Hills, TX	Walgreen Co.	13,905	3,600,000
Walgreens —Waco, TX	Walgreen Co.	13,905	3,600,000
Allstate Insurance Contact Center— Cross Plains, WI	Allstate Insurance Company	34,992	5,720,000
	Mealey’s Furniture
Mealey’s Furniture — Maple Shade, NJ	Holdings, Inc.	66,750	5,350,000

2

Property Description	Tenant	Rentable Square Feet	Purchase Price
Circle K— Albuquerque, NM	Circle K/Mac’s, G.P.	2,700	$1,275,719
Circle K — Baton Rouge (Burbank), LA	Circle K/Mac’s, G.P.	2,400	951,727
Circle K — Baton Rouge (Floynell), LA	Circle K/Mac’s, G.P.	2,780	1,407,341
Circle K — Baton Rouge (Jefferson), LA	Circle K/Mac’s, G.P.	2,780	1,083,349
Circle K — Beaufort, SC	Circle K/Mac’s, G.P.	2,660	1,640,210
Circle K — Bluffton, SC	Circle K/Mac’s, G.P.	2,448	2,591,937
Circle K — Bossier City, LA	Circle K/Mac’s, G.P.	3,211	1,528,838
Circle K — Charleston, SC	Circle K/Mac’s, G.P.	3,000	2,602,061
Circle K — Charlotte (Independence), NC	Circle K/Mac’s, G.P.	2,556	1,883,204
Circle K — Charlotte (Sharon), NC	Circle K/Mac’s, G.P.	2,477	1,954,077
Circle K — Charlotte (Sugar Creek), NC	Circle K/Mac’s, G.P.	2,170	2,014,826
Circle K — Columbia (Garners), SC	Circle K/Mac’s, G.P.	2,600	2,116,073
Circle K — Columbia (Hardscrabble), SC	Circle K/Mac’s, G.P.	2,477	1,751,582
Circle K — El Paso (Americas), TX	Circle K/Mac’s, G.P.	3,500	2,217,318
Circle K — El Paso (Mesa), TX	Circle K/Mac’s, G.P.	3,150	1,144,097
Circle K — El Paso (Zaragosa), TX	Circle K/Mac’s, G.P.	3,800	2,065,450
Circle K — Fort Mill, NC	Circle K/Mac’s, G.P.	6,553	2,359,067
Circle K — Goose Creek, SC	Circle K/Mac’s, G.P.	2,632	1,366,842
Circle K — Huntersville, NC	Circle K/Mac’s, G.P.	2,770	2,014,826
Circle K — Mount Pleasant, SC	Circle K/Mac’s, G.P.	2,820	1,538,962
Circle K — Port Wentworth, GA	Circle K/Mac’s, G.P.	3,760	2,325,656
Circle K — Savannah (Johnny Mercer), GA	Circle K/Mac’s, G.P.	1,152	1,609,836
Circle K — Savannah (King George), GA	Circle K/Mac’s, G.P.	2,477	1,609,836
Circle K — Shreveport, LA	Circle K/Mac’s, G.P.	3,180	1,214,970
Circle K — Springdale, SC	Circle K/Mac’s, G.P.	1,760	1,741,457
Exxon — West Monroe (503 Thomas), LA	Circle K/Mac’s, G.P.	3,327	1,468,089
Holland Oil — Akron (940 Arlington), OH	Circle K/Mac’s, G.P.	2,800	1,133,972
Holland Oil — Akron (1178 Arlington), OH	Circle K/Mac’s, G.P.	2,862	1,417,465
Holland Oil — Akron (1559 E. Market), OH	Circle K/Mac’s, G.P.	1,624	1,457,964
Holland Oil — Akron (1693 West Market), OH	Circle K/Mac’s, G.P.	4,977	1,599,711
Holland Oil — Akron (Albrecht), OH	Circle K/Mac’s, G.P.	2,763	1,113,723
Holland Oil — Akron (Brittain), OH	Circle K/Mac’s, G.P.	2,857	1,245,345
Holland Oil — Akron (Brown), OH	Circle K/Mac’s, G.P.	2,635	1,306,093
Holland Oil — Akron (Cuyahoga), OH	Circle K/Mac’s, G.P.	2,800	1,630,085
Holland Oil — Akron (Darrow), OH	Circle K/Mac’s, G.P.	2,800	1,214,970
Holland Oil — Akron (Exchange), OH	Circle K/Mac’s, G.P.	3,190	1,468,089
Holland Oil — Akron (Main St.), OH	Circle K/Mac’s, G.P.	3,258	1,184,596
Holland Oil — Akron (Manchester), OH	Circle K/Mac’s, G.P.	2,800	1,640,210
Holland Oil — Akron (Ridgewood), OH	Circle K/Mac’s, G.P.	1,710	1,306,093
Holland Oil — Akron (Waterloo), OH	Circle K/Mac’s, G.P.	2,800	1,184,596
Holland Oil — Barberton (5th St.), OH	Circle K/Mac’s, G.P.	2,800	1,235,220
Holland Oil — Barberton (31st St.), OH	Circle K/Mac’s, G.P.	2,800	971,976
Holland Oil — Barberton (Wooster), OH	Circle K/Mac’s, G.P.	3,600	2,247,695
Holland Oil — Bedford, OH	Circle K/Mac’s, G.P.	2,450	1,275,719
Holland Oil — Brookpark, OH	Circle K/Mac’s, G.P.	2,740	1,356,717
Holland Oil — Canton (12th Street), OH	Circle K/Mac’s, G.P.	2,800	1,164,347
Holland Oil — Canton (Tuscarawas), OH	Circle K/Mac’s, G.P.	4,500	2,197,071
Holland Oil — Cleveland, OH	Circle K/Mac’s, G.P.	4,318	1,589,586
Holland Oil — Copley, OH	Circle K/Mac’s, G.P.	2,439	1,154,222

3

Property Description	Tenant	Rentable Square Feet	Purchase Price
Holland Oil — Cuyahoga Falls (Bath), OH	Circle K/Mac’s, G.P.	4,269	$2,024,951
Holland Oil — Cuyahoga Falls (Port), OH	Circle K/Mac’s, G.P.	2,959	1,387,091
Holland Oil — Cuyahoga Falls (State), OH	Circle K/Mac’s, G.P.	2,100	1,032,725
Holland Oil — Fairlawn, OH	Circle K/Mac’s, G.P.	2,900	1,609,836
Holland Oil — Kent, OH	Circle K/Mac’s, G.P.	2,068	992,226
Holland Oil — Maple Heights, OH	Circle K/Mac’s, G.P.	2,967	1,488,339
Holland Oil — Northfield, OH	Circle K/Mac’s, G.P.	4,647	1,943,953
Holland Oil — Norton, OH	Circle K/Mac’s, G.P.	3,750	1,437,715
Holland Oil — Parma, OH	Circle K/Mac’s, G.P.	3,039	1,255,469
Holland Oil — Seville, OH	Circle K/Mac’s, G.P.	7,200	2,450,190
Holland Oil — Twinsburg, OH	Circle K/Mac’s, G.P.	3,298	1,356,717
Holland Oil — Willoughby, OH	Circle K/Mac’s, G.P.	2,938	1,194,721
Shell — Monroe, LA	Circle K/Mac’s, G.P.	4,140	1,528,838
Spectrum — Auburn, AL	Circle K/Mac’s, G.P.	2,772	1,731,333
Spectrum — Augusta, GA	Circle K/Mac’s, G.P.	3,010	1,103,598
Spectrum — Columbus (Airport), GA	Circle K/Mac’s, G.P.	2,205	1,538,962
Spectrum — Columbus (Beaver Run), GA	Circle K/Mac’s, G.P.	3,760	2,510,939
Spectrum — Columbus (Bradley), GA	Circle K/Mac’s, G.P.	4,750	3,341,168
Spectrum — Columbus (Buena Vista), GA	Circle K/Mac’s, G.P.	2,205	1,609,836
Spectrum — Columbus (Lumpkin), GA	Circle K/Mac’s, G.P.	2,874	1,670,584
Spectrum — Columbus (Warm Springs), GA	Circle K/Mac’s, G.P.	4,934	1,964,202
Spectrum — Lanett, AL	Circle K/Mac’s, G.P.	2,631	850,479
Spectrum — Macon (Arkwright), GA	Circle K/Mac’s, G.P.	2,248	1,144,097
Spectrum — Macon (Riverside), GA	Circle K/Mac’s, G.P.	2,580	1,255,469
Spectrum — Martinez, GA	Circle K/Mac’s, G.P.	2,250	1,275,719
Spectrum — Mobile (Airport), AL	Circle K/Mac’s, G.P.	1,800	1,822,455
Spectrum — Mobile (Moffett), AL	Circle K/Mac’s, G.P.	678	1,559,212
Spectrum — North Augusta, SC	Circle K/Mac’s, G.P.	2,240	1,194,721
Spectrum — Opelika (2nd Ave), AL	Circle K/Mac’s, G.P.	2,531	1,306,093
Spectrum — Opelika (Columbus), AL	Circle K/Mac’s, G.P.	3,796	2,348,943
Spectrum — Phenix City, AL	Circle K/Mac’s, G.P.	3,054	1,599,711
Spectrum — Pine Mountain, GA	Circle K/Mac’s, G.P.	3,285	1,144,097
Spectrum — Valley, AL	Circle K/Mac’s, G.P.	3,312	1,559,212
Spirit — West Monroe (1602 Thomas), LA	Circle K/Mac’s, G.P.	3,927	1,670,584

		389,273	$156,570,671

     The following information supplements the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus:
Real Property Investments
     We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail, office and distribution properties, net leased to investment grade and other creditworthy tenants.
     As of December 20, 2007, we, through separate wholly-owned limited liability companies, have acquired a 100% fee simple interest in 332 properties consisting of approximately 11.2 million gross rentable square feet located in 43 states and the U.S. Virgin Islands. The properties were generally acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock.
     The following table summarizes properties acquired between November 15, 2007, the date of our last prospectus supplement, and December 20, 2007 in order of acquisition date:

4

					Fees Paid	Rentable
		Date	Year	Purchase	To	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Starbucks — Oklahoma City, OK	Restaurant	November 20, 2007	2007	$1,238,671	$24,773	1,741	100%
Starbucks — Chattanooga, TN	Restaurant	November 26, 2007	2007	1,420,000	28,400	1,850	100%
Starbucks — Maryville, TN	Restaurant	November 26, 2007	2007	1,490,000	29,800	1,850	100%
Starbucks — Powell, TN	Restaurant	November 26, 2007	2007	1,324,000	26,480	1,850	100%
Starbucks — Seymour, TN	Restaurant	November 26, 2007	2007	1,351,000	27,020	1,850	100%
Walgreens —Beverly Hills, TX	Drugstore	December 5, 2007	1998	3,600,000	72,000	13,905	100%
Walgreens —Waco, TX	Drugstore	December 5, 2007	1998	3,600,000	72,000	13,905	100%
Allstate Insurance Contact Center— Cross Plains, WI	Call center	December 7, 2007	1998	5,720,000	114,400	34,992	100%
Mealey’s Furniture — Maple Shade, NJ	Home furnishings	December 12, 2007	1978	5,350,000	107,000	66,750	100%
Circle K— Albuquerque, NM	Convenience store	December 20, 2007	1994	1,275,719	34,844	2,700	100%
Circle K —Baton Rouge (Burbank), LA	Convenience store	December 20, 2007	1976	951,727	33,044	2,400	100%
Circle K —Baton Rouge (Floynell), LA	Convenience store	December 20, 2007	1977	1,407,341	35,044	2,780	100%
Circle K —Baton Rouge (Jefferson), LA	Convenience store	December 20, 2007	1970	1,083,349	33,444	2,780	100%
Circle K — Beaufort, SC	Convenience store	December 20, 2007	1997	1,640,210	36,644	2,660	100%
Circle K — Bluffton, SC	Convenience store	December 20, 2007	1997	2,591,937	40,644	2,448	100%
Circle K —Bossier City, LA	Convenience store	December 20, 2007	1987	1,528,838	36,144	3,211	100%
Circle K — Charleston, SC	Convenience store	December 20, 2007	1987	2,602,061	41,644	3,000	100%
Circle K — Charlotte (Independence), NC	Convenience store	December 20, 2007	1996	1,883,204	37,994	2,556	100%
Circle K — Charlotte (Sharon), NC	Convenience store	December 20, 2007	1997	1,954,077	38,344	2,477	100%
Circle K — Charlotte (Sugar Creek), NC	Convenience store	December 20, 2007	1991	2,014,826	38,644	2,170	100%
Circle K — Columbia (Garners), SC	Convenience store	December 20, 2007	1993	2,116,073	39,144	2,600	100%

5

					Fees Paid	Rentable
		Date	Year	Purchase	To	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Circle K — Columbia (Hardscrabble), SC	Convenience store	December 20, 2007	1997	$1,751,582	$37,344	2,477	100%
Circle K — El Paso (Americas), TX	Convenience store	December 20, 2007	2000	2,217,318	40,044	3,500	100%
Circle K — El Paso (Mesa), TX	Convenience store	December 20, 2007	1999	1,144,097	34,444	3,150	100%
Circle K — El Paso (Zaragosa), TX	Convenience store	December 20, 2007	1999	2,065,450	39,244	3,800	100%
Circle K — Fort Mill, SC	Convenience store	December 20, 2007	1999	2,359,067	40,744	6,553	100%
Circle K — Goose Creek, SC	Convenience store	December 20, 2007	1983	1,366,842	35,044	2,632	100%
Circle K — Huntersville, NC	Convenience store	December 20, 2007	2006	2,014,826	38,644	2,770	100%
Circle K — Mount Pleasant, SC	Convenience store	December 20, 2007	1978	1,538,962	35,844	2,820	100%
Circle K — Port Wentworth, GA	Convenience store	December 20, 2007	1991	2,325,656	39,844	3,760	100%
Circle K — Savannah (Johnny Mercer), GA	Convenience store	December 20, 2007	1990	1,609,836	35,744	1,152	100%
Circle K — Savannah (King George), GA	Convenience store	December 20, 2007	1997	1,609,836	36,344	2,477	100%
Circle K — Shreveport, LA	Convenience store	December 20, 2007	1988	1,214,970	34,544	3,180	100%
Circle K — Springdale, SC	Convenience store	December 20, 2007	1999	1,741,457	36,944	1,760	100%
Exxon — West Monroe (503 Thomas), LA	Convenience store	December 20, 2007	1983	1,468,089	35,844	3,327	100%
Holland Oil — Akron (940 Arlington), OH	Convenience store	December 20, 2007	1991	1,133,972	34,144	2,800	100%
Holland Oil — Akron (1178 Arlington), OH	Convenience store	December 20, 2007	1994	1,417,465	35,544	2,862	100%
Holland Oil — Akron (1559 E. Market), OH	Convenience store	December 20, 2007	1995	1,457,964	35,544	1,624	100%
Holland Oil — Akron (1693 West Market), OH	Convenience store	December 20, 2007	1999	1,599,711	36,844	4,977	100%
Holland Oil — Akron (Albrecht), OH	Convenience store	December 20, 2007	1997	1,113,723	34,044	2,763	100%

6

					Fees Paid	Rentable
		Date	Year	Purchase	To	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Holland Oil — Akron (Brittain), OH	Convenience store	December 20, 2007	1995	$1,245,345	$34,744	2,857	100%
Holland Oil — Akron (Brown), OH	Convenience store	December 20, 2007	1950	1,306,093	34,744	2,635	100%
Holland Oil — Akron (Cuyahoga), OH	Convenience store	December 20, 2007	1998	1,630,085	36,944	2,800	100%
Holland Oil — Akron (Darrow), OH	Convenience store	December 20, 2007	1994	1,214,970	34,744	2,800	100%
Holland Oil — Akron (Exchange), OH	Convenience store	December 20, 2007	1996	1,468,089	35,844	3,190	100%
Holland Oil — Akron (Main St.), OH	Convenience store	December 20, 2007	2000	1,184,596	34,344	3,258	100%
Holland Oil — Akron (Manchester), OH	Convenience store	December 20, 2007	1994	1,640,210	36,744	2,800	100%
Holland Oil — Akron (Ridgewood), OH	Convenience store	December 20, 2007	1969	1,306,093	34,744	1,710	100%
Holland Oil — Akron (Waterloo), OH	Convenience store	December 20, 2007	2001	1,184,596	34,644	2,800	100%
Holland Oil — Barberton (5th St.), OH	Convenience store	December 20, 2007	1983	1,235,220	34,644	2,800	100%
Holland Oil — Barberton (31st St.), OH	Convenience store	December 20, 2007	1991	971,976	33,144	2,800	100%
Holland Oil — Barberton (Wooster), OH	Convenience store	December 20, 2007	1981	2,247,695	39,744	3,600	100%
Holland Oil — Bedford, OH	Convenience store	December 20, 2007	2000	1,275,719	34,944	2,450	100%
Holland Oil — Brookpark, OH	Convenience store	December 20, 2007	1998	1,356,717	35,244	2,740	100%
Holland Oil — Canton (12th Street), OH	Convenience store	December 20, 2007	1990	1,164,347	33,894	2,800	100%
Holland Oil — Canton (Tuscarawas), OH	Convenience store	December 20, 2007	2000	2,197,071	39,644	4,500	100%
Holland Oil — Cleveland, OH	Convenience store	December 20, 2007	2002	1,589,586	36,444	4,318	100%
Holland Oil — Copley, OH	Convenience store	December 20, 2007	1993	1,154,222	34,244	2,439	100%
Holland Oil — Cuyahoga Falls (Bath), OH	Convenience store	December 20, 2007	2002	2,024,951	38,744	4,269	100%

7

					Fees Paid	Rentable
		Date	Year	Purchase	To	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Holland Oil — Cuyahoga Falls (Port), OH	Convenience store	December 20, 2007	1995	$1,387,091	$35,444	2,959	100%
Holland Oil — Cuyahoga Falls (State), OH	Convenience store	December 20, 2007	1972	1,032,725	33,244	2,100	100%
Holland Oil — Fairlawn, OH	Convenience store	December 20, 2007	1993	1,609,836	36,344	2,900	100%
Holland Oil — Kent, OH	Convenience store	December 20, 2007	1994	992,226	33,344	2,068	100%
Holland Oil — Maple Heights, OH	Convenience store	December 20, 2007	1998	1,488,339	35,944	2,967	100%
Holland Oil — Northfield, OH	Convenience store	December 20, 2007	1983	1,943,953	38,244	4,647	100%
Holland Oil — Norton, OH	Convenience store	December 20, 2007	1984	1,437,715	35,644	3,750	100%
Holland Oil — Parma, OH	Convenience store	December 20, 2007	2002	1,255,469	35,044	3,039	100%
Holland Oil — Seville, OH	Convenience store	December 20, 2007	2003	2,450,190	41,344	7,200	100%
Holland Oil — Twinsburg, OH	Convenience store	December 20, 2007	2005	1,356,717	35,244	3,298	100%
Holland Oil — Willoughby, OH	Convenience store	December 20, 2007	1986	1,194,721	34,444	2,938	100%
Shell — Monroe, LA	Convenience store	December 20, 2007	1986	1,528,838	36,144	4,140	100%
Spectrum — Auburn, AL	Convenience store	December 20, 2007	1990	1,731,333	36,544	2,772	100%
Spectrum — Augusta, GA	Convenience store	December 20, 2007	1981	1,103,598	33,644	3,010	100%
Spectrum — Columbus (Airport), GA	Convenience store	December 20, 2007	1984	1,538,962	35,644	2,205	100%
Spectrum — Columbus (Beaver Run), GA	Convenience store	December 20, 2007	1995	2,510,939	40,744	3,760	100%
Spectrum — Columbus (Bradley), GA	Convenience store	December 20, 2007	1995	3,341,168	44,344	4,750	100%
Spectrum — Columbus (Buena Vista), GA	Convenience store	December 20, 2007	1990	1,609,836	36,044	2,205	100%
Spectrum — Columbus (Lumpkin), GA	Convenience store	December 20, 2007	2005	1,670,584	36,344	2,874	100%
Spectrum — Columbus (Warm Springs), GA	Convenience store	December 20, 2007	1978	1,964,202	37,744	4,934	100%
Spectrum — Lanett, AL	Convenience store	December 20, 2007	1974	850,479	32,894	2,631	100%
Spectrum — Macon (Arkwright), GA	Convenience store	December 20, 2007	1993	1,144,097	33,944	2,248	100%

8

					Fees	Rentable
		Date	Year	Purchase	Paid to	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Spectrum — Macon (Riverside), GA	Convenience store	December 20, 2007	1974	$1,255,469	$34,344	2,580	100%
Spectrum — Martinez, GA	Convenience store	December 20, 2007	1985	1,275,719	34,644	2,250	100%
Spectrum — Mobile (Airport), AL	Convenience store	December 20, 2007	1987	1,822,455	36,944	1,800	100%
Spectrum — Mobile (Moffett), AL	Convenience store	December 20, 2007	1988	1,559,212	34,894	678	100%
Spectrum — North Augusta, GA	Convenience store	December 20, 2007	1999	1,194,721	34,244	2,240	100%
Spectrum — Opelika (2nd Ave), AL	Convenience store	December 20, 2007	1989	1,306,093	34,644	2,531	100%
Spectrum — Opelika (Columbus), AL	Convenience store	December 20, 2007	1988	2,348,943	39,944	3,796	100%
Spectrum — Phenix City, AL	Convenience store	December 20, 2007	1999	1,599,711	36,544	3,054	100%
Spectrum — Pine Mountain, GA	Convenience store	December 20, 2007	1999	1,144,097	34,344	3,285	100%
Spectrum — Valley, AL	Convenience store	December 20, 2007	1974	1,559,212	36,344	3,312	100%
Spirit — West Monroe (1602 Thomas), LA	Convenience store	December 20, 2007	1999	1,670,584	36,844	3,927	100%

				$156,570,671	$3,514,425	389,273

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.
     The following table sets forth the principal provisions of the lease term for the major tenant at the properties listed above:

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Starbucks —		Starbucks
Oklahoma City, OK	1	Corporation	1,741	100%	4 /5 yr.	$88,500	$50.83	11/20/2007	10/31/2012
						97,350	55.92	11/1/2012	2/28/2018
Starbucks—		Starbucks
Chattanooga, TN	1	Corporation	1,850	100%	4/5 yr.	102,953	55.65	11/26/2007	10/31/2012
						113,239	61.21	11/1/2012	2/28/2018

9

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Starbucks — Maryville, TN	1	Starbucks Corporation	1,850	100%	4/5 yr.	$108,000 118,800	$58.38 64.22	11/26/2007 8/1/2012	7/31/2012 7/31/2017
Starbucks — Powell, TN	1	Starbucks Corporation	1,850	100%	4/5 yr.	96,000 105,600	51.89 57.08	11/26/2007 7/1/2012	6/30/2012 6/30/2017
Starbucks — Seymour, TN	1	Starbucks Corporation	1,850	100%	4/5 yr.	98,000 107,800	52.97 58.27	11/26/2007 11/1/2012	10/31/2012 2/28/2018
Walgreens — Beverly Hills, TX	1	Walgreen Co.	13,905	100%	8/5 yr.	270,000	19.42	12/5/2007	9/30/2018
Walgreens — Waco, TX	1	Walgreen Co.	13,905	100%	8/5 yr.	270,000	19.42	12/5/2007	10/31/2018
Allstate Insurance Contact Center — Cross Plains, WI	1	Allstate Insurance Company	34,992	100%	2/5 yr.	443,349 452,216 461,260 470,485 479,895 489,493 499,283	12.67 12.92 13.18 13.45 13.71 13.99 14.27	12/7/2007 7/1/2008 7/1/2009 7/1/2010 7/1/2011 7/1/2012 7/1/2013	6/30/2008 6/30/2009 6/30/2010 6/30/2011 6/30/2012 6/30/2013 6/30/2014
Mealey’s Furniture — Maple Shade, NJ	1	Mealey’s Furniture Holdings, Inc.	66,750	100%	1/5 yr.	475,000	7.12	12/12/2007	12/31/2013
Circle K — Albuquerque, NM	1	Circle K/Mac’s, G.P.	2,700	100%	5/5 yr; 2/10 yr.	96,955	35.91	12/20/2007	12/31/2028(1)
Circle K — Baton Rouge (Burbank), LA	1	Circle K/Mac’s, G.P.	2,400	100%	5/5 yr; 2/10 yr.	72,331	30.14	12/20/2007	12/31/2027(1)
Circle K — Baton Rouge (Floynell), LA	1	Circle K/Mac’s, G.P.	2,780	100%	5/5 yr; 2/10 yr.	106,958	38.47	12/20/2007	12/31/2028(1)
Circle K — Baton Rouge (Jefferson), LA	1	Circle K/Mac’s, G.P.	2,780	100%	5/5 yr; 2/10 yr.	82,335	29.62	12/20/2007	12/31/2027(1)
Circle K — Beaufort, SC	1	Circle K/Mac’s, G.P.	2,660	100%	5/5 yr; 2/10 yr.	124,656	46.86	12/20/2007	12/31/2026(1)
Circle K — Bluffton, SC	1	Circle K/Mac’s, G.P.	2,448	100%	5/5 yr; 2/10 yr.	196,987	80.47	12/20/2007	12/31/2026(1)
Circle K — Bossier City, LA	1	Circle K/Mac’s, G.P.	3,211	100%	5/5 yr; 2/10 yr.	116,192	36.19	12/20/2007	12/31/2028(1)

10

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Circle K — Charleston, SC	1	Circle K/Mac’s, G.P.	3,000	100%	5/5 yr; 2/10 yr.	$197,757	$65.92	12/20/2007	12/31/2027(1)
Circle K — Charlotte (Independence), NC	1	Circle K/Mac’s, G.P.	2,556	100%	5/5 yr; 2/10 yr.	143,124	56.00	12/20/2007	12/31/2028(1)
Circle K — Charlotte (Sharon), NC	1	Circle K/Mac’s, G.P.	2,477	100%	5/5 yr; 2/10 yr.	148,510	59.96	12/20/2007	12/31/2027(1)
Circle K — Charlotte (Sugar Creek), NC	1	Circle K/Mac’s, G.P.	2,170	100%	5/5 yr; 2/10 yr.	153,127	70.57	12/20/2007	12/31/2026(1)
Circle K — Columbia (Garners), SC	1	Circle K/Mac’s, G.P.	2,600	100%	5/5 yr; 2/10 yr.	160,822	61.85	12/20/2007	12/31/2026(1)
Circle K — Columbia (Hardscrabble), SC	1	Circle K/Mac’s, G.P.	2,477	100%	5/5 yr; 2/10 yr.	133,120	53.74	12/20/2007	12/31/2028(1)
Circle K — El Paso (Americas), TX	1	Circle K/Mac’s, G.P.	3,500	100%	5/5 yr; 2/10 yr.	168,516	48.15	12/20/2007	12/31/2026(1)
Circle K — El Paso (Mesa), TX	1	Circle K/Mac’s, G.P.	3,150	100%	5/5 yr; 2/10 yr.	86,951	27.60	12/20/2007	12/31/2028(1)
Circle K — El Paso (Zaragosa), TX	1	Circle K/Mac’s, G.P.	3,800	100%	5/5 yr; 2/10 yr.	156,974	41.31	12/20/2007	12/31/2026(1)
Circle K — Fort Mill, SC	1	Circle K/Mac’s, G.P.	6,553	100%	5/5 yr; 2/10 yr.	179,289	27.36	12/20/2007	12/31/2026(1)
Circle K — Goose Creek, SC	1	Circle K/Mac’s, G.P.	2,632	100%	5/5 yr; 2/10 yr.	103,880	39.47	12/20/2007	12/31/2026(1)
Circle K — Huntersville, NC	1	Circle K/Mac’s, G.P.	2,770	100%	5/5 yr; 2/10 yr.	153,127	55.28	12/20/2007	12/31/2027(1)
Circle K — Mount Pleasant, SC	1	Circle K/Mac’s, G.P.	2,820	100%	5/5 yr; 2/10 yr.	116,961	41.48	12/20/2007	12/31/2026(1)
Circle K — Port Wentworth, GA	1	Circle K/Mac’s, G.P.	3,760	100%	5/5 yr; 2/10 yr.	176,750	47.01	12/20/2007	12/31/2027(1)
Circle K — Savannah (Johnny Mercer), GA	1	Circle K/Mac’s, G.P.	1,152	100%	5/5 yr; 2/10 yr.	122,348	106.20	12/20/2007	12/31/2027(1)

11

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Circle K — Savannah (King George), GA	1	Circle K/Mac’s, G.P.	2,477	100%	5/5 yr; 2/10 yr.	$122,348	$49.39	12/20/2007	12/31/2028(1)
Circle K —Shreveport, LA	1	Circle K/Mac’s, G.P.	3,180	100%	5/5 yr; 2/10 yr.	92,338	29.04	12/20/2007	12/31/2026(1)
Circle K — Springdale, SC	1	Circle K/Mac’s, G.P.	1,760	100%	5/5 yr; 2/10 yr.	132,351	75.20	12/20/2007	12/31/2027(1)
Exxon — West Monroe (503 Thomas), LA	1	Circle K/Mac’s, G.P.	3,327	100%	5/5 yr; 2/10 yr.	111,575	33.54	12/20/2007	12/31/2027(1)
Holland Oil — Akron (940 Arlington), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	86,182	30.78	12/20/2007	12/31/2028(1)
Holland Oil — Akron (1178 Arlington), OH	1	Circle K/Mac’s, G.P.	2,862	100%	5/5 yr; 2/10 yr.	107,727	37.64	12/20/2007	12/31/2027(1)
Holland Oil — Akron (1559 E. Market), OH	1	Circle K/Mac’s, G.P.	1,624	100%	5/5 yr; 2/10 yr.	110,805	68.23	12/20/2007	12/31/2027(1)
Holland Oil — Akron (1693 West Market), OH	1	Circle K/Mac’s, G.P.	4,977	100%	5/5 yr; 2/10 yr.	121,578	24.43	12/20/2007	12/31/2028(1)
Holland Oil — Akron (Albrecht), OH	1	Circle K/Mac’s, G.P.	2,763	100%	5/5 yr; 2/10 yr.	84,643	30.63	12/20/2007	12/31/2027(1)
Holland Oil — Akron (Brittain), OH	1	Circle K/Mac’s, G.P.	2,857	100%	5/5 yr; 2/10 yr.	94,646	33.13	12/20/2007	12/26/2026(1)
Holland Oil — Akron (Brown), OH	1	Circle K/Mac’s, G.P.	2,635	100%	5/5 yr; 2/10 yr.	99,263	37.67	12/20/2007	12/31/2026(1)
Holland Oil — Akron (Cuyahoga), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	123,886	44.25	12/20/2007	12/31/2026(1)
Holland Oil — Akron (Darrow), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	92,338	32.98	12/20/2007	12/31/2026(1)
Holland Oil — Akron (Exchange), OH	1	Circle K/Mac’s, G.P.	3,190	100%	5/5 yr; 2/10 yr.	111,575	34.98	12/20/2007	12/31/2028(1)
Holland Oil — Akron (Main St.), OH	1	Circle K/Mac’s, G.P.	3,258	100%	5/5 yr; 2/10 yr.	90,029	27.63	12/20/2007	12/31/2026(1)

12

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Holland Oil — Akron (Manchester), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	$124,656	$44.52	12/20/2007	12/31/2027(1)
Holland Oil — Akron (Ridgewood), OH	1	Circle K/Mac’s, G.P.	1,710	100%	5/5 yr; 2/10 yr.	99,263	58.05	12/20/2007	12/31/2027(1)
Holland Oil — Akron (Waterloo), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	90,029	32.15	12/20/2007	12/31/2028(1)
Holland Oil — Barberton (5th St.), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	93,877	33.53	12/20/2007	12/31/2028(1)
Holland Oil — Barberton (31st St.), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	73,870	26.38	12/20/2007	12/31/2027(1)
Holland Oil — Barberton (Wooster), OH	1	Circle K/Mac’s, G.P.	3,600	100%	5/5 yr; 2/10 yr.	170,825	47.45	12/20/2007	12/31/2026(1)
Holland Oil — Bedford, OH	1	Circle K/Mac’s, G.P.	2,450	100%	5/5 yr; 2/10 yr.	96,955	39.57	12/20/2007	12/31/2028(1)
Holland Oil — Brookpark, OH	1	Circle K/Mac’s, G.P.	2,740	100%	5/5 yr; 2/10 yr.	103,110	37.63	12/20/2007	12/31/2026(1)
Holland Oil — Canton (12th Street), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	88,490	31.60	12/20/2007	12/31/2026(1)
Holland Oil — Canton (Tuscarawas), OH	1	Circle K/Mac’s, G.P.	4,500	100%	5/5 yr; 2/10 yr.	166,977	37.11	12/20/2007	12/31/2028(1)
Holland Oil — Cleveland, OH	1	Circle K/Mac’s, G.P.	4,318	100%	5/5 yr; 2/10 yr.	120,809	27.98	12/20/2007	12/31/2026(1)
Holland Oil — Copley, OH	1	Circle K/Mac’s, G.P.	2,439	100%	5/5 yr; 2/10 yr.	87,721	35.97	12/20/2007	12/31/2027(1)
Holland Oil — Cuyahoga Falls (Bath), OH	1	Circle K/Mac’s, G.P.	4,269	100%	5/5 yr; 2/10 yr.	153,896	36.05	12/20/2007	12/31/2028(1)
Holland Oil — Cuyahoga Falls (Port), OH	1	Circle K/Mac’s, G.P.	2,959	100%	5/5 yr; 2/10 yr.	105,419	35.63	12/20/2007	12/31/2026(1)
Holland Oil — Cuyahoga Falls (State), OH	1	Circle K/Mac’s, G.P.	2,100	100%	5/5 yr; 2/10 yr.	78,487	37.37	12/20/2007	12/31/2028(1)
Holland Oil — Fairlawn, OH	1	Circle K/Mac’s, G.P.	2,900	100%	5/5 yr; 2/10 yr.	122,348	42.19	12/20/2007	12/31/2028(1)
Holland Oil — Kent, OH	1	Circle K/Mac’s, G.P.	2,068	100%	5/5 yr; 2/10 yr.	75,409	36.46	12/20/2007	12/31/2027(1)

13

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Holland Oil — Maple Heights, OH	1	Circle K/Mac’s, G.P.	2,967	100%	5/5 yr; 2/10 yr.	$113,114	$38.12	12/20/2007	12/31/2026(1)
Holland Oil — Northfield, OH	1	Circle K/Mac’s, G.P.	4,647	100%	5/5 yr; 2/10 yr.	147,740	31.79	12/20/2007	12/31/2028(1)
Holland Oil — Norton, OH	1	Circle K/Mac’s, G.P.	3,750	100%	5/5 yr; 2/10 yr.	109,266	29.14	12/20/2007	12/31/2026(1)
Holland Oil — Parma, OH	1	Circle K/Mac’s, G.P.	3,039	100%	5/5 yr; 2/10 yr.	95,416	31.40	12/20/2007	12/31/2028(1)
Holland Oil — Seville, OH	1	Circle K/Mac’s, G.P.	7,200	100%	5/5 yr; 2/10 yr.	186,214	25.86	12/20/2007	12/31/2028(1)
Holland Oil — Twinsburg, OH	1	Circle K/Mac’s, G.P.	3,298	100%	5/5 yr; 2/10 yr.	103,110	31.26	12/20/2007	12/31/2028(1)
Holland Oil — Willoughby, OH	1	Circle K/Mac’s, G.P.	2,938	100%	5/5 yr; 2/10 yr.	90,799	30.91	12/20/2007	12/31/2026(1)
Shell — Monroe, LA	1	Circle K/Mac’s, G.P.	4,140	100%	5/5 yr; 2/10 yr.	116,192	28.07	12/20/2007	12/31/2028(1)
Spectrum — Auburn, AL	1	Circle K/Mac’s, G.P.	2,772	100%	5/5 yr; 2/10 yr.	131,581	47.47	12/20/2007	12/31/2026(1)
Spectrum — Augusta, GA	1	Circle K/Mac’s, G.P.	3,010	100%	5/5 yr; 2/10 yr.	83,873	27.86	12/20/2007	12/31/2026(1)
Spectrum — Columbus (Airport), GA	1	Circle K/Mac’s, G.P.	2,205	100%	5/5 yr; 2/10 yr.	116,961	53.04	12/20/2007	12/31/2027(1)
Spectrum — Columbus (Beaver Run), GA	1	Circle K/Mac’s, G.P.	3,760	100%	5/5 yr; 2/10 yr.	190,831	50.75	12/20/2007	12/31/2028(1)
Spectrum — Columbus (Bradley), GA	1	Circle K/Mac’s, G.P.	4,750	100%	5/5 yr; 2/10 yr.	253,929	53.46	12/20/2007	12/31/2028(1)
Spectrum — Columbus (Buena Vista), GA	1	Circle K/Mac’s, G.P.	2,205	100%	5/5 yr; 2/10 yr.	122,348	55.49	12/20/2007	12/31/2027(1)
Spectrum — Columbus (Lumpkin), GA	1	Circle K/Mac’s, G.P.	2,874	100%	5/5 yr; 2/10 yr.	126,964	44.18	12/20/2007	12/31/2028(1)
Spectrum — Columbus (Warm Springs), GA	1	Circle K/Mac’s, G.P.	4,934	100%	5/5 yr; 2/10 yr.	149,279	30.26	12/20/2007	12/31/2027(1)
Spectrum — Lanett, AL	1	Circle K/Mac’s, G.P.	2,631	100%	5/5 yr; 2/10 yr.	64,636	24.57	12/20/2007	12/31/2028(1)
Spectrum — Macon (Arkwright), GA	1	Circle K/Mac’s, G.P.	2,248	100%	5/5 yr; 2/10 yr.	86,951	38.68	12/20/2007	12/31/2026(1)

14

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Spectrum — Macon (Riverside), GA	1	Circle K/Mac’s, G.P.	2,580	100%	5/5 yr; 2/10 yr.	$95,416	$36.98	12/20/2007	12/31/2028
Spectrum — Martinez, GA	1	Circle K/Mac’s, G.P.	2,250	100%	5/5 yr; 2/10 yr.	96,955	43.09	12/20/2007	12/31/2026(1)
Spectrum — Mobile (Airport), AL	1	Circle K/Mac’s, G.P.	1,800	100%	5/5 yr; 2/10 yr.	138,507	76.95	12/20/2007	12/31/2026(1)
Spectrum — Mobile (Moffett), AL	1	Circle K/Mac’s, G.P.	678	100%	5/5 yr; 2/10 yr.	118,500	174.78	12/20/2007	12/31/2026(1)
Spectrum — North Augusta, GA	1	Circle K/Mac’s, G.P.	2,240	100%	5/5 yr; 2/10 yr.	90,799	40.54	12/20/2007	12/31/2028(1)
Spectrum — Opelika (2nd Ave), AL	1	Circle K/Mac’s, G.P.	2,531	100%	5/5 yr; 2/10 yr.	99,263	39.22	12/20/2007	12/31/2028(1)
Spectrum — Opelika (Columbus), AL	1	Circle K/Mac’s, G.P.	3,796	100%	5/5 yr; 2/10 yr.	178,520	47.03	12/20/2007	12/31/2027(1)
Spectrum — Phenix City, AL	1	Circle K/Mac’s, G.P.	3,054	100%	5/5 yr; 2/10 yr.	121,578	39.81	12/20/2007	12/31/2028(1)
Spectrum — Pine Mountain, GA	1	Circle K/Mac’s, G.P.	3,285	100%	5/5 yr; 2/10 yr.	86,951	26.47	12/20/2007	12/31/2026(1)
Spectrum — Valley, AL	1	Circle K/Mac’s, G.P.	3,312	100%	5/5 yr; 2/10 yr.	118,500	35.78	12/20/2007	12/31/2028(1)
Spirit — West Monroe (1602 Thomas), LA	1	Circle K/Mac’s, G.P.	3,927	100%	5/5 yr; 2/10 yr.	126,964	32.33	12/20/2007	12/31/2026(1)

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.

(1)	The initial annual rent for the property is subject to rental escalations of 1.5% each year through the remainder of the lease. For the purposes of presentation the individual rental escalations were not displayed in the table above.
     Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently receives a property management fee of up to 2.0% of the monthly gross revenues from our single-tenant properties and up to 4.0% of the monthly gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured.
     In connection with the property acquisitions noted above, we incurred the following fixed rate mortgage note:

Property	Loan Amount	Fixed Interest Rate	Maturity Date
Circle K Portfolio	$66,000,000	6.69%	1/1/2018
     The fixed rate debt mortgage note requires monthly principal and interest payments with the principal balance due in 2018. The mortgage note is generally non-recourse to us and Cole OP II, but both are liable for customary non-recourse carveouts.
     The fixed rate mortgage note generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance

15

of the mortgage note. Notwithstanding the prepayment limitations, we may sell the property to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
     In the event the mortgage note related to the property is not paid off on the maturity date, the mortgage loan includes default provisions. Upon the occurrence of an event of default, interest on the mortgage note will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) 4.0% above the fixed interest rate. In addition, we will be required to pay a prepayment consideration in an amount equal to the greater of 1.0% of the outstanding principal balance of the mortgage note, or the present value of the remaining scheduled payments of principal and interest from the date such payment is received through the maturity date at the time any payment is received by the lender.
     For federal income tax purposes, the depreciable basis in the properties noted above is approximately $134.2 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The depreciable basis in the properties noted above are detailed as follows:

Property	Depreciable Tax Basis
Starbucks — Oklahoma City, OK	$891,352
Starbucks — Chattanooga, TN	935,699
Starbucks — Maryville, TN	877,181
Starbucks — Powell, TN	854,534
Starbucks — Seymour, TN	809,925
Walgreens — Beverly Hills, TX	2,880,000
Walgreens — Waco, TX	2,880,000
Allstate Insurance Contact Center— Cross Plains, WI	4,576,000
Mealey’s Furniture — Maple Shade, NJ	4,280,000
Circle K— Albuquerque, NM	1,020,575
Circle K — Baton Rouge (Burbank), LA	761,382
Circle K — Baton Rouge (Floynell), LA	1,125,873
Circle K — Baton Rouge (Jefferson), LA	866,679
Circle K — Beaufort, SC	1,312,168
Circle K — Bluffton, SC	2,073,550
Circle K — Bossier City, LA	1,223,070
Circle K — Charleston, SC	2,081,649
Circle K — Charlotte (Independence), NC	1,506,563
Circle K — Charlotte (Sharon), NC	1,563,262
Circle K — Charlotte (Sugar Creek), NC	1,611,861
Circle K — Columbia (Garners), SC	1,1692,858
Circle K — Columbia (Hardscrabble), SC	1,401,266
Circle K — El Paso (Americas), TX	1,773,854
Circle K — El Paso (Mesa), TX	915,278
Circle K — El Paso (Zaragosa), TX	1,652,360
Circle K — Fort Mill, SC	1,887,254
Circle K — Goose Creek, SC	1,093,474
Circle K — Huntersville, NC	1,611,861
Circle K — Mount Pleasant, SC	1,231,170
Circle K — Port Wentworth, GA	1,860,525
Circle K — Savannah (Johnny Mercer), GA	1,287,869
Circle K — Savannah (King George), GA	1,287,869
Circle K — Shreveport, LA	971,976

16

Property	Depreciable Tax Basis
Circle K — Springdale, SC	$1,393,166
Exxon — West Monroe (503 Thomas), LA	1,174,471
Holland Oil — Akron (940 Arlington), OH	907,178
Holland Oil — Akron (1178 Arlington), OH	1,133,972
Holland Oil — Akron (1559 E. Market), OH	1,166,371
Holland Oil — Akron (1693 West Market), OH	1,279,769
Holland Oil — Akron (Albrecht), OH	890,978
Holland Oil — Akron (Brittain), OH	996,276
Holland Oil — Akron (Brown), OH	1,044,874
Holland Oil — Akron (Cuyahoga), OH	1,304,068
Holland Oil — Akron (Darrow), OH	971,976
Holland Oil — Akron (Exchange), OH	1,174,471
Holland Oil — Akron (Main St.), OH	947,677
Holland Oil — Akron (Manchester), OH	1,312,168
Holland Oil — Akron (Ridgewood), OH	1,044,874
Holland Oil — Akron (Waterloo), OH	947,677
Holland Oil — Barberton (5th St.), OH	988,176
Holland Oil — Barberton (31st St.), OH	777,581
Holland Oil — Barberton (Wooster), OH	1,798,156
Holland Oil — Bedford, OH	1,020,575
Holland Oil — Brookpark, OH	1,085,374
Holland Oil — Canton (12th Street), OH	931,478
Holland Oil — Canton (Tuscarawas), OH	1,757,657
Holland Oil — Cleveland, OH	1,271,669
Holland Oil — Copley, OH	923,378
Holland Oil — Cuyahoga Falls (Bath), OH	1,619,961
Holland Oil — Cuyahoga Falls (Port), OH	1,109,673
Holland Oil — Cuyahoga Falls (State), OH	826,180
Holland Oil — Fairlawn, OH	1,287,869
Holland Oil — Kent, OH	793,781
Holland Oil — Maple Heights, OH	1,190,671
Holland Oil — Northfield, OH	1,555,162
Holland Oil — Norton, OH	1,150,172
Holland Oil — Parma, OH	1,004,375
Holland Oil — Seville, OH	1,960,152
Holland Oil — Twinsburg, OH	1,085,374
Holland Oil — Willoughby, OH	955,777
Shell — Monroe, LA	1,223,070
Spectrum — Auburn, AL	1,385,066
Spectrum — Augusta, GA	882,878
Spectrum — Columbus (Airport), GA	1,231,170
Spectrum — Columbus (Beaver Run), GA	2,008,751
Spectrum — Columbus (Bradley), GA	2,672,934
Spectrum — Columbus (Buena Vista), GA	1,287,869
Spectrum — Columbus (Lumpkin), GA	1,336,467
Spectrum — Columbus (Warm Springs), GA	1,571,362
Spectrum — Lanett, AL	680,383
Spectrum — Macon (Arkwright), GA	915,278
Spectrum — Macon (Riverside), GA	1,004,375
Spectrum — Martinez, GA	1,020,575

17

Property	Depreciable Tax Basis
Spectrum — Mobile (Airport), AL	$1,457,964
Spectrum — Mobile (Moffett), AL	1,247,370
Spectrum — North Augusta, GA	955,777
Spectrum — Opelika (2nd Ave), AL	1,044,874
Spectrum — Opelika (Columbus), AL	1,879,154
Spectrum — Phenix City, AL	1,279,769
Spectrum — Pine Mountain, GA	915,278
Spectrum — Valley, AL	1,247,370
Spirit — West Monroe (1602 Thomas), LA	1,336,467

Total	$134,166,295

Tenant Lease Expirations
     The following table sets forth, as of December 20, 2007, lease expirations of our properties, including the properties described above, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

	Number of	Approx. Square	Total Annual	% of Total
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Annual Base Rent
2007	1	2,000	$37,500	>0%
2008	11	53,937	682,368	1%
2009	14	105,760	798,301	1%
2010	15	128,264	688,299	1%
2011	13	51,260	524,983	1%
2012	14	142,727	1,007,324	1%
2013	19	364,674	2,106,711	2%
2014	12	194,107	1,834,308	2%
2015	16	1,048,672	4,743,844	5%
2016	27	1,376,457	8,183,592	8%
2017	33	1,269,518	7,238,592	7%

	175	4,737,376	$27,845,822	29%

Prior Potential Property Investments
     A prior supplement to this prospectus described potential acquisitions of an approximately 2,000 square foot single-tenant retail building on an approximately 0.9 acre site located in Brenham, Texas, an approximately 1,700 square foot single-tenant retail building on an approximately 0.6 acre site located in Cleveland, Texas, an approximately 2,000 square foot single-tenant retail building on an approximately 0.8 acre site located in Houston, Texas, an approximately 2,300 square foot single-tenant retail building on an approximately 0.5 acre site located in Liberty, Texas, and an approximately 2,100 square foot single-tenant retail building on an approximately 0.7 acre site located in Winnie, Texas. The purchase agreements between Series B, LLC, an affiliate of our advisor, and the sellers for the acquisition of each property, respectively, was terminated prior to their assignment to us, and we are no longer considering these properties for purchase.

18

APPENDIX B

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.	For Prospectus dated May 11, 2007
Subscription Agreement for the Purchase of Common Stock of Cole Credit Property Trust II, Inc.
Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.

A - INVESTMENT

Purchase of Cole Credit Property Trust II, Inc. Shares $ = × $10 Total $ Invested = # of Shares × $10	☐ Initial Subscription (Minimum $2,500)
☐ Additional Subscription (Minimum $1,000)
☐ REGISTERED REPRESENTATIVE PURCHASE
☐ RIA-See Section G
A completed Subscription Agreement is required for
each initial and additional investment.	☐ Check Enclosed for Subscription Amount ☐ Subscription Amount Wired ☐ Check sent separately

B - TYPE OF OWNERSHIP

NON-CUSTODIAL OWNERSHIP (Make Check Payable To: Wells Fargo Bank N.A., Escrow Agent for Cole Credit Property Trust II, Inc.)

☐ Individual Ownership ☐ Joint Tenants with Right of Survivorship ☐ Community Property ☐ Tenants-in-Common ☐ Other (specify) ☐ Trust (Specify, i.e., Family, Living, Revocable, etc.)	☐ Corporate Ownership ☐ Partnership Ownership ☐ LLC Ownership ☐ TOD (Fill out TOD Form to effect designation) ☐ Other (specify)	☐ Uniform Gifts to Minors Act: State of Custodian for ☐ Pension or Profit Sharing Plan ☐ Taxable ☐ Exempt under §501A ☐ Name of Trustee/Other Administrator
☐ Taxable ☐ Grantor A or B Date Trust Established Name of Trustee/Other
Administrator

CUSTODIAL OWNERSHIP (Make check payable to the custodian listed and send ALL paperwork directly to the custodian.)
  ☐ Traditional IRA
  ☐ Roth IRA
  ☐ Simplified Employee Pension/Trust (S.E.P.)
  ☐ KEOGH
  ☐ Pension or Profit Sharing Plan
☐ Taxable  ☐ Exempt under §501A
Name of Trustee/Other Administrator
  ☐ Other (specify)
CUSTODIAN INFORMATION
☐ Sterling Trust Company (set up fee waived and annual fees discounted)
or
☐ Name of Custodian or Trustee  Mailing Address  City                 State        Zip
Investor’s Custodian Account # ☐ ☐ ☐ ☐  ☐ ☐ ☐ ☐ ☐  ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
Custodian Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐

C - SUBSCRIBER INFORMATION

Subscriber Name	☐ Mr.	☐ Mrs.	☐ Ms.
Social Security # or Taxpayer ID # ☐ ☐ ☐ - ☐  ☐ - ☐ ☐ ☐ ☐
Date of Birth/Date of Incorporation ☐ ☐ - ☐ ☐  - ☐ ☐ ☐ ☐
Mailing Address

City	State	Zip
Home Telephone No. ☐ ☐ ☐ - ☐  ☐ ☐ - ☐ ☐ ☐ ☐
Business Telephone No. ☐ ☐ ☐ - ☐  ☐ ☐ - ☐ ☐ ☐ ☐

Co- Subscriber	☐ Mr.	☐ Mrs.	☐ Ms.
Social Security #☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐ (Co-Subscriber)
Date of Birth ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐ (Co-Subscriber)
Residence Address (if different from mailing address)

City	State	Zip
E-mail Address

Please Indicate Citizenship Status	☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien ☐ Employee or Affiliate

INTERESTED PARTY (Optional)
If you would like a duplicate copy of all communications the Company sends to you to be sent to an additional party (such as your accountant or financial advisor), please complete the following.

Name of Interested Party Street Address or P.O. Box City State Zip E-mail Address (optional)	Name of Firm Business Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐ Facsimile Telephone No. ☐ ☐ ☐ - ☐ o ☐ - ☐ ☐ ☐ ☐

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.	Mail to: Cole Credit Property Trust II, Inc.
© 2007 Cole Companies	c/o Phoenix Transfer, Inc.
2401 Kerner Boulevard, San Rafael, California 94901
Phone 866-341-2653

(CONTINUED ON REVERSE SIDE)

B-1

D — DISTRIBUTION OPTIONS: NON-CUSTODIAL OWNERSHIP ACCOUNTS
☐ Mail to Address of Record

☐	Distribution Reinvestment Program: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.
☐	Distributions directed to:

☐	Via Mail (complete information below)
☐	Via Electronic Deposit (ACH — complete information below)

☐	Checking ☐ Savings
Name of Bank or Individual
Mailing Address

City	State	Zip
Bank ABA # (for ACH only)
Account # (MUST BE FILLED IN)

DISTRIBUTION OPTIONS: CUSTODIAL OWNERSHIP ACCOUNTS
☐ Mail to Custodial Account

☐ Distribution Reinvestment Program: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus

I (we) hereby authorize Cole Credit Property Trust II, Inc. (“Company”) to deposit distributions from my (our) interest in stock of the Company into the account at the financial institution as indicated in this Section D. I further authorize the Company to debit this account in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.

Investor’s Signature
E — SUBSCRIBER SIGNATURES

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:			Owner	Joint Owner
a.	I have received the prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.	a.	Initials	Initials

b.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or that I (we) meet such higher suitability requirements as may be required by my state of residence and set forth in the prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.	b.	Initials	Initials

c.	For residents of Arizona, California, Michigan, North Carolina or Tennessee only: I have either (i) a net worth of at least $225,000 or (ii) a gross annual income of at least $60,000 and a net worth of at least $60,000.	c.	Initials	Initials

d.	For residents of Maine only: I have either (i) a net worth of at least $200,000 or (ii) a gross annual income of at least $50,000 and a net worth of at least $50,000.	d.	Initials	Initials

e.	For residents of Kansas only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, I acknowledge that it is recommended that I should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.	e.	Initials	Initials

f.	For residents of Massachusetts, Ohio or Pennsylvania only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000, and my maximum investment in the Company and its affiliates will not exceed 10% of my net worth.	f.	Initials	Initials

g.	For residents of Kentucky only: I have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000 and my investment does not exceed 10% of my liquid net worth.	g.	Initials	Initials

h.	For residents of Iowa and New Mexico only: I have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000.	h.	Initials	Initials

i.	I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).	i.	Initials	Initials

j.	I acknowledge that the shares are not liquid.	j.	Initials	Initials

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

Signature of Investor	Signature of Co-Investor, if applicable	Authorized Signature (Custodian or Trustee, if applicable)	Date

B-2

F —	BROKER/DEALER and REGISTERED REPRESENTATIVE Broker/Dealer data -To be completed by selling Registered Representative (please use representative’s address — not home office)
☐ Mr. ☐ Mrs. ☐ Ms.
Name of Registered Representative
Mailing Address

City	State	Zip
Home Office Mailing Address

City	State	Zip
Broker/Dealer Representative ID #

Registered Representative’s Telephones	-	-

Registered Representative’s E-Mail
Have You Changed Broker/Dealer (since last purchase)? ☐ Yes ☐ No
Signature — Registered Representative
Signature — Broker/Dealer (if applicable)
G — REGISTERED INVESTMENT ADVISOR (RIA)
REGISTERED INVESTMENT ADVISOR (RIA) - NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐	Check only if subscription is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.
ELECTRONIC DELIVERY (OPTIONAL)

Instead of receiving paper copies of this prospectus, our prospectus supplements, annual reports, proxy statements and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Cole Credit Property Trust II, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Cole that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Cole send a paper copy of a particular stockholder communication to me. Cole has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time on-line and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

Signature	Date	E-mail Address

B-3

APPENDIX C

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.

Additional Investment Subscription Agreement
This form may be used by any current Investor (the “Investor”) in Cole Credit Property Trust II, Inc. (the “Company”), who desires to purchase additional shares of the Company’s common stock pursuant to the Additional Subscription Agreement and who purchased their shares directly from the Company. Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Credit Property Trust II, Inc. Subscription Agreement.
Minimum Additional Investment: $1,000

$
Total $ Invested	Total Shares
Total shares may vary if this is a non-commission sale or if volume discounts apply.

SUBSCRIBER INFORMATION

Subscriber Name    ☐ Mr. ☐ Mrs. ☐ Ms.
Social Security # or Taxpayer ID # ☐ ☐ ☐ - ☐  ☐ - ☐ ☐ ☐ ☐
Mailing Address
Home Telephone No. ☐ ☐ ☐ - ☐  ☐ ☐ - ☐ ☐ ☐ ☐
Existing CCPTII Account #
Date of Birth or Date of Incorporation ☐ ☐ - ☐ ☐  - ☐ ☐ ☐ ☐

City	State	ZIP
Business Telephone No. ☐ ☐ ☐ - ☐  ☐ ☐ - ☐ ☐ ☐ ☐
SUBSCRIBER SIGNATURES

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:			Owner	Joint Owner
a.	I have received the prospectus as supplemented to date relating to the shares, wherein the terms and conditions of the offering of the shares are described.	a.	Initials	Initials

b.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or that I (we) meet such higher suitability requirements as may be required by my state of residence and set forth in the prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.	b.	Initials	Initials

c.	For residents of Arizona, California, Michigan, North Carolina or Tennessee only: I have either (i) a net worth of at least $225,000 or (ii) a gross annual income of at least $60,000 and a net worth of at least $60,000.	c.	Initials	Initials

d.	For residents of Maine only: I have either (i) a net worth of at least $200,000 or (ii) a gross annual income of at least $50,000 and a net worth of at least $50,000.	d.	Initials	Initials

e.	For residents of Kansas only: I have (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, I acknowledge that it is recommended that I should invest no more than 10% of my liquid net worth in the shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalent and readily marketable securities.	e.	Initials.	Initials

f.	For residents of Massachusetts, Ohio or Pennsylvania only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000, and my maximum investment in the Company and its affiliates will not exceed 10% of my net worth.	f.	Initials	Initials

g.	For residents of Kentucky only: I have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000 and, unless I originally purchased shares in the Company’s initial public offering, my investment does not exceed 10% of my liquid net worth.	g.	Initials	Initials

h.	For residents of Iowa and New Mexico only: I have either (i) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000.	h.	Initials	Initials

i.	I am purchasing the shares for my own account or I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).	i.	Initials	Initials

j.	I acknowledge that the shares are not liquid.	j.	Initials	Initials

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

Signature of Investor	Signature of Co-Investor, if applicable	Authorized Signature (Custodian or Trustee, if applicable)	Date

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.	Mail to: Cole Credit Property Trust II, Inc. c/o Phoenix Transfer, Inc. 2401 Kerner Boulevard • San Rafael, CA 94901 Phone: 866-341-2653

C-1

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-138444
COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 9 DATED FEBRUARY 1, 2008
TO THE PROSPECTUS DATED MAY 11, 2007
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007, Supplement No. 1 dated May 16, 2007, Supplement No. 2 dated July 23, 2007, Supplement No. 3 dated August 8, 2007, Supplement No. 4 dated August 15, 2007, Supplement No. 5 dated September 21, 2007, Supplement No. 6 dated November 5, 2007, Supplement No.7 dated November 15, 2007 and Supplement No. 8 dated December 20, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	recent real property investments;

(3)	recent mortgage note investments;

(4)	potential real property investments;

(5)	the termination of a potential acquisition of a single-tenant, net leased commercial retail property containing approximately 11,000 rentable square feet in Swanton, OH;

(6)	updated financial information regarding Cole Credit Property Trust II, Inc. and certain acquired properties; and

(7)	amended Cole Credit Property Trust II, Inc. historical financial statements for the year ended December 31, 2006, to reflect the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Asset, which is the same as filed in the Current Report on Form 8-K/A, dated January 25, 2008.

     Status of Our Public Offerings
     We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. We issued a total of 54,838,315 shares in our initial public offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $547.4 million.
     We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of February 1, 2008, we had accepted investors’ subscriptions for, and issued, approximately 45.4 million shares of our common stock in the follow-on offering, including approximately 43.8 million shares sold in the primary offering and approximately 1.6 million shares sold pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $457.4 million. Combined with our initial public offering, we had received a total of approximately $1.0 billion in gross offering proceeds as of February 1, 2008.
     Real Property Investments
     The following information supplements, and should be read in conjunction with, the table in the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 7 of the prospectus:
Description of Real Estate Investments
     As of February 1, 2008, we owned 345 properties, comprising approximately 11.9 million rentable square feet of commercial space located in 44 states and the U.S. Virgin Islands. Properties acquired between December 20, 2007, the date of our last prospectus supplement, and February 1, 2008 are listed below.

		Rentable
Property Description	Tenant	Square Feet	Purchase Price
Walgreens — Cincinnati (Seymour), OH	Walgreen Co.	15,120	$4,890,000
Tractor Supply — Rome, NY	Tractor Supply Company	19,097	3,150,000
HH Gregg — Greensboro, NC	Gregg Appliances, Inc.	30,167	6,800,000

1

		Rentable
Property Description	Tenant	Square Feet	Purchase Price
Starbucks — Altus, OK	Starbucks Corporation	1,741	$1,172,414
Milford Commons — Milford, NH	Various	77,830	7,950,000
CarMax — Greenville, SC	CarMax Auto Superstores, Inc.	46,535	22,000,000
Bank of America — Delray Beach, FL	Bank of America, N.A.	54,600	15,000,000
Circuit City — Kennesaw, GA	Circuit City Stores, Inc.	183,088	19,840,000
Mustang Engineering — Houston, TX	Mustang Engineering, LP	136,954	19,000,000
Office Depot — Alcoa, TN	Office Depot, Inc.	26,850	3,658,000
Arby’s — New Castle, PA	RTM Acquisition, LLC	3,263	1,520,000
CarMax — Raleigh, NC	CarMax Auto Superstores, Inc.	56,439	9,145,000
CarMax — Pineville, NC	CarMax Auto Superstores, Inc.	18,697	9,888,000

		670,381	$124,013,414

The following information supplements the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus:
Real Property Investments
     We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail, office and distribution properties, net leased to investment grade and other creditworthy tenants.
     As of February 1, 2008, we, through separate wholly-owned limited liability companies, have acquired a 100% fee simple interest in 345 properties consisting of approximately 11.9 million gross rentable square feet located in 44 states and the U.S. Virgin Islands. The properties were generally acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock.
     The following table summarizes properties acquired between December 20, 2007, the date of our last prospectus supplement, and February 1, 2008 in order of acquisition date:

				Purchase	Fees Paid to	Rentable	Physical
Property	Type	Date Acquired	Year Built	Price	Sponsor (1)	Square Feet	Occupancy
Walgreens — Cincinnati (Seymour), OH	Drugstore	December 21, 2007	2000	$4,890,000	$97,800	15,120	100%
Tractor Supply — Rome, NY	Specialty retail	January 4, 2008	2007	3,150,000	63,000	19,097	100%
HH Gregg — Greensboro, NC	Specialty retail	January 11, 2008	2007	6,800,000	136,000	30,167	100%
Starbucks — Altus, OK	Restaurant	January 16, 2008	2007	1,172,414	23,448	1,741	100%
Milford Commons — Milford, NH	Shopping center	January 17, 2008	2005	7,950,000	217,169	77,830	100%
CarMax — Greenville, SC	Auto dealership	January 25, 2008	1998	22,000,000	591,250	46,535	100%
Bank of America — Delray Beach, FL	Office building	January 31, 2008	1975	15,000,000	388,601	54,600	100%
Circuit City — Kennesaw, GA	Specialty retail	January 31, 2008	1998	19,840,000	514,934	183,088	100%
Mustang Engineering — Houston, TX	Office building	January 31, 2008	1983	19,000,000	492,228	136,954	100%
Office Depot — Alcoa, TN	Office supply	January 31, 2008	1999	3,658,000	97,230	26,850	100%
Arby’s — New Castle, PA	Restaurant	January 31, 2008	1999	1,520,000	39,260	3,263	100%
CarMax — Raleigh, NC	Auto dealership	January 31, 2008	1994	9,145,000	237,242	56,439	100%
CarMax — Pineville, NC	Auto dealership	January 31, 2008	2002	9,888,000	256,237	18,697	100%

				$124,013,414	$3,154,399	670,381

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.

2

The following table sets forth the principal provisions of the lease term for the major tenants at the properties listed above:

			Total
	Number		Square	% of Total		Current	Base Rent
	of		Feet	Square	Renewal	Annual Base	per Square		Lease Term
Property	Tenants	Major Tenants*	Leased	Feet Leased	Options**	Rent	Foot		Beginning	To
Walgreens — Cincinnati (Seymour), OH	1	Walgreen Co.	15,120	100%	8/5 yr.	$380,000	$25.13		12/21/2007	11/30/2020
Tractor Supply —		Tractor Supply
Rome, NY	1	Company	19,097	100%	4/5 yr.	235,000	12.31		1/4/2008	12/18/2022
HH Gregg —		Gregg Appliances,
Greensboro, NC	1	Inc.	30,167	100%	4/5 yr.	510,426	16.92		1/11/2008	11/30/2012
						540,593	17.92		12/1/2012	11/30/2017
						570,760	18.92		12/1/2017	11/30/2022
Starbucks — Altus,		Starbucks
OK	1	Corporation	1,741	100%	4/5 yr.	85,000	48.82		1/16/2008	11/30/2012
						93,500	53.70		12/1/2012	2/28/2018
		The Stop & Shop
Milford Commons —		Supermarket Company
Milford, NH	5	LLC	65,430	84%	11/5 yr.	358,000	N/A	(1)	1/17/2008	4/30/2011
						390,715	N/A	(1)	5/1/2011	4/30/2016
						423,430	N/A	(1)	5/1/2016	4/30/2021
						456,146	N/A	(1)	5/1/2021	4/30/2026
CarMax —		CarMax Auto
Greenville, SC	1	Superstores, Inc.	46,535	100%	2/10 yr.	1,493,604	32.10		1/25/2008	8/9/2008
						1,527,210	32.82		8/10/2008	8/9/2009
						1,561,573	33.56		8/10/2009	8/9/2010
						1,596,708	34.31		8/10/2010	8/9/2011
						1,632,634	35.08		8/10/2011	8/9/2012
						1,669,368	35.87		8/10/2012	8/9/2013
						1,706,929	36.68		8/10/2013	8/9/2014
						1,745,335	37.51		8/10/2014	8/9/2015
						1,784,605	38.35		8/10/2015	8/9/2016
Bank of America — Delray Beach, FL		Bank of
	1	America, N.A.	54,600	100%	N/A	900,000	16.48		1/31/2008	1/31/2036
Circuit City — Kennesaw, GA		Circuit City
	1	Stores, Inc.	183,088	100%	2/10 yr.	1,488,000	8.13		1/31/2008	9/30/2022
Mustang Engineering — Houston, TX		Mustang
	1	Engineering, LP	136,954	100%	4/5 yr.	1,369,540	$10.00		1/31/2008	8/31/2008
						1,417,474	10.35		9/1/2008	8/31/2009
						1,465,408	10.70		9/1/2009	8/31/2010
						1,513,342	11.05		9/1/2010	8/31/2011
						1,561,276	11.40		9/1/2011	8/31/2012
						1,609,210	11.75		9/1/2012	8/31/2013
						1,657,143	12.10		9/1/2013	8/31/2014
						1,705,077	12.45		9/1/2014	8/31/2015
Office Depot — Alcoa, TN	1	Office Depot, Inc.	26,850	100%	3/5 yr.	292,665	10.90		1/31/2008	9/30/2014
Arby’s — New Castle, PA	1	RTM Acquisition Company, LLC	3,263	100%	2/5 yr.	117,807	36.10		1/31/2008	12/31/2008
						118,985	36.46		1/1/2009	12/31/2009
						120,175	36.83		1/1/2010	12/31/2010
						121,376	37.20		1/1/2011	12/31/2011
						122,590	37.57		1/1/2012	12/31/2012
						123,816	37.95		1/1/2013	12/31/2013
						125,054	38.32		1/1/2014	12/31/2014
						126,305	38.71		1/1/2015	12/31/2015
						127,568	39.10		1/1/2016	12/31/2016
						128,843	39.49		1/1/2017	12/31/2017
						130,312	39.88		1/1/2018	12/31/2018
						131,433	40.28		1/1/2019	12/31/2019
						132,747	40.68		1/1/2020	12/31/2020
CarMax — Raleigh, NC		CarMax Auto
	1	Superstores, Inc.	56,439	100%	2/10 yr.	685,910	12.15		1/31/2008	11/30/2017
CarMax — Pineville, NC		CarMax Auto
	1	Superstores, Inc.	18,687	100%	4/5 yr.	692,216	37.02		1/31/2008	7/31/2018

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.

(1)	The lease agreement with Stop & Shop Supermarket Company, LLC, is a ground lease. As such, base rent per square foot is not applicable for this lease.
     Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently receives a property management fee of up to 2.0% of the monthly gross revenues from our single-tenant properties and up to 4.0% of the monthly gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured.
     In connection with the property acquisitions noted above, we incurred the following fixed and variable rate mortgage notes:

Property	Fixed Rate Loan Amount	Fixed Interest Rate	Maturity Date	Variable Rate Loan Amount	Maturity Date	Total Loan Oustanding
Milford Commons — Milford, NH	5,816,924	5.59%	April 11, 2016	—	N/A	$5,816,924
CarMax — Greenville, SC	15,125,000	5.90%	December 1, 2016	—	N/A	15,125,000
Bank of America — Delray Beach, FL	—	N/A	N/A	10,632,014	February 1, 2009	10,632,014
Circuit City — Kennesaw, GA	—	N/A	N/A	14,176,019	February 1, 2009	14,176,019
Mustang Engineering — Houston, TX	—	N/A	N/A	13,467,218	February 1, 2009	13,467,218
Office Depot — Alcoa, TN	—	N/A	N/A	2,888,364	February 1, 2009	2,888,364
Arby’s — New Castle, PA	—	N/A	N/A	1,063,201	February 1, 2009	1,063,201
CarMax — Raleigh, NC	—	N/A	N/A	6,520,969	February 1, 2009	6,520,969
CarMax — Pineville, NC	—	N/A	N/A	7,017,129	February 1, 2009	7,017,129
     The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 195 basis points and require monthly interest-only payments.

3

     The Milford Commons Loan has monthly principal and interest payments due through April 11, 2016. A constant payment of principal and interest is due on a monthly basis, and continues through the maturity date of April 11, 2016. The CarMax Loan has scheduled monthly interest only payments due through December 31, 2009. Beginning on January 1, 2010 through December 1, 2016, a constant payment of principal and interest is due on a monthly basis through the maturity date of December 1, 2016. The mortgage notes are generally non-recourse to us and Cole OP II, but both are liable for customary non-recourse carveouts.
     The fixed rate mortgage notes generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, we may sell the property to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
     In the event a mortgage note is not paid off on the maturity date, the mortgage loans include default provisions. Upon the occurrence of an event of default, interest on the mortgage notes will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) 4% above the fixed interest rate for the CarMax Loan, and 5% above the fixed interest rate loan for the Milford Commons Loan. In addition, we will be required to pay a prepayment consideration in an amount equal to the greater of 1.0% of the outstanding principal balance of the mortgage note, or the present value of the remaining scheduled payments of principal and interest from the date such payment is received through the maturity date at the time any payment is received by the lender.
     For federal income tax purposes, the depreciable basis in the properties noted above is approximately $99.2 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The preliminary depreciable basis in the properties noted above is estimated as follows:

Property	Depreciable Tax Basis
Walgreens — Cincinnati (Seymour), OH	$3,912,000
Tractor Supply — Rome, NY	2,520,000
HH Gregg — Greensboro, NC	5,440,000
Starbucks — Altus, OK	937,931
Milford Commons — Milford, NH	6,360,000
CarMax — Greenville, SC	17,600,000
Bank of America — Delray Beach, FL	12,000,000
Circuit City — Kennesaw, GA	15,872,000
Mustang Engineering — Houston, TX	15,200,000
Office Depot — Alcoa, TN	2,926,400
Arby’s — New Castle, PA	1,216,000
CarMax — Raleigh, NC	7,316,000
CarMax — Pineville, NC	7,910,400

$99,210,731

     Tenant Lease Expirations
     The following table sets forth, as of February 1, 2008, lease expirations of our properties, including the properties described above, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

				% of Total
	Number of	Approx. Square	Total Annual	Annual
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Base Rent
2008	11	53,937	$438,659	>0%
2009	15	107,463	1,150,045	1%
2010	15	128,264	1,460,009	1%
2011	13	51,260	874,663	1%
2012	15	142,434	1,735,177	1%
2013	19	364,674	3,601,910	3%
2014	13	220,957	3,092,969	2%
2015	17	1,188,626	8,631,014	6%
2016	28	1,442,992	12,458,464	9%
2017	35	1,364,157	13,343,836	10%
2018	20	411,495	6,129,514	4%

	201	5,456,259	$52,916,260	38%

4

     Mortgage Notes Investment
     The following information supplements the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus and other similar disclosures elsewhere in the prospectus:
     On December 27, 2007, CCPT II Finance, LLC, an Arizona limited liability company (“CCPT Finance”), which is a wholly-owned subsidiary of Cole OP II, acquired a portfolio of 46 mortgage notes with an aggregate face amount of approximately $33.3 million secured by 20 KFC restaurants (the “KFC Properties”) located in nine states and 26 O’Reilly Auto Parts stores (the “O’Reilly Properties”) located in two states (collectively, the “Mortgage Notes”). The Mortgage Notes were purchased from GE Capital Franchise Finance Corporation, which is not affiliated with us, our subsidiaries or affiliates.
     The purchase price of the Mortgage Notes was approximately $37.1 million, exclusive of closing costs, resulting in a premium of 11.4%. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $35.0 million loan from Wachovia Bank secured by a portfolio of 23 commercial loans owned by CCPT Finance (the “Wachovia Loan”). In connection with the acquisition, we paid an affiliate of our advisor an acquisition fee of approximately $743,000 and our advisor a finance coordination fee of approximately $350,000.
     The borrowers under the Mortgage Notes are LoJon Property II, LLC and CarPar Property II, LLC (collectively, the “Borrowers”). The Borrowers are each a subsidiary of U.S. Realty Advisors, who utilized the Mortgage Notes in part to fund the purchase of the KFC Properties (the “KFC Notes”) in August 2003 and the O’Reilly Properties (the “O’Reilly Notes”) in December 2000. The Mortgage Notes have an unpaid principal balance of approximately $33.3 million and a fixed interest rate of 10.47% for all of the KFC Notes, a fixed interest rate of 8.60% for 10 of the O’Reilly Notes, and 9.35% for the remaining 16 O’Reilly Notes. The current aggregate annual fixed payments of principal and interest is $3,902,790 per year, which is payable monthly. The KFC Notes have an escalation in principal and interest payments of 4.04% every two years, with the next escalation date on October 1, 2008, continuing through the maturity date.
     The Mortgage Notes are non-recourse to the Borrowers and may be prepaid in full, but not in part, by the Borrowers, subject to a yield maintenance premium. Failure to make any required payments under the Mortgage Notes by the Borrowers in a timely manner will cause an event of default, which will result in a 13.0% default interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal may become immediately due and payable in full. The maturity date of the mortgage notes associated with the O’Reilly Properties and the KFC Properties is January 1, 2021 and October 1, 2020, respectively.
     The KFC Properties are 100% leased to KFC U.S. Properties, Inc., which is a wholly-owned subsidiary of Yum! Brands, Inc. In determining the creditworthiness of KFC we considered a variety of factors, including historical financial information and financial performance, and regional market position.
     The O’Reilly Properties are 100% leased to O’Reilly Automotive, Inc. (“O’Reilly”). O’Reilly operates specialty retail stores that sell new and used automotive parts. O’Reilly operates over 1,744 stores in the United States and its stock is publicly traded on the Nasdaq Global Select Market under the symbol “ORLY.” In determining the creditworthiness of O’Reilly we considered a variety of factors, including historical financial information and financial performance, and regional market position.
     The Wachovia Loan has a variable interest rate based on the one-month LIBOR rate plus 275 basis points with monthly interest-only payments and the outstanding principal and any accrued and unpaid interest due on March 27, 2008. The loan may be prepaid, in whole or in part, at any time without premium or penalty. Failure to make any required payments under the loan in a timely manner will cause an event of default, which will result in a 4.0% default interest rate in excess of the applicable interest rate, late charges equal to 5.0% of the amount of such overdue payment, and all interest and principal becoming immediately due and payable in full.

5

Potential Property Investments
     Our advisor has identified the following properties as potential suitable investments for us. The acquisition of each such property is subject to a number of conditions. A significant condition to acquiring any one of these potential acquisitions is our ability to raise sufficient proceeds in this offering to pay all or a portion of the purchase price. An additional condition to acquiring these properties will be our securing debt financing to pay the balance of the purchase price. Such financing may not be available on acceptable terms or at all.
     Our evaluation of a property as a potential acquisition, including the appropriate purchase price, will include our consideration of a property condition report; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     We will decide whether to acquire these properties generally based upon:
•	satisfaction of the conditions to the acquisitions contained in the respective contracts;

•	no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•	our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make these acquisitions; and

•	our receipt of satisfactory due diligence information including appraisals, environmental reports and tenant and lease information.
     Other properties may be identified in the future that we may acquire before or instead of these properties. Due to the considerable conditions to the consummation of the acquisition of these properties, we cannot make any assurances that the closing of these acquisitions is probable.
     Affiliates of our Advisor have entered into purchase agreements for the following potential acquisitions. Subject to the satisfactory completion of certain conditions to closing, we expect the purchase agreements will be assigned to us prior to the closing of the transaction.

				Approximate
	Expected		Approximate	Compensation to
Property	Acquisition Date	Seller (1)	Purchase Price (2)	Sponsor (3)
CVS — Indianapolis, IN	February, 2008	Millstein Industries, LLC	$3,690,000	$110,700
Best Buy — Wichita, KS	February, 2008	Millstein Industries, LLC	11,321,000	339,630
Bridgestone/Firestone — Atlanta, GA	February, 2008	Millstein Industries, LLC	2,432,000	72,960
Marsh Supermarket — Indianapolis, IN	February, 2008	Millstein Industries, LLC	14,316,000	429,480
Academy Sports — Lufkin, TX	February, 2008	Millstein Industries, LLC	5,200,000	156,000
Boscov’s — Voorhees, NJ	February, 2008	Millstein Industries, LLC	4,090,000	122,700
FedEx Ground — Mishawaka, IN	February, 2008	Millstein Industries, LLC	3,932,000	117,960
Hilltop Plaza — Bridgeton, MO	February, 2008	The Rock Road Lot Development, LLC	23,225,000	696,750

			$68,206,000	$2,046,180

(1)	Seller is an unaffiliated third party.

(2)	Approximate purchase price does not include acquisition costs which we expect to be approximately 3.0% of the contract purchase price.

(3)	Amounts include acquisition fees payable to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing to acquire the respective property.

6

     Each potential property acquisition is subject to a net lease, pursuant to which the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent.

			Total Square	% of Total
			Feet	Square Feet
Property	Major Tenants*	Guarantor	Leased	Leased
CVS — Indianapolis, IN	Hook-Superx, Inc.	N/A	10,125	100%
Best Buy — Wichita, KS	Best Buy Co., Inc.	N/A	66,756	100%
Bridgestone/Firestone — Atlanta, GA	BFS Retail & Commercial Operations, LLC	N/A	10,325	100%
Marsh Supermarket — Indianapolis, IN	Marsh Supermarkets, LLC	Marsh Supermarkets, Inc.	63,750	100%
Academy Sports — Lufkin, TX	Academy, Ltd.	N/A	60,750	100%
Boscov’s — Voorhees, NJ	Boscov’s Department Store, LLC	Boscov’s, Inc.	173,767	100%
FedEx Ground — Mishawaka, IN	FedEx Ground Package System, Inc.	N/A	54,779	100%
Hilltop Plaza — Bridgeton, MO	Lowe’s Home Centers, Inc.	Lowe’s Companies, Inc.	136,641	45%
	K Mart Corporation	N/A	104,231	35%
	The Sports Authority, Inc.	K Mart Corporation	39,600	13%

			720,724

*	Major tenants are those tenants that occupy greater than 10.0% of the rentable square of their respective property.
The table below provides leasing information for the major tenants at each respective property:

					Base Rent
	Number of		Renewal	Current Annual	per Square	Lease Term
Property	Tenants	Major Tenants*	Options	Base Rent	Foot	Beginning	To
CVS — Indianapolis, IN	1	Hook-Superx, Inc.	4/5 yr.	258,304	25.51	7/1/1995	12/12/2023

7

					Base Rent
	Number of		Renewal	Current Annual	per Square	Lease Term
Property	Tenants	Major Tenants*	Options	Base Rent	Foot	Beginning	To
Best Buy — Wichita, KS	1	Best Buy Co., Inc.	3/5 yr.	$758,400	$11.36	5/10/2001	5/9/2006
				781,152	11.70	5/10/2006	5/9/2011
				804,587	12.05	5/10/2011	5/9/2016
				828,724	12.41	5/10/2016	5/9/2021

Bridgestone/Firestone — Atlanta, GA	1	BFS Retail & Commercial Operations, LLC	4/5 yr.	182,412	17.67	12/1/2003	11/30/2008
				189,708	18.37	12/1/2008	11/30/2013
				197,297	19.11	12/1/2013	11/30/2018

Marsh Supermarket — Indianapolis, IN	1	Marsh Supermarkets, LLC	4/5 yr.	1,208,363	18.95	9/8/2000	9/30/2020

Academy Sports — Lufkin, TX	1	Academy, Ltd.	4/5 yr.	364,500	6.00	7/1/2005	6/30/2009
				375,419	6.18	7/1/2009	6/30/2014
				386,664	6.36	7/1/2014	6/30/2019
				398,246	6.56	7/1/2019	6/30/2024

Boscov’s — Voorhees, NJ	1	Boscov’s Department Store, LLC	4/10 yr.	390,976	2.25	9/28/1978	9/27/2008
				195,488	1.13	9/28/2008	9/27/2018

FedEx Ground — Mishawaka, IN	1	FedEx Ground Package System, Inc.	2/5 yr.	304,800	5.56	9/1/2004	8/31/2014

Hilltop Plaza — Bridgeton, MO	4	Lowe’s Home Centers, Inc.	6/5 yr.	$615,000	N/A (1)	3/1/2007	2/28/2027
		K Mart Corporation	10/5 yr.	609,751	5.85	10/1/1991	9/30/2016
		The Sports Authority, Inc.	10/5 yr.	300,000	7.58	8/10/1991	8/31/2016

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

(1)	The lease agreement with Lowe’s Home Centers, Inc., is a ground lease. As such, base rent per square foot is not applicable for this lease.

8

     The following table outlines the anticipated loan terms on debt financing to be secured in connection with the purchase of the potential property acquisitions our advisor has identified for us. We expect the loans to have a variable rate, with interest only payments and a one-year maturity.

			Variable Interest
Property	Debt Financing	Type	Rate	Maturity Date

CVS — Indianapolis, IN	$2,675,724	Interest Only	LIBOR plus 1.95%	February 2009
Best Buy — Wichita, KS	8,080,331	Interest Only	LIBOR plus 1.95%	February 2009
Bridgestone/Firestone — Atlanta, GA	1,754,282	Interest Only	LIBOR plus 1.95%	February 2009
Marsh Supermarket — Indianapolis, IN	10,242,174	Interest Only	LIBOR plus 1.95%	February 2009
Academy Sports — Lufkin, TX	3,685,765	Interest Only	LIBOR plus 1.95%	February 2009
Boscov’s — Voorhees, NJ	3,189,604	Interest Only	LIBOR plus 1.95%	February 2009
FedEx Ground — Mishawaka, IN	2,799,764	Interest Only	LIBOR plus 1.95%	February 2009
     We believe each of our properties is adequately covered by insurance and we intend to obtain adequate insurance coverage for all future properties that we acquire.
Prior Potential Property Investments
     A prior supplement to this prospectus described a potential acquisition of an approximately 11,000 square foot single-tenant retail building on an approximately 1.4 acre site located in Swanton, Ohio. The purchase agreement between Series D, LLC, an affiliate of our advisor, and the seller for the acquisition of the property was terminated prior to its assignment to us, and we are no longer considering this property for purchase.

9

F-1

Page
Unaudited Pro Forma Financial Statements Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Balance Sheet as of September 30, 2007 (Unaudited)	F-18
Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2007 (Unaudited)	F-19
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	F-20
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2006 (Unaudited)	F-24
Notes to Pro Forma Consolidated Financial Statements (Unaudited)	F-25

Updated presentation of the Cole Credit Property Trust II, Inc. historical financial statements
Report of Independent Registered Public Accounting Firm on the Consolidated Financial Statements	F-32
Consolidated Balance Sheets as of December 31, 2006 and 2005	F-33
Consolidated Statements of Operations for the Years Ended December 31, 2006 and 2005 and the Period from Inception (September 29, 2004) to December 31, 2004	F-34
Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2006 and 2005 and the Period from Inception (September 29, 2004) to December 31, 2004	F-35
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005 and the Period from Inception (September 29, 2004) to December 31, 2004	F-36
Notes to Consolidated Financial Statements	F-37
Schedule III — Real Estate Assets and Accumulated Depreciation	F-55

F-2

SUMMARY FINANCIAL INFORMATION OF BUSINESSES ACQUIRED AND PROBABLE BUSINESSES TO BE ACQUIRED
Millstein Portfolio Properties
     Overview
     Series B, LLC, (“Series B”), an affiliate of our advisor, has entered into an agreement to purchase a portfolio consisting of 14 single-tenant commercial retail, office, and industrial properties (the “ Millstein Portfolio Properties”). The Millstein Portfolio Properties contain approximately 0.9 million square feet of rentable space located in nine states. The Millstein Portfolio Properties were constructed between 1970 and 2003, and are 100% leased to 14 tenants. Pursuant to 14 net leases, the tenants are required to pay substantially all operating expenses and capital expenditures in addition to base rent. Subject to the satisfactory completion of certain conditions to closing, we expect that Series B will assign all of its rights and obligations under the purchase agreement to Cole Credit Property Trust II, Inc., prior to the closing of the transaction.
     The total purchase price of the Millstein Portfolio Properties will be approximately $123.0 million, exclusive of closing costs. We expect to purchase the Millstein Portfolio Properties with proceeds from our ongoing public offering and an approximately $88.2 million loan secured by the Millstein Portfolio Properties.
     After reasonable inquiry, we are not aware of any material factors relating to the Millstein Portfolio Properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     In evaluating the Millstein Portfolio Properties as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators.
     In accordance with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, we have included certain information with respect to eight of the 14 real estate properties within the Millstein Portfolio Properties. This certain information includes an audited historical summary of revenues and certain operating expenses (the “Historical Summary”) of the following properties: Arby’s — New Castle, PA, Mustang Engineering — Houston, TX, CVS — Indianapolis, IN, Bridgestone/Firestone — Atlanta, GA, Marsh Supermarket — Indianapolis, IN, Bank of America — Delray Beach, FL, MI, Academy Sports — Lufkin, TX, and Boscov’s — Voorhees, NJ, (collectively, the “Millstein Audit Properties”).
     Summary financial data has been provided for the tenants, which occupy the remaining six properties: Office Depot — Alcoa, TN, Best Buy — Wichita, KS, Circuit City — Kennesaw, GA, CarMax — Raleigh, NC, CarMax — Pineville, NC, and FedEx Ground — Mishawaka, IN, (collectively, the “Millstein Public Tenant Properties”). Because the Millstein Public Tenant Properties are each 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant or guarantor, we believe that the financial condition and results of operations of the tenant or guarantor, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the Millstein Public Tenant Properties that have or will be acquired.
     The Historical Summary has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission, which requires certain information with respect to real estate operations to be included with certain filings with the Securities and Exchange Commission. The Historical Summary includes the historical revenues and certain operating expenses of the Properties, exclusive of items which may not be comparable to the proposed future operations of the Properties. Material amounts that would not be directly attributable to future operating results of the Properties are excluded, and the financial statements are not intended to be a complete presentation of the Properties’ revenues and expenses. Items excluded consist of management and asset fees, depreciation, amortization, other non-operating expenses, and interest expense.

F-3

Independent Auditors’ Report
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, AZ
We have audited the accompanying combined statement of revenues and certain operating expenses (the “Historical Summary”) of the Millstein Audit Properties as listed in Note 1 to the Historical Summary (the “Properties”) for the year ended December 31, 2007. This Historical Summary is the responsibility of Cole Credit Property Trust II, Inc. management. Our responsibility is to express an opinion on the Historical Summary based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Properties’ revenues and expenses.
In our opinion, such Historical Summary presents fairly, in all material respects, the combined revenues and certain operating expenses described in Note 1 to the Historical Summary of the Properties for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
January 30, 2008

F-4

Millstein Audit Properties
Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2007

Year Ended
December 31, 2007
Revenues:
Rental income from operating leases	$4,896,407
Tenant reimbursement revenue	58,500
Other revenue	26,065

Total revenues	4,980,972

Certain Operating Expenses:
Other expenses	58,140

Total certain operating expenses	58,140

Revenues in excess of certain operating expenses	$4,922,832

See accompanying notes to statement of revenues and certain operating expenses.

F-5

Millstein Audit Properties
Notes to the Statement of Revenues and Certain Operating Expenses
For the Year Ended December 31, 2007
1. Basis of Presentation
     Cole Credit Property Trust II, Inc. (the “Company”) plans to acquire a portfolio, consisting of 14 single-tenant commercial retail and industrial properties containing approximately 0.9 million square feet of rentable square feet of rentable space located in nine states (the “Millstein Portfolio Properties”) whereby the tenant is responsible for all costs to maintain and operate the properties. Within the Millstein Portfolio Properties are eight net leased properties (the “Millstein Audit Properties”). The Millstein Audit Properties consists of the following properties and associated tenants:

Property	Tenant
Academy Sports- Lufkin, TX	Academy, Ltd.
Arby’s - New Castle, PA	RTM Acquisition Company, LLC
Mustang Engineering- Houston, TX	Mustang Engineering, LP
CVS- Indianapolis, IN	Hook-Superx, Inc.
Bridgestone/Firestone- Atlanta, GA	BFS Retail & Commercial Operations, LLC
Marsh Supermarket- Indianapolis, IN	Marsh Supermarkets, LLC
Bank of America- Delray Beach, FL	Bank of America, N.A.
Boscov’s- Voorhees, NJ	Boscov’s Department Store, LLC
The statement of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Millstein Audit Properties, exclusive of items which may not be comparable to the proposed future operations of the Millstein Audit Properties. Material amounts that would not be directly attributable to future operating results of the Millstein Audit Properties are excluded, and the financial statements are not intended to be a complete presentation of the Millstein Audit Properties’ revenues and expenses. Items excluded consist of management and asset fees, depreciation, amortization, other non-operating expenses, and interest expense.
2. Significant Accounting Policies
Revenue Recognition
The leases are accounted for as operating leases and minimum rental income is recognized on a straight-line basis over the remaining term of each lease. Contingent rental income, such as percentage rents, is recognized when the specific target which triggers the contingent rental income is achieved. Tenant reimbursement revenue is recognized in the same periods in which the related expenses are incurred. Tenant reimbursement revenue includes payments from tenants as reimbursements for property taxes and other property operating expenses.
Repairs and Maintenance
Expenditures for repairs and maintenance are the responsibility of the tenant under the respective lease agreements and therefore are not included in the statement of revenues and certain expenses.
Use of Estimates
The preparation of historical summaries in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.
3. Leases
The leases have remaining terms of seven to 28 years (expiring between 2015 and 2036) and provide for minimum rentals. In addition, the tenant leases generally provide for limited increases in rent as a result of fixed increases, these amounts are recognized on a straight-line bases over the terms of the leases.

F-6

Millstein Audit Properties
Notes to the Statement of Revenues and Certain Operating Expenses — Continued
For the Year Ended December 31, 2007
The aggregate annual minimum future rental payments on the non-cancelable operating leases in effect as of December 31, 2007 are as follows:
Year ending December 31:

2008	$4,760,015
2009	4,675,569
2010	4,729,242
2011	4,778,378
2012	4,827,525
Thereafter	45,186,411

Total	$68,957,140

The above tables do not include future minimum lease payments for renewal periods or rent increases that are based on the Consumer Price Index (“CPI”) or future contingent rents. Payments are also exclusive of potential charges related to real estate taxes and operating cost escalations.
4. Tenant Concentration
For the year ended December 31, 2007, the following tenants accounted for 10% or more of the annual rental income for the Millstein Audit Properties:

	Aggregate Annual	% Aggregate Annual
Tenant Name	Rental Income	Rental Income
Mustang Engineering, LP	$1,346,714	27%
Marsh Supermarkets, LLC	1,208,363	24%
Bank of America, N.A.	900,000	18%
If any of these tenants were to default on their lease, future revenue of the Millstein Audit Properties would be materially and adversely impacted.
5. Commitments and Contingencies
Litigation
The Millstein Audit Properties may be subject to legal claims in the ordinary course of business as a property owner. The Company believes that the ultimate settlement of any potential claims will not have a material impact on the Millstein Audit Properties’ results of operations.
Environmental Matters
In connection with the ownership and operation of real estate, the Millstein Audit Properties may be potentially liable for costs and damages related to environmental matters. The Millstein Audit Properties have not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the Millstein Audit Properties’ results of operations.

F-7

SUMMARY FINANCIAL DATA
OFFICE DEPOT, INC.
     Since November 5, 2007, the date of our last post-effective amendment, we intend to acquire the following property (the “OD Alcoa Property”) leased to Office Depot, Inc. (“Office Depot”) as part of the Millstein Portfolio Properties purchase:

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Alcoa, TN	1/31/2008	$3,658,000	26,850	1999

     Office Depot is a global supplier of office products and services, and sells its products in 42 countries. Office Depot has an S&P credit rating of “BBB-” and it’s common stock is publicly traded on New York Stock Exchange under the symbol “ODP.”
     In evaluating the OD Alcoa Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the OD Alcoa Property other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the OD Alcoa Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Office Depot, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     Office Depot currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Office Depot are taken from its previously filed public reports:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	9/29/2007	12/30/2006	12/31/2005	12/25/2004
			(in thousands)
Consolidated Statements of Operations
Revenues	$11,660,610	$15,010,781	$14,278,944	$13,564,699
Operating Income	494,722	713,187	348,042	529,977
Net Income	376,841	503,471	273,792	335,504

	As of	As of the Fiscal Year Ended
	9/29/2007	12/30/2006	12/31/2005	12/25/2004
			(in thousands)
Consolidated Balance Sheets
Total Assets	$6,946,171	$6,557,438	$6,098,525	$6,794,338
Long-term Debt	581,140	570,752	569,098	583,680
Stockholders’ Equity	2,977,419	2,597,447	2,739,221	3,223,048
     For more detailed financial information regarding Office Depot, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-8

SUMMARY FINANCIAL DATA
BEST BUY CO., INC.
     Since November 5, 2007, the date of our last post-effective amendment, we intend to acquire the following property (the “BB Wichita Property”) leased to Best Buy Co., Inc. (“Best Buy”) as part of the Millstein Portfolio Properties purchase:

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Wichita, KS	(1)	$11,321,000	66,756	1984

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price.
     Best Buy is a specialty retailer of consumer electronics, appliances and related services, and operates approximately 950 stores. Best Buy has a Standard & Poor’s credit rating of “BBB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “BBY.”
     In evaluating the BB Wichita Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the BB Wichita Property other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the BB Wichita Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Best Buy, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the property acquired.
     Best Buy currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Best Buy are taken from its previously filed public reports:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	12/1/2007	3/3/2007	2/25/2006	2/26/2005
		(in millions)
Consolidated Statements of Operations
Revenues	$26,605	$35,934	$30,848	$27,433
Operating Income	1,018	1,999	1,644	1,442
Net Income	670	1,377	1,140	984

	As of	As of the Fiscal Year Ended
	12/1/2007	3/3/2007	2/25/2006	2/26/2005
		(in millions)
Consolidated Balance Sheets
Total Assets	$15,474	$13,570	$11,864	$10,294
Long-term Debt	642	590	178	528
Stockholders’ Equity	3,746	6,201	5,257	4,449
     For more detailed financial information regarding Best Buy, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-9

SUMMARY FINANCIAL DATA
CIRCUIT CITY STORES, INC.
     Since November 5, 2007, the date of our last post-effective amendment, we intend to acquire the following property (the “CC Kennesaw Property”) leased to Circuit City Stores, Inc. (“Circuit City”) as part of the Millstein Portfolio Properties purchase:

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Kennesaw, Georgia	1/31/2008	$19,840,000	183,088	1998

     Circuit City is a publicly traded company that operates as a specialty retailer of consumer electronics, home office products, entertainment and services. Circuit City’s common stock is publicly traded on New York Stock Exchange under the symbol “CC.”
     In evaluating the CC Kennesaw Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the CC Kennesaw Property other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the CC Kennesaw Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Circuit City, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the property acquired.
     Circuit City currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Circuit City are taken from its previously filed public reports:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	11/30/2007	2/28/2007	2/28/2006	2/28/2005
		(in thousands)
Consolidated Statements of Operations
Revenues	$8,093,191	$12,429,754	$11,514,151	$10,413,524
Operating Income (Loss)	(362,417)	(5,303)	214,762	87,012
Net Income (Loss)	(324,748)	(8,281)	139,746	61,658

	As of	As of the Fiscal Year Ended
	11/30/2007	2/28/2007	2/28/2006	2/28/2005
		(in thousands)
Consolidated Balance Sheets
Total Assets	$4,999,615	$4,007,283	$4,069,044	$3,840,010
Long-term Debt	51,538	50,487	51,985	19,944
Stockholders’ Equity	1,438,662	1,791,244	1,954,633	2,079,927
     For more detailed financial information regarding Circuit City, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-10

SUMMARY FINANCIAL DATA
CARMAX, INC.
     Since November 5, 2007, the date of our last post-effective amendment, we have acquired or intend to acquire the following properties (the “CarMax Properties”) leased to CarMax Auto Superstores, Inc., (“CarMax”), which is a wholly-owned subsidiary of CarMax, Inc. The CarMax Properties, with the exception of the CarMax Greenville Property, were acquired as part of the Millstein Portfolio Properties purchase:

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Greenville, SC	1/25/2008	$22,000,000	46,535	1998
Raleigh, NC	1/31/2008	9,145,000	56,439	1994
Pineville, NC	1/31/2008	9,888,000	18,697	2002

Total		$41,033,000	121,671

     CarMax is the nation’s largest retailer of used cars, and currently operates 77 used car superstores in 36 metropolitan markets. CarMax’s common stock is publicly traded on New York Stock Exchange under the symbol “KMX.”
     In evaluating the CarMax properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the CarMax Properties other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the CarMax properties are 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, CarMax, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the properties acquired.
     CarMax currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding CarMax is taken from its previously filed public reports:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	11/30/2007	2/28/2007	2/28/2006	2/28/2005
			(in thousands)
Consolidated Statements of Operations
Revenues	$6,154,964	$7,465,656	$6,259,967	$5,260,262
Operating Income	263,607	327,519	220,671	167,573
Net Income	160,196	198,597	134,220	101,315

	As of	As of the Fiscal Year Ended
	11/30/2007	2/28/2007	2/28/2006	2/28/2005
			(in thousands)
Consolidated Balance Sheets
Total Assets	$2,109,392	$1,885,573	$1,509,612	$1,293,013
Long-term Debt	27,280	33,744	134,787	128,419
Stockholders’ Equity	1,454,329	1,247,375	980,103	800,976
     For more detailed financial information regarding CarMax, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-11

SUMMARY FINANCIAL DATA
FEDEX CORPORATION
     Since November 5, 2007, the date of our last post-effective amendment, we intend to acquire the following property (the “FE Mishawaka Property”) leased to FedEx Ground Package System, Inc. (“FedEx Ground”), which is a wholly owned subsidiary of FedEx Corporation (“FedEx”), as part of the Millstein Portfolio Properties purchase:

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Mishawaka, Indiana	(1)	$3,932,000	54,779	1993

(1)	Our advisor has identified this property as a potential suitable investment for us. The acquisition of such property is subject to a number of conditions. A significant condition to acquiring any potential acquisition is our ability to raise sufficient proceeds in this offering to pay a portion of the purchase price.
     FedEx Corporation (“FedEx”) has a Standard & Poor’s credit rating of “BBB” and the company’s stock is publicly traded on the New York Stock Exchange under the ticker symbol “FDX.”
     In evaluating the FE Mishawaka Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interest therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the FE Mishawaka Property other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the FE Mishawaka Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, FedEx Ground, are more relevant to investors than the financial statements of the individual property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to guidance provided by the Securities and Exchange Commission, we have not provided audited financial statements of the property acquired.
     FedEx currently files its financial statements in reports filed with the Securities and Exchange Commission, which include separate, limited financial information for its FedEx Ground segment. The following financial data and other information regarding FedEx Ground are taken from FedEx’s previously filed public reports:

	For the Six Months
	Months Ended	For the Fiscal Year Ended
	11/30/2007	5/31/2007	5/31/2006	5/31/2005
		(in millions)

Revenues	$3,316	$6,043	$5,306	$4,680
Operating Income	363	813	705	604
Total Assets	4,276	3,937	3,378	2,776
     For more detailed financial information regarding FedEx, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-12

SUMMARY FINANCIAL DATA
STARBUCKS CORPORATION
     Since November 5, 2007, the date of our last post-effective amendment, we have acquired or intend to acquire the following properties leased to Starbucks Corporation (“Starbucks”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Oklahoma City, OK	11/20/2007	$1,238,671	1,741	2007
Chattanooga, TN	11/26/2007	1,420,000	1,850	2007
Maryville, TN	11/26/2007	1,490,000	1,850	2007
Powell, TN	11/26/2007	1,324,000	1,850	2007
Seymour, TN	11/26/2007	1,351,000	1,850	2007
Altus, OK	1/16/2008	1,172,414	1,741	2007

Total		$7,996,085	10,882

     Starbucks is a publicly traded company founded in 1985, which operates over 15,000 retail stores, offering brewed coffees, espresso beverages and food items. Starbucks has a Standard & Poor’s credit rating of BBB+ and its stock is publicly traded on the Nasdaq Global Select Market under the symbol “SBUX.”
     In evaluating the Starbucks properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to these properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the Starbucks properties are each 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Starbucks, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the Securities and Exchange Commission, we have not provided audited statements of the property acquired.

F-13

     Starbucks currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Starbucks are taken from its previously filed public reports:

	For the Fiscal Year Ended
	9/30/2007	10/1/2006	10/2/2005
	(in thousands)
Consolidated Statements of Operations
Revenues	$9,411,497	$7,786,942	$6,369,300
Operating Income	1,053,945	893,952	780,518
Net Income	672,638	564,259	494,370

	As of the Fiscal Year Ended
	9/30/2007	10/1/2006	10/2/2005
	(in thousands)
Consolidated Balance Sheets
Total Assets	$5,343,878	$4,428,941	$3,513,693
Long-term Debt	550,121	1,958	2,870
Stockholders’ Equity	2,284,117	2,228,506	2,090,262
     For more detailed financial information regarding Starbucks, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-14

SUMMARY FINANCIAL DATA
WALGREEN CO.
     Since November 5, 2007, the date of our last post-effective amendment, we have acquired the following properties leased to Walgreen Co. (“Walgreens”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Beverly Hills, TX	12/5/2007	$3,600,000	13,905	1998
Waco, TX	12/5/2007	3,600,000	13,905	1998
Cincinnati (Seymour), OH	12/21/2007	4,890,000	15,120	2000

Total		$12,090,000	42,930

     Walgreens operates over 6,000 stores in 49 states and Puerto Rico. Walgreens has a Standard & Poor’s credit rating of “A+” and the company’s stock is publicly traded on the New York Stock Exchange under the symbol “WAG.”
     In evaluating the Walgreens properties as potential acquisitions and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to these properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the Walgreens properties are each 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the lessee, Walgreens, are more relevant to investors than the financial statements of the properties acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the properties are subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the Securities and Exchange Commission, we have not provided audited statements of the properties acquired.
     Walgreens currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Walgreens are taken from its previously filed public reports:

	For the Three
	Months Ended	For the Fiscal Year Ended
	11/30/2007	8/31/2007	8/30/2006	8/31/2005
		(in millions)
Consolidated Statements of Operations
Revenues	$14,027.9	$53,762.0	$47,409.0	$42,201.6
Operating Income	728.6	3,150.7	2,701.5	2,424.0
Net Income	455.5	2,041.3	1,750.6	1,559.5

	As of	As of the Fiscal Year Ended
	11/30/2007	8/31/2007	8/30/2006	8/31/2005
		(in millions)
Consolidated Balance Sheets
Total Assets	$20,475.6	$19,313.6	$17,131.1	$14,608.8
Long-term Debt	1,333.6	1,306.8	1,118.9	997.7
Stockholders’ Equity	11,490.1	11,104.3	10,115.8	8,889.7
     For more detailed financial information regarding Walgreens, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-15

SUMMARY FINANCIAL DATA
TRACTOR SUPPLY COMPANY
     Since November 2, 2007, the date of our last post-effective amendment, we have acquired the following property (the “TS Rome Property”) leased to Tractor Supply Company (“Tractor Supply”):

Property Location	Date Acquired	Purchase Price	Square Feet	Year Built
Rome, NY	1/4/2008	$3,150,000	19,097	2007

     Tractor Supply currently operates more than 730 retail stores in 34 states, employs more than 7,800 and is headquartered in Brentwood, Tennessee. Tractor Supply’s common stock is traded on The Nasdaq Global Select Market under the symbol “TSCO.”
     In evaluating the TS Rome Property as a potential acquisition and determining the appropriate amount of consideration to be paid for our interests therein, a variety of factors were considered, including our consideration of property condition reports; unit-level store performance; property location, visibility and access; age of the property, physical condition and curb appeal; neighboring property uses; local market conditions, including vacancy rates; area demographics, including trade area population and average household income; neighborhood growth patterns and economic conditions; and the presence of demand generators. After reasonable inquiry, we are not aware of any material factors relating to the TS Rome Property other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.
     Because the TS Rome Property is 100% leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, we believe that the financial condition and results of operations of the tenant, Tractor Supply, are more relevant to investors than the financial statements of the property acquired in order to enable investors to evaluate the credit-worthiness of the lessee. Additionally, because the property is subject to a net lease, the historical property financial statements provide limited information other than rental income, which is disclosed in the section captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus. As a result, pursuant to the guidance provided by the Securities and Exchange Commission, we have not provided audited statements of the property acquired.
     Tractor Supply currently files its financial statements in reports filed with the Securities and Exchange Commission, and the following summary financial data regarding Tractor Supply are taken from its previously filed public reports:

	For the Nine
	Months Ended	For the Fiscal Year Ended
	9/29/2007	12/30/2006	12/31/2005	12/25/2004
		(in thousands)
Consolidated Statements of Operations
Revenues	$1,979,960	$2,369,612	$2,067,979	$1,738,843
Operating Income	109,757	148,020	136,444	101,546
Net Income	66,224	91,008	85,669	64,069

	As of	As of the Fiscal Year Ended
	9/29/2007	12/30/2006	12/31/2005	12/25/2004
		(in thousands)
Consolidated Balance Sheets
Total Assets	$1,133,604	$1,007,992	$814,795	$678,485
Long-term Debt	2,236	2,808	10,739	34,744
Stockholders’ Equity	584,825	598,904	477,698	370,584
     For more detailed financial information regarding Tractor Supply, please refer to its financial statements, which are publicly available with the Securities and Exchange Commission at http://www.sec.gov.

F-16

Circle K Portfolio — Various Locations
     On December 20, 2007, we acquired an 83 store portfolio of convenience stores from Mac’s Convenience Stores, LLC and Circle K Stores, Inc. (the “Circle K Portfolio”), each a wholly-owned subsidiary of Alimentation Couche Tard, Inc. (“Couche-Tard”). The Circle K Portfolio includes 83 single-tenant convenience stores containing approximately 250,000 square feet of rentable space located in eight states (the “Circle K Portfolio Properties”). The Circle K Portfolio Properties were constructed between 1970 and 2006. The Circle K Portfolio Properties are 100% leased to Circle K/Mac’s, G.P. a wholly-owned subsidiary of Couche Tard which guarantees the lease. The Circle K Portfolio Properties are subject to a master net lease pursuant to which the tenant is required to pay substantially all operating expenses and capital expenditures in addition to base rent. The purchase price of the Circle K Portfolio was approximately $131.5 million, exclusive of closing costs. The acquisition was funded by net proceeds from our ongoing public offering and an approximately $66.0 million loan secured by the Circle K Portfolio Properties.
     The Circle K Portfolio Properties had no significant operating history prior to our acquisition of the properties on December 20, 2007. As a result, we are not required to file financial statements with respect to the acquired properties. After reasonable inquiry, we are not aware of any material factors relating to the properties, other than those discussed above, that would cause the reported financial information not to be necessarily indicative of future operating results.

F-17

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Balance Sheet
As of September 30, 2007
(Unaudited)
The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the Company had acquired the properties described in Note B to the Pro Forma Consolidated Balance Sheet on September 30, 2007. We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan.
This Pro Forma Consolidated Balance Sheet should be read in conjunction with the historical financial statements and notes thereto for the quarter ended September 30, 2007 as included elsewhere in this document. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company completed the above transactions on September 30, 2007, nor does it purport to represent its future financial position. This Pro Forma Consolidated Balance sheet only includes the significant property acquisitions pursuant to SEC Rule 3-14 of Regulation S-X and significant mortgage loan acquisitions.

	September 30,	Acquisition		Pro Forma
	2007,	Pro Forma		September 30,
	As Reported	Adjustments		2007
	(a)	(b)
ASSETS
Investment in real estate assets:
Land	$354,548,826	$59,865,964		$414,414,790
Buildings and improvements, less accumulated depreciation of $16,861,325 at September 30, 2007	876,957,095	97,211,738		974,168,833
Real estate assets under direct financing leases, net of unearned income of $17,888,034 at September 30, 2007	39,394,337	—		39,394,337
Acquired intangible lease assets, less accumulated amortization of $8,694,849 at September 30, 2007	157,174,922	23,274,645		180,449,567
Real estate assets held for sale, less accumulated depreciation and accumulated amortization of $1,186,283 at September 30, 2007	22,908,709	—		22,908,709

Total investment in real estate assets	1,450,983,889	180,352,347		1,631,336,236

Investment in mortgages receivable, less accumulated amortization of $2,710 at September 30, 2007	49,461,099	37,144,460	(c)	86,605,559
Non-real estate assets associated with discontinued operations	592,901	—		592,901
Cash and cash equivalents	21,360,241	(21,360,241)		—
Restricted cash	13,099,515	—		13,099,515
Rents and tenant receivables, net	5,832,865	—		5,832,865
Prepaid expenses, mortgage loan deposits and other assets	2,162,588	742,889		2,905,477
Deferred financing costs, less accumulated amortization of $1,392,659 at September 30, 2007	16,382,573	4,780,080		21,162,653

Total assets	$1,559,875,671	$201,659,535		$1,761,535,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable	$842,906,936	$138,317,558		$981,224,494
Accounts payable and accrued expenses	6,794,968	—		6,794,968
Escrowed investor proceeds	12,834,043	—		12,834,043
Acquired below market lease intangibles, less accumulated amortization of $1,158,450 at September 30, 2007	30,614,127	1,567,345		32,181,472
Distributions payable	4,272,593	—		4,272,593
Deferred rent and other liabilities	2,024,923	—		2,024,923

Total liabilities	899,447,590	139,884,903		1,039,332,493

Redeemable common stock	15,008,543	—		15,008,543

Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding at September 30, 2007	—	—		—
Common stock, $.01 par value; 390,000,000 shares authorized, 76,563,170 shares issued and outstanding at September 30, 2007	765,632	68,638		834,270
Capital in excess of par value	677,234,427	61,705,994		738,940,421
Accumulated distributions in excess of earnings	(32,580,521)	—		(32,580,521)

Total stockholders’ equity	645,419,538	61,774,632		707,194,170

Total liabilities and stockholders’ equity	$1,559,875,671	$201,659,535		$1,761,535,206

See accompanying Notes to Pro Forma Consolidated Financial Statements (Unaudited).

F-18

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2007
(Unaudited)
     The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties described in Note C to the Pro Forma Consolidated Statements of Operations on January 1, 2007 or the date significant operations commenced.
     This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto for the nine months ended September 30, 2007 as included elsewhere in this document. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on the later of January 1, 2007 or commencement of operations, nor does it purport to represent its future operations. This Pro Forma Consolidated Statement of Operations only includes the significant acquisitions pursuant to SEC Rule 3-14 of Regulation S-X and significant mortgage loan acquisitions.

	For the
	Nine Months Ended	Acquisition		Pro Forma for the
	September 30, 2007,	Pro Forma		Nine Months Ended
	As Reported	Adjustments		September 30, 2007
	(a)	(d)
Revenues:
Rental and other income	$51,720,231	$27,329,798	(e)	$79,050,029
Tenant reimbursement income	4,113,198	1,969,441		6,082,639
Earned income from direct financing leases	485,018	900,597		1,385,615
Interest income on mortgages receivable	35,092	5,159,570	(f)	5,194,662

Total Revenue	56,353,539	35,359,406		91,712,945

Expenses:
General and administrative	1,263,395	130,955		1,394,350
Property operating expenses	4,970,974	2,535,457		7,506,431
Property and asset management fees	2,563,836	2,674,331	(g)(h)	5,238,167
Depreciation	12,938,469	7,149,892	(i)	20,088,361
Amortization	6,214,917	3,031,271	(i)	9,246,188
Impairment of real estate assets	5,400,000	—		5,400,000

Total operating expenses	33,351,591	15,521,906		48,873,497

Operating income	23,001,948	19,837,500		42,839,448

Other income (expense):
Interest income	1,921,514	—		1,921,514
Interest expense	(24,536,594)	(16,398,367	)(j)	(40,934,961)

Total other expense	(22,615,080)	(16,398,367)		(39,013,447)

Income from continuing operations	386,868	3,439,133		3,826,001

Discontinued operations:
Income from discontinued operating property	928,929	—		928,929

Income from discontinued operations	928,929	—		928,929

Net income	$1,315,797	$3,439,133		$4,754,930

Weighted average number of common shares outstanding:
Basic and diluted	52,588,732	39,751,540		92,340,272

Income from continuing operations per common share:
Basic and diluted	$0.01			$0.04

Income from discontinued operations per common share:
Basic and diluted	$0.02			$0.01

Net income per common share:
Basic and diluted	$0.03			$0.05

See accompanying Notes to Pro Forma Consolidated Financial Statements (Unaudited).

F-19

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements
September 30, 2007
(Unaudited)
a.	Reflects the Company’s historical balance sheet as of September 30, 2007 and the Company’s historical results of operations for the nine months ended September 30, 2007.

b.	Reflects preliminary purchase price allocations related to the following 2007 acquisitions completed subsequent to September 30, 2007:

Completed Acquisitions

The WM Whiteville Property, the WG Brentwood Property, the SB Bowling Green Property, the WG Harriman Property, the SB Shawnee Property, the SB Oklahoma City Property, the SB Powell Property, the SB Maryville Property, the SB Seymour Property, the SB Chattanooga Property, the WG Waco Property, the WG Beverly Hills Property, the SB Altus Property, the WG (Seymour) Cincinnati Property, the TS Rome Property, the CM Greenville Property, the SB Stillwater Property, the BA Delray Beach Property, the CM Pineville Property, the CM Raleigh Property, the CC Kennesaw Property, the AR New Castle Property, the MG Houston Property and the OD Alcoa Property.

Potential Acquisitions

The AS Lufkin Property, the CV Indianapolis Property, the BB Wichita Property, the BS Atlanta Property, the BC Voorhees Property, the FE Mishawaka Property and the MA Indianapolis Property.

c.	The pro forma adjustment to mortgages receivable consists of a portfolio of 23 mortgage notes that bear interest at a fixed rate of 9.84% and are each secured by commercial retail property, a portfolio of 20 mortgage notes that bear interest at a rate of 10.47%, which are each secured by commercial retail property, and a portfolio of 26 mortgage notes, 10 of which bear interest at 8.60%, 16 of which bear interest at 9.35%, which are each secured by commercial retail property.

d.	Reflects the pro forma results of operations for the nine months ended September 30, 2007 for the following acquisitions, the AA Maryland Heights Property, the AS Katy Property, the AH St. John Property, the MT Omaha Property, the WG Shreveport Property, the OM Orangeburg Property, the WG Cincinnati Property, the WG Madeira Property, the WG Sharonville Property, the TS Ankeny Property, the OD Enterprise Property, the MT Fairview Heights Property, the RA Lima Property, the RA Plains Property, the SC Anderson Property, the TS Fredericksburg Property, the TS Greenfield Property, the TS Marinette Property, the TS Navasota Property, the ST Greenville Property, the WG Bridgetown Property, the WG Dallas Property, the WM New London Property, the WM Spencer Property, the TS Paw Paw Property, the TS Fairview Property, the CV Florence Property, the RA Allentown Property, the WG Bryan Property, the WG Harris County Property, the RA Fredericksburg Property, the ST Warsaw Property, the BD Rapid City Property, the BD Reading Property, the WG Gainesville Property, the CH Fredericksburg Property, the TS Baytown Property, the SB Covington Property, the SB Sedalia Property, the KG La Grange Property, the LZ Kentwood Property, the CC Mesquite Property, the TS Prior Lake Property, the ST Guntersville Property, the LO Cincinnati Property, the WG Fort Worth Property, the KO Lake Zurich Property, the CC Groveland Property, the CC Aurora Property, the ED Salt Lake City Property, the WG Kansas City (Linwood) Property, the WG Kansas City (Troost) Property, the WG Kansas City (63rd St) Property, the WG Kansas City (Independence) Property, the WG Topeka Property, the CNL Portfolio Properties, the CC Taunton Property, the FE Peoria Property, the FE Walker Property, the WM Bay City Property, the HD Bedford Park Property, the WG Dallas (DeSoto) Property, the WG Richmond Property, the WM Washington Property, MT Broadview Property, the WM Borger Property, the WM Whiteville Property, the WG Brentwood Property, the SB Bowling Green Property, the WG Harriman Property, the SB Shawnee Property, the SB Oklahoma City Property, the SB Powell Property, the SB Maryville Property, the SB Seymour Property, the SB Chattanooga Property, the WG Waco Property, the WG Beverly Hills Property, the SB Altus Property, the WG (Seymour) Cincinnati Property, the TS Rome Property, the CM Greenville Property, the BA Delray Beach Property, the CM Pineville Property, the CM Raleigh Property, the CC Kennesaw Property, the CV Indianapolis Property, the MG Houston Property, the OD Alcoa Property, AS Lufkin Property, the AR New Castle Property, the BB Wichita Property, the BS Atlanta Property, the BC Voorhees Property, the FE Mishawaka Property and the MA Indianapolis Property, collectively the “Pro Forma Properties.”

e.	Represents the straight line rental revenues for the Pro Forma Properties in accordance with their respective lease agreements.

f.	Represents a pro forma adjustment related to interest income earned on the Company’s portfolio of mortgage notes that bear interest at a rate of 8.60% to 10.47%.

g.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the aggregate asset value of the Pro Forma Properties’ which is payable to our Advisor.

F-20

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
September 30, 2007
(Unaudited)
h.	Reflects the property management fee equal to 2% of gross revenues of the Pro Forma Properties which is payable to an affiliate of our Advisor.

i.	Represents depreciation and amortization expense for the Pro Forma Properties. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building 40 years
Tenant improvements Lesser of useful life or lease term
Intangible lease assets Lesser of useful life or lease term

j.	Represents interest expense associated with the debt incurred to finance the acquisitions of the Pro Forma Properties and the significant mortgage loan acquisitions. The variable rate mortgage debt has a 90 day repayment term. As such, the interest expense for the nine months ended September 30, 2007 includes 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.

The following table provides certain information about each of the loans:

Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AS Katy	$68,250,000	5.61%	February 1, 2017
AH St. John	4,420,000	5.65%	July 11, 2017
MT Omaha	23,400,000	5.53%	March 1, 2017
WG Shreveport	2,815,000	5.56%	April 11, 2017
OM Orangeburg	1,875,000	5.61%	April 1, 2012
WG Cincinnati	3,341,000	6.00%	September 1, 2016
WG Madeira	2,876,000	5.70%	April 1, 2012
WG Sharonville	2,655,000	5.62%	April 1, 2012
TS Ankeny	1,950,500	5.65%	May 1, 2017
OD Enterprise	1,850,000	6.29%	March 1, 2017
MT Fairview Heights	35,432,000	5.70%	May 1, 2017
RA Lima	3,103,000	5.73%	June 1, 2017
RA Plains	3,380,000	5.60%	May 1, 2017
SC Anderson	8,160,000	5.80%	April 11, 2017
TS Fredericksburg	2,031,250	5.57%	June 1, 2017
TS Greenfield	2,227,500	5.57%	July 1, 2017
TS Marinette	1,918,000	5.65%	May 1, 2017
TS Navasota	2,050,000	5.80%	May 11, 2017
ST Greenville	2,955,000	5.51%	May 1, 2017
WG Bridgetown	3,043,000	5.80%	May 11, 2017
WG Dallas	2,175,000	5.76%	June 1, 2017
WM New London	1,778,000	5.80%	May 11, 2017
WM Spencer	1,377,000	5.80%	May 11, 2017
TS Paw Paw	2,047,500	5.65%	May 1, 2017
TS Fairview	1,930,500	5.59%	June 1, 2017

F-21

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
September 30, 2007
(Unaudited)
     Fixed Rate Tranches (continued)

Property	Loan Amount	Interest Rate	Maturity
CV Florence	$1,706,250	5.73%	June 1, 2017
RA Allentown	3,615,000	5.78%	June 1, 2017
WG Bryan	4,111,000	5.70%	June 11, 2017
WG Harris County	3,673,000	5.70%	June 11, 2017
RA Fredericksburg	2,979,000	5.92%	May 11, 2017
ST Warsaw	1,850,000	5.73%	June 1, 2017
BD Rapid City	4,393,000	5.66%	June 11, 2017
BD Reading	4,257,000	5.66%	June 11, 2017
WG Gainesville	2,465,000	5.60%	June 11, 2017
CH Fredericksburg	1,504,000	5.55%	June 11, 2017
TS Baytown	2,251,000	5.60%	June 11, 2017
AS Houston	3,825,000	5.71%	July 1, 2017
BB Evanston	5,900,000	5.71%	July 1, 2017
EK Mantua	1,470,000	5.71%	July 1, 2017
EK Vineland	3,500,000	5.71%	July 1, 2017
MT Warwick	5,350,000	5.71%	July 1, 2017
WA Eureka	11,247,000	5.71%	July 1, 2017
KG La Grange	4,750,000	5.21%	July 1, 2012
LZ Kentwood	3,602,000	5.32%	July 1, 2012
CC Mesquite	4,305,000	5.32%	July 1, 2012
TS Prior Lake	3,283,250	5.73%	July 1, 2017
ST Guntersville	2,161,250	5.24%	August 1, 2012
LO Cincinnati	13,800,000	5.55%	July 11, 2017
WG Fort Worth	3,675,000	5.55%	July 11, 2017
KO Lake Zurich	9,075,000	5.55%	July 11, 2017
CC Groveland	20,250,000	5.55%	July 11, 2017
ED Salt Lake City	18,000,000	5.55%	July 11, 2017
WG Kansas City (Linwood)	2,437,500	5.69%	July 11, 2017
WG Kansas City (Troost)	2,464,000	5.79%	July 11, 2017
WG Kansas City (63rd St)	3,034,500	5.79%	July 11, 2017
WG Kansas City (Independence)	2,990,000	5.69%	July 11, 2017
WG Topeka	1,870,000	5.79%	July 11, 2017
AS Baton Rogue	4,687,000	5.83%	August 1, 2017
AS Houston (Breton)	3,045,000	5.83%	August 1, 2017
AS Houston (Southwest)	4,625,000	5.83%	August 1, 2017
AS North Richland Hills	4,217,000	5.83%	August 1, 2017
CV Amarillo	1,741,000	5.83%	August 1, 2017
CV Del City	2,631,000	5.82%	August 1, 2017
DB Addison	5,600,000	5.56%	August 1, 2017
EK Chattanooga	1,920,000	5.67%	August 1, 2017
EK Mableton	1,197,000	5.67%	August 1, 2017
CC Taunton	4,323,000	5.32%	August 1, 2012
FE Peoria	2,080,000	5.60%	August 1, 2017

F-22

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
September 30, 2007
(Unaudited)
     Fixed Rate Tranches (continued)

Property	Loan Amount	Interest Rate	Maturity
FE Walker	$4,669,000	6.30%	September 1, 2012
CC Aurora	4,777,000	6.62%	September 1, 2017
MT Broadview	31,500,000	5.86%	October 1, 2017
CM Greenville	15,125,000	5.90%	December 1, 2016
     Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AH St. John	$780,000	LIBOR plus 2.0%	September 12, 2007
WG Shreveport	497,000	LIBOR plus 2.0%	June 23, 2007
SC Anderson	1,440,000	LIBOR plus 2.0%	July 2, 2007
WG Bridgetown	537,000	LIBOR plus 2.0%	August 27, 2007
WM New London	313,000	LIBOR plus 2.0%	August 9, 2007
WM Spencer	243,000	LIBOR plus 2.0%	August 3, 2007
WG Bryan	949,000	LIBOR plus 2.0%	August 16, 2007
WG Harris County	848,000	LIBOR plus 2.0%	August 16, 2007
RA Fredericksburg	1,353,000	LIBOR plus 2.0%	August 2, 2007
BD Rapid City	776,000	LIBOR plus 2.0%	September 1, 2007
BD Reading	752,000	LIBOR plus 2.0%	September 1, 2007
WG Gainesville	435,000	LIBOR plus 2.0%	September 1, 2007
CH Fredericksburg	347,000	LIBOR plus 2.0%	September 5, 2007
TS Baytown	397,000	LIBOR plus 2.0%	September 11, 2007
HD Bedford Park	21,250,000	LIBOR plus 1.50%	September 13, 2008
Cracker Barrel Loan	36,290,338	LIBOR plus 2.0%	March 31, 2008
KFC and O’Reilly Loan	35,000,000	LIBOR plus 2.75%	March 27, 2008
BA Delray Beach	10,632,014	LIBOR plus 1.95%	February 1, 2009
CC Kennesaw	14,176,019	LIBOR plus 1.95%	February 1, 2009
MG Houston	13,467,218	LIBOR plus 1.95%	February 1, 2009
OD Alcoa	2,888,364	LIBOR plus 1.95%	February 1, 2009
AR New Castle	1,063,021	LIBOR plus 1.95%	February 1, 2009
CM Raleigh	6,520,969	LIBOR plus 1.95%	February 1, 2009
CM Pineville	7,017,129	LIBOR plus 1.95%	February 1, 2009
k.	Represents a pro forma adjustment to the weighted average common shares outstanding to reflect all shares outstanding on September 30, 2007 as though they were issued on January 1, 2007. As the Company had insufficient capital at January 1, 2007 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of September 30, 2007 were outstanding on January 1, 2007.

F-23

Cole Credit Property Trust II, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2006
(Unaudited)
     The following unaudited Pro Forma Consolidated Statement of Operations is presented as if the Company had acquired the properties described in Note C to the Pro Forma Consolidated Statements of Operations on January 1, 2006 or the date significant operations commenced.
     This Pro Forma Consolidated Statement of Operations should be read in conjunction with the historical financial statements and notes thereto for the year ended December 31, 2006 as included elsewhere in this document. The Pro Forma Consolidated Statement of Operations is unaudited and is not necessarily indicative of what the actual results of operations would have been had the Company completed the above transactions on the later of January 1, 2006 or commencement of operations, nor does it purport to represent its future operations. This Pro Forma Consolidated Statement of Operations only includes the significant acquisitions pursuant to SEC Rule 3-14 of Regulation S-X and significant mortgage loan acquisitions.

		Total		Total		Pro Forma,
	For the Year Ended	2006 Acquisitions		2007 Acquisitions		For the Year
	December 31, 2006	Pro Forma		Pro Forma		Ended
	As Reported	Adjustments		Adjustments		December 31, 2006
	(a)	(b)		(c)
Revenues:
Rental income	$16,219,026	$5,395,389	(d)	$56,386,059	(d)	$78,000,474
Tenant reimbursement income	1,162,333	245,989		147,314		1,555,636
Earned income from direct financing leases	—	—		1,931,966		1,931,966
Interest earned on mortgage receivable	—	—		7,028,876	(e)	7,028,876

Total revenue	17,381,359	5,641,378		65,494,215		88,516,952

Expenses:
General and administrative	952,538	16,715		180,323		1,149,576
Property operating expenses	1,411,407	272,804		178,882		1,863,093
Property and asset management fees	842,175	568,720		3,330,640	(f)(g)	4,741,535
Depreciation	3,911,751	1,616,753		15,038,742	(h)	20,567,246
Amortization	1,896,164	572,664		6,537,090	(h)	9,005,918

Total operating expenses	9,014,035	3,047,656		25,265,677		37,327,368

Real estate operating income	8,367,324	2,593,722		40,228,538		51,189,584

Other income (expense):
Interest income	503,479	—		—		503,479
Interest expense	(8,103,831)	(3,365,336)	(i)	(32,109,337	)(j)	(43,578,504)

Total other income (expense)	(7,600,352)	(3,365,336)		(32,109,337)		(43,075,025)

Income (loss) from continuing operations	766,972	(771,614)		8,119,201		8,114,559

Discontinued operations:
Income from discontinued operating properties	579,024	—		—		579,024

Income from discontinued operations	579,024	—		—		579,024

Net income (loss)	$1,345,996	$(771,614)		$8,119,201		$8,693,583

Weighted average number of common shares outstanding:
Basic and diluted	13,275,635	7,406,178	(k)	42,332,881	(k)	63,014,694

Income from continuing operations per common share
Basic and diluted	$0.06					$0.13
Income from discontinued operations
Basic and diluted	$0.04					$0.01

Net income per common share:
Basic and diluted	$0.10					$0.14

See accompanying notes to Pro Forma Consolidated Financial Statements (Unaudited).

F-24

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements
December 31, 2006
(Unaudited)
a.	Reflects the Company’s historical results of operations for the year ended December 31, 2006 as filed in the Current Report on Form 8-K/A, dated January 25, 2008.

b.	Reflects the pro forma results of operations for the year ended December 31, 2006 for the following properties (collectively, the “2006 Acquisitions”): the RA Enterprise Property, the RA Wauseon Property, the RA Saco Property, the CV Scioto Trail Property, the WW II Properties, the MT Lakewood Property, the RA Cleveland Property, the RA Fremont Property, the WG Knoxville Property, the CO San Antonio Property, the CV Madison Property, the RA Defiance Property, the CV Portsmouth Property, the AA Greenfield Property, the AA Trenton Property, the RA Lansing Property, the AA Columbia Heights Property, the AA Fergus Falls Property, the CV Okeechobee Property, the OD Dayton Property, the AA Holland Property, the AA Holland Township Property, the AA Zeeland Property, the CV Orlando Property, the OD Greenville Property, the OD Warrensburg Property, the CV Gulfport Property, the AA Grand Forks Property, the CV Clinton Property, the AA Duluth Property, the WG Picayune Property, the AA Grand Bay Property, the AA Rainsville Property, the AA Hurley Property, the RA Glassport Property, the RA Hanover Property, the TS La Grange Property, the FE Council Bluffs Property, the FE Edwardsville Property, the CV Glenville Scotia Property, the AA Ashland Property, the AA Jackson Property, the AA New Boston Property, the AA Scottsburg Property, the TS Livingston Property, the TS New Braunfels Property, the OD Benton Property, the OD Oxford Property, and the TS Crockett Property.

c.	Reflects the pro forma results of operations for the year ended December 31, 2006 for the following properties (collectively, the “2007 Acquisitions”) :
     Completed Acquisitions
The AA Maryland Heights Property, the AS Katy Property, the AH St. John Property, the MT Omaha Property, the WG Shreveport Property, the OM Orangeburg Property, the WG Cincinnati Property, the WG Madeira Property, the WG Sharonville Property, the TS Ankeny Property, the OD Enterprise Property, the MT Fairview Heights Property, the RA Lima Property, the RA Plains Property, the SC Anderson Property, the TS Fredericksburg Property, the TS Greenfield Property, the TS Marinette Property, the TS Navasota Property, the ST Greenville Property, the WG Bridgetown Property, the WG Dallas Property, the WM New London Property, the WM Spencer Property, the TS Paw Paw Property, the TS Fairview Property, the CV Florence Property, the RA Allentown Property, the WG Bryan Property, the WG Harris County Property, the RA Fredericksburg Property, the ST Warsaw Property, the BD Rapid City Property, the BD Reading Property, the WG Gainesville Property, the CH Fredericksburg Property, the TS Baytown Property, the SB Covington Property, the SB Sedalia Property, the KG La Grange Property, the LZ Kentwood Property, the CC Mesquite Property, the TS Prior Lake Property, the ST Guntersville Property, the LO Cincinnati Property, the WG Fort Worth Property, the KO Lake Zurich Property, the CC Groveland Property, the ED Salt Lake City Property, the WG Kansas City (Linwood) Property, the WG Kansas City (Troost) Property, the WG Kansas City (63rd St) Property, the WG Kansas City (Independence) Property, the WG Topeka Property, the CNL Portfolio Properties, the CC Taunton Property, the FE Peoria Property, the FE Walker Property, the WM Bay City Property, the HD Bedford Park Property, the CC Aurora Property, the WG Dallas (DeSoto) Property, the WG Richmond Property, the WM Washington Property, MT Broadview Property, the WM Borger Property, the WM Whiteville Property, the WG Brentwood Property, the SB Bowling Green Property, the WG Harriman Property, the SB Shawnee Property, the SB Oklahoma City Property, the SB Powell Property, the SB Maryville Property, the SB Seymour Property, the SB Chattanooga Property, the WG Waco Property, the WG Beverly Hills Property, the SB Altus Property, the WG (Seymour) Cincinnati Property, the TS Rome Property, the CM Greenville Property, the BA Delray Beach Property, the CM Pineville Property, the CM Raleigh Property, the CC Kennesaw Property, the AR New Castle Property, the MG Houston Property and the OD Alcoa Property.
     Potential Acquisitions
The AS Lufkin Property, the CV Indianapolis Property, the BB Wichita Property, the BS Atlanta Property, the BC Voorhees Property, the FE Mishawaka Property and the MA Indianapolis Property.
d.	Represents the straight line rental revenues for the Pro Forma Properties in accordance with their respective lease agreements.

e.	Represents a pro forma adjustment related to interest income earned on the Company’s portfolio of mortgage notes that bear interest at a rate of 8.60% to 10.47%.

F-25

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (continued)
December 31, 2006
(Unaudited)
f.	Reflects the annualized asset management fee of 0.25% (a monthly rate of 0.02083%) of the aggregate asset value of the Pro Forma Properties’ which is payable to our Advisor.

g.	Reflects the property management fee equal to 2% of gross revenues of the Pro Forma Properties which is payable to an affiliate of our Advisor.

h.	Represents depreciation and amortization expense for the Pro Forma Properties. Depreciation and amortization expense are based on the Company’s preliminary purchase price allocation. All assets are depreciated on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term
i.	Represents interest expense associated with the debt incurred to finance the acquisitions of the 2006 Acquisitions. The variable rate mortgage debt has a 90 day repayment term. As such, the interest expense for the year ended December 31, 2006 includes 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.
     The following table provides certain information about each of the loans:
     Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
RA Enterprise	$2,043,000	5.80%	February 11, 2016
RA Wauseon	2,142,000	5.80%	February 11, 2016
RA Saco	1,375,000	5.82%	February 11, 2011
CV Scioto Trail	1,424,000	5.67%	March 11, 2011
WW II	7,748,000	6.56%	June 11, 2016
MT Lakewood	1,348,000	5.77%	May 11, 2011
RA Cleveland	1,413,000	6.05%	May 11, 2011
RA Fremont	1,388,000	6.05%	May 11, 2011
WG Knoxville	3,088,000	5.80%	May 11, 2011
CO San Antonio	2,461,000	5.86%	May 11, 2011
CV Madison	2,809,000	5.60%	February 11, 2016
RA Defiance	2,321,000	5.76%	January 11, 2016
RA Lansing	1,041,000	5.90%	July 1, 2016
AA Columbia Heights	1,038,000	5.83%	July 11, 2016
AA Fergus Falls	722,000	5.83%	July 11, 2016
CV Okeechobee	4,076,000	5.60%	February 11, 2016
OD Dayton	2,130,000	5.73%	January 11, 2016
AA Holland	1,193,000	5.83%	April 11, 2016
AA Holland Township	1,231,000	5.83%	April 11, 2016
AA Zeeland	1,057,000	5.83%	April 11, 2016
CV Orlando	3,016,000	5.68%	April 11, 2016

F-26

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)
     Fixed Rate Tranche (Continued)

Property	Loan Amount	Interest Rate	Maturity
OD Greenville	$2,192,000	5.76%	March 11, 2011
OD Warrensburg	1,810,000	5.85%	April 11, 2011
CV Gulfport	2,611,000	5.28%	April 11, 2016
AA Grand Forks	840,000	5.87%	September 11, 2016
CV Clinton	1,983,000	5.74%	September 11, 2016
AA Duluth	860,000	5.87%	October 11, 2016
WG Picayune	2,766,000	5.53%	October 11, 2016
RA Glassport	2,325,000	6.10%	November 1, 2016
RA Hanover	4,115,000	6.11%	November 1, 2016
TS LaGrange	1,405,000	5.99%	December 1, 2016
FE Council Bluffs	2,185,000	5.97%	December 1, 2016
FE Edwardsville	12,880,000	5.97%	December 1, 2016
CV Glenville Scotia	3,413,000	5.74%	December 11, 2016
TS Livingston	1,725,000	5.99%	December 1, 2016
TS New Braunfels	1,750,000	5.99%	December 1, 2016
OD Benton	2,130,000	5.77%	December 1, 2016
OD Oxford	2,295,000	6.17%	December 1, 2016
TS Crockett	1,325,000	5.99%	December 1, 2016
     Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
RA Enterprise	$928,000	LIBOR plus 2.0%	April 26, 2006
RA Wauseon	973,000	LIBOR plus 2.0%	April 26, 2006
RA Saco	625,000	LIBOR plus 2.0%	April 27, 2006
CV Scioto Trail	329,000	LIBOR plus 2.0%	June 8, 2006
MT Lakewood	612,000	LIBOR plus 2.0%	July 20, 2006
RA Cleveland	642,000	LIBOR plus 2.0%	July 27, 2006
RA Fremont	632,000	LIBOR plus 2.0%	July 27, 2006
WG Knoxville	712,000	LIBOR plus 2.0%	August 8, 2006
CO San Antonio	1,119,000	LIBOR plus 2.0%	July 25, 2006
AA Columbia Heights	346,000	LIBOR plus 2.0%	October 6, 2006
AA Fergus Falls	241,000	LIBOR plus 2.0%	October 6, 2006

F-27

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)
     Variable Rate Tranches (Continued)

Property	Loan Amount	Interest Rate	Maturity
AA Grand Forks	280,000	LIBOR plus 2.0%	November 15, 2006
CV Clinton	457,000	LIBOR plus 2.0%	December 24, 2006
AA Duluth	286,000	LIBOR plus 2.0%	December 22, 2006
WG Picayune	638,000	LIBOR plus 2.0%	January 15, 2007
CV Glenville Scotia	787,000	LIBOR plus 2.0%	March 16, 2017
j.	Represents interest expense associated with the debt incurred to finance the 2007 Acquisitions. The variable rate mortgage debt has a 90 day repayment term. As such, the interest expense for the year ended December 31, 2006 includes 90 days of interest expense relating to the variable rate tranches as they are scheduled to be paid down 90 days after the acquisition of the Pro Forma Properties.
     The following table provides certain information about each of the loans:
     Fixed Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AS Katy	$68,250,000	5.61%	February 1, 2017
AH St. John	4,420,000	5.65%	July 11, 2017
MT Omaha	23,400,000	5.53%	March 1, 2017
TS Ankeny	1,950,000	5.65%	May 1, 2017
WG Shreveport	2,815,000	5.56%	April 11, 2017
OM Orangeburg	1,875,000	5.61%	April 1, 2012
WG Cincinnati	3,341,000	6.00%	September 1, 2016
WG Madeira	2,876,000	5.70%	April 1, 2012
WG Sharonville	2,655,000	5.62%	April 1, 2012
OD Enterprise	1,850,000	6.29%	March 1, 2017
MT Fairview Heights	35,432,000	5.70%	May 1, 2017
RA Lima	3,103,000	5.73%	June 1, 2017
RA Plains	3,380,000	5.60%	May 1, 2017
SC Anderson	8,160,000	5.80%	April 11, 2017
TS Fredericksburg	2,031,250	5.57%	June 1, 2017
TS Greenfield	2,227,500	5.57%	July 1, 2017
TS Marinette	1,918,000	5.65%	May 1, 2017

F-28

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)
     Fixed Rate Tranches (Continued)

Property	Loan Amount	Interest Rate	Maturity
TS Navasota	$2,050,000	5.80%	May 11, 2017
ST Greenville	2,955,000	5.51%	May 1, 2017
WG Bridgetown	3,043,000	5.80%	May 11, 2017
WG Dallas	2,175,000	5.76%	June 1, 2017
WM New London	1,778,000	5.80%	May 11, 2017
WM Spencer	1,377,000	5.80%	May 11, 2017
TS Paw Paw	2,047,500	5.65%	May 1, 2017
TS Fairview	1,930,500	5.59%	June 1, 2017
CV Florence	1,706,250	5.73%	June 1, 2017
RA Allentown	3,615,000	5.78%	June 1, 2017
WG Bryan	4,111,000	5.70%	June 11, 2017
WG Harris County	3,673,000	5.70%	June 11, 2017
RA Fredericksburg	2,979,000	5.92%	May 11, 2017
ST Warsaw	1,850,000	5.73%	June 1, 2017
BD Rapid City	4,393,000	5.66%	June 11, 2017
BD Reading	4,257,000	5.66%	June 11, 2017
WG Gainesville	2,465,000	5.60%	June 11, 2017
CH Fredericksburg	1,504,000	5.55%	June 11, 2017
TS Baytown	2,251,000	5.60%	June 11, 2017
AS Houston	3,825,000	5.71%	July 1, 2017
BB Evanston	5,900,000	5.71%	July 1, 2017
EK Mantua	1,470,000	5.71%	July 1, 2017
EK Vineland	3,500,000	5.71%	July 1, 2017
MT Warwick	5,350,000	5.71%	July 1, 2017
WA Eureka	11,247,000	5.71%	July 1, 2017
KG LaGrange	4,750,000	5.21%	July 1, 2012
LZ Kentwood	3,602,000	5.32%	July 1, 2012
CC Mesquite	4,305,000	5.32%	July 1, 2012
TS Prior Lake	3,283,250	5.73%	July 1, 2017
ST Guntersville	2,161,250	5.24%	August 1, 2012
LO Cincinnati	13,800,000	5.55%	July 11, 2017
WG Fort Worth	3,675,000	5.55%	July 11, 2017
KO Lake Zurich	9,075,000	5.55%	July 11, 2017
CC Groveland	20,250,000	5.55%	July 11, 2017
ED Salt Lake City	18,000,000	5.55%	July 11, 2017
WG Kansas City (Linwood)	2,437,500	5.69%	July 11, 2017
WG Kansas City (Troost)	2,464,000	5.79%	July 11, 2017
WG Kansas City (63rd St)	3,034,500	5.79%	July 11, 2017
WG Kansas City (Independence)	2,990,000	5.69%	July 11, 2017
WG Topeka	1,870,000	5.79%	July 11, 2017
AS Baton Rogue	4,687,000	5.83%	August 1, 2017

F-29

Cole Credit Property Trust II, Inc.
Notes to Pro Forma Consolidated Financial Statements — (Continued)
December 31, 2006
(Unaudited)
     Fixed Rate Tranches (Continued)

Property	Loan Amount	Interest Rate	Maturity
AS Houston (Breton)	$3,045,000	5.83%	August 1, 2017
AS Houston (Southwest)	4,625,000	5.83%	August 1, 2017
AS North Richland Hills	4,217,000	5.83%	August 1, 2017
CV Amarillo	1,741,000	5.83%	August 1, 2017
CV Del City	2,631,000	5.82%	August 1, 2017
DA Addison	5,600,000	5.56%	August 1, 2017
EK Chattanooga	1,920,000	5.67%	August 1, 2017
EK Mableton	1,197,000	5.67%	August 1, 2017
CC Taunton	4,323,000	5.32%	August 1, 2012
FE Peoria	2,080,000	5.60%	August 1, 2017

FE Walker	4,669,000	6.30%	September 1, 2012

MT Broadview	31,500,000	5.86%	October 1, 2017

CC Aurora	4,777,000	6.62%	September 1, 2017

CM Greenville	15,125,000	5.90%	December 1, 2016
     Variable Rate Tranches

Property	Loan Amount	Interest Rate	Maturity
AH St. John	$780,000	LIBOR plus 2.0%	September 12, 2007
WG Shreveport	497,000	LIBOR plus 2.0%	June 23, 2007
SC Anderson	1,440,000	LIBOR plus 2.0%	July 2, 2007
TS Navasota	362,000	LIBOR plus 2.0%	July 18, 2007
WG Bridgetown	537,000	LIBOR plus 2.0%	August 27, 2007
WM New London	313,000	LIBOR plus 2.0%	August 9, 2007
WM Spencer	243,000	LIBOR plus 2.0%	August 3, 2007
WG Bryan	949,000	LIBOR plus 2.0%	August 16, 2007
WG Harris County	848,000	LIBOR plus 2.0%	August 16, 2007
RA Fredericksburg	1,353,000	LIBOR plus 2.0%	August 2, 2007
BD Rapid City	776,000	LIBOR plus 2.0%	September 1, 2007
BD Reading	752,000	LIBOR plus 2.0%	September 1, 2007
WG Gainesville	435,000	LIBOR plus 2.0%	September 1, 2007
CH Fredericksburg	347,000	LIBOR plus 2.0%	September 5, 2007
TS Baytown	397,000	LIBOR plus 2.0%	September 11, 2007

HD Bedford Park	21,250,000	LIBOR plus 1.50%	September 13, 2008

Cracker Barrel Loan	36,290,338	LIBOR plus 2.00%	March 31, 2008
KFC and O’Reilly Loan	35,000,000	LIBOR plus 2.75%	March 27, 2008

BA Delray Beach	10,632,014	LIBOR plus 1.95%	February 1, 2009
CC Kennesaw	14,176,019	LIBOR plus 1.95%	February 1, 2009
ME Houston	13,467,218	LIBOR plus 1.95%	February 1, 2009
OD Alcoa	2,888,364	LIBOR plus 1.95%	February 1, 2009
AR New Castle	1,063,021	LIBOR plus 1.95%	February 1, 2009
CM Raleigh	6,520,969	LIBOR plus 1.95%	February 1, 2009
CM Pineville	7,017,129	LIBOR plus 1.95%	February 1, 2009

k.	Represents a pro forma adjustment to the weighted average common shares outstanding to reflect all shares outstanding on December 31, 2006 as though they were issued on January 1, 2006. As the Company had insufficient capital at January 1, 2006 to acquire the respective properties which are included in the pro forma results of operations, it is necessary to assume all of the shares outstanding as of December 31, 2006 were outstanding on January 1, 2006.

F-30

     Updated presentation of the Cole Credit Property Trust II, Inc. Historical Financial Statements
     In accordance with the requirements of the United States Securities and Exchange Commission for transitional disclosure, we filed a Current Report on Form 8-K/A to re-issue in an updated format the presentation of its historical financial statements for the year ended December 31, 2006, in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.
     During the nine-month period ended September 30, 2007, we reclassified as held-for-sale a certain property. In accordance with SFAS No. 144, the Company reported revenues and expenses on the operating property held for sale as discontinued operations for the three-month and nine-month periods ended September 30, 2007 presented in its quarterly report on Form 10-Q filed on November 14, 2007 for the period ended September 30, 2007.
     This Post-Effective Amendment No. 3 includes the updated Item 15(a)(1) of our Annual Report on Form 10-K for the year ended December 31, 2006, to reflect the revenues and expenses of the property reclassified as held-for-sale during the nine-month period ended September 30, 2007 as discontinued operations for all periods presented. Except as described above, the information in this Post-Effective Amendment No. 3 does not include any adjustments or updates to any information presented in our consolidated financial statements or elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2006. This reclassification has no effect on the Company’s previously reported financial position, cash flow, net income or net income per common share.

F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Cole Credit Property Trust II, Inc.
Phoenix, Arizona
     We have audited the accompanying consolidated balance sheets of Cole Credit Property Trust II, Inc. and subsidiaries (the “Company”) as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2006, 2005 and for the period from September 29, 2004 (date of inception) to December 31, 2004. Our audits also included the financial statement schedule listed in the index to the Consolidated Financial Statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006, 2005 and for the period from September 29, 2004 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
     The Company was in the development stage at December 31, 2004; during the year ended December 31, 2005, the Company completed its development activities and commenced its planned principal operations.
     As discussed in Note 11 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, using the modified prospective method.
/s/ DELOITTE & TOUCHE, LLP
Phoenix, Arizona
March 20, 2007 (January 25, 2008 as to the effects of the discontinued operations described in Note 17)

F-32

COLE CREDIT PROPERTY TRUST II, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005

ASSETS:
Real estate assets, at cost:
Land	$109,506,269	$23,854,308
Buildings and improvements, less accumulated depreciation of $4,547,932 and $151,472 at December 31, 2006 and 2005, respectively	282,468,749	57,338,359
Acquired intangible lease assets, less accumulated amortization of $2,251,172 and $71,881 at December 31, 2006 and 2005, respectively	54,569,023	10,425,618

Total real estate assets	446,544,041	91,618,285
Cash and cash equivalents	37,566,490	4,575,144
Restricted cash	5,839,733	1,813,804
Rents and tenant receivables	2,432,536	36,001
Prepaid expenses and other assets	4,248,973	11,928
Deferred financing costs, less accumulated amortization of $565,946 and $17,964 at December 31, 2006 and 2005, respectively	3,789,019	754,676

Total assets	$500,420,792	$98,809,838

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Mortgage notes payable	$218,265,916	$66,804,041
Notes payable to affiliates	—	4,453,000
Accounts payable and accrued expenses	2,016,343	282,797
Escrowed investor proceeds	5,710,730	1,813,804
Due to affiliates	67,608	41,384
Acquired below market lease intangibles, less accumulated amortization of $96,484 and $52 at December 31, 2006 and 2005, respectively	2,649,374	14,637
Distributions payable	1,612,094	195,209
Deferred rent and other liabilities	340,974	—

Total liabilities	230,663,039	73,604,872

Redeemable Common Stock	3,521,256	—

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 240,000,000 and 90,000,000 shares authorized, 30,691,204 and 2,832,387 shares issued and outstanding at December 31, 2006 and 2005, respectively	306,912	28,324
Capital in excess of par value	273,385,603	25,486,442
Accumulated distributions in excess of earnings	(7,456,018)	(309,800)

Total stockholders’ equity	266,236,497	25,204,966

Total liabilities and stockholders’ equity	$500,420,792	$98,809,838

The accompanying notes are an integral part of these consolidated financial statements.

F-33

COLE CREDIT PROPERTY TRUST II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended	Period from Inception
	December 31,	December 31,	(September 29, 2004) to
	2006	2005	December 31, 2004

Revenues:
Rental income	$16,219,026	$647,423	$—
Tenant reimbursement income	1,162,333	—	—

Total revenue	17,381,359	647,423	—

Expenses:
General and administrative	952,538	155,120	—
Property operating expenses	1,411,407	—	—
Property and asset management fees	842,175	34,442	—
Depreciation	3,911,751	131,307	—
Amortization	1,896,164	62,575	—

Total operating expenses	9,014,035	383,444	—

Real estate operating income	8,367,324	263,979	—

Other income (expense):
Interest income	503,479	27,058	—
Interest expense	(8,103,831)	(410,312)	—

Total other income	(7,600,352)	(383,254)	—

Income (loss) from continuing operations	766,972	(119,275)	—

Discontinued operations:
Income from discontinued operations	579,024	4,684	—

Income from discontinued operations	579,024	4,684	—

Net income (loss)	$1,345,996	$(114,591)	$—

Weighted average number of common shares outstanding
Basic and diluted	13,275,635	411,909	—

Income (loss) from continuing operations per common share
Basic and diluted	$0.06	$(0.29)	$—

Income from discontinued operations per common share
Basic and diluted	0.04	0.01	—

Net income (loss) per common share
Basic and diluted	$0.10	$(0.28)	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-34

COLE CREDIT PROPERTY TRUST II, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

				Accumulated
	Common Stock		Capital in Excess	Distributions in	Total Stockholders’
	Number of Shares	Par Value	of Par Value	Excess of Earnings	Equity
Balance, September 29, 2004 (Date of Inception)	—	$—	$—	$—	$—
Issuance of Common Stock to Cole Holdings Corporation		20,000	200	199,800	200,000

Balance, December 31, 2004	20,000	200	199,800	—	200,000
Issuance of common stock	2,812,387	28,124	28,080,997	—	28,109,121
Distributions	—	—	—	(195,209)	(195,209)
Commissions on stock sales and related dealer manager fees	—	—	(2,375,780)	—	(2,375,780)
Other offering costs	—	—	(418,575)	—	(418,575)
Net loss	—	—	—	(114,591)	(114,591)

Balance, December 31, 2005	2,832,387	28,324	25,486,442	(309,800)	25,204,966
Issuance of common stock	27,858,817	278,588	277,953,219	—	278,231,807
Distributions	—	—	—	(8,492,214)	(8,492,214)
Commissions on stock sales and related dealer manager fees	—	—	(23,254,138)	—	(23,254,138)
Other offering costs	—	—	(3,332,577)	—	(3,332,577)
Stock compensation expense	—		53,913		53,913
Redeemable common stock	—	—	(3,521,256)	—	(3,521,256)
Net income	—	—	—	1,345,996	1,345,996

Balance, December 31, 2006	30,691,204	$306,912	$273,385,603	$(7,456,018)	$266,236,497

The accompanying notes are an integral part of these consolidated financial statements.

F-35

COLE CREDIT PROPERTY TRUST II, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Period from
			Inception
			(September 29,
	Year ended	Year ended	2004) to December
	December 31, 2006	December 31, 2005	31, 2004
Cash flows from operating activities:
Net income (loss)	$1,345,996	$(114,591)	$—
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	4,396,460	151,472	—
Amortization	2,630,841	89,793	—
Stock compensation expense	53,913	—	—
Changes in assets and liabilities:
Rents and tenant receivables	(2,396,534)	(36,001)	—
Prepaid expenses and other assets	(269,945)	(11,928)	—
Accounts payable and accrued expenses	1,733,546	282,797	—
Deferred rent and other liabilities	340,974	—	—
Due to affiliates	26,224	36,199	—

Net cash provided by operating activities	7,861,475	397,741	—

Cash flows from investing activities:
Investment in real estate and related assets	(278,576,503)	(81,344,139)	—
Acquired intangible lease assets	(40,305,246)	(10,497,499)	—
Acquired below market lease intangibles	2,731,169	14,689	—
Restricted cash	(4,025,929)	(1,813,804)	—

Net cash used in investing activities	(320,176,509)	(93,640,753)	—

Cash flows from financing activities:
Proceeds from issuance of common stock	274,710,551	28,109,121	200,000
Proceeds from mortgage and affiliate notes payable	168,764,469	72,084,404	—
Repayment of mortgage and affiliate notes payable	(64,375,352)	(827,363)	—
Refund of mortgage rate lock deposits	1,936,000	—	—
Payment of mortgage rate lock deposits	(5,903,100)	—	—
Escrowed investor proceeds liability	3,896,925	1,813,804	—
Offering costs on issuance of common stock	(26,586,715)	(2,789,170)	—
Distributions to investors	(3,554,073)	—	—
Deferred financing costs paid	(3,582,325)	(772,640)	—

Net cash provided by financing activities	345,306,380	97,618,156	200,000

Net increase in cash and cash equivalents	32,991,346	4,375,144	200,000
Cash and cash equivalents, beginning of period	4,575,144	200,000	—

Cash and cash equivalents, end of period	$37,566,490	$4,575,144	$200,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Dividends declared and unpaid	$1,612,094	$195,209	$—

Mortgage notes assumed in real estate acquisitions	$42,619,758	$—	$—

Common stock issued through distribution reinvestment plan	$3,521,256	$—	$—

Commissions and dealer manager fees due to affiliate	$—	$5,185	$—

Supplemental Cash Flow Disclosures:
Interest paid	$7,981,952	$223,183	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-36

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 — ORGANIZATION AND BUSINESS
     Cole Credit Property Trust II, Inc. (the “Company”) was formed on September 29, 2004 and is a Maryland corporation that is organized and operating as a real estate investment trust (“REIT”) for federal income tax purposes. Substantially all of the Company’s business is conducted through Cole Operating Partnership II, LP (“Cole OP II”), a Delaware limited partnership. The Company is the sole general partner of and owns a 99.99% partnership interest in Cole OP II. Cole REIT Advisors II, LLC (“Cole Advisors II”) the affiliate advisor to the Company, is the sole limited partner and owner of 0.01% (minority interest) of the partnership interests of Cole OP II.
     At December 31, 2006, the Company owned 91 properties comprising approximately 2.9 million square feet of single and multi-tenant commercial space located in 26 states. At December 31, 2006, these properties were 100% leased.
     On June 27, 2005, the Company commenced a public offering on a “best efforts” basis of up to 45,000,000 shares of common stock offered at a price of $10.00 per share, subject to certain volume and other discounts, pursuant to a Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act (the “Offering”). The Registration Statement also covered up to 5,000,000 shares available pursuant to a distribution reinvestment plan (the “DRIP”) under which our stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at the greater of $9.50 per share or 95% of the estimated value of a share of common stock. On November 13, 2006, the Company filed a registration statement with the SEC under Rule 462(b) to add securities to the Offering. The registration statement registers an additional 4,390,000 shares of common stock for sale in the primary offering and an additional 952,000 shares of common stock for sale pursuant to the Company’s DRIP.
     On November 6, 2006, the Company filed a registration statement with the SEC with respect to a proposed secondary public offering of up to 150,000,000 shares of common stock. The offering would include up to 125,000,000 shares to be offered for sale at $10.00 per share in the primary offering and up to 25,000,000 shares to be offered for sale pursuant to the Company’s DRIP.
     The Company commenced its principal operations on September 23, 2005, when it issued the initial 486,000 shares of our common stock in the Offering. Prior to such date, the Company was considered a development stage company. As of December 31, 2006, the Company had accepted subscriptions for 30,691,204 shares of its common stock, including 20,000 shares owned by Cole Holdings Corporation (“Cole Holdings”) for aggregate gross proceeds of approximately $306.5 million before offering costs and selling commissions of approximately $29.4 million. As of December 31, 2006, the Company was authorized to issue 10,000,000 shares of preferred stock, but had none issued and outstanding. As of March 16, 2007, the Company had raised approximately $406.3 million in offering proceeds through the issuance of 40,629,407 shares of its common stock. As of March 16, 2007, approximately $87.6 million in shares (8,760,693 shares) remained available for sale to the public under the Offering, exclusive of shares available under the DRIP.
     The Company’s stock is not currently listed on a national securities exchange. The Company may seek to list its stock for trading on a national securities exchange only if a majority of its independent directors believe listing would be in the best interest of its stockholders. The Company does not intend to list its shares at this time. The Company does not anticipate that there would be any market for its common stock until its shares are listed or quoted. In the event it does not obtain listing prior to the tenth anniversary of the completion or termination of the Offering, its charter requires that it either: (1) seek stockholder approval of an extension or amendment of this listing deadline; or (2) seek stockholder approval to adopt a plan of liquidation of the corporation.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. These accounting policies conform to generally accepted accounting principles in the United States (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.
Principles of Consolidation and Basis of Presentation
     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

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COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Investment in Real Estate Assets
     Real estate assets are stated at cost, less accumulated depreciation. Amounts capitalized to real estate assets consist of the cost of acquisition or construction and any tenant improvements or major improvements and betterments that extend the useful life of the related asset. All repairs and maintenance are expensed as incurred.
     All assets are depreciated on a straight line basis. The estimate useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term
     The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss. As of December 31, 2006, the undiscounted future operating cash flows of any property with potential impairment indicators exceeded its carrying value and no impairment losses had been recorded. As of December 31, 2005, no potential impairment indicators existed and no losses had been recorded.
Allocation of Purchase Price of Acquired Assets
     Upon the acquisition of real properties, the Company allocates the purchase price of such properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases and value of tenant relationships, based in each case on their fair values. The Company utilizes independent appraisals to determine the fair values of the tangible assets of an acquired property (which includes land and building).
     The fair values of above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining terms of the respective leases.
     The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles are included in intangible lease assets in the accompanying consolidated balance sheet and are amortized to expense over the remaining term of the respective leases.
     The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would

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COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
result in an incorrect assessment of the Company’s purchase price allocations, which could impact the amount of its reported net income.
Cash and Cash Equivalents
     The Company considers all highly liquid instruments with maturities when purchased of three months or less to be cash equivalents.
Restricted Cash and Escrowed Investor Proceeds
     The Company is currently engaged in a public offering of its common stock. Included in restricted cash and escrowed investor proceeds is approximately $5.7 million and $1.8 million of offering proceeds for which shares of common stock had not been issued as of December 31, 2006 and 2005, respectively.
Rents and Tenant Receivables
     Rents and tenant receivables primarily includes amounts to be collected in future periods related to the recognition of rental income on a straight-line basis over the lease term and cost recoveries from tenants. See “—Revenue Recognition” below. Allowance for doubtful accounts was approximately $75,000 and $0 at December 31, 2006 and 2005, respectively.
Prepaid Expenses and Other Assets
     Prepaid expenses and other assets includes expenses incurred as of the balance sheet date that relate to future periods and will be expensed or reclassified to another account during the period to which the costs relate. Any amounts with no future economic benefit are charged to earnings when identified.
Deferred Financing Costs
     Deferred financing costs are capitalized and amortized on a straight-line basis, which approximates the effective interest method, over the term of the related financing arrangement. Amortization of deferred financing costs for the years ended December 31, 2006 and 2005, and the period from inception (September 29, 2004) to December 31, 2004, was approximately $548,000, $18,000 and $0, respectively, and was recorded in interest expense in the consolidated statements of operations.
Revenue Recognition
     Upon the acquisition of real estate, certain properties have leases where minimum rent payments increase during the term of the lease. The Company records rental revenue for the full term of each lease on a straight-line basis. Accordingly, the Company records a receivable from tenants that the Company expects to collect over the remaining lease term rather than currently, which is recorded as rents receivable. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin 101, Revenue Recognition in Financial Statements, the Company defers the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in rental income in the period the related costs are incurred. Tenant reimbursement income includes payments from tenants as reimbursement for property taxes, utilities, and other property operating expenses.
Income Taxes
     The Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders and so long as it distributes at least 90% of its REIT taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

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COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Concentration of Credit Risk
     At December 31, 2006 and 2005, the Company had cash on deposit in one financial institution in excess of federally insured levels; however, the Company has not experienced any losses in such account. The Company limits investment of cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on cash.
     As of December 31, 2006, no single tenant accounts for more than 10% of the Company’s gross annualized base rental revenues. Tenants in the drugstore, specialty retail and automotive supply industries comprise approximately 25%, 12% and 11%, respectively, of the Company’s gross annualized base rental revenues for the year ended December 31, 2006. As of December 31, 2005, one tenant in the drugstore industry and one tenant in the automotive supply industry accounted for approximately 34% and 31% of the Company’s gross annualized base rental revenues, respectively. Tenants in the drugstore and automotive supply industries comprise approximately 44% and 31%, respectively, of the Company’s gross annualized base rental revenues for the year ended December 31, 2005.
Offering and Related Costs
     Cole Advisors II funds all of the organization and offering costs on the Company’s behalf and may be reimbursed for such costs up to 1.5% of the cumulative capital raised by the Company in the Offering. As of December 31, 2006 and 2005, Cole Advisors II had incurred organization and offering costs of approximately $3.8 million and $1.4 million, respectively, on behalf of the Company. Of these amounts, the Company was responsible for approximately $3.8 million and $421,000 at December 31, 2006 and 2005, respectively. The offering costs, which include items such as legal and accounting fees, marketing, and promotional printing costs, are recorded as a reduction of capital in excess of par value along with sales commissions and dealer manager fees of 7% and 1.5%, respectively. Organization costs are expensed as incurred, of which approximately $57,000, $2,000 and $0 was expensed during the years ended December 31, 2006, and 2005 and the period from inception (September 29, 2004) to December 31, 2004, respectively.
Due to affiliates
     As of December 31, 2006, due to affiliates consists of approximately $47,000 due to Cole Advisors II for reimbursement of organization and offering costs and $20,000 to an affiliate of Cole Advisors II for reimbursement of certain loan costs. As of December 31, 2005, due to affiliates consists of approximately $36,000 due to Cole Advisors II for reimbursement of legal fees and approximately $5,000 due to Cole Capital Corporation (“Cole Capital”), the Company’s affiliated dealer manager, for commissions and dealer manager fees payable on stock issuances.
Stockholders’ Equity
     At December 31, 2006, 2005, and 2004 the Company was authorized to issue 240,000,000, 90,000,000, and 90,000,000 respectively, shares of common stock and 10,000,000 shares of preferred stock. All shares of such stock have a par value of $.01 per share. The Company’s board of directors may authorize additional shares of capital stock and amend their terms without obtaining stockholder approval.
     The par value of investor proceeds raised from the Offering is classified as common stock, with the remainder allocated to capital in excess of par value. The Company’s share redemption program provides that all redemptions during any calendar year, including those upon death or qualifying disability, are limited to those that can be funded with proceeds raised from the Company’s distribution reinvestment plan. In accordance with Accounting Series Release No. 268, “Presentation in Financial Statements of Redeemable Preferred Stock,” the Company accounts for the proceeds received from its distribution reinvestment plan outside of permanent equity for future redemption of shares. During the years ended December 31, 2006 and 2005, proceeds of approximately $3.5 million and $0 were received from the distribution reinvestment plan, respectively, which have been recorded as redeemable common stock in the respective consolidated balance sheets. As of December 31, 2006 and 2005, no shares had been redeemed under the Company’s share redemption program.
Earnings Per Share
     Earnings per share are calculated based on the weighted average number of common shares outstanding during each period. The weighted average number of common shares outstanding is identical for basic and fully diluted earnings per share. The effect of all the outstanding stock options was anti-dilutive to earnings per share for the year ended December 31, 2005. See Note 12.

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COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Stock Options
     As permitted by Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation, and SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure, the Company elected to follow Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options under the 2004 Independent Directors Stock Option Plan (“IDSOP”) (see Note 11). Under APB No. 25, compensation expense is recorded when the exercise price of stock options is less than the fair value of the underlying stock on the date of grant. On January 1, 2006, the Company adopted SFAS 123R, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options related to the IDSOP, based on estimated fair values. The Company adopted FAS 123R using the modified prospective application. Accordingly, prior period amounts have not been restated. As of December 31, 2006, there were 20,000 stock options outstanding under the IDSOP at an average exercise price of $9.15 per share.
Reportable Segments
     The Financial Accounting Standards Board (“FASB”) issued SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” which establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. We have determined that we have one reportable segment, with activities related to investing in real estate. Our investments in real estate generate rental revenue and other income through the leasing of properties, which comprised 100% of our total consolidated revenues for the years ended December 31, 2006 and 2005. Although our investments in real estate are geographically diversified throughout the United States, management evaluates operating performance on an individual property level. Our properties have been aggregated into one reportable segment.
Interest
     Interest is charged to interest expense as it accrues. No interest costs were capitalized during the years ended December 31, 2006 and 2005.
Distributions Payable and Distribution Policy
     In order to maintain its status as a REIT, the Company is required to make distributions each taxable year equal to at least 90% of its REIT taxable income excluding capital gains. To the extent funds are available, the Company intends to pay regular monthly distributions to stockholders. Distributions are paid to those stockholders who are stockholders of record as of applicable record dates.
     On December 15, 2006, the Company’s board of directors declared a distribution of $0.0017808 per share for stockholders of record as of the close of business on each day of the period commencing on January 1, 2007 and ending on March 31, 2007. The monthly distributions were calculated to be equivalent to an annualized distribution of six and one half percent (6.50%) per share, assuming a purchase price of $10.00 per share. As of December 31, 2006, the Company had distributions payable of approximately $1.6 million. The distributions were paid in January 2007, of which approximately $844,000 was reinvested in shares through our distribution reinvestment program.
Recent Accounting Pronouncements
     In December 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment,” (“SFAS 123R”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS No. 123R is effective for fiscal years beginning after June 15, 2005.
     SFAS No. 123 (revised 2004) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. That cost will be recognized over the period during which an employee is required to provide services in exchange for the award. The Company adopted the provisions of SFAS 123 (revised 2004) using a modified prospective application. The modified prospective method requires companies to recognize compensation cost for unvested awards that are outstanding on the effective date based on the fair value that the Company had originally estimated for purposes of preparing its SFAS 123 pro forma disclosures. For all new awards that are granted or modified after the effective date, a company would use SFAS 123R’s measurement model. The Company adopted the new standard on January 1, 2006. See Note 12.

F-41

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     In September 2006, the SEC issued Staff Accounting Bulletin No. 108 (“SAB No. 108”). Due to diversity in practice among registrants, SAB No. 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB No. 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material impact on the Company’s consolidated financial statements.
     In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company has not determined what impact, if any, the adoption of SFAS No. 157 will have on its consolidated financial statements.
     In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company has not determined what impact, if any, the provisions of FIN 48 will have on its consolidated financial statements.
     In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 allows entities to choose to measure eligible financial instruments at fair value with changes in fair value recognized in earnings of each subsequent reporting date. The fair value election is available for most financial assets and liabilities on an instrument-by-instrument basis and is to be elected on the date of the financial instrument is initially recognized. SFAS 159 is effective for all entities as of the beginning of a reporting entity’s first fiscal year that begins after November 15, 2007 (with earlier application permitted under certain circumstances). The Company has not determined what impact, if any, the adoption of SFAS No. 159 will have on its consolidated financial statements.
NOTE 3 — REAL ESTATE ACQUISITIONS
     During the year ended December 31, 2006, the Company acquired a 100% interest in 77 commercial properties for an aggregate purchase price of approximately $358.8 million, including acquisition costs of approximately $7.9 million. The Company financed the acquisitions through the issuance and assumption of approximately $213.2 million of mortgage loans generally secured by the individual properties. In accordance with SFAS, No. 141, “Business Combinations”, the Company allocated the purchase price of these properties, including aggregate acquisition costs, to the fair value of the assets acquired and liabilities assumed. The Company allocated approximately $85.7 million to land, approximately $229.5 million to building and improvements, approximately $46.3 million to acquired in-place leases, approximately ($2.7) million to acquired below-market leases and approximately $42.6 million related to debt assumed on properties acquired during the year ended December 31, 2006.
     During the year ended December 31, 2005, the Company acquired a 100% interest in 14 commercial properties for an aggregate purchase price of approximately $91.8 million, including acquisition costs of approximately $2.0 million. The Company financed the acquisitions through the issuance of approximately $66.8 million of mortgage loans generally secured by the individual properties. In accordance with SFAS, No. 141, “Business Combinations”, the Company allocated the purchase price of these properties, including aggregate acquisition costs, to the fair value of the assets acquired and liabilities assumed. The Company allocated approximately $23.8 million to land, approximately $57.5 million to building and improvements, approximately $10.5 million to acquired in-place leases and approximately ($15,000) to acquired below-market leases.

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COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE 4 — INTANGIBLE LEASE ASSETS
     Identified intangible assets relating to the real estate acquisitions discussed in Note 3 consisted of the following:

	December 31,
	2006	2005

Acquired in place leases and tenant relationships, net of accumulated amortization of $2,142,845 and $69,939 at December 31, 2006 and 2005, respectively (with a weighted average life of 159 and 172 months for in-place leases and tenant relationships, respectively).	$51,939,520	$9,970,272
Acquired above market leases, net of accumulated amortization of $108,327 and $1,942 at December 31, 2006 and 2005, respectively (with a weighted average life of 162 and 118 months for acquired above market leases, respectively).	$2,629,503	$455,346

	$54,569,023	$10,425,618

     Amortization expense recorded on the identified intangible assets, for each of fiscal years ended December 31, 2006, 2005 and 2004 was approximately $2.2 million, $72,000 and $0, respectively.
     Estimated amortization expense of the respective intangible lease assets as of December 31, 2006 for each of the five succeeding fiscal years is as follows:

	Amount
	Lease
	In-Place and Tenant	Above
Year	Relationships	Market Lease

2007	$3,902,608	$199,240
2008	$3,882,619	$199,240
2009	$3,821,858	$199,240
2010	$3,821,858	$199,240
2011	$3,819,312	$199,240
NOTE 5 — MORTGAGE NOTES PAYABLE
     As of December 31, 2006, the Company had 71 mortgage notes payable totaling approximately $218.3 million, of which approximately $215.6 million was fixed rate debt with interest rates ranging from 5.15% to 6.31% with a weighted average interest rate of approximately 5.72%. The Company also had approximately $2.7 million of short-term variable rate debt outstanding at December 31, 2006.
     As of December 31, 2005, the Company had 13 mortgage notes payable totaling approximately $71.3 million, of which approximately $41.8 million was fixed rate debt with interest rates ranging from 5.15% to 5.76% with a weighted average interest rate of approximately 5.47%. The Company also had approximately $29.5 million of short-term variable rate debt outstanding at December 31, 2005.
     The fixed rate debt mortgage notes require monthly interest-only payments with the principal balance due on various dates from July 2008 through October 2018. The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points and require monthly interest-only payments and generally mature within 90 days. Each of the mortgage notes are secured by the respective property. Certain of the mortgage notes have cross-default provisions and are cross-collateralized. Under certain cross-default provisions, a default under any mortgage note included in a cross-default agreement may constitute a default under all such mortgage notes in the agreement and may lead to acceleration of the indebtedness due on each property within the cross-default agreement. The mortgage notes are generally non-recourse to the Company and Cole Op II, but both are liable for customary non-recourse carveouts.
     The fixed rate mortgage notes may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and

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COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage notes. Notwithstanding the prepayment limitations, the Company may sell the properties to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
     In the event that a mortgage note is not paid off on the respective maturity date, each mortgage note includes hyperamortization provisions. The interest rate during the hyperamortization period shall be the fixed interest rate as stated on the respective mortgage note agreement plus two percent (2.0%). The individual mortgage note maturity date, under the hyperamortization provisions, will be extended by twenty (20) years. During such period, the lender will apply 100% of the rents collected to (i) all payments for escrow or reserve accounts, (ii) payment of interest at the original fixed interest rate, (iii) payments for the replacement reserve account, (iv) any other amounts due in accordance with the mortgage note agreement other than any additional interest expense, (v) any operating expenses of the property pursuant to an approved annual budget, (vi) any extraordinary expenses, (vii) payments to be applied to the reduction of the principal balance of the mortgage note, and (viii) any additional interest expense, which is not paid will be added to the principal balance of the mortgage note.
     We have entered into interest rate lock agreements. See Note 7.
Related Party Notes
     On December 15, 2005, Cole OP II borrowed approximately $2.5 million and approximately $2.0 million from Series C, LLC (“Series C”), which is an affiliate of the Company and the Company’s advisor, by executing two promissory notes which was secured by the membership interests held by Cole OP II in Cole WG St. Louis MO, LLC and Cole RA Alliance OH, LLC, respectively. Each of the loans had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest payable in full on June 30, 2006. Each of the loans was generally non recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including a majority of its independent directors, approved the loans and determined that the terms of the loans were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the notes in full in April 2006.
     On February 6, 2006, Cole OP II borrowed approximately $2.3 million from Series C by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $18.5 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in April 2006.
     On February 10, 2006, Cole OP II borrowed approximately $4.7 million from Series B, LLC (“Series B”), an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $5.9 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non-recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in May 2006.
     During the years ended December 31, 2006 and 2005 and the period from inception (September 29, 2004) to December 31, 2004 Cole OP II incurred approximately $210,000, $13,000 and $0 in interest expense to affiliates under the aforementioned loans, respectively.

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COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The following table summarizes the scheduled aggregate principal repayments for the five years subsequent to December 31, 2006:

Principal
For the Year Ending December 31:	Repayments

2007	$3,066,207
2008	9,729,334
2009	205,511
2010	16,884,186
2011	39,272,285
Thereafter	149,108,393

Total	$218,265,916

     The variable rate mortgages approximate fair market value. The fair value of our fixed rate mortgage notes payable at December 31, 2006 approximates $215.0 million.
NOTE 6 — INTANGIBLE LEASE LIABILITY
     Identified intangible liability relating to the real estate acquisitions discussed in Note 3 consisted of the following:

	December 31,
	2006	2005

Acquired below — market leases, net of accumulated amortization of $96,484 and $52 at December 31, 2006 and 2005, respectively (with a weighted average life of 144 and 141 months, respectively)	$2,649,374	$14,637

     Amortization income recorded on the identified intangible liability, for each of fiscal years ended December 31, 2006, 2005 and the period from inception (September 29, 2004) to December 31, 2004 was $96,000, $52 and $0, respectively.
     Estimated amortization income of the respective intangible lease liability as of December 31, 2006 for each of the five succeeding fiscal years is as follows:

Amount
Below
Year	Market Lease
2007	$231,097
2008	$231,097
2009	$231,097
2010	$231,097
2011	$230,059
NOTE 7 — EXTENDED RATE LOCK AGREEMENTS
     The Company entered into Extended Rate Lock Agreements with Wachovia Bank, N.A. (“Wachovia”) and Bear Stearns Commercial Mortgage, Inc. (“Bear Stearns”) (the “Rate Locks”) to lock interest rates ranging from 5.52% to 6.56% for up to approximately $247 million in total borrowings. Under the terms of the Rate Locks, the Company made rate lock deposits totaling approximately $5.9 million to Wachovia and Bear Stearns. As of December 31, 2006, the Company had available borrowings of approximately $197 million under the Rate Locks.
     The Company has approximately $3.9 million in rate lock deposits outstanding at December 31, 2006, which are reflected as Mortgage Loan Deposits and recorded in Prepaid Expenses, Mortgage Loan Deposits and Other Assets on the Company’s consolidated balance and statement of cashflows.

F-45

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     The deposits are refundable to the Company in amounts generally equal to 2% of any loans funded under the agreements. The Rate Locks expire 60 days from execution and may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the borrower’s election, by converting the fee into interest rate spread.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Litigation
     In the ordinary course of business, the Company may become subject to litigation or claims. There are no material pending legal proceedings known to be contemplated against us.
Environmental Matters
     In connection with the ownership and operation of real estate, the Company may be potentially liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the consolidated results of operations.
NOTE 9 — RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
     Certain affiliates of the Company receive, and will continue to receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Cole Capital receives, and will continue to receive a selling commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital reallows, and intends to continue to reallow 100% of commissions earned to participating broker-dealers. In addition, Cole Capital will receive up to 1.5% of gross proceeds from the Offering, before reallowance to participating broker-dealers, as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on such factors as the volume of shares sold by such participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. No selling commissions or dealer-manager fees are paid to Cole Capital in respect to shares sold under the DRIP. During the years ended December 31, 2006 and 2005, the Company paid approximately $23.3 million and $2.4 million to Cole Capital for commissions and dealer manager fees, of which approximately $20.0 million and $2.0 million was reallowed to participating broker-dealers.
     All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are paid for by Cole Advisors II or its affiliates and are reimbursed by the Company up to 1.5% of gross offering proceeds. Cole Advisors II or its affiliates also receive acquisition and advisory fees of up to 2% of the contract purchase price of each asset for the acquisition, development or construction of real property and will be reimbursed for acquisition costs incurred in the process of acquiring properties, but not to exceed 2.0% of the contract purchase price. The Company expects the acquisition expenses to be approximately 0.5% of the purchase price of each property. During the years ended December 31, 2006 and 2005, the Company reimbursed the advisor approximately $3.4 million and $421,000, respectively, for organizational and offering expenses, of which approximately $57,000 and $2,000, respectively, was expensed as organization costs. During the years ended December 31, 2006 and 2005, the Company paid Cole Realty Advisors approximately $5.8 million and approximately $1.7 million for acquisition fees, respectively.
     If Cole Advisors II provides services, as determined by the independent directors, in connection with the origination or refinancing of any debt financing obtained by the Company that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay Cole Advisors II a financing coordination fee equal to 1% of the amount available under such financing; provided however, that Cole Advisors II shall not be entitled to a financing coordination fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which Cole Advisors II received such a fee. Financing coordination fees payable from loan proceeds from permanent financing will be paid to Cole Advisors II as the Company acquires such permanent financing. However, no acquisition fees will be paid on loan proceeds from any line of credit until such time as all net offering proceeds have been invested by the Company. During the years ended December 31, 2006 and 2005, the Company paid Cole Advisors II approximately $1.8 million and approximately $320,000 for finance coordination fees.
     The Company pays, and expects to continue to pay, Cole Realty Advisors, its affiliated property manager, fees for the management and leasing of the Company’s properties. Such fees currently equal, and are expected to continue to equal 2% of gross revenues, plus leasing commissions at prevailing market rates; provided however, that the aggregate of all property management and

F-46

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
leasing fees paid to affiliates plus all payments to third parties will not exceed the amount that other nonaffiliated management and leasing companies generally charge for similar services in the same geographic location. Cole Realty Advisors may subcontract its duties for a fee that may be less than the fee provided for in the property management agreement. During the years ended December 31, 2006 and 2005, respectively, the Company paid Cole Realty Advisors approximately $350,000 and approximately $14,000 for property management fees, respectively.
     The Company pays Cole Advisors II an annualized asset management fee of 0.25% of the aggregate asset value of the Company’s assets (the “Asset Management Fee”). The fee will be payable monthly in an amount equal to 0.02083% of aggregate asset value as of the last day of the immediately preceding month. During the years ended December 31, 2006 and 2005, respectively the Company paid asset management fees to Cole Advisors II of approximately $587,000 and approximately $25,000, respectively.
     If Cole Advisors II or its affiliates provides a substantial amount of services, as determined by the Company’s independent directors, in connection with the sale of one or more properties, the Company will pay Cole Advisors II up to one-half of the brokerage commission paid, but in no event to exceed an amount equal to 2% of the sales price of each property sold. In no event will the combined real estate commission paid to Cole Advisors II, its affiliates and unaffiliated third parties exceed 6% of the contract sales price. In addition, after investors have received a return of their net capital contributions and an 8% annual cumulative, non-compounded return, then Cole Advisors II is entitled to receive 10% of the remaining net sale proceeds. During the years ended December 31, 2006 and 2005, respectively, the Company did not pay any fees or amounts to Cole Advisors II relating to the sale of properties.
     Upon listing of the Company’s common stock on a national securities exchange, a fee equal to 10% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8% annual cumulative, non-compounded return to investors will be paid to Cole Advisors II (the “Subordinated Incentive Listing Fee”).
     Upon termination of the advisory agreement with Cole Advisors II, other than termination by the Company because of a material breach of the advisory agreement by Cole Advisors II, a performance fee of 10% of the amount, if any, by which (i) the appraised asset value at the time of such termination plus total distributions paid to stockholders through the termination date exceeds (ii) the aggregate capital contribution contributed by investors less distributions from sale proceeds plus payment to investors of an 8% annual, cumulative, non-compounded return on capital. No subordinated performance fee will be paid if the Company has already paid or become obligated to pay Cole Advisors II a Subordinated Incentive Listing Fee.
     The Company will reimburse Cole Advisors II for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which it’s operating expenses (including the Asset Management Fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse for personnel costs in connection with services for which Cole Advisors II receives acquisition fees or real estate commissions. During the years ended December 31, 2006, 2005 and the period from inception (September 29, 2004) to December 31, 2004, the Company did not reimburse Cole Advisors II for any such costs.
     On December 15, 2005, Cole OP II borrowed approximately $2.5 million and approximately $2.0 million from Series C by executing two promissory notes which are secured by the membership interests held by Cole OP II in Cole WG St. Louis MO, LLC and Cole RA Alliance OH, LLC, respectively. Each of the loans has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest payable in full on June 30, 2006. Each of the loans is generally non recourse to Cole OP II and may be prepaid at any time without penalty or premium. The Company’s board of directors, including a majority of its independent directors, approved the loans and determined that the terms of the loans are no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the notes in full in April 2006.
     On February 6, 2006, Cole OP II borrowed approximately $2.3 million from Series C, an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $18.5 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors,

F-47

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in April 2006.
     On February 10, 2006, Cole OP II borrowed approximately $4.7 million from Series B, an affiliate of the Company and the Company’s advisor, by executing a promissory note which was secured by the membership interest held by Cole OP II in a wholly-owned subsidiary. The loan proceeds were used to acquire a property with a purchase price of approximately $5.9 million, exclusive of closing costs. The loan had a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments, and the outstanding principal and accrued and unpaid interest was payable in full on December 31, 2006. The loan was generally non-recourse to Cole OP II and could be prepaid at any time without penalty or premium. The Company’s board of directors, including all of the independent directors, approved the loan and determined that its terms were no less favorable to the Company than loans between unaffiliated third parties under the same circumstances. Cole OP II repaid the note in full in May 2006.
     During the years ended December 31, 2006, 2005 and the period from inception (September 29, 2004) to December 31, 2004 Cole OP II incurred approximately $210,000, $13,000 and $0 in interest expense to affiliates under the aforementioned loans, respectively.
     During the year ended, December 31, 2006, Cole OP II acquired the following properties from various affiliates of the Company and the Company’s advisor. The acquisitions were funded by net proceeds from the Company’s Offering and the assumption of loans secured by the respective properties.

	Acquisition
Property Description	Date	Location	Seller	Purchase Price		Loan Assumed

Wawa — convenience store	March 29, 2006	Hockessin, DE	Series A, LLC	$4,830,000	(1)	$2,598,068
Wawa — convenience store	March 29, 2006	Manahawkin, NJ	Series A, LLC	4,414,000	(1)	2,374,301
Wawa — convenience store	March 29, 2006	Narberth, PA	Series A, LLC	4,206,000	(1)	2,262,417
Conns — appliance retailer	May 26, 2006	San Antonio, TX	Series D, LLC	4,624,619	(2)	3,580,000
Rite Aid — drugstore	May 26, 2006	Defiance, OH	Cole Acquisitions I, LLC	4,326,165	(2)	2,321,000
CVS — drugstore	May 26, 2006	Madison, MS	Cole Acquisitions I, LLC	4,463,088	(2)	2,809,000
CVS — drugstore	June 28, 2006	Portsmouth, OH	Cole Acquisitions I, LLC	2,101,708	(2)	1,753,000
CVS — drugstore	July 7, 2006	Okeechobee, FL	Cole Acquisitions I, LLC	6,459,262	(2)	4,076,000
Office Depot — office supply	July 7, 2006	Dayton, OH	Cole Acquisitions I, LLC	3,416,526	(2)	2,130,000
Advance Auto — specialty retailer	July 12, 2006	Holland, MI	Cole Acquisitions I, LLC	2,071,843	(2)	1,193,000
Advance Auto — specialty retailer	July 12, 2006	Holland Township, MI	Cole Acquisitions I, LLC	2,137,244	(2)	1,231,000
Advance Auto — specialty retailer	July 12, 2006	Zeeland, MI	Cole Acquisitions I, LLC	1,840,715	(2)	1,057,000
CVS — drugstore	July 12, 2006	Orlando, FL	Series D, LLC	4,956,763	(2)	3,016,000
Office Depot — office supply	July 12, 2006	Greenville, MS	Cole Acquisitions I, LLC	3,491,470	(2)	2,192,000
Office Depot — office supply	July 19, 2006	Warrensburg, MO	Series D, LLC	2,880,552	(2)	1,810,000
CVS — drugstore	August 10, 2006	Gulfport, MS	Cole Acquisitions I, LLC	4,414,117	(2)	2,611,000

TOTAL				$60,634,072		$37,013,786

(1)	The Company’s board of director’s, including all of the independent directors, approved the transaction as being fair and reasonable to the Company, at a price in excess of the cost to Series A, LLC, which is an affiliate of our advisor, but substantial justification exists for such excess, such excess is reasonable and the costs of the interest did exceed its current fair market value as determined by an independent expert selected by the Company’s independent directors.

(2)	The Company’s board of director’s, including all of the independent directors, approved the transactions above as being fair and reasonable to the Company, at a price no greater than the cost to the affiliated entity, and at a cost that did not exceed its current fair market value as determined by an independent expert.
NOTE 10 — ECONOMIC DEPENDENCY
     Under various agreements, the Company has engaged or will engage Cole Advisors II and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon Cole Advisors II and its affiliates. In the event that these

F-48

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.
NOTE 11 — INDEPENDENT DIRECTOR’S STOCK OPTION PLAN
     The Company has a stock option plan, the Independent Director’s Stock Option Plan (the “IDSOP”), which authorizes the grant of non-qualified stock options to the Company’s independent directors, subject to the absolute discretion of the board of directors and the applicable limitations of the plan. The Company intends to grant options under the IDSOP to each qualifying director annually. The exercise price for the options granted under the IDSOP initially will be $9.15 per share (or greater, if such higher price is necessary so that such options shall not be considered a “nonqualified deferred compensation plan” under Section 409A of the Internal Revenue Code of 1986, as amended). It is intended that the exercise price for future options granted under the IDSOP will be at least 100% of the fair market value of the Company’s common stock as of the date the option is granted. As of December 31, 2006 and 2005, the Company had granted options to purchase 20,000 and 10,000 shares at $9.15 per share, respectively, each with a one year vesting period. A total of 1,000,000 shares have been authorized and reserved for issuance under the IDSOP. On January 1, 2006, we adopted SFAS 123R which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options related to the IDSOP, based on estimated fair values. The Company adopted FAS 123R using the modified prospective application. Accordingly, prior period amounts have not been restated.
     During the year ended December 31, 2006, the adoption of SFAS 123R resulted in stock-based compensation charges of approximately $54,000. Stock-based compensation expense recognized in the year ended December 31, 2006 was based on awards ultimately expected to vest, and has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company’s calculations do not assume any forfeitures.
     Prior to SFAS 123R, we applied the intrinsic-value-based method of accounting prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees ,” and related interpretations, including FASB Interpretation No. 44, “Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25 ,” issued in March 2000, to account for our fixed-plan stock options. Under this method, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. No stock-based employee compensation cost was reflected in net income, as all options granted under the plan had an exercise price equal to the market value of the underlying common stock on the date of the grant. SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, during prior periods we elected to apply the intrinsic-value-based method of accounting described above, and adopted only the disclosure requirements of SFAS No. 123.
     No grants were made under the Independent Director Plan in 2004. A summary of the Company’s stock option activity under its Independent Director Plan during the years ended December 31, 2006 and 2005 is as follows:

	Number	Exercise Price	Exercisable
Outstanding at December 31, 2004	—		—
Granted in 2005	10,000	$9.15

Outstanding at December 31, 2005	10,000	$9.15	—
Granted in 2006	10,000	$9.15

Outstanding at December 31, 2006	20,000	$9.15	10,000

     As of December 31, 2006 and 2005, options to purchase 10,000 shares were unvested with a weighted average contractual remaining life of approximately 9.3 and 8.9 years, respectively.
     The weighted average fair value of options granted were $6.04 in 2005 and $5.55 in 2006. As of December 31, 2006 the number of options that were currently vested and expected to become vested was 20,000 shares and have an intrinsic value of $17,000. The 2005 pro forma impact on the results of operations is a reduction in EPS of $.10. The total 2005 stock-based employee compensation proforma expense determined under fair-value-based method for all awards, net of tax was approximately, $40,000.

F-49

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
     In accordance with Statement 123R, the fair value of each stock option granted has been estimated as of the date of the grant using the Black-Scholes method based on the following assumptions; a weighted average risk-free interest rate from 4.19% to 5.07%, a projected future dividend yield from 6.0% to 6.25%, expected volatility of 0%, and an expected life of an option of 10 years. Based on these assumptions, the fair value of the options granted during the years ended December 31, 2006 and 2005 was approximately $55,000 and $60,000, respectively. As of December 31, 2006, there was approximately $22,000 of total unrecognized compensation cost related to unvested share-based compensation awards granted under the IDSOP. That cost is expected to be recognized during 2007.
NOTE 12 — STOCKHOLDERS EQUITY
Distribution Reinvestment Plan
     The Company maintains a distribution reinvestment plan that allows common stockholders (the “Stockholders”) to elect to have the distributions the Stockholders receive reinvested in additional shares of the Company’s common stock. The purchase price per share under the distribution reinvestment plan will be the higher of 95% of the fair market value per share as determined by the Company’s board of directors and $9.50 per share. No sales commissions or dealer manager fees will be paid on shares sold under the distribution reinvestment plan. The Company may terminate the distribution reinvestment plan at the Company’s discretion at any time upon ten days prior written notice to the Stockholders. Additionally, the Company will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of June 27, 2007, which is two years from the effective date of the Offering, unless the Offering is extended, or the date the Company sells 5,952,000 shares under the Offering, unless the Company files a new registration statement with the Securities and Exchange Commission and applicable states. During the years ended December 31, 2006 and 2005, approximately 371,000 and 0 shares were purchased under the distribution reinvestment plan for $3.5 million and $0, respectively, which have been recorded as redeemable common stock on the consolidated balance sheets.
Share Redemption Program
     The Company’s share redemption program permits the Stockholders to sell their shares back to the Company after they have held them for at least one year, subject to the significant conditions and limitations described below.
     There are several restrictions on the Stockholder’s ability to sell their shares to the Company under the program. The Stockholders generally have to hold their shares for one year before selling the shares to the Company under the plan; however, the Company may waive the one-year holding period in the event of the death or bankruptcy of a Stockholder. In addition, the Company will limit the number of shares redeemed pursuant to the Company’s share redemption program as follows: (1) during any calendar year, the Company will not redeem in excess of 3.0% of the weighted average number of shares outstanding during the prior calendar year; and (2) funding for the redemption of shares will be limited to the amount of net proceeds the Company receives from the sale of shares under the Company’s distribution reinvestment plan. These limits may prevent the Company from accommodating all requests made in any year. During the term of the Offering, and subject to certain provisions the redemption price per share will depend on the length of time the Stockholder has held such shares as follows: after one year from the purchase date — 92.5% of the amount the Stockholder paid for each share; after two years from the purchase date — 95.0% of the amount the Stockholder paid for each share; after three years from the purchase date — 97.5% of the amount the Stockholder paid for each share; and after four years from the purchase date — 100.0% of the amount the Stockholder paid for each share.
     Upon receipt of a request for redemption, the Company will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. The Company will charge an administrative fee to the Stockholder for the search and other costs, which will be deducted from the proceeds of the redemption or, if a lien exists, will be charged to the Stockholder. Repurchases will be made quarterly. If funds are not available to redeem all requested redemptions at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn. The Company’s board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to the Stockholders. No shares were redeemed under the share redemption program during the years ended December 31, 2006 and 2005.

F-50

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE 13 — INCOME TAXES
     For income tax purposes, dividends to common stockholders are characterized as ordinary income, capital gains, or as a return of a stockholder’s invested capital. The following table represents the character of distributions to stockholder for the years ended December 31, 2006 and 2005.

	2006	2005
Character of Distributions:
Ordinary income	42%	0%
Return of capital	58%	0%

Total	100%	100%

     At December 31, 2006 and 2005, the tax basis carrying value of the Company’s total assets was approximately $500.5 million and approximately $98.8 million, respectively. During the years ended December 31, 2006 and 2005 and the period from inception (September 29, 2004) to December 31, 2004, the Company had state income taxes of approximately $24,000, $3,000, and $0, respectively, which has been recorded in general and administrative expenses in the consolidated statements of operations.
     During 2006, the state of Texas enacted new tax legislation that restructures the state business tax in Texas by replacing the taxable capital and earned surplus components of the current franchise tax with a new “margin tax,” which for financial reporting purposes is considered an income tax. The Company believes the impact of this legislation was not material to the Company for the year ended December 31, 2006. Accordingly, it has not recorded a provision for income taxes in its accompanying consolidated condensed financial statements for the year ended December 31, 2006.
NOTE 14 — OPERATING LEASES
     All of the Company’s real estate assets are leased to tenants under operating leases for which the terms and expirations vary. The leases frequently have provisions to extend the lease agreement and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants.
     The future minimum rental income from the Company’s investment in real estate assets under non-cancelable operating leases, at December 31, 2006 is as follows:

Amount
Year ending December 31:
2007	$34,430,486
2008	34,385,306
2009	34,244,642
2010	34,244,642
2011	34,230,502
Thereafter	302,476,178

Total	$474,012,116

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COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE 15 — QUARTERLY RESULTS (Unaudited)
     Presented below is a summary of the unaudited quarterly financial information for the year ended December 31, 2006. The Company believes that all necessary adjustments, consisting only of normal recurring adjustments, have been included in the amounts stated below to present fairly, and in accordance with GAAP, the selected quarterly information.

	2006
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter

Revenues (3)	$2,037,066	$3,180,773	$4,858,021	$7,305,498
Income from discontinued operating property	30,420	77,744	156,435	314,425
Net income (loss)	(182,588)	(181,847)	548,942	1,161,489
Basic and diluted net income (loss) per share	(0.04)	(0.02)	0.04	0.05
Dividends per share	$0.15	$0.15	$0.16	$0.16

	2005(1)
	Third Quarter	Fourth Quarter

Revenues (3)	$2,761	$644,662
Income from discontinued operating property	—	4,684
Net loss	(29,543)	(85,048)
Basic and diluted net loss per share(2)	(0.46)	(0.05)
Dividends per share	—	$0.15

(1)	No quarterly financial information is presented for the first two quarters of 2005 as the Company was a development stage company during those quarters and had no operations.

(2)	The total of the two quarterly amounts for the year ended December 31, 2005, does not equal the total for the year then ended. This difference results from the increase in shares outstanding over the year.

(3)	All periods have been adjusted to reflect the impact of the property classified as held for sale as of September 30, 2007, which are reflected in the caption “Income from discontinued operations” on the accompanying Consolidated Statements of Operations.
NOTE 16 — SUBSEQUENT EVENTS
Sale of Shares of Common Stock
     As of March 16, 2007, the Company had raised approximately $406.3 million in offering proceeds through the issuance of approximately 40,600,000 shares of the Company’s common stock. As of March 16, 2007, approximately $87.6 million in shares (8,760,593 million shares) remained available for sale to the public under the Offering, exclusive of shares available under the DRIP.
Property Acquisition and Borrowings
     During the period from January 1, 2007 through March 19, 2007, the Company acquired 17 commercial real estate properties in separate transactions for an aggregate acquisition cost of approximately $229.4 million and issued mortgage notes payable totaling approximately $152.2 million to finance the transactions or finance previous transactions (see detailed borrowings below). The acquisitions are as follows:

F-52

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Property	Location	Acquisition Date	Square Feet	Purchase Price(1)
HOM-furniture store	Fargo, ND	January 4, 2007	122,108	$12,000,000
La-Z-Boy-furniture store	Newington, CT	January 5, 2007	20,701	6,900,000
Advance Auto-parts store	Maryland Heights, MO	January 12, 2007	7,000	1,893,000
Victoria Crossing-multi-tenant retail center	Victoria, TX	January 12, 2007	87,473	12,750,000
Academy Sports-corporate offices/distribution	Katy, TX	January 18, 2007	1,500,596	102,000,000
Gordmans-department store	Peoria, IL	January 18, 2007	60,947	9,000,000
One Pacific Place-multi-tenant retail center	Omaha, NE	February 6, 2007	91,564	36,000,000
Sack n Save-convenience store/O’Reilly Auto-parts store	Garland, TX	February 6, 2007	65,295	5,060,000
Tractor Supply-specialty retail store	Ankeny, IA	February 9, 2007	19,097	3,000,000
ABX Air-distribution center	Coventry, RI	February 14, 2007	33,000	4,090,000
Office Depot-office supply store	Enterprise, AL	February 27, 2007	20,000	2,776,357
Northern Tool-specialty retail store	Blaine, MN	February 28, 2007	25,685	4,900,000
Office Max-office supply store	Orangeburg, SC	February 28, 2007	23,600	3,125,000
Walgreens-drugstore	Cincinnati, OH	March 5, 2007	15,120	5,140,000
Walgreens-drugstore	Madeira, OH	March 5, 2007	13,905	4,425,000
Walgreens-drugstore	Sharonville, OH	March 5, 2007	13,905	4,085,000
AT&T-office building	Beaumont, TX	March 19, 2007	141,525	12,275,000

Total			2,261,521	$229,419,357

(1)	Purchase price excludes related closing and acquisition costs.
     The following mortgage notes require monthly interest-only payments and either relate to the aforementioned acquisitions or previous acquisitions of the Company:

		Fixed Rate	Fixed		Variable
		Loan	Interest		Rate Loan		Total Loan
Property	Location	Amount	Rate	Maturity Date	Amount(1)	Maturity Date	Outstanding
Dick’s Sporting Goods	Amherst, NY	$6,321,000	5.62%	February 1, 2017	$—	N/A	$6,321,000
HOM Furniture	Fargo, ND	4,800,000	5.56%	February 1, 2017	—	N/A	4,800,000
Victoria Crossing	Victoria, TX	8,288,000	5.71%	February 11, 2017	1,912,000	April 12, 2007	10,200,000
Academy Sports	Katy, TX	68,250,000	5.61%	February 1, 2017	—	N/A	68,250,000
La-Z-Boy	Newington, CT	4,140,000	5.66%	February 1, 2017	—	N/A	4,140,000
Gordman’s	Peoria, IL	4,950,000	5.71%	February 1, 2017	—	N/A	4,950,000
One Pacific Place	Omaha, NE	23,400,000	5.53%	March 1, 2017	—	N/A	23,400,000
Sack ‘N Save	Garland, TX	3,290,000	5.54%	March 1, 2037	—	N/A	3,290,000
ABX Air	Coventry, RI	2,454,000	5.70%	April 1, 2012	—	N/A	2,454,000
Office Depot	Enterprise, RI	1,850,000	6.29%	March 1, 2017	—	N/A	1,850,000
Northern Tool	Blaine, MN	3,185,000	6.00%	September 1, 2016	—	N/A	3,185,000
Office Max	Orangeburg, SC	1,875,000	5.61%	April 1, 2012	—	N/A	1,875,000
Walgreens	Cincinnati, OH	3,341,000	6.00%	September 1, 2016	—	N/A	3,341,000
Walgreens	Madeira, OH	2,876,000	5.70%	April 1, 2012	—	N/A	2,876,000
Walgreens	Sharonville, OH	2,655,000	5.62%	April 1, 2012	—	N/A	2,655,000
AT&T	Beaumont, TX	8,592,000	5.87%	April 1, 2017	—	N/A	8,592,000

Total		$150,267,000			$1,912,000		$152,179,000

(1)	The variable rate debt mortgage notes bear interest at the one-month LIBOR rate plus 200 basis points with interest paid monthly.
Extended Rate Lock Agreement
     During the period from January 1, 2007 through March 16, 2007, the Company entered into Rate Locks with Bear Stearns to lock interest rates ranging from 5.49% to 5.80% for up to approximately $265.3 million in borrowings. Under the terms of Rate Locks, the Company made rate lock deposits totaling approximately $5.9 million to Bear Stearns. As of March 16, 2007, the Company had

F-53

COLE CREDIT PROPERTY TRUST II, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
available total borrowings of approximately $347.6 million under the Rate Locks and approximately $7.5 million in rate lock deposits outstanding.
     The deposits are refundable to the Company in amounts generally equal to 2% of any loans funded under the agreements. The Rate Locks expire 60 days from execution and may be extended by 30 days for a rate lock fee of 0.25% of the loan amount or, at the borrower’s election, by converting the fee into interest rate spread.
NOTE 17 — DISCONTINUED OPERATIONS
     SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” requires discontinued operations presentation for disposals of a “component” of an entity, for all periods presented. During the three-month period ended September 30, 2007, the Company classified one single-tenant commercial property as held for sale. The Company continually monitors the performance of its properties and tenants and may identify properties to dispose based on their performance characteristics. During this process, the Company identified one property that did not meet its performance criteria. As such, this property is being actively marketed for sale by the Company and is expected to sell within one year. Therefore, the Company reclassified its consolidated statements of operations to reflect income and expenses for the property held for sale, as of September 30, 2007, as discontinued operations. At December 31, 2006, the carrying value of the real estate assets subject to discontinued operations reporting was approximately $23.4 million, net of accumulated depreciation of approximately $689,000. At December 31, 2005, the carrying value of the real estate assets subject to discontinued operations reporting was approximately $24.1 million, net of accumulated depreciation of approximately $28,000.
     The results of discontinued operations relating to the property held for sale for the years ended December 31, 2006 and 2005 and the period from inception (September 29, 2004) to December 31, 2004 are shown below.

			Period from
	Year Ended	Year Ended	Inception to
	December 31,	December 31,	December 31,
	2006	2005	2004
Discontinued operations:
Revenues from rental property	$2,138,148	$94,246	$—
Property and asset management fees	(94,802)	(4,326)	—
Other rental property expenses	(5,589)	(1,132)	—
Depreciation and amortization	(661,451)	(27,529)	—
Interest expense	(797,282)	(57,074)	—
Interest income	—	499	—

Income from discontinued operating property	$579,024	$4,684	$—

F-54

COLE CREDIT PROPERTY TRUST II, INC.
SCHEDULE III — REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
December 31, 2006

				Gross Amount at Which Carried at
	Initial Costs to Company			December 31, 2006
			Buildings and		Buildings and		Accumulated
Description	Encumbrances	Land	Improvements	Land	Improvements	Total	Depreciation
Tractor Supply — Parkersburg, WV	$1,793,000	$934,094	$2,049,813	$934,094	$2,049,813	$2,983,907	$(76,638)
Walgreens — Brainerd, MN	3,463,000	981,431	2,879,090	981,431	2,879,090	3,860,521	(99,601)
Rite Aid — Alliance, OH	—	431,879	1,445,749	431,879	1,445,749	1,877,628	(52,107)
La-Z-Boy — Glendale, AZ	4,553,000	2,515,230	2,968,168	2,515,230	2,968,168	5,483,398	(100,563)
Walgreens — Florissant, MO	4,150,000	1,481,823	3,204,729	1,481,823	3,204,729	4,686,552	(93,189)
Walgreens (Telegraph Rd) — St. Louis, MO	4,048,000	1,744,792	2,874,581	1,744,792	2,874,581	4,619,373	(83,725)
Walgreens (Gravois Rd) — St. Louis, MO	4,922,000	2,220,036	3,304,989	2,220,036	3,304,989	5,525,025	(96,216)
Walgreens — Columbia, MO	4,487,894	2,349,209	3,345,990	2,349,209	3,345,990	5,695,199	(103,845)
Walgreens — Olivette, MO	5,379,146	3,076,687	3,797,713	3,076,687	3,797,713	6,874,400	(114,451)
CVS — Alpharetta, GA	2,480,000	1,214,170	1,693,229	1,214,170	1,693,229	2,907,399	(50,486)
Lowe’s — Enterprise, AL	5,980,000	1,011,873	5,803,040	1,011,873	5,803,040	6,814,913	(172,184)
CVS — Richland Hills, TX	2,928,000	1,141,450	2,302,484	1,141,450	2,302,484	3,443,934	(63,875)
FedEx Package Distribution Center — Rockford, IL	4,920,000	1,468,781	3,668,567	1,468,781	3,668,567	5,137,348	(110,365)
Plastech — Auburn Hills, MI	17,700,000	3,282,853	18,151,689	3,282,853	18,151,689	21,434,542	(504,875)
Academy Sports — Macon, Georgia	4,280,000	1,232,263	3,900,882	1,232,263	3,900,882	5,133,145	(107,134)
David’s Bridal — Lenexa, KS	2,616,000	765,520	2,196,877	765,520	2,196,877	2,962,397	(71,576)
Rite Aid — Enterprise, AL	2,971,000	919,527	2,390,771	919,527	2,390,771	3,310,298	(63,800)
Rite Aid — Wauseon, OH	3,115,000	1,020,780	2,274,879	1,020,780	2,274,879	3,295,659	(62,930)
Staples — Crossville, TN	2,320,000	488,394	2,227,311	488,394	2,227,311	2,715,705	(71,726)
Rite Aid — Saco, ME	2,000,000	391,401	1,989,472	391,401	1,989,472	2,380,873	(53,552)
Wadsworth Boulevard — Denver, CO	12,025,000	4,722,891	12,615,284	4,722,891	12,615,284	17,338,175	(287,993)
Mountainside Fitness — Chandler, AZ	—	1,176,013	4,475,967	1,176,013	4,475,967	5,651,980	(129,427)
Drexel Heritage — Hickory, NC	3,400,000	393,637	3,621,909	393,637	3,621,909	4,015,546	(172,619)
Rayford Square — Spring, TX	5,940,000	2,338,988	6,695,818	2,338,988	6,798,959	9,137,947	(134,829)
CVS — Scioto Trail, OH	1,753,000	560,614	1,639,355	560,614	1,639,355	2,199,970	(38,212)
Wawa — Hockessin, DE	2,604,523	1,849,527	1,999,555	1,849,527	1,999,555	3,849,082	(47,106)
Wawa — Manahawkin, NJ	2,387,480	1,359,042	2,360,169	1,359,042	2,360,169	3,719,211	(43,181)
Wawa — Narberth, PA	2,242,784	1,659,442	1,781,616	1,659,442	1,781,616	3,441,059	(40,564)
CVS — Lakewood, OH	1,960,000	552,398	1,225,358	552,398	1,225,358	1,777,756	(29,796)
Rite Aid — Cleveland, OH	2,055,000	565,621	1,752,830	565,621	1,752,830	2,318,452	(37,666)
Rite Aid — Fremont, OH	2,020,000	862,601	1,434,798	862,601	1,434,798	2,297,399	(30,031)
Walgreens — Knoxville, TN	3,800,000	1,825,563	2,465,399	1,825,563	2,465,399	4,290,962	(44,767)
Conns — San Antonio, TX	—	1,025,607	3,054,246	1,025,607	3,054,246	4,079,853	(50,863)
CVS — Madison, MS	2,809,000	1,067,833	2,834,999	1,067,833	2,834,999	3,902,832	(49,374)
Rite Aid — Defiance, OH	2,321,000	1,174,368	2,372,765	1,174,368	2,372,765	3,547,134	(41,599)
Dollar General — Crossville, TN	2,400,000	646,516	2,087,900	646,516	2,087,900	2,734,416	(33,272)
Dollar General — Ardmore, TN	2,220,000	735,251	1,839,020	735,251	1,839,020	2,574,271	(29,024)
Dollar General — Livingston, TN	2,285,000	899,366	1,686,871	899,366	1,686,871	2,586,237	(27,157)

F-55

COLE CREDIT PROPERTY TRUST II, INC.
SCHEDULE III — REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
December 31, 2006

				Gross Amount at Which Carried at
	Initial Costs to Company			December 31, 2006
			Buildings and		Buildings and		Accumulated
Description	Encumbrances	Land	Improvements	Land	Improvements	Total	Depreciation
Wehrenberg Theatre — Arnold, MO	—	2,798,101	4,610,072	2,798,101	4,610,072	7,408,173	(66,527)
Sportsmans Warehouse — Wichita, KS	6,173,250	1,585,901	5,953,865	1,585,901	5,953,865	7,539,766	(82,732)
CVS — Portsmouth, OH	—	331,566	1,882,850	331,566	1,882,850	2,214,417	(30,201)
Advance Auto — Greenfield, IN	—	670,376	608,924	670,376	608,924	1,279,300	(11,131)
Advance Auto — Trenton, OH	—	333,410	650,513	333,410	650,513	983,923	(11,880)
Rite Aid — Lansing, MI	1,041,000	253,728	1,276,423	253,728	1,276,423	1,530,151	(22,004)
Advance Auto — Columbia Heights, MN	1,384,000	548,504	1,071,332	548,504	1,071,332	1,619,836	(14,757)
Advance Auto — Fergus Falls, MN	963,000	186,571	911,215	186,571	911,215	1,097,786	(12,983)
CVS — Okeechobee, FL	4,076,000	1,622,567	3,565,482	1,622,567	3,565,482	5,188,049	(44,296)
Office Depot — Dayton, OH	2,130,000	806,590	2,187,766	806,590	2,187,766	2,994,356	(26,080)
Advance Auto — Holland Township, MI	1,231,000	647,207	1,134,493	647,207	1,134,493	1,781,700	(16,320)
Advance Auto — Holland, MI	1,193,000	613,597	1,117,758	613,597	1,117,758	1,731,355	(16,079)
Advance Auto — Zeeland, MI	1,057,000	429,608	1,108,675	429,608	1,108,675	1,538,284	(15,949)
CVS — Lake Pickett, Florida	3,016,000	2,125,478	2,213,491	2,125,478	2,213,491	4,338,969	(28,411)
Office Depot — Greenville, MS	2,192,000	665,789	2,469,061	665,789	2,469,061	3,134,850	(29,976)
Office Depot — Warrensburg, MO	1,810,000	1,024,240	1,539,821	1,024,240	1,539,821	2,564,061	(25,982)
CVS — Gulfport, MS	2,611,000	1,230,582	2,533,367	1,230,582	2,533,367	3,763,949	(25,756)
Advance Auto — Grand Forks, ND	1,120,000	345,742	889,151	345,742	889,151	1,234,893	(10,547)
CVS — Clinton, NY	2,440,000	683,648	2,013,683	683,648	2,013,683	2,697,331	(19,831)
Oxford Theater Co. — Oxford, MS	5,175,000	281,378	6,825,611	281,378	6,825,611	7,106,989	(65,472)
Advance Auto — Duluth, MN	—	283,999	1,049,951	283,999	1,049,951	1,333,950	(9,293)
Walgreens — Picayune, MS	3,404,000	1,212,126	2,547,455	1,212,126	2,547,455	3,759,581	(19,816)
Kohl’s — Wichita, KS	5,200,000	1,798,355	6,199,319	1,798,355	6,199,319	7,997,674	(49,931)
Lowe’s — Lubbock, TX	7,475,000	4,580,834	6,562,023	4,580,834	6,562,023	11,142,857	(54,814)
Lowe’s — Midland, TX	7,150,000	3,524,571	7,330,791	3,524,571	7,330,791	10,855,362	(60,524)
Advance Auto — Grand Bay, AL	—	255,650	769,738	255,650	769,738	1,025,388	(7,259)
Advance Auto — Hurley, MS	—	171,442	811,166	171,442	811,166	982,608	(7,607)
Advance Auto — Rainsville, AL	—	383,035	823,287	383,035	823,287	1,206,322	(7,675)
Golds Gym — O’Fallon, IL	5,840,000	1,406,558	5,251,148	1,406,558	5,251,148	6,657,706	(45,964)
Rite Aid — Glassport, PA	2,325,000	673,691	3,111,915	673,691	3,111,915	3,785,606	(16,556)
David’s Bridal & Radio Shack — Topeka, KS	—	568,818	2,193,734	568,818	2,193,734	2,762,552	(15,596)
Rite Aid — Hanover, PA	4,115,000	1,924,176	3,804,197	1,924,176	3,804,197	5,728,373	(20,050)
American TV and Appliance — Peoria, IL	7,358,971	2,028,344	8,171,391	2,028,344	8,171,391	10,199,735	(47,160)
Tractor Supply — LaGrange, TX	1,405,000	255,831	2,090,959	255,831	2,090,959	2,346,790	(7,748)
Staples — Peru, IL	1,930,000	1,284,858	1,958,593	1,284,858	1,958,593	3,243,451	(7,858)
FedEx — Council Bluffs, IA	2,185,000	529,813	1,844,850	529,813	1,844,850	2,374,663	(6,299)
FedEx — Edwardsville, KS	12,880,000	1,692,923	15,438,264	1,692,923	15,438,264	17,131,187	(51,934)
CVS — Glenville Scotia, NY	4,200,000	1,600,660	2,927,958	1,600,660	2,927,958	4,528,618	(9,649)

F-56

COLE CREDIT PROPERTY TRUST II, INC.
SCHEDULE III — REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
December 31, 2006

				Gross Amount at Which Carried at
	Initial Costs to Company			December 31, 2006
			Buildings and		Buildings and		Accumulated
Description	Encumbrances	Land	Improvements	Land	Improvements	Total	Depreciation
Advance Auto — Ashland, KY	—	640,697	826,863	640,697	826,863	1,467,560	(3,481)
Advance Auto — Jackson, OH	—	449,448	755,072	449,448	755,072	1,204,520	(3,219)
Advance Auto — New Boston, OH	—	477,296	846,287	477,296	846,287	1,323,583	(3,614)
Advance Auto — Scottsburg, IN	—	263,641	843,653	263,641	843,653	1,107,294	(3,563)
Tractor Supply — Livingston, TX	—	429,905	2,359,595	429,905	2,359,595	2,789,500	(8,644)
Tractor Supply — New Braunfels, TX	—	510,964	2,350,433	510,964	2,350,433	2,861,397	(8,669)
Office Depot — Benton, AR	2,130,000	559,519	2,504,655	559,519	2,504,655	3,064,174	(8,197)
Old Time Pottery — Fairview Heights, IL	3,424,000	1,043,902	2,943,316	1,043,902	2,943,316	3,987,218	(17,702)
Infiniti — Davie, FL	—	3,075,608	5,397,764	3,075,608	5,397,764	8,473,372	(19,092)
Office Depot — Oxford, MS	2,295,000	916,139	2,141,228	916,139	2,141,228	3,057,367	(2,638)
Tractor Supply — Crockett, TX	1,325,000	290,764	1,957,095	290,764	1,957,095	2,247,859	(3,579)
Mercedes Benz — Atlanta, GA	—	2,623,201	7,202,674	2,623,201	7,202,674	9,825,875	(7,642)
Dick’s Sporting Goods — Amherst, NY	—	3,146,987	6,077,279	3,146,987	6,077,279	9,224,266	(8,892)
Chili’s — Paris, TX	1,790,000	600,098	1,851,435	600,098	1,851,435	2,451,533	(2,096)
Staples — Clarksville, IN	2,900,000	938,994	3,079,951	938,994	3,079,951	4,018,945	(3,871)

Total	$253,273,048	$109,414,901	$287,001,474	$109,414,901	$287,104,615	$396,519,516	$(4,547,864)

		Date	Depreciation is
Description	Date Acquired	Constructed	Computed (a)
Tractor Supply — Parkersburg, WV	9/26/2005	2005	0 to 40 years
Walgreens — Brainerd, MN	10/6/2005	2000	0 to 40 years
Rite Aid — Alliance, OH	10/25/2005	1996	0 to 40 years
La-Z-Boy — Glendale, AZ	10/25/2005	2001	0 to 40 years
Walgreens — Florissant, MO	11/2/2005	2001	0 to 40 years
Walgreens (Telegraph Rd) — St. Louis, MO	11/2/2005	2001	0 to 40 years
Walgreens (Gravois Rd) — St. Louis, MO	11/2/2005	2001	0 to 40 years
Walgreens — Columbia, MO	11/22/2005	2002	0 to 40 years
Walgreens — Olivette, MO	11/22/2005	2001	0 to 40 years
CVS — Alpharetta, GA	12/1/2005	1998	0 to 40 years
Lowe’s — Enterprise, AL	12/1/2005	1995	0 to 40 years
CVS — Richland Hills, TX	12/8/2005	1997	0 to 40 years
FedEx Package Distribution Center — Rockford, IL	12/9/2005	1994	0 to 40 years
Plastech — Auburn Hills, MI	12/1/2005	1995	0 to 40 years
Academy Sports — Macon, Georgia	1/6/2006	2005	0 to 40 years
David’s Bridal Lenexa, KS	1/11/2006	2006	0 to 40 years
Rite Aid — Enterprise, AL	1/26/2006	2005	0 to 40 years
Rite Aid — Wauseon, OH	1/26/2006	2005	0 to 40 years
Staples — Crossville, TN	1/26/2006	2001	0 to 40 years
Rite Aid — Saco, ME	1/27/2006	1997	0 to 40 years

F-57

COLE CREDIT PROPERTY TRUST II, INC.
SCHEDULE III — REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
December 31, 2006

		Date	Depreciation is
Description	Date Acquired	Constructed	Computed (a)

Wadsworth Boulevard — Denver, CO	2/8/2006	1991	0 to 40 years
Mountainside Fitness — Chandler, AZ	2/10/2006	2001	0 to 40 years
Drexel Heritage — Hickory, NC	2/24/2006	1963	0 to 40 years
Rayford Square — Spring, TX	3/2/2006	1973	0 to 40 years
CVS — Scioto Trail, OH	3/8/2006	1997	0 to 40 years
Wawa — Hockessin, DE	3/29/2006	2001	0 to 40 years
Wawa — Manahawkin, NJ	3/29/2006	2001	0 to 40 years
Wawa — Narberth, PA	3/29/2006	2001	0 to 40 years
CVS — Lakewood, OH	4/20/2006	1996	0 to 40 years
Rite Aid — Cleveland, OH	4/27/2006	1997	0 to 40 years
Rite Aid — Fremont, OH	4/27/2006	1997	0 to 40 years
Walgreens — Knoxville, TN	5/8/2006	2000	0 to 40 years
Conns — San Antonio, TX	5/26/2006	2002	0 to 40 years
CVS — Madison, MS	5/26/2006	2004	0 to 40 years
Rite Aid — Defiance, OH	5/26/2006	2005	0 to 40 years
Dollar General — Crossville, TN	6/2/2006	2006	0 to 40 years
Dollar General — Ardmore, TN	6/9/2006	2005	0 to 40 years
Dollar General — Livingston, TN	6/12/2006	2006	0 to 40 years
Wehrenberg Theatre — Arnold, MO	6/14/2006	1998	0 to 40 years
Sportsmans Warehouse — Wichita, KS	6/27/2006	2006	0 to 40 years
CVS — Portsmouth, OH	6/28/2006	1997	0 to 40 years
Advance Auto — Greenfield, IN	6/29/2006	2003	0 to 40 years
Advance Auto — Trenton, OH	6/29/2006	2003	0 to 40 years
Rite Aid — Lansing, MI	6/29/2006	1996	0 to 40 years
Advance Auto — Columbia Heights, MN	7/6/2006	2005	0 to 40 years
Advance Auto — Fergus Falls, MN	7/6/2006	2005	0 to 40 years
CVS — Okeechobee, FL	7/7/2006	2001	0 to 40 years
Office Depot — Dayton, OH	7/7/2006	2005	0 to 40 years
Advance Auto — Holland Township, MI	7/12/2006	2006	0 to 40 years
Advance Auto — Holland, MI	7/12/2006	2006	0 to 40 years
Advance Auto — Zeeland, MI	7/12/2006	2005	0 to 40 years
CVS — Lake Pickett, Florida	7/12/2006	2005	0 to 40 years
Office Depot — Greenville, MS	7/12/2006	2000	0 to 40 years
Office Depot — Warrensburg, MO	7/19/2006	2001	0 to 40 years
CVS — Gulfport, MS	8/10/2006	2000	0 to 40 years
Advance Auto — Grand Forks, ND	8/15/2006	2005	0 to 40 years
CVS — Clinton, NY	8/24/2006	2006	0 to 40 years
Oxford Theater Co. — Oxford, MS	8/31/2006	2006	0 to 40 years
Advance Auto — Duluth, MN	9/8/2006	2006	0 to 40 years
Walgreens — Picayune, MS	9/15/2006	2006	0 to 40 years
Kohl’s — Wichita, KS	9/27/2006	1996	0 to 40 years

F-58

COLE CREDIT PROPERTY TRUST II, INC.
SCHEDULE III — REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION
December 31, 2006

		Date	Depreciation is
Description	Date Acquired	Constructed	Computed (a)

Lowe’s — Lubbock, TX	9/27/2006	1996	0 to 40 years
Lowe’s — Midland, TX	9/27/2006	1996	0 to 40 years
Advance Auto — Grand Bay, AL	9/29/2006	2005	0 to 40 years
Advance Auto — Hurley, MS	9/29/2006	2006	0 to 40 years
Advance Auto — Rainsville, AL	9/29/2006	2005	0 to 40 years
Golds Gym — O’Fallon, IL	9/29/2006	2005	0 to 40 years
Rite Aid — Glassport, PA	10/4/2006	2006	0 to 40 years
David’s Bridal & Radio Shack — Topeka, KS	10/13/2006	2006	0 to 40 years
Rite Aid — Hanover, PA	10/17/2006	2006	0 to 40 years
American TV and Appliance — Peoria, IL	10/23/2006	2003	0 to 40 years
Tractor Supply — LaGrange, TX	11/6/2006	2006	0 to 40 years
Staples — Peru, IL	11/10/2006	1998	0 to 40 years
FedEx — Council Bluffs, IA	11/15/2006	1999	0 to 40 years
FedEx — Edwardsville, KS	11/15/2006	1999	0 to 40 years
CVS — Glenville Scotia, NY	11/16/2006	2006	0 to 40 years
Advance Auto — Ashland, KY	11/17/2006	2006	0 to 40 years
Advance Auto — Jackson, OH	11/17/2006	2005	0 to 40 years
Advance Auto — New Boston, OH	11/17/2006	2005	0 to 40 years
Advance Auto — Scottsburg, IN	11/17/2006	2006	0 to 40 years
Tractor Supply — Livingston, TX	11/22/2006	2006	0 to 40 years
Tractor Supply — New Braunfels, TX	11/22/2006	2006	0 to 40 years
Office Depot — Benton, AR	11/21/2006	2001	0 to 40 years
Old Time Pottery — Fairview Heights, IL	11/21/2006	1979	0 to 40 years
Infiniti — Davie, FL	11/30/2006	2006	0 to 40 years
Office Depot — Oxford, MS	12/1/2006	2006	0 to 40 years
Tractor Supply — Crockett, TX	12/1/2006	2006	0 to 40 years
Mercedes Benz — Atlanta, GA	12/15/2006	2000	0 to 40 years
Dick’s Sporting Goods — Amherst, NY	12/20/2006	1993	0 to 40 years
Chili’s — Paris, TX	12/28/2006	1999	0 to 40 years
Staples — Clarksville, IN	12/29/2006	2006	0 to 40 years

(a)	The Company’s assets are depreciated or amortized using the straight-lined method over the useful lives of the assets by class. Generally, tenant improvements and lease intangibles are amortized over the respective lease term and buildings are depreciated over 40 years.

		Accumulated
	Cost	Depreciation

Balance at December 31, 2005	$81,344,139	$151,472
2006 Additions	315,175,380	(2,825,742)
2006 Dispositions	—	—

Balance at December 31, 2006	$396,519,519	$(2,674,270)

F-59

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures about Market Risk

As a result of our use of debt, primarily to acquire properties, we are exposed to interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flow primarily through a moderate level of overall borrowings. We manage our ratio of fixed to floating rate debt with the objective of achieving a mix that we believe is appropriate. Our floating rate debt is based on variable interest rates in order to provide the necessary financing flexibility; however, we are closely monitoring interest rates and will continue to consider the sources and terms of our borrowing facilities to determine whether we have appropriately guarded ourselves against the risk of increasing interest rates in future periods.

We have entered into interest rate lock agreements with various lenders to secure interest rates on mortgage debt on properties we plan to purchase in the future. We have outstanding rate lock deposits in the amount of approximately $3.9 million as of December 31, 2006, which are applied as credits to the mortgage fundings as they occur. These agreements lock interest rates ranging from 5.52% to 6.56% for periods of 90 days on approximately $247 million in principal of which approximately $49.6 million has been allocated as of December 31, 2006. Our financial instruments consist of both fixed and variable rate debt.

As of December 31, 2006, our consolidated debt consisted of the following, with scheduled maturities:

	2007	2008	2009	2010	2011	Thereafter

Maturing debt
Variable rate debt	$2,710,357	$—	$—	$—	$—	$—
Fixed rate debt	$355,849	$9,729,334	$205,511	$16,884,186	$39,272,285	$149,108,393
Average interest rate on debt
Variable rate debt	Libor + 2.00%	—	—	—	—	—
Fixed rate debt	—	5.15%	—	5.59%	5.84%	5.84%

Approximately $215.6 million of our total debt outstanding as of December 31, 2006 is subject to fixed rates, with a weighted average interest rate of 5.72% and expirations ranging from 2008 to 2018. A change in the market interest rate impacts the net financial instrument position of our fixed rate debt portfolio but has no impact on interest incurred or cash flows.

As of December 31, 2006, a 1% change in interest rates would result in a change in interest expense of approximately $27,000 per year.

We do not have any foreign operations or assets. As a result, we are not exposed to fluctuations in foreign currently rates.

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than selling commissions, to be paid by us while issuing and distributing the common stock being registered. All amounts are estimates and assume the sale of 150,000,000 shares except the registration fee and the NASD filing fee.

SEC Registration Fee	$159,163
NASD Filing Fee	75,500
Printing Expenses	4,250,000
Legal Fees and Expenses	1,250,000
Accounting Fees and Expenses	750,000
Blue Sky Fees and Expenses	150,000
Bona Fide Due Diligence Expenses	500,000
Advertising and Sales Literature	3,925,000
Advertising and Sales Expenses	4,300,000
Miscellaneous	2,250,000

Total expenses	$17,609,663

Item 32.	Sales to Special Parties

Not Applicable

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 20,000 shares of our common stock to Cole Holdings Corporation for $10.00 per share in a private offering on September 29, 2004. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34.	Indemnification of the Officers and Directors

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our charter provides that we shall indemnify and hold harmless a director, officer, employee, agent, advisor or affiliate against any and all losses or liabilities reasonably incurred by such director, officer, employee, agent, advisor or affiliate in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

However, under our charter, we shall not indemnify the directors, officers, employees, agents, advisor or any affiliate for any liability or loss suffered by the directors, officers, employees, agents, advisors or affiliates, nor shall we provide that the directors, officers, employees, agents, advisors or affiliates be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, officers, employees, agents, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, officers, employees, agents, advisor or affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the directors, excluding the independent directors, officers, employees, agents, advisors or affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, officers, employees, agents, advisors or affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, officers, employees, agents, advisors or affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, officers, employees, agents, advisor or affiliates undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, officers, employees, agents, advisor or affiliates are found not to be entitled to indemnification.

We also have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements:

The list of the financial statements filed as a part of the registration statement is set forth in the Index to Consolidated Financial Statements included in the prospectus beginning on page F-1.

(b) Exhibits.

The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37.  Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(f) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(h) The Registrant undertakes to provide to the stockholders the financial statements as required by Form 10-K for the first full fiscal year of the Registrant’s operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS

Table VI presents summary information on properties acquired in the three years ended December 31, 2006 by Prior Real Estate Programs with similar investment objectives. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.

	Cole Credit	Cole Credit
Program:	Property Fund II LP	Property Fund II LP

Name, location, type of property	TJ Maxx	AT&T Wireless
	Stauton, VA	Santa Clara, CA
	Retail	Office
Gross leasable square footage	78,823	33,257
Date of purchase	02/06/04	03/08/04
Mortgage financing at date of purchase	$—	$7,048,000
Cash down payment	4,794,000	2,232,300

Contract purchase price plus acquisition fee	4,794,000	9,280,300
Other cash expenditures expensed	—	—
Other cash expenditures capitalized	7,070	12,958

Total acquisition cost	$4,801,070	$9,293,258

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Fund II LP	Property Fund II LP	Property Fund II LP

Name, location, type of property	Walgreens	Walgreens	CVS Pharmacy
	Tulsa, OK	Crossville, TN	Columbia, TN
	Retail	Retail	Retail
Gross leasable square footage	13,500	15,070	10,722
Date of purchase	03/22/04	03/23/04	05/28/04
Mortgage financing at date of purchase	$—	$3,363,981	$1,860,000
Cash down payment	2,962,750	872,079	503,850

Contract purchase price plus acquisition fee	2,962,750	4,236,060	2,363,850
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,183	23,808	23,365

Total acquisition cost	$2,977,933	$4,259,868	$2,387,215

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Fund II LP	Property Fund II LP	Property Trust, Inc.

Name, location, type of property	CVS Pharmacy	Walgreens	WaWa
	Columbia, TN	Newton, IA	Clifton Heights, PA
	Retail	Retail	Retail
Gross leasable square footage	10,722	15,120	4,694
Date of purchase	05/28/04	10/01/04	07/30/04
Mortgage financing at date of purchase	$1,840,000	$2,393,000	$2,270,297
Cash down payment	554,750	2,087,500	1,499,136

Contract purchase price plus acquisition fee	2,394,750	4,480,500	3,769,433
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	23,480	19,868	93,809

Total acquisition cost	$2,418,230	$4,500,368	$3,863,242

	Cole Credit	Cole Credit	Cole Credit Property
Program:	Property Trust, Inc.	Property Trust, Inc.	Trust, Inc.

Name, location, type of property	WaWa	WaWa	Walgreens
	Newark, DE	Vineland, NJ	Houston, TX
	Retail	Retail	Retail
Gross leasable square footage	5,599	5,603	12,851
Date of purchase	07/30/04	07/30/04	08/21/04
Mortgage financing at date of purchase	$2,708,008	$2,709,943	$—
Cash down payment	1,788,169	1,789,446	2,260,850

Contract purchase price plus acquisition fee	4,496,177	4,499,389	2,260,850
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	111,895	111,975	11,076

Total acquisition cost	$4,608,072	$4,611,364	$2,271,926

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust, Inc.	Property Trust, Inc.	Property Trust, Inc.

Name, location, type of property	Walgreens	Rite Aid	Rite Aid
	Lawrence, KS	Memphis, TN	Warren, OH
	Retail	Retail	Retail
Gross leasable square footage	12,885	11,064	11,267
Date of purchase	09/24/04	10/20/04	10/28/04
Mortgage financing
at date of purchase	$1,357,185	$—	$—
Cash down payment	1,418,235	3,523,483	2,620,476

Contract purchase price plus acquisition fee	2,775,420	3,523,483	2,620,476
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,432	131,434	112,226

Total acquisition cost	$2,791,852	$3,654,917	$2,732,702

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit Property
Program:	Property Trust, Inc.	Property Trust, Inc.	Trust, Inc.

Name, location, type of property	CarMax	Walgreens	Walgreens
	Merriam, KS	Cahokia, IL	Cleveland, OH
	Retail	Retail	Retail
Gross leasable square footage	55,466	13,381	13,380
Date of purchase	11/15/04	11/15/04	11/22/04
Mortgage financing
at date of purchase	$14,175,000	$1,305,000	$1,224,000
Cash down payment	4,756,337	1,139,705	1,067,750

Contract purchase price plus acquisition fee	18,931,337	2,444,705	2,291,750
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	53,171	14,192	18,671

Total acquisition cost	$18,984,508	$2,458,897	$2,310,421

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust, Inc.	Property Trust, Inc.	Property Trust, Inc.

Name, location, type of property	Lowe’s	Lowe’s	CVS Pharmacy
	Texas City, TX	Jonesboro, AR	Whiteville, NC
	Retail	Retail	Retail
Gross leasable square footage	130,497	126,405	10,041
Date of purchase	12/28/04	01/14/05	03/10/05
Mortgage financing at date of purchase	$8,800,000	$8,400,000	$1,736,000
Cash down payment	2,480,000	2,312,000	1,014,100

Contract purchase price plus acquisition fee	11,280,000	10,712,000	2,750,100
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	67,038	18,227	18,250

Total acquisition cost	$11,347,038	$10,730,227	$2,768,350

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust, Inc.	Property Trust, Inc.	Property Trust, Inc.

Name, location, type of property	Rite Aid	Tractor Supply	Sherwin Williams
	Bangor, ME	Woodstock, VA	Ashtabula, OH
	Retail	Retail	Retail
Gross leasable square footage	13,100	22,962	5,400
Date of purchase	04/14/05	04/29/05	05/09/05
Mortgage financing at date of purchase	$3,400,000	$1,658,000	$493,000
Cash down payment	850,000	1,357,000	265,560

Contract purchase price plus acquisition fee	4,250,000	3,015,000	758,560
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	22,923	20,445	15,835

Total acquisition cost	$4,272,923	$3,035,445	$774,395

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust, Inc.	Property Trust, Inc.	Property Trust, Inc.

Name, location, type of property	Sherwin Williams	Sherwin Williams	Apria Healthcare
	Boardman, OH	Angola, IN	Indianapolis, IN
	Retail	Retail	Healthcare
Gross leasable square footage	6,000	5,010	83,610
Date of purchase	05/09/05	05/09/05	05/17/05
Mortgage financing at date of purchase	$595,000	$709,000	$5,680,000
Cash down payment	320,140	382,500	1,420,000

Contract purchase price plus acquisition fee	915,140	1,091,500	7,100,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,572	16,509	20,950

Total acquisition cost	$931,712	$1,108,009	$7,120,950

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust, Inc.	Property Trust, Inc.	Property Trust, Inc.

Name, location, type of property	Gander Mountain	CVS Pharmacy	Eckerd
	Houston, TX	Lago Vista, TX	Spartanburg, SC
	Retail	Retail	Retail
Gross leasable square footage	88,475	14,560	13,824
Date of purchase	05/26/05	06/03/05	06/29/05
Mortgage financing at date of purchase	$7,731,600	$3,151,000	$3,406,000
Cash down payment	5,154,400	1,696,860	1,833,773

Contract purchase price plus acquisition fee	12,886,000	4,847,860	5,239,773
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,209	17,251	14,680

Total acquisition cost	$12,919,209	$4,865,111	$5,254,453

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust, Inc.	Property Trust, Inc.	Property Trust, Inc.

Name, location, type of property	CVS Pharmacy	Eckerd	Eckerd
	Independence, MO	Murfreesboro, TN	Philadelphia, PA
	Retail	Retail	Retail
Gross leasable square footage	11,365	11,200	11,361
Date of purchase	06/20/05	06/20/05	06/29/05
Mortgage financing at date of purchase	$2,521,000	$2,303,000	$2,691,000
Cash down payment	1,357,000	1,235,000	1,448,780

Contract purchase price plus acquisition fee	3,878,000	3,538,000	4,139,780
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	6,990	10,262	6,460

Total acquisition cost	$3,884,990	$3,548,262	$4,146,240

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust, Inc.	Property Trust, Inc.	Property Trust, Inc.

Name, location, type of property	CVS Pharmacy	Cinemagic	Rite Aid
	Duncanville, TX	Rochester, MN	Wheelersburg, OH
	Retail	Theatre	Retail
Gross leasable square footage	11,332	45,218	11,227
Date of purchase	06/20/05	06/24/05	06/30/05
Mortgage financing at date of purchase	$2,137,000	$4,070,000	$1,380,000
Cash down payment	1,150,000	3,330,000	743,000

Contract purchase price plus acquisition fee	3,287,000	7,400,000	2,123,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	10,291	30,267	15,565

Total acquisition cost	$3,297,291	$7,430,267	$2,138,565

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust, Inc.	Property Trust, Inc.	Property Trust, Inc.

Name, location, type of property	Eckerd	Eckerd	Tractor Supply
	Hayes, VA	Traveler’s Rest, SC	Paducha, KY
	Retail	Retail	Retail
Gross leasable square footage	13,813	13,813	21,677
Date of purchase	07/08/05	07/15/05	07/22/05
Mortgage financing at date of purchase	$2,773,000	$3,137,000	$1,187,000
Cash down payment	1,493,000	1,689,493	971,600

Contract purchase price plus acquisition fee	4,266,000	4,826,493	2,158,600
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,820	17,820	19,042

Total acquisition cost	$4,287,820	$4,844,313	$2,177,642

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust, Inc.	Trust, Inc.	Trust, Inc.

Name, location, type of property	Rite Aid	Walgreens	Walgreens
	St. Mary’s, OH	Hutchinson, KS	Newton, KS
	Retail	Retail	Retail
Gross leasable square footage	14,564	14,395	14,444
Date of purchase	07/26/05	08/11/05	08/11/05
Mortgage financing at date of purchase	$1,687,000	$4,260,000	$3,558,000
Cash down payment	1,363,000	1,065,600	889,015

Contract purchase price plus acquisition fee	3,050,000	5,325,600	4,447,015
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,626	31,562	28,761

Total acquisition cost	$3,065,626	$5,357,162	$4,475,776

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust, Inc.	Property Trust, Inc.	Property Trust, Inc.

Name, location, type of property	Tractor Supply	Best Buy	Conns
	Glasgow, KY	Tupelo, MS	Hurst, TX
	Retail	Retail	Retail
Gross leasable square footage	21,688	20,000	25,414
Date of purchase	08/17/05	08/24/05	08/31/05
Mortgage financing at date of purchase	$1,388,000	$2,707,000	$1,444,000
Cash down payment	1,136,000	1,457,000	1,181,000

Contract purchase price plus acquisition fee	2,524,000	4,164,000	2,625,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,358	19,019	10,272

Total acquisition cost	$2,543,358	$4,183,019	$2,635,272

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust, Inc.	Property Trust, Inc.	Property Trust, Inc.

Name, location, type of property	Conns	Conns	Vanguard
	Pecan Park, TX	Austin, TX	Atlanta, GA
	Retail	Retail	Car Rental
Gross leasable square footage	25,358	24,965	28,173
Date of purchase	08/31/05	08/31/05	08/31/05
Mortgage financing at date of purchase	$2,571,000	$2,640,000	$8,625,000
Cash down payment	2,104,000	2,160,000	5,750,000

Contract purchase price plus acquisition fee	4,675,000	4,800,000	14,375,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,415	14,510	38,250

Total acquisition cost	$4,688,415	$4,814,510	$14,413,250

		Cole Credit	Cole Credit
	Cole Credit	Property Trust II,	Property Trust II,
Program:	Property Trust, Inc.	Inc.	Inc.

Name, location, type of property	Rite Aid	Tractor Supply	Walgreens
	Buxton, ME	Parkersburg, WV	Brainerd, MN
	Retail	Retail	Retail
Gross leasable square footage	11,180	21,688	15,120
Date of purchase	09/30/05	09/27/05	10/06/05
Mortgage financing at date of purchase	$—	$2,607,000	$3,463,000
Cash down payment	2,402,000	652,243	865,500

Contract purchase price plus acquisition fee	2,402,000	3,259,243	4,328,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	32,812	28,815	24,781

Total acquisition cost	$2,434,812	$3,288,058	$4,353,281

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust II, Inc.	Property Trust II, Inc.	Property Trust II, Inc.

Name, location, type of property	Rite Aid	La-Z-Boy	Walgreens
	Alliance, OH	Glendale, AZ	Florissant, MO
	Retail	Retail	Retail
Gross leasable square footage	11,348	23,000	15,120
Date of purchase	10/25/05	10/25/05	11/02/05
Mortgage financing at date of purchase	$—	$4,553,000	$4,373,333
Cash down payment	2,100,000	1,138,525	814,299

Contract purchase price plus acquisition fee	2,100,000	5,691,525	5,187,632
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,871	18,515	10,851

Total acquisition cost	$2,111,871	$5,710,040	$5,198,483

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust II, Inc.	Property Trust II, Inc.	Property Trust II, Inc.

Name, location, type of property	Walgreens	Walgreens	Walgreens
	St. Louis, MO	St. Louis, MO	Columbia, MO
	Retail	Retail	Retail
Gross leasable square footage	15,120	15,120	13,973
Date of purchase	11/02/05	11/02/05	11/22/05
Mortgage financing at date of purchase	$4,373,333	$4,373,333	$4,645,369
Cash down payment	686,093	1,779,609	1,626,002

Contract purchase price plus acquisition fee	5,059,426	6,152,942	6,271,371
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,800	26,296	22,688

Total acquisition cost	$5,068,226	$6,179,238	$6,294,059

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust II, Inc.	Property Trust II, Inc.	Property Trust II, Inc.

Name, location, type of property	Walgreens	CVS Pharmacy	Lowe’s
	Olivette, MO	Alpharetta, GA	Enterprise, AL
	Retail	Retail	Retail
Gross leasable square footage	15,030	10,125	95,173
Date of purchase	11/22/05	12/01/05	12/01/05
Mortgage financing at date of purchase	$5,567,894	$2,480,000	$5,980,000
Cash down payment	2,254,328	620,000	1,495,000

Contract purchase price plus acquisition fee	7,822,222	3,100,000	7,475,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,472	26,803	23,108

Total acquisition cost	$7,840,694	$3,126,803	$7,498,108

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust II, Inc.	Property Trust II, Inc.	Property Trust II, Inc.

Name, location, Manufacturing type of property	CVS Pharmacy	FedEx	Plastech
	Richland Hills, TX	Rockford, IL	Auburn Hills, MI
	Retail	Distribution Center	Facility
Gross leasable square footage	10,908	67,925	111,881
Date of purchase	12/08/05	12/08/05	12/15/05
Mortgage financing at date of purchase	$2,928,000	$4,920,000	$17,700,000
Cash down payment	732,000	1,230,000	5,900,000

Contract purchase price plus acquisition fee	3,660,000	6,150,000	23,600,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	25,747	19,921	21,417

Total acquisition cost	$3,685,747	$6,169,921	$23,621,417

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust II, Inc.	Property Trust II, Inc.	Property Trust II, Inc.

Name, location, type of property	Academy Sports	David’s Bridal	Staples
	Macon, GA	Lenexa, KS	Crossville, TN
	Retail	Retail	Retail
Gross leasable square footage	74,532	12,083	23,942
Date of purchase	01/06/06	01/11/06	01/26/06
Mortgage financing at date of purchase	$4,280,000	$2,616,000	$2,320,000
Cash down payment	1,320,000	654,000	580,000

Contract purchase price plus acquisition fee	5,600,000	3,270,000	2,900,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	97,625	18,905	13,203

Total acquisition cost	$5,697,625	$3,288,905	$2,913,203

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Rite Aid	Rite Aid	Rite Aid
	Enterprise, AL	Wauseon, OH	Saco, ME
	Retail	Retail	Retail
Gross leasable square footage	14,564	14,564	11,180
Date of purchase	01/26/06	01/26/06	01/27/06
Mortgage financing at date of purchase	$2,971,000	$3,115,000	$2,000,000
Cash down payment	743,000	778,679	500,000

Contract purchase price plus acquisition fee	3,714,000	3,893,679	2,500,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,691	14,984	24,079

Total acquisition cost	$3,733,691	$3,908,663	$2,524,079

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Wadsworth	Mountainside Fitness	Drexel Heritage
	Denver, CO	Chandler, AZ	Hickory, NC
	Retail	Retail	Retail
Gross leasable square footage	198,477	31,063	261,057
Date of purchase	02/06/06	02/10/06	02/24/06
Mortgage financing at date of purchase	$12,025,000	$—	$3,400,000
Cash down payment	6,475,000	5,863,000	850,000

Contract purchase price plus acquisition fee	18,500,000	5,863,000	4,250,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	39,813	9,795	13,297

Total acquisition cost	$18,539,813	$5,872,795	$4,263,297

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Rayford Square	CVS	Wawa
	Spring, TX	Scioto Trail, OH	Narberth, PA
	Retail	Retail	Retail
Gross leasable square footage	79,968	10,170	4,461
Date of purchase	03/02/06	03/08/06	03/29/06
Mortgage financing at date of purchase	$5,940,000	$1,753,000	$—
Cash down payment	3,960,000	413,000	4,206,000

Contract purchase price plus acquisition fee	9,900,000	2,166,000	4,206,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	73,044	18,648	—

Total acquisition cost	$9,973,044	$2,184,648	$4,206,000

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit	Cole Credit	Cole Credit
Program:	Property Trust II, Inc.	Property Trust II, Inc.	Property Trust II, Inc.

Name, location, type of property			CVS / Charter One
	Wawa	Wawa	Bank
	Manahawkin, NJ	Hockessin, DE	Lakewood, OH
	Retail	Retail	Retail
Gross leasable square footage	4,695	5,160	12,800
Date of purchase	03/29/06	03/29/06	04/20/06
Mortgage financing at date of purchase	$—	$—	$1,960,000
Cash down payment	4,414,000	4,830,000	490,000

Contract purchase price plus acquisition fee	4,414,000	4,830,000	2,450,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	—	—	15,607

Total acquisition cost	$4,414,000	$4,830,000	$2,465,607

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Rite Aid	Rite Aid	Walgreen’s
	Fremont, OH	Cleveland, OH	Knoxville, TN
	Retail	Retail	Retail
Gross leasable square footage	11,325	11,325	15,120
Date of purchase	04/27/06	04/27/06	05/08/06
Mortgage financing at date of purchase	$2,020,000	$2,055,000	$3,800,000
Cash down payment	504,500	513,700	950,000

Contract purchase price plus acquisition fee	2,524,500	2,568,700	4,750,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,053	16,216	44,565

Total acquisition cost	$2,540,553	$2,584,916	$4,794,565

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Conn’s	Rite Aid	CVS
	San Antonio, TX	Defiance, OH	Madison, OH
	Retail	Retail	Retail
Gross leasable square footage	25,230	14,564	13,824
Date of purchase	05/26/06	05/26/06	05/26/06
Mortgage financing at date of purchase	$—	$2,321,000	$2,809,000
Cash down payment	4,624,619	2,005,165	1,654,088

Contract purchase price plus acquisition fee	4,624,619	4,326,165	4,463,088
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	—	16,808	29,075

Total acquisition cost	$4,624,619	$4,342,973	$4,492,163

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Dollar General	Dollar General	Dollar General
	Crossville, TN	Ardmore, TN	Livingston, TX
	Retail	Retail	Retail
Gross leasable square footage	24,341	24,341	24,341
Date of purchase	06/02/06	06/09/06	06/12/06
Mortgage financing at date of purchase	$2,400,000	$2,220,000	$2,285,000
Cash down payment	600,000	555,000	571,000

Contract purchase price plus acquisition fee	3,000,000	2,775,000	2,856,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,114	17,904	18,155

Total acquisition cost	$3,020,114	$2,792,904	$2,874,155

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Wehrenberger	Sportsman’s
	Theater	Warehouse	CVS
	Arnold, MO	Wichita, KS	Portsmouth, OH
	Retail	Retail	Retail
Gross leasable square footage	50,000	50,003	10,650
Date of purchase	06/14/06	06/27/06	06/28/06
Mortgage financing at date of purchase	$—	$6,173,250	$—
Cash down payment	8,200,000	2,057,750	2,101,708

Contract purchase price plus acquisition fee	8,200,000	8,231,000	2,101,708
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	194,807	32,993	13,898

Total acquisition cost	$8,394,807	$8,263,993	$2,115,606

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Advanced Auto	Advanced Auto	Advanced Auto
	Greenfield, IN	Trenton, OH	Lansing, MI
	Retail	Retail	Retail
Gross leasable square footage	7,000	7,000	11,680
Date of purchase	06/29/06	06/29/06	06/29/06
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,375,500	1,060,000	1,735,000

Contract purchase price plus acquisition fee	1,375,500	1,060,000	1,735,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	9,106	11,124	—

Total acquisition cost	$1,384,606	$1,071,124	$1,735,000

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Advanced Auto	Advanced Auto	CVS
	Fergus Falls, MN	Columbia Heights, MN	Okeechobee, FL
	Retail	Retail	Retail
Gross leasable square footage	7,000	7,000	13,050
Date of purchase	07/06/06	07/06/06	07/07/06
Mortgage financing at date of purchase	$963,000	$1,384,000	$5,016,000
Cash down payment	240,171	346,578	1,443,262

Contract purchase price plus acquisition fee	1,203,171	1,730,578	6,459,262
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,220	—	59,354

Total acquisition cost	$1,236,291	$1,730,578	$6,518,616

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Office Depot	CVS	Office Depot
	Dayton, OH	Orlando, FL	Greenville, MS
	Retail	Retail	Retail
Gross leasable square footage	19,880	13,013	25,083
Date of purchase	07/07/06	07/12/06	07/12/06
Mortgage financing at date of purchase	$2,621,000	$3,712,000	$2,698,000
Cash down payment	795,526	1,244,763	793,470

Contract purchase price plus acquisition fee	3,416,526	4,956,763	3,491,470
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,001	47,665	23,110

Total acquisition cost	$3,436,527	$5,004,428	$3,514,520

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Advanced Auto	Advanced Auto	Advanced Auto
	Holland Township, MI	Holland, MI	Zeeland, MI
	Retail	Retail	Retail
Gross leasable square footage	7,000	7,000	7,000
Date of purchase	07/12/06	07/12/06	07/12/06
Mortgage financing at date of purchase	$1,642,000	$1,590,000	$1,409,000
Cash down payment	495,244	481,843	431,715

Contract purchase price plus acquisition fee	2,137,244	2,071,843	1,840,715
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,394	27,541	26,108

Total acquisition cost	$2,164,638	$2,099,384	$1,866,823

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Office Depot	CVS	Advanced Auto
	Warrensburg, MO	Gulfport, MS	Grand Forks, ND
	Retail	Retail	Retail
Gross leasable square footage	20,000	11,359	7,000
Date of purchase	07/19/06	08/10/06	08/15/06
Mortgage financing at date of purchase	$2,228,000	$3,213,000	$1,120,000
Cash down payment	652,552	1,201,117	279,657

Contract purchase price plus acquisition fee	2,880,552	4,414,117	1,399,657
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,415	27,217	16,404

Total acquisition cost	$2,891,967	$4,441,334	$1,416,061

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	CVS	Oxford Theatre	Advanced Auto
	Clinton, NY	Oxford, MS	Duluth, MN
	Retail	Retail	Retail
Gross leasable square footage	10,055	35,000	7,000
Date of purchase	08/24/06	08/31/06	09/08/06
Mortgage financing at date of purchase	$2,440,000	$5,175,000	$—
Cash down payment	610,000	4,517,503	1,432,565

Contract purchase price plus acquisition fee	3,050,000	9,692,503	1,432,565
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	26,257	17,678	11,375

Total acquisition cost	$3,076,257	$9,710,181	$1,443,940

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Walgreen’s	Kohl’s	Lowe’s
	Picayune, MS	Wichita, KS	Midland, TX
	Retail	Retail	Retail
Gross leasable square footage	14,820	86,584	134,050
Date of purchase	09/15/06	09/27/06	09/27/06
Mortgage financing at date of purchase	$3,404,000	$5,200,000	$7,150,000
Cash down payment	851,000	2,666,000	3,949,000

Contract purchase price plus acquisition fee	4,255,000	7,866,000	11,099,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,652	67,629	77,644

Total acquisition cost	$4,275,652	$7,933,629	$11,176,644

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Lowe’s	Advanced Auto	Advanced Auto
	Lubbock, TX	Rainsville, AL	Grand Bay, AL
	Retail	Retail	Retail
Gross leasable square footage	137,480	7,000	7,000
Date of purchase	09/27/06	09/29/06	09/29/06
Mortgage financing at date of purchase	$7,475,000	$—	$—
Cash down payment	4,033,000	1,328,000	1,115,605

Contract purchase price plus acquisition fee	11,508,000	1,328,000	1,115,605
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	79,065	10,599	9,773

Total acquisition cost	$11,587,065	$1,338,599	$1,125,378

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Advanced Auto	Gold’s Gym	Rite Aid
	Hurley, MS	O’Fallon, IL	Glassport, PA
	Retail	Retail	Retail
Gross leasable square footage	7,000	38,000	14,564
Date of purchase	09/29/06	09/29/06	10/04/06
Mortgage financing at date of purchase	$—	$5,840,000	$2,325,000
Cash down payment	1,083,195	1,460,000	1,463,000

Contract purchase price plus acquisition fee	1,083,195	7,300,000	3,788,000
Other cash expenditures expensed	—		—
Other cash expenditures capitalized	9,774	18,155	69,635

Total acquisition cost	$1,092,969	$7,318,155	$3,857,635

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Radio Shack /		American TV
	David’s Bridal	Rite Aid	and Appliance
	Topeka, KS	Hanover, PA	Peoria, IL
	Retail	Retail	Retail
Gross leasable square footage	10,150	14,564	126,852
Date of purchase	10/13/06	10/17/06	10/23/06
Mortgage financing at date of purchase	$—	$4,115,000	$7,358,971
Cash down payment	3,021,000	2,215,000	3,978,012

Contract purchase price plus acquisition fee	3,021,000	6,330,000	11,336,983
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	9,801	103,464	22,650

Total acquisition cost	$3,030,801	$6,433,464	$11,359,633

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Tractor Supply	Staples	FedEx
	LaGrange, TX	Peru, IL	Council Bluffs, IA
	Retail	Retail	Retail
Gross leasable square footage	24,727	23,925	23,510
Date of purchase	11/06/06	11/09/06	11/15/06
Mortgage financing at date of purchase	$—	$1,930,000	$2,185,000
Cash down payment	2,580,000	1,285,000	1,176,000

Contract purchase price plus acquisition fee	2,580,000	3,215,000	3,361,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,476	17,417	26,630

Total acquisition cost	$2,597,476	$3,232,417	$3,387,630

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	FedEx	CVS	Advanced Auto
	Edwardsville, KS	Glenville Socia, NY	Ashland, KY
	Retail	Retail	Retail
Gross leasable square footage	155,965	12,900	7,000
Date of purchase	11/15/06	11/16/06	11/17/06
Mortgage financing at date of purchase	$12,880,000	$4,200,000	$—
Cash down payment	6,935,000	1,050,000	1,681,000

Contract purchase price plus acquisition fee	19,815,000	5,250,000	1,681,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	64,012	40,759	13,501

Total acquisition cost	$19,879,012	$5,290,759	$1,694,501

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Advanced Auto	Advanced Auto	Advanced Auto
	Jackson, OH	New Boston, OH	Scottsburg, IN
	Retail	Retail	Retail
Gross leasable square footage	7,000	7,000	7,000
Date of purchase	11/17/06	11/17/06	11/17/06
Mortgage financing at date of purchase	$—	$—	$—
Cash down payment	1,352,000	1,516,000	1,272,000

Contract purchase price plus acquisition fee	1,352,000	1,516,000	1,272,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,665	14,337	12,070

Total acquisition cost	$1,365,665	$1,530,337	$1,284,070

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Old Time Pottery	Office Depot	Tractor Supply
	Fairview Heights, IL	Benton, AR	Livingston, TX
	Retail	Retail	Retail
Gross leasable square footage	97,849	20,515	24,727
Date of purchase	11/21/06	11/21/06	11/22/06
Mortgage financing at date of purchase	$3,424,000	$2,130,000	$—
Cash down payment	856,000	1,145,000	3,100,000

Contract purchase price plus acquisition fee	4,280,000	3,275,000	3,100,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,674	15,708	19,462

Total acquisition cost	$4,291,674	$3,290,708	$3,119,462

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Tractor Supply	Infiniti	Office Depot
	New Braunfels, TX	Davie, FL	Oxford, MS
	Retail	Auto	Retail
Gross leasable square footage	24,727	20,927	20,000
Date of purchase	11/22/06	11/30/06	12/01/06
Mortgage financing at date of purchase	$—	$—	$2,295,000
Cash down payment	3,150,000	9,432,000	1,192,450

Contract purchase price plus acquisition fee	3,150,000	9,432,000	3,487,450
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,529	100,336	16,218

Total acquisition cost	$3,171,529	$9,532,336	$3,503,668

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Credit Property	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Tractor Supply	Mercedes Benz	Dick’s Sporting Goods
	Crockett, TX	Atlanta, GA	Amherst, NY
	Retail	Auto	Retail
Gross leasable square footage	24,727	40,588	55,745
Date of purchase	12/01/06	12/15/06	12/20/06
Mortgage financing at date of purchase	$1,325,000	$—	$6,321,000
Cash down payment	1,125,000	11,760,000	3,404,000

Contract purchase price plus acquisition fee	2,450,000	11,760,000	9,725,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	18,224	10,525	88,643

Total acquisition cost	$2,468,224	$11,770,525	$9,813,643

	Cole Credit Property	Cole Credit Property
Program:	Trust II, Inc.	Trust II, Inc.

Name, location, type of property	Chili’s	Staples
	Paris, TX	Clarksville, IN
	Retail	Retail
Gross leasable square footage	6,698	20,388
Date of purchase	12/28/06	12/29/06
Mortgage financing at date of purchase	$1,790,000	$2,900,000
Cash down payment	960,000	1,530,000

Contract purchase price plus acquisition fee	2,750,000	4,430,000
Other cash expenditures expensed	—	—
Other cash expenditures capitalized	15,204	15,249

Total acquisition cost	$2,765,204	$4,445,249

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC

Name, location, type of property	Wawa	Wawa	Wawa
	Narberth, PA	Hockessin, DE	Manahawkin, NJ
	Retail	Retail	Retail
Gross leasable square footage	4,461	5,160	4,695
Date of purchase	02/27/04	02/27/04	02/27/04
Mortgage financing at date of purchase	$2,254,080	$2,607,859	$2,372,848
Cash down payment	1,406,766	1,627,558	1,480,889

Contract purchase price plus acquisition fee	3,660,845	4,235,417	3,853,737
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,281	23,465	21,350

Total acquisition cost	$3,681,127	$4,258,882	$3,875,087

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC

Name, location, type of property	Walgreens	Walgreens	Walgreens
	Houston, TX	Slidell, LA	Covington, TN
	Retail	Retail	Retail
Gross leasable square footage	13,562	14,560	14,568
Date of purchase	10/04/04	10/15/04	10/22/04
Mortgage financing at date of purchase	$5,800,000	$3,200,000	$3,064,000
Cash down payment	1,676,600	904,550	860,300

Contract purchase price plus acquisition fee	7,476,600	4,104,550	3,924,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	35,882	20,851	30,227

Total acquisition cost	$7,512,482	$4,125,401	$3,954,527

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC

Name, location, type of property	Home Depot	Walgreens	Walgreens
	Spokane, WA	Glen Burnie, MD	Ponca City, OK
	Retail	Retail	Retail
Gross leasable square footage	132,805	13,660	14,639
Date of purchase	10/27/04	11/15/04	11/24/04
Mortgage financing at date of purchase	$16,760,000	$3,369,000	$3,648,000
Cash down payment	4,694,900	2,889,750	887,260

Contract purchase price plus acquisition fee	21,454,900	6,258,750	4,535,260
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	54,751	19,393	95,257

Total acquisition cost	$21,509,651	$6,278,143	$4,630,517

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC

Name, location, type of property	Walgreens	Walgreens	Gander Mountain
	Chicago, IL	Southington, CT	Spring, TX
	Retail	Retail	Retail
Gross leasable square footage	15,330	14,560	87,383
Date of purchase	03/18/05	04/08/05	05/26/05
Mortgage financing at date of purchase	$6,404,000	$5,513,000	$7,052,400
Cash down payment	888,875	612,000	4,701,600

Contract purchase price plus acquisition fee	7,292,875	6,125,000	11,754,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	8,042	51,883	24,231

Total acquisition cost	$7,300,917	$6,176,883	$11,778,231

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes, LLC	Senior Notes, LLC	Senior Notes, LLC

Name, location, type of property	Gander Mountain	Kohl’s	BJ’s
	Hermantown, MN	Lakewood, CO	Homestead, FL
	Retail	Retail	Retail
Gross leasable square footage	66,025	88,248	119,217
Date of purchase	09/01/05	10/27/05	12/16/05
Mortgage financing at date of purchase	$6,291,600	$13,520,000	$15,215,000
Cash down payment	4,194,400	4,080,000	3,803,000

Contract purchase price plus acquisition fee	10,486,000	17,600,000	19,018,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	49,803	24,223	213,746

Total acquisition cost	$10,535,803	$17,624,223	$19,231,746

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	CarMax	Walgreens	Walgreens
	Merriam, KS	Windsor, CO	Hamilton, OH
	Retail	Retail	Retail
Gross leasable square footage	55,466	14,633	13,675
Date of purchase	04/29/04	06/03/04	06/25/04
Mortgage financing at date of purchase	$14,175,000	$—	$4,289,589
Cash down payment	4,725,500	5,194,224	1,335,711

Contract purchase price plus acquisition fee	18,900,500	5,194,224	5,625,300
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	53,171	10,803	19,914

Total acquisition cost	$18,953,671	$5,205,027	$5,645,214

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	Walgreens	Wendy’s	Walgreens
	Goldsboro, NC	Hardeeville, SC	Carlsbad, NM
	Retail	Retail	Retail
Gross leasable square footage	14,532	3,012	14,525
Date of purchase	06/29/04	07/08/04	07/13/04
Mortgage financing at date of purchase	$3,691,000	$—	$3,298,000
Cash down payment	1,152,164	1,099,010	1,031,900

Contract purchase price plus acquisition fee	4,843,164	1,099,010	4,329,900
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,458	8,278	12,118

Total acquisition cost	$4,856,622	$1,107,288	$4,342,018

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	Rite Aid	Rite Aid	Walgreens
	Warren, OH	Memphis, TN	Willimantic, CT
	Retail	Retail	Retail
Gross leasable square footage	11,267	11,064	13,559
Date of purchase	07/13/04	07/30/04	09/03/04
Mortgage financing at date of purchase	$—	$—	$4,000,000
Cash down payment	3,352,650	3,502,000	1,048,125

Contract purchase price plus acquisition fee	3,352,650	3,502,000	5,048,125
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,576	29,434	25,827

Total acquisition cost	$3,367,226	$3,531,434	$5,073,952

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	Walgreens	Walgreens	Walgreens
	Edgewood, NM	Fairborn, OH	Richmond Heights, OH
	Retail	Retail	Retail
Gross leasable square footage	14,488	14,490	13,227
Date of purchase	09/10/04	09/14/04	10/08/04
Mortgage financing at date of purchase	$3,200,000	$3,944,000	$4,800,000
Cash down payment	771,372	1,002,913	1,545,740

Contract purchase price plus acquisition fee	3,971,372	4,946,913	6,345,740
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,098	32,491	33,658

Total acquisition cost	$3,986,470	$4,979,404	$6,379,398

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	Walgreens	Walgreens	Walgreens
	Orlando, FL	Garfield Heights, OH	Jacksonville, AR
	Retail	Retail	Retail
Gross leasable square footage	14,481	13,650	14,560
Date of purchase	10/28/04	11/19/04	11/30/04
Mortgage financing at date of purchase	$3,490,709	$3,128,000	$3,600,000
Cash down payment	1,036,141	2,673,760	952,890

Contract purchase price plus acquisition fee	4,526,850	5,801,760	4,552,890
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	49,880	19,223	19,070

Total acquisition cost	$4,576,730	$5,820,983	$4,571,960

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	Walgreens	Walgreens	Home Depot
	Spring, TX	Columbus, OH	Tacoma, WA
	Retail	Retail	Retail
Gross leasable square footage	14,461	14,264	137,071
Date of purchase	12/08/04	12/16/04	01/11/05
Mortgage financing at date of purchase	$2,880,000	$4,135,018	$21,320,000
Cash down payment	797,700	1,168,122	6,129,500

Contract purchase price plus acquisition fee	3,677,700	5,303,140	27,449,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	16,997	20,639	34,338

Total acquisition cost	$3,694,697	$5,323,779	$27,483,838

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	Walgreens	Walgreens	Walgreens
	Pineville, LA	Bartlett, TN	Sidney, OH
	Retail	Retail	Retail
Gross leasable square footage	14,820	14,490	14,416
Date of purchase	01/13/05	01/21/05	01/28/05
Mortgage financing at date of purchase	$2,923,000	$4,084,000	$4,014,000
Cash down payment	1,707,880	454,000	512,900

Contract purchase price plus acquisition fee	4,630,880	4,538,000	4,526,900
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	11,245	62,824	20,096

Total acquisition cost	$4,642,125	$4,600,824	$4,546,996

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	Walgreens	Walgreens	Walgreens
	Marion, IL	Wichita Falls, TX	Nashville, TN
	Retail	Retail	Retail
Gross leasable square footage	14,259	14,553	13,676
Date of purchase	02/11/05	02/24/05	04/07/05
Mortgage financing at date of purchase	$3,690,000	$4,097,000	$5,112,000
Cash down payment	512,500	546,040	—

Contract purchase price plus acquisition fee	4,202,500	4,643,040	5,680,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	66,036	14,094	35,359

Total acquisition cost	$4,268,536	$4,657,134	$5,715,359

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	Walgreens	Walgreens	Walgreens
	St. Joseph, MO	Newton, KS	Hutchinson, KS
	Retail	Retail	Retail
Gross leasable square footage	14,573	14,444	14,395
Date of purchase	07/20/05	07/20/05	07/20/05
Mortgage financing at date of purchase	$4,123,000	$3,558,000	$4,260,000
Cash down payment	1,030,908	889,015	1,065,600

Contract purchase price plus acquisition fee	5,153,908	4,447,015	5,325,600
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	20,397	26,088	28,888

Total acquisition cost	$5,174,305	$4,473,103	$5,354,488

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	Walgreens	CVS Pharmacy	Walmart
	Metairie, LA	Winterhaven, FL	Hazard, KY
	Retail	Retail	Retail
Gross leasable square footage	13,570	13,824	209,847
Date of purchase	07/20/05	08/29/05	09/02/05
Mortgage financing at date of purchase	$6,646,000	$4,214,000	$24,264,000
Cash down payment	1,661,692	1,053,000	6,066,000

Contract purchase price plus acquisition fee	8,307,692	5,267,000	30,330,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,380	39,902	530,980

Total acquisition cost	$8,335,072	$5,306,902	$30,860,980

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location, type of property	La-Z-Boy	Walgreens	Walgreens
	Flagstaff, AZ	Sumter, SC	Twin Oaks, MO
	Retail	Retail	Retail
Gross leasable square footage	21,330	14,820	14,375
Date of purchase	10/25/05	11/22/05	12/16/05
Mortgage financing at date of purchase	$2,540,510	$3,880,000	$4,606,000
Cash down payment	1,367,965	970,000	1,151,500

Contract purchase price plus acquisition fee	3,908,475	4,850,000	5,757,500
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	14,764	25,025	16,882

Total acquisition cost	$3,923,239	$4,875,025	$5,774,382

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes II, LLC	Senior Notes II, LLC

Name, location,type of property	Home Depot	Tortuga Cantina	Walgreen’s
	Bellingham, WA	The Woodlands, TX	New Kensington, PA
	Retail	Restaurant	Retail
Gross leasable square footage	106,794	5,001	14,820
Date of purchase	01/10/06	4/26/06	04/28/06
Mortgage financing at date of purchase	$17,040,000	$—	$4,006,000
Cash down payment	4,667,000	1,987,964	1,001,407

Contract purchase price plus acquisition fee	21,707,000	1,987,964	5,007,407
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	224,722	—	29,742

Total acquisition cost	$21,931,722	$1,987,964	$5,037,149

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes II, LLC	Senior Notes III, LLC	Senior Notes III, LLC

Name, location,type of property	Walgreen’s	Walgreens	Walgreens
	Lorain, OH	Warrensburg, MO	Blue Springs, MO
	Retail	Retail	Retail
Gross leasable square footage	14,550	14,371	14,505
Date of purchase	11/18/06	04/21/05	04/21/05
Mortgage financing at date of purchase	$—	$3,973,000	$3,711,000
Cash down payment	4,830,000	441,814	412,703

Contract purchase price plus acquisition fee	4,830,000	4,414,814	4,123,703
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	17,887	20,635	22,307

Total acquisition cost	$4,847,887	$4,435,449	$4,146,010

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes III, LLC	Senior Notes III, LLC	Senior Notes III, LLC

Name, location,type of property	Walgreens	Walgreens	Walgreens
	Derby, KS	Garden City, KS	Gladstone, MO
	Retail	Retail	Retail
Gross leasable square footage	14,585	14,492	14,672
Date of purchase	04/21/05	04/21/05	04/21/05
Mortgage financing at date of purchase	$4,600,000	$4,445,000	$5,253,000
Cash down payment	511,111	494,259	584,037

Contract purchase price plus acquisition fee	5,111,111	4,939,259	5,837,037
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	33,175	39,231	23,938

Total acquisition cost	$5,144,286	$4,978,490	$5,860,975

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location,type of property	Walgreens	Walgreens	Walgreens
	Great Bend, KS	Pittsburg, KS	Midvale, UT
	Retail	Retail	Retail
Gross leasable square footage	14,597	14,726	14,749
Date of purchase	04/21/05	04/21/05	06/06/05
Mortgage financingat date of purchase	$3,840,000	$3,925,000	$4,671,000
Cash down payment	426,666	435,711	518,867

Contract purchase price plus acquisition fee	4,266,666	4,360,711	5,189,867
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	21,359	36,940	46,210

Total acquisition cost	$4,288,025	$4,397,651	$5,236,077

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes III, LLC	Senior Notes III, LLC	Senior Notes III, LLC

Name, location,type of property	Walgreens	Walgreens	Walgreens
	Salt Lake City, UT	Sandy, UT	Aldine, TX
	Retail	Retail	Retail
Gross leasable square footage	14,293	14,225	14,425
Date of purchase	06/01/05	06/03/05	05/05/05
Mortgage financing at date of purchase	$6,615,000	$6,556,000	$2,846,000
Cash down payment	783,755	728,178	315,750

Contract purchase price plus acquisition fee	7,398,755	7,284,178	3,161,750
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	50,325	61,656	24,258

Total acquisition cost	$7,449,080	$7,345,834	$3,186,008

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes III, LLC	Senior Notes III, LLC	Senior Notes III, LLC

Name, location,type of property	Walgreens	Walgreens	Walgreen’s
	Natchitoches, LA	East Ridge, TN	Asheboro, NC
	Retail	Retail	Retail
Gross leasable square footage	14,820	15,120	14,550
Date of purchase	10/26/05	11/16/05	02/22/06
Mortgage financing at date of purchase	$3,091,000	$3,614,000	$4,123,000
Cash down payment	772,636	904,000	1,030,850

Contract purchase price plus acquisition fee	3,863,636	4,518,000	5,153,850
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	12,719	34,887	21,000

Total acquisition cost	$3,876,355	$4,552,887	$5,174,850

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes III, LLC	Senior Notes III, LLC	Senior Notes III, LLC

Name, location, type of property	CW	BJ	CVS
	Perinton, NY	Homestead, FL	Baton Rogue, LA
	Retail	Retail	Retail
Gross leasable square footage	8,877	117,593	13,814
Date of purchase	4/26/06	4/26/06	07/14/06
Mortgage financing at date of purchase	$—	$15,215,000	$—
Cash down payment	4,009,250	3,803,000	5,626,592

Contract purchase price plus acquisition fee	4,009,250	19,018,000	5,626,592
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	—	218,561	13,318

Total acquisition cost	$4,009,250	$19,236,561	$5,639,910

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes III, LLC	Senior Notes III, LLC	Senior Notes III, LLC

Name, location, type of property	CVS	Walgreen’s	Walgreen’s
	Mobile, AL	Morgantown, WV	Grandview, MO
	Retail	Retail	Retail
Gross leasable square footage	11,970	11,247	14,490
Date of purchase	5/3/06	09/11/06	09/13/06
Mortgage financing at date of purchase	$5,264,000	$4,385,000	$4,918,000
Cash down payment	1,316,000	1,096,481	1,230,000

Contract purchase price plus acquisition fee	6,580,000	5,481,481	6,148,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,742	40,236	36,382

Total acquisition cost	$6,607,742	$5,521,717	$6,184,382

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes III,	Senior Notes III,	Senior Notes III,
Program:	LLC	LLC	LLC

Name, location, type of property	Walgreen’s	BJ	Walgreen’s
	Lee’s Summit, MO	Kendall, FL	Kinston, NC
	Retail	Retail	Retail
Gross leasable square footage	13,871	113,000	14,820
Date of purchase	09/13/06	10/3/06	11/29/06
Mortgage financing at date of purchase	$3,536,000	$20,606,000	$3,756,000
Cash down payment	879,000	5,151,353	939,000

Contract purchase price plus acquisition fee	4,415,000	25,757,353	4,695,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	19,355	291,203	21,567

Total acquisition cost	$4,434,355	$26,048,556	$4,716,567

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes IV, LLC	Senior Notes IV, LLC	Senior Notes IV, LLC

Name, location, type of property	Conns	CVS	Office Depot
	San Antonio, TX	Orlando, FL	Warrensburg, MO
	Retail	Retail	Retail
Gross leasable square footage	25,358	13,013	20,000
Date of purchase	12/29/05	03/13/06	03/22/06
Mortgage financing at date of purchase	$—	$3,712,000	$2,228,000
Cash down payment	4,475,000	927,500	557,000

Contract purchase price plus acquisition fee	4,475,000	4,639,500	2,785,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,643	44,333	12,379

Total acquisition cost	$4,490,643	$4,683,833	$2,797,379

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes IV, LLC	Senior Notes IV, LLC	Senior Notes IV, LLC

Name, location, type of property	JC Penney	Walgreen’s	CVS
	Independence, MO	Auburn, AL	Kissimmee, FL
	Retail	Retail	Retail
Gross leasable square footage	123,289	14,758	10,908
Date of purchase	4/6/2006	05/17/06	05/10/06
Mortgage financing at date of purchase	$—	$4,314,000	$3,464,000
Cash down payment	9,125,000	1,078,000	865,900

Contract purchase price plus acquisition fee	9,125,000	5,392,000	4,329,900
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	13,478	35,112	41,269

Total acquisition cost	$9,138,498	$5,427,112	$4,371,169

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes IV, LLC	Senior Notes IV, LLC	Senior Notes IV, LLC(1)

Name, location, type of property	Walgreens	Walgreens	Best Buy
	Lake Charles, LA	El Camino, TX	Baytown, TX
	Retail	Retail	Retail
Gross leasable square footage	14,490	15,050	30,038
Date of purchase	05/11/06	05/15/06	10/06/05
Mortgage financing at date of purchase	$3,340,000	$3,729,000	$—
Cash down payment	835,000	1,011,000	7,500,000

Contract purchase price plus acquisition fee	4,175,000	4,740,000	7,500,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	15,971	47,791	46,457

Total acquisition cost	$4,190,971	$4,787,791	$7,546,457

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC(1)	LLC(1)	LLC(1)

Name, location, type of property	Kohl’s	North Village	Rite Aid
	St. Joseph, MO	St. Joseph, MO	Defiance, OH
	Retail	Retail	Retail
Gross leasable square footage	88,799	226,225	14,564
Date of purchase	11/04/05	11/04/05	01/04/06
Mortgage financing at date of purchase	$7,624,000	$37,976,000	$3,377,000
Cash down payment	1,906,000	9,494,000	843,804

Contract purchase price plus acquisition fee	9,530,000	47,470,000	4,220,804
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	30,838	115,389	16,808

Total acquisition cost	$9,560,838	$47,585,389	$4,237,612

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC(1)	LLC(1)	LLC(1)

Name, location, type of property	CVS	CVS	Office Depot
	Okeechobee, FL	Madison, MS	Dayton, OH
	Retail	Retail	Retail
Gross leasable square footage	13,050	13,824	19,880
Date of purchase	01/13/06	01/19/06	01/31/06
Mortgage financing at date of purchase	$5,016,000	$3,457,000	$2,621,000
Cash down payment	1,254,000	864,000	655,724

Contract purchase price plus acquisition fee	6,270,000	4,321,000	3,276,724
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	59,354	29,075	20,001

Total acquisition cost	$6,329,354	$4,350,075	$3,296,725

	Cole Collateralized	Cole Collateralized	Cole Collateralized
	Senior Notes IV,	Senior Notes IV,	Senior Notes IV,
Program:	LLC(1)	LLC(1)	LLC(1)

Name, location, type of property	Office Depot	CVS	CVS
	Greenville, MS	Portsmouth, OH	Gulfport, MS
	Retail	Retail	Retail
Gross leasable square footage	25,083	10,650	11,359
Date of purchase	02/14/06	3/8/06	03/13/06
Mortgage financing at date of purchase	$2,698,000	$—	$3,213,000
Cash down payment	675,000	2,027,000	803,220

Contract purchase price plus acquisition fee	3,373,000	2,027,000	4,016,220
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	23,110	13,898	27,217

Total acquisition cost	$3,396,110	$2,040,898	$4,043,437

TABLE VI (UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes IV, LLC(1)	Senior Notes IV, LLC(1)	Senior Notes IV, LLC(1)

Name, location, type of property	Advance Auto	Advance Auto	Advance Auto
	Holland Township, MI	Holland, MI	Zeeland, MI
	Retail	Retail	Retail
Gross leasable square footage	7,000	7,000	7,000
Date of purchase	04/04/06	04/04/06	04/04/06
Mortgage financing at date of purchase	$1,642,000	$1,590,000	$1,409,000
Cash down payment	410,100	397,500	352,200

Contract purchase price plus acquisition fee	2,052,100	1,987,500	1,761,200
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	27,394	27,541	26,108

Total acquisition cost	$2,079,494	$2,015,041	$1,787,308

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes IV, LLC(1)	Senior Notes IV, LLC(1)	Senior Notes IV, LLC(1)

Name, location, type of property	CVS	Walgreen’s	CVS
	Robertsdale, AL	Albany, OR	Haines City, FL
	Retail	Retail	Retail
Gross leasable square footage	12,296	13,650	10,908
Date of purchase	04/07/06	04/10/06	04/27/06
Mortgage financingat date of purchase	$3,348,000	$5,220,000	$3,302,000
Cash down payment	837,000	1,305,000	825,000

Contract purchase price plus acquisition fee	4,185,000	6,525,000	4,127,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	29,918	28,585	36,570

Total acquisition cost	$4,214,918	$6,553,585	$4,163,570

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes IV, LLC(1)	Senior Notes IV, LLC(1)	Senior Notes IV, LLC(1)

Name, location, type of property	CVS	Walgreen’s	Walgreen’s
	Mobile, AL	Harvey, LA	Sam Houston, TX
	Retail	Retail	Retail
Gross leasable square footage	11,970	14,490	15,050
Date of purchase	05/03/06	05/11/06	05/11/06
Mortgage financing at date of purchase	$5,264,000	$4,360,000	$3,414,000
Cash down payment	1,316,000	1,090,000	1,839,000

Contract purchase price plus acquisition fee	6,580,000	5,450,000	5,253,000
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	35,750	16,204	22,758

Total acquisition cost	$6,615,750	$5,466,204	$5,275,758

	Cole Collateralized	Cole Collateralized	Cole Collateralized
Program:	Senior Notes IV, LLC(1)	Senior Notes IV, LLC(1)	Senior Notes IV, LLC(1)

Name, location, type of property	Barrywood’s Crossing	CVS	Walgreen’s
	Kansas City, MO	Chandler, AZ	Penn Hills, PA
	Retail	Retail	Retail
Gross leasable square footage	245,583	13,814	14,820
Date of purchase	06/08/06	06/29/06	07/17/06
Mortgage financing at date of purchase	$38,200,000	$3,946,000	$4,267,000
Cash down payment	5,300,000	987,000	1,066,333

Contract purchase price plus acquisition fee	43,500,000	4,933,000	5,333,333
Other cash expenditures expensed	—	—	—
Other cash expenditures capitalized	55,095	30,779	33,816

Total acquisition cost	$43,555,095	$4,963,779	$5,367,149

Cole Collateralized
Program:	Senior Notes IV, LLC(1)

Name, location, type of property	CVS San Antonio, TX
Retail
Gross leasable square footage	13,813
Date of purchase	08/02/06
Mortgage financing at date of purchase	$3,311,000
Cash down payment	828,100

Contract purchase price plus acquisition fee	4,139,100
Other cash expenditures expensed	—
Other cash expenditures capitalized	44,598

Total acquisition cost	$4,183,698

(1)	The Property was acquired by a joint venture between Cole Collateralized Senior Notes, LLC Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, and Cole Collateralized Senior Notes IV, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, the 1st day of February, 2008.

COLE CREDIT PROPERTY TRUST II, INC.
By:	/s/ Christopher H. Cole
Christopher H. Cole, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature		Title	Date

/s/	Christopher H. Cole Christopher H. Cole	Chief Executive Officer, President and Director (Principal Executive Officer)	February 1, 2008

/s/	D. Kirk McAllaster, Jr. D. Kirk McAllaster, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 1, 2008

*

	Marcus E. Bromley	Director	February 1, 2008

*

	Elizabeth L. Watson	Director	February 1, 2008

* By:	/s/ Christopher H. Cole

Christopher H. Cole
Attorney-in-Fact

EXHIBIT INDEX
     The following exhibits are included, or incorporated by reference, in this Post-Effective Amendment No. 3 to Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement. (Incorporated by reference to Exhibit 1.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-138444), filed on April 12, 2007)

3.1	Fifth Articles of Amendment and Restatement, as corrected. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 10-K (File No. 333-121094), filed on March 23, 2006)

3.2	Amended and Restated Bylaws. (Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K (File No. 333-121094), filed on September 6, 2005)

3.3	Articles of Amendment to Fifth Articles of Amendment and Restatement. (Incorporated by reference to Exhibit 3.3 of the Company’s Form S-11 (File No. 333-138444), filed on November 3, 2006)

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix B to Supplement No. 3 to the prospectus).

4.2	Form of Additional Investment Subscription Agreement for (included as Appendix C to Supplement No. 13 to the prospectus). (Incorporated by reference to Exhibit 4.4 to the Company’s pre-effective amendment to Form S-11 (File No. 333-138444), filed on May 10, 2007)

5.1	Opinion of Venable LLP as to legality of securities. (Incorporated by reference to Exhibit 5.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-138444), filed on May 10, 2007)

8.1	Opinion of Morris, Manning & Martin, LLP as to tax matters. (Incorporated by reference to Exhibit 8.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-138444), filed on May 10, 2007)

10.1	2004 Independent Directors’ Stock Option Plan. (Incorporated by reference to Exhibit 10.5 to the Company’s Form S-11 (File No. 333-121094), filed on December 9, 2004)

10.2	Form of Stock Option Agreement under 2004 Independent Directors’ Stock Option Plan. (Incorporated by reference to Exhibit 10.6 to the Company’s pre-effective amendment to Form S-11 (File No. 333-121094), filed on April 11, 2005)

10.3	Amended and Restated Property Management and Leasing Agreement, dated September 16, 2005, by and among Cole Credit Property Trust II, Inc., Cole Operating Partnership II, LP and Fund Realty Advisors, Inc. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K (File No. 333-121094), filed on September 23, 2005)

10.4	Amended and Restated Advisory Agreement, dated September 16, 2005, by and between Cole Credit Property Trust II, Inc. and Cole REIT Advisors II, LLC. (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K (File No. 333-121094), filed on September 23, 2005)

10.5	Amended and Restated Agreement of Limited Partnership of Cole Operating Partnership II, LP, dated September 16, 2005, by and between Cole Credit Property Trust II, Inc. and the limited partners thereto. (Incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K (File No. 333-121094), filed on September 23, 2005)

Exhibit No.	Description
10.6	Amended and Restated Distribution Reinvestment Plan (included as Appendix D to the prospectus). (Incorporated by reference to Exhibit 10.6 to the Company’s pre-effective amendment to Form S-11 (File No. 333-138444), filed on May 10, 2007)

10.7	First Amendment to Amended and Restated Advisory Agreement, dated April 17, 2006, between Cole Credit Property Trust II, Inc. and Cole REIT Advisors II, LLC. (Incorporated by reference to Exhibit 10.1 to the Company’s Form 10-Q (File No. 000-51963), filed on May 12, 2006)

10.8	Purchase Agreement between Cole AS Katy TX, LP and 44.385 Acres, Ltd. and Mason MSG, Ltd. pursuant to and Assignment of Agreement to Purchase and Sale Agreement dated January 17, 2007. (Incorporated by reference to Exhibit 10.9 to the Company’s Form 10-K (File No. 000-51963), filed on March 20, 2007)

10.9	Promissory Note between Cole AS Katy TX, LP and Bear Stearns Commercial Mortgage, Inc. dated January 18, 2007. (Incorporated by reference to Exhibit 10.10 to the Company’s Form 10-K (File No. 000-51963), filed on March 20, 2007)

10.10	First Amendment to Amended and Restated Property Management and Leasing Agreement, dated May 9, 2007, by and among Cole Credit Property Trust II, Inc., Cole Operating Partnership II, LP and Cole Realty Advisors, Inc. (Incorporated by reference to Exhibit 10.10 to the Company’s pre-effective amendment to Form S-11 (File No. 333-138444), filed on May 10, 2007).

10.11	First Amendment to Amended and Restated Agreement of Limited Partnership of Cole Operating Partnership II, LP, dated May 9, 2007, by and between Cole Credit Property Trust II, Inc. and the limited partners thereto. (Incorporated by reference to Exhibit 10.11 to the Company’s pre-effective amendment to Form S-11 (File no. 333-138444), filed on May 10, 2007)

14.1	Cole Credit Property Trust II, Inc. Code of Business Conduct and Ethics. (Incorporated by reference to Exhibit 14.1 to the Company’s Form 10-K (File No. 000-51963), filed on March 23, 2006)

21.1	List of Subsidiaries. (Incorporated by reference to Exhibit 21.1 to the Company’s post-effective amendment (File No. 333-121094), filed December 20, 2006)

23.1	Consent of Morris, Manning & Martin, LLP with respect to tax opinion (included in Exhibit 8.1). (Incorporated by reference to Exhibit 23.1 to the Company’s pre-effective amendment to Form S-11 (File No. 333-138444), filed on May 10, 2007)

23.2	Consent of Venable LLP (included in Exhibit 5.1). (Incorporated by reference to Exhibit 23.2 to the Company’s pre-effective amendment to Form S-11 (File No. 333-138444), filed on May 10, 2007)

23.3*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.4*	Consent of Deloitte & Touche LLP, Independent Auditors.

24.1	Power of Attorney (included on signature page to the registration statement). (Incorporated by reference to Exhibit 24.1 to the Company’s Form S-11 (File No. 333-138444), filed on November 6, 2006)

*	Filed herewith.